Exhibit 4.4

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

By this instrument of Share Purchase Agreement and Other Covenants (“Agreement”), the parties below:

On one side, in the capacity of SELLERS,

FIBRIA CELULOSE S.A., with head offices at Alameda Santos, 1357 - 6th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 60.643.228/0001-21, hereinafter referred to as “FIBRIA”, duly represented herein by its authorized representatives;

FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA., with head offices at Alameda Santos, 1357 - 7th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 36.785.418.0001-07, hereinafter referred to as “FIBRIA MS”, duly represented herein by its authorized representatives;]

FIBRIA and FIBRIA MS hereinafter collectively referred to as “SELLERS”;

And, on the other side,

PARKIA PARTICIPAÇÖES S.A., with head offices at Av. das Américas n° 500, bloco 2, sala 301, parte, Barra da Tijuca, Rio de Janeiro-RJ, enrolled with the Brazilian Taxpayers’ Registry under No. 16.563.671/0001-09, hereinafter referred to as “PARKIA”, duly represented herein by its authorized representatives;

PARKIA hereinafter referred to as “BUYER”;

SELLERS and BUYER are hereinafter referred to individually as “Party” and collectively as “Parties”.

WHEREAS:

I.                                        On the date of this Agreement, SELLERS are the owners or beneficial owners of all assets described in Appendix I attached hereto;

II.                                   SELLERS intend to carry out the corporate restructuring as described in and in accordance with the provisions of Section 2 of this Agreement (“Reorganization”), in which the portion of the Assets to be selected by BUYER (“Selected Assets”) pursuant to technical and legal due diligences shall be contributed as equity capital to a minimum of four(4) newly-formed special purpose companies, organized pursuant to the Reorganization and exclusively held by SELLERS (hereinafter collectively referred to as “NEWCOS”);

III.                              Upon the completion of the Reorganization, the Parties intend to implement a transaction that consists of: i) the sale by SELLERS, and acquisition by one or more of BUYER’S Affiliates and/or Related Companies, of the shares of the NEWCOS, free and clear from any and all Liens (“Shares”); and ii) the entering into a long term forest harvesting partnership between the NEWCOS and SELLERS by which SELLERS intend to develop forestry activities on the Selected Assets and share the results with the NEWCOS, in accordance with the terms and conditions provided for in this Agreement, and subject to the terms and conditions provided for in the Forestry Partnership Agreement; (iii) the entering into an agreement between the NEWCOS and the SELLERS and FIBRIA INTERNATIONAL TRADE GMBH providing for the supply of NEWCOS’ parcel of the production of standing timber derived from the Forestry Partnership Agreement to SELLERS and FIBRIA TRADING, pursuant to the terms and conditions of the Standing Timber Supply Agreement (‘i’, ‘ii’ and ‘iii’, collectively, the “Transaction”).

NOW, THEREFORE, in order to effect such Transaction and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

SECTION ONE - DEFINITIONS

1.1.                            The following terms, as used in any of the agreements of the Transaction, shall have the meanings set forth below:

“Affiliate” of any Party means any other party which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Party. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Party means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Party, whether through the

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ownership of voting securities, by contract or otherwise. For the avoidance of doubt, with respect to any Party, any investment fund, special purpose vehicle or segregated account that has appointed such Party as investment manager, general partner, advisor or similar role under an investment, management, advisory, partnership or similar agreement shall be deemed an Affiliate of such Party.

“Allocated Possession Areas” has the meaning set forth in Section 4.1.6.1.

“Anti-corruption Laws” has the meaning set forth in Section 12.12.

“Anti-corruption Policy” has the meaning set forth in Section 12.12.

“APP Areas” are permanent preservation areas as described in the Brazilian Forestry Code as modified from time to time.

“Approved Bidders” shall have the meaning set forth in Section 12.5.5.

“Arbitration” has the meaning set forth in Section 14.2.

“Assets” are all the assets listed in Appendix I hereto, presented to BUYER by SELLERS.

“Base Price” has the meaning set forth in Section 3.1.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Corporations Law” means Law No. 6,404, dated December 15, 1976, as amended from time to time.

“Breakup Fee” has the meaning set forth in Section 10.1.

“Business Day” means any day other than a Saturday, Sunday, or public holiday under the laws of Brazil or other day on which commercial banks in Brazil are required or authorized to close under applicable law.

“Buyer” means PARKIA.

“Buyer’s Conditions Precedent” has the meaning

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set forth in Section 5.1.

“Buyer’s Contingencies” has the meaning set forth in Section 11.2.

“Buyer’s Right to Bid” has the meaning set forth in Section 12.8.

“Buyer’s Right to Match” has the meaning set forth in Section 12.7.

“CADE” means the Brazilian Administrative Council for Economic Defense.

“Calendar Day” means any calendar day of the gregorian calendar.

“Casualty” has the meaning set forth in Section 12.11.

“Cause by Buyer” has the meaning set forth in Section 10.4.

“Claim” means any loss or damage which is required to be indemnified pursuant to this Agreement.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Closing Price” has the meaning set forth in Section 3.5.

“Confidential Information” has the meaning set forth in Section 12.1.

“Contingency” has the meaning set forth in Section 4.1.1.2.

“Counter-Offer” shall have the meaning set forth in Section 12.5.2.

“Discount” has the meaning set forth in Section 3.4.

“Disturbance Third-Party Claim” has the meaning set forth in Section 13.1(ii).

“Disturbed Land” has the meaning set forth in Section 13.1(ii).

“Due Diligence” has the meaning set forth in Section 6.1.

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“Earn-out” has the meaning set forth in Section 3.8.

“Earn-out 7” has the meaning set forth in Section 3.8.1.

“Earn-out 14” has the meaning set forth in Section 3.8.2.

“Earn-out 21” has the meaning set forth in Section 3.8.3.

“Earn-Out Level” has the meaning set forth in Section 3.8.1.

“Excluded Assets” has the meaning set forth in Section 3.2(a).

“Exercise Notice” has the meaning set forth in Section 12.5.7.1.

“Extended Prior Notice” shall have the meaning set forth in Section 12.4.1.

“Fair Market Value” has the meaning set forth in Section 3.1.1.

“FNP” means the Land Market Analysis Review issued by Informa Economics FNP South America.

“Force Majeure” has the meaning set forth in Section 12.11.

“Forestry Partnership Agreement” or “FPA” means, collectively, the agreements to be executed by and between the NEWCOs and SELLERS on the Closing Date that shall establish the terms and conditions of the partnership to be established to implement forestry activities on the Selected Assets, substantially in the form of Appendix III(ii) attached hereto.

“Geo-referencing” shall have the meaning set forth in Section 4.1.2.

“Guarantee” has the meaning set forth in Section 13.2.

“IGP-M” means the fluctuation of the General Market Price Index published by Fundação Getúlio Vargas (“IGP-M/FGV”) or, in case the IGP-M/FGV is eliminated or deemed legally inapplicable hereto, the Parties hereby agree that the amounts agreed in this Agreement shall be automatically adjusted in accordance with (i) the IPCA - Broad Consumer Price Index, published by the Brazilian Institute of Geography and Statistics (“IPCA/IBGE”), or (ii) the

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General Price Index - Domestic Availability announced by Fundação Getúlio Vargas (“IGP-DI/FGV”), in this order, or, where it is not possible to use them, another official index in use, recognized and lawfully permitted, among the indices that best reflect the inflation rate in the period, in which case such new index shall be stipulated by the Parties by mutual agreement and shall be specified in an amendment hereto.

“INCRA” means the Brazilian National Institute for Settlement and Agrarian Reform.

“Indemnified Party” has the meaning set forth in Section 11.3.

“Indemnifying Party” has the meaning set forth in Section 11.3.

“Initial Offer” shall have the meaning set forth in Section 12.5.1.

“Land Appreciation” has the meaning set forth in Section 3.8.

“Land Subject to Withdraw” shall have the meaning set forth in Section 12.4.

“Last Rotation” means the harvesting of the third (3rd) rotation, or, if the term is extended, the fourth (4th) or the fifth (5th) rotations, considering the forest maturity timeline for each of the timberlands operational units (“Plots”), that shall not be planted in any of the Selected Assets after the 18th anniversary of the FPA.

“Law” means all applicable national, state or local laws, statutes, legislation, rules, regulations, constitutions, codes, ordinances and similar provisions having the force of law and all judgments, writs, rulings, orders, decrees, injunctions or decisions of any federal, state or local government, court of competent jurisdiction, administrative agency or commission or other governmental, public or regulatory authority or instrumentality.

“Liens” means, with respect to any asset, any mortgage, pledge, charge, security interest, encumbrance, lien (statutory or other) of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any other contractual or statutory arrangement or provision

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having substantially the same economic effect as any of the foregoing).

“MAI” means the measure of the average growth rate per year of standing timber, in cubic meters per hectare per year.

“Material Adverse Effect” has the meaning set forth in Section 10.4(a).

“Mean Annual Increment” has the same meaning of MAI.

“NEWCOs” are the special purpose companies that SELLERS shall incorporate under the form of corporation (S.A), for the purposes of implementing the Transaction, as set forth in Section 2.1.

“Non-Complying Selected Asset” has the meaning set forth in Section 3.7.

“Non-Transferred Assets” has the meaning set forth in Section 13.1(i).

“Notice” has the meaning set forth in Section 15.1.

“Plantable Area” means the area being feasible and permissible, under the Law, for the successful commercial production of eucalyptus timber and all component processes of such production, including, without limitation, planting, management and harvesting.

“Plantable Area Assessment Criteria” has the meaning set forth in the Appendix IV attached hereto;

“Plantable Area per Region” has the meaning set forth in Appendix 3.2(a)(ii).

“Put Option” has the meaning set forth in Section 13.1.

“Put Option Agreement” means, collectively, the agreements to be executed by and between the NEWCOs and SELLERS at the Closing Date by which SELLERS shall grant the NEWCOs an option to sell back any of the Selected Assets considering the provisions of Section 13.

“Put Option Exercise Date” has the meaning set forth in Section 13.1.1.

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“Put Option Exercise Notice” has the meaning set forth in Section 13.1.1.

“Put Option Price” has the meaning set forth in Section 13.1.2.

“Reais” means the lawful currency of Brazil.

“Reduced Area” has the meaning set forth in Section 3.6(i).

“Region” shall mean the each of the areas as indicated in the maps of Appendix VI.

“Regular Prior Notice” shall have the meaning set forth in Section 12.4.1.

“Reorganization” has the meaning set forth in Section 2.1.

“Replacement Assets” are the real estate properties that meet the criteria for replacement as established in Appendix 3.2(a)(i) and that either (a) are agreed by the BUYER in its sole discretion to have a value equivalent to the Non-Transferred Assets, or (b) are determined by an Independent Appraiser selected by the BUYER to have a value at least equivalent to the Non-Transferred Assets (provided that SELLERS will be entitled to withdraw any such offer).

“RERO” means Real Estate Registry Officer.

“Reserve Areas” shall mean areas of the Selected Assets which are required by Law to be reserved and not used for commercial production, including, without limitation, legal reserve areas, permanent preservation areas and other areas protected by Law.

“Restricted Bidders” shall have the meaning set forth in Section 12.5.5.

“Restricted Companies” means the two (2) companies mentioned in Section 12.6 and listed in Appendix 12.6.

“Right of First Offer” has the meaning set forth in Section 12.5.1.

“Right of First Offeron the Land Subject to Withdraw” has the meaning set forth in Section 12.4.2.

“Right of First Refusal” shall have the meaning set forth in Section 12.5.3.4.

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“Right to Withdraw” has the meaning set forth in Section 12.4.

“Sale Notice” shall have the meaning set forth in Section 12.5.

“Satisfactory Result” has the meaning set forth in Section 5.1 (iv).

“Selected Assets” are all assets listed in Appendix II attached hereto selected by BUYER out of the Assets, subject to further modification in case of any replacement by BUYER of one or more Selected Assets for other ones among the Assets listed in Appendix I, as a result of technical and legal due diligence until the date of closing in accordance with the terms of this Agreement.

“Selected Assets Notice” has the meaning set forth in Section 3.3.

“Sellers’ Conditions Precedent” has the meaning set forth in Section 5.2.

“Sellers’ Contingencies” has the meaning set forth in Section 11.1.

“Seller’s Due Diligence” has the meaning set forth in Section 5.2(ix).

“Sellers’ Offer” has the meaning set forth in Section 12.4.2.2.

“Shared Contingency Notice” has the meaning set forth in Section 11.5.

“Specified Index” means the Bank of America/Merrill BB US High Yield Index (H0A1 on Bloomberg).

“Shares” are all the shares of the capital of the NEWCOs.

“Signing Date” means the date of the signing of this Agreement by all the Parties.

“Standing Timber Supply Agreement” or “FSA” means the agreement to be executed by and between the NEWCOs and SELLERS and FIBRIA TRADING on the Closing Date that shall establish the terms and conditions of the supply of NEWCOS’ parcel of the production of standing timber derived from the Forestry Partnership Agreement to SELLERS and FIBRIA TRADING, substantially in the form of Appendix III(iii) attached hereto.

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“Subject Land” shall have the meaning set forth in Section 12.5.

“Surplus Area” has the meaning set forth in Section 3.6(ii).

“Tax” or “Taxes” means any national, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other Taxes of any kind whatsoever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, including deficiencies, penalties, additions to Tax, and interest attributable thereto.

“Terminating Party” has the meaning set forth in Section 10.1.

“Title Transfer” means the transference of the Selected Assets to NEWCO’s.

“Third-Party(ies) Claim” has the meaning set forth in Section 11.4.

“Third-Party(ies) Claim Notification” has the meaning set forth in Section 11.4.

“Total Earn-Outs” has the meaning set forth in Section 3.8.

“Transaction” has the meaning set forth in the Whereas III.

“Verified Plantable Area” means that portion of the Selected Assets to be determined in the form of Appendix V and in accordance with the procedures set out in the Appendix IV attached hereto, as (i) satisfying the Plantable Area Assessment Criteria and (ii) being feasible and permissible under the Law, for the successful commercial production of eucalyptus timber and all component processes of such production, including, without limitation, planting, management and harvesting and ancillary

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and related activities.

1.1.                            For the purposes of this Agreement: (a) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Appendixes) and not to any particular provision of this Agreement, and Article, Section and Appendix references are to the Articles and Sections of and the Appendix to this Agreement, unless otherwise specified; (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (d) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (e) all references herein to “R$” or reais shall refer to Reais, unless otherwise specified.

1.2.                            The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

SECTION TWO - REORGANIZATION AND PURCHASE AND SALE

2.1.                            Pursuant to the provisions, terms and conditions of this Agreement, SELLERS agree, irrevocably and irreversibly, to, before the Closing Date: (i) incorporate NEWCOS; (ii) subscribe NEWCOS Shares, and (iii) contribute, assign, and transfer to the NEWCOS the Selected Assets in order to fully pay-up NEWCOS’ capital stock. The Selected Assets shall be transferred to the NEWCOS at the Closing Price.

2.2.                            On the Closing Date, subject to the satisfaction of the Conditions Precedent (as defined in Section 5 hereof), SELLERS agree irrevocably and irreversibly to assign and transfer one hundred per cent (100%) of NEWCOS Shares to BUYER, and BUYER agrees, irrevocably and irreversibly, to acquire NEWCOS Shares and pay the

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Closing Price to SELLERS in accordance with Section 3 below.

SECTION THREE - PRICE AND PAYMENT

Base Price

3.1.                            The purchase price for NEWCOS Shares is of one billion six hundred and fifty million Reais (R$ 1,650,000.00 (the “Base Price”). The Base Price shall: (i) be subject to the Closing Price Adjustment and Discount as provided in Sections 3.2 to 3.4 hereof in order to establish the Closing Price; (ii) be paid and/or withheld by BUYER, as applicable, in accordance with the provisions of Sections 3, 7 and 8.

3.1.1.                  The Base Price has been determined taking into consideration certain data provided by SELLERS, and information collected by the BUYER during its preliminary due diligence and shall be considered general and preliminary due to the fact that BUYER has not performed the Due Diligence and the final determination of the Selected Assets and their fair market value shall be made by the BUYER following the completion of its Due Diligence and must: a) reflect the objective of long term forest plantation management; b) reflect evidenced productivity on a property specific basis, and c) be determined using a combination of discounted cash flow methodology and, to the extent possible, recent and comparable market transactions, if any (“Fair Market Value”).

Adjustments to Base Price on the Closing Date

The Base Price shall be subject to the following adjustments:

(a)                                 If until December 2nd 2013, BUYER identifies any Liens (except for the Liens listed in Appendix 9.1 (x) and other than Liens consented to by BUYER at its sole discretion) related to any of or portion of any of the Selected Assets, the BUYER may require the SELLERS to (i) replace those areas with other real estate properties comprised among the Assets with due regard to the criteria for such replacement as established in Appendix 3.2(a)(i) or (ii) if there are no compatible areas listed in

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Appendix I to replace such areas according to Appendix 3.2(a)(i), exclude those areas from the Selected Assets (such properties the “Excluded Assets”), such that the Closing Price is reduced for each lacking hectare or portion thereof based on the value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii).For greater clarity, if BUYER identifies any Liens after December 2nd 2013, it will be dealt with the Put Option set forth under Section XIII;

(b)                                 If before the Closing Date, it is verified, according to the methodology specified in Appendix IV, that the Plantable Area of certain real estate property comprised in the Selected Assets do not match with such data provided by SELLERS, the Parties agree to adjust the Closing Price based on the variance of the Plantable multiplied by the original value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii).

(c)                                  If before the Closing Date, it is established that Validated Potential MAI of the forest of all Plantable Area located across all Regions, differs from the Potential MAI for the same forest, as per methodology for comparison of the Potential MAI with the Validated Potential MAI as indicated in Appendix 3.2(c.2), such that the value impact is less than or equal to 3% above or below the Base Price as indicated in Appendix 3.2 (a.ii), then no change in Base Price will be affected. If such value impact is greater than 3% above or below the Base Price, then Section 3.8 applies. The Parties agree that between the execution of this Agreement and the Closing Date, BUYER’S cash flow model (base for Assets valuation) shall be disclosed to SELLERS exclusively for the purpose of the calculations provided for in this Section 3.2(c) and Section 3.8.

3.3.                            Until December 2nd 2013, BUYER shall notify SELLERS in writing of any requirement, pursuant to Section 3.2 (a), for any adjustments to the Base Price (the “Selected Assets Notice”) in order to determine the Closing Price. SELLERS shall notify BUYER following the receipt of the Selected

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Assets Notice, presenting the adjusted balance sheet of NEWCOS reflecting the transfer of the Selected Assets no later than December 20th 2013. For greater clarity, if BUYER identifies any reasons for adjustment after December 2nd 2013, it will be dealt with the Put Option set forth under Section XIII.

Discount

3.4.                            The Parties agree on a discount of 15% (“Discount”) to be applied to the Base Price duly adjusted as provided in the Section 3.2 above for purposes of payment on the Closing Date.

Closing Price

3.5.                            Subject to the terms and conditions of this Agreement, on the Closing Date, BUYER shall pay to the SELLERS the Base Price as adjusted (if any) in accordance with Sections 3.2 to 3.4 hereof (the “Closing Price”) in consideration for the acquisition of the Shares of NEWCOS, with due regards to the Section 3.7 below.

Post-Closing Date adjustments to the Closing Price

Forestry Code Adjustments

3.6.                            SELLERS have the right to, within 18 months counted from the date of this Agreement, perform a technical due diligence to verify if the new Brazilian Forestry Code has caused any impact in the Reserve Area that increases or decreases the Plantable Area of any of real estate properties that comprise the Selected Assets, which shall be evidenced by the issuance of the respective environmental license. The Closing Price shall be increased or reduced up to five per cent (5%), as follows:

(i)                                    if the Plantable Area which was included in the Verified Plantable Area has been reduced (the amount of such reduction being referred to herein as the “Reduced Area”), SELLERS shall pay back to BUYER, by way of a post-Closing adjustment to the Closing Price, the amount, per hectare (or fraction of hectare) of the Reduced Area determined for each of the real estate property of the Selected

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Assets, as indicated in the Appendix 3.6(i);

(ii)                                if the Plantable Area which was included in the Verified Plantable Area has increased (the amount of said increase being referred to herein as the “Surplus Area”), then BUYER shall pay to SELLERS, in the form of a post-Closing adjustment of the Closing Price, the amount, per hectare (or fraction of hectare) of the Surplus Area determined for each of the real estate property of the Selected Assets, as indicated in the Appendix 3.6(i). Payments from the BUYER to the SELLERS under this Section 3.6(ii) shall not be considered due if SELLERS are in default with any of its obligations under this Agreement or under the FPA nor shall attract any cost of carry nor shall be used to compensate any amounts due by SELLERS to the BUYER.

Reserve Areas Adjustments

3.7.                            If until five (5) years after the Closing Date, it is established that certain real estate properties comprised in the Selected Assets included in a same bioma do not include sufficient hectares of Reserve Areas to comply with the Law (“Non-Complying Selected Asset”), SELLERS shall provide BUYER with additional Reserve Areas up to the amount necessary to comply with the Law, provided that BUYER shall have the right, acting reasonably, to approve such additional real properties. If SELLERS do not provide such additional Reserve Areas needed to comply with the Law, then BUYER may (i) require from SELLERS the replacement of such Non-Complying Selected Asset with other real properties comprised among the Assets with due regard to the criteria for such replacement as established in Appendix 3.2(a)(i) by means of the exercise of the Put Option provided for under Section 13 below; or (ii) if there are no compatible areas listed in Appendix I to replace such areas according to Appendix 3.2(a)(i), require from SELLERS the post-Closing adjustment of the Closing Price such that the Closing Price is for each lacking hectare or portion thereof based on the value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii). The costs of the transfer of title of the Non-Complying Selected Asset, if applicable, from the NEWCOS to the SELLERS, under the terms of this Section 3.7, shall be incurred by the SELLERS.

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MAI Adjustments

3.8.                            If the value impact of the MAI valuation calculated as per Section 3.2 is greater than 3% of the Base Price upwards or downwards, then, after six (6) years from the Closing Date the Parties will test the MAI potential again, using the same methodology as per Section 3.2 and using the BUYER’S model to determine the value impact of such MAI variance. If any resulting negative value impact on the Base Price is greater than 3%, then BUYER shall require the SELLERS to pay such post-Closing MAI adjustment in accordance with the chart attached hereto as Appendix 3.2(c.1). If any resulting positive value impact on the Base Price is greater than 3%, then SELLERS shall require BUYER to pay such post-Closing MAI adjustment in accordance with the chart attached hereto as Appendix 3.2(c.1).

“Earn-out”

3.9.                            The Closing Price shall be subject to adjustments in each of the 7th, 14th and 21st anniversaries of the Closing Date up to the Discount (“Earn-out”). The maximum accumulated Earn-out is equal to the Discount (“Total Earn-out”). On the date 0 and on each 7th, 14th and 21st anniversaries the weighted average land price (R$/ha) (L0, L7, L14 and L21) shall be calculated based on: (i) Land price per Region published in the FNP report (R$/ha); and (ii) Land Index (%) according the representativeness of each Region, as referred to in the Appendix 3.9.

3.9.1.                  In years 7, 14 and 21 the weighted average price shall be used to calculate the total Land Appreciation, according to the following formulas:

•                  Land Appreciation at 7th anniversary = L7 / [ Lo x ( 1+ IGPMAccum7)]

•                  Land Appreciation at 14th anniversary = L14 /[ Lo x ( 1+ IGPMAccum14)]

•                  Land Appreciation at 21th anniversary = L21 / [ Lo x ( 1+ IGPMAccum21)]

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Where:

L0: Land Index year 0

L7: Land Index year 7

L14: Land Index year 14

L21: Land Index year 21

IGPMAccum: It is the total IGPM accumulated from closing (year 0) up to each anniversary, in percentage)

3.9.2.                  The Land Appreciation at each anniversary shall be compared to the table of the Appendix 3.9.2 in order to identify the Earn-out Level (P7, P14 and P21) to be applied in the formula of the Sections below.

3.9.3                     In the 7th anniversary of the Closing Date, BUYER shall pay SELLERS an amount equivalent to up to 1/3 (one third) of the Total Earn-out, to be calculated in accordance with the following formula (“Earn-out7”), which result shall be analyzed in consideration of the table attached as Appendix 3.9 (“Earn-out Level”):

Earn-out7 =[Total Earn-out x (1/3) x P7] x ( 1 + IGPMAccum7)

Where

P7: Earn-out Level according to Land Appreciation at 7th anniversary

IGPMAccum7: It is the total IGPM accumulated from closing (year 0) up to 7th anniversary

3.9.3.1.        If the Earn-out7 calculated is equal to zero or lower than zero, no Earn-out shall be due.

3.9.4.                  In the 14th anniversary of the Closing Date, BUYER shall pay SELLERS an amount equivalent to up to 2/3 (two third) of the Total Earn-out, to be calculated in accordance with the following formula (“Earn-out14”), which result shall be analyzed in consideration of the Earn-out Level.

Earn-out14 = [Total Earn-out x(2/3)x P14 - Earn-out7/ (1+IGPMAccum7)]x (1+IGPMAccum14)

Where:

P14: Earn-out Level according to Land Appreciation at 14th anniversary

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IGPMAccum7: as defined above

IGPMAccum14: It is the total IGPM accumulated from closing (year 0) up to 14th anniversary

3.9.4.1.        If the Earn-out14 calculated is equal to or lower than zero, no Earn-out shall be due. If the Earn-out14 is higher than zero, BUYER must pay the equivalent to SELLERS.

3.9.5.                  In the 21st anniversary of the Closing Date, BUYER shall pay SELLERS an amount equivalent to up to the Total Earn-out, to be calculated in accordance with the following formula (“Earn-out21”), which result shall be analyzed in consideration of the Earn-out Level:

Earn-out21=[Total Earn-out xP21-

Earn-out7/ (1 +IGPMAccum7)-

(Earn-out14/ (1+IGPMAccum14)]x (1 + IGPMAccum21)

Where:

P21: Earn-out Level according to Land Appreciation at 21th anniversary

IGPMAccum7: as defined above

IGPMAccum14: as defined above

IGPMAccum21: It is the total IGPM accumulated from closing (year 0) up to 21th anniversary

3.9.5.1.        If the Earn-out21 calculated is equal to or lower than zero, no Earn-out shall be due. If the Earn-out21 is higher than zero, BUYER must pay the equivalent to SELLERS.

3.9.6.                  Any payments relating to the adjustment of the Earn-out7, Earn-out14 and of the Earn-out21 shall not be made in the event that any of the SELLERS is or has at any time been in breach of or in default under any other agreement of the Transaction or in breach of or in default under any of the obligations assumed in this Agreement, unless and until the SELLERS have cured any and all of such defaults and/or the breaches to the extent capable of being cured. In such case, any payments due from BUYER to SELLER shall not be subject to any interest adjustment or indexation.

3.9.7.                  Nothing in this Section 3 above shall be deemed as a waiver of BUYER’S right to exercise any and all of the remedies it may have under this Agreement or in the Law.

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SECTION FOUR - COVENANTS OF SELLERS

4.1.                            SELLERS covenant and agree with BUYER that the SELLERS will undertake the following steps on or before the Closing Date (or such later or other date expressly as set forth in this Section 4 or elsewhere in this Agreement):

4.1.1.                  On or before the Closing Date, to take all necessary measures for the implementation of the Reorganization and to assure that all such measures have been taken according to the requirements of this Section 4.1.1: (i) each of the NEWCOS shall have been duly formed and be validly existing as a newly-formed Brazilian corporation with head offices, respectively, in the states of Sao Paulo, Espírito Santo, Mato Grosso do Sul and Bahia; (ii) SELLERS shall contribute, transfer and convey to NEWCOS all of the Selected Assets as indicated by BUYER at the Selected Assets Notice and NEWCOS shall be the sole and lawful owner of, and holder of good and marketable title and possession to, all of the Selected Assets, free and clear from any Liens, subject to Sections 4.1.2, 4.1.3 and 4.1.4; and (iii) SELLERS shall be the sole and lawful holders of one hundred percent (100%) of NEWCOS Shares, fully subscribed and paid-up, free and clear from any Liens.

4.1.1.1.        SELLERS shall proceed with the conveyance and transfer of Selected Assets to the capital stock of NEWCOS, free and clear from any Liens (other than Liens consented to by BUYER in its sole discretion), as well as have in their possession in the name of NEWCOS (so that they shall be in a position to deliver them to BUYER at the Closing Date) the following valid certificates for each of the NEWCOS: (a) Debt Clearance Certificate issued by the National Social Security Institute (INSS); (b) Certificate of Good Standing concerning the collection of the contributions related to the Severance Fund/ Social Security Contributions (FGTS); (c) Clearance Certificate concerning the Federal Tax Debts and Overdue Federal Tax Liabilities (excluding Social Security Contributions).

4.1.1.2.        SELLERS shall ensure that NEWCOS shall not have any Contingency (as defined in this Section 4.1.1.2) on the Closing Date. For the purposes of this Agreement, the term

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“Contingency” means, without limitation, any liability, claim or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any Tax Contingency under the provisions of any Law, contract or other instrument.

4.1.1.3.        BUYER shall have the right to analyze all corporate documents to be presented to relevant Brazilian authorities in order to enable BUYER to participate in and cooperate with SELLERS in the completion of the necessary procedures related to the conveyance to NEWCOS of the Selected Assets including, but not limited to, the Title Transfers that take place before the Closing, and BUYER shall be entitled but not obliged to suggest such modifications and complementary amendments to the mentioned corporate documents, which SELLERS shall incorporate to the extent reasonably requested by BUYER.

4.1.2.                  No later than on the Closing Date, SELLERS shall take all necessary measures for the conclusion of the Geo-referencing and its registration in the real estate record files of the Selected Assets, as required by Law and this Agreement. In addition, SELLERS shall present the results of the Geo-referencing procedure for each of the Selected Assets to BUYER within five (5) Business Days of its completion, and shall grant BUYER not less than thirty (30) Calendar Days to review the results of the Geo-referencing procedure and, if BUYER so wish, present to SELLERS its proposal to the Geo-referencing procedure before the results of such procedure are submitted to the National Institute for Settlement and Agrarian Reform (“INCRA”) by SELLERS, under the general principles that BUYER shall have the right to analyze, respectively, all of the documents to be submitted by the SELLERS to the competent authorities in relation to Selected Assets, in order to allow BUYER to participate and cooperate with the SELLERS for the conclusion of the necessary procedures related to the Title Transfer, and the SELLERS shall incorporate the terms required by BUYER to the extent reasonably acceptable.

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4.1.2.1.        In the event that SELLERS are unable to conclude the Geo-referencing in accordance with this Section 4.1.2, SELLERS shall not as a result thereof then be in default under this Agreement and SELLERS shall from and after the Closing Date be obligated to continue to seek to conclude the Geo-referencing during the 2-year period after the Closing Date, subject to a possible extension to be granted by BUYER in the event that SELLERS evidence reasonable progress in the Geo-referencing, provided that such extension shall not exceed three (3) years, in such a way that the Geo-referencing shall be concluded within the fifth (5th) year following the Closing Date.

4.1.3.                  SELLERS shall take all measures required by Law and this Agreement to perfect the Title Transfer prior to the Closing Date and achieve the annotation and final registration in the competent Real Estate Registry Office or other relevant Brazilian authorities for the Title Transfers of the Selected Assets in favor of NEWCOS prior to the Closing Date, in the respective title records.

4.1.3.1.        Notwithstanding anything in contrary in this Agreement, in the event that SELLERS are unable to perfect the Title Transfers with RERO prior to the Closing Date, SELLERS shall not be considered in default under the terms of this Agreement and SELLERS shall take all commercially reasonable and diligent good faith efforts, from and after the Closing Date to conclude and perfect the Title Transfers of the Selected Assets during the 2-year period after the Closing Date, subject to a possible extension of such 2-year period to be granted by BUYER in the event that SELLERS evidence reasonable progress in the Title Transfer process, which extension shall not expire later than the fifth (5th) year following the Closing Date.

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4.1.4.                  SELLERS shall take all measures required by Law and this Agreement to conclude prior to the Closing Date: (i) the annotation of the Reserve Areas in the real estate record files of the Selected Assets in the competent Real Estate Registry Offices, which shall be achieved either by (a) such annotation in respect of at least 20% of the area of each of the Selected Assets; or (b) by the offsetting of the Reserve Area that should be annotated in relation to one Selected Asset in the record file of another Selected Asset comprised amongst the Selected Assets, as per the requirements set forth by the Law, and (ii) the registration in the real estate record files of the Selected Assets, in the competent Real Estate Registry Offices, of the cancelation of any Reserve Areas that were offset in the Selected Assets in favor of real estate properties that are not part of Selected Assets.

4.1.4.1.        Notwithstanding anything in contrary in this Agreement, in the event that SELLERS are unable to complete the annotation, offset or cancelation of the Reserve Areas prior to the Closing Date, SELLERS shall not be considered in default under the terms of this Agreement and SELLERS shall take all commercially reasonable and diligent good faith efforts, from and after the Closing Date to conclude the annotation, offset or cancelation of the Reserve Areas in the Selected Assets during the 2-year period after the Closing Date, subject to a possible extension of such 2-year period to be granted by BUYER in the event that SELLERS evidence reasonable progress in the annotation, offset or cancelation of the Reserve Areas, which extension shall not expire later than the fifth (5th) year following the Closing Date.

4.1.5.                  By the Closing Date, SELLERS shall take all necessary measures required by Law and provided for in this Agreement for NEWCOS to take possession of all of the Selected Assets and to enter into the FPA with the BUYER.

POSSESSION AREAS

4.1.6                     Amongst the Assets there are possession areas held by SELLERS, which quiet and peaceful possession has been held continuously by SELLERS for a period equal to or longer than ten (10) years

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(jointly referred to as the “Possession Areas”).

4.1.6.1           Up to December 2nd, 2013, BUYER may, at its sole discretion, elect to: (i) include or not such Possession Areas in the Selected Assets (“Allocated Possession Areas”). If BUYER elects to not include the totality or any part of the Possession Areas within the Selected Assets, the BUYER may select (a) to replace the Allocated Possession Areas with other real estate properties comprised among the Assets with due regard to the criteria for such replacement as established in Appendix 3.2(a)(i) or (ii) if there are no compatible areas listed in Appendix I to replace such areas according to Appendix 3.2(a)(i), to adjust the Closing Price, pursuant to the terms of Sections 3.2(a)(i) and 3.2(a)(ii) hereof.

4.1.6.2           In order to transfer possession rights of the Allocated Possession Areas to NEWCOS, SELLERS undertake, at their expense and up to the Closing Date, to convey the Allocated Possession Areas, comprised in SELLERS’ Assets, to NEWCOS’ capital stock, after which SELLERS shall: (i) take all necessary measures to obtain the perfected lawful title to the Allocated Possession Areas on behalf of NEWCOS, within two (2) years as of the Closing Date, with a possible extension to be granted by BUYER in case SELLERS evidence reasonable progress, provided that such extension shall not exceed three (3) years, in such a way that the Title Transfer of the Allocated Possession Areas shall be perfected within the fifth (5th) year following the Closing Date; or (ii) in case BUYER decides to continue to pursue perfected lawful title of the Allocated Possession Areas at its own account after such fifth (5th) year anniversary, to fully cooperate with BUYER as long as necessary.

4.1.7.                  Nothing in this Section 4.1 shall be deemed as a waiver of BUYER’S right to exercise any and all of the remedies it may have, including, without limitation, those outlined in Section 11 of this Agreement.

4.2.                            SELLERS covenant and agree with BUYER that: (i) SELLERS will cause NEWCOS to comply with any and all of their obligations as SELLERS pursuant to this Agreement or required by Law; and (ii) any notice, direction or instruction required to be given

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by SELLERS pursuant to this Agreement shall be deemed to be lawfully given and in compliance with this Agreement if given by either of SELLERS; (iii) any notice, direction or instruction required to be given to SELLERS pursuant to this Agreement shall be deemed to be lawfully given and in compliance with this Agreement if given to either of SELLERS and (iv) any right or benefit bestowed by BUYER on either of SELLERS shall be deemed to have been bestowed on SELLERS.

SECTION FIVE - CONDITIONS PRECEDENT

5.1.                            The completion by BUYER of the purchase of NEWCOS Shares is conditioned upon the full satisfaction, on or before the Closing Date (or such other date as the SELLERS and BUYER may agree under the terms of this Agreement), of each one and all of the following conditions (“BUYER’S Conditions Precedent”) (any of which may be waived by BUYER in its sole discretion by notice in writing to SELLERS):

(i)                                    the Reorganization shall have been duly implemented by SELLERS, as set forth in Section 4.1 hereof, and all documents required to complete and perfect the Reorganization required by Law and this Agreement shall be duly filed with the relevant Brazilian authorities, hereby considered without limitation the Trade Board, the Brazilian Revenue Service, the State Treasury Department and Environmental Authorities, as the case may be, and the filing shall evidence the compliance with the SELLERS’ obligations set forth in this Section 5.1, so that each of NEWCOS are able to exercise the rights related to the ownership and to the possession of the Selected Assets, in compliance with all other conditions set forth in this Agreement;

(ii)                                all the representations and warranties made by SELLERS herein shall be true and accurate in all their aspects, both on the date of this Agreement and on and as of the Closing Date;

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(iii)                            SELLERS shall have performed all obligations required to be performed by them under this Agreement, and complied with all covenants for which compliance by them is required under this Agreement (except for those whose breach is expressly not considered a default under this Agreement), prior to or on the Closing Date;

(iv)                             performance of the Due Diligence by BUYER, in accordance with Section 6 hereof and the results of the Due Diligence (1) having not revealed any material fact (including, without limitation, the existence or expectation of any matter, circumstance, event, condition, or other fact) that has not been disclosed in writing by SELLERS to BUYER prior to the Signing Date and accepted by BUYER or any material error in such disclosure or (2) having not revealed any matter that would reasonably be expected to result in BUYER being entitled to terminate this Agreement pursuant to any provision of Sections 10.2 or 10.4 hereof. For clarification purpose, the information provided by SELLERS under the Appendixes of this Agreement are subject to BUYER’S review during the Due Diligence period and, therefore, any material fact existing in such Appendixes shall not be considered accepted by BUYER for the purpose of this section;

(v)                                 no termination having occurred, as set forth in Section 10 hereof;

(vi)                             BUYER shall have received the documents, agreements and instruments from SELLERS required by Section 8.2 hereof;

(vii)                         no Law having been enacted that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or has an adverse effect on the assets, the business or such Party’s ability to complete the Transaction;

(viii)                     the consummation of the transactions contemplated hereby does not violate any final order, decree or judgment of any court or governmental body having competent jurisdiction;

(ix)                             none of the Parties is subject to insolvency, out-of-court liquidation or bankruptcy;

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(x)                                 the Transaction is approved by CADE;

(xi)                             the analysis of the environmental licenses and documents by BUYER does not evidence any area discrepancy or issue or liability that may impact the Plantable Area of the Selected Assets; provided that in case any such issues are found, then the Parties, each acting unilaterally and in its sole discretion, must to the extent reasonably practicable reach an agreement on the adjustment of Base Price due to such findings;

(xii)                         no governmental regulatory decision impacts future permitting or licensing of forestry activities on the Selected Assets;

(xiii)                     in case of events or changes in debt financing markets that impair ability to secure adequate pricing and terms of debt financing, as follows:

(a)                                 movement in the spread or yield of the Specified Index of seventy five (75) basis points;

(b)                                 any downgrade in SELLERS’s credit rating by two (2) agencies; and

(c)                                  any downgrade in Brazil’s international sovereign debt rating by Moody’s below Baa3 or an equivalent rating issued by any one of the following agencies: S&P or Fitch.

5.2.                            The completion by SELLERS of the sale of the NEWCOS Shares is conditioned upon the full satisfaction, on or before the Closing Date, of each one and all of the following conditions (“SELLERS’ Conditions Precedent”) (any of which may be waived by SELLERS in their sole discretion by notice in writing to BUYER):

(i)                                    the representations and warranties made by BUYER herein shall be true and accurate in all their aspects, both on the date of this Agreement and on and as of the Closing Date;

(ii)                                BUYER shall have performed all obligations

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required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or on the Closing Date;

(iii)                            SELLERS shall have received the documents, agreements and instruments from BUYER required by Section 8.3 hereof;

(iv)                             no termination for cause by SELLERS or default by BUYER having occurred, as set forth in Section 10 hereof;

(v)                                 no Law having been enacted that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or has an adverse effect on the assets, the business or such Party’s ability to complete the Transaction;

(vi)                             the consummation of the transactions contemplated hereby does not violate any final order, decree or judgment of any court or governmental body having competent jurisdiction;

(vii)                         none of the Parties is subject to insolvency, out-of-court liquidation or bankruptcy;

(viii)                     the Transaction is approved by CADE; and

(ix)                             conclusion of due diligence by SELLERS of BUYER’S corporate structure, with documents to be provided by BUYER, including but not limited to bylaws, shareholders agreement and debenture deeds (“SELLER’S Due Diligence”) confirming the corporate information provided by BUYER to SELLERS until this date.

5.3.                            Except as expressly set forth in this Section 5 and subject to Section 10, there shall be no other condition to the obligations of the Parties under this Agreement or to the consummation by the SELLERS and BUYER of the transactions contemplated hereby.

SECTION SIX - DUE DILIGENCE

6.1.                            BUYER shall carry out (i) all due diligence that BUYER considers necessary or advisable in connection with the transactions contemplated by

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this Agreement, including (but not limited to) technical, financial and legal due diligence in respect of the Selected Assets including (without limitation) any timber and any infrastructure, equipment or improvements thereon, including, without limitation (i.1) physical review of all Assets with full access to all properties and comprehensive access to all information regarding quality of land and timber including, but not limited to, soil quality, site index, rainfall, and annual increment; (i.2) evaluation of age class of standing timber inventory by property and evaluation of SELLERS’ methodology to estimate Potential MAI by real estate property as provided; (i.3) summary description and condition of all infrastructure associated with the Assets including but not limited to roads, bridges and fences; (i.4) confirmation of adequacy of Reserve Areas and APP Areas and other environmental due diligence; (ii) comprehensive legal due diligence including, without limitation, (ii.1) title and geo-referencing survey maps review, review of all permits and licenses, regulatory compliance review, and history and status of all approvals and authorizations from INCRA and other relevant agencies; (ii.2) legal due diligence of SELLERS in respect of SELLERS’ capacity as owners of the Selected Assets, NEWCOS and the implementation of the Reorganization, that shall include but not be limited to Tax, labor, litigation matters and any other potential liability or matter that may impact the Transaction and/or NEWCOS or BUYER’S operation related to the Selected Assets and the Title Transfer to the NEWCOS and/or the possession of the Selected Assets or any other matter which BUYER shall in its sole discretion determine, so as to identify any Contingencies or matters that jeopardize the Transaction agreed (the “Due Diligence”).

6.1.1.                  Without limiting the provisions of Section 6.1 above, SELLERS undertake to present the documents listed in Appendix 6.1.1 for the BUYER’S Due Diligence up to November, 29, 2013. SELLERS shall also provide standing timber price by Region as prepared by Deloitte for the prior three (3) years (2011, 2012, and 2013).

6.1.2.                  The Parties acknowledge that, due to the limited time for SELLERS to obtain the documents

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with the competent public entities, and for BUYER to analyze such documents, the Due Diligence may not be concluded until December 2nd 2013, in which case any adjustments derived from non-satisfactory results found in Due Diligence process shall be made after Closing, with due regard to the mechanisms and guarantees provided for herein. For clarification purposes, any findings after December 2nd 2013, it will be dealt with the Put Option set forth under Section XIII. Nothing in this section shall limit the application of BUYER’S right to terminate this Agreement under the terms of Section 5.1 (iv).

6.1.3.                  SELLERS shall provide BUYER with any requested additional documents or information for the completion of the Due Diligence not later than 5 (five) Business Days after each date BUYER requests such additional documents or information in writing, except to the extent SELLERS depend on any third parties (including but not limited to governmental agencies) to produce such documents and information, in which case SELLERS will provide the documents as soon as they are produced by such third parties.

6.2.                            SELLERS hereby authorize the representatives of BUYER to have access to the Selected Assets in order to carry out the Due Diligence, provided that BUYER provides two (2) Business Days prior notice to SELLERS.

SELECTED ASSETS NOTICE

6.3.                            Until December 2nd 2013, even if the Due Diligence has not been concluded, and provided that its preliminary results are satisfactory to the BUYER in its sole discretion, BUYER may send the Selected Assets Notice to SELLERS appointing the final list of the Selected Assets, comprising an area of approximately 210,000 (two hundred and ten thousand) hectares and indicating to which NEWCO each Selected Asset shall be contributed and transferred.

6.3.1.                  In case BUYER does not send the Selected Assets Notice to SELLERS in the term provided in Section 6.3, SELLERS shall proceed with the transfer of the Selected Assets listed in Appendix II to NEWCOS, in which case any changes to the

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Selected Assets to be transferred to NEWCOS may only be requested after the Closing Date and it will be dealt with the Put Option set forth under Section XIII.

6.4.                            For the purpose of Section 5.1 (ix) SELLERS shall provide a Notice informing to BUYER the results of the SELLER’S Due Diligence up to November 29th, 2013. The documents (at least filed (“protocolado”) with the relevant Board of Commerce) for SELLER’S Due Diligence shall be provided by BUYER up to November 26th, 2013.

SECTION SEVEN - CLOSING

7.1.                            Subject to the satisfaction or waiver of the Precedent Conditions, the closing of the Transaction by means of the execution and delivery by the Parties of any and all agreements related to the Transaction, to be executed in the terms and conditions provided for in this Agreement, and any other documents required for the perfection of those agreements and of the obligations assumed herein (“Closing”) shall take place on December 30, 2013 (the “Closing Date”) in São Paulo, at the offices of Demarest Advogados, at Avenida Pedroso de Moraes, 1201, or at such other date and place as mutually agreed by the Parties in writing.

7.2.                            If at the Closing Date one or more of the corporate documents that evidence the transfer of title of the Selected Assets to the NEWCOS is still pending registration with the respective Board of Commerce, or NEWCOS are not duly authorized to operate as a timber company in their respective States (i.e. Bahia, Espírito Santo, Mato Grosso do Sul, and São Paulo), that shall not preclude the Parties from concluding the Transaction but BUYER shall be entitled to hold back the portion of the Closing Price related to the Selected Assets whose transfer to NEWCOS are still pending registration with the Board of Commerce, based on the value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii) (the “Funds Withheld”).

7.2.1.                  The Funds Withheld shall be released in whole or in part to the SELLERS upon the registration of the transfer documents with the

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Board of Commerce, BUYER shall pay to SELLERS the portion of the Closing Price that was held back, proportionally to the area of the Selected Assets comprised in the relevant documents that have been registered, as compared to the total area of the Selected Assets for which the corporate documents have not been registered, duly adjusted by IGP-M, within fifteen (15) Business Days as of the receipt by BUYER of a Notice evidencing such registration. For clarification purposes, the cash flow provided in the Standing Timber Supply Agreement shall not be affected.

7.2.2                     The Funds Withheld shall be withheld for a maximum term of one (1) year from the Closing Date (“Funds Withholding Period”). If, at the end of the Funds Withholding Period, the Title Transfers to NEWCOS have not been registered in the Board of Commerce, BUYER shall have the option either to: (i) leave the remaining proportion of Funds Withheld and require SELLERS to continue to seek completion of the registration of the Title Transfers to NEWCOS in the Board of Commerce for those portions of the Selected Assets for which the Title Transfers have not been registered in the respective Board of Commerce, for an additional period of one (1) year, or more; or (ii) exercise the right to sell back the Shares of the NEWCO which the Title Transfer has not been registered in the respective Board of Commerce to SELLERS for the amount withheld. For the avoidance of doubt, no decision taken at any time by BUYER in respect to the alternatives described in (i) or (ii) of this Section shall in any circumstances prevent BUYER from exercising any and all of its remedies provided in this Agreement or in Law.

7.2.3.                  SELLERS shall notify BUYER in writing within 15 (fifteen) Business Days before the end of the Funds Withholding Period, informing BUYER about the progress made with regard to the completion of the registration of the Title Transfers with the Respective Boards of Commerce. BUYER shall, by the end of the Funds Withholding Period, notify SELLERS in writing of its decision to exercise option (i) or (ii) of Section 7.2.2 above.

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7.3.                          If as a result of the delay in transferring NEWCOS’ headquarters to the State where each NEWCO shall operate as a timber company (i.e. Bahia, Espírito Santo, Mato Grosso do Sul, and São Paulo), any NEWCO incurs in any Taxes, SELLERS shall indemnify BUYER accordingly.

SECTION EIGHT - CLOSING PROCEEDINGS

8.1.                            On the Closing Date, for the Closing of the Transaction, the actions described in Sections 8.2 and 8.3 below shall have been/be performed by the Parties.

8.2.                            SELLERS shall deliver to BUYER or cause the performance of the following actions, as the case may be:

(i)                                    the execution of the NEWCOS’ corporate books evidencing the transfer of NEWCOS’ Shares to BUYER duly executed by SELLERS and BUYER’S legal representative;

(ii)                                resignation letters of the officers and directors of NEWCOS;

(iii)                            copies of the corporate documents and powers of attorney evidencing the relevant authorization and powers necessary for its legal representatives, officers or members to execute all relevant documents for the Closing;

(iv)                             copies of the following certificates, issued on behalf of or for the benefit of NEWCOS and of SELLERS: Clearance Certificate issued by the National Social Security Institute; (b) Certificate of Good Standing concerning the collection of the contributions related to the Severance Fund (FGTS); (c) Clearance Certificate concerning the Federal Tax Debts and Overdue Federal Tax Liabilities, issued by the Brazilian Revenue Services; (d) Certificates issued by the Civil, Federal, Labor, Criminal and Small Claim Courts confirming there are no claims outstanding against SELLERS, each of the NEWCOS or affecting the Selected Assets;

(v)                                 all documents concerning the Reorganization, including (a) corporate documents related to the incorporation of NEWCOS and respective contribution of the Selected Assets to NEWCOS; (b) corporate books; and (c) accounting

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records (including balance sheet reflecting the exact status of NEWCOS on the Closing Date);

(vi)                             evidence of NEWCOS’ uncontested title and possession of the Selected Assets as of the Closing Date, and all relevant permits and licenses for the regular operation of SELLERS on the Selected Assets.

8.2.1                     If at the Closing Date one or more of the documents that evidence that NEWCOS hold title to the Selected Assets is still pending of the registration with the respective RERO, that shall not constitute a default on SELLERS part and shall not preclude the Parties from concluding the Transaction. If the SELLERS are not able to evidence that they hold title (with due regard to Appendix 9.1 (x)) to the Selected Assets by means of the delivery of the updated certificate issued by the RERO in relation to all the Selected Assets, that shall not constitute a default on SELLERS part and shall not preclude the Parties from concluding the Transaction but BUYER shall be entitled to hold back the portion of the Closing Price related to the Selected Assets which SELLER has not presented the relevant update certificate issued by the RERO, based on the value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii). Such funds withheld shall be released to the SELLERS upon the presentation of update certificates issued by the RERO evidencing that SELLERS hold title to the Selected Assets, proportionally to the area of the Selected Assets comprised in the relevant documents that have been presented, duly adjusted by IGP-M, within fifteen (15) Business Days as of the receipt by BUYER of a Notice evidencing such registration.

8.3.                            BUYER shall:

(i)                                    make the payment of the Closing Price to SELLERS as indicated in the Appendix 8.3 subject to the provisions of Section 3, 7 and 8;

(ii)                                appoint new officers for NEWCOS and shall take all necessary steps to file the respective corporate documents with the relevant Brazilian authorities.

8.4.                            SELLERS and NEWCOS (following the transfer of Shares to BUYER) shall execute the Forestry Partnership Agreement and the Standing

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Timber Supply Agreement.

8.5.                            Subject to the terms and conditions of this Agreement and of any other agreement under this Transaction, the Parties agree that, on the Closing Date, the NEWCOS shall be vested in the possession of the Selected Assets, and SELLERS shall ensure the maintenance of the legitimate and unquestionable possession of the Selected Assets.

SECTION NINE - REPRESENTATIONS AND WARRANTIES

9.1.                            SELLERS hereby represent and warrant to BUYER, jointly and severally, that each of the following statements is accurate and correct on the date hereof and shall be accurate and correct on and as of, and shall survive after, the Closing Date unless otherwise provided below:

(i)                                    SELLERS are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii)                                SELLERS have all requisite power and all corporate authorizations, approvals and consents (except as specifically provided for herein) required for the execution of this Agreement and the compliance with their obligations agreed hereunder;

(iii)                            SELLERS are duly represented pursuant to their Bylaws and Articles of Association, and have the full right, legitimacy and authority to execute this Agreement, which is a valid and binding document, and enforceable against each of them in accordance with its terms;

(iv)                             All documents, data and information provided or to be provided to BUYER with respect to or in connection with the BUYER’s Due Diligence and implementation of the subject matter hereof are true, accurate and complete and SELLERS have not omitted to provide any documents, data or other information which could reasonably be considered material to a buyer of the Assets or otherwise in connection with the transactions contemplated by this Agreement;

(v)                                 Except as otherwise set forth in this Agreement, there are not any facts or acts that

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may adversely affect the Assets, or SELLERS’ businesses, financial conditions or results;

(vi)                             The implementation of the Transaction does not represent a breach or default of any covenant of the SELLERS under any financial contract or any other contract;

(vii)                         The execution, delivery or performance of the obligations undertaken hereunder by SELLERS does not (a) conflict with, nor constitute a default under or noncompliance with, or result in a violation or acceleration of, either now or in the future: (i) any obligation or commitment of Sellers with third parties, except for the agreements listed on Appendix 9.1 (vii); (ii) any Law to which SELLERS or the Assets may be subject; (iii) any agreement to which SELLERS undertake obligations; or (b) grant to any third party the right to settle any obligation of the SELLERS; or (c) require any specific authorization, consent, approval, relief or action by any court, government authority or third party, pursuant to the provisions of the Bylaws and Articles of Association of SELLERS or under any contract or agreement to which any of their Assets are bound other than as set out in this Agreement or obtained by the SELLERS at the date hereof;

(viii)                     The Reorganization shall take place before the Closing Date and SELLERS shall, at the Closing Date, be the sole and legitimate owners of one hundred percent (100%) of NEWCOs’ Shares, free and clear of any Liens and/or any and all restrictions on transfer, Taxes, options, warrants, purchase rights, contracts, commitments, claims and demands; the NEWCOs’ Shares will represent all of the Shares and equity securities of such NEWCOs and no person will have any right or option to acquire the NEWCOs’ Shares, their capital stock or any right related to NEWCOs’ Shares;

(ix)                             That Appendix 9.1(ix) hereto lists all the federal, state and municipal licenses, authorizations, certificates, permits and registrations and Environmental Licenses that Sellers hold for the exploitation of the Selected

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Assets;

(x)                                 Except as otherwise set forth in Appendix 9.1(x), 9.1(x)(a), 9.1(vii) and 9.1(xv) SELLERS and/or the NEWCOs hold the lawful, good, marketable, and transferable title to all Assets, in good standing free and clear of any Liens, has bonafide possession over all such Assets and there is no claim related to its title or possession;

(xi)                             Except as otherwise set forth in this Agreement, the Assets are not subject, in whole or in part, to any pledge, lien, expropriation, eviction, listing as a landmark, constriction, seizure and the use thereof is not prohibited for any reason whatsoever, except for those areas in the Assets that are Legal Reserve Areas and Permanent Preservation Areas. The Assets are suitable to be operated in the conduction of the business as they are currently conducted by SELLERS;

(xii)                         No portion of the Assets has ever been used as a land fill or as a dump to receive garbage, refuse, or waste, whether or not hazardous, and there is and has been no hazardous substance stored, handled, installed or disposed in, on or about the Assets, except for the application of silvicultural and agricultural chemicals in accordance with applicable Law;

(xiii)               The Selected Assets are not occupied or possessed and, they have not been occupied or possessed since their acquisition by SELLERS, by any quilombolas (slave descendant communities), indigenous people and/or any other third person (posseiros);

(xiv)                      The Plantable Areas in the Assets (including, both the planted and the yet unplanted areas on the date hereof, but excluding Reserve Areas, APP Areas and Plantable Areas resulting from the future conversion of native vegetation) are identified and quantified in the Appendix I;

(xv)                          Except for the lawsuits and administrative proceedings listed in Appendix 9.1 (xv), there is no court, regulatory, judicial or administrative action or proceeding, nor is there any claim against SELLERS, or NEWCOs, or former owner of the Assets, either outstanding, pending or threatened, which might interfere with the Transaction or BUYER’S ownership of the Selected Assets following completion of the Transaction, in each case which might adversely affect (i) the performance of the obligations set forth in this Agreement or in any other agreement related to the Transaction by any of the parties thereto, or (ii) the right of BUYER to take the full benefit of this Agreement, including

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but not limited to actions grounded on condemnation, indigenous rights, slave descendant communities rights, possession or adverse possession; SELLERS also represent and warrant that there are no grounds for the filing of suits, administrative or arbitration proceedings or any other kind of proceeding, in or out of court, against SELLERS, the NEWCOs, or former owner which, in any manner whatsoever may have any of the above effects or result in liabilities for BUYER or jeopardize the good and full Title Transfers of the titles of any of the Selected Assets to the NEWCOs;

(xvi)                      With respect to the environmental matters arising from the conduct of activities related to the Assets: (a) SELLERS and the NEWCOs are in compliance with all environmental Laws and forestry and environmental practices are consistent with applicable Laws; (b) SELLERS have presented, filed and/or disclosed all notices, declarations, and information required by Law; (c) SELLERS and the NEWCOs have not utilized, stored or discharged into the environment dangerous vestiges or hazardous materials in violation of applicable Law; (d) there is no environmental hazard in or attaching to the Assets; (e) there is no ongoing, pending or outstanding litigation, administrative or Arbitration proceedings or any other legal or administrative proceeding, in or out of court, present or future, relating to the Assets which relate to environmental matters or Laws; (f) there are no endangered, threatened or listed species in the Assets that could reasonably be expected to interfere with the business operations in the Assets; (g) SELLERS have not received any written notice of any actions against SELLERS or Assets based upon the presence of any endangered, threatened or listed species on the Assets or of any sets of facts which might give rise to any such actions; and (h) there will be no liabilities in relation to the Assets at the Closing Date.

(xvii)                  Except for the occurrences indicated in Appendix 9.1(xvii), there has been no theft or

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casualties related to, on or affecting the Assets within the last twelve (12) months before the execution of this Agreement, including, without limitation, fire, insect infestation, disease, storms or other damage, and occurrences between the date of this Agreement and the Closing Date that may materially affect the timber production capacity of the Selected Assets shall be communicated in writing to BUYER. For the avoidance of doubt, such communication to BUYER shall not restrict BUYER’S ability to terminate this Agreement for Cause under the terms and conditions of Section 10.

(xviii)              Except as otherwise provided in this Agreement, in relation to their respective activities and to the activities conducted in relation to the Assets, (a) SELLERS and the NEWCOs comply and have at all times complied with all Laws, and neither SELLERS nor the NEWCOs are obliged to take any preventive or corrective measure to avoid the violation of the applicable Law, except for those preventive or corrective measures related to the ordinary course of business of the SELLERS; (b) SELLERS and the NEWCOs have obtained all the permits, licenses, approvals, consents and other authorizations in accordance with all Laws which are necessary to carry on business in relation to the Assets; (c) SELLERS have not received any written notification from any Federal, State or Municipal body or otherwise under any Law in relation to the NEWCOs, NEWCOs’ Shares or any of the Assets, stating that SELLERS are in violation to any environmental, sanitary, zoning, labor, social security, corrupt practices, Tax or any other applicable Law; (d) SELLERS and the NEWCOs are not defendants in any litigation or administrative proceeding before any court or other agency (whether judicial or administrative and whether in or out of court), claiming for losses and damages, penalties, or any other potential liability regarding the violation of the respective sanitary, Tax, labor, social security Laws or any other Laws in relation to the Assets; (e) SELLERS are not aware of any facts or matters which fall within the provisions of paragraphs (a) to (d) of this 9.1 (xviii) deriving from the use of the Assets by the former owners or users thereof, and (f) there is no Law preventing SELLERS from being able to perform the obligations required by this Agreement. For the avoidance of doubt, any communication to BUYER under this Section 9.1 shall not restrict BUYER’s ability to terminate this Agreement for Cause under the terms and conditions of Section 10.

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(xix)                      All Assets have free access to public roads duly formalized before the competent authorities, clear and without obstacles. No easement, license, concession, decree, administrative rule or any other act or matter of any other nature, prohibits, interferes, limits, or jeopardizes the utilization, operation, maintenance, or the access to any of the Assets, in a manner that may affect their value or use as contemplated by BUYER;

(xx)                          On the Closing Date and with regard to SELLERS, the NEWCOs and the Selected Assets, SELLERS will have delivered all declarations and forms requested by the Ministry of Finance, Ministry of Labor, National Social Security Institute (INSS), National Colonization and Agrarian Reform Institute (INCRA), and any other documents which the delivery is mandatory by any Brazilian authority, whether Federal, State or Municipal; SELLERS and the NEWCOs are in compliance with all payments under any taxation Laws, including, but not limited to, the ITR - Tax on Rural Properties, charges, social and social security contributions and other Taxes levied on any of their operations, contributions on account activities, businesses, assets, labor and social security obligations, and have paid all utilities’ fees (telephone, gas, electricity, water supply, etc.) related to the Selected Assets;

(xxi)                      On the Closing Date, the NEWCOs (a) shall not be and shall not have been indebted to any third party, whether by loans, financings or any other kind of liability; (b) has not and will not be obliged to grant any guarantee or indemnity in favor of any third party, including SELLERS; (c) has not pledged or subjected and will not pledge or subject its assets, whether tangible or not, to any Lien or liability of any kind, or any Contingency;

(xxii)                  On the Closing Date, the NEWCOs (a) shall not have any subsidiaries or branches, and (b) shall not be part of any partnerships, joint ventures, consortiums, or any forms of association whatsoever, and shall not hold or control any corporate interest in other company or legal entity, whether directly or indirectly, or deriving from amalgamation, acquisition or merger;

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(xxiii)              The NEWCOs have never had any employee and have not incurred any liability to any person for any compensation for services or goods, including any liability to any independent contractor, consultant or vendor nor shall the NEWCOs have any attorneys-in-fact at the Closing Date;

(xxiv)               Within the period between the execution of this Agreement and the Title Transfers of Assets to the NEWCOs, SELLERS represent that neither SELLERS nor the NEWCOs will assign, lease, gift, transfer, sell or otherwise encumber the Selected Assets;

(xxv)                   SELLERS guarantee to BUYER in relation to the real estate properties that comprise the Selected Assets good and marketable title (“evicção” in Portuguese), according to the term and provisions of the Law;

(xxvi)               No third party is entitled to harvest any forest or land that comprises the Selected Assets, or has any rights related thereto, and, until the Closing, no third party is entitled to harvest any forest or land that comprises the Assets, or has any rights related thereto;

(xxvii)           SELLERS represent and warrant that all representations and warranties herein are made in good faith and the SELLERS have disclosed to BUYER all material facts and matters that may affect the financial condition, business, properties, Assets, prospects or results of operations of SELLERS or the NEWCOs (including, without limitation, any facts or matters that may result in liabilities or other obligations for the NEWCOs or affecting any owner or operator of the Assets), without omitting any fact, document, data, or information that is in the Sellers’ knowledge, after reasonable and due inquiry and investigation and that is not in the public domain;

(xxviii)       SELLERS have paid and shall pay all Taxes arising out of the NEWCOs activities or incurred or payable in connection with the Assets, except for any transfer tax incurred for the Title Transfer from FIBRIA to NEWCOS which shall be paid by BUYER, as the case may be and pursuant to the

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Appendix 15.4 attached hereto, and SELLERS shall be liable for Taxes incurred or related to events that occurred prior to the Closing Date, provided that SELLERS shall have the right, at SELLERS’ cost and expense, to administratively and/or judicially discuss any current or future Tax assessment, provided such procedure does not imply restriction of any of BUYER’S rights to or in respect of the Selected Assets or rights related thereto. SELLERS shall indemnify and hold BUYER and the NEWCOs harmless from any and all risks associated with such administrative or judicial discussion; and

(xxix)     There are no brokerage commissions, finders’ fees or similar compensations due in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by SELLERS on behalf of the BUYER.

9.2.         BUYER hereby represents and warrants to SELLERS that each of the following statements is and shall remain true and accurate as of the date hereof until and as at the Closing Date:

(i)            BUYER is duly organized, validly existing and in good standing under the laws of Brazil;

(ii)           BUYER has obtained or until the Closing Date shall have obtained all corporate authorizations, approvals and consents required for the execution, delivery and performance of its obligations agreed hereunder;

(iii)         BUYER is duly represented pursuant to its Bylaws, and has the full right, legitimacy and authority to execute this Agreement, which is a valid and binding document, and enforceable against BUYER in accordance with its terms; and

(iv)          BUYER has, or will have as of the Closing Date, either the financial ability or access to the funds required to disburse the payment obligations provided for in Section 3 above, as well as to fulfill all of the BUYER’S obligations arising and deriving from this Agreement; and

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(v)           The execution, delivery or performance of the obligations undertaken hereunder by BUYER does not (a) conflict with, nor constitute a default under or noncompliance with, or result in a violation or acceleration of: (i) any obligation or commitment of BUYER with third parties; (ii) any Law to which BUYER may be subject; (iii) any agreement to which BUYER undertakes obligations; or (c) currently require any specific authorization, consent, approval, relief or action by any court, government authority or third party.

SECTION TEN - BREAK UP FEE; DEFAULT & TERMINATION

10.1.       Up to the Closing Date, in the event that either Party (the “Terminating Party”) advises the other that it no longer wishes to pursue the Transaction or otherwise fails to complete the Transaction on the terms set out in this Agreement if and only if all conditions to completion of the Transaction as set out in Section 5 have been satisfied prior thereto, the Terminating Party will pay to the non-Terminating Party a termination fee in the amount of R$ 40,000,000.00 which shall be considered as a compensation for all losses and damages caused to the other Party as a result of the non-completion of the Transaction (the “Breakup Fee”).

10.1.1.    The payment of the Breakup Fee shall be due within thirty (30) days as from the delivery of the notice from the Terminating Party to the other Party informing of the termination of this Agreement, except to the extent that such termination is due, in whole or in part, to any of the events or circumstances provided for in Section 10.2.

10.2        Notwithstanding the provisions contained in Section 10.1 or any other term of this Agreement, this Agreement may be terminated by the applicable Party or Parties noted below and the Breakup Fee shall not be payable and the terms of Section 10.1 shall not be applicable upon the occurrence of any one or more of the following circumstances:

(i)            by mutual written agreement between the Parties;

(ii)           by either Party, if there shall be any Law that makes consummation of the transactions

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contemplated hereby illegal or otherwise prohibited or has an adverse effect on the assets, the business or such Party’s ability to complete the Transaction, or if consummation of the transactions contemplated hereby would violate any non-applicable final order, decree or judgment of any court or governmental body having competent jurisdiction;

(iii)         by either Party as a result of the insolvency, out-of-court liquidation or bankruptcy of the other Party;

(iv)          by Buyer, pursuant to Section 10.4;

(v)           by either Party, in the event the Transaction is not approved by CADE, or CADE imposes any restriction or obligations on this Transaction or such Party following completion thereof or that would reasonably be expected to have an adverse effect on the Assets or business following completion thereof or that adversely affect this Agreement and the Parties, each acting unilaterally and in its sole discretion do not reach an agreement on the necessary adjustments at the end of the 30-day period agreed under Section 12.10.1 of this Agreement;

(vi)          by BUYER, unilaterally, in case the documents and/or available data relating to the Selected Assets, to the NEWCOs, SELLERS and/or to its partners, former owners or any other documents, without limitation, evidence, at BUYER’S sole discretion, any material risks to the Transaction, or indicate any hindrance that prevents the transfer of title of such Selected Assets to NEWCOS;

(vii)        by BUYER, unilaterally, if, at the Closing Date, SELLERS or NEWCOs do not hold title to and hold bona fide possession over the Selected Assets, except as otherwise set forth in Appendix 9.1 (x), or if the Selected Assets are not free and clear of any and all Liens and/or there is any claim related to its title or possession;

(viii)       by BUYER, unilaterally, if, at the Closing Date, there is any outstanding, pending or threatened claim against SELLERS, or NEWCOs, or former owner of the Selected Assets, or to enjoin or otherwise interfere with the Transaction or

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BUYER’S ownership the Selected Assets following completion of the Transaction, in each case which might materially adversely affect (a) the performance of the obligations set forth in this Agreement or (b) the right of BUYER to take the full benefit of this Agreement or the Shares or the Selected Assets, including but not limited to actions grounded on condemnation, indigenous rights, slave descendant communities rights, possession or adverse possession, except as otherwise set forth in Appendix 9.1 (xiii);

(ix)          by BUYER, unilaterally, if, at the Closing Date, SELLERS or NEWCOs are not in substantial compliance with all laws, decrees, regulations, whether administrative or judicial, including, but not limited to Labor, Civil, Commercial, Corrupt Practices, Tax, Environmental, Social Security and Contractual liabilities, with respect to the Selected Assets;

(x)           by BUYER, unilaterally, if, at the Closing Date, NEWCOs and/or SELLERS (to the extent that could affect the Transaction or the Selected Assets) are not materially in compliance with all Tax payments and any other charges, including, but not limited to, the ITR, social and social security contributions and other Taxes levied on any of their operations and assets, included but not limited to the Selected Assets;

(xi)          by BUYER, unilaterally, if, at the Closing Date, SELLERS do not deliver to BUYER all declarations and forms requested by the Ministry of Finance, Ministry of Labor, National Social Security Institute (INSS), National Colonization and Agrarian Reform Institute (INCRA), and any other documents which the delivery is mandatory by any Brazilian authority, whether Federal, State or Municipal;

(xii)        either Party, if, at the Closing Date, any of the representations made by the other Party in this Agreement are no longer true and accurate, and/or omit to provide any facts and matters that may materially and adversely affect either the financial situation of such Party (and NEWCOs in the case of

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SELLERS), or the nature or extent of the expected benefits and advantages of the Transaction to such first Party;

(xiii)       by either Party, if, up to the Closing Date, the Parties have not agreed with the terms and conditions of the Pledge Agreement and/or of the Put Option Agreement;

(xiv)       by BUYER, unilaterally, if, after analyzing the data disclosed by SELLERS referred to in Section 6 and at BUYER’S sole discretion (a) the productivity of the forests on the Selected Assets is considered unsatisfactory, or (b) that recent weather patterns appear to be impacting expected future productivity to an unsatisfactory level; or (c) the analysis of the geo-referenced-mapping study of the area, and/or the analysis of the environmental licenses and documents evidence any area discrepancy or issue or liability that may impact the Plantable Area of the Selected Assets; (d) evidences any issue involving indigenous people or slave descendent communities or any other issue which represent a potential liability and/or may affect the title to or possession or operation of any part of the Selected Assets; and the Parties, each acting unilaterally and in its sole discretion, do not reach an agreement on the adjustment of Base Price due to such findings;

(xv)         by BUYER, unilaterally, in the event of force majeure, including, but not limited to, weather and pests, that negatively impacts on condition of the Selected Assets or their current or future productivity;

(xvi)       by BUYER, unilaterally, in the event governmental regulatory decisions negatively impact future permitting or licensing of the activities currently being developed on the Selected Assets;

(xvii)      by SELLERS, unilaterally, in case the documents and/or available data relating to the corporate structure of BUYER, without limitation, evidence, at SELLER’S sole discretion, any material risks to the Transaction;

(xviii)     by BUYER, unilaterally, in case of events or changes in debt financing markets that impair ability to secure adequate pricing and terms of debt financing, as follows:

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(a)           movement in the spread or yield of the Specified Index of seventy five (75) basis points;

(b)           any downgrade in SELLERS’s credit rating by two (2) agencies;

(c)           any downgrade in Brazil’s international sovereign debt rating by Moody’s below Baa3 or an equivalent rating issued by any one of the following agencies: S&P or Fitch.

(xix)       by either Party, in case BUYER does not obtain and present to SELLERS, until December 10th, 2013, a confirmation in writing from an independent accounting advisors stating that the functional currency of the NEWCOS shall be US dollars (US$).

10.3.       For the purposes of article 474 of the Brazilian Civil Code, and in furtherance to Section 10.2 of this Agreement, the communication of any of the Party’s intent to terminate this Agreement may be done at any time to the other Party by means of a notice with the formalities agreed under this Agreement. As a result, once the Party is notified, this Agreement shall be automatically terminated, regardless of any further judicial or extrajudicial formalities or proceedings.

10.4.       Without limiting the termination events contained in Section 10.2, BUYER may also terminate this Agreement with cause (“Cause by BUYER”) by means of a notice in writing to the SELLERS at any time prior to the Closing Date, in any of the events listed below:

a)            The existence of a condition in respect of NEWCOS, any of Selected Assets or SELLERS, whether identified or not in the Due Diligence, which may have a Material Adverse Effect on NEWCOS or any of the Selected Assets. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the validity or enforceability of this Agreement, or the ability of either of SELLERS to perform its obligations under this Agreement, or that materially affects the financial condition, business, properties, assets, prospects or results of operations of NEWCOS or any of the Selected

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Assets, including (without limitation): (i) any decision, whether transitory or definitive, in any court or administrative proceeding that may restrict or hinder the consummation of the object of this Agreement or that may prevent the free disposal of NEWCOS Shares by BUYER or any of the Selected Assets by NEWCOS, provided that such restriction or hindrance is not cured (to the extent capable of being cured) within thirty (30) days as of the initial restriction date; (ii) any environmental matter that may impose restrictions upon the use of any of the Selected Assets by NEWCOS or SELLERS and/or impairs SELLERS’s ability to legally exercise forestry activities upon any of the Selected Assets; (iii) any of the Selected Assets or NEWCOS Shares have Liens that impose restrictions on the use of NEWCOS Shares by BUYER or the use of any of the Selected Assets by NEWCOS or by SELLERS, including without limitation lack of access, presence of squatters or any other restriction which may impair the ability of SELLERS and/or NEWCOS to conduct commercial timberland operations on any of the Selected Assets and/or (iv) Selected Assets or NEWCOS Shares have Liens that may affect their free disposal or otherwise impair their value.

b)            That a specific representation or warranty made by the SELLERS is materially inaccurate and provided that such inaccuracy may cause Material Adverse Effect in respect of NEWCOS, NEWCOS’ Shares or any of the Selected Assets; or materially reduce the amount or value of NEWCOS’ Shares or any of the Selected Assets considered as a whole.

c)             SELLERS give notice to BUYER or BUYER becomes aware of force majeure event or casualties in the Selected Assets (which term, for purposes of this Agreement, shall include but not be limited to any loss, damage or destruction caused by theft, earthquake, terrorism or other criminal activity, fire, storm, insects or disease) and within 10 (ten) calendar days after the receipt of such notice or the notice to SELLERS that BUYER is aware of such casualty or force majeure, as the case may be, it is verified that such occurrence results in a Material Adverse Effect.

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10.5.       If the Closing does not take place until December 30, 2013, including without limitation, due to the non-satisfaction of any of the conditions set out in Sections 5 and 7, this Agreement may be terminated by either Party (so long such Party is not in default under this Agreement). In this case no fee, fine or indemnification shall be due by any Party to the other. SELLERS shall not be considered in default if any document requested for the Due Diligence is not timely provided by SELLERS to the extent SELLERS depend on any third parties (including but not limited to governmental agencies) to produce such documents and information, provided that SELLERS evidence their commercially reasonable efforts to provide any such documents within the agreed term, and BUYER shall not be considered in default if, using commercially reasonable efforts, it has not been able to complete its due diligence as a result of its inability to complete review of all materials and information provided pursuant to such due diligence.

10.6        If the Transaction is unwound by force of a non-appealable court decision and performance of the Transaction Documents by the Parties is held null and void pursuant thereto (i) the Parties shall negotiate in good faith a mutually agreeable solution or, if no solution is reasonably practicable, the unwinding of the Transaction, in each case on terms that would not create (or at least mitigate to the greatest extent practicable) any liability, contingency or obligations to the Parties; and (ii) the innocent Party shall be entitled to indemnification from the other Party, which indemnification obligation shall be limited to the amount required to reimburse such other Party for the out-of-pocket reasonable and duly documented costs and expenses actually incurred by the innocent Party prior to the Closing Date in connection with the negotiation, execution and delivery of this Agreement to be informed by each Party in writing prior to the Closing, in the terms of Appendix 10.6, and no further indemnification (including for greater clarity, indemnification that may otherwise be payable in respect of any breach of Section 9.2, or any other payment or Breakup Fee) will be due to any such innocent Party by any other Party.

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SECTION ELEVEN - INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

11.1.       SELLERS hereby irrevocably and irreversibly agree to indemnify, defend and hold BUYER, and following the Closing NEWCOS, harmless from and against any judicial or non-judicial claim or procedure, loss, damage, liability, action, burden, cost, expense, fee (including attorney’s fees and expenses), whether or not of SELLERS’ knowledge (“SELLERS’ Contingencies”), including those directly or indirectly deriving from:

(i)            any false, inaccurate or misleading representation or warranty provided by SELLERS hereunder or arising from any failure to meet or satisfy any agreement, undertaking, obligations or covenants of SELLERS set forth hereunder;

(ii)           liabilities, obligations and/or responsibilities of whatever nature related to the Selected Assets, SELLERS or NEWCOS, including but not limited to civil, Tax and environmental liabilities, measures in relation to the forestry activities carried on by the SELLERS or imposition of conditions, among others, that may come to be claimed from BUYER or NEWCOS referring to actions or facts or omissions occurring until the respective Transfer of Title;

(iii)         liabilities, obligations and/or responsibilities that may come to be claimed by SELLERS derived from any representations and warranties to be provided by BUYER with regard to the Selected Assets under any other agreement of the Transaction, in connection with, arising from or otherwise relating to facts, events or other circumstances existing or occurring prior to the Closing Date;

(iv)          measures which may occur on the specific areas of Selected Assets related to the charcoal production activities, the relevant infrastructure, and plant or equipment thereon, the soil on the Selected Assets or adjoining lands or which causes

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an environmental hazard or condition which results in such specific areas, NEWCOS or BUYER being in breach of or not otherwise in strict compliance with any Laws;

(v)           liabilities, obligations and/or responsibilities that may come to be claimed from BUYER with respect to any Casualty or Force Majeure event that may affect the Selected Assets at any time and from time to time during the term of the FPA.

11.2.       BUYER hereby irrevocably and irreversibly agrees to indemnify, defend and hold SELLERS harmless from and against any judicial or non-judicial claim or procedure, loss, damage, liability, action, burden, cost, fee (including attorney’s fees and expenses) or known or unknown by BUYER (“BUYER’S Contingencies”), referring to the period after the Closing Date, and directly or indirectly deriving from:

(i)            any false, inaccurate or misleading representation or warranty provided by BUYER hereunder or arising from any failure to meet the legal or contractual obligations or other covenants set forth hereunder; and

(ii)           liabilities, obligations and/or responsibilities of whatever nature, that may come to be claimed from SELLERS referring to actions after the Closing Date that are duly evidenced as caused by BUYER under any other agreements of the Transaction, except as regards any obligations hereunder which are required to be complied with or performed by SELLERS after the Closing Date in relation to BUYER, the Selected Assets and/or NEWCOS, including (without limitation) SELLERS’ or their Affiliates’ obligations under any other agreements of the Transaction.

11.3        For the purposes of any claim for indemnification pursuant to Sections 11.1. and 11.2. above, the Party entitled to receive indemnification (“Indemnified Party”) shall submit to SELLERS or to BUYER, as the case may be (“Indemnifying Party(ies)”). a written notice of the action or fact that originated the claim for indemnification hereunder, indicating where

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possible an estimate of the likely amount of SELLERS’ Contingencies or BUYER’S Contingencies, as the case may be, and the method used for calculation thereof. Whenever damages shall have actually occurred, payment or refund shall be made by any of the Indemnifying Parties within ten (10) Business Days following the Indemnifying Party(ies)’s receipt of the notice sent by the Indemnified Party claiming the relevant payment or refund of the values incurred, duly evidenced. Should the Indemnifying Party(ies) disagree with the Indemnified Party’s claim, the matter shall be submitted to Arbitration as defined and provided for in Section 14 hereof and, should the award ultimately confirm the claim, then the Indemnifying Parties shall make payment or refund within ten (10) Business Days following receipt of notice of issue of the relevant Arbitration decision.

11.4.       The Indemnified Party shall promptly notify the Indemnifying Party(ies) about any grievance or demand, whether in or out of court, notified to it by any third parties (“Third-Party(ies) Claim”) that to the knowledge of the Indemnified Party gives rise to a right of indemnification under the terms of this Agreement, together with the estimated value of such grievance or demand, and a copy of the notice of deficiency (“auto de infração” or “contra-fé”), evidence of receipt thereof or equivalent document, as the case may be (“Third-Party(ies) Claim Notification”). The timing of the delivery of the Third-Party(ies) Claim Notification shall always be sufficient to enable the Indemnifying Party(ies) to produce the required defense at adequate standards.

11.4.1.    Should the term corresponding to one-third of the legal deadline for response or other action crucial to the defense be shorter than five (5) Business Days, then the Indemnified Party may take such actions as it understands necessary and inform the Indemnifying Party(ies) of the Third-Party Claim and of the actions taken in accordance with the provisions hereof.

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11.4.2.    As of the date on which the Third-Party(ies) Claim Notification is received, the Indemnifying Party(ies) shall, as soon as possible but no later than three (3) Business Days, inform the Indemnified Party as to whether (i) they will settle the amount in dispute; (ii) they will defend the Indemnified Party or, as appropriate, NEWCOS from the Third-Party Claim, (iii) they will not defend from the Third-Party Claim or (iv) they do not acknowledge the Third-Party(ies) Claim as an indemnifiable liability of their responsibility.

11.4.3.    It is hereby expressly agreed that should the Indemnifying Party(es) choose to submit a response or defense, they may retain counsel of their choice to act on behalf of the Indemnified Party or, as appropriate, NEWCOS, as the case may be, in which event such counsel shall be granted by the Indemnified Party the necessary powers of representation and be given access to all documents and information required for such response or defense.

11.4.4.    Should the Indemnifying Party(ies) choose to file defense and/or response, any and all attorney’s fees and expenses deriving therefrom shall be borne solely and directly by the Indemnifying Party(ies).

11.4.5.    Should the Indemnifying Party(ies) fail to act on response of the Third-Party(ies) Claim Notification or fail to act timely as set forth in Section 11.4.2. above, the Indemnified Party shall, in good faith, decide whether it shall settle the amount claimed or submit its response or defense. Should the Indemnified Party choose to settle the payment, the amount due may be claimed by the Indemnified Party, directly from the Indemnifying Party(ies) pursuant to the provisions of Section 11.3 above.

11.5.       In case of a Third-Party Claim derives from facts under both SELLERS’ liability and BUYER’S liability, the Party against which such claim is directed shall promptly give notice to the other Party(ies) which may have liability, whether such Third-Party Claim or demand is of a court nature or otherwise, as soon as possible but in no event after the equivalent to one third of the legal deadline for the filing of the defense, along with an estimate of the amount involved in such claim or demand, copy of the notice of deficiency, evidence of receipt

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thereof or equivalent document, as the case may be (“Shared Contingency Notice”).

11.5.1.    Within the term corresponding to one-third of the legal term for response, SELLERS and BUYER shall, by mutual agreement, decide if they will (i) settle the amount in dispute; or (ii) contest the claim.

11.5.2.    In the event that SELLERS and BUYER are not able to reach mutual agreement to settle the amount in dispute or should SELLERS and BUYER decide to submit a response or defense, they shall, also by mutual agreement, decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, and grant him with powers required therefor. In the event BUYER and SELLERS are not able to reach mutual agreement to decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, BUYER shall have the right to conduct the Third-Party Claim and appoint counsel for representation.

11.5.3.    Subject to the provisions of Section 11.5.2, SELLERS and BUYER hereby agree that BUYER shall have conduct of such Third-Party Claims and shall cause the retained counsel to keep SELLERS informed on their status from time to time and provide copies of all pleadings requested.

11.6.       SELLERS and BUYER hereby agree that any court or out-of-court settlement involving any losses or damages under this Section 11 shall only be entered into by mutual agreement of SELLERS and BUYER.

11.7.       The Indemnifying Party(ies) shall either pay or refund the Indemnified Party the full amount of the losses or damages involved in such Third-Party Claim, including any and all duly evidenced counsel

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fees and expenses: (i) in the case of a final decision not subject to appeal on any Third-Party Claim which gives rise to liability, within fifteen (15) Business Days of receiving notice from the Indemnified Party of the publication of the relevant ruling at the Official Gazette; or (ii) in the case of the Indemnified Party having settled the amount claimed pursuant to the provisions of Section 11.4.5 above, within fifteen (15) Business Days of receiving notice from the Indemnified Party that it has made such settlement.

11.8.       The indemnity obligations provided for in this Agreement shall be subject to the following terms and limitations:

(i)            the losses shall derive from matters identified in writing by the Indemnified Party to the Indemnifying Party SELLERS and BUYER hereby agree that the obligation to indemnify the Indemnified Party shall survive the terms herein established until the effective indemnification, as long as the relevant claim for indemnification was requested by means of a Notice by the Indemnified Party within the terms set out in this Section 11, as the case may be; and (ii) All amounts included in the Third-Party(ies) Claim Notification shall be monetarily adjusted by IGP-M from the date of the effective disbursement of an amount relative to each Third-Party Claim by the Indemnified Party up to the date of the payment of the amount of the Third-Party Claims detailed in any Third-Party Claim Notification by the Indemnifying Party(ies).

SECTION TWELVE - ADDITIONAL COVENANTS OF THE PARTIES

12.1.       Confidentiality. Due to the access that each Party has had or shall have to the other Party’s Confidential Information, the Parties hereby mutually undertake, as follows: (i) to refrain from allowing access to the other Parties Confidential Information to third parties other than their Affiliates, only to the extent required for the performance of the transactions established herein; (ii) to refrain from using any Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep in confidence the Confidential Information received from the other Parties. For the purposes of this Agreement,

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“Confidential Information” shall mean any and all information, whether verbal or written, and documentation related to this Agreement or to the transactions contemplated in this Agreement, including the information provided before this Agreement was signed, and any other information and/or documentation disclosed to a Party as confidential during the dealings and negotiations hereunder or the Due Diligence.

12.1.1.    The limitations provided for in this Agreement pertaining to the disclosure of confidential information shall not apply to Confidential Information (i) which was of public domain at the date hereof or as at the Closing Date; or (ii) which was known to the receiving Party at the time of the disclosure and had not been obtained, either directly or indirectly, from the disclosing Party, its Affiliates and investors in its Affiliates or third parties bound to confidentiality obligations; or (iii) which is proven to be of public domain after the date hereof as a result of action or omission of the disclosing Party or any of its Affiliates; or (iv) which becomes of public domain after the disclosure to the receiving Party without any participation of the receiving Party in such disclosure; or (v) upon the advice of legal counsel which is required to be disclosed by virtue of law or to comply with a court or government order, or (vi) which has been developed or acquired independently by the receiving Party without reference to or use of Confidential Information of the disclosing Party; or (vii) in the event that the receiving Party or any of its Affiliates or representatives are requested or required by Law, legal process or any regulatory or governmental or quasi-governmental administrative authority to disclose any of the Confidential Information, the receiving Party or any of its Affiliates or representatives may do so and not be in contravention of this Agreement, provided that it provides the disclosing Party with prompt (to the extent legal and practicable) written notice so that the disclosing Party may seek, at its own cost, a protective order or other appropriate remedy, or (viii) is required to be disclosed in any registration statement or other filing with securities authorities in any jurisdiction applicable to either of the Parties or their respective Affiliates or in reports to any of such entities’ partners, shareholders or investors, pursuant to the constitutional or governance arrangements applicable thereto. If the receiving Party believes in good faith that it is compelled to disclose Confidential Information, the

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receiving Party may disclose that portion of the Confidential Information that it reasonably believes that is compelled to disclose and will exercise commercially reasonable efforts, to the extent practicable, to request that confidential treatment be accorded to that portion of the Confidential Information that is being disclosed. Nothing in this Agreement shall prohibit BUYER from using and disclosing any information in respect of NEWCOS or the Selected Assets following the Closing Date.

12.2.       Cooperation in Financing Activities. Prior to the Closing, SELLERS agree to provide and each of SELLERS’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives to provide, all reasonable cooperation in connection with the making of any regulatory or securities filings or offering document, including in connection with the arrangement of loans and/or the issuance of debt securities by the BUYER and/or any of its Affiliates (collectively, “Buyer Group”) to finance all or a portion of the Base Price or any alternative debt financing for the transactions contemplated by this Agreement, as may be reasonably requested by BUYER, including, without limitation, (i) furnishing as promptly as practicable, Buyer Group and its financing sources with (A) at least 20 days prior to the Closing Date, audited financial statements of SELLERS for each of the three fiscal years immediately preceding the Closing Date and, unaudited public financial statements for any interim period or periods of SELLERS ended after the date of the most recent audited financial statements and more than 45 calendar days prior to the Closing Date; (B) all public information and data regarding SELLERS, including any discussion of SELLERS, financial statements, business and other financial data, of the type and form required for offerings of debt securities on a registration statement on Form F-1 under the Securities Act, and of the type and form customarily included in offering documents used to syndicate bridge and/or term loan credit facilities, or that would be necessary to receive from Buyer Group’s and SELLERS’ independent auditors (and any other accountant to the extent financial statements

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audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort letters” (including, without limitation, “negative assurance” comfort), and (C) all public information and data regarding SELLERS, including any discussion of SELLERS, financial statements, pro forma financial statements, business and other financial data at any time and from time to time on or following the Closing Date that is required to be included in any regulatory or securities filings by any of Buyer Group, (ii) considering in good faith requests to participate in meetings, presentations, due diligence sessions and sessions with prospective lenders, investors and ratings agencies in connection with any such debt financing, (iii) assisting the Buyer Group and its financing sources in the timely preparation of (A) any offering documents, private placement memoranda, lender presentations, bank syndication materials, bank information memoranda and similar public documents and authorization letters to the financing sources authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, in connection with the debt financing to fund a portion of the Base Price or any subsequent financings by Buyer Group, (B) materials for rating agency presentations, and (C) periodic reports to government officials and other regulatory entities, and investors in and creditors of Buyer Group, (iv) reasonably cooperating with the marketing efforts of Buyer Group and its financing sources for any financing and using commercially reasonable efforts to ensure that any applicable syndication efforts by any such financing sources benefit from SELLERS’ existing lending relationships, (v) reasonably facilitating the pledging of collateral, including taking all actions reasonably necessary to establish mortgages, bank and other accounts and blocked account agreements in connection with the foregoing, (vi) using reasonable best efforts to obtain accountants’ comfort letters (including customary negative assurances), opinions of counsel, surveys and title insurance at the expense of and as reasonably requested by Buyer Group, (vii) assisting, providing public information, in the preparation of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements and other definitive documentation and related deliverables relating to such financing, including (without limitation) customary representations and warranties, certificates and opinions, including (without limitation) with respect to non-contravention of the Transaction with charters, material agreements and laws to which SELLERS and their subsidiaries are subject, and reasonably facilitating the grant of a security interest in collateral and

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provision of related lender protections, including (without limitation) customary indemnification and similar provisions with respect to information provided by SELLERS for use in such debt financing, (x) using reasonable best efforts to cooperate with Buyer Group to obtain corporate and facilities ratings, (xi) delivering, on or before the Closing, all notices of prepayment within the time periods required by the relevant agreements governing such financing and using reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be paid off, discharged and terminated on the Closing, (xii) furnishing Buyer Group and its financing sources promptly with all documentation and other information which any lender providing or arranging such debt financing has reasonably requested and that such financing provider has determined is required by regulatory authorities in connection with such financing, including (without limitation) under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), and (xiii) supplementing any information supplied in writing by or on behalf of SELLERS or any of its subsidiaries to Buyer Group or any financing source on a reasonably current basis to the extent such information is not correct in all material respects, contains any untrue statement of material fact or omits to state any material fact necessary to make such information supplied in writing by or on behalf of SELLERS or any of its subsidiaries not materially misleading, which SELLERS shall confirm in writing upon request.

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12.2.1.    Upon prior written consent from SELLERS, BUYER shall be allowed to use SELLERS’ subsidiaries’ logos in connection with any such financing; any such consented use shall be solely in a manner that is not intended to, nor reasonably likely to, harm or disparage SELLERS or their subsidiaries, and BUYER shall remain liable for any harm or disparage suffered by SELLERS or their subsidiaries.

12.3.       Publicity. No press release or other publicity related to this Agreement or to the transactions hereunder agreed shall be made publicly available or submitted to third parties without the Parties’ prior and written approval in relation to the press release, form and contents, except to the extent provided for in Section 12.1.1 above, as applicable.

12.4.       Right to Withdraw. BUYER shall have the right to withdraw from the FPA up to 30% of the total Selected Assets of each distinct region where the properties are located (“Land Subject to Withdraw”), according to the provisions of this Section 12.4 and the schedule provided in Appendix 12.4.1 (“Right to Withdraw”).

12.4.1.    Prior to the exercise of the Right to Withdraw on all or portion of the Land Subject to

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Withdraw, BUYER shall provide SELLERS with a written prior notice (a) of 3 years for sales of Land Subject to Withdraw in excess of 2,000 hectares in the state of Mato Grosso do Sul, 600 hectares in the State of São Paulo (ex-Vale do Paraíba), 300 hectares in the states of Espírito Santo, Bahia and São Paulo (Vale do Paraíba) (“Extended Prior Notice”) and (b) of 6 months (“Regular Prior Notice”), for any other sales of Selected Assets.

12.4.2.    Upon receipt of an Extended Prior Notice or a Regular Prior Notice, SELLERS shall have the right (but not the obligation) during the 30 Calendar Days following such receipt to present BUYER with an offer to acquire the relevant Land Subject to Withdraw at a specified all-cash price on an as-is, where-is basis (“Right of First Offer on the Land Subject to Withdraw”).

12.4.2.1.  In case SELLERS do not to present an offer within thirty (30) Calendar Days from the receipt of an Extended Prior Notice or a Regular Prior Notice, BUYER shall be free to sell the relevant Selected Assets for any price.

12.4.2.2.  In case SELLERS present an offer (“SELLERS’ Offer”), BUYER shall have 15 (fifteen) days to:

(i)            accept SELLER’S Offer, in which case SELLERS and BUYER shall conclude the sale transaction at the price stipulated in the SELLERS’ Offer and on an as-is, where-is basis, as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall only be paid at the end of the period of the Extended Prior Notice or Regular Prior Notice, duly adjusted at the IGPM rate from the date of the acceptance of the SELLERS’ Offer until the closing of the sale with BUYER). For greater clarity, any default of the SELLERS in paying the adjusted price shall be considered a default in the other agreements of the Transaction; or

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(ii)           not accept SELLERS’ Offer, in which case:

(a)           BUYER shall be free to sell the Land Subject to Withdraw object of the Extended Prior Notice and/or a Regular Prior Notice, during the period of the Extended Prior Notice or Regular Prior Notice, as the case may be(provided that in no event shall such period be less than six months), on any terms, provided that the price is not less than that stipulated in SELLERS’ Offer (duly adjusted at the IGPM rate from the date of SELLERS’ Offer until the closing of the sale), and the provisions of the sale contract contain no collateral terms that would be reasonably be expected to reduce that price; and (b) BUYER shall notify SELLERS of the outcome of the sale process, indicating if the sale was concluded and, if so, producing reasonable evidence of the conclusion of the sale and price paid.

12.4.3.    If BUYER does not conclude the sale of the relevant Selected Assets within the periods mentioned above in Section 12.4.2.2(ii)(a), then BUYER will have to submit a new notice to SELLERS, which will trigger a new Right of First Offer on the Land Subject to Withdraw and the process shall be restarted.

12.4.4.    Upon the completion of the sale of the Land Subject to Withdraw, SELLERS shall be entitled to complete harvest of the Land Subject to Withdraw prior to delivery of the Land Subject to Withdraw, which shall take place up to three (3) months after the end of the period of the Extended Prior Notice or Regular Prior Notice, as applicable, subject to the delivery conditions as set forth in the Forestry Partnership Agreement.

12.5.       Selected Assets not Subject to Withdrawal.

For the purpose of selling to third parties any of the Selected Assets not subject to withdrawal as per section 12.4 above during the term of the FPA, BUYER shall initiate the process by providing written notice at any time (a “Sale Notice”) to SELLERS of its intention to sell such any portion of such Selected Assets (collectively, the “Subject Land”).

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12.5.1.    Upon receipt of a Sale Notice, SELLERS shall have the right (“Right of First Offer”), within thirty(30) Calendar Days, to elect to respond in writing with an all-cash price at which it would be willing to acquire the Subject Land on an as-is, where-is basis (an “Initial Offer”).

12.5.1.1.  SELLERS’ failure to communicate its decision within the term established in Section 12.5.1 shall automatically be deemed to be non-exercisable by SELLERS of the Right of First Offer and BUYER shall be free to sell the relevant Selected Assets as it sees fit and for any price, within twenty four (24) months as of the receipt by SELLERS of the Sale Notice.

12.5.2     If SELLERS provide an Initial Offer, BUYER may: (a) agree to transact at that price on an as-is, where-is basis; (b) reject the Initial Offer, in which case BUYER may proceed with a sale offer to third parties (a “Bid Process”) as set out in this Section 12 below, or (c)present a counter-offer at an all-cash price (a “Counter-Offer”).

12.5.3     In case BUYER decides to present a Counter-Offer, SELLERS may, within ten (10) Calendar Days as of the receipt of the Counter-Offer: (i) accept the Counter-Offer, in which case acceptance shall constitute a binding agreement of purchase and sale between the SELLERS and the NEWCOS on the terms and conditions set out in the Counter-Offer, and SELLERS and BUYER shall conclude the sale transaction, on an as-is, where-is basis, as soon as at all practicable and no later than 60 Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall increase at the IGPM rate until the closing of the sale with BUYER); or (ii) reject the Counter-Offer, in which case BUYER may proceed with the “Bid Process”.

12.5.3.1 SELLERS’ failure to communicate

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its decision in writing within the term established in Section 12.5.3 shall automatically be deemed to be non-acceptance of the Counter-Offer and the terms of Section 12.5.3(ii) shall apply.

12.5.4     SELLERS undertake the obligation to provide all information and other assistance as may reasonably be requested by BUYER in conducting the Bid Process.

12.5.5     Once BUYER initiates the Bid Process, BUYER will disclose to SELLERS the identity of the potential bidders that have been admitted to the Bid Process, and SELLERS shall notify BUYER within 5 (five) Calendar Days as of the receipt of the disclosure as to which bidders SELLERS view as restricted bidders (“Restricted Bidders”), provided that SELLERS may designate no more than two (2) Restricted Bidders. All remaining bidders will be considered as approved bidders (“Approved Bidders”). SELLERS’ failure to so notify BUYER within such 5 (five) Calendar Days shall result in all bidders being deemed as an Approved Bidder.

12.5.6     If BUYER selects an Approved Bidder as the winning bidder, BUYER may sell the Subject Land to any Approved Bidder on any terms, provided that such sale occurs at a price that is no less than the most recent Counter-Offer made by BUYER or, if no Counter-Offer was made, no less than the Initial Offer (and contains no collateral terms that would reasonably be expected to reduce that price).

12.5.7     If BUYER selects a Restricted Bidder as the winning bidder, BUYER shall send a notice to SELLERS informing the price to be paid by the Restricted Bidder (the “Bid Price”) and the other conditions of the intended transaction, for the purpose of entitling SELLERS to acquire the Subject Land at the Bid Price on an as-is, where-is basis, subject to the conditions set forth in Section 12.5.7.2 below (“Right of First Refusal”).

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12.5.7.1 SELLERS shall provide notice of their intention to exercise the Right of First Refusal within five (5) Business Days of receipt of the notice mentioned in section 12.5.7 above (“Exercise Notice”).

12.5.7.2 Should SELLERS decide to exercise the Right of First Refusal, in addition to the Bid Price, SELLERS shall also pay to the BUYER a matching fee in an amount equal to 5% (five percent) of the Bid Price, and SELLERS and BUYER shall conclude the sale transaction as soon as at all practicable and no later than 60 Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price and matching fee shall increase at the IGP-M rate until the closing of the sale with BUYER.)

12.5.7.3 If SELLERS (i) decline to exercise the Right of First Refusal, or (ii) fail to deliver an Exercise Notice within the term established above, BUYER may sell the Subject Land to the Restricted Bidder on the terms of its bid.

12.5.7.4 SELLERS shall not be entitled to exercise the Right of First Refusal over only part of the Subject Land (specific projects or specific properties/real estate record files), but only the totality of the properties subject to each Sale Notice. In the event of the BUYER combines Assets of two or more NEWCOS in a sale process, SELLERS shall be entitled to present offers for the group of Assets in each NEWCO separately.

12.5.8     For greater clarity, in acquiring Subject Land pursuant to any provision of this Section 12, SELLERS will not be entitled to any representations and warranties in such sale (other than in respect of typical corporate matters relating to authorization and enforceability), and shall expressly waive the right to indemnification for Evicção for the purposes of Article 448 of the Brazilian Civil Code.

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12.5.9     If BUYER does not conclude the sale of the relevant Selected Assets subject to a Bid Process within twenty-four (24) months, BUYER undertakes to submit a new Sale Notice to SELLERS in case of a further Bid Process, which will trigger a new Right of First Offer and the process shall be restarted.

12.5.10  The Right of First Offer on Lands Subject to Withdraw, the Right of First Offer and the Right of First Refusal shall not be valid or enforceable if SELLERS are in default in connection with any of its obligations as provided for in this Agreement or any other agreement under the Transaction. Without limiting the generality of the foregoing, the Right of First Offer on Lands Subject to Withdraw, the Right of First Offer and Right of First Refusal will not apply to any transfer by BUYER of the Selected Assets that is eligible to be included in the Put Option, pursuant to Section 13, due to a failure to transfer title under Section 4.1.3.

12.5.11  No Right of First Offer on Lands Subject to Withdraw, Right of First Offer, nor Right of First Refusal shall apply to the transfer of any of the Selected Assets by BUYER to any of its Affiliates or related entities or to investors in any of its managed vehicles as part of any internal reorganization, distribution-in-kind or other internal or non-marketed transaction.

12.5.12  The sale of any of the Selected Assets pursuant to this Section 12.5. will automatically cause the assignment to the transferee of all of the BUYER’S rights and obligations under the Transaction agreements regardless of any prior approval from the SELLERS, for which purpose BUYER undertakes to provide, in the sale instruments, that the winner bidder must comply with the terms and conditions of such agreements.

12.6        Invitation to Participate. For a period of two (2) years as of the Closing Date, if BUYER wishes to enter into any similar transaction with any of the two companies listed in Appendix 12.6 hereto (“Restricted Companies”) with the purpose of acquiring their lands and entering into subsequent agreements that enables such Restricted Company to use the divested land in any manner, including but not

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limited to forestry harvesting partnership agreements, then BUYER shall invite SELLERS to participate of such transaction, by means of acquisition of up to fifty percent (50%) of the lands involved in such transaction.

12.7        Buyer’s Right to Match.SELLERS hereby grant to BUYER the right of first refusal related to any future sale of the Assets of the SELLERS with the purpose of entering into forestry partnership agreements (“BUYER’s Right to Match”). BUYER’s Right of First Refusal shall be valid for two (2) years as of the Closing Date.

12.8        BUYER shall be invited by SELLERS to bid in any and all future sales processes of properties owned by SELLERS in Brazil that comprise over 5,000 hectares, regardless of the intended sale structure (“BUYER’s Right to Bid”). BUYER’s Right to Bid shall be valid for ten (10) years as of the Closing Date.

12.9        Disposal of NEWCOS Shares. All the provisions established in Sections 12.4 and 12.5 shall also apply for the disposal of NEWCO’s shares by BUYER. Nothing in the Section 12.9 will interfere with the BUYER’s Right to Withdraw under Section 12.4. The provisions established in Sections 12.4 and 12.5 shall apply for each NEWCO individually.

12.10      CADE. SELLERS and BUYER shall be jointly responsible for any and all antitrust filings required as a result of this Transaction and shall jointly notify CADE - Administrative Council for Economic Defense within two (2) Business Day of the execution hereof. SELLERS and BUYER shall be responsible for jointly coordinating this process before CADE, and BUYER and SELLERS shall have the right to review all documents before the relevant filing. The official costs relating to notifying and filing for the transaction shall be paid by SELLERS and 50% shall be reimbursed by BUYER. Each party shall bear with its own legal fees.

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12.10.1  If CADE imposes any restrictions and/or obligations on this Transaction which cause any Adverse Effect to this Agreement, the SELLERS and BUYER shall reach an agreement on the necessary adjustments to this Agreement within 30 (thirty) days of becoming aware of the decision made by CADE. If, in the end of such period of 30 (thirty) days, the SELLERS and BUYER do not reach an agreement, it is expressly agreed that this Agreement shall be lawfully terminated without any formality and without any indemnification or payment of liquidated damages from any Party to any other Party, and the provisions of Section 10.1 shall not apply.

12.11      Casualty and Force Majeure. SELLERS shall be liable for any losses and undertake to indemnify BUYER for any damages derived (i) from casualty, which term, for purposes of the Transaction, shall include but not be limited to any loss, damage or destruction caused by theft, fire, storm, insects or disease (“Casualty”); and (ii) from the occurrence of force majeure events or acts of God, as defined in the sole paragraph of article 393 of the Brazilian Civil Code, including, for example, strike of government entities employees of any agency or department, court or administrative order (“Force Majeure”), which may, directly or indirectly, cause losses and damages to the BUYER under the Transaction, during the term of the FPA and of the FSA.

12.12      Anti-corruption Policy. The Parties undertake, under the penalties set forth herein and in the applicable law, to observe and strictly comply with all applicable laws, including but not limited to the Brazilian anti-corruption laws, anti-money laundering laws, and also the FCPA - Foreign Corrupt Practices Act, the UK Bribery Act and the Corruption of Foreign Public Officials Act (together “Anti-corruption Laws”), as well as the rules and provisions set forth in the internal policies of the Parties (“Anti-corruption Policy”).

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12.12.1  Each of the Parties represents and warrants that it is not involved nor will be involved, directly or indirectly, through its representatives (including any managers, directors, officers, advisors or consultants acting on its behalf), during the fulfillment of the obligations established under this Agreement and any other agreements executed in furtherance of this Transaction, in any activity or practice that constitutes a breach of the Anti-corruption Laws.

12.12.2  The Parties undertake to keep books, accounts, records and invoices accurate and agree that, if considered necessary, the Parties shall be entitled to, directly or indirectly, with assistance of third parties that they may appoint, audit the books, accounts, records, invoices and any document that supports the collections and/or the requests of reimbursement, to verify compliance with the provisions of the Anti-corruption Laws and also the Anti-corruption Policy, whereas the Parties shall provide full cooperation in the course of any audit, undertaking to submit any necessary information and documentation whenever requested.

12.12.3  The non-compliance by the Parties of the Anti-corruption Laws and/or the Anti-corruption Policy will be considered a material breach to this Agreement and/or to any other agreements executed in furtherance of this Transaction and shall entitle the other Party to, acting in good faith, declare this Agreement and/or to any other agreements executed in furtherance of this Transaction terminated immediately, without any burden or penalty, being the defaulting Party responsible for the losses and damages, pursuant to the applicable law and to this Agreement and/or to any other agreements executed in furtherance of this Transaction.

12.12.4  The Parties declare that they have not, directly or indirectly, offered, promised, paid or authorized the payment of money, gave or agreed to give gifts or anything of value and, during the term of this Agreement and/or to any other agreements executed in furtherance of this Transaction, will not offer, promise, pay or authorize payment of money, give or agree to give

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gifts or anything of value to any person or entity, public or private, in order to unlawfully obtain or retain any business on behalf of the other Party.

12.12.5  The Parties declare that will not, directly or indirectly, receive, transfer, maintain, use or hide resources that result from any unlawful activity and will not hire as an employee or otherwise maintain professional relationship with individuals or entities involved in criminal activities, in particular the Anti-corruption Laws, money laundering, drug trafficking and terrorism.

12.12.6  The Parties represent and warrant that (i) their current representatives are not public officials or government employees; (ii) will promptly inform, in writing, any appointment of their representatives as public officials or government employees.

12.12.7  Each of the Parties will promptly notify, in writing, the other Party with respect of any suspected or actual breach of the Anti-corruption Laws and/or the Anti-corruption Policy by such Party, and also any involvement by such Party in bribery or corruption acts, and the breach of any representations pursuant to this Section.

SECTION THIRTEEN - PUT OPTION

13.1        On the Closing Date, SELLERS shall grant to BUYER put options to have SELLERS purchase each of the Selected Assets from NEWCOS or assign the possession rights in relation to each of the Selected Assets from NEWCOS, as the case may be (being the put option concerning each of the Selected Assets hereinafter referred to as a “Put Option”), which exercise will be subject to the provisions of the Put Option Agreement to be executed by the Parties on the Closing Date, that will provide, among other terms, that the Put Option may be exercised in the following events:

(i)            In the event that the (x) Title Transfer of any of the Selected Assets to NEWCOS: (a) within

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five (5) years as of the Closing Date is not perfected by means of the registration thereof with RERO, including the title regularization of any possessed areas, as the case may be or (b) at any time, is informed by SELLERS as not transferable, after evidence from SELLERS of the reason why the perfection of the Title Transfer is not possible, as well as evidence of the measures that have been taken to comply with such obligation under this Agreement; (y) Allocated Possession Areas (a) are not conveyed into Title and such respective Title is not perfected on behalf of the NEWCOS within the fifth (5th) year following the Closing Date; or (b) in case BUYER decides to pursue perfected lawful title of the Allocated Possession Areas at its own account, SELLERS have not fully cooperated with BUYER as long as necessary or (c) at any time, is informed by SELLERS as not transferable, after evidence from SELLERS of the reason why the perfection of the Title Transfer is not possible, as well as evidence of the measures that have been taken to comply with such obligation under this Agreement; (both (x) and (y) shall be considered as (“Non-Transferred Assets”); and for greater clarity the SELLERS will be obligated to advise the BUYER of any such determination promptly;

(ii)           If, at any time, (a) BUYER identifies any Liens (except for the Liens listed in Appendix 3.2.(a)(iii) and other Liens consented to by Buyer at its sole discretion) related to any of or portion of any of the Selected Assets; or, (b) Buyer receives any notification, infraction notice, claim or summons, as part of an administrative, judicial or arbitration procedure, resulting from a Third Party Claim (including Third Party Claim initiated by Governmental Authorities) concerning any dispute about the ownership or the possession of such Selected Assets or part thereof including, but not limited to, in case the possession of the Allocated Possession Areas are encroached, seized or threatened to be seized, or threatened with imminent violence (being any such Selected Assets or part thereof referred to as a “Disturbed Land” and any such Third Party Claim referred to as a “Disturbance Third Party Claim”).

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13.1.1     BUYER may exercise the Put Option in connection with the Non-Transferred Assets and/or Disturbed Land by means of a written notification to SELLERS (“Put Option Exercise Notice”) at any time from the date on which the Put Option becomes exercisable under Section 13.1 (i) and/or (ii), as applicable, until the final harvest of the Last Rotation of each real estate record file (“matricula”) of the Selected Assets under the FPA. The date when BUYER exercises the Put Option in connection with any Non-Transferred Assets and/or Disturbed Land shall be referred as the “Put Option Exercise Date”.

13.1.2     If the Put Option becomes exercisable in respect to Non-Transferred Assets prior to the fifth (5th) anniversary of the Closing Date, SELLERS undertake to offer to replace such Non-Transferred Assets with Replacement Assets and BUYER undertakes to replace such Non-Transferred Assets with Replacement Assets (with due regard to the criteria for replacement described in the definition of Replacement Assets included in Section 1.1), except if BUYER waives its Put Option right relating to the respective Selected Assets. In the event no offer is made within thirty (30) days of the Put Option becoming exercisable or any offer being withdrawn and in any event no later than the fifth (5th) anniversary of the Closing Date, the BUYER shall have, at any time until the final harvest of the Last Rotation of each real estate record file (“matricula”) of the Selected Assets under the FPA, the right to require SELLERS to acquire such Non-Transferred Assets from BUYER or NEWCOS, as the case may be, in consideration for the payment of the amount provided for in Appendix 13.1.2 for such Non-Transferred Assets, as adjusted by the rules for evaluation and calculation formula set forth therein (“Put Option Price”), by means of the execution of the competent document.

13.1.3     If the Put Option becomes exercisable in respect of a Disturbed Land at any time or in respect of Non-Transferred Assets subsequent to the fifth (5th) anniversary of the Closing Date, SELLERS undertake to offer to replace such

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Disturbed Land or Non-Transferred Assets, as the case may be, with real estate properties that meet the criteria for replacement as established in Appendix 3.2(a)(i) and that are agreed by the BUYER, in its sole discretion, to have a value equivalent to the Non-Transferred Assets. In the event no offer is made within thirty (30) days of the Put Option becoming exercisable or no such Selected Assets are agreed by BUYER, the BUYER shall have, at any time until the final harvest of the Last Rotation of each real estate record file (“matricula”) of the Selected Assets under the FPA, the right to require SELLERS to acquire such Non-Transferred Assets or Disturbed Land, as the case may be, from BUYER or NEWCOS, as the case may be, in consideration for the Put Option Price, by means of the execution of the competent document.

13.1.4     If the Put Option becomes exercisable in respect of a Non-Transferred Asset or a Disturbed Land located in a certain project area which comprises other Selected Assets and/or Possession Areas, BUYER may exercise its Put Option right, at its sole discretion, in relation to each or the totality of the real estate record files (“matrículas”)/Selected Assets and Possession Areas comprised in such project.

13.1.5     The Put Option Price shall be paid by SELLERS to BUYER within sixty (60) Calendar Days as of the Put Option Exercise Notice.

13.2        To guarantee the payment by SELLERS to BUYER of the Put Option Price in connection with the exercise of any and all Put Options concerning all Selected Assets, and any indemnification due to BUYER for damages caused as a consequence of SELLERS’ default in applying the Put Option, SELLERS shall, within twenty (20) days as from the Cosing Date, grant to BUYER pledge over the existing and future Standing Timber on the real properties listed in Appendix 13.2 (“Guarantee”), which shall remain in full force until sixty (60) Calendar Days following the final harvest of the Last Rotation of each real estate record file (“matrícula”) of the Selected Assets under the FPA, unless BUYER has exercised the Put Option in connection with any Non-Transferred Assets, in which case the Guarantee shall be reduced proportionately based on the Put Option Price.

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SECTION FOURTEEN - APPLICABLE LAW AND ARBITRATION

14.1        The Parties shall attempt, in good faith, to settle any ties and disputes arising out from this Agreement and to construe and apply the remaining provisions of this Agreement in an amicable manner, provided that any Party that believes any of its rights has been compromised shall give the other Party notice to that effect. Should the Parties fail to settle the dispute amicably within 30 (thirty) days counted as of the notice referred to in Section 15, such dispute shall be finally settled by means of a binding arbitration procedure.

14.2        The Arbitration shall be governed by the rules of the Chamber of Commerce Brazil - Canada -“CCBC” (“Rules of CCBC”), which shall be liable for the conduction of the arbitral proceedings. Should the Rules of CCBC not address any procedural aspect, the Parties hereby agree to apply the Brazilian procedural laws provided in Law no. 9307/96 and in the Brazilian Code of Civil Procedure on a supplementary basis and in such order.

14.3        Arbitration shall be held in the city of São Paulo, State of São Paulo, Brazil, and the official language of the arbitration shall be English.

14.4        The arbitral tribunal shall be composed of 3 (three) arbitrators. Each Party (SELLERS, on one side, and BUYER, on the other side)shall appoint 1 (one) arbitrator and the arbitrators so appointed shall appoint a 3rd (third) one by mutual agreement. Should a Party fail to appoint an arbitrator within 14 (fourteen) days counted as of receipt of notice for commencement of arbitration or, should the 2 (two) arbitrators fail to reach an agreement as to appointment of an arbitrator within fourteen (14) days following their appointment, such missing arbitrator(s) shall be appointed in accordance with the Rules of CCBC.

14.5        The Parties hereby acknowledge and agree that selection of arbitration as means of dispute resolution hereunder is voluntary and that the arbitral award entered thereunder shall be a clear

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and legal title, the final and definitive decision, binding on the Parties, which hereby waive submission to any other venue or jurisdiction, however privileged it may be.

14.6        Should a Party be called to settle a dispute under arbitration and opposes arbitration or refuses to sign the relevant arbitral commitment, arbitration shall proceed in accordance with the provisions of the Rules of CCBC, provided that the arbitral tribunal in charge shall determine the contents of the arbitral commitment, for the regular processing of the arbitration procedure.

14.7        Arbitrators shall settle any dispute hereunder in accordance with the Brazilian law that shall be kept confidential. Any arbitral award shall be final and may be enforced in any court having appropriate jurisdiction.

14.8        Liability for payment of the arbitration costs, including the arbitrators’ fees shall be determined in accordance with the Rules of CCBC. Should the Rules of CCBC be silent on the aforesaid issue, the arbitral award shall hold that the defeated Party shall bear the costs of arbitration or of any court proceeding pertaining to or resulting from arbitration, including attorneys’, experts’ and arbitrators’ fees. In case of an arbitral award partly favorable to both Parties, the arbitral tribunal shall specify the form of payment of each Party’s share of such costs.

14.9        Without prejudice or limitation to any provision contained in the Rules of CCBC, the Parties may resort to the judiciary solely in the events set forth below, and no such conduct shall be deemed the Parties’ waiver to their choice of arbitration as the sole means to settle disputes: (i) to assure commencement of arbitration; (ii) to obtain injunctions and other protective remedies prior to organization of an arbitral tribunal; and (iii) to enforce any ruling entered by an arbitral tribunal, including but not limited to the arbitral award. To that effect, the Parties hereby elect the courts of the city of São Paulo, State of São Paulo, Brazil as the appropriate venue to entertain and rule on such issues.

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SECTION FIFTEEN - GENERAL PROVISIONS

15.1        All notices, consents, requests and other communications contemplated by this Agreement (“Notice”) shall be made in writing and delivered by hand, postal or courier service, acknowledged receipt required to the addresses below:

If to SELLERS:

FIBRIA CELULOSE S.A.

Alameda Santos, 1357, 6th floor

São Paulo - SP 01419-001

Att: Aires Galhardo - Executive Officer

c/c: Eduardo Andretto - General Counsel

With a copy (that shall not constitute a notice) to:

Paulo Coelho da Rocha

Demarest Advogados

Av. Pedroso de Morais, 1201

São Paulo - SP 05419-001

If to BUYER:

PARKIA PARTICIPÇÕES S.A.

Av. das Américas, 500 - Bloco 2, sala 301 (parte)

Rio de Janeiro - RJ 22640-100

Att: Paulo Garcia

With a copy (that shall not constitute a notice) to:

Rossana Fernandes Duarte

Siqueira Castro Advogados

Rua Tabapua, 81 - 4° andar

São Paulo - SP 04533-010

15.2        Notices given pursuant to the provisions of this Agreement shall be deemed received: (i) upon delivery, if hand-delivered against evidence of receipt; (ii) upon receipt, if posted on the mail and duly received by the addressee against receipt of delivery; and (iii) except as otherwise provided in this Agreement, five (5) Business Days after being sent via overnight courier service and duly received by the addressee against evidence of receipt. Either Party may change the address for delivery of Notices upon prior Notice to the other parties in accordance with this Section 15.

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15.3        Except as otherwise provided in this Agreement, the commitments and obligations assumed by each Party hereunder are subject to specific performance pursuant to the provisions of articles 461 and 466-A et seq. of the Civil Procedure Code, and the Parties acknowledge that losses and damages shall not be a sufficient restitution. To that effect, the Parties acknowledge that this Agreement, duly signed by two witnesses, is a clear and legal out-of-court execution title for all effects and purposes of article 585, subsection II, of the Civil Procedure Code.

15.4        Except as otherwise provided for in this Agreement, all costs and expenses incurred by the SELLERS and by BUYER in connection with the negotiation, preparation, execution and Closing of this Transaction shall be borne by the Party that has incurred them, including those relating to brokerage and commissions to service providers. All expenses related to the conveyance of the Selected Assets by SELLERS to NEWCOS shall be borne by SELLERS, except for as provided in Appendix 15.4 attached hereto, and the expenses related to the registration with the competent Board of Trade of the documents relative to the transference of the NEWCOS’ Shares to BUYER shall be borne by BUYER.

15.5        This Agreement and the documents to be produced until the Closing Date as provided herein constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, superseding any other preliminary agreements entered into by the Parties.

15.6        This Agreement is executed in an irrevocable and irreversible manner, except for the conditions which allow this Agreement to be revocable and reversible for the term between this date and the Closing Date.

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15.7        This Agreement is binding upon the Parties, and each of their successors in any capacity.

15.8        Except as otherwise provided for in this Agreement, this Agreement and/or the rights and liabilities hereunder of any Party shall not be assigned or surrogated, either in part or in full, without the other Parties’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned to any other act or fact without motive. The limitation established hereunder shall not apply to the transfer of the BUYER’s rights to companies belonging to BUYER’s economic group, including its Affiliates.

15.9        Any Party’s failure to enforce or delay in enforcing any provision of this Agreement, or in demanding compliance with any term or condition hereof shall not be construed as a waiver to such provision, term or condition, nor shall it be deemed novation of the sections or subsections of this Agreement. No such act of freedom shall affect the relevant Party’s rights, which may be enforced at any time in the future.

15.10      Any amendment or change to this Agreement shall only be effective if made in written, duly signed by the Parties, which shall become a part hereto as an amendment.

15.11      Should any section, item or provision of this Agreement be held illegal, invalid or unenforceable, such invalidation shall not affect the enforceability or validity of the remaining sections, items and provisions, except if combination of the provisions indicates that the Parties would not have been willing to enter this Agreement without the unenforceable or invalid provisions.

15.12      All terms and deadlines provided for in this Agreement shall be counted as provided for in article 184 of the Civil Procedure Code, i.e., excluding the first date and including the maturity date. All terms and deadlines provided for in this Agreement ending on a Saturday, Sunday or holiday

77

shall be automatically extended to the next Business Day.

15.13      Liability for collection of the Taxes levied on the transactions hereunder shall fall upon the Party deemed the taxpayer under the applicable legislation.

15.14      The Parties hereby agree that any term provided hereunder shall not be extended, except (i) upon mutual agreement amongst the Parties; or (ii) upon the occurrence of force majeure events or acts of God, as defined in the sole paragraph of article 393 of the Brazilian Civil Code, including, for example, strike of government entitiesemployees, which might substantially affect the fulfillment of the Conditions Precedent by the Parties for Closing and/or for the satisfaction of the post-Closing obligations, adverse weather hinders the conduction of the Due Diligence, court or administrative order which could prevent the Closing from happening, as well as any and all occurrences which may, directly or indirectly, prevent or hinder the Closing or the satisfaction of the post-Closing obligations from occurring on the agreed date provided that the Party claiming such force majeure event or act of God shall provide evidence of its occurrence. In these cases, such term (and all supervening terms) shall be extended by the number of day’s equivalent to the duration of the applicable force majeure or act of God.

15.15.     This Agreement is executed in both English and Portuguese languages. In case of conflict between the Portuguese and English versions of the Agreement, the English version shall prevail.

15.16      The Parties hereby authorize the individuals below to initial the exhibits of this Agreement on their behalf:

Seller		Purchaser
Sample	authorized	Sample	authorized
initial:	[ILLEGIBLE]	initial:	[ILLEGIBLE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in three (3) counterparts before the two (2) undersigned witnesses.

São Paulo, November 15,2013.

[ILLEGIBLE]
FIBRIA CELULOSE S.A.

[ILLEGIBLE]
FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA.

[ILLEGIBLE]
PARKIA PARTICIPACÕES S.A.

WITNESSES: / TESTEMUNHAS:

1.		2.
	Name: / Nome:		Name: / Nome:
	ID: / RG:		ID: / RG:

Appendix I - LIST OF THE ASSETS

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
A093	ARACRUZ	ES	ES_South_03	425.28	284.21	37.10
A094	ARACRUZ	ES	ES_South_03	286.24	211.79	37.10
A095	ARACRUZ	ES	ES_South_03	449.19	292.23	37.10
A114	ARACRUZ	ES	ES_South_03	141.10	100.17	37.10
A115	ARACRUZ	ES	ES_South_03	213.40	131.20	44.30
A117	ARACRUZ	ES	ES_South_03	169.92	111.93	44.30
A124	ARACRUZ	ES	ES_South_03	302.42	220.79	37.10
A125	ARACRUZ	ES	ES_South_03	218.48	167.60	37.10
A127	ARACRUZ	ES	ES_South_03	318.49	251.69	37.10
A133	ARACRUZ	ES	ES_South_03	147.30	115.69	37.10
A140	ARACRUZ	ES	ES_South_03	510.07	397.08	37.10
A143	LINHARES	ES	ES_South_03	74.09	49.87	37.10
A261	ARACRUZ	ES	ES_South_03	14.23	9.44	37.10
A262	ARACRUZ	ES	ES_South_03	162.70	96.19	37.10
A263	ARACRUZ	ES	ES_South_03	198.00	127.71	37.10
A264	ARACRUZ	ES	ES_South_03	69.63	41.29	37.10
A265	ARACRUZ	ES	ES_South_03	27.12	16.83	37.10
A266	ARACRUZ	ES	ES_South_03	21.90	13.58	37.10
A267	ARACRUZ	ES	ES_South_03	45.18	31.19	37.10
A268	ARACRUZ	ES	ES_South_03	124.43	79.27	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
A269	ARACRUZ	ES	ES_South_03	106.28	72.27	37.10
A270	ARACRUZ	ES	ES_South_03	190.26	128.63	37.10
A280	ARACRUZ	ES	ES_South_03	337.50	275.85	37.10
A283	ARACRUZ	ES	ES_South_03	66.19	45.42	37.10
A285	ARACRUZ	ES	ES_South_03	28.15	22.89	37.10
A286	ARACRUZ	ES	ES_South_03	96.60	58.89	37.10
A288	ARACRUZ	ES	ES_South_03	54.41	42.93	37.10
A293	ARACRUZ	ES	ES_South_03	162.57	120.33	37.10
A308	ARACRUZ	ES	ES_South_03	384.32	155.90	37.10
A318	ARACRUZ	ES	ES_South_03	191.64	102.21	37.10
A326	ARACRUZ	ES	ES_South_03	89.97	56.40	44.30
A600	LINHARES	ES	ES_South_03	421.78	313.06	37.10
A606	LINHARES	ES	ES_South_03	601.28	315.34	37.10
A607	LINHARES	ES	ES_South_03	804.20	390.14	37.10
A617	LINHARES	ES	ES_South_03	236.99	219.20	37.10
A627	IBATIBA	ES	ES_South_03	20.41	7.45	44.30
F154	IGARATÁ	SP	SP_East_03	266.54	135.31	56.20
F167	CRUZEIRO	SP	SP_East_03	55.50	22.99	44.00
F431	ITAPEVA	SP	SP_South_02	2,821.93	2,219.00	61.74
F434	ITAPEVA	SP	SP_South_02	195.95	176.20	48.44
F435	ITAÍ	SP	SP_South_02	1,033.41	818.16	55.09
F438	TAQUARIVAÍ	SP	SP_South_02	851.68	569.61	48.44
F461	AVAÍ	SP	SP_North_01	1,126.01	776.55	41.79

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
F464	AREALVA	SP	SP_North_01	126.69	102.58	41.79
F465	AREALVA	SP	SP_North_01	128.66	124.20	41.79
F466	PEDERNEIRAS	SP	SP_North_01	471.88	419.57	48.44
F467	AGUDOS	SP	SP_North_01	634.98	428.88	48.44
F531	CAMPINA DO MONTE ALEGRE	SP	SP_South_02	1,210.31	999.00	48.44
F533	ITAPETININGA	SP	SP_South_02	2,896.77	1,243.07	48.44
F536	CAMPINA DO MONTE ALEGRE	SP	SP_South_02	917.08	571.13	55.09
F537	ITAPETININGA	SP	SP_South_02	1,089.93	630.06	55.09
F538	ITAPETININGA	SP	SP_South_02	830.64	306.67	55.09
F539	ITAPETININGA	SP	SP_South_02	1,172.78	602.02	55.09
F540	ITAPETININGA	SP	SP_South_02	2,606.47	1,324.01	48.44
F543	ITAPETININGA	SP	SP_South_02	1,033.98	526.95	48.44
F545	ANGATUBA	SP	SP_South_02	87.32	67.36	55.09
F547	ITAPETININGA	SP	SP_South_02	411.02	198.09	55.09
F549	ITAPETININGA	SP	SP_South_02	1,456.09	986.33	55.09
F638	JAMBEIRO	SP	SP_East_03	626.03	364.14	49.60
F639	JAMBEIRO	SP	SP_East_03	419.95	246.07	44.00
F640	JAMBEIRO	SP	SP_East_03	416.61	254.23	49.60
F677	CAPÃO BONITO	SP	SP_South_02	77.05	59.39	55.09
F678	CAPÃO BONITO	SP	SP_South_02	241.36	173.38	48.44
F679	CAPÃO BONITO	SP	SP_South_02	442.85	327.63	55.09
F680	CAPÃO BONITO	SP	SP_South_02	250.71	169.60	48.44
F681	BURI	SP	SP_South_02	871.11	600.36	48.44

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
F743	CAÇAPAVA	SP	SP_East_03	130.34	99.31	49.60
F891	TREMEMBÉ	SP	SP_East_03	332.50	187.21	49.60
F892	TREMEMBÉ	SP	SP_East_03	233.52	146.08	49.60
F895	CRUZEIRO	SP	SP_East_03	79.36	45.57	44.00
F931	JAMBEIRO	SP	SP_East_03	84.94	20.45	49.60
F954	TREMEMBÉ	SP	SP_East_03	228.03	83.38	49.60
H007	TRÊS LAGOAS	MS	MS_South_03	19,510.23	14,246.68	43.10
H008	TRÊS LAGOAS	MS	MS_Center_02	1,862.47	1,073.93	43.10
H011	TRÊS LAGOAS	MS	MS_North_01	1,809.52	1,023.51	36.70
H013	BRASILÂNDIA	MS	MS_South_03	12,124.65	7,721.64	43.10
H053	TRÊS LAGOAS	MS	MS_Center_02	4,905.80	3,192.72	43.10
H07B	BRASILÂNDIA	MS	MS_South_03	17,671.63	12,833.73	43.10
H101	BRASILÂNDIA	MS	MS_South_03	17,859.98	10,629.86	43.10
H102	ÁGUA CLARA	MS	MS_South_03	5,970.12	2,805.36	43.10
H103	BRASILÂNDIA	MS	MS_South_03	2,114.80	1,376.07	43.10
H104	BRASILÂNDIA	MS	MS_South_03	1,181.12	625.08	43.10
H105	TRÊS LAGOAS	MS	MS_South_03	1,147.81	793.82	43.10
H120	BRASILÂNDIA	MS	MS_South_03	1,414.35	924.63	43.10
H188	BRASILÂNDIA	MS	MS_South_03	1,090.54	692.69	43.10
M001	NOVA VIÇOSA	BA	BA_Total_01	133.08	79.52	37.10
M012	NOVA VIÇOSA	BA	BA_Total_01	426.04	259.14	44.30
M014	NOVA VIÇOSA	BA	BA_Total_01	223.73	172.17	44.30
M015	NOVA VIÇOSA	BA	BA_Total_01	404.70	285.76	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
M016	NOVA VIÇOSA	BA	BA_Total_01	287.24	176.59	37.10
M017	NOVA VIÇOSA	BA	BA_Total_01	398.28	208.72	37.10
M018	NOVA VIÇOSA	BA	BA_Total_01	407.59	220.75	37.10
M019	NOVA VIÇOSA	BA	BA_Total_01	535.02	336.74	37.10
M020	NOVA VIÇOSA	BA	BA_Total_01	339.89	261.96	37.10
M021	NOVA VIÇOSA	BA	BA_Total_01	515.83	307.96	37.10
M022	NOVA VIÇOSA	BA	BA_Total_01	523.99	258.42	37.10
M023	NOVA VIÇOSA	BA	BA_Total_01	693.99	358.20	29.80
M024	NOVA VIÇOSA	BA	BA_Total_01	474.42	145.68	37.10
M025	NOVA VIÇOSA	BA	BA_Total_01	474.43	331.18	29.80
M026	NOVA VIÇOSA	BA	BA_Total_01	420.84	247.37	44.30
M027	NOVA VIÇOSA	BA	BA_Total_01	760.04	507.34	29.80
M028	NOVA VIÇOSA	BA	BA_Total_01	684.73	402.72	37.10
M029	NOVA VIÇOSA	BA	BA_Total_01	484.31	304.45	37.10
M031	NOVA VIÇOSA	BA	BA_Total_01	300.99	207.40	37.10
M032	NOVA VIÇOSA	BA	BA_Total_01	207.43	149.43	37.10
M033	NOVA VIÇOSA	BA	BA_Total_01	217.77	133.94	37.10
M034	NOVA VIÇOSA	BA	BA_Total_01	268.95	153.50	44.30
M035	NOVA VIÇOSA	BA	BA_Total_01	395.95	221.09	37.10
M036	NOVA VIÇOSA	BA	BA_Total_01	454.39	222.88	37.10
M037	NOVA VIÇOSA	BA	BA_Total_01	551.38	257.26	29.80
M038	NOVA VIÇOSA	BA	BA_Total_01	558.00	167.36	29.80
M040	NOVA VIÇOSA	BA	BA_Total_01	346.96	206.83	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
M041	NOVA VIÇOSA	BA	BA_Total_01	328.62	198.64	37.10
M042	NOVA VIÇOSA	BA	BA_Total_01	581.44	338.65	44.30
M043	NOVA VIÇOSA	BA	BA_Total_01	624.61	363.96	37.10
M044	NOVA VIÇOSA	BA	BA_Total_01	557.31	309.70	44.30
M046	NOVA VIÇOSA	BA	BA_Total_01	370.84	172.48	37.10
M047	NOVA VIÇOSA	BA	BA_Total_01	317.76	205.59	44.30
M048	NOVA VIÇOSA	BA	BA_Total_01	342.53	240.88	44.30
M099	NOVA VIÇOSA	BA	BA_Total_01	163.52	109.46	44.30
M114	CARAVELAS	BA	BA_Total_01	302.51	175.45	44.30
M116	NOVA VIÇOSA	BA	BA_Total_01	148.60	99.33	37.10
M117	NOVA VIÇOSA	BA	BA_Total_01	471.59	218.64	37.10
M118	CARAVELAS	BA	BA_Total_01	83.54	35.47	37.10
M119	NOVA VIÇOSA	BA	BA_Total_01	131.22	53.07	37.10
M123	NOVA VIÇOSA	BA	BA_Total_01	152.51	78.77	44.30
M124	NOVA VIÇOSA	BA	BA_Total_01	517.39	357.28	37.10
M125	NOVA VIÇOSA	BA	BA_Total_01	449.68	199.34	37.10
M130	NOVA VIÇOSA	BA	BA_Total_01	363.33	251.64	37.10
M131	NOVA VIÇOSA	BA	BA_Total_01	589.35	319.00	29.80
M132	NOVA VIÇOSA	BA	BA_Total_01	576.21	276.14	44.30
M133	NOVA VIÇOSA	BA	BA_Total_01	369.08	227.12	44.30
M134	NOVA VIÇOSA	BA	BA_Total_01	425.64	293.96	44.30
M153	MUCURI	BA	BA_Total_01	381.11	196.97	44.30
M154	MUCURI	BA	BA_Total_01	601.29	482.57	44.30

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
M155	MUCURI	BA	BA_Total_01	373.05	282.09	44.30
M156	MUCURI	BA	BA_Total_01	241.19	168.33	44.30
M157	NOVA VIÇOSA	BA	BA_Total_01	577.02	309.81	44.30
M158	NOVA VIÇOSA	BA	BA_Total_01	184.73	99.86	37.10
M161	NOVA VIÇOSA	BA	BA_Total_01	562.53	297.82	44.30
M165	MUCURI	BA	BA_Total_01	309.24	188.03	44.30
M166	NOVA VIÇOSA	BA	BA_Total_01	426.80	241.58	29.80
M194	NOVA VIÇOSA	BA	BA_Total_01	103.70	75.30	44.30
M196	NOVA VIÇOSA	BA	BA_Total_01	43.13	27.89	44.30
M197	IBIRAPUÃ	BA	BA_Total_01	154.64	87.24	44.30
M209	NOVA VIÇOSA	BA	BA_Total_01	379.99	201.94	37.10
M217	NOVA VIÇOSA	BA	BA_Total_01	41.05	13.41	37.10
M218	NOVA VIÇOSA	BA	BA_Total_01	24.78	15.39	37.10
M219	NOVA VIÇOSA	BA	BA_Total_01	296.28	197.87	44.30
M220	NOVA VIÇOSA	BA	BA_Total_01	420.73	302.84	44.30
M221	NOVA VIÇOSA	BA	BA_Total_01	331.75	206.78	44.30
M222	NOVA VIÇOSA	BA	BA_Total_01	60.67	32.11	37.10
M224	NOVA VIÇOSA	BA	BA_Total_01	53.17	22.01	37.10
M225	NOVA VIÇOSA	BA	BA_Total_01	77.78	47.16	37.10
M360	NOVA VIÇOSA	BA	BA_Total_01	259.46	164.60	29.80
M361	NOVA VIÇOSA	BA	BA_Total_01	441.95	246.79	29.80
M362	NOVA VIÇOSA	BA	BA_Total_01	194.56	98.70	37.10
M363	NOVA VIÇOSA	BA	BA_Total_01	194.41	124.07	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
M364	NOVA VIÇOSA	BA	BA_Total_01	207.31	148.14	44.30
M365	NOVA VIÇOSA	BA	BA_Total_01	454.38	300.17	44.30
M376	NOVA VIÇOSA	BA	BA_Total_01	103.35	83.90	37.10
M400	MUCURI	BA	BA_Total_01	185.17	128.58	51.50
M401	MUCURI	BA	BA_Total_01	356.44	274.77	51.50
M402	MUCURI	BA	BA_Total_01	218.04	160.79	51.50
M403	MUCURI	BA	BA_Total_01	19.05	12.83	51.50
M404	MUCURI	BA	BA_Total_01	635.22	436.60	51.50
M405	MUCURI	BA	BA_Total_01	355.58	231.56	51.50
M406	MUCURI	BA	BA_Total_01	466.37	335.51	51.50
M407	MUCURI	BA	BA_Total_01	423.35	283.92	51.50
M408	MUCURI	BA	BA_Total_01	609.74	490.47	51.50
M409	MUCURI	BA	BA_Total_01	319.16	258.80	51.50
M410	MUCURI	BA	BA_Total_01	583.30	459.88	51.50
M411	MUCURI	BA	BA_Total_01	378.31	271.35	51.50
M412	MUCURI	BA	BA_Total_01	289.48	202.93	51.50
M413	MUCURI	BA	BA_Total_01	378.58	294.13	51.50
M414	MUCURI	BA	BA_Total_01	328.60	231.11	51.50
M415	MUCURI	BA	BA_Total_01	265.24	193.96	51.50
M416	MUCURI	BA	BA_Total_01	372.31	237.24	51.50
M417	MUCURI	BA	BA_Total_01	369.13	261.40	51.50
M418	MUCURI	BA	BA_Total_01	111.78	96.61	51.50
M419	MUCURI	BA	BA_Total_01	303.22	213.14	51.50

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
M420	MUCURI	BA	BA_Total_01	445.94	331.24	51.50
M421	MUCURI	BA	BA_Total_01	561.79	404.19	51.50
M422	MUCURI	BA	BA_Total_01	52.60	34.11	51.50
M423	MUCURI	BA	BA_Total_01	345.42	259.23	51.50
M424	MUCURI	BA	BA_Total_01	161.95	111.03	51.50
M425	MUCURI	BA	BA_Total_01	31.54	19.81	51.50
M426	MUCURI	BA	BA_Total_01	8.56	6.43	51.50
M427	MUCURI	BA	BA_Total_01	466.16	257.70	51.50
M614	MUCURI	BA	BA_Total_01	211.54	132.84	44.30
M616	NOVA VIÇOSA	BA	BA_Total_01	510.18	292.21	37.10
M633	NOVA VIÇOSA	BA	BA_Total_01	27.95	17.59	37.10
M642	NOVA VIÇOSA	BA	BA_Total_01	172.84	90.42	44.30
M668	NOVA VIÇOSA	BA	BA_Total_01	88.12	52.86	37.10
M669	CARAVELAS	BA	BA_Total_01	243.29	131.48	44.30
M676	MUCURI	BA	BA_Total_01	477.55	304.21	51.50
M677	NOVA VIÇOSA	BA	BA_Total_01	21.99	18.95	37.10
M678	NOVA VIÇOSA	BA	BA_Total_01	20.56	17.03	37.10
M696	NOVA VIÇOSA	BA	BA_Total_01	153.15	84.54	44.30
M697	NOVA VIÇOSA	BA	BA_Total_01	224.04	130.10	37.10
M700	NOVA VIÇOSA	BA	BA_Total_01	319.46	235.93	37.10
M705	NOVA VIÇOSA	BA	BA_Total_01	376.79	234.02	37.10
M723	NOVA VIÇOSA	BA	BA_Total_01	248.92	151.54	44.30
M725	CARAVELAS	BA	BA_Total_01	86.56	40.41	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S001	CONCEIÇÃO DA BARRA	ES	ES_North_01	247.58	188.94	37.10
S004	CONCEIÇÃO DA BARRA	ES	ES_North_01	396.09	304.86	37.10
S005	CONCEIÇÃO DA BARRA	ES	ES_North_01	253.13	179.63	37.10
S007	CONCEIÇÃO DA BARRA	ES	ES_North_01	331.13	269.53	37.10
S008	CONCEIÇÃO DA BARRA	ES	ES_North_01	260.95	215.09	37.10
S009	CONCEIÇÃO DA BARRA	ES	ES_North_01	227.72	82.33	37.10
S010	CONCEIÇÃO DA BARRA	ES	ES_North_01	208.70	164.54	44.30
S011	CONCEIÇÃO DA BARRA	ES	ES_North_01	183.37	149.58	37.10
S012	CONCEIÇÃO DA BARRA	ES	ES_North_01	266.55	103.99	37.10
S013	CONCEIÇÃO DA BARRA	ES	ES_North_01	207.21	110.84	37.10
S014	CONCEIÇÃO DA BARRA	ES	ES_North_01	440.51	276.90	37.10
S015	CONCEIÇÃO DA BARRA	ES	ES_North_01	251.84	195.36	37.10
S016	CONCEIÇÃO DA BARRA	ES	ES_North_01	394.52	306.50	37.10
S017	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.16	232.45	37.10
S018	CONCEIÇÃO DA BARRA	ES	ES_North_01	348.87	284.43	37.10
S019	CONCEIÇÃO DA BARRA	ES	ES_North_01	348.11	253.84	37.10
S020	CONCEIÇÃO DA BARRA	ES	ES_North_01	241.66	180.07	29.80
S022	CONCEIÇÃO DA BARRA	ES	ES_North_01	263.90	157.36	29.80
S023	CONCEIÇÃO DA BARRA	ES	ES_North_01	220.54	144.27	29.80
S024	CONCEIÇÃO DA BARRA	ES	ES_North_01	226.14	142.76	29.80
S025	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.77	214.51	37.10
S026	CONCEIÇÃO DA BARRA	ES	ES_North_01	280.64	202.42	44.30
S027	CONCEIÇÃO DA BARRA	ES	ES_North_01	252.94	188.56	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S028	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.25	150.09	37.10
S029	CONCEIÇÃO DA BARRA	ES	ES_North_01	311.17	153.21	29.80
S030	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.17	132.89	37.10
S031	CONCEIÇÃO DA BARRA	ES	ES_North_01	114.86	89.12	37.10
S032	CONCEIÇÃO DA BARRA	ES	ES_North_01	296.72	222.35	37.10
S033	CONCEIÇÃO DA BARRA	ES	ES_North_01	89.47	70.87	44.30
S034	CONCEIÇÃO DA BARRA	ES	ES_North_01	341.35	213.06	44.30
S035	CONCEIÇÃO DA BARRA	ES	ES_North_01	184.24	130.49	44.30
S036	CONCEIÇÃO DA BARRA	ES	ES_North_01	204.00	144.81	44.30
S037	CONCEIÇÃO DA BARRA	ES	ES_North_01	267.70	179.56	44.30
S038	CONCEIÇÃO DA BARRA	ES	ES_North_01	333.30	250.83	44.30
S039	CONCEIÇÃO DA BARRA	ES	ES_North_01	194.70	155.88	44.30
S040	CONCEIÇÃO DA BARRA	ES	ES_North_01	138.13	81.51	44.30
S042	CONCEIÇÃO DA BARRA	ES	ES_North_01	115.79	54.80	37.10
S044	CONCEIÇÃO DA BARRA	ES	ES_North_01	226.62	172.37	37.10
S045	CONCEIÇÃO DA BARRA	ES	ES_North_01	98.20	77.53	37.10
S046	CONCEIÇÃO DA BARRA	ES	ES_North_01	330.53	163.44	29.80
S048	CONCEIÇÃO DA BARRA	ES	ES_North_01	270.23	208.83	37.10
S049	CONCEIÇÃO DA BARRA	ES	ES_North_01	113.20	85.02	37.10
S050	CONCEIÇÃO DA BARRA	ES	ES_North_01	242.29	177.24	37.10
S051	SÃO MATEUS	ES	ES_North_01	257.39	189.98	37.10
S052	SÃO MATEUS	ES	ES_North_01	253.93	205.45	37.10
S053	SÃO MATEUS	ES	ES_North_01	274.97	175.05	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S054	SÃO MATEUS	ES	ES_North_01	439.04	335.37	37.10
S055	SÃO MATEUS	ES	ES_North_01	263.86	185.52	37.10
S056	SÃO MATEUS	ES	ES_North_01	303.76	219.91	37.10
S057	SÃO MATEUS	ES	ES_North_01	218.11	130.03	37.10
S058	SÃO MATEUS	ES	ES_North_01	345.07	184.63	37.10
S059	SÃO MATEUS	ES	ES_North_01	162.73	120.46	37.10
S060	SÃO MATEUS	ES	ES_North_01	364.61	253.08	37.10
S061	SÃO MATEUS	ES	ES_North_01	149.51	112.54	37.10
S062	SÃO MATEUS	ES	ES_North_01	223.36	164.03	37.10
S063	SÃO MATEUS	ES	ES_North_01	347.01	280.83	37.10
S064	SÃO MATEUS	ES	ES_North_01	357.47	270.41	37.10
S065	SÃO MATEUS	ES	ES_North_01	302.10	241.45	37.10
S066	SÃO MATEUS	ES	ES_North_01	338.06	269.51	37.10
S067	SÃO MATEUS	ES	ES_North_01	279.33	228.99	37.10
S068	SÃO MATEUS	ES	ES_North_01	378.42	293.51	37.10
S069	SÃO MATEUS	ES	ES_North_01	265.06	199.78	37.10
S070	SÃO MATEUS	ES	ES_North_01	279.83	212.33	37.10
S071	SÃO MATEUS	ES	ES_North_01	207.66	165.16	37.10
S072	SÃO MATEUS	ES	ES_North_01	292.49	248.09	37.10
S073	SÃO MATEUS	ES	ES_North_01	229.96	189.98	37.10
S074	SÃO MATEUS	ES	ES_North_01	184.47	139.10	37.10
S075	SÃO MATEUS	ES	ES_North_01	266.99	218.45	37.10
S076	SÃO MATEUS	ES	ES_North_01	350.51	286.19	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S077	SÃO MATEUS	ES	ES_North_01	375.69	312.44	37.10
S078	SÃO MATEUS	ES	ES_North_01	283.03	235.09	37.10
S079	SÃO MATEUS	ES	ES_North_01	166.62	129.59	37.10
S080	SÃO MATEUS	ES	ES_North_01	363.38	288.14	37.10
S081	SÃO MATEUS	ES	ES_North_01	318.46	238.05	37.10
S082	SÃO MATEUS	ES	ES_North_01	316.05	229.07	37.10
S083	SÃO MATEUS	ES	ES_North_01	189.18	139.28	37.10
S084	SÃO MATEUS	ES	ES_North_01	342.15	265.92	37.10
S085	SÃO MATEUS	ES	ES_North_01	159.59	125.22	37.10
S086	SÃO MATEUS	ES	ES_North_01	311.74	267.40	37.10
S087	SÃO MATEUS	ES	ES_North_01	431.89	374.57	37.10
S088	SÃO MATEUS	ES	ES_North_01	197.12	154.89	37.10
S089	SÃO MATEUS	ES	ES_North_01	175.58	141.36	37.10
S090	SÃO MATEUS	ES	ES_North_01	147.66	124.94	37.10
S091	SÃO MATEUS	ES	ES_North_01	195.08	101.70	37.10
S092	SÃO MATEUS	ES	ES_North_01	407.26	289.77	37.10
S093	SÃO MATEUS	ES	ES_North_01	316.84	257.85	37.10
S095	SÃO MATEUS	ES	ES_North_01	316.90	143.08	37.10
S096	SÃO MATEUS	ES	ES_North_01	483.13	355.50	37.10
S097	SÃO MATEUS	ES	ES_North_01	444.80	364.52	37.10
S098	SÃO MATEUS	ES	ES_North_01	132.86	96.63	37.10
S099	SÃO MATEUS	ES	ES_North_01	223.95	115.91	37.10
S102	CONCEIÇÃO DA BARRA	ES	ES_North_01	318.67	259.46	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S103	CONCEIÇÃO DA BARRA	ES	ES_North_01	411.63	333.89	37.10
S104	CONCEIÇÃO DA BARRA	ES	ES_North_01	330.67	258.03	37.10
S105	CONCEIÇÃO DA BARRA	ES	ES_North_01	414.07	317.56	37.10
S106	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.24	193.95	37.10
S107	CONCEIÇÃO DA BARRA	ES	ES_North_01	524.87	422.83	37.10
S108	CONCEIÇÃO DA BARRA	ES	ES_North_01	450.56	338.92	37.10
S109	CONCEIÇÃO DA BARRA	ES	ES_North_01	292.82	215.71	37.10
S110	CONCEIÇÃO DA BARRA	ES	ES_North_01	318.91	218.99	37.10
S111	CONCEIÇÃO DA BARRA	ES	ES_North_01	166.39	119.50	37.10
S112	CONCEIÇÃO DA BARRA	ES	ES_North_01	427.34	344.32	37.10
S113	CONCEIÇÃO DA BARRA	ES	ES_North_01	279.54	224.29	37.10
S114	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.37	205.24	37.10
S115	CONCEIÇÃO DA BARRA	ES	ES_North_01	543.85	428.43	37.10
S116	CONCEIÇÃO DA BARRA	ES	ES_North_01	379.64	269.34	37.10
S117	CONCEIÇÃO DA BARRA	ES	ES_North_01	273.96	209.77	37.10
S118	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.77	225.77	37.10
S119	CONCEIÇÃO DA BARRA	ES	ES_North_01	317.96	243.30	37.10
S120	CONCEIÇÃO DA BARRA	ES	ES_North_01	325.44	234.54	37.10
S121	CONCEIÇÃO DA BARRA	ES	ES_North_01	317.09	213.28	37.10
S122	CONCEIÇÃO DA BARRA	ES	ES_North_01	374.46	207.16	29.80
S129	CONCEIÇÃO DA BARRA	ES	ES_North_01	394.87	328.64	29.80
S130	CONCEIÇÃO DA BARRA	ES	ES_North_01	463.52	210.05	29.80
S132	CONCEIÇÃO DA BARRA	ES	ES_North_01	337.08	240.76	29.80

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S133	CONCEIÇÃO DA BARRA	ES	ES_North_01	327.44	250.72	37.10
S134	CONCEIÇÃO DA BARRA	ES	ES_North_01	265.93	159.26	37.10
S136	CONCEIÇÃO DA BARRA	ES	ES_North_01	532.72	405.98	51.50
S137	CONCEIÇÃO DA BARRA	ES	ES_North_01	465.06	352.99	51.50
S138	CONCEIÇÃO DA BARRA	ES	ES_North_01	589.05	430.72	51.50
S139	CONCEIÇÃO DA BARRA	ES	ES_North_01	446.37	356.62	51.50
S140	CONCEIÇÃO DA BARRA	ES	ES_North_01	118.09	84.82	51.50
S141	CONCEIÇÃO DA BARRA	ES	ES_North_01	377.84	276.91	51.50
S142	CONCEIÇÃO DA BARRA	ES	ES_North_01	158.37	111.00	37.10
S143	CONCEIÇÃO DA BARRA	ES	ES_North_01	334.78	283.19	37.10
S144	CONCEIÇÃO DA BARRA	ES	ES_North_01	110.44	89.36	37.10
S145	CONCEIÇÃO DA BARRA	ES	ES_North_01	175.00	152.90	37.10
S146	CONCEIÇÃO DA BARRA	ES	ES_North_01	122.49	105.15	37.10
S147	CONCEIÇÃO DA BARRA	ES	ES_North_01	119.07	101.06	37.10
S148	SÃO MATEUS	ES	ES_North_01	369.99	233.69	29.80
S149	CONCEIÇÃO DA BARRA	ES	ES_North_01	57.81	40.17	51.50
S150	CONCEIÇÃO DA BARRA	ES	ES_North_01	142.27	100.64	51.50
S151	SÃO MATEUS	ES	ES_North_01	118.20	92.94	37.10
S152	CONCEIÇÃO DA BARRA	ES	ES_North_01	406.62	203.30	51.50
S155	CONCEIÇÃO DA BARRA	ES	ES_North_01	380.36	199.68	51.50
S158	SÃO MATEUS	ES	ES_Center_02	304.17	203.82	29.80
S159	SÃO MATEUS	ES	ES_North_01	486.89	370.83	29.80
S160	SÃO MATEUS	ES	ES_North_01	354.04	263.51	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S161	CONCEIÇÃO DA BARRA	ES	ES_North_01	434.48	167.83	37.10
S162	CONCEIÇÃO DA BARRA	ES	ES_North_01	406.74	290.48	37.10
S163	CONCEIÇÃO DA BARRA	ES	ES_North_01	403.98	293.73	44.30
S164	CONCEIÇÃO DA BARRA	ES	ES_North_01	426.27	315.89	37.10
S165	CONCEIÇÃO DA BARRA	ES	ES_North_01	358.69	257.28	37.10
S166	SÃO MATEUS	ES	ES_North_01	508.58	281.10	37.10
S167	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.38	126.24	37.10
S168	CONCEIÇÃO DA BARRA	ES	ES_North_01	447.93	277.51	37.10
S169	PINHEIROS	ES	ES_North_01	456.46	269.12	37.10
S200	CONCEIÇÃO DA BARRA	ES	ES_North_01	545.08	392.75	51.50
S201	CONCEIÇÃO DA BARRA	ES	ES_North_01	260.61	178.67	51.50
S204	CONCEIÇÃO DA BARRA	ES	ES_North_01	33.70	23.60	51.50
S205	CONCEIÇÃO DA BARRA	ES	ES_North_01	29.88	22.75	51.50
S208	CONCEIÇÃO DA BARRA	ES	ES_North_01	11.16	10.36	51.50
S223	CONCEIÇÃO DA BARRA	ES	ES_North_01	92.71	60.64	51.50
S226	CONCEIÇÃO DA BARRA	ES	ES_North_01	334.13	254.57	51.50
S227	SÃO MATEUS	ES	ES_North_01	80.01	69.54	37.10
S230	CONCEIÇÃO DA BARRA	ES	ES_North_01	89.98	44.43	37.10
S231	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.84	144.84	37.10
S317	SÃO MATEUS	ES	ES_North_01	308.93	238.62	37.10
S318	SÃO MATEUS	ES	ES_North_01	179.14	125.94	37.10
S319	SÃO MATEUS	ES	ES_North_01	91.78	68.62	37.10
S320	SÃO MATEUS	ES	ES_North_01	524.12	195.03	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S321	CONCEIÇÃO DA BARRA	ES	ES_North_01	142.53	119.79	37.10
S322	CONCEIÇÃO DA BARRA	ES	ES_North_01	114.09	86.41	37.10
S323	SÃO MATEUS	ES	ES_North_01	218.42	167.89	37.10
S325	SÃO MATEUS	ES	ES_North_01	418.00	301.75	37.10
S326	SÃO MATEUS	ES	ES_North_01	98.20	75.49	37.10
S327	SÃO MATEUS	ES	ES_North_01	238.33	180.89	37.10
S328	SÃO MATEUS	ES	ES_North_01	202.77	164.72	37.10
S329	SÃO MATEUS	ES	ES_North_01	197.63	165.47	37.10
S330	SÃO MATEUS	ES	ES_North_01	45.56	31.00	37.10
S331	SÃO MATEUS	ES	ES_North_01	71.49	52.91	37.10
S332	SÃO MATEUS	ES	ES_North_01	91.89	61.88	37.10
S333	PINHEIROS	ES	ES_North_01	382.75	292.55	37.10
S336	SÃO MATEUS	ES	ES_North_01	367.15	167.07	37.10
S337	SÃO MATEUS	ES	ES_North_01	371.51	276.61	37.10
S338	SÃO MATEUS	ES	ES_North_01	285.73	197.71	37.10
S339	SÃO MATEUS	ES	ES_North_01	268.91	208.14	37.10
S340	CONCEIÇÃO DA BARRA	ES	ES_North_01	124.14	91.64	37.10
S341	SÃO MATEUS	ES	ES_North_01	215.63	174.50	37.10
S342	CONCEIÇÃO DA BARRA	ES	ES_North_01	115.45	80.96	37.10
S344	CONCEIÇÃO DA BARRA	ES	ES_North_01	481.07	298.06	51.50
S360	CONCEIÇÃO DA BARRA	ES	ES_North_01	356.87	235.14	37.10
S361	CONCEIÇÃO DA BARRA	ES	ES_North_01	296.80	200.54	37.10
S362	SÃO MATEUS	ES	ES_North_01	308.49	222.94	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S363	SÃO MATEUS	ES	ES_North_01	375.31	203.16	37.10
S364	SÃO MATEUS	ES	ES_North_01	211.95	169.13	37.10
S365	SÃO MATEUS	ES	ES_North_01	562.65	251.36	37.10
S366	SÃO MATEUS	ES	ES_North_01	307.91	220.79	37.10
S367	SÃO MATEUS	ES	ES_North_01	125.24	90.43	37.10
S600	LINHARES	ES	ES_South_03	573.29	357.44	44.30
S602	SOORETAMA	ES	ES_Center_02	381.64	285.01	44.30
S606	RIO BANANAL	ES	ES_Center_02	758.88	272.29	44.30
S607	RIO BANANAL	ES	ES_Center_02	165.72	92.39	44.30
S608	VILA VALÉRIO	ES	ES_Center_02	869.37	561.55	44.30
S609	VILA VALÉRIO	ES	ES_Center_02	386.41	190.81	44.30
S610	VILA VALÉRIO	ES	ES_Center_02	106.40	76.10	44.30
S611	JAGUARÉ	ES	ES_Center_02	368.77	233.95	44.30
S612	SÃO MATEUS	ES	ES_Center_02	568.85	336.42	37.10
S613	VILA VALÉRIO	ES	ES_Center_02	391.40	247.35	44.30
S614	VILA VALÉRIO	ES	ES_Center_02	663.10	269.76	44.30
S615	VILA VALÉRIO	ES	ES_Center_02	77.52	54.36	44.30
S616	VILA VALÉRIO	ES	ES_Center_02	175.60	103.59	44.30
S617	VILA VALÉRIO	ES	ES_Center_02	134.83	79.30	44.30
S619	PINHEIROS	ES	ES_North_01	579.25	306.72	37.10
S620	SOORETAMA	ES	ES_Center_02	204.25	99.32	44.30
S622	MONTANHA	ES	ES_North_01	1,294.61	1,018.48	37.10
S623	MUCURICI	ES	ES_North_01	1,137.38	608.76	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S625	MONTANHA	ES	ES_North_01	1,258.60	648.58	37.10
S628	MONTANHA	ES	ES_North_01	1,063.22	585.02	37.10
S629	MONTANHA	ES	ES_North_01	836.93	543.98	37.10
S630	MONTANHA	ES	ES_North_01	762.74	480.78	37.10
S635	VILA VALÉRIO	ES	ES_Center_02	140.29	86.07	44.30
S636	SÃO MATEUS	ES	ES_Center_02	405.97	205.04	37.10
S700	LINHARES	ES	ES_South_03	365.14	201.66	44.30
S701	LINHARES	ES	ES_South_03	1,088.23	597.30	44.30
S702	LINHARES	ES	ES_South_03	110.43	46.75	44.30
S703	LINHARES	ES	ES_South_03	96.65	62.31	44.30
S704	LINHARES	ES	ES_South_03	120.83	80.86	44.30
S705	SOORETAMA	ES	ES_Center_02	202.10	128.96	44.30
S706	SOORETAMA	ES	ES_Center_02	495.63	382.57	44.30
S707	SOORETAMA	ES	ES_Center_02	90.26	64.17	44.30
S708	SOORETAMA	ES	ES_Center_02	327.94	263.81	44.30
S709	SOORETAMA	ES	ES_Center_02	1,335.73	992.29	44.30
S710	JAGUARÉ	ES	ES_Center_02	109.59	75.63	37.10
S712	JAGUARÉ	ES	ES_Center_02	562.56	361.97	51.50
S714	SÃO MATEUS	ES	ES_Center_02	42.84	20.92	51.50
S716	JAGUARÉ	ES	ES_Center_02	129.44	91.62	37.10
S717	JAGUARÉ	ES	ES_Center_02	560.47	396.44	37.10
S718	JAGUARÉ	ES	ES_Center_02	588.30	439.00	37.10
S719	SÃO MATEUS	ES	ES_Center_02	3,117.43	1,922.60	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
S720	SÃO MATEUS	ES	ES_Center_02	116.61	71.79	37.10
S721	SÃO MATEUS	ES	ES_Center_02	204.16	142.59	37.10
S722	SÃO MATEUS	ES	ES_Center_02	50.67	33.21	37.10
S723	SÃO MATEUS	ES	ES_Center_02	145.58	92.82	37.10
S725	SÃO MATEUS	ES	ES_Center_02	845.37	528.18	37.10
S726	SÃO MATEUS	ES	ES_Center_02	1,089.86	620.32	37.10
S727	SÃO MATEUS	ES	ES_Center_02	924.79	617.23	37.10
S728	JAGUARÉ	ES	ES_Center_02	253.57	200.16	44.30
S729	SÃO MATEUS	ES	ES_Center_02	1,108.83	651.05	44.30
S730	SÃO MATEUS	ES	ES_Center_02	48.89	36.32	44.30
S731	SÃO MATEUS	ES	ES_Center_02	452.41	285.45	44.30
S732	SÃO MATEUS	ES	ES_Center_02	2,110.03	1,303.57	44.30
S733	SÃO MATEUS	ES	ES_Center_02	240.28	169.88	37.10
S734	SÃO MATEUS	ES	ES_Center_02	241.02	131.05	37.10
S735	SÃO MATEUS	ES	ES_Center_02	55.97	35.46	37.10
S736	JAGUARÉ	ES	ES_Center_02	932.35	507.60	37.10
S737	SÃO MATEUS	ES	ES_Center_02	1,068.69	619.30	37.10
S738	SÃO MATEUS	ES	ES_Center_02	174.01	121.12	37.10
S739	SÃO MATEUS	ES	ES_Center_02	256.24	185.03	37.10
S750	SÃO MATEUS	ES	ES_Center_02	190.97	126.13	37.10
T007	CARAVELAS	BA	BA_Total_01	200.19	63.58	37.10
T049	CARAVELAS	BA	BA_Total_01	417.75	300.51	37.10
T051	CARAVELAS	BA	BA_Total_01	1,014.77	722.52	44.30

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T052	CARAVELAS	BA	BA_Total_01	564.35	411.33	37.10
T053	CARAVELAS	BA	BA_Total_01	531.54	405.96	44.30
T055	CARAVELAS	BA	BA_Total_01	685.04	481.38	44.30
T057	CARAVELAS	BA	BA_Total_01	526.61	270.29	44.30
T058	CARAVELAS	BA	BA_Total_01	285.77	200.98	44.30
T059	CARAVELAS	BA	BA_Total_01	291.61	201.95	44.30
T060	CARAVELAS	BA	BA_Total_01	243.03	120.70	37.10
T061	CARAVELAS	BA	BA_Total_01	242.41	169.46	37.10
T062	CARAVELAS	BA	BA_Total_01	384.41	219.78	37.10
T063	CARAVELAS	BA	BA_Total_01	314.42	184.13	37.10
T064	CARAVELAS	BA	BA_Total_01	376.52	235.18	44.30
T065	CARAVELAS	BA	BA_Total_01	442.78	307.18	44.30
T066	CARAVELAS	BA	BA_Total_01	311.92	226.17	44.30
T067	ALCOBAÇA	BA	BA_Total_01	308.05	166.95	44.30
T068	ALCOBAÇA	BA	BA_Total_01	243.05	146.18	44.30
T069	ALCOBAÇA	BA	BA_Total_01	585.09	259.29	44.30
T070	ALCOBAÇA	BA	BA_Total_01	559.42	300.95	44.30
T071	ALCOBAÇA	BA	BA_Total_01	544.03	317.94	44.30
T073	ALCOBAÇA	BA	BA_Total_01	376.46	190.87	37.10
T074	ALCOBAÇA	BA	BA_Total_01	460.74	321.09	44.30
T075	ALCOBAÇA	BA	BA_Total_01	451.99	211.25	44.30
T076	ALCOBAÇA	BA	BA_Total_01	400.54	245.99	44.30
T077	ALCOBAÇA	BA	BA_Total_01	283.46	183.57	44.30

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T078	ALCOBAÇA	BA	BA_Total_01	496.96	280.11	44.30
T079	ALCOBAÇA	BA	BA_Total_01	244.76	170.70	44.30
T080	ALCOBAÇA	BA	BA_Total_01	150.99	121.14	44.30
T081	ALCOBAÇA	BA	BA_Total_01	413.59	219.04	44.30
T082	ALCOBAÇA	BA	BA_Total_01	511.75	293.32	44.30
T083	ALCOBAÇA	BA	BA_Total_01	456.24	259.21	44.30
T084	ALCOBAÇA	BA	BA_Total_01	510.32	287.60	44.30
T085	ALCOBAÇA	BA	BA_Total_01	580.27	371.83	44.30
T086	ALCOBAÇA	BA	BA_Total_01	337.43	182.96	44.30
T087	CARAVELAS	BA	BA_Total_01	481.54	205.95	44.30
T088	ALCOBAÇA	BA	BA_Total_01	394.29	187.50	44.30
T090	ALCOBAÇA	BA	BA_Total_01	511.85	338.05	44.30
T091	ALCOBAÇA	BA	BA_Total_01	393.79	245.02	44.30
T092	ALCOBAÇA	BA	BA_Total_01	448.13	283.60	44.30
T093	ALCOBAÇA	BA	BA_Total_01	485.98	236.37	44.30
T098	ALCOBAÇA	BA	BA_Total_01	424.20	208.90	44.30
T101	CARAVELAS	BA	BA_Total_01	338.92	176.06	37.10
T102	CARAVELAS	BA	BA_Total_01	59.28	40.10	37.10
T103	CARAVELAS	BA	BA_Total_01	48.85	32.57	44.30
T104	CARAVELAS	BA	BA_Total_01	310.96	201.48	44.30
T105	CARAVELAS	BA	BA_Total_01	111.35	88.05	37.10
T106	CARAVELAS	BA	BA_Total_01	439.03	225.45	37.10
T107	CARAVELAS	BA	BA_Total_01	327.79	233.98	44.30

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T108	CARAVELAS	BA	BA_Total_01	578.59	367.57	44.30
T110	CARAVELAS	BA	BA_Total_01	578.64	394.14	44.30
T111	CARAVELAS	BA	BA_Total_01	189.83	145.61	51.50
T112	CARAVELAS	BA	BA_Total_01	225.65	146.85	44.30
T113	CARAVELAS	BA	BA_Total_01	253.22	149.10	44.30
T151	CARAVELAS	BA	BA_Total_01	238.13	141.44	37.10
T152	ALCOBAÇA	BA	BA_Total_01	208.17	123.85	44.30
T169	ALCOBAÇA	BA	BA_Total_01	426.61	218.68	51.50
T170	ALCOBAÇA	BA	BA_Total_01	484.73	258.70	51.50
T171	ALCOBAÇA	BA	BA_Total_01	447.11	167.93	51.50
T172	ALCOBAÇA	BA	BA_Total_01	499.32	334.18	51.50
T173	ALCOBAÇA	BA	BA_Total_01	490.53	283.56	51.50
T175	ALCOBAÇA	BA	BA_Total_01	528.94	357.39	51.50
T176	ALCOBAÇA	BA	BA_Total_01	459.41	336.47	51.50
T177	ALCOBAÇA	BA	BA_Total_01	622.96	448.45	51.50
T179	ALCOBAÇA	BA	BA_Total_01	598.62	366.31	51.50
T180	ALCOBAÇA	BA	BA_Total_01	226.28	177.71	51.50
T181	ALCOBAÇA	BA	BA_Total_01	582.69	403.20	51.50
T182	ALCOBAÇA	BA	BA_Total_01	486.85	360.48	51.50
T184	ALCOBAÇA	BA	BA_Total_01	363.31	186.02	51.50
T187	ALCOBAÇA	BA	BA_Total_01	507.84	238.48	51.50
T188	CARAVELAS	BA	BA_Total_01	578.71	374.18	44.30
T189	CARAVELAS	BA	BA_Total_01	532.27	342.00	44.30

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T198	CARAVELAS	BA	BA_Total_01	204.23	136.60	44.30
T199	ALCOBAÇA	BA	BA_Total_01	397.53	222.23	44.30
T200	CARAVELAS	BA	BA_Total_01	439.01	280.94	44.30
T201	CARAVELAS	BA	BA_Total_01	301.33	186.47	44.30
T202	CARAVELAS	BA	BA_Total_01	181.22	115.35	37.10
T206	ALCOBAÇA	BA	BA_Total_01	483.73	322.47	44.30
T207	ALCOBAÇA	BA	BA_Total_01	525.62	323.70	44.30
T208	CARAVELAS	BA	BA_Total_01	158.36	97.82	44.30
T212	ALCOBAÇA	BA	BA_Total_01	579.63	311.10	51.50
T214	CARAVELAS	BA	BA_Total_01	546.35	361.77	37.10
T215	CARAVELAS	BA	BA_Total_01	29.37	20.80	37.10
T216	CARAVELAS	BA	BA_Total_01	54.74	40.08	37.10
T226	CARAVELAS	BA	BA_Total_01	400.98	231.25	44.30
T227	CARAVELAS	BA	BA_Total_01	100.49	47.74	44.30
T600	ALCOBAÇA	BA	BA_Total_01	712.60	389.72	44.30
T601	ALCOBAÇA	BA	BA_Total_01	69.74	46.10	44.30
T603	CARAVELAS	BA	BA_Total_01	98.90	73.78	37.10
T604	CARAVELAS	BA	BA_Total_01	878.46	554.05	44.30
T605	CARAVELAS	BA	BA_Total_01	188.39	132.36	44.30
T607	CARAVELAS	BA	BA_Total_01	1,035.94	676.41	51.50
T615	CARAVELAS	BA	BA_Total_01	93.13	71.47	44.30
T620	CARAVELAS	BA	BA_Total_01	232.55	125.10	44.30
T635	CARAVELAS	BA	BA_Total_01	934.85	508.83	51.50

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T636	TEIXEIRA DE FREITAS	BA	BA_Total_01	967.31	557.61	51.50
T637	TEIXEIRA DE FREITAS	BA	BA_Total_01	491.49	213.90	51.50
T645	ALCOBAÇA	BA	BA_Total_01	161.93	104.84	51.50
T646	ALCOBAÇA	BA	BA_Total_01	1,066.64	657.53	51.50
T647	ALCOBAÇA	BA	BA_Total_01	1,067.53	640.10	51.50
T648	ALCOBAÇA	BA	BA_Total_01	959.67	550.48	51.50
T649	ALCOBAÇA	BA	BA_Total_01	876.30	476.06	51.50
T650	ALCOBAÇA	BA	BA_Total_01	953.00	618.33	51.50
T651	ALCOBAÇA	BA	BA_Total_01	767.77	467.53	51.50
T652	ALCOBAÇA	BA	BA_Total_01	1,030.92	604.87	51.50
T653	ALCOBAÇA	BA	BA_Total_01	883.38	365.82	51.50
T654	ALCOBAÇA	BA	BA_Total_01	780.57	457.33	51.50
T655	ALCOBAÇA	BA	BA_Total_01	978.71	516.76	51.50
T656	ALCOBAÇA	BA	BA_Total_01	972.64	649.16	51.50
T657	ALCOBAÇA	BA	BA_Total_01	957.72	638.35	51.50
T658	ALCOBAÇA	BA	BA_Total_01	1,030.86	624.47	51.50
T659	ALCOBAÇA	BA	BA_Total_01	911.55	386.59	51.50
T660	ALCOBAÇA	BA	BA_Total_01	900.32	510.43	51.50
T661	ALCOBAÇA	BA	BA_Total_01	909.38	549.32	51.50
T662	ALCOBAÇA	BA	BA_Total_01	1,266.82	1,084.30	51.50
T663	ALCOBAÇA	BA	BA_Total_01	848.26	759.54	51.50
T664	CARAVELAS	BA	BA_Total_01	189.03	100.97	37.10
T665	CARAVELAS	BA	BA_Total_01	334.33	219.63	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T681	CARAVELAS	BA	BA_Total_01	87.72	61.27	37.10
T682	ALCOBAÇA	BA	BA_Total_01	280.58	132.63	51.50
T684	ALCOBAÇA	BA	BA_Total_01	283.66	168.73	51.50
T685	ALCOBAÇA	BA	BA_Total_01	147.61	66.71	51.50
T686	ALCOBAÇA	BA	BA_Total_01	177.24	113.20	51.50
T687	ALCOBAÇA	BA	BA_Total_01	546.02	356.05	51.50
T690	ALCOBAÇA	BA	BA_Total_01	141.04	87.08	51.50
T692	ALCOBAÇA	BA	BA_Total_01	81.14	45.61	44.30
T693	ALCOBAÇA	BA	BA_Total_01	328.82	140.05	37.10
T694	TEIXEIRA DE FREITAS	BA	BA_Total_01	504.54	225.48	51.50
T695	CARAVELAS	BA	BA_Total_01	147.78	79.71	44.30
T699	ALCOBAÇA	BA	BA_Total_01	1,288.45	855.06	51.50
T703	CARAVELAS	BA	BA_Total_01	95.12	60.74	37.10
T706	CARAVELAS	BA	BA_Total_01	433.75	237.50	37.10
T707	CARAVELAS	BA	BA_Total_01	276.13	173.97	37.10
T708	TEIXEIRA DE FREITAS	BA	BA_Total_01	1,070.19	669.44	51.50
T709	TEIXEIRA DE FREITAS	BA	BA_Total_01	850.61	449.48	51.50
T710	VEREDA	BA	BA_Total_01	1,248.94	627.64	51.50
T719	CARAVELAS	BA	BA_Total_01	984.57	628.08	44.30
T721	CARAVELAS	BA	BA_Total_01	145.43	94.14	44.30
T722	CARAVELAS	BA	BA_Total_01	197.89	114.32	44.30
T726	CARAVELAS	BA	BA_Total_01	664.33	433.00	44.30
T727	ALCOBAÇA	BA	BA_Total_01	89.33	60.91	37.10

					Plantable Area	Potential MAI
ID_Project	Municipality	State	Region_BTM	Total Area (ha)	(ha)	(m3/ha.yr)
T728	ALCOBAÇA	BA	BA_Total_01	30.33	15.03	51.50
T730	ALCOBAÇA	BA	BA_Total_01	86.88	49.77	51.50
T732	CARAVELAS	BA	BA_Total_01	66.42	36.59	37.10
T733	CARAVELAS	BA	BA_Total_01	388.48	271.82	37.10
T734	CARAVELAS	BA	BA_Total_01	664.88	417.09	44.30
T735	CARAVELAS	BA	BA_Total_01	149.01	91.41	44.30
T737	CARAVELAS	BA	BA_Total_01	26.69	12.01	44.30
T738	CARAVELAS	BA	BA_Total_01	137.11	92.67	37.10
T739	ALCOBAÇA	BA	BA_Total_01	317.01	151.05	44.30
T740	TEIXEIRA DE FREITAS	BA	BA_Total_01	211.60	141.98	44.30
T741	ALCOBAÇA	BA	BA_Total_01	471.45	283.81	51.50
T743	TEIXEIRA DE FREITAS	BA	BA_Total_01	63.39	40.43	44.30
T748	TEIXEIRA DE FREITAS	BA	BA_Total_01	378.37	181.16	51.50
T749	ALCOBAÇA	BA	BA_Total_01	76.17	32.42	37.10
T751	TEIXEIRA DE FREITAS	BA	BA_Total_01	139.53	82.47	44.30
T753	ALCOBAÇA	BA	BA_Total_01	139.76	82.18	51.50
T755	TEIXEIRA DE FREITAS	BA	BA_Total_01	841.70	585.16	51.50
Total				319,429.84	204,916.11

Appendix II - LIST OF SELECTED THE ASSETS

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
A093	ARACRUZ	ES	425.28	284.21	48.62	69.64	22.81
A094	ARACRUZ	ES	286.24	211.79	17.54	42.48	14.43
A095	ARACRUZ	ES	449.19	292.23	20.34	120.53	16.09
A114	ARACRUZ	ES	141.10	100.17	16.84	17.24	6.85
A124	ARACRUZ	ES	302.42	220.79	20.61	44.55	16.47
A125	ARACRUZ	ES	218.48	167.60	11.46	27.21	12.22
A127	ARACRUZ	ES	318.49	251.69	11.87	37.10	17.83
A133	ARACRUZ	ES	147.30	115.69	13.53	9.30	8.78
A261	ARACRUZ	ES	14.23	9.44	2.10	1.96	0.73
A262	ARACRUZ	ES	162.70	96.19	27.63	29.71	9.17
A263	ARACRUZ	ES	198.00	127.71	20.17	36.66	13.46
A264	ARACRUZ	ES	69.63	41.29	6.40	17.67	4.27
A265	ARACRUZ	ES	27.12	16.83	2.35	6.09	1.85
A266	ARACRUZ	ES	21.90	13.58	2.45	4.37	1.49
A267	ARACRUZ	ES	45.18	31.19	2.99	8.58	2.42
A268	ARACRUZ	ES	124.43	79.27	19.08	19.29	6.79
A269	ARACRUZ	ES	106.28	72.27	10.62	15.17	8.22
A270	ARACRUZ	ES	190.26	128.63	24.66	27.13	9.84
A280	ARACRUZ	ES	337.50	275.85	11.72	33.05	16.88
A283	ARACRUZ	ES	66.19	45.42	7.93	7.46	5.38
A286	ARACRUZ	ES	96.60	58.89	12.18	19.81	5.72
A288	ARACRUZ	ES	54.41	42.93	5.72	3.13	2.63
A293	ARACRUZ	ES	162.57	120.33	10.71	20.88	10.65
A308	ARACRUZ	ES	384.32	155.90	98.12	106.33	23.97
A318	ARACRUZ	ES	191.64	102.21	46.40	28.09	14.94
A600	LINHARES	ES	421.78	313.06	66.75	17.15	24.83

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
A627	IBATIBA	ES	20.41	7.45	4.28	1.83	6.85
F154	IGARATÁ	SP	266.54	135.31	44.00	70.53	16.70
F167	CRUZEIRO	SP	55.50	22.99	15.02	12.23	5.26
F431	ITAPEVA	SP	2,821.93	2,219.00	303.85	147.61	151.48
F434	ITAPEVA	SP	195.95	176.20	7.04	5.17	7.54
F435	ITAÍ	SP	1,033.41	818.16	134.26	49.21	31.78
F438	TAQUARIVAÍ	SP	851.68	569.61	145.26	73.62	63.18
F461	AVAÍ	SP	1,126.01	776.55	265.69	12.36	71.41
F464	AREALVA	SP	126.69	102.58	11.71	4.10	8.30
F465	AREALVA	SP	128.66	124.20	—	—	4.46
F466	PEDERNEIRAS	SP	471.88	419.57	36.79	15.24	0.28
F467	AGUDOS	SP	634.98	428.88	166.52	18.19	21.39
F531	CAMPINA DO MONTE ALEGRE	SP	1,210.31	999.00	120.75	34.13	56.43
F533	ITAPETININGA	SP	2,896.77	1,243.07	1,075.29	466.81	111.59
F536	CAMPINA DO MONTE ALEGRE	SP	917.08	571.13	227.38	89.95	28.61
F537	ITAPETININGA	SP	1,089.93	630.06	310.22	106.20	43.45
F538	ITAPETININGA	SP	830.64	306.67	401.71	107.12	15.13
F539	ITAPETININGA	SP	1,172.78	602.02	413.55	104.02	53.19
F540	ITAPETININGA	SP	2,606.47	1,324.01	940.97	335.45	6.04
F543	ITAPETININGA	SP	1,033.98	526.95	377.31	123.14	6.59
F545	ANGATUBA	SP	87.32	67.36	5.37	10.21	4.37
F547	ITAPETININGA	SP	411.02	198.09	70.34	119.56	23.03
F549	ITAPETININGA	SP	1,456.09	986.33	264.78	126.92	78.06
F638	JAMBEIRO	SP	626.03	364.14	112.46	95.53	53.89
F639	JAMBEIRO	SP	419.95	246.07	63.59	79.59	30.70
F640	JAMBEIRO	SP	416.61	254.23	75.19	47.64	39.54
F677	CAPÃO BONITO	SP	77.05	59.39	4.21	9.84	3.61
F678	CAPÃO BONITO	SP	241.36	173.38	34.82	18.18	14.98

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
F679	CAPÃO BONITO	SP	442.85	327.63	32.75	31.70	50.77
F680	CAPÃO BONITO	SP	250.71	169.60	28.29	20.81	32.02
F681	BURI	SP	871.11	600.36	147.57	88.47	34.71
F743	CAÇAPAVA	SP	130.34	99.31	12.23	13.02	5.78
F891	TREMEMBÉ	SP	332.50	187.21	52.59	67.22	25.48
F892	TREMEMBÉ	SP	233.52	146.08	20.67	50.32	16.45
F895	CRUZEIRO	SP	79.36	45.57	17.80	9.52	6.48
F931	JAMBEIRO	SP	84.94	20.45	32.70	15.03	16.75
F954	TREMEMBÉ	SP	228.03	83.38	85.27	52.09	7.28
H007	TRÊS LAGOAS	MS	19,510.23	14,246.68	4,005.62	700.24	557.69
H008	TRÊS LAGOAS	MS	1,862.47	1,073.93	499.64	81.69	207.21
H013	BRASILÂNDIA	MS	12,124.65	7,721.64	2,470.14	1,594.50	338.37
H053	TRÊS LAGOAS	MS	4,905.80	3,192.72	1,077.85	402.56	232.67
H101	BRASILÂNDIA	MS	17,859.98	10,629.86	5,230.15	1,156.64	843.33
H105	TRÊS LAGOAS	MS	1,147.81	793.82	252.90	42.67	58.42
M012	NOVA VIÇOSA	BA	426.04	259.14	89.50	47.31	30.09
M014	NOVA VIÇOSA	BA	223.73	172.17	13.78	20.72	17.06
M015	NOVA VIÇOSA	BA	404.70	285.76	36.85	32.04	50.04
M017	NOVA VIÇOSA	BA	398.28	208.72	141.30	28.16	20.10
M018	NOVA VIÇOSA	BA	407.59	220.75	140.22	25.62	21.00
M019	NOVA VIÇOSA	BA	535.02	336.74	128.33	40.04	29.91
M023	NOVA VIÇOSA	BA	693.99	358.20	245.87	53.51	36.42
M024	NOVA VIÇOSA	BA	474.42	145.68	296.08	16.37	16.29
M025	NOVA VIÇOSA	BA	474.43	331.18	64.35	55.11	23.79
M026	NOVA VIÇOSA	BA	420.84	247.37	91.10	49.28	33.09
M027	NOVA VIÇOSA	BA	760.04	507.34	149.80	57.00	45.90
M028	NOVA VIÇOSA	BA	684.73	402.72	137.31	82.15	62.55
M029	NOVA VIÇOSA	BA	484.31	304.45	75.98	53.10	50.78

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M031	NOVA VIÇOSA	BA	300.99	207.40	51.83	27.98	13.78
M032	NOVA VIÇOSA	BA	207.43	149.43	30.16	14.28	13.56
M033	NOVA VIÇOSA	BA	217.77	133.94	37.38	37.24	9.21
M034	NOVA VIÇOSA	BA	268.95	153.50	67.12	33.75	14.57
M035	NOVA VIÇOSA	BA	395.95	221.09	121.57	37.01	16.28
M036	NOVA VIÇOSA	BA	454.39	222.88	172.13	39.60	19.78
M037	NOVA VIÇOSA	BA	551.38	257.26	225.12	38.84	30.16
M038	NOVA VIÇOSA	BA	558.00	167.36	318.49	50.16	21.99
M041	NOVA VIÇOSA	BA	328.62	198.64	69.29	41.24	19.45
M042	NOVA VIÇOSA	BA	581.44	338.65	153.49	53.53	35.77
M043	NOVA VIÇOSA	BA	624.61	363.96	144.08	68.37	48.21
M044	NOVA VIÇOSA	BA	557.31	309.70	164.88	52.07	30.66
M046	NOVA VIÇOSA	BA	370.84	172.48	141.52	32.20	24.64
M047	NOVA VIÇOSA	BA	317.76	205.59	25.90	58.65	27.62
M048	NOVA VIÇOSA	BA	342.53	240.88	24.75	53.43	23.46
M099	NOVA VIÇOSA	BA	163.52	109.46	26.01	17.11	10.93
M116	NOVA VIÇOSA	BA	148.60	99.33	16.84	18.57	13.86
M117	NOVA VIÇOSA	BA	471.59	218.64	105.83	89.74	57.37
M118	CARAVELAS	BA	83.54	35.47	31.32	10.82	5.93
M119	NOVA VIÇOSA	BA	131.22	53.07	37.47	33.57	7.11
M123	NOVA VIÇOSA	BA	152.51	78.77	20.39	15.08	38.27
M125	NOVA VIÇOSA	BA	449.68	199.34	117.54	105.55	27.25
M130	NOVA VIÇOSA	BA	363.33	251.64	44.56	38.68	28.44
M131	NOVA VIÇOSA	BA	589.35	319.00	120.47	96.35	53.53
M132	NOVA VIÇOSA	BA	576.21	276.14	120.44	155.97	23.66
M133	NOVA VIÇOSA	BA	369.08	227.12	64.41	59.18	18.37
M134	NOVA VIÇOSA	BA	425.64	293.96	78.37	32.77	20.54
M153	MUCURI	BA	381.11	196.97	105.85	47.66	30.63

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M154	MUCURI	BA	601.29	482.57	29.91	51.54	37.27
M155	MUCURI	BA	373.05	282.09	27.84	33.22	29.90
M156	MUCURI	BA	241.19	168.33	29.19	26.83	16.84
M157	NOVA VIÇOSA	BA	577.02	309.81	157.21	68.91	41.08
M158	NOVA VIÇOSA	BA	184.73	99.86	46.46	24.30	14.11
M161	NOVA VIÇOSA	BA	562.53	297.82	134.46	105.80	24.45
M194	NOVA VIÇOSA	BA	103.70	75.30	5.81	13.82	8.77
M196	NOVA VIÇOSA	BA	43.13	27.89	2.44	8.86	3.94
M197	IBIRAPUÃ	BA	154.64	87.24	36.11	21.97	9.32
M209	NOVA VIÇOSA	BA	379.99	201.94	125.21	31.33	21.51
M217	NOVA VIÇOSA	BA	41.05	13.41	17.70	7.26	2.68
M218	NOVA VIÇOSA	BA	24.78	15.39	6.53	2.06	0.81
M220	NOVA VIÇOSA	BA	420.73	302.84	36.22	47.51	34.17
M221	NOVA VIÇOSA	BA	331.75	206.78	56.48	47.44	21.05
M224	NOVA VIÇOSA	BA	53.17	22.01	15.19	11.33	4.65
M225	NOVA VIÇOSA	BA	77.78	47.16	14.97	11.97	3.68
M360	NOVA VIÇOSA	BA	259.46	164.60	69.65	16.37	8.85
M361	NOVA VIÇOSA	BA	441.95	246.79	119.56	50.33	25.27
M362	NOVA VIÇOSA	BA	194.56	98.70	81.96	8.33	5.57
M363	NOVA VIÇOSA	BA	194.41	124.07	46.93	15.76	7.65
M364	NOVA VIÇOSA	BA	207.31	148.14	21.75	23.07	14.36
M365	NOVA VIÇOSA	BA	454.38	300.17	67.95	59.72	26.54
M376	NOVA VIÇOSA	BA	103.35	83.90	11.66	3.00	4.80
M401	MUCURI	BA	356.44	274.77	21.35	38.91	21.41
M402	MUCURI	BA	218.04	160.79	22.82	22.03	12.39
M403	MUCURI	BA	19.05	12.83	0.66	4.21	1.34
M405	MUCURI	BA	355.58	231.56	48.85	54.31	20.86
M406	MUCURI	BA	466.37	335.51	36.58	73.92	20.36

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M409	MUCURI	BA	319.16	258.80	5.03	36.78	18.55
M410	MUCURI	BA	583.30	459.88	14.05	79.63	29.74
M411	MUCURI	BA	378.31	271.35	30.36	53.38	23.22
M412	MUCURI	BA	289.48	202.93	18.97	48.82	18.75
M413	MUCURI	BA	378.58	294.13	16.84	41.51	26.10
M414	MUCURI	BA	328.60	231.11	31.16	40.51	25.83
M419	MUCURI	BA	303.22	213.14	21.24	52.71	16.12
M420	MUCURI	BA	445.94	331.24	20.75	67.56	26.39
M421	MUCURI	BA	561.79	404.19	43.83	76.37	37.40
M423	MUCURI	BA	345.42	259.23	26.42	38.93	20.83
M424	MUCURI	BA	161.95	111.03	15.10	23.26	12.56
M425	MUCURI	BA	31.54	19.81	5.61	1.95	4.17
M426	MUCURI	BA	8.56	6.43	0.42	0.63	1.08
M427	MUCURI	BA	466.16	257.70	141.12	36.06	31.27
M614	MUCURI	BA	211.54	132.84	40.17	20.97	17.57
M668	NOVA VIÇOSA	BA	88.12	52.86	21.41	8.00	5.85
M669	CARAVELAS	BA	243.29	131.48	62.29	38.77	10.75
M676	MUCURI	BA	477.55	304.21	117.41	31.55	24.38
M697	NOVA VIÇOSA	BA	224.04	130.10	55.87	18.54	19.53
M723	NOVA VIÇOSA	BA	248.92	151.54	33.95	42.02	21.42
S001	CONCEIÇÃO DA BARRA	ES	247.58	188.94	0.51	25.57	32.56
S005	CONCEIÇÃO DA BARRA	ES	253.13	179.63	4.90	20.05	48.55
S007	CONCEIÇÃO DA BARRA	ES	331.13	269.53	12.03	26.98	22.59
S008	CONCEIÇÃO DA BARRA	ES	260.95	215.09	9.22	18.09	18.54
S009	CONCEIÇÃO DA BARRA	ES	227.72	82.33	88.00	23.17	34.22
S010	CONCEIÇÃO DA BARRA	ES	208.70	164.54	20.75	10.02	13.39
S011	CONCEIÇÃO DA BARRA	ES	183.37	149.58	3.10	17.92	12.77
S012	CONCEIÇÃO DA BARRA	ES	266.55	103.99	138.41	13.29	10.86

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S013	CONCEIÇÃO DA BARRA	ES	207.21	110.84	67.48	19.59	9.30
S014	CONCEIÇÃO DA BARRA	ES	440.51	276.90	86.84	50.25	26.52
S015	CONCEIÇÃO DA BARRA	ES	251.84	195.36	13.73	27.34	15.42
S016	CONCEIÇÃO DA BARRA	ES	394.52	306.50	29.66	40.71	17.66
S017	CONCEIÇÃO DA BARRA	ES	288.16	232.45	2.99	34.47	18.25
S018	CONCEIÇÃO DA BARRA	ES	348.87	284.43	14.08	35.77	14.58
S020	CONCEIÇÃO DA BARRA	ES	241.66	180.07	17.11	31.03	13.45
S048	CONCEIÇÃO DA BARRA	ES	270.23	208.83	22.07	24.85	14.48
S049	CONCEIÇÃO DA BARRA	ES	113.20	85.02	7.19	12.40	8.59
S050	CONCEIÇÃO DA BARRA	ES	242.29	177.24	26.42	22.82	15.81
S051	SÃO MATEUS	ES	257.39	189.98	28.20	17.98	21.23
S052	SÃO MATEUS	ES	253.93	205.45	11.01	27.42	10.05
S053	SÃO MATEUS	ES	274.97	175.05	44.83	21.87	33.22
S055	SÃO MATEUS	ES	263.86	185.52	23.55	24.50	30.29
S056	SÃO MATEUS	ES	303.76	219.91	36.65	33.49	13.70
S057	SÃO MATEUS	ES	218.11	130.03	62.77	13.11	12.21
S058	SÃO MATEUS	ES	345.07	184.63	99.15	43.36	17.94
S059	SÃO MATEUS	ES	162.73	120.46	12.35	21.30	8.63
S074	SÃO MATEUS	ES	184.47	139.10	5.40	35.06	4.91
S077	SÃO MATEUS	ES	375.69	312.44	15.85	32.88	14.52
S078	SÃO MATEUS	ES	283.03	235.09	9.47	21.77	16.71
S079	SÃO MATEUS	ES	166.62	129.59	8.21	19.59	9.23
S080	SÃO MATEUS	ES	363.38	288.14	20.41	30.35	24.49
S081	SÃO MATEUS	ES	318.46	238.05	15.82	39.72	24.87
S082	SÃO MATEUS	ES	316.05	229.07	25.20	33.25	28.53
S083	SÃO MATEUS	ES	189.18	139.28	9.25	17.76	22.89
S084	SÃO MATEUS	ES	342.15	265.92	17.10	39.24	19.88
S085	SÃO MATEUS	ES	159.59	125.22	4.70	15.40	14.27

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S086	SÃO MATEUS	ES	311.74	267.40	2.22	19.47	22.65
S087	SÃO MATEUS	ES	431.89	374.57	2.82	27.23	27.27
S088	SÃO MATEUS	ES	197.12	154.89	4.35	28.16	9.72
S089	SÃO MATEUS	ES	175.58	141.36	3.64	18.96	11.62
S090	SÃO MATEUS	ES	147.66	124.94	2.62	10.07	10.02
S091	SÃO MATEUS	ES	195.08	101.70	40.76	13.30	39.32
S092	SÃO MATEUS	ES	407.26	289.77	53.34	27.09	37.06
S096	SÃO MATEUS	ES	483.13	355.50	68.40	31.65	27.59
S102	CONCEIÇÃO DA BARRA	ES	318.67	259.46	10.38	29.67	19.15
S103	CONCEIÇÃO DA BARRA	ES	411.63	333.89	18.73	33.09	25.91
S104	CONCEIÇÃO DA BARRA	ES	330.67	258.03	32.38	20.30	19.95
S105	CONCEIÇÃO DA BARRA	ES	414.07	317.56	17.51	50.98	28.02
S106	CONCEIÇÃO DA BARRA	ES	262.24	193.95	6.37	24.85	37.08
S107	CONCEIÇÃO DA BARRA	ES	524.87	422.83	6.55	62.95	32.54
S109	CONCEIÇÃO DA BARRA	ES	292.82	215.71	31.99	25.26	19.85
S110	CONCEIÇÃO DA BARRA	ES	318.91	218.99	44.91	39.26	15.75
S111	CONCEIÇÃO DA BARRA	ES	166.39	119.50	34.21	4.14	8.54
S112	CONCEIÇÃO DA BARRA	ES	427.34	344.32	15.68	44.15	23.18
S113	CONCEIÇÃO DA BARRA	ES	279.54	224.29	17.17	22.28	15.81
S114	CONCEIÇÃO DA BARRA	ES	262.37	205.24	16.05	28.68	12.39
S143	CONCEIÇÃO DA BARRA	ES	334.78	283.19	9.74	21.50	20.35
S144	CONCEIÇÃO DA BARRA	ES	110.44	89.36	4.92	9.52	6.63
S145	CONCEIÇÃO DA BARRA	ES	175.00	152.90	1.67	9.44	10.99
S147	CONCEIÇÃO DA BARRA	ES	119.07	101.06	0.88	7.15	9.98
S148	SÃO MATEUS	ES	369.99	233.69	73.06	46.01	17.23
S158	SÃO MATEUS	ES	304.17	203.82	52.85	22.20	25.30
S159	SÃO MATEUS	ES	486.89	370.83	15.26	67.80	33.00
S160	SÃO MATEUS	ES	354.04	263.51	17.12	51.43	21.98

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S161	CONCEIÇÃO DA BARRA	ES	434.48	167.83	157.42	37.93	71.30
S162	CONCEIÇÃO DA BARRA	ES	406.74	290.48	49.44	39.38	27.43
S165	CONCEIÇÃO DA BARRA	ES	358.69	257.28	35.16	27.71	38.54
S167	CONCEIÇÃO DA BARRA	ES	216.38	126.24	63.42	16.77	9.95
S168	CONCEIÇÃO DA BARRA	ES	447.93	277.51	103.73	46.33	20.36
S169	PINHEIROS	ES	456.46	269.12	64.01	58.28	65.05
S227	SÃO MATEUS	ES	80.01	69.54	0.28	6.32	3.87
S230	CONCEIÇÃO DA BARRA	ES	89.98	44.43	12.53	7.44	25.59
S317	SÃO MATEUS	ES	308.93	238.62	34.55	16.01	19.76
S318	SÃO MATEUS	ES	179.14	125.94	26.09	14.25	12.86
S319	SÃO MATEUS	ES	91.78	68.62	5.76	9.76	7.64
S321	CONCEIÇÃO DA BARRA	ES	142.53	119.79	3.55	6.90	12.29
S323	SÃO MATEUS	ES	218.42	167.89	7.24	14.74	28.55
S326	SÃO MATEUS	ES	98.20	75.49	4.85	11.12	6.73
S327	SÃO MATEUS	ES	238.33	180.89	17.49	24.84	15.10
S328	SÃO MATEUS	ES	202.77	164.72	4.57	20.92	12.56
S329	SÃO MATEUS	ES	197.63	165.47	8.56	11.67	11.93
S333	PINHEIROS	ES	382.75	292.55	30.10	38.64	21.46
S337	SÃO MATEUS	ES	371.51	276.61	27.91	17.62	49.37
S338	SÃO MATEUS	ES	285.73	197.71	46.54	15.43	26.06
S339	SÃO MATEUS	ES	268.91	208.14	15.78	8.90	36.10
S340	CONCEIÇÃO DA BARRA	ES	124.14	91.64	8.74	10.31	13.45
S341	SÃO MATEUS	ES	215.63	174.50	4.85	24.63	11.65
S342	CONCEIÇÃO DA BARRA	ES	115.45	80.96	9.88	11.75	12.86
S361	CONCEIÇÃO DA BARRA	ES	296.80	200.54	39.76	38.01	18.49
S362	SÃO MATEUS	ES	308.49	222.94	45.40	25.27	14.89
S363	SÃO MATEUS	ES	375.31	203.16	108.79	34.16	29.20
S364	SÃO MATEUS	ES	211.95	169.13	2.34	25.55	14.94

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S365	SÃO MATEUS	ES	562.65	251.36	201.96	79.25	30.09
S607	RIO BANANAL	ES	165.72	92.39	51.06	10.49	11.78
S608	VILA VALÉRIO	ES	869.37	561.55	113.35	107.58	86.90
S609	VILA VALÉRIO	ES	386.41	190.81	116.65	47.91	31.04
S610	VILA VALÉRIO	ES	106.40	76.10	10.71	8.00	11.59
S611	JAGUARÉ	ES	368.77	233.95	55.46	53.46	25.90
S613	VILA VALÉRIO	ES	391.40	247.35	88.01	39.12	16.92
S615	VILA VALÉRIO	ES	77.52	54.36	5.17	7.33	10.66
S616	VILA VALÉRIO	ES	175.60	103.59	36.76	24.46	10.79
S617	VILA VALÉRIO	ES	134.83	79.30	37.96	2.92	14.65
S622	MONTANHA	ES	1,294.61	1,018.48	71.90	126.33	77.89
S623	MUCURICI	ES	1,137.38	608.76	266.88	158.03	103.71
S625	MONTANHA	ES	1,258.60	648.58	311.57	245.07	53.37
S635	VILA VALÉRIO	ES	140.29	86.07	33.02	4.86	16.34
S700	LINHARES	ES	365.14	201.66	83.64	55.90	23.93
S701	LINHARES	ES	1,088.23	597.30	330.56	111.59	48.79
S702	LINHARES	ES	110.43	46.75	42.17	15.96	5.55
S703	LINHARES	ES	96.65	62.31	16.87	10.18	7.29
S705	SOORETAMA	ES	202.10	128.96	37.61	25.95	9.58
S706	SOORETAMA	ES	495.63	382.57	49.87	34.12	29.07
S707	SOORETAMA	ES	90.26	64.17	10.88	10.03	5.18
S709	SOORETAMA	ES	1,335.73	992.29	167.20	114.93	61.31
S710	JAGUARÉ	ES	109.59	75.63	8.71	16.68	8.57
S712	JAGUARÉ	ES	562.56	361.97	61.88	83.11	55.61
S716	JAGUARÉ	ES	129.44	91.62	16.72	11.18	9.92
S717	JAGUARÉ	ES	560.47	396.44	56.66	74.08	33.29
S718	JAGUARÉ	ES	588.30	439.00	73.77	56.23	19.30
S719	SÃO MATEUS	ES	3,117.43	1,922.60	629.03	408.24	157.56

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S720	SÃO MATEUS	ES	116.61	71.79	27.63	11.38	5.81
S721	SÃO MATEUS	ES	204.16	142.59	24.01	29.38	8.18
S722	SÃO MATEUS	ES	50.67	33.21	3.10	8.07	6.28
S723	SÃO MATEUS	ES	145.58	92.82	31.31	14.41	7.04
S726	SÃO MATEUS	ES	1,089.86	620.32	313.37	122.93	33.23
S727	SÃO MATEUS	ES	924.79	617.23	169.82	99.56	38.18
S730	SÃO MATEUS	ES	48.89	36.32	5.42	4.78	2.37
S731	SÃO MATEUS	ES	452.41	285.45	88.23	55.74	22.99
S733	SÃO MATEUS	ES	240.28	169.88	34.07	26.03	10.30
S734	SÃO MATEUS	ES	241.02	131.05	72.58	24.92	12.48
S736	JAGUARÉ	ES	932.35	507.60	225.95	126.22	72.57
S737	SÃO MATEUS	ES	1,068.69	619.30	261.13	116.10	72.16
S738	SÃO MATEUS	ES	174.01	121.12	16.53	26.66	9.69
S750	SÃO MATEUS	ES	190.97	126.13	24.72	25.57	14.55
T007	CARAVELAS	BA	200.19	63.58	85.43	16.28	34.90
T049	CARAVELAS	BA	417.75	300.51	42.54	48.91	25.79
T053	CARAVELAS	BA	531.54	405.96	43.57	44.45	37.56
T055	CARAVELAS	BA	685.04	481.38	91.37	67.34	44.94
T057	CARAVELAS	BA	526.61	270.29	135.82	88.04	32.46
T058	CARAVELAS	BA	285.77	200.98	30.09	30.09	24.61
T059	CARAVELAS	BA	291.61	201.95	38.70	23.09	27.87
T060	CARAVELAS	BA	243.03	120.70	93.82	13.04	15.47
T061	CARAVELAS	BA	242.41	169.46	31.65	25.98	15.32
T062	CARAVELAS	BA	384.41	219.78	104.64	46.52	13.48
T063	CARAVELAS	BA	314.42	184.13	79.09	32.05	19.14
T064	CARAVELAS	BA	376.52	235.18	80.28	39.09	21.96
T065	CARAVELAS	BA	442.78	307.18	51.94	43.82	39.85
T066	CARAVELAS	BA	311.92	226.17	35.40	28.12	22.23

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T068	ALCOBAÇA	BA	243.05	146.18	76.22	10.10	10.55
T069	ALCOBAÇA	BA	585.09	259.29	267.79	30.72	27.29
T070	ALCOBAÇA	BA	559.42	300.95	207.95	27.19	23.33
T071	ALCOBAÇA	BA	544.03	317.94	143.67	43.25	39.16
T073	ALCOBAÇA	BA	376.46	190.87	145.44	20.40	19.75
T074	ALCOBAÇA	BA	460.74	321.09	70.02	51.25	18.38
T075	ALCOBAÇA	BA	451.99	211.25	186.70	22.16	31.88
T076	ALCOBAÇA	BA	400.54	245.99	113.09	28.24	13.21
T078	ALCOBAÇA	BA	496.96	280.11	170.03	15.03	31.79
T080	ALCOBAÇA	BA	150.99	121.14	9.69	10.63	9.53
T081	ALCOBAÇA	BA	413.59	219.04	140.90	30.89	22.76
T082	ALCOBAÇA	BA	511.75	293.32	140.62	44.89	32.91
T083	ALCOBAÇA	BA	456.24	259.21	139.09	30.31	27.63
T084	ALCOBAÇA	BA	510.32	287.60	154.24	40.90	27.58
T085	ALCOBAÇA	BA	580.27	371.83	116.49	54.37	37.58
T086	ALCOBAÇA	BA	337.43	182.96	80.38	54.12	19.97
T087	CARAVELAS	BA	481.54	205.95	172.09	77.67	25.83
T088	ALCOBAÇA	BA	394.29	187.50	109.31	65.00	32.49
T090	ALCOBAÇA	BA	511.85	338.05	114.98	30.01	28.82
T101	CARAVELAS	BA	338.92	176.06	95.22	37.82	29.82
T102	CARAVELAS	BA	59.28	40.10	6.68	4.87	7.63
T103	CARAVELAS	BA	48.85	32.57	9.29	4.29	2.69
T104	CARAVELAS	BA	310.96	201.48	52.66	33.97	22.85
T105	CARAVELAS	BA	111.35	88.05	5.52	4.64	13.15
T107	CARAVELAS	BA	327.79	233.98	34.67	37.03	22.11
T112	CARAVELAS	BA	225.65	146.85	39.70	25.58	13.52
T169	ALCOBAÇA	BA	426.61	218.68	134.49	52.91	20.52
T170	ALCOBAÇA	BA	484.73	258.70	132.98	63.16	29.90

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T171	ALCOBAÇA	BA	447.11	167.93	197.22	59.93	22.03
T175	ALCOBAÇA	BA	528.94	357.39	89.06	55.95	26.54
T179	ALCOBAÇA	BA	598.62	366.31	70.05	127.97	34.29
T180	ALCOBAÇA	BA	226.28	177.71	10.40	26.75	11.41
T189	CARAVELAS	BA	532.27	342.00	95.53	62.30	32.45
T199	ALCOBAÇA	BA	397.53	222.23	123.78	31.90	19.62
T201	CARAVELAS	BA	301.33	186.47	65.86	30.16	18.85
T214	CARAVELAS	BA	546.35	361.77	82.27	57.07	45.24
T215	CARAVELAS	BA	29.37	20.80	0.45	2.19	5.93
T227	CARAVELAS	BA	100.49	47.74	33.14	14.32	5.28
T615	CARAVELAS	BA	93.13	71.47	7.95	8.78	4.92
T620	CARAVELAS	BA	232.55	125.10	70.24	27.27	9.95
T637	TEIXEIRA DE FREITAS	BA	491.49	213.90	124.77	70.21	82.61
T646	ALCOBAÇA	BA	1,066.64	657.53	190.83	147.35	70.93
T647	ALCOBAÇA	BA	1,067.53	640.10	230.87	143.00	53.55
T648	ALCOBAÇA	BA	959.67	550.48	283.79	87.50	37.90
T649	ALCOBAÇA	BA	876.30	476.06	269.37	97.46	33.40
T650	ALCOBAÇA	BA	953.00	618.33	142.82	141.60	50.25
T651	ALCOBAÇA	BA	767.77	467.53	80.50	91.78	127.96
T652	ALCOBAÇA	BA	1,030.92	604.87	239.00	138.91	48.14
T653	ALCOBAÇA	BA	883.38	365.82	346.42	120.93	50.22
T654	ALCOBAÇA	BA	780.57	457.33	151.63	100.01	71.60
T655	ALCOBAÇA	BA	978.71	516.76	307.69	110.58	43.68
T656	ALCOBAÇA	BA	972.64	649.16	129.82	147.28	46.38
T657	ALCOBAÇA	BA	957.72	638.35	140.33	107.20	71.84
T658	ALCOBAÇA	BA	1,030.86	624.47	112.29	121.07	173.04
T659	ALCOBAÇA	BA	911.55	386.59	425.13	82.75	17.08
T660	ALCOBAÇA	BA	900.32	510.43	64.89	268.82	56.18

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T663	ALCOBAÇA	BA	848.26	759.54	24.09	29.61	35.02
T664	CARAVELAS	BA	189.03	100.97	59.80	22.52	5.74
T665	CARAVELAS	BA	334.33	219.63	67.96	31.67	15.07
T681	CARAVELAS	BA	87.72	61.27	9.57	10.63	6.25
T682	ALCOBAÇA	BA	280.58	132.63	95.76	32.71	19.48
T693	ALCOBAÇA	BA	328.82	140.05	54.22	112.51	22.03
T694	TEIXEIRA DE FREITAS	BA	504.54	225.48	178.42	56.25	44.39
T708	TEIXEIRA DE FREITAS	BA	1,070.19	669.44	171.95	159.41	69.38
T709	TEIXEIRA DE FREITAS	BA	850.61	449.48	267.49	90.05	43.60
T710	VEREDA	BA	1,248.94	627.64	456.30	104.74	60.26
T722	CARAVELAS	BA	197.89	114.32	51.65	17.38	14.53
T727	ALCOBAÇA	BA	89.33	60.91	11.45	9.11	7.86
T733	CARAVELAS	BA	388.48	271.82	36.05	34.41	46.19
T734	CARAVELAS	BA	664.88	417.09	153.48	61.04	33.28
T738	CARAVELAS	BA	137.11	92.67	19.60	15.05	9.78
T739	ALCOBAÇA	BA	317.01	151.05	90.31	39.30	36.35
T740	TEIXEIRA DE FREITAS	BA	211.60	141.98	30.20	25.08	14.33
T741	ALCOBAÇA	BA	471.45	283.81	109.90	54.23	23.51
T748	TEIXEIRA DE FREITAS	BA	378.37	181.16	90.24	75.67	31.30
T749	ALCOBAÇA	BA	76.17	32.42	26.70	10.42	6.63
T751	TEIXEIRA DE FREITAS	BA	139.53	82.47	29.36	18.13	9.56
T755	TEIXEIRA DE FREITAS	BA	841.70	585.16	72.26	137.91	46.37
Total			210,033.41	133,808.50	43,448.18	21,064.76	11,711.97

(1) Data from GIS Base

(2) Information provided by Fibria

APPENDIX III

FORESTRY PARTNERSHIP AGREEMENT

FORESTRY PARTNERSHIP AGREEMENT

This Forestry Partnership Agreement (“Agreement”) is executed by and between, on one side,

[NEWCO], a company headquartered in the city of [•], State of [•], at [address], Postal Code [•], registered with the CNPJ/MF under No. [•], with its articles of organization duly filed with the [•] State Registry of Commerce under NIRE [•], herein represented according to its corporate acts (“Landowner”);

[each NEWCO will execute its own FPA with Producer Partner]

And, on the other side,

[FIBRIA], a company headquartered in the city of [•], State of [•], at [address], Postal Code [•], registered with the CNPJ/MF under No. [•], with its articles of organization duly filed with the [•] State Registry of Commerce under NIRE [•], herein represented according to its corporate acts (“Producer Partner”);

Each of the Landowner and the Producer Partner are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    WHEREAS Landowner is a Brazilian timber company and also the owner of the rural real estate properties (and improvements thereon) duly identified and described in the real estate record files issued by the competent Real Estate Registry Office incorporated hereinto as Schedule A attached hereto (collectively referred to as “Real Estate Assets” or, individually, as “Real Estate Asset”);

B.                                    WHEREAS Producer Partner pertaining to a Brazilian economic group with a strong presence in the global forest products market, with activities based on a forest area of more than 900,000 hectares, within six States of Brazil, namely: Espírito Santo, Bahia, Minas Gerais, Rio de Janeiro, São Paulo and Mato Grosso do Sul, and operates 3 mills with a production capacity of approximately 5.3 million tons of pulp a year;

C.                                    WHEREAS the Parties intend to establish a long term forestry partnership to develop forestry activities on the Real Estate Assets on an intuitu personae basis pursuant to the specific terms and conditions set forth herein;

therefore, the Parties decide to execute this Agreement which will be governed according to the clauses and conditions set forth herein:

SECTION I - OBJECT AND DEFINITIONS

SECTION I OBJECT

1.1.                            This Agreement is made for purposes of establishing an intuitu personae forestry partnership by and between Landowner and Producer Partner in order to make feasible the implementation and management of reforestation projects of eucalyptus on all Plantable Area of the Real Estate Assets (“Forestry Partnership”).

1.1.1.                  Landowner has acquired the Real Estate Assets either i) prepared for the planting of forests on them, including the improvements thereon; or ii) already reforested. Therefore, activities necessary for the preparation of the land to be planted, including without limitation, cleaning of area (removal of old forest, lowering of stumps, removal of waste), soil preparation, have already been made, and as a consequence,

2

the costs related to such improvements were indirectly incurred by the Landowner. Therefore, the Landowner contributes to this Forestry Partnership with the Real Estate Assets and their relevant improvements

1.1.2.                  As of today, Producer Partner shall be solely responsible for all the necessary activities in relation to planning, supervising, managing and controlling the preparation, plantation, growth and harvesting of the forests in the Real Estate Assets, including, but not limited to, soil preparation, weed and insect monitoring, nutritional monitoring, disease control, fire prevention and combat, water quality management, erosion control, infrastructure maintenance, security, environmental impact and research and development in each case in accordance with good forest management practices and the technical standards set forth in Schedule 1.1.2.

SECTION II - TERM OF THE AGREEMENT

2.1.                            The term of this Forestry Partnership is the time necessary for the harvesting of four (4) Production Cycles of the Standing Timber located in the Real Estate Assets, commencing on this date (“Forestry Partnership Commencement Date”). In case Producer Partner is able to plant and harvest the Standing Timber under the 7-year period in each of the four (4) Production Cycles, Producer Partner shall plant and the term of this Forestry Partnership shall be extended for one extra Production Cycle (the “Fifth Production Cycle”) as long as: (i) the Fifth Production Cycle is planted until the end of the 17th year of this Forestry Partnership, and (ii) the Standing Timber thereon is harvested no later than the 24th year of this Forestry Partnership Agreement. Therefore, this Agreement shall end no later than January, 1st 2038 (“Forestry Partnership End Date”).

3

2.1.1.                  For the purposes of this Agreement, “Standing Timber” means all timber produced on the Real Estate Assets, in a stumpage condition, bark in, derived from reforestation located inside the Plots.

2.2.                            Producer Partner shall be vested in the possession of the Real Estate Assets in the Forestry Partnership Commencement Date. Notwithstanding, Producer Partner shall grant during the term of this Agreement free and unfettered access of employees, staff, workers and representatives of the Landowner or its subcontracted parties, upon 24-hour prior written notice to Producer Partner, (“Representatives of Landowner”) to the Real Estate Assets for the purpose of, including but not limited to, ensuring that Producer Partner’s management and harvesting activities are consistent with all of the obligations undertaken by it under this Agreement.

2.3.                            Considering the forest maturity timeline for each of the timberlands operational units (“Plots”) described in Schedule 2.3, Producer Partner will not be allowed to plant in any of the Real Estate Assets after the 18th anniversary of this Agreement, and shall vacate and return the Clean Area Plot to Landowner, even if such Clean Area Plot does not comprise the totality of the corresponding Real Estate Record File, within one hundred and fifty (150) Calendar Days after harvesting any area after 2035, that can be the harvesting of the third (3rd); or the fourth (4th); or the fifth (5th) rotation if the term is extended (“Last Rotation”), regardless of the end of the term set forth in Section 2.1. Notwithstanding, for the Plots listed in Schedule 2.3 the Producer Partner shall vacate and return the Clean Area Plots within the term established therein.

2.3.1.                  Starting from the 18th anniversary of this Agreement, Producer Partner shall annually notify Landowner informing (i) the Plots that must be harvested and delivered in

4

that year, which can not be lower than one seventh (1/7) of the total area of the Plots object of this Agreement; and (ii) the estimated date for completion of the harvesting as well as the date for the vacation and delivery of the respective Clean Area Plot to Landowner (“Delivery Notices”).

2.3.1.1           For the purposes of this Agreement, “Calendar Day” means any calendar day of the gregorian calendar and “Business Day” means any day other than a Saturday, Sunday, or public holiday under the laws of Brazil or other day on which commercial banks in Brazil are required or authorized to close under applicable law.

2.3.2.                  Producer Partner shall notify Landowner at least thirty (30) Calendar Days before the date for the exit and delivery of the respective Clean Area Plot to Landowner (“Completion Notice”).

2.3.3.                  If either (i) the Delivery Notice is not delivered to Landowner pursuant to Section 2.3.1, or (ii) the Completion Notice is not delivered to Landowner pursuant to Section 2.3.2, Landowner shall consider that the relevant Plot shall be harvested and delivered at the end of the Last Rotation.

2.3.4.                  The delay of Producer Partner in harvesting and delivering the Producer Partner’s Parcel of the Clean Area Plot up to the Delivery Date shall trigger: (a) for the first forty five (45) days of delay a flat fine of three hundred reais (R$ 300.00) per hectare of each Plot not delivered, for such whole period, which can be extended for an additional forty five (45) days upon the payment of an additional flat fine of three hundred reais (R$ 300.00) per hectare of each Plot not delivered per hectare, for such whole period; if the Clean Area Plot is not delivered within those ninety (90) days (b) a daily penalty of sixty Reais (R$60,00)

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multiplied by the number of hectares of the subject Plot as a penalty in arrears, accrued ninety (90) days from the receipt by Producer Partner of a written Notice to be sent by Landowner until the respective delivery of the Clean Area Plot to the Landowner, up to 120 (one hundred and twenty) days. The penalties herein set forth shall be annually adjusted by the IGP-M/FGV Index.

2.3.4.1.                                For the purposes of this Agreement, “Delivery Date” means the last Calendar Day (December 31th) of the year that refers the Delivery Notice as set forth in Section 2.3.1 and/or the end of the Last Rotation as set forth in Section 2.3.3 (ii).

2.3.5.                  If Producer Partner does not cure the delay described in Section 2.3.4 within one hundred and twenty (120) days, Producer Partner shall indemnify Landowner for any and all losses and damages Landowner has incurred as a consequence of the delay, with due regard to Landowner’s right to seek the retaking of the Real Estate Assets in Court, and to terminate this Agreement, in which case the termination fine provided for under Section X shall be triggered.

Early Termination, Withdrawal Areas, and Sale of Non-withdrawn Areas

2.4.                            With due regard to the term set forth in Section 2.1, the term of this Agreement in relation to the Real Estate Assets or part thereof may be reduced as a result of early termination, withdrawal of areas or sale of Real Estate Assets pursuant to Sections 9.1, 12.1 and 12.2, respectively.

2.4.1.                  In case of early termination of this Agreement pursuant to Section 9.1 below, Producer Partner shall be entitled to the Producer Partner’s Parcel of the Production existing in the relevant rotation period at the

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time of default, as provided for under Article 96, 1, of Federal Law No. 4,504, provided that Producer Partner shall vacate and deliver the Real Estate Assets to Landowner, who will select a third-party to manage the forest production until the end of the relevant rotation period and to perform the harvesting of the standing timber at Producer Partner’s sole expense. Landowner will be authorized to offset (i) any costs incurred thereon; and (ii) evidenced and losses and damages acknowledged by the Producer Partner from the Producer Partner’s participation. In such case, this Agreement shall be deemed terminated after the distribution of Parties’ participation in said rotation.

2.4.2.                  In case Landowner exercises its right to withdraw in relation to part of the Real Estate Assets pursuant to Section 12.1 below, in the limits of Schedule 12.1.1, the new owner shall allow Producer Partner to manage the whole withdrawn property, such that the management of each Plot within the property ceases upon the harvesting of each Plot within the existing rotation at the time of withdrawal. The new owner and Producer Partner shall enter into a new agreement in order to govern their relationship in regard to the withdrawn area, while this Agreement shall remain in full force and effect with respect to the areas that were not withdrawn.

2.4.3.                  If Landowner decides to sell part of or all the Real Estate Assets not subject to the right to withdrawal as provided for in Section 12.2, the Landowner must assign its rights and obligations under this Agreement with respect to the area that was sold to the new owner. This Agreement shall remain in full force and effect with respect to the areas that were not sold.

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SECTION III - PARTICIPATION OF THE PARTNERS IN THE FORESTRY PARTNERSHIP

Participation of the Partners

3.1.                            Taking into consideration (i) the status of the Real Estate Assets described in the Schedule 3.1; (ii) the characteristics intuitu personae of this Agreement; and (iii) the long term of the forest cycle, the total volume of standing timber produced on the Real Estate Assets shall be shared by Parties in the proportion of forty percent (40%) to Landowner on each Production Cycle until the Delivery Date (“Landowner’s Parcel of the Production”) and sixty percent (60%) to Producer Partner on each Production Cycle until the Delivery Date (“Producer Partner’s Parcel of the Production”).

3.1.1.                  For the purposes of this Agreement the Rotation shall be considered as the term necessary for the Standing Timber in certain Plot achieves its harvesting age (approximately 7 years).

3.1.2.                  For the purposes of this Agreement the Production Cycle shall be considered as the term necessary for the completion of an entire Rotation in relation to all Standing Timber existing or planted in each of the Plots located in all the Real Estate Assets.

3.1.3.                  The Parties agree that: (i) all Standing Timber existing in the Real Estate Assets in the January 1st, 2014 shall be considered as part of the 1st Production Cycle, no matter the age of the relevant Standing Timber; (ii) the timber to be planted in the Real Estate Assets from the January 1st, 2014 shall be considered shall be as part of the 2nd Production Cycle; (iii) the timber to be planted after the conclusion of all the Rotations , what means the harvesting of the each Plot included in the 2nd Production Cycle should be considered as part of the 3rd Production Cycle and so on.

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Landowner’s Expected Volume

3.2.                            Notwithstanding the provisions set forth in Section 3.1 above, the Parties agree that the Producer Partner, in order to minimize impacts of a non-stable harvesting plan, shall make available to Landowner [341,228] of cubic meters of Standing Timber on a quarterly basis through to the Production Cycle Settlement (“Landowner’s Expected Volume”).

[PS:                         The volume informed shall be balanced amongst the NEWCOS]

3.2.1.                  If the Inventory indicates that in any given quarter the Landowner’s Quarterly Parcel of the Production did not reach the Landowner’s Expected Volume, Producer Partner shall advance the necessary volume of Standing Timber in order to make available to Producer Partner the Landowner’s Expected Volume on that specific quarter (“Landowner’s Quarterly Parcel of the Production”).

3.2.2.                  If Production Partner is required to advance Standing Timber to Landowner, the advance shall be compensated, partially or totally, with the required volume of the following quarter Landowner’s Quarterly Parcel of the Production and so on. For clarification purpose, Production Partner is required to advance any volume, if needed, until the end of the Production Cycle. In case of (i) any Withdrawal; or (ii) termination of the Agreement in relation to a Plot that has completed the Last Rotation, as the case may be, the Landowner’s Expected Volume shall be proportionally reduced.

Landowner’s Quarterly Parcel of the Production

3.3.                            On each quarter during the term of this Agreement, Producer Partner shall deliver to Landowner the Landowner’s

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Quarterly Parcel of the Production with due regards to the procedure provided for in Section 7.1.4.

3.3.1.                  Considering that the Standing Timber profile will generate variable harvesting volume quarter over quarter, the Parties have agreed to quarterly pre-settlements, according to the harvesting of each Plot, in order to adequately recognize the production of each Plot.

3.3.2.                  The target productivity of each Plot in this Agreement [60, 10] m3/ha of harvestable Standing Timber (“Target Productivity”).

[PS:                       The target productivity shall be balanced amongst the NEWCOS]

3.3.3.                  Landowner’s Quarterly Parcel of the Production will be the lower volume of Standing Timber between: i) The Landowner Parcel of Production related to the Inventory of the area to be harvested during that quarter; and ii) the total volume of the area to be harvested in the quarter, considering the volume calculation based on the target volume.

Production Cycle Settlements

3.4.                            Any Production Cycle shall be considered terminated after the approval of the Inventory of the last Plot included as part of that relevant Production Cycle (“End of the Production Cycle”). Up to thirty (30) days after the End of each Production Cycle, the Parties shall proceed with the accounting adjustments considering the cumulated results of all the previous Inventories in relation to each of the Plots of all the Real Estate Assets during that Production Cycle (“Production Cycle Settlements”).

3.4.1.                  If in any of the Production Cycle Settlements indicates that the totality of the Landowner’s Quarterly Parcel of the Production delivered to the Landowner by the Producer Partner (and any pending advanced volume) was higher than the Landowner’s Parcel of the Production, based on the

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totality of the production registered in a certain Production Cycle, Landowner shall return to Producer Partner the amount in Reais equivalent to the value of the exceeding volume of received to Producer Partner within ninety (90) Business Days. For such purposes the reimbursement shall be the price of the latest Standing Timber sales contract entered into between the Parties.

3.4.2.                  If any of the Production Cycle Settlements indicates that the Landowner’s Quarterly Parcel of the Production (and any pending advanced volume) that has been delivered to the Landowner on time by the Producer Partner was equal or lower than the Landowner’s Parcel of the Production, as consideration for the advance of the Standing Timber and maintenance of the Landowner’s Expected Volume during the term of this Agreement, Producer Partner shall not have to deliver any additional Standing Timber to Landowner up to the Landowner’s Parcel of the Production.

Participation Adjustments

3.5                               In case of (i) any Withdrawal; or (ii) termination of the Agreement in relation to a Plot that has completed the Last Rotation, as the case may be, the Landowner’s Expected Volume shall be proportionally reduced.

Risks Undertaken under this Agreement

3.6.                            Subject to this Agreement and in accordance with section 96 of the Federal Law No.4, 504/64 (“Rural Land Statute”), Landowner shall undertake the risks related to the productivity of standing timber.

Plantable Area Adjustments

3.7.                            If a technical due diligence that will be performed by the Producer Partner in the Real Estate Assets within the next 18

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(eighteen) months counted from the date of this Agreement evidences that recent developments of the Brazilian Forestry Code have caused any impact in the Reserve Area that increases or decreases the Plantable Area of any of Real Estate that comprise the Real Estate Assets up to 5% (five per cent), which shall be evidenced by the issuance of the respective environmental license, the Parties agree to increase the Landowner’s Expected Volume in the same percentage up to five percent (5%) in case of an increase of Plantable Area, or reduce the Landowner’s Expected Volume in the same percentage up to five percent (5%) in case of a decrease of Plantable Area, as the case may be, upon the execution of an amendment to the present Agreement.

3.7.1.                  For the purposes of this Agreement, “Plantable Area” means the area being feasible and legally permissible under the Law for the successful commercial production of eucalyptus timber and all component processes of such production, including, without limitation, planting, management and harvesting.

SECTION IV -DELIVERY OF THE REAL ESTATE ASSETS

4.1.                            Producer Partner hereby represents and warrants that the Real Estate Assets are suitable and available for the purposes for which they are intended to be used for under this Agreement, in the terms of the Inspection Report incorporated as Schedule 4.1 of this Agreement.

4.2.                            On each Delivery Date of this Agreement, with due regard to the provisions of Sections 9 and 12, Producer Partner shall return vacant possession of the respective Clean Area Plot to the Landowner free and clear of things and persons in the same conditions as they were received pursuant to Schedule 4.1, provided that Producer Partner will not be liable for any deterioration or damage to which it has not given cause, according to Article 95, X, of the Rural Land Statute, provided that Producer Partner has complied and is in compliance with all of its obligations under this Agreement.

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4.2.1.                  For the purposes of this Agreement, Clean Area Plot shall mean the Plot (i) duly harvested with all the wood removed and transported from the Plot, (ii) with herbicide (glyphosate or similar) applications in the entire Plot no earlier than ninety (90) Calendar Days prior to Delivery Date, and (iii) with remaining stumps no higher than twenty (20) centimeters. Producer Partner, at its sole discretion, may proceed with removal of the stumps, tree bark, branches and tops.

4.2.2.                  Herbicide application will not be performed if Parties agree to release the Plot with live coppices.

4.3                               Upon the termination of this Agreement, the Producer Partner shall return vacant possession of the Real Estate Assets to the Landowner, free and clear of things and persons in the same conditions as they were received pursuant to Schedule 4.1, except for the improvements made by Producer Partner pursuant to Section 6.2, which shall be either incorporated or removed by Producer Partner, as provided for in Section 6.2.

SECTION V - LICENSING

5.1.                            Producer Partner shall be responsible on an exclusive basis, as required by law, to obtain from the appropriate agencies/authorities all the permits, licenses, approval, consents and other authorizations, which are required to carry out the forestry activities under this Agreement.

SECTION VI - RIGHTS AND OBLIGATIONS OF THE PARTIES

6.1.                            In connection with the performance of its obligations under this Agreement, Producer Partner hereby undertakes the following duties, among others:

(a)                                 to plan, supervise, manage and control the preparation, plantation, growth and harvesting of Forests, including soil

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preparation, weed, insect and other pest monitoring and control, nutritional monitoring, disease control, fire prevention and combat, water quality management, erosion management, environmental impact and research and development, real property security, including the forests, in each case in accordance with the technical standards set forth on Schedule 1.1.2;

(b)                                 to manage the forest projects in accordance with customary practices; provided, that such customary practices shall be in addition to (and not in limitation of) the terms and conditions of this Agreement, including the maximization of the harvestable volume of the Real Estate Assets;

(c)                                  to provide the same degree of care to the Real Estate Assets as Producer Partner provides to its own forests with respect to all plantation and forest management activities;

(d)                                 to properly conserve the Real Estate Assets by means of the adequate techniques for use and conservation of the soil;

(e)                                  to bear all the costs and expenses related to the site preparation, plantation establishment, plantation maintenance and monitoring, harvesting, loading and any other costs or expenses related to this Agreement, as well as costs associated with the workforce required for the forestry production, including health and safety programs;

(f)                                   to comply with all applicable legal obligations, including, without limitation, environmental, employment, social security and tax obligations, and be liable for the payment of all taxes, duties and assessments arising out of Producer Partner’s activities in the Forestry Partnership;

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(g)                                  to comply with the obligation of not exploiting any children in the workforce or having any benefit from any form of forced labor or slavery-like labor conditions;

(h)                                 to be liable for all environmental, employment, tax, social security and accident liabilities and pay all charges in connection with Employment and Social Security Laws, personal accidents and accidents in the workplace and medical assistance in relation to the employees, staff, workers and representatives of the Producer Partner and its subcontracted parties (“Representatives of Producer Partner”) involved in performing all forestry partnership activities; it is hereby agreed between the Parties that the Landowner shall not be jointly, jointly and severally, or severally or secondarily liable in connection with any employment relating to such Representatives of Producer Partner, and Producer Partner shall be liable for any employment claims brought by the Representatives of Producer Partner;

(i)                                     to bear all the costs related to permitting and licensing requirements and to pay the annual Federal Rural Property Tax (Imposto sobre a Propriedade Territorial Rural - ITR) with respect to any of the Real Estate Assets;

(j)                                    to deliver to Landowner, upon request, evidence of compliance in connection with all obligations to pay under this Agreement;

(k)                                 to be liable for any damages and/or losses that occur in the Real Estate Assets as a direct or indirect result of Producer Partner’s activities including, without limitation, environmental damages, damage to roads, overharvest and any other loss or damage to the Real Estate Assets, the timber located thereon or lands adjoining thereto, the infrastructure on the Real Estate Assets, the soil on the Real Estate Assets or adjoining

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lands or which causes an environmental hazard or condition which results in breach of or is not otherwise in strict compliance with any Laws or results in the revocation, termination or loss of any Environmental License (“Access Damages of Producer Partner”). Producer Partner shall take all necessary actions required as result of the occurrence of any Access Damages of Producer Partner, such as repairing fences and gates, roads and access ways to timber plots and any improvements damaged as a direct or indirect result of Producer Partner’s activities. In case Producer Partner does not take the possible and feasible actions to repair the Access Damages of Producer Partner within fourteen (14) days, or such longer period as agreed between Landowner and Producer Partner and in accordance with the nature of the Access Damages of Producer Partner, Landowner is hereby authorized to take all necessary actions to repair or remedy any Access Damages of Producer Partner, and Producer Partner shall promptly reimburse Landowner for all expenses, costs, fines and penalties (including, without limitation, attorney’s fees and expenses) incurred by Landowner as a result of any Access Damages and to make such repairs or other remedies. Producer Partner shall and does hereby indemnify and hold Landowner harmless from and against any liability incurred by Landowner as a result of any Access Damages of Producer Partner or any actions brought by third-parties or governmental authorities as a result any Access Damages of Producer Partner or the failure or inability of Producer Partner or third-parties retained by Producer Partner to comply with the obligations of Producer Partner under this Agreement;

(l)                                     to hold the Landowner harmless in relation to any liability resulting from any actions brought by third parties and/or

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governmental authorities as a result of noncompliance with any of Producer Partner’s obligations, or by third parties retained by it, including, without limitation, environmental, employment, tax, social security and accident actions relating to the subject matter hereof;

(m)                             to pay all expenses and investments, including any financial compensation, fines or penalties incurred or payable in connection with the issuance of the environmental authorizations, licenses and permits required to comply with its obligations under this Agreement and for the regular development of its activities;

(n)                                 to prepare and maintain an Occupational Health Medical Control Program - PCMSO, as per NR - 7 and an Environmental Risk Prevention Program - PPRA, as per NR - 9 and cause its staff, any service provider and the staff of the service provider to comply with them.

6.1.1.                  Producer Partner shall complete the harvesting and replanting of the relevant Plot in relation to any Real Estate Asset at the End of the Rotation, within hundred and twenty (120) Calendar Days (“Initial Period”) in order to be able to plant the subsequent rotation. If Producer Partner fails to complete the harvesting and the replanting within thirty (30) days from the receipt by Producer Partner of a written Notice to be sent by Landowner after the Initial Period, Producer Partner shall have additional thirty (30) days to complete the harvesting of the subject Plot (“Buffer Period”). For every day of the Buffer Period that Producer Partner fails to comply with such obligation, Producer Partner will pay to Landowner R$ 1.00 (one Real) multiplied by the number of hectares of the subject Plot which harvesting and replanting were not timely concluded as a penalty in arrears. If Producer Partner has not completed harvesting by the end of the Buffer Period, then Landowner may elect: (a) to charge a fine of fifteen reais (R$ 15.00) multiplied by the number of hectares of the subject Plot which harvesting and replanting

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were not timely concluded; or (b) consider Producer Partner in default under the terms of this Agreement and Landowner shall be entitled, at its sole discretion, to (i) complete harvesting, as the case may be, and (ii) deliver the Standing Timber existing in the relevant Real Estate Assets to Producer Partner at the nearest Producer Partner’s plant, provided that Producer Partner shall indemnify and hold harmless the Landowner in respect of all costs and expenses incurred by Landowner thereto within five (5) Business Days counted as of such delivery.

6.1.1.1.                                Any rotation shall be considered terminated (i) upon the receipt of the End Rotation Notice sent by Producer Partner to Landowner informing that the Standing Timber of that rotation are ready to be harvested; or (ii) until the 8th anniversary of the plantation of the Standing Timber, or any other date mutually agreed between the Parties, whichever occurs first (“End of the Rotation”).

6.2.                            Producer Partner is allowed to make useful and /or necessary improvements in the Real Estate Assets, in which case Producer Partner undertakes all risks and responsibility in respect with, especially, but not limited to, environmental liabilities, regardless of any notice to Landowner, provided that the value of each improvement does not exceed the amount to be annually informed by Producer Partner to Landowner no later than January 15th of each year of this Agreement, as adjusted by IGP-M/FGV, in which case Producer Partner shall seek Landowner’s approval no later than thirty (30) Calendar Days prior to the execution of the improvement by means of a written notice. In such case, Landowner shall answer to Producer Partner no later than fifteen (15) days as of the receipt of the notice.

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6.2.1.                  All improvements shall be in accordance with the purposes of this Agreement and the activities that the Parties intend to develop in the Real Estate Assets.

6.2.2.                  Any improvements not considered useful or necessary under the Law (“Benfeitorias Voluptuárias”) that Producer Partner intends to make in the Real Estate Assets shall be subject to prior written notice to Landowner, which shall contain the description of the intended improvement, no later than ten (10) Calendar Days prior to the execution of such improvement. In such case, Producer Partner shall borne all costs in connection with the improvement, with due regard to the right to remove the improvement prior to the delivery of the Clean Area Plot.

6.3.                            In case Producer Partner does not comply with the obligations set forth in Section 6.2 and its subsections, all liabilities in connection with the improvements made in the Real Estate Assets shall be solely borne by Producer Partner, and no right to indemnification or to retain the possession of the relevant Real Estate shall follow and Producer Partner shall not have any other liabilities in that regard.

6.4.                            Each Party shall be liable for the payment of any tax with respect to which it is defined by Law as a taxpayer with respect to the Forestry Partnership contemplated herein.

SECTION XII - INVENTORY AND AUDIT RIGHTS

7.1.                            Inventory and Inventory Reports. Producer Partner shall annually provide to Landowner inventories indicating an estimation of the Plots that Producer Partner intends to harvest in that year (“Annual Harvesting Plan”). In order to provide the Landowner’s Expected Volume to Landowner on a quarterly basis and to perform the Production Cycle Settlements, the Parties hereby agree that the determination of the harvestable volume of the Standing Timber

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existing in the Plots in all the Real Estate Assets shall be performed by means of the continuous forestry inventory to be presented on a quarterly basis by Producer Partner to Landowner (“Inventory”).

7.1.1.                  For the purposes hereof, the Inventory shall be prepared based on a methodology set forth in the Schedule 7.1.1. hereof (“Methodology”).

7.1.2.                  The costs and expenses in respect of the preparation of each Annual Harvesting Plan and Inventory shall be borne by the Producer Partner.

7.1.3.                  Landowner may, in its sole discretion, upon 24-hour prior written notice to Producer Partner, assign its Party’s Representative or any other individual freely designated by Landowner to observe field measurements and any other proceedings in the context of the preparation of the Inventory by Producer Partner.

7.1.4.                  Producer Partner shall delivery to Landowner no later than twenty (20) Calendar Days prior to the end of a certain quarter the Inventory Report. Landowner will have the right to dispute the Inventory Report up to ten (10) Calendar Days as of the receipt of such Inventory Report and to request further clarification to Producer Partner and/or to hire, at Landowner’s sole discretion, a consultant to perform due diligence on the Inventory..

7.2.                            Compliance Audit Rights. Landowner shall have the right, at its own expense, to:

(a)                                 audit the plantations, forests, Standing Timber and Producer Partner’s installations existing on the Real Estate Assets, in order to assess Producer Partner’s compliance with its obligations under this Agreement;

(b)                                 audit the Inventory and report of volume delivered at the mill corresponding to each Plot (“Relatório de Volume de Madeira Posto Fábrica”);

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(c)                                  review copies of all reports filed with the federal and state environmental authorities, in each case subject to applicable legal and regulatory requirements;

(d)                                 engage auditors, reasonably accepted by Producer Partner, to review the audit reports of the certification consultants (FSC and Cerflor), licenses, and other compliance documents, and to verify the development of Forest Projects; and

(e)                                  audit the silviculture procedures adopted by Producer Partner in order to check Producer Partner’s compliance with the good forest management practices and the technical standards set forth in Schedule 1.1.2.

7.3.                            Accounting Audit Rights. Landowner shall have the right to request Producer Partner to confirm its current balance of accounts payable (“Contas a Pagar”).

7.4.                            Audit Procedure. Each audit by Landowner pursuant to Sections 7.2 and 7.3 shall be conducted in accordance with the following:

(a)                                 In connection with the exercise of its rights under Sections 7.2 and 7.3, as applicable, Landowner shall provide Producer Partner with reasonable advance notice prior to each (i) inspection of the forest and all other related documents in accordance with Section 7.2, and (ii) request in accordance with Section 7.3. Such inspection or audit shall be conducted in a manner so as to minimize disruption of Producer Partner’s activities in the Real Estate Assets; provided that if any information should come to the attention of Landowner to reasonably believe that Producer Partner has not complied with any of its obligations under this Agreement and Producer Partner has not clarified such issue to the reasonable satisfaction of Landowner within 7 (seven) Calendar Days counted as of the receipt of a written request for clarification from the Landowner, then

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Landowner shall be entitled to conduct an inspection or an audit promptly after providing Producer Partner with copies of the information that has come to Landowner’s attention, in order to investigate such matter, irrespective of the date of the last inspection or audit hereunder. If any such inspection or audit reveals any deficiencies with respect to Producer Partner’s obligations under this Agreement, then Landowner shall provide written notice to Producer Partner of such fact, which notice shall contain reasonable detail (including reference to the applicable standard or criteria) of such deficiencies and, if practicable, recommended steps which Producer Partner should undertake in order to remedy such deficiencies;

(b)                                 Producer Partner shall make available to Landowner true, correct, and complete copies of all public financial statements, books, records, agreements and reports related to all of its activities, and the performance of its obligations, hereunder together with all other documents that are reasonably requested by Landowner to complete each inspection or audit;

(c)                                  Producer Partner shall promptly remedy any mutually agreed deficiencies and make all mutually agreed adjustments, including accounting or payment adjustments, which may be noted in any such inspection or audit and in the event Producer Partner fails to remedy any mutually agreed deficiencies and adjustments due to legal obligations to finalize the financial statements, Producer Partner shall remedy such deficiencies or adjustments in the following year. If the Parties are unable to mutually resolve any deficiencies, then such deficiencies shall be resolved pursuant to Section IX of this Agreement.

(d)                                 Each audit or inspection shall be conducted in accordance with Brazilian laws and IFRS.

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SECTION VIII - INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

8.1.                            Producer Partner hereby irrevocably and irreversibly agrees to indemnify, defend and hold Landowner and its Affiliates and related entities and Landowner’s, and its Affiliates and related entities’, directors, officers, employees, and agents harmless from and against any judicial or non-judicial, loss, damage, liability, action, burden, cost, expense, fee (including attorney’s fees and expenses) or claim, whether or not of Producer Partner’s Knowledge (“Producer Partner’s Contingencies”), deriving from:

(i)                                     any false, inaccurate or misleading representation or warranty provided by Producer Partner hereunder, or, further, arising from any failure to meet or satisfy any agreement, undertaking, obligations or covenants of Producer Partner set forth hereunder;

(ii)                                  liabilities, obligations and/or responsibilities of whatever nature related to the Real Estate Assets and/or Producer Partner, including but not limited to civil, tax and environmental liabilities, measures in relation to the forestry activities carried on by the Producer Partner or imposition of conditions, among others, that may come to be claimed from Landowner referring to actions or facts or omissions occurring, with observance of the applicable statutes of limitation and forfeiting deadlines, in relation to Producer Partner and/or the Real Estate Assets; and/or

(iii)                               measures which may occur on the specific areas of Real Estate Assets related to the forest activities, the relevant infrastructure, and plant or equipment thereon, the soil on the Real Estate Assets or adjoining lands or which causes an environmental hazard or condition which results in such specific areas, Landowner being in breach of or not otherwise in strict compliance with any Laws.

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8.1.1.                  For the purposes of this Agreement, “Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, with respect to any Person, any investment fund, special purpose vehicle or segregated account that has appointed such Person as investment manager, general partner, advisor or similar role under an investment, management, advisory, partnership or similar agreement shall be deemed an Affiliate of such Person.

8.2.                            Landowner hereby irrevocably and irreversibly agrees to indemnify, defend and hold Producer Partner harmless from and against any judicial or non-judicial, loss, damage, liability, action, burden, cost, fee (including attorney’s fees and expenses) or claim, whether or not of legal nature, known or unknown by Landowner (“Landowner’s Contingencies”) deriving from:

(i)                                     any false, inaccurate or misleading representation or warranty provided by Landowner hereunder, or, further, arising from any failure to meet the legal or contractual obligations or other covenants set forth hereunder; and

(ii)                                  liabilities, obligations and/or responsibilities of whatever nature related to the Landowner, that may come to be claimed from Producer Partner referring to actions or facts occurring after the execution of this Agreement, except as regards any obligations hereunder which are required to be complied

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with or performed by Producer Partner in relation to Real Estate Assets.

8.3.                            For the purposes of any claim for indemnification pursuant to Sections 8.1 and 8.2 above, the Party entitled to receive indemnification (“Indemnified Party”) shall submit to Producer Partner or to Landowner, as the case may be (“Indemnifying Party(ies)”), a written notice of the action or fact that originated the claim for indemnification hereunder, indicating where possible an estimate of the likely amount of Producer Partner’s Contingencies or Landowner’s Contingencies, as the case may be, and the method used for calculation thereof. Whenever damages shall have actually occurred, payment or refund shall be made by any of the Indemnifying Parties within ten (10) Business Days following the Indemnifying Party(ies)’s receipt of the notice sent by the Indemnified Party claiming the relevant payment or refund of the values incurred, duly evidenced. Should the Indemnifying Party(ies) disagree with the Indemnified Party’s claim, the matter shall be submitted to Arbitration as defined and provided for in Section XIII hereof and, should the award ultimately confirm the claim, then the Indemnifying Parties shall make payment or refund within ten (10) Business Days following receipt of notice of issue of the relevant Arbitration decision.

8.4.                            The Indemnified Party shall promptly notify the Indemnifying Party(ies) about any grievance or demand, whether in or out of court, notified to it by any third parties (“Third-Party(ies) Claim”) that to the knowledge of the Indemnified Party gives rise to a right of indemnification under the terms of this Agreement, together with the estimated value of such grievance or demand, and a copy of the notice of deficiency (“auto de infração” or “contra-fé”), evidence of receipt thereof or equivalent document, as

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the case may be (“Third-Party(ies) Claim Notification”). The timing of the delivery of the Third-Party(ies) Claim Notification shall always be sufficient to enable the Indemnifying Party(ies) to produce the required defense at adequate standards.

8.4.1.                  Should the term corresponding to one-third of the legal deadline for response or other action crucial to the defense be shorter than five (5) Business Days, then the Indemnified Party may take such actions as it understands necessary and inform the Indemnifying Party(ies) of the Third-Party Claim and of the actions taken in accordance with the provisions hereof.

8.4.2.                  As of the date on which the Third-Party(ies) Claim Notification is received, the Indemnifying Party(ies) shall, as soon as possible but no later than three (3) Business Days, inform the Indemnified Party as to whether (i) they will settle the amount in dispute; (ii) they will defend the Indemnified Party from the Third-Party Claim, (iii) they will not defend from the Third-Party Claim or (iv) they do not acknowledge the Third-Party(ies) Claim as an indemnifiable liability of their responsibility.

8.4.3.                  It is hereby expressly agreed that should the Indemnifying Party(ies) choose to submit a response or defense, they may retain counsel of their choice to act on behalf of the Indemnified Party or, in which event such counsel shall be granted by the Indemnified Party the necessary powers of representation and be given access to all documents and information required for such response or defense.

8.4.4.                  Should the Indemnifying Party(ies) choose to file defense and/or response, any and all attorney’s fees and expenses deriving therefrom shall be borne solely and directly by the Indemnifying Party(ies).

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8.4.5.                  Should the Indemnifying Party(ies) fail to act on response of the Third-Party(ies) Claim Notification or fail to act timely as set forth in Section 8.4.2 above, the Indemnified Party shall, in good faith, decide whether it shall settle the amount claimed or submit its response or defense. Should the Indemnified Party choose to settle the payment, the amount due may be claimed by the Indemnified Party, directly from the Indemnifying Party(ies) pursuant to the provisions of Section 8.3 above.

8.5.                            In case of a Third-Party Claim derives from facts under both Producer Partner’s liability and Landowner’s liability, the Party against which such claim is directed shall promptly give notice to the other Party(ies) which may have liability, whether such Third- Party Claim or demand is of a court nature or otherwise, as soon as possible but in no event after the equivalent to one third of the legal deadline for the filing of the defense, along with an estimate of the amount involved in such claim or demand, copy of the notice of deficiency, evidence of receipt thereof or equivalent document, as the case may be (“Shared Contingency Notice”).

8.5.1.                  Within the term corresponding to one-third of the legal term for response, Producer Partner and Landowner shall, by mutual agreement, decide if they will (i) settle the amount in dispute; or (ii) dispute the claim.

8.5.2.                  In the event that Producer Partner and Landowner are not able to reach mutual agreement to settle the amount in dispute or should Producer Partner and Landowner decide to submit a response or defense, they shall, also by mutual agreement, decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, and grant him with powers required therefor. In the event Producer Partner and Landowner are not able to reach

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mutual agreement to decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, Landowner shall have the right to conduct the Third-Party Claim and appoint counsel for representation within three law firms or attorneys nominated by Producer Partner.

8.5.3.                  Subject to the provisions of Section 8.5.2, Producer Partner and Landowner hereby agree that Landowner shall have conduct of such Third-Party Claims and shall cause the retained counsel to keep Producer Partner informed on their status at all times and provide copies of all pleadings requested.

8.6.                            Producer Partner and Landowner hereby agree that any court or out-of-court settlement involving any losses or damages under this Section 8 shall only be entered into by mutual agreement of Producer Partner and Landowner.

8.7.                            The Indemnifying Party(ies) shall either pay or refund the Indemnified Party the full amount of the losses or damages involved in such Third-Party Claim, including any and all duly evidenced counsel fees and expenses: (i) in the case of a final decision not subject to appeal on any Third-Party Claim which gives rise to liability, within fifteen (15) Business Days of receiving notice from the Indemnified Party of the publication of the relevant ruling at the Official Gazette; or (ii) in the case of the Indemnified Party having settled the amount claimed pursuant to the provisions of Section 8.4.5 above, within fifteen (15) Business Days of receiving notice from the Indemnified Party that it has made such settlement.

8.8.                            The indemnity obligations provided for in this Agreement shall derive from matters identified in writing by the Indemnified Party

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to the Indemnifying Party while not barred by statutes of limitations or forfeiting terms. Producer Partner and Landowner hereby agree that the obligation to indemnify the Indemnified Party shall survive the terms herein established until the effective indemnification, as long as the relevant claim for indemnification was requested by means of a Notice by the Indemnified Party within the term set out in this Section 8.8.

SECTION IX - EVENTS OF DEFAULT AND TERMINATION

9.1.                            Subject to the notification procedure in Section 9.3 below, the Landowner shall be entitled to terminate this Agreement in case of any default in Producer Partner’s obligations hereunder, including, without limitation, any of the events described below (“Producer Partner’s Events of Default”):

(a)                                 Non-delivery of the Landowner’s Expected Volume due to default on the part of Producer Partner as set forth in Section 3.2 above;

(b)                                 Upon abandonment by Producer Partner of any of the Real Estate Assets;

(c)                                  In case Producer Partner fails to observe or comply with any of its obligations, except for reasons duly evidenced beyond Producer Partner’s control, under this Agreement or the applicable legislation;

(d)                                 In case any representation, warranty, statement made by Producer Partner in relation to this Agreement or contained in any certificate, report or notice supplied by Producer Partner in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

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(e)                                  In case Producer Partner assigns, directly or indirectly, the rights and obligations assumed hereunder without prior written authorization of the Landowner;

(f)                                   In case (i) any order, judgment or decision is decreed by any court with jurisdiction therefore appointing an administrator or liquidator (or similar agent) in relation to Producer Partner or any substantial portion of its assets; or (ii) Producer Partner admits in writing that it is unable to pay its debts in general as they fall due; or (iii) Producer Partner enters into general composition with its creditors; or (iv) insolvency, winding-up or bankruptcy of the Producer Partner;

(g)                                  In case Producer Partner is in breach under the Standing Timber Supply Agreement and Other Covenants.

9.2.                            Subject to the notification procedure in Section 9.3 below, Producer Partner shall be entitled to terminate this Agreement in case of any default in the obligations of the Landowner hereunder, including, without limitation, any of the events described below (“Landowner’s Events of Default”):

(a)                                 In case the Landowner fails to observe or comply with any of its obligations under this Agreement or the legislation applicable hereto;

(b)                                 In case any representation, warranty, or statement made by the Landowner in relation to this Agreement or contained in any certificate, report or notice supplied by the Landowner in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

(c)                                  In case Landowner breaches any of its obligations under this Agreement, which could reasonably be considered material, in

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light of the circumstances and the transactions contemplated by this Agreement; or

(d)                                 In case Landowner is in breach under the Standing Timber Supply Agreement and Other Covenants.

9.3.                            If any of the events of default specified in Sections 9.1 and 9.2 occurs, the Non-defaulting Party shall notify the Defaulting Party to remedy the default (where capable of remedy) within thirty (30) days by the non-defaulting Party by out-of-court notification (notificação extrajudicial) (“Notice of Default”), except for the events set forth in Section 9.1(a), which shall be considered an event of default irrespective of any Notice of Default. If either (i) the default giving rise to the event of default is not capable of remedy, or (ii) where such default is capable of remedy and a Notice of Default has been served and following the end of thirty (30) days the notified default shall not have been remedied, then in each case the Non-defaulting Party shall be entitled to terminate this Agreement immediately by sending a notice communicating such termination (“Termination Notice”) and this Agreement shall be deemed automatically and in advance overdue, and no additional procedure needs to be observed therefor.

9.4.                            If terminated pursuant to Section 9.3, this Agreement shall immediately become void and be of no further force and effect, except for the provisions of Section 3.2 and 3.3 and Section 10, which shall remain valid until payment in full of all amounts outstanding hereunder.

SECTION X - TERMINATION FINE

10.1.                     Termination hereof as a result of default of a Party shall cause the Defaulting Party to have to pay to the Non-defaulting

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Party, in addition to the indemnifications provided in Section VIII above, a fine for the resulting early and motivated termination equivalent to one hundred million Reais (R$100.000.000,00) proportionately reduced by 1/21 for each year of this Agreement in which the Defaulting Party was not in default, observed the minimum value of fifty million Reais (R$50.000.000,00), in any case adjusted by IGP-M (“Termination Fine”).

10.2.                     Payment of the Termination Fine shall be made by the Defaulting Party within up to thirty (30) days of the date on which the written notice from the Non-defaulting Party is sent, by wire transfer of immediately available funds to the Non-defaulting Party, to the bank account to be indicated in writing for such purpose.

10.3                        For the purposes of this Agreement, “IGP-M” means the positive fluctuation of the General Market Price Index published by Fundação Getúlio Vargas (“IGP-M/FGV”) or, in case the IGP-M/FGV is eliminated or deemed legally inapplicable hereto, the Parties hereby agree that the amounts agreed in this Agreement shall be automatically adjusted in accordance with (i) the IPCA - Broad Consumer Price Index, published by the Brazilian Institute of Geography and Statistics (“IPCA/IBGE”), or (ii) the General Price Index - Domestic Availability announced by Fundação Getúlio Vargas (“IGP-DI/FGV”), in this order, or, where it is not possible to use them, another official index in use, recognized and lawfully permitted, among the indices that best reflect the inflation rate in the period, in which case such new index shall be stipulated by the Parties by mutual agreement and shall be specified in an amendment hereto.

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SECTION XI - ADDITIONAL COVENANTS OF THE PARTIES

11.1.                     Confidentiality. Due to the access that each Party has had or shall have to the other Party’s Confidential Information, the Parties hereby mutually undertake, as follows: (i) to refrain from allowing access to the other Parties’ Confidential Information to third parties other than their directors, officers, employees, advisors and agents, and their Affiliates, and their Affiliates’ directors, officers, employees, advisors, agents, shareholders, partners and investors, only to the extent required for the performance of the Forestry Partnership established herein (provided that Landowner may disclose Confidential Information to its directors, officers, employees, advisors, lenders, and agents, and its Affiliates and its Affiliates’ directors, officers, employees, advisors, agents, shareholders, partners and investors, as required by law or regulatory, administrative or judicial authority or under contractual reporting obligations); (ii) to refrain from using any Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep in confidence the Confidential Information received from the other Parties. For the purposes of this Agreement, “Confidential Information” shall mean without limitation any and all information, whether verbal or written, and documentation related to this Agreement or to the transactions contemplated in this Agreement, including the information provided before this Agreement was signed, and any other information and/or documentation disclosed to a Party as confidential during the dealings and negotiations hereunder or the Due Diligence.

11.1.1.           The limitations provided for in this Agreement pertaining to the disclosure of Confidential Information shall not apply to Confidential Information (i) which was of public domain at the date hereof; or (ii) which was known to the receiving Party at the time of the disclosure and had not been

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obtained, either directly or indirectly, from the disclosing Party, its Affiliates or third parties bound to confidentiality obligations; or (iii) which is proven to be of public domain after the date hereof as a result of action or omission of the disclosing Party or any of its Affiliates; or (iv) which becomes of public domain after the disclosure to the receiving Party without any participation of the receiving Party or any of its Affiliates or Representatives in such disclosure; or (v) upon the advice of legal counsel which is required to be disclosed by virtue of law or to comply with a court or government order, or (vi) which has been developed or acquired independently by the receiving Party without reference to or use of Confidential Information of the disclosing Party; or (vii) in the event that the receiving Party or any of its Affiliates or Representatives are requested or required by Law, legal process or any regulatory or governmental or quasi-governmental administrative authority to disclose any of the Confidential Information, the receiving Party or any of its Affiliates or Representatives may do so and not be in contravention of this Agreement, provided that it provides the disclosing Party with prompt (to the extent legal and practicable) written notice so that the disclosing Party may seek, at its cost, a protective order or other appropriate remedy. If the receiving Party believes in good faith that it is compelled to disclose Confidential Information, the receiving Party may disclose that portion of the Confidential Information that it reasonably believes (after consultation with counsel) that is compelled to disclose and will exercise commercially best efforts, to the extent practicable, to request that confidential treatment be accorded to that portion of the Confidential Information that is being disclosed. Nothing in this Agreement shall prohibit Landowner from using and disclosing any information in respect of Real Estate Assets or their use.

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11.2.                     Publicity. No press release or other publicity related to this Agreement shall be made publicly available or submitted to third parties without the Parties’ prior and written approval in relation to the press release, form and contents.

11.3.                     Anti-corruption Policy. The Parties undertake, under the penalties set forth herein and in the applicable law, to observe and strictly comply with all applicable laws, including but not limited to the Brazilian anti-corruption laws, anti-money laundering laws, and also the FCPA - Foreign Corrupt Practices Act, the UK Bribery Act and the Corruption of Foreign Public Officials Act (together “Anti-corruption Laws”), as well as the rules and provisions set forth in the internal policies of the Parties (“Anti-corruption Policy”).

11.3.1.           Each of the Parties represents and warrants that it is not involved nor will be involved, directly or indirectly, through its Representatives (including any managers, directors, officers, advisors or consultants acting on its behalf), during the fulfillment of the obligations established under this Agreement and any other agreements executed in furtherance of this transaction, in any activity or practice that constitutes a breach of the Anti-corruption Laws.

11.3.2.           The Parties undertake to keep books, accounts, records and invoices accurate and agree that, if considered necessary, the Parties shall be entitled to, directly or indirectly, with assistance of third parties that they may appoint, audit the books, accounts, records, invoices and any document that supports the collections and/or the requests of reimbursement, to verify compliance with the provisions of the Anti-corruption Laws and also the Anti-corruption

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Policy, whereas the Parties shall provide full cooperation in the course of any audit, undertaking to submit any necessary information and documentation whenever requested.

11.3.3.           The non-compliance by the Parties of the Anti-corruption Laws and/or the Anti-corruption Policy will be considered a material breach to this Agreement and/or to any other agreements executed in furtherance of this Agreement and shall entitle the other Party to, acting in good faith, declare this Agreement and/or to any other agreements executed in furtherance of this transaction terminated immediately, without any burden or penalty, being the defaulting Party responsible for the losses and damages, pursuant to the applicable law and to this Agreement and/or to any other agreements executed in furtherance of this Agreement.

11.3.4.           The Parties declare that they have not, directly or indirectly, offered, promised, paid or authorized the payment of money, gave or agreed to give gifts or anything of value and, during the term of this Agreement and/or to any other agreements executed in furtherance of this Agreement, will not offer, promise, pay or authorize payment of money, give or agree to give gifts or anything of value to any person or entity, public or private, in order to unlawfully obtain or retain any business on behalf of the other Party.

11.3.5.           The Parties declare that will not, directly or indirectly, receive, transfer, maintain, use or hide resources that result from any unlawful activity and will not hire as an employee or otherwise maintain professional relationship with individuals or entities involved in criminal activities, in particular the Anti-corruption Laws, money laundering, drug trafficking and terrorism.

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11.3.6.           The Parties represent and warrant that (i) their current representatives are not public officials or government employees; (ii) will promptly inform, in writing, any appointment of their representatives as public officials or government employees.

11.3.7.           Each of the Parties will promptly notify, in writing, the other Party with respect of any suspected or actual breach of the Anti-corruption Laws and/or the Anti-corruption Policy, and also any involvement in bribery or corruption acts, and the breach of any representations pursuant to this Section.

SECTION XII - RIGHT TO WITHDRAW AND RIGHT OF FIRST OFFER

12.1                        Right to Withdraw. Landowner shall have the right to withdraw from this Agreement up to 30% of the total Real Estate Assets of each distinct region where the properties are located (“Land Subject to Withdraw”), according to the provisions of this Section 12.2 and the schedule provided in Schedule 12.2.1 (“Right to Withdraw”).

12.1.1              Prior to the exercise of the Right to Withdraw on all or portion of the Land Subject to Withdraw, Landowner shall provide Production Partner with a written prior notice (a) of 3 years for sales of Land Subject to Withdraw in excess of 2,000 hectares in the state of Mato Grosso do Sul, 600 hectares in the State of São Paulo (ex-Vale do Paraíba), 300 hectares in the states of Espírito Santo, Bahia and Vale do Paraíba (SP) (“Extended Prior Notice”) and (b) of 6 months (“Regular Prior Notice”), for any other sales of Real Estate Assets.

12.1.2              Upon receipt of an Extended Prior Notice or a Regular Prior Notice, Producer Partner shall have the right (but not the obligation) during the 30 (thirty) Calendar

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Days following such receipt to present Landowner with an offer to acquire the relevant Land Subject to Withdraw at a specified all-cash price on an as-is, where-is basis (“Right of First Offer on the Land Subject to Withdraw”).

12.1.2.1    In case Producer Partner does not to present an offer within 30 (thirty) Calendar Days from the receipt of an Extended Prior Notice or a Regular Prior Notice, Landowner shall be free to sell the relevant Real Estate Assets for any price.

12.1.2.2    In case Producer Partner presents an offer (“Producer Partner’s Offer”), Landowner shall have 15 (fifteen) days to:

(i)                                     accept Producer Partner’s Offer, in which case Producer Partner and Landowner shall conclude the sale transaction at the price stipulated in the Producer Partner’s Offer and on an as-is, where-is basis, as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall only be paid at the end of the period of the Extended Prior Notice or Regular Prior Notice, duly adjusted at the IGP-M rate from the date of the acceptance of the Producer Partner’s Offer until the closing of the sale with Landowner).

(ii)                                  not accept Producer Partner’s Offer, in which case: (a) Landowner shall be free to sell the Land Subject to Withdraw object of the Extended Prior Notice and/or a Regular Prior Notice, during the period of the Extended Prior Notice or Regular Prior

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Notice, as the case may be (provided that in no event shall such period be less than six months), on any terms, provided that the price is not less than that stipulated in Producer Partner’s Offer (duly adjusted at the IGP-M rate from the date of Producer Partner’s Offer until the closing of the sale), and the provisions of the sale contract contain no collateral terms that would be reasonably be expected to reduce that price; and (b) Landowner shall notify Producer Partner of the outcome of the sale process, indicating if the sale was concluded and, if so, producing reasonable evidence of the conclusion of the sale and price paid.

12.1.3              If Landowner does not conclude the sale of the relevant Real Estate Assets within the periods mentioned above in Section 12.1.2.2(ii)(a), then Landowner will have to submit a new notice to Producer Partner, which will trigger a new Right of First Offer on the Land Subject to Withdraw and the process shall be restarted.

12.1.4              Upon the completion of the sale of the Land Subject to Withdraw, Producer Partner shall be entitled to complete harvest of the Land Subject to Withdraw prior to delivery of the Land Subject to Withdraw, which shall take place up to the 7 year of the plantation of the Standing Timber, subject to the delivery conditions as set forth in this Agreement.

12.2                        Real Estate Assets not Subject to Withdrawal. For the purpose of selling to third parties any of the Real Estate Assets not subject to withdrawal as per section 12.1 above during the term of this Agreement, Landowner shall initiate the process by providing written notice at any time (a “Sale Notice”) to Producer Partner of its intention to sell such any portion of such Real Estate Assets (collectively, the “Subject Land”).

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12.2.1              Upon receipt of a Sale Notice, Producer Partner shall have the right (“Right of First Offer”), within thirty(30) Calendar Days, to elect to respond in writing with an all-cash price at which it would be willing to acquire the Subject Land on an as-is, where-is basis (an “Initial Offer”).

12.2.1.1    Producer Partner’s failure to communicate its decision within the term established in Section 12.2.1 shall automatically be deemed to be non-exercise by Landowner of the Right of First Offer and Producer Partner shall be free to sell the relevant Real Estate Assets as it sees fit and for any price within twenty four (24) months as of the receipt by Producer Partner of the Sale Notice.

12.2.2              If Producer Partner provides an Initial Offer, Landowner may: (a) agree to transact at that price on an as-is, where-is basis; (b) reject the Initial Offer, in which case Landowner may proceed with a sale offer to third parties (a “Bid Process”) as set out in this Section 12 below, or (c)present a counter-offer at an all-cash price (a “Counter-Offer”).

12.2.3              In case Landowner decides to present a Counter-Offer, Producer Partner may, within ten (10) Calendar Days as of the receipt of the Counter-Offer: (i) accept the Counter-Offer, in which case acceptance shall constitute a binding agreement of purchase and sale between the Producer Partner and the Landowner on the terms and conditions set out in the Counter-Offer, and Producer Partner and Landowner shall conclude the sale transaction, on an as-is, where-is basis, as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall increase at the IGP-M rate until the closing of the sale with Landowner);

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or (ii) reject the Counter-Offer, in which case Landowner may proceed with a sale offer to third parties (“Bid Process”).

12.2.3.1    Producer Partner’s failure to communicate its decision in writing within the term established in Section 12.2.3 shall automatically be deemed to be non-acceptance of the Counter-Offer and the terms of Section 12.2.3(ii) shall apply.

12.2.4              Producer Partner’s undertake the obligation to provide all information and other assistance as may reasonably be requested by Landowner in conducting the Bid Process.

12.2.5              Once Landowner initiates the Bid Process, Landowner will disclose to Producer Partner the identity of the potential bidders that have been admitted to the Bid Process, and Producer Partner shall notify Landowner within 5 (five) Calendar Days as of the receipt of the disclosure as to which bidders Producer Partner view as restricted bidders (“Restricted Bidders”), provided that Producer Partner may designate no more than two (2) Restricted Bidders. All remaining bidders will be considered as approved bidders (“Approved Bidders”). Landowner’s failure to so notify Producer Partner within such 5 (five) Calendar Days shall result in all bidders being deemed as an Approved Bidder.

12.2.6              If Landowner selects an Approved Bidder as the winning bidder, Landowner may sell the Subject Land to any Approved Bidder on any terms, provided that such sale occurs at a price that is no less than the most recent Counter-Offer made by Landowner or, if no Counter-Offer was made, no less than the Initial Offer (and contains no

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collateral terms that would reasonably be expected to reduce that price).

12.2.7              If Landowner selects a Restricted Bidder as the winning bidder, Landowner shall send a notice to Producer Partner informing the price to be paid by the Restricted Bidder (the “Bid Price”) and the other conditions of the intended transaction, for the purpose of entitling Producer Partner to acquire the Subject Land at the Bid Price on an as-is, where-is basis, subject to the conditions set forth in Section 12.2.7.2 below (“Right of First Refusal”).

12.2.7.1    Producer Partner shall provide notice of their intention to exercise the Right of First Refusal within five (5) Business Days of receipt of the notice mentioned in section 12.2.7 above (“Exercise Notice”).

12.2.7.2    Should Producer Partner decide to exercise the Right of First Refusal, in addition to the Bid Price, Producer Partner shall also pay to the Landowner a matching fee in an amount equal to 5% (five percent) of the Bid Price, and Producer Partner and Landowner shall conclude the sale transaction as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price and matching fee shall increase at the IGP-M rate until the closing of the sale with Landowner.)

12.2.7.3    If Producer Partner (i) declines to exercise the Right of First Refusal, or (ii) fails to deliver an Exercise Notice within the term established above, Landowner may sell the Subject Land to the Restricted Bidder on the terms of its bid.

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12.2.7.4    Producer Partner shall not be entitled to exercise the Right of First Refusal over only part of the Subject Land (specific projects or specific properties/real estate record files), but only the totality of the properties subject to each Sale Notice.

12.2.8              For greater clarity, in acquiring Subject Land pursuant to any provision of this Section 12, Producer Partner will not be entitled to any representations and warranties in such sale (other than in respect of typical corporate matters relating to authorization and enforceability), and shall expressly waive the right to indemnification for Evicção for the purposes of Article 448 of the Brazilian Civil Code.

12.2.9              If Landowner does not conclude the sale of the relevant Real Estate Assets subject to a Bid Process within twenty-four (24) months, Landowner undertakes to submit a new Sale Notice to Producer Partner in case of a further Bid Process, which will trigger a new Right of First Offer and the process shall be restarted.

12.2.10       The Right of First Offer on Lands Subject to Withdraw, the Right of First Offer and the Right of First Refusal shall not be valid or enforceable if Producer Partner is in default in connection with any of its obligations as provided for in this Agreement.

12.2.11       No Right of First Offer on Lands Subject to Withdraw, Right of First Offer, nor Right of First Refusal shall apply to the transfer of any of the Real Estate Assets by Landowner to any of its Affiliates or related entities or to investors in any of its managed vehicles as part of any internal reorganization, distribution-in-kind or other internal or non-marketed transaction.

12.2.12.    The sale of any of the Real Estate Assets to any bidder will automatically cause the assignment of the Landowner’s rights and obligations under this Agreement,

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except the withdraw rights, for which purpose Landowner undertakes to provide, in the sale instruments, that the winner bidder must comply with the terms and conditions of this Transaction.

SECTION XIII - APPLICABLE LAW AND ARBITRATION

13.1.                     Arbitration The Parties shall attempt, in good faith, to settle any ties and disputes arising out from this Agreement and to construe and apply the remaining provisions of this Agreement in an amicable manner, provided that any Party that believes any of its rights has been compromised shall give the other Party notice to that effect. Should the Parties fail to settle the dispute amicably within 30 (thirty) days counted as of the notice referred to in Section 18.12, such dispute shall be finally settled by means of a binding arbitration procedure.

13.1.2.           The Arbitration shall be governed by the rules of the Chamber of Commerce Brazil - Canada - “CCBC” (“Rules of CCBC”), which shall be liable for the conduction of the arbitral proceedings. Should the Rules not address any procedural aspect, the Parties hereby agree to apply the Brazilian procedural laws provided in Law no. 9307/96 and in the Brazilian Code of Civil Procedure on a supplementary basis and in such order.

13.1.2.           Arbitration shall be held in the city of São Paulo, State of São Paulo, Brazil, and the official language of the arbitration shall be English.

13.1.3.           The arbitral tribunal shall be composed of 3 (three) arbitrators. Each Party shall appoint 1 (one) arbitrator and the arbitrators so appointed shall appoint a 3rd (third) one by mutual agreement. Should a Party fail to appoint an arbitrator within 14 (fourteen) days counted as of receipt of notice for commencement of arbitration or, should the 2 (two) arbitrators fail to reach an

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agreement as to appointment of an arbitrator within fourteen (14) days following their appointment, such missing arbitrator(s) shall be appointed in accordance with the Rules of CCBC, by CCBC.

13.1.4.           The Parties hereby acknowledge and agree that selection of arbitration as means of dispute resolution hereunder is voluntary and that the arbitral award entered thereunder shall be a clear and legal title, the final and definitive decision, binding on the Parties, which hereby waive submission to any other venue or jurisdiction, however privileged it may be.

13.1.5.           Should a Party be called to settle a dispute under arbitration and opposes arbitration or refuses to sign the relevant arbitral commitment, arbitration shall proceed in accordance with the provisions of the Rules of CCBC, provided that the arbitral tribunal in charge shall determine the contents of the arbitral commitment, for the regular processing of the arbitration procedure.

13.1.6.           Arbitrators shall settle any dispute hereunder in accordance with the Brazilian law that shall be kept confidential. Any arbitral award shall be final and may be enforced in any court having appropriate jurisdiction.

13.1.7.           Liability for payment of the arbitration costs, including the arbitrators’ fees shall be determined in accordance with the Regulation of CCBC. Should the Rules of CCBC be silent on the aforesaid issue, the arbitral award shall hold that the defeated Party shall bear the costs of arbitration or of any court proceeding pertaining to or resulting from arbitration, including attorneys’, experts’ and arbitrators’ fees. In case of an arbitral award partly favorable to both Parties, the arbitral tribunal shall

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specify the form of payment of each Party’s share of such costs.

13.1.8.           Without prejudice or limitation to any provision contained in the Rules of CCBC, the Parties may resort to the judiciary solely in the events set forth below, and no such conduct shall be deemed the Parties’ waiver to their choice of arbitration as the sole means to settle disputes: (i) to assure commencement of arbitration; (ii) to obtain injunctions and other protective remedies prior to organization of an arbitral tribunal; and (iii) to enforce any ruling entered by an arbitral tribunal, including but not limited to the arbitral award. To that effect, the Parties hereby elect the courts of the city of São Paulo, State of São Paulo, Brazil as the appropriate venue to entertain and rule on such issues.

SECTION XIV - GENERAL PROVISIONS

14.1.                     All notices, consents, requests and other communications contemplated by this Agreement (“Notice”) shall be made in writing and delivered by hand, postal or courier service, acknowledged receipt required or facsimile to the addresses below:

If to Landowner:

If to Producer Partner: [Diretor Florestal e Jurídico]

14.2.                     Notices given pursuant to the provisions of this Agreement shall be deemed received: (i) upon delivery, if hand-delivered against evidence of receipt; (ii) upon receipt, if posted on the mail and duly received by the addressee against receipt of delivery; and (iii) except as otherwise provided in this Agreement, five (5) Business Days after being sent via overnight courier service and duly

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received by the addressee against evidence of receipt. Either Party may change the address for delivery of Notices upon prior Notice to the other parties in accordance with this Section 14.

14.3.                     Except as otherwise provided in this Agreement, the commitments and obligations assumed by each Party hereunder are subject to specific performance pursuant to the provisions of articles 461 and 466-A et seq. of the Civil Procedure Code, and the Parties acknowledge that losses and damages shall not be a sufficient restitution. To that effect, the Parties acknowledge that this Agreement, duly signed by two witnesses, is a clear and legal out-of-court execution title for all effects and purposes of article 585, subsection II, of the Civil Procedure Code.

14.4.                     Except as otherwise provided for in this Agreement, all costs and expenses incurred by the Landowner and by the Producer Partner in connection with the negotiation, preparation, execution of this Agreement shall be borne by the Party that has incurred them, including those relating to brokerage and commissions to service providers.

14.5.                     This Agreement is executed in an irrevocable and irreversible manner.

14.6.                     This Agreement is binding upon the Parties, and each of their successors in any capacity.

14.7.                     Except as otherwise provided for in this Agreement, this Agreement and/or the rights and liabilities hereunder of any Party shall not be assigned or surrogated, either in part or in full, without the other Parties’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned to any other act or fact without motive. The limitation established hereunder

47

shall not apply to the transfer of the Landowner’s rights to companies belonging to Landowner’s economic group, including its Affiliates.

14.8.                     Any Party’s failure to enforce or delay in enforcing any provision of this Agreement, or in demanding compliance with any term or condition hereof shall not be construed as a waiver to such provision, term or condition, nor shall it be deemed novation of the sections or subsections of this Agreement. No such act of freedom shall affect the relevant Party’s rights, which may be enforced at any time in the future.

14.9.                     Any amendment or change to this Agreement shall only be effective if made in written, duly signed by the Parties, which shall become a part hereto as an amendment.

14.10.              Should any section, item or provision of this Agreement be held illegal, invalid or unenforceable, such invalidation shall not affect the enforceability or validity of the remaining sections, items and provisions, except if combination of the provisions indicates that the Parties would not have been willing to enter this Agreement without the unenforceable or invalid provisions.

14.11.              All terms and deadlines provided for in this Agreement shall be counted as provided for in article 184 of the Civil Procedure Code, i.e., excluding the first date and including the maturity date. All terms and deadlines provided for in this Agreement ending on a Saturday, Sunday or holiday shall be automatically extended to the next Business Day.

48

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in two (2) counterparts before the two (2) undersigned witnesses.

SÃO PAULO, [DATE]

LANDOWNER:

[LANDOWNER]

PRODUCER PARTNER:

[PRODUCER PARTNER]

WITNESSES:

NAME:
RG:
CPF/MF:

NAME:
RG:
CPF/MF:

49

Schedule A — Real Estate Assets

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

A093	ARACRUZ	ES	425.28	284.21	48.62	69.64	22.81
A094	ARACRUZ	ES	286.24	211.79	17.54	42.48	14.43
A095	ARACRUZ	ES	449.19	292.23	20.34	120.53	16.09
A114	ARACRUZ	ES	141.10	100.17	16.84	17.24	6.85
A124	ARACRUZ	ES	302.42	220.79	20.61	44.55	16.47
A125	ARACRUZ	ES	218.48	167.60	11.46	27.21	12.22
A127	ARACRUZ	ES	318.49	251.69	11.87	37.10	17.83
A133	ARACRUZ	ES	147.30	115.69	13.53	9.30	8.78
A261	ARACRUZ	ES	14.23	9.44	2.10	1.96	0.73
A262	ARACRUZ	ES	162.70	96.19	27.63	29.71	9.17
A263	ARACRUZ	ES	198.00	127.71	20.17	36.66	13.46
A264	ARACRUZ	ES	69.63	41.29	6.40	17.67	4.27
A265	ARACRUZ	ES	27.12	16.83	2.35	6.09	1.85
A266	ARACRUZ	ES	21.90	13.58	2.45	4.37	1.49
A267	ARACRUZ	ES	45.18	31.19	2.99	8.58	2.42
A268	ARACRUZ	ES	124.43	79.27	19.08	19.29	6.79
A269	ARACRUZ	ES	106.28	72.27	10.62	15.17	8.22
A270	ARACRUZ	ES	190.26	128.63	24.66	27.13	9.84
A280	ARACRUZ	ES	337.50	275.85	11.72	33.05	16.88
A283	ARACRUZ	ES	66.19	45.42	7.93	7.46	5.38
A286	ARACRUZ	ES	96.60	58.89	12.18	19.81	5.72
A288	ARACRUZ	ES	54.41	42.93	5.72	3.13	2.63
A293	ARACRUZ	ES	162.57	120.33	10.71	20.88	10.65
A308	ARACRUZ	ES	384.32	155.90	98.12	106.33	23.97
A318	ARACRUZ	ES	191.64	102.21	46.40	28.09	14.94

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

A600	LINHARES	ES	421.78	313.06	66.75	17.15	24.83
A627	IBATIBA	ES	20.41	7.45	4.28	1.83	6.85
F154	IGARATÁ	SP	266.54	135.31	44.00	70.53	16.70
F167	CRUZEIRO	SP	55.50	22.99	15.02	12.23	5.26
F431	ITAPEVA	SP	2,821.93	2,219.00	303.85	147.61	151.48
F434	ITAPEVA	SP	195.95	176.20	7.04	5.17	7.54
F435	ITAÍ	SP	1,033.41	818.16	134.26	49.21	31.78
F438	TAQUARIVAÍ	SP	851.68	569.61	145.26	73.62	63.18
F461	AVAÍ	SP	1,126.01	776.55	265.69	12.36	71.41
F464	AREALVA	SP	126.69	102.58	11.71	4.10	8.30
F465	AREALVA	SP	128.66	124.20	—	—	4.46
F466	PEDERNEIRAS	SP	471.88	419.57	36.79	15.24	0.28
F467	AGUDOS	SP	634.98	428.88	166.52	18.19	21.39
F531	CAMPINA DO MONTE ALEGRE	SP	1,210.31	999.00	120.75	34.13	56.43
F533	ITAPETININGA	SP	2,896.77	1,243.07	1,075.29	466.81	111.59
F536	CAMPINA DO MONTE ALEGRE	SP	917.08	571.13	227.38	89.95	28.61
F537	ITAPETININGA	SP	1,089.93	630.06	310.22	106.20	43.45
F538	ITAPETININGA	SP	830.64	306.67	401.71	107.12	15.13
F539	ITAPETININGA	SP	1,172.78	602.02	413.55	104.02	53.19
F540	ITAPETININGA	SP	2,606.47	1,324.01	940.97	335.45	6.04
F543	ITAPETININGA	SP	1,033.98	526.95	377.31	123.14	6.59
F545	ANGATUBA	SP	87.32	67.36	5.37	10.21	4.37
F547	ITAPETININGA	SP	411.02	198.09	70.34	119.56	23.03
F549	ITAPETININGA	SP	1,456.09	986.33	264.78	126.92	78.06
F638	JAMBEIRO	SP	626.03	364.14	112.46	95.53	53.89
F639	JAMBEIRO	SP	419.95	246.07	63.59	79.59	30.70
F640	JAMBEIRO	SP	416.61	254.23	75.19	47.64	39.54
F677	CAPÃO BONITO	SP	77.05	59.39	4.21	9.84	3.61

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

F678	CAPÃO BONITO	SP	241.36	173.38	34.82	18.18	14.98
F679	CAPÃO BONITO	SP	442.85	327.63	32.75	31.70	50.77
F680	CAPÃO BONITO	SP	250.71	169.60	28.29	20.81	32.02
F681	BURI	SP	871.11	600.36	147.57	88.47	34.71
F743	CAÇAPAVA	SP	130.34	99.31	12.23	13.02	5.78
F891	TREMEMBÉ	SP	332.50	187.21	52.59	67.22	25.48
F892	TREMEMBÉ	SP	233.52	146.08	20.67	50.32	16.45
F895	CRUZEIRO	SP	79.36	45.57	17.80	9.52	6.48
F931	JAMBEIRO	SP	84.94	20.45	32.70	15.03	16.75
F954	TREMEMBÉ	SP	228.03	83.38	85.27	52.09	7.28
H007	TRÊS LAGOAS	MS	19,510.23	14,246.68	4,005.62	700.24	557.69
H008	TRÊS LAGOAS	MS	1,862.47	1,073.93	499.64	81.69	207.21
H013	BRASILÂNDIA	MS	12,124.65	7,721.64	2,470.14	1,594.50	338.37
H053	TRÊS LAGOAS	MS	4,905.80	3,192.72	1,077.85	402.56	232.67
H101	BRASILÂNDIA	MS	17,859.98	10,629.86	5,230.15	1,156.64	843.33
H105	TRÊS LAGOAS	MS	1,147.81	793.82	252.90	42.67	58.42
M012	NOVA VIÇOSA	BA	426.04	259.14	89.50	47.31	30.09
M014	NOVA VIÇOSA	BA	223.73	172.17	13.78	20.72	17.06
M015	NOVA VIÇOSA	BA	404.70	285.76	36.85	32.04	50.04
M017	NOVA VIÇOSA	BA	398.28	208.72	141.30	28.16	20.10
M018	NOVA VIÇOSA	BA	407.59	220.75	140.22	25.62	21.00
M019	NOVA VIÇOSA	BA	535.02	336.74	128.33	40.04	29.91
M023	NOVA VIÇOSA	BA	693.99	358.20	245.87	53.51	36.42
M024	NOVA VIÇOSA	BA	474.42	145.68	296.08	16.37	16.29
M025	NOVA VIÇOSA	BA	474.43	331.18	64.35	55.11	23.79
M026	NOVA VIÇOSA	BA	420.84	247.37	91.10	49.28	33.09
M027	NOVA VIÇOSA	BA	760.04	507.34	149.80	57.00	45.90
M028	NOVA VIÇOSA	BA	684.73	402.72	137.31	82.15	62.55

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

M029	NOVA VIÇOSA	BA	484.31	304.45	75.98	53.10	50.78
M031	NOVA VIÇOSA	BA	300.99	207.40	51.83	27.98	13.78
M032	NOVA VIÇOSA	BA	207.43	149.43	30.16	14.28	13.56
M033	NOVA VIÇOSA	BA	217.77	133.94	37.38	37.24	9.21
M034	NOVA VIÇOSA	BA	268.95	153.50	67.12	33.75	14.57
M035	NOVA VIÇOSA	BA	395.95	221.09	121.57	37.01	16.28
M036	NOVA VIÇOSA	BA	454.39	222.88	172.13	39.60	19.78
M037	NOVA VIÇOSA	BA	551.38	257.26	225.12	38.84	30.16
M038	NOVA VIÇOSA	BA	558.00	167.36	318.49	50.16	21.99
M041	NOVA VIÇOSA	BA	328.62	198.64	69.29	41.24	19.45
M042	NOVA VIÇOSA	BA	581.44	338.65	153.49	53.53	35.77
M043	NOVA VIÇOSA	BA	624.61	363.96	144.08	68.37	48.21
M044	NOVA VIÇOSA	BA	557.31	309.70	164.88	52.07	30.66
M046	NOVA VIÇOSA	BA	370.84	172.48	141.52	32.20	24.64
M047	NOVA VIÇOSA	BA	317.76	205.59	25.90	58.65	27.62
M048	NOVA VIÇOSA	BA	342.53	240.88	24.75	53.43	23.46
M099	NOVA VIÇOSA	BA	163.52	109.46	26.01	17.11	10.93
M116	NOVA VIÇOSA	BA	148.60	99.33	16.84	18.57	13.86
M117	NOVA VIÇOSA	BA	471.59	218.64	105.83	89.74	57.37
M118	CARAVELAS	BA	83.54	35.47	31.32	10.82	5.93
M119	NOVA VIÇOSA	BA	131.22	53.07	37.47	33.57	7.11
M123	NOVA VIÇOSA	BA	152.51	78.77	20.39	15.08	38.27
M125	NOVA VIÇOSA	BA	449.68	199.34	117.54	105.55	27.25
M130	NOVA VIÇOSA	BA	363.33	251.64	44.56	38.68	28.44
M131	NOVA VIÇOSA	BA	589.35	319.00	120.47	96.35	53.53
M132	NOVA VIÇOSA	BA	576.21	276.14	120.44	155.97	23.66
M133	NOVA VIÇOSA	BA	369.08	227.12	64.41	59.18	18.37
M134	NOVA VIÇOSA	BA	425.64	293.96	78.37	32.77	20.54

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

M153	MUCURI	BA	381.11	196.97	105.85	47.66	30.63
M154	MUCURI	BA	601.29	482.57	29.91	51.54	37.27
M155	MUCURI	BA	373.05	282.09	27.84	33.22	29.90
M156	MUCURI	BA	241.19	168.33	29.19	26.83	16.84
M157	NOVA VIÇOSA	BA	577.02	309.81	157.21	68.91	41.08
M158	NOVA VIÇOSA	BA	184.73	99.86	46.46	24.30	14.11
M161	NOVA VIÇOSA	BA	562.53	297.82	134.46	105.80	24.45
M194	NOVA VIÇOSA	BA	103.70	75.30	5.81	13.82	8.77
M196	NOVA VIÇOSA	BA	43.13	27.89	2.44	8.86	3.94
M197	IBIRAPUÃ	BA	154.64	87.24	36.11	21.97	9.32
M209	NOVA VIÇOSA	BA	379.99	201.94	125.21	31.33	21.51
M217	NOVA VIÇOSA	BA	41.05	13.41	17.70	7.26	2.68
M218	NOVA VIÇOSA	BA	24.78	15.39	6.53	2.06	0.81
M220	NOVA VIÇOSA	BA	420.73	302.84	36.22	47.51	34.17
M221	NOVA VIÇOSA	BA	331.75	206.78	56.48	47.44	21.05
M224	NOVA VIÇOSA	BA	53.17	22.01	15.19	11.33	4.65
M225	NOVA VIÇOSA	BA	77.78	47.16	14.97	11.97	3.68
M360	NOVA VIÇOSA	BA	259.46	164.60	69.65	16.37	8.85
M361	NOVA VIÇOSA	BA	441.95	246.79	119.56	50.33	25.27
M362	NOVA VIÇOSA	BA	194.56	98.70	81.96	8.33	5.57
M363	NOVA VIÇOSA	BA	194.41	124.07	46.93	15.76	7.65
M364	NOVA VIÇOSA	BA	207.31	148.14	21.75	23.07	14.36
M365	NOVA VIÇOSA	BA	454.38	300.17	67.95	59.72	26.54
M376	NOVA VIÇOSA	BA	103.35	83.90	11.66	3.00	4.80
M401	MUCURI	BA	356.44	274.77	21.35	38.91	21.41
M402	MUCURI	BA	218.04	160.79	22.82	22.03	12.39
M403	MUCURI	BA	19.05	12.83	0.66	4.21	1.34
M405	MUCURI	BA	355.58	231.56	48.85	54.31	20.86

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

M406	MUCURI	BA	466.37	335.51	36.58	73.92	20.36
M409	MUCURI	BA	319.16	258.80	5.03	36.78	18.55
M410	MUCURI	BA	583.30	459.88	14.05	79.63	29.74
M411	MUCURI	BA	378.31	271.35	30.36	53.38	23.22
M412	MUCURI	BA	289.48	202.93	18.97	48.82	18.75
M413	MUCURI	BA	378.58	294.13	16.84	41.51	26.10
M414	MUCURI	BA	328.60	231.11	31.16	40.51	25.83
M419	MUCURI	BA	303.22	213.14	21.24	52.71	16.12
M420	MUCURI	BA	445.94	331.24	20.75	67.56	26.39
M421	MUCURI	BA	561.79	404.19	43.83	76.37	37.40
M423	MUCURI	BA	345.42	259.23	26.42	38.93	20.83
M424	MUCURI	BA	161.95	111.03	15.10	23.26	12.56
M425	MUCURI	BA	31.54	19.81	5.61	1.95	4.17
M426	MUCURI	BA	8.56	6.43	0.42	0.63	1.08
M427	MUCURI	BA	466.16	257.70	141.12	36.06	31.27
M614	MUCURI	BA	211.54	132.84	40.17	20.97	17.57
M668	NOVA VIÇOSA	BA	88.12	52.86	21.41	8.00	5.85
M669	CARAVELAS	BA	243.29	131.48	62.29	38.77	10.75
M676	MUCURI	BA	477.55	304.21	117.41	31.55	24.38
M697	NOVA VIÇOSA	BA	224.04	130.10	55.87	18.54	19.53
M723	NOVA VIÇOSA	BA	248.92	151.54	33.95	42.02	21.42
S001	CONCEIÇÃO DA BARRA	ES	247.58	188.94	0.51	25.57	32.56
S005	CONCEIÇÃO DA BARRA	ES	253.13	179.63	4.90	20.05	48.55
S007	CONCEIÇÃO DA BARRA	ES	331.13	269.53	12.03	26.98	22.59
S008	CONCEIÇÃO DA BARRA	ES	260.95	215.09	9.22	18.09	18.54
S009	CONCEIÇÃO DA BARRA	ES	227.72	82.33	88.00	23.17	34.22
S010	CONCEIÇÃO DA BARRA	ES	208.70	164.54	20.75	10.02	13.39
S011	CONCEIÇÃO DA BARRA	ES	183.37	149.58	3.10	17.92	12.77

					Legal		Available Non-
ID_Project	Municipality	State	Total_Area (ha)	Plantable Area(2) (ha)	Reserve(1) (ha)	APP Area(1) (ha)	productive(1) (ha)

S012	CONCEIÇÃO DA BARRA	ES	266.55	103.99	138.41	13.29	10.86
S013	CONCEIÇÃO DA BARRA	ES	207.21	110.84	67.48	19.59	9.30
S014	CONCEIÇÃO DA BARRA	ES	440.51	276.90	86.84	50.25	26.52
S015	CONCEIÇÃO DA BARRA	ES	251.84	195.36	13.73	27.34	15.42
S016	CONCEIÇÃO DA BARRA	ES	394.52	306.50	29.66	40.71	17.66
S017	CONCEIÇÃO DA BARRA	ES	288.16	232.45	2.99	34.47	18.25
S018	CONCEIÇÃO DA BARRA	ES	348.87	284.43	14.08	35.77	14.58
S020	CONCEIÇÃO DA BARRA	ES	241.66	180.07	17.11	31.03	13.45
S048	CONCEIÇÃO DA BARRA	ES	270.23	208.83	22.07	24.85	14.48
S049	CONCEIÇÃO DA BARRA	ES	113.20	85.02	7.19	12.40	8.59
S050	CONCEIÇÃO DA BARRA	ES	242.29	177.24	26.42	22.82	15.81
S051	SÃO MATEUS	ES	257.39	189.98	28.20	17.98	21.23
S052	SÃO MATEUS	ES	253.93	205.45	11.01	27.42	10.05
S053	SÃO MATEUS	ES	274.97	175.05	44.83	21.87	33.22
S055	SÃO MATEUS	ES	263.86	185.52	23.55	24.50	30.29
S056	SÃO MATEUS	ES	303.76	219.91	36.65	33.49	13.70
S057	SÃO MATEUS	ES	218.11	130.03	62.77	13.11	12.21
S058	SÃO MATEUS	ES	345.07	184.63	99.15	43.36	17.94
S059	SÃO MATEUS	ES	162.73	120.46	12.35	21.30	8.63
S074	SÃO MATEUS	ES	184.47	139.10	5.40	35.06	4.91
S077	SÃO MATEUS	ES	375.69	312.44	15.85	32.88	14.52
S078	SÃO MATEUS	ES	283.03	235.09	9.47	21.77	16.71
S079	SÃO MATEUS	ES	166.62	129.59	8.21	19.59	9.23
S080	SÃO MATEUS	ES	363.38	288.14	20.41	30.35	24.49
S081	SÃO MATEUS	ES	318.46	238.05	15.82	39.72	24.87
S082	SÃO MATEUS	ES	316.05	229.07	25.20	33.25	28.53
S083	SÃO MATEUS	ES	189.18	139.28	9.25	17.76	22.89
S084	SÃO MATEUS	ES	342.15	265.92	17.10	39.24	19.88

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S085	SÃO MATEUS	ES	159.59	125.22	4.70	15.40	14.27
S086	SÃO MATEUS	ES	311.74	267.40	2.22	19.47	22.65
S087	SÃO MATEUS	ES	431.89	374.57	2.82	27.23	27.27
S088	SÃO MATEUS	ES	197.12	154.89	4.35	28.16	9.72
S089	SÃO MATEUS	ES	175.58	141.36	3.64	18.96	11.62
S090	SÃO MATEUS	ES	147.66	124.94	2.62	10.07	10.02
S091	SÃO MATEUS	ES	195.08	101.70	40.76	13.30	39.32
S092	SÃO MATEUS	ES	407.26	289.77	53.34	27.09	37.06
S096	SÃO MATEUS	ES	483.13	355.50	68.40	31.65	27.59
S102	CONCEIÇÃO DA BARRA	ES	318.67	259.46	10.38	29.67	19.15
S103	CONCEIÇÃO DA BARRA	ES	411.63	333.89	18.73	33.09	25.91
S104	CONCEIÇÃO DA BARRA	ES	330.67	258.03	32.38	20.30	19.95
S105	CONCEIÇÃO DA BARRA	ES	414.07	317.56	17.51	50.98	28.02
S106	CONCEIÇÃO DA BARRA	ES	262.24	193.95	6.37	24.85	37.08
S107	CONCEIÇÃO DA BARRA	ES	524.87	422.83	6.55	62.95	32.54
S109	CONCEIÇÃO DA BARRA	ES	292.82	215.71	31.99	25.26	19.85
S110	CONCEIÇÃO DA BARRA	ES	318.91	218.99	44.91	39.26	15.75
S111	CONCEIÇÃO DA BARRA	ES	166.39	119.50	34.21	4.14	8.54
S112	CONCEIÇÃO DA BARRA	ES	427.34	344.32	15.68	44.15	23.18
S113	CONCEIÇÃO DA BARRA	ES	279.54	224.29	17.17	22.28	15.81
S114	CONCEIÇÃO DA BARRA	ES	262.37	205.24	16.05	28.68	12.39
S143	CONCEIÇÃO DA BARRA	ES	334.78	283.19	9.74	21.50	20.35
S144	CONCEIÇÃO DA BARRA	ES	110.44	89.36	4.92	9.52	6.63
S145	CONCEIÇÃO DA BARRA	ES	175.00	152.90	1.67	9.44	10.99
S147	CONCEIÇÃO DA BARRA	ES	119.07	101.06	0.88	7.15	9.98
S148	SÃO MATEUS	ES	369.99	233.69	73.06	46.01	17.23
S158	SÃO MATEUS	ES	304.17	203.82	52.85	22.20	25.30
S159	SÃO MATEUS	ES	486.89	370.83	15.26	67.80	33.00

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S160	SÃO MATEUS	ES	354.04	263.51	17.12	51.43	21.98
S161	CONCEIÇÃO DA BARRA	ES	434.48	167.83	157.42	37.93	71.30
S162	CONCEIÇÃO DA BARRA	ES	406.74	290.48	49.44	39.38	27.43
S165	CONCEIÇÃO DA BARRA	ES	358.69	257.28	35.16	27.71	38.54
S167	CONCEIÇÃO DA BARRA	ES	216.38	126.24	63.42	16.77	9.95
S168	CONCEIÇÃO DA BARRA	ES	447.93	277.51	103.73	46.33	20.36
S169	PINHEIROS	ES	456.46	269.12	64.01	58.28	65.05
S227	SÃO MATEUS	ES	80.01	69.54	0.28	6.32	3.87
S230	CONCEIÇÃO DA BARRA	ES	89.98	44.43	12.53	7.44	25.59
S317	SÃO MATEUS	ES	308.93	238.62	34.55	16.01	19.76
S318	SÃO MATEUS	ES	179.14	125.94	26.09	14.25	12.86
S319	SÃO MATEUS	ES	91.78	68.62	5.76	9.76	7.64
S321	CONCEIÇÃO DA BARRA	ES	142.53	119.79	3.55	6.90	12.29
S323	SÃO MATEUS	ES	218.42	167.89	7.24	14.74	28.55
S326	SÃO MATEUS	ES	98.20	75.49	4.85	11.12	6.73
S327	SÃO MATEUS	ES	238.33	180.89	17.49	24.84	15.10
S328	SÃO MATEUS	ES	202.77	164.72	4.57	20.92	12.56
S329	SÃO MATEUS	ES	197.63	165.47	8.56	11.67	11.93
S333	PINHEIROS	ES	382.75	292.55	30.10	38.64	21.46
S337	SÃO MATEUS	ES	371.51	276.61	27.91	17.62	49.37
S338	SÃO MATEUS	ES	285.73	197.71	46.54	15.43	26.06
S339	SÃO MATEUS	ES	268.91	208.14	15.78	8.90	36.10
S340	CONCEIÇÃO DA BARRA	ES	124.14	91.64	8.74	10.31	13.45
S341	SÃO MATEUS	ES	215.63	174.50	4.85	24.63	11.65
S342	CONCEIÇÃO DA BARRA	ES	115.45	80.96	9.88	11.75	12.86
S361	CONCEIÇÃO DA BARRA	ES	296.80	200.54	39.76	38.01	18.49
S362	SÃO MATEUS	ES	308.49	222.94	45.40	25.27	14.89
S363	SÃO MATEUS	ES	375.31	203.16	108.79	34.16	29.20

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S364	SÃO MATEUS	ES	211.95	169.13	2.34	25.55	14.94
S365	SÃO MATEUS	ES	562.65	251.36	201.96	79.25	30.09
S607	RIO BANANAL	ES	165.72	92.39	51.06	10.49	11.78
S608	VILA VALÉRIO	ES	869.37	561.55	113.35	107.58	86.90
S609	VILA VALÉRIO	ES	386.41	190.81	116.65	47.91	31.04
S610	VILA VALÉRIO	ES	106.40	76.10	10.71	8.00	11.59
S611	JAGUARÉ	ES	368.77	233.95	55.46	53.46	25.90
S613	VILA VALÉRIO	ES	391.40	247.35	88.01	39.12	16.92
S615	VILA VALÉRIO	ES	77.52	54.36	5.17	7.33	10.66
S616	VILA VALÉRIO	ES	175.60	103.59	36.76	24.46	10.79
S617	VILA VALÉRIO	ES	134.83	79.30	37.96	2.92	14.65
S622	MONTANHA	ES	1,294.61	1,018.48	71.90	126.33	77.89
S623	MUCURICI	ES	1,137.38	608.76	266.88	158.03	103.71
S625	MONTANHA	ES	1,258.60	648.58	311.57	245.07	53.37
S635	VILA VALÉRIO	ES	140.29	86.07	33.02	4.86	16.34
S700	LINHARES	ES	365.14	201.66	83.64	55.90	23.93
S701	LINHARES	ES	1,088.23	597.30	330.56	111.59	48.79
S702	LINHARES	ES	110.43	46.75	42.17	15.96	5.55
S703	LINHARES	ES	96.65	62.31	16.87	10.18	7.29
S705	SOORETAMA	ES	202.10	128.96	37.61	25.95	9.58
S706	SOORETAMA	ES	495.63	382.57	49.87	34.12	29.07
S707	SOORETAMA	ES	90.26	64.17	10.88	10.03	5.18
S709	SOORETAMA	ES	1,335.73	992.29	167.20	114.93	61.31
S710	JAGUARÉ	ES	109.59	75.63	8.71	16.68	8.57
S712	JAGUARÉ	ES	562.56	361.97	61.88	83.11	55.61
S716	JAGUARÉ	ES	129.44	91.62	16.72	11.18	9.92
S717	JAGUARÉ	ES	560.47	396.44	56.66	74.08	33.29
S718	JAGUARÉ	ES	588.30	439.00	73.77	56.23	19.30

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S719	SÃO MATEUS	ES	3,117.43	1,922.60	629.03	408.24	157.56
S720	SÃO MATEUS	ES	116.61	71.79	27.63	11.38	5.81
S721	SÃO MATEUS	ES	204.16	142.59	24.01	29.38	8.18
S722	SÃO MATEUS	ES	50.67	33.21	3.10	8.07	6.28
S723	SÃO MATEUS	ES	145.58	92.82	31.31	14.41	7.04
S726	SÃO MATEUS	ES	1,089.86	620.32	313.37	122.93	33.23
S727	SÃO MATEUS	ES	924.79	617.23	169.82	99.56	38.18
S730	SÃO MATEUS	ES	48.89	36.32	5.42	4.78	2.37
S731	SÃO MATEUS	ES	452.41	285.45	88.23	55.74	22.99
S733	SÃO MATEUS	ES	240.28	169.88	34.07	26.03	10.30
S734	SÃO MATEUS	ES	241.02	131.05	72.58	24.92	12.48
S736	JAGUARÉ	ES	932.35	507.60	225.95	126.22	72.57
S737	SÃO MATEUS	ES	1,068.69	619.30	261.13	116.10	72.16
S738	SÃO MATEUS	ES	174.01	121.12	16.53	26.66	9.69
S750	SÃO MATEUS	ES	190.97	126.13	24.72	25.57	14.55
T007	CARAVELAS	BA	200.19	63.58	85.43	16.28	34.90
T049	CARAVELAS	BA	417.75	300.51	42.54	48.91	25.79
T053	CARAVELAS	BA	531.54	405.96	43.57	44.45	37.56
T055	CARAVELAS	BA	685.04	481.38	91.37	67.34	44.94
T057	CARAVELAS	BA	526.61	270.29	135.82	88.04	32.46
T058	CARAVELAS	BA	285.77	200.98	30.09	30.09	24.61
T059	CARAVELAS	BA	291.61	201.95	38.70	23.09	27.87
T060	CARAVELAS	BA	243.03	120.70	93.82	13.04	15.47
T061	CARAVELAS	BA	242.41	169.46	31.65	25.98	15.32
T062	CARAVELAS	BA	384.41	219.78	104.64	46.52	13.48
T063	CARAVELAS	BA	314.42	184.13	79.09	32.05	19.14
T064	CARAVELAS	BA	376.52	235.18	80.28	39.09	21.96
T065	CARAVELAS	BA	442.78	307.18	51.94	43.82	39.85

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T066	CARAVELAS	BA	311.92	226.17	35.40	28.12	22.23
T068	ALCOBAÇA	BA	243.05	146.18	76.22	10.10	10.55
T069	ALCOBAÇA	BA	585.09	259.29	267.79	30.72	27.29
T070	ALCOBAÇA	BA	559.42	300.95	207.95	27.19	23.33
T071	ALCOBAÇA	BA	544.03	317.94	143.67	43.25	39.16
T073	ALCOBAÇA	BA	376.46	190.87	145.44	20.40	19.75
T074	ALCOBAÇA	BA	460.74	321.09	70.02	51.25	18.38
T075	ALCOBAÇA	BA	451.99	211.25	186.70	22.16	31.88
T076	ALCOBAÇA	BA	400.54	245.99	113.09	28.24	13.21
T078	ALCOBAÇA	BA	496.96	280.11	170.03	15.03	31.79
T080	ALCOBAÇA	BA	150.99	121.14	9.69	10.63	9.53
T081	ALCOBAÇA	BA	413.59	219.04	140.90	30.89	22.76
T082	ALCOBAÇA	BA	511.75	293.32	140.62	44.89	32.91
T083	ALCOBAÇA	BA	456.24	259.21	139.09	30.31	27.63
T084	ALCOBAÇA	BA	510.32	287.60	154.24	40.90	27.58
T085	ALCOBAÇA	BA	580.27	371.83	116.49	54.37	37.58
T086	ALCOBAÇA	BA	337.43	182.96	80.38	54.12	19.97
T087	CARAVELAS	BA	481.54	205.95	172.09	77.67	25.83
T088	ALCOBAÇA	BA	394.29	187.50	109.31	65.00	32.49
T090	ALCOBAÇA	BA	511.85	338.05	114.98	30.01	28.82
T101	CARAVELAS	BA	338.92	176.06	95.22	37.82	29.82
T102	CARAVELAS	BA	59.28	40.10	6.68	4.87	7.63
T103	CARAVELAS	BA	48.85	32.57	9.29	4.29	2.69
T104	CARAVELAS	BA	310.96	201.48	52.66	33.97	22.85
T105	CARAVELAS	BA	111.35	88.05	5.52	4.64	13.15
T107	CARAVELAS	BA	327.79	233.98	34.67	37.03	22.11
T112	CARAVELAS	BA	225.65	146.85	39.70	25.58	13.52
T169	ALCOBAÇA	BA	426.61	218.68	134.49	52.91	20.52

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T170	ALCOBAÇA	BA	484.73	258.70	132.98	63.16	29.90
T171	ALCOBAÇA	BA	447.11	167.93	197.22	59.93	22.03
T175	ALCOBAÇA	BA	528.94	357.39	89.06	55.95	26.54
T179	ALCOBAÇA	BA	598.62	366.31	70.05	127.97	34.29
T180	ALCOBAÇA	BA	226.28	177.71	10.40	26.75	11.41
T189	CARAVELAS	BA	532.27	342.00	95.53	62.30	32.45
T199	ALCOBAÇA	BA	397.53	222.23	123.78	31.90	19.62
T201	CARAVELAS	BA	301.33	186.47	65.86	30.16	18.85
T214	CARAVELAS	BA	546.35	361.77	82.27	57.07	45.24
T215	CARAVELAS	BA	29.37	20.80	0.45	2.19	5.93
T227	CARAVELAS	BA	100.49	47.74	33.14	14.32	5.28
T615	CARAVELAS	BA	93.13	71.47	7.95	8.78	4.92
T620	CARAVELAS	BA	232.55	125.10	70.24	27.27	9.95
T637	TEIXEIRA DE FREITAS	BA	491.49	213.90	124.77	70.21	82.61
T646	ALCOBAÇA	BA	1,066.64	657.53	190.83	147.35	70.93
T647	ALCOBAÇA	BA	1,067.53	640.10	230.87	143.00	53.55
T648	ALCOBAÇA	BA	959.67	550.48	283.79	87.50	37.90
T649	ALCOBAÇA	BA	876.30	476.06	269.37	97.46	33.40
T650	ALCOBAÇA	BA	953.00	618.33	142.82	141.60	50.25
T651	ALCOBAÇA	BA	767.77	467.53	80.50	91.78	127.96
T652	ALCOBAÇA	BA	1,030.92	604.87	239.00	138.91	48.14
T653	ALCOBAÇA	BA	883.38	365.82	346.42	120.93	50.22
T654	ALCOBAÇA	BA	780.57	457.33	151.63	100.01	71.60
T655	ALCOBAÇA	BA	978.71	516.76	307.69	110.58	43.68
T656	ALCOBAÇA	BA	972.64	649.16	129.82	147.28	46.38
T657	ALCOBAÇA	BA	957.72	638.35	140.33	107.20	71.84
T658	ALCOBAÇA	BA	1,030.86	624.47	112.29	121.07	173.04
T659	ALCOBAÇA	BA	911.55	386.59	425.13	82.75	17.08

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T660	ALCOBAÇA	BA	900.32	510.43	64.89	268.82	56.18
T663	ALCOBAÇA	BA	848.26	759.54	24.09	29.61	35.02
T664	CARAVELAS	BA	189.03	100.97	59.80	22.52	5.74
T665	CARAVELAS	BA	334.33	219.63	67.96	31.67	15.07
T681	CARAVELAS	BA	87.72	61.27	9.57	10.63	6.25
T682	ALCOBAÇA	BA	280.58	132.63	95.76	32.71	19.48
T693	ALCOBAÇA	BA	328.82	140.05	54.22	112.51	22.03
T694	TEIXEIRA DE FREITAS	BA	504.54	225.48	178.42	56.25	44.39
T708	TEIXEIRA DE FREITAS	BA	1,070.19	669.44	171.95	159.41	69.38
T709	TEIXEIRA DE FREITAS	BA	850.61	449.48	267.49	90.05	43.60
T710	VEREDA	BA	1,248.94	627.64	456.30	104.74	60.26
T722	CARAVELAS	BA	197.89	114.32	51.65	17.38	14.53
T727	ALCOBAÇA	BA	89.33	60.91	11.45	9.11	7.86
T733	CARAVELAS	BA	388.48	271.82	36.05	34.41	46.19
T734	CARAVELAS	BA	664.88	417.09	153.48	61.04	33.28
T738	CARAVELAS	BA	137.11	92.67	19.60	15.05	9.78
T739	ALCOBAÇA	BA	317.01	151.05	90.31	39.30	36.35
T740	TEIXEIRA DE FREITAS	BA	211.60	141.98	30.20	25.08	14.33
T741	ALCOBAÇA	BA	471.45	283.81	109.90	54.23	23.51
T748	TEIXEIRA DE FREITAS	BA	378.37	181.16	90.24	75.67	31.30
T749	ALCOBAÇA	BA	76.17	32.42	26.70	10.42	6.63
T751	TEIXEIRA DE FREITAS	BA	139.53	82.47	29.36	18.13	9.56
T755	TEIXEIRA DE FREITAS	BA	841.70	585.16	72.26	137.91	46.37
Total			210,033.41	133,808.50	43,448.18	21,064.76	11,711.97

(1) Data from GIS Base

(2) Information provided by Fibria

Schedule 1.1.2 – Good forest management practices and technical standards

To be included after signing

Schedule 2.3 - Forest maturity timeline for each of the timberlands operational units

To be included after signing

Schedule 3.1 - Status of Real Estate Assets (maps) e Memorial Descritivo do imóvel na data de entrega

To be included after signing

This exhibit is in the original Portuguese language, and comprises a model of the form of inspection report.

Schedule 4.1 – Inspection Report Model

RETURN REPORT MODEL

MODELO DE TERMO INSPEÇĀO

Nos termos da Clausula 4 do Contrato de Parceria Florestal, celebrado entre X e Y, em xx de xx de xxx, a Y (compradora) através deste Termo de Devolução, devolve à X os Talhões xxx da Fazenda xx, de acordo com o disposto na Cláusula xx.

As Partes declaram que:

(    ) não foram detectadas quaisquer irregularidades nos talhões supramencionados;

(    ) foram identificadas as seguintes irregularidades nos talhões supramencionados, que serão sanadas pela COMPRADORA em até [    ] dias, contados da presente data:

.

XX- XX,	de	de	.

X

Y

This exhibit is in the original Portuguese language, and comprises a description of the inventory methodology, including purposes, definitions and description of activities.

Schedule 7.1.1 – Inventory Methodology

1 - OBJETIVOS

Estabelecer procedimentos técnicos e operacionais, referentes às atividades de Inventário Florestal, realizadas por terceiros sob a responsabilidade da Fibria.

Disponibilizar informações normativas necessárias à execução das atividades de coleta de dados de Inventário Florestal, garantindo a manutenção dos padrões de Qualidade, Meio Ambiente, Saúde e Segurança, exigidos pela empresa durante as etapas do processo.

2 - DEFINIÇÕES

2.1 - Inventário Florestal

É o ramo da Ciência Florestal que visa obter informações qualitativas e quantitativas dos recursos florestais de um povoamento.

2.2 - Variáveis dendrométricas e não-dendrométricas coletadas no campo

2.2.1 - CAP e DAP

Consiste na medida da circunferência ou diâmetro à altura do peito (l,30m acima do nível do solo). Esta medida permite calcular a área seccional das árvores, influenciando diretamente na volumetria da floresta.

2.2.2 - Altura Comercial

É o comprimento do caule desde o nível do solo até um diâmetro previamente definido em função do uso comercial da árvore.

2.2.3 - Altura Total (HT)

É o comprimento da árvore desde o nível do solo até o seu ápice.

2.2.4 - HPO

Consiste no valor da leitura tomada no hipsômetro, entre a altura do olho do observador e o ápice da árvore em metros. Essa leitura é utilizada para o cálculo da altura total ou comercial da árvore, variável necessária para o cálculo do volume.

2.2.5 - HPE

Consiste no valor da leitura tomada no hipsômetro, entre a altura do olho do observador e a base da árvore, ao nível do solo, em metros. Essa leitura é utilizada para cálculo da altura total ou comercial da árvore, sendo necessária para calcular o volume individual das árvores.

2.2.6 - Código da Árvore

É um número utilizado para caracterizar as diferentes situações que a árvore pode apresentar dentro de uma parcela temporária ou permanente.

2.2.7 - Perfuração (Profundidade)

Trata-se do valor de leitura do equipamento Pilodyn. Na Fibria, esta variável é utilizada para inferências sobre a densidade da madeira.

2.2.8 - Diâmetros ao longo do fuste

São medidas de diâmetros feitas em diferentes pontos ao longo do fuste, normalmente em procedimentos de cubagem rigorosa.

2.2.9 - Manta Orgânica

Camada de matéria orgânica depositada na superfície do solo e que sofre ação de decomposição natural, dando origem ao Horizonte A.

2.3 - Instrumentos Utilizados para Mensuração

São instrumentos utilizados para medição das variáveis dendrométricas de interesse.

2.3.1 - Fita Métrica

É uma fita de costureira comum utilizada para obtenção da circunferência da árvore, graduada em milímetros.

2.3.2 - Suta

Instrumento utilizado para medição de diâmetro, graduado em milímetros.

2.3.3 - Régua Métrica

Régua normalmente confeccionada em alumínio, graduada de 10 em 10 centímetros. Utilizada para medição de alturas em povoamentos jovens.

2.3.4 - Baliza

Confeccionada em madeira, alumínio ou metal com comprimento de 1,3 metros. É utilizada como ponto de referência em diversas atividades de inventário florestal, e também para padronizar a altura de medição da CAP.

2.3.5 - Trena

Instrumento utilizado para medição de distâncias no campo, graduado em milímetros.

2.3.6 - Trena Eletrônica

Conjunto formado por aparelho receptor e transponder utilizado para tomada de distâncias.

2.3.7 - Hipsômetros

São instrumentos utilizados para medição da altura total ou comercial de árvores por meio de princípios trigonométricos. A graduação pode ser dada em metros ou em ângulos. Nesse caso os aparelhos são chamados clinômetros.

2.3.8 - Aparelho de GPS (Sistema de Posicionamento Global) Instrumento utilizado para o georreferenciamento das parcelas de Inventário Florestal. No centro de cada parcela temporária ou permanente, são tomadas as Coordenadas Geográficas.

2.3.9 - Coletor de dados

Instrumento utilizado para armazenar as informações que são coletadas em campo.

2.3.10 - Fita diamétrica

Fita flexível, graduada em múltiplos de ‘pi’ (3,14159265358979), que fornece diretamente o diâmetro.

2.3.11 - Odômetro

Instrumento do painel dos veículos para medição de distância em metros. No caso do inventário, as distâncias percorridas na estrada para locação das parcelas, podem ser medidas com os odômetros dos veículos.

2.4 - Parcelas

São unidades amostrais que possibilitam a avaliação quantitativa e qualitativa das variáveis de interesse, sejam elas dendrométricas ou não.

2.4.1 - Parcela Temporária

É uma área física que pode ter forma e tamanho variável, onde não estão previstas remedições.

2.4.2 - Parcela Permanente

É uma área física que pode ter forma e tamanho variável, e que pode ser remedida periodicamente ao longo do ciclo dos plantios. Normalmente é demarcada com tinta no campo.

2.5 - Intensidade de Amostragem

É a quantidade de área representada por uma parcela temporária ou permanente. É definida pela área de Inventário Florestal, de acordo com o objetivo de medição.

2.6 - Ponto de Referência

É definido como o ponto localizado na extremidade do talhão, onde há o entroncamento de estradas e/ou carreadores. A partir desse ponto se executa o procedimento de localização/instalação de parcela.

2.7 - Talhões Regulares

São talhões de contornos mais retos e sem multos recortes, retangular por exemplo.

2.8 - Talhões Irregulares

São talhões de forma indefinida ou cheio de recortes.

2.9 - Tipos de Inventário Florestal

2.9.1 - Inventário Florestal por Talhão - IFL

Procedimento utilizado para estimativa de volume atual e número de árvores existentes em um talhão, e também para monitorar o crescimento da floresta. Possibilita também analisar qualitativamente a floresta e fazer as projeções volumétricas. Tem intensidade amostral definida no nível de talhão.

2.9.2 - Check-Plots - CP

É o procedimento utilizado para monitorar o crescimento da floresta, essencialmente para fins de pesquisa. Normalmente são medidas semestralmente e podem ser utilizadas nos ajustes de funções de crescimento e de mortalidade.

2.9.3 - Inventário Florestal por Estratos - IFL Estratos

Procedimento utilizado tanto para estimativa de estoque presente (volume e número de árvores), quanto para monitorar o crescimento da floresta. Compõe uma base de dados que pode ser utilizada tanto para análises qualitativas e quantitativas da floresta, quanto para ajuste de modelos de projeção da produção futura das florestas. O critério de estratificação (agrupamento de talhões) é definido pela área de Inventário Florestal

2.9.4 - Inventário Pré-Corte - IPC

É o procedimento adotado para estimar o volume individual das árvores e o volume por unidade de área (hectare) das florestas destinadas à colheita.

2.9.5 - Inventário Pré-Desbaste - IPD

É o procedimento adotado para estimar o volume individual e volume por unidade de área (ha) das árvores a serem retiradas na operação de desbaste e obter simultaneamente o volume e número de árvores remanescentes.

2.9.6 - Inventário Florestal Qualitativo - IFQ

É o procedimento adotado para avaliar o padrão de desenvolvimento e a qualidade da floresta no primeiro ano de vida.

2.9.7 - Inventário de Resíduos

É o procedimento adotado para quantificar o volume de madeira remanescente pós-colheita, com diâmetro no extremo superior igual ao diâmetro mínimo definido para a colheita de cada área.

2.9.8 - Censo

Consiste na quantificação de todos os indivíduos de um determinado povoamento, correspondendo, portanto, a uma intensidade amostrai de 100% da área em questão. Normalmente adotado para talhões muito pequenos.

2.10 - Árvores Dominantes

São as cem árvores de maior diâmetro por hectare, desde que sejam isentas de defeitos segundo conceito de Assman.

2.11 - Desbaste

É a redução do número de árvores de um povoamento florestal para permitir a diminuição da competição entre as árvores selecionadas para garantir um maior desenvolvimento em diâmetro para o corte raso.

2.12 - Desrama ou Poda

Consiste na retirada de galhos preferencialmente vivos e em idade precoce objetivando a formação de madeira livre de nós para uso em serraria.

2.13 - Cubagem Rigorosa

Consiste no seccionamento da árvore em posições previamente determinadas e posterior medição da circunferência ou diâmetro e do comprimento destas seções para obtenção do volume real.

2.14 - Códigos de Parcela

Códigos atribuídos à parcela que permitem a identificação da qualidade do talhão e de eventuais focos de doenças, pragas e danos.

2.15 - Marcação de Árvores para Desbaste

É a seleção de árvores para o corte, com o objetivo de permitir o melhor desenvolvimento das árvores remanescentes, procurando eliminar as árvores defeituosas, como tortuosas, bifurcadas, dominadas, entre outras.

3 - DESCRIÇÃO DAS ATIVIDADES

As atividades de Cubagem, Inventário de Resíduos, Levantamento de Sobrevivência, Marcação de Árvores, e Levantamento de Solos deverão ser realizadas conforme os documentos relacionados no item 4 -Referências.

3.1 - Instalação de Parcelas e Coleta de Dados no Campo

3.1.1 - Objetivo

Estabelecer critérios gerais para locação e instalação de parcelas, confecção de croquis de parcelas (opcional) e medição / caracterização das variáveis de campo.

3.1.2 - Instruções para Execução

a)  Intensidade Amostral

A intensidade amostrai adotada para cada tipo de Inventário é recomendada pela área de Inventário Florestal da Fibria e varia em função da referência de amostragem (plantio ou estrato), da área dessa referência e do objetivo da medição realizada. A intensidade é normalmente maior para as menores áreas, onde o controle da variabilidade requer a instalação de um número proporcionalmente maior de unidades amostrais. A intensidade amostrai recomendada encontra-se registrada no módulo de Inventário Florestal do Sistema de Gestão Florestal - SGF.

b)  Localização de Parcelas

A definição dos locais de instalação das parcelas permanentes ou temporárias é recomendada pela área de Inventário da Fibria, de acordo com a seguinte metodologia:

Parcela pré-instalada:

As parcelas são instaladas previamente pela área de Inventário Florestal sobre os mapas no escritório, e as coordenadas geográficas são enviadas para o campo nas Ordens de Serviço dos coletores de dados. Cabe às equipes de campo localizar por meio do GPS as coordenadas sugeridas e instalar as parcelas capturando as coordenadas reais do centro da parcela.

Parcela pós-instaladas:

A distribuição das parcelas nos talhões é feita no campo pelas equipes, conforme metodologia descrita a seguir:

Talhões com formato Regular

Ao chegar no talhão, estabelece-se no mapa um ponto de referência, os pontos de entrada na floresta e os locais onde serão lançadas as parcelas.

Passo 1 - determinar a distância na estrada (De), entre os pontos de entrada no talhão, a partir do ponto de referência, usando a fórmula:

Em que:

De = distância de estrada, entre as entradas no talhão, em metros, a partir do ponto de referência;

At = área plantada do talhão, em hectares;

Np = número de parcelas a serem lançadas no talhão.

Passo 2 - A primeira parcela é alocada aleatoriamente. Mede-se a distância na estrada entre o ponto de referência e a primeira entrada no povoamento. Estando rio primeiro ponto de entrada e considerando a fração de 1/4, 2/4 ou 3/4 da distância de lOOm, para dentro do talhão, deve-se sortear uma das frações para ser alocada a primeira parcela.

Passo 3 - Definido o ponto de alocação da primeira parcela, o caminhamento no talhão deve ser feito nas entrelinhas de plantio. A partir da primeira parcela, a alocação das demais parcelas na linha de plantio, é feita de forma sistemática de 100,0 m em 100,0 m até o final da linha de plantio do talhão. Se ao final da linha plantio não for completado os lOOm, para próxima parcela que será alocada na entrada seguinte, adicionar-se-á a medida anterior à distância necessária para totalizar os 100,0 m.

Figura 01 – Esquema exemplificando a distribuição de dez parcelas permanentes implantadas em um talhão de formato regular.

Em talhões com área inferior a 2,0 ha, fica a critério e bom senso do responsável pela operação, determinar o local de instalação das parcelas. Para localizar as parcelas, o operador deve contar com o auxilio do mapa para que as parcelas fiquem bem distribuídas pela área.

Quando as linhas de plantio não forem perpendiculares à estrada ou carreador, recomenda-se distribuir da maneira mais homogénea possível as parcelas de forma que o talhão fique bem representado, levando-se em consideração os pontos de entrada no talhão.

Talhões com formato Irregular

Para lançar parcelas em talhões com formato irregular, onde a distância de estrada não é contínua, as parcelas deverão abranger toda a superfície do talhão para que se possa ter representatividade, levando-se em consideração os pontos de entrada no talhão. Assim, cada subdivisão do talhão deverá receber um número de parcelas aproximadamente proporcional à sua área.

Figura 02 - Locação de cinco parcelas em um talhão de formato irregular, onde se considerou as subdivisões dos talhões (S1, S2 e S3) para estabelecer os critérios de locação das parcelas.

Para talhões com instalação de apenas uma parcela deve-se sortear, entre as partes que possuírem as maiores áreas, a poslção em que esta deverá ser instalada, segundo o procedimento a seguir:

•                Escolher no mapa a subdivisão do talhão (aquela mais representativa) que poderá receber a parcela. Em caso de dúvida deve-se sortear, dentre estas, qual deverá recebê-la;

•       Depois de escolhida a parte do talhão onde será lançada a parcela, o responsável pela coleta de dados deve tentar centralizar a parcela da melhor maneira possível nessa porção.

Figura 03 - Desenho esquemático representando a locação de uma parcela em um talhão de formato irregular.

Em talhões com área menor que 0,1 ha recomenda-se a realização de censo.

c)   Instalação das Parcelas Permanentes

Os passos para Instalação das Parcelas Permanentes são;

•   Identificar com o número da parcela em tinta à base de água, a primeira árvore do carreador, no ponto de entrada no talhão.

•   Marcar pelo menos uma árvore imedlatamente à esquerda ou à direita na entrada do talhão, para facilitar a identificação do ponto de entrada.

•     Marcar árvores ao longo do caminhamento até o local de instalação da parcela com tinta à base de água de forma a viabilizar a chegada à parcela para fins de auditoria ou remedição.

•  Localizar o centro da parcela entre duas árvores da mesma linha de plantio, e marcar essas árvores com tinta à base de água.

•  Obter e registrar as coordenadas geográficas do centro parcela;

•  A partir do centro da parcela, esticar a trena no raio previamente definido, e marcar com tinta a base de água as árvores limites. Quando o final da linha de plantio dentro da parcela for uma falha ou árvore morta, fazer a marcação na árvore anterior e indicar o número de falhas ou mortas existente.

•  Para materiais genéticos que soltam com facilidade a casca, deve-se utilizar a raspagem do tronco da árvore com facão ou outro instrumento de corte na marcação das mesmas, devendo-se ter o cuidado de não danificar o lenho;

A primeira árvore a ser medida na parcela, deve ser sempre a primeira

árvore da linha de plantio mais próxima do ponto de chegada na parcela tomando como referência o sentido de entrada do talhão. A partir daí, deve-se fazer a medição seguindo as llnhas de plantio, e numerar as filas e árvores conforme ilustrado na Figura 04.

d)   Remedição de Parcelas Permanentes

As parcelas permanentes instaladas nas áreas da Fibria têm por finalldade monitorar o crescimento no nível árvore. Para tanto, é fundamental que as equipes sigam o mesmo método de caminhamento da instalação (Figura 04).

O objetivo é garantir que nos inventárlos subseqűentes os indivíduos medidos sejam facllmente locallzados e possibilitar o reglstro de mortalidade e lngresso de indivíduos nas parcelas. As opções para que esse controle seja rigorosamente seguldo são:

•  Confecção do croqui da parcela por ocasião de sua instalação, com posteriores atualizações nas remedições. O croqui pode ser feito no campo, ou posteriormente no escritório, e pode ser armazenado em papel ou em meio digital. Mas por ocasião das remedições, os croquis deverão ser levados para atualização no campo, e adequada identificação dos indivíduos medidos, ou

•  Disponiblllzação dos dados da medição anterior por ocasião da remedição, em meio digital ou em papel, com o controle das filas, árvores e códigos das árvores.

Figura 04: Croqui ilustrativo mostrando a numeração e o sentido de caminhamento na parcela.

OBS:  Na Unidade Aracruz existem parcelas instaladas com início da medição em padrão diferente. Nesse caso, a identificação da parcela está nas árvores do centro, e não na primeira árvore a ser medida. Tais parcelas devem ser remedidas até o corte de acordo com o sentido de caminhamento adotado na lnstalação (últlma árvore da direita, tendo como referência a direção de entrada no talhão).

e)   Instalação de Parcelas Temporárias

A instalação de parcelas temporárias não requer a marcação definitiva das árvores-limite com tinta. O número de parcelas a serem lançadas em cada plantio é definido de acordo com a programação enviada pela área de Inventário Florestal.

O procedimento para alocação das parcelas no campo deve ser o mesmo adotado para parcelas permanentes. As parcelas temporárias, bem como os pontos de entrada no talhão, podem ser identificados com giz de cera ou fita de viés.

No caso do IFQ 6 meses, os números das parcelas ficam reglstrados apenas nos coletores, uma vez que a estrutura das plantas ainda não permite a identificação nos troncos.

f)   Medição de CAP ou DAP

A medição das circunferências ou diâmetros das árvores deve iniciar sempre na árvore marcada como ponto lnlcial da parcela conforme o item 3.1.2.

Conforme o tipo de Inventário realizado, a medição de CAP ou DAP das árvores recomendadas deverá seguir os seguintes critérios:

•  Usar sempre uma baliza de 1,30 metros para localizar a posição correta de medição. É importante que a baliza esteja bem encostada no tronco, e não inclinada.

•  Em áreas de rebrota, tomar culdado para não posiclonar a ballza em cima de tocos;

•  Manter a fita reta e esticada na hora da medição. Lembrar que se a fita ficar lnclinada ou retorcida, a circunferência medida será sempre maior que a real;

•  No caso de medição com suta, esta deverá ser encostada ao tronco e as hastes, paralelas, deverão ser ajustadas a este. Duas medidas ortogonais deverão ser tomadas;

•  Cuidar para não englobar varetas ou cipós junto com o tronco na hora de medir a circunferência ou diâmetro;

•  Se houver presença de nós ou outra deformação qualquer na altura de 1,30 metros, efetuar a medição llgeiramente acima ou abaixo do defeito (onde for mais próximo);

•  Fazer uma marca na posição onde foi feita a medição da circunferência ou diâmetro, para que possíveis remedições possam ser feitas na mesma posição (esta marca deve ser feita em todos os tipos de inventários);

•  Em árvores inclinadas, a varinha deve acompanhar o eixo da

árvore, ou seja, deve ser posicionada seguindo a mesma inclinação da árvore, sendo que a medida do diâmetro ou circunferência deve ser perpendicular ao eixo de inclinação do tronco;

•  Em terrenos inclinados, a medida deve ser tomada pela lateral, conforme a Figura 06;

•  Quando a bifurcação estiver acima de 1,30 metros, deve-se medir apenas uma circunferência ou diâmetro abaixo desta, sempre evilando medir sobre as deformações;

•  Quando houver bifurcação abaixo de 1,30 metros, deve-se tomar as medidas de todos os fustes, observando o código das árvores;

Figura 05 - Posição de medição do diâmetro em função da característica da árvore.

g)   Medição de Alturas

Essa variável é medida conforme o tipo de inventário realizado. No entanto, alterações de procedimento podem existir mediante solicitação do gestor da área, para alguns inventários específicos que não sigam a regra, como um levantamento em área de compra de madeira em pé de tercelro, por exemplo.

Recomendações para a medição de alturas:

•  Declividade: deve-se procurar realizar a medição no mesmo nível em que a árvore se encontra

•  Evitar medir a altura de árvores danlficadas ou dominadas.

•  Árvores mortas só devem ser medidas em casos excepcionais de medição de parcelas com todas as árvores mortas.

•  Não se pode medir alturas sob forte ação do vento, evitando a interferência da sobreposição de copas.

•  Medição em áreas com sub-bosque denso: a visibilldade da base da árvore pode ficar comprometida, recomendando-se tomar como referência a altura do operador encarregado da medição de CAP que deverá se posicionar ao lado da árvore cuja altura se deseja medir;

•  Distância do operador à árvore: a distância do operador à árvore deve ser, no mínlmo, igual à altura da árvore, para evitar os erros de visualização da copa.

•  Nas áreas planas, onde não houver variação de nível e o alinhamento de plantio permitir, pode-se esticar a trena no sentido perpendicular aos das linhas de plantio e fazer a leitura das alturas, conforme ilustra a figura abaixo.

Figura 06 - Posição de medição da altura, em áreas planas sem variação de nível.

Ao coletar a altura das árvores, deve-se informar o lado em que foi realizada a coleta dos dados. Para isso, será feita uma indicação, por meio do desenho de uma seta em tinta a base de água ou giz de cera, no tronco da árvore localizada no centro da parcela, indicando em qual lado da parcela o operador se posicionou para coletar a altura das árvores.

h)   Classificação do Tipo de Árvore

Independente do tipo de Inventário, as árvores são classificadas com os códigos conforme llstagem definida no SGF, e exportada para o coletor de dados.

Considerações importantes:

•  Não há limite inferior de circunferência a ser medida nas parcelas.

•  Considerar como “falha”, espaços vazios (sem vestígios de planta) na linha de plantio.

•  Considera-se “bifurcação”  acima de l,30m.

•  “Bifurcações” abaixo de l,30m, considerar como 2 indivíduos.

•  Deve-se medir todas as alturas de árvores com copa quebrada, para inventários cujo critério de medição de altura não seja restrito às dominantes.

3.1.3 - Caracterização das Parcelas

a)   Forma das Parcelas

As parcelas de inventário são predominantemente circulares, podendo haver variação para alguns casos excepcionais, como parcelas permanentes específicas para manejo de serraria, ou áreas de grota ou sistema agrossilvipastoril, por exemplo.

b)   Tamanho das Parcelas

O tamanho das parcelas é variável conforme o tipo de inventário, podendo ainda variar em situações específicas dentro de cada tipo de Inventário. Para cada objetivo de medição (tipo de inventário) operacional, existe um tamanho de parcela recomendado, considerado padrão. Porém, em função da forma do talhão ou do tipo de espaçamento, o tamanho das parcelas pode ser alterado no campo e devidamente registrado pelas equipes no coletor de dados.

3.2 - Considerações para cada atividade

3.2.1 - Inventário Florestal Qualitativo - IFQ

Inventário realizado aos 6 meses e 12 meses de idade conforme programação enviada pela área de Inventário Florestal da Fibria. A intensidade amostrai é definida pela programação enviada pela Fibria. As variações de área das parcelas e número de alturas medidas em cada caso são apresentadas na Tabela 1. Para o IFQ 12 meses há uma flexibilidade de um mês para realização da medição.

A distribuição das parcelas em cada talhão deve seguir a metodologia de localização descrita no item 3.2.2.

Tabela 1 - Caracterização das parcelas de IFQ, para as diferentes situações:

Tipo de Inventário	Situação	Área Parcela (m2)	Raio (m)	Forma / intensidade de medição das alturas na parcela
IFQ_6 meses	Convencional	400	11,28	100% das árvores (Espaçamento > 3X3)
IFQ_6 meses	Convencional	20l’ (padrão)	8,00	100% das árvores (Espaçamento <= 3X3)
IFQ_6 meses	Grota	201	8,00	100% das árvores
IFQ_6 meses	Grota	113	6,00	100% das árvores
IFQ_12 meses	Convencional	400 (padrão)	11,28	Alturas de 10 árvores normais e 4 dominantes.
IFQ_12 meses	Convencional	201	8,00	Alturas de 10 árvores normais e 2 dominantes..
IFQ_12 meses	Grota	201	8,00	Alturas de 10 árvores normais e 2 dominantes..
IFQ_12 meses	Grota	113	6,00	Alturas de 10 árvores normais e 1 dominantes..

No IFQ realizado aos 6 meses de idade, não se mede a variável CAP / DAP; nos demais Inventários essa Informação deve ser coletada para 100% dos indivíduos.

Em todas as parcelas de IFQ, devem ser coletadas as informações referentes aos códigos de parcela conforme descritos na letra (c) do item 3.2.3.

a)  Coleta de folhas

No IFQ aos 6 meses de idade, havendo solicitação do Centro de Tecnologia, deve-se coletar uma amostra composta de folhas. Essa amostra deve conter 120 folhas provenientes de 10 árvores em bom estado fitossanitário (12 folhas por árvore). As folhas deverão ser coletadas na porção mediana das árvores.

3.2.2 - Inventário Florestal por Talhão - IFL

É realizado por talhão, conforme programação e intensidade amostral definidas pela área de Inventário Florestal. São parcelas preferencialmente permanentes

No Programa Produtor Florestal é realizado entre o terceiro e o quinto ano de idade e nos plantios próprios pode ser realizado a partir do segundo ano de idade, conforme recomendação da área de Inventário Florestal.

Em todas as parcelas deve-se medir as circunferências de todos os indivíduos, e as alturas de dez árvores normais, além das alturas das

árvores dominantes.

Após a realização do segundo desbaste, é necessário medir as alturas de todas as árvores da parcela.

A Tabela 02 resume as recomendações de tamanho e medição de alturas nas parcelas para esse tipo de inventário.

A distribuição das parcelas em cada talhão deve seguir o número de unidades previsto na programação e a metodologia de localização descrita no item 3.2.2.

Tabela 02 - Recomendação de tamanho de parcela e número de árvores dominantes a serem consideradas para Inventário de IFL por Talhão.

Inventário	Situação	Área Parcela (m2)	Raio (m)	Forma / intensidade de medição das alturas na parcela
IFL	Após o segundo desbaste	855	16,50	100% das árvores
IFL	Convencional	400(padrão)	11,28	Altura de 10 árvores normais e 4 dominantes
IFL	Convencional	201	8,00	Altura de 10 árvores normais e 2 dominantes
IFL	Grota	201	8,00	Altura de 10 árvores normais e 2 dominantes
IFL	Grota	113	6,00	Altura de 10 árvores normais e 1 dominante
IFL-FMT	Convencional	400(padrão)	11,28	Altura de 10 árvores normais e 4 dominantes
IFL-FMT	Convencional	201	8,00	Altura de 10 árvores normais e 2 dominantes
IFL-FMT	Grota	113	6,00	Altura de 10 árvores normais e 1 dominante

3.2.3 - Check-Plots - CP

É composto por unidades amostrais permanentes colocadas em talhões previamente definidos pelo Centro de Tecnologia. Têm área predominante de 400m2 podendo variar conforme solicitação. As parcelas são remedidas semestralmente, tomando-se as circunferências de todos os indivíduos e as alturas de 10 árvores por parcela, além das árvores dominantes.

As chamadas ‘Parcelas Gémeas’ são parcelas com estrutura, amostragem e periodicidade de medição definidas para fins de pesquisa, também se enquadram nesse procedimento.

3.2.4 - Inventário Florestal por Estratos – IFL Estratos

É composto por unidades amostrais permanentes com área predominante de 400m2, podendo variar em função das características do talhão, conforme é especificado na Tabela 04.

É realizado apenas em plantios próprios a partir dos 2 anos de idade e é

composto por um grupo de parcelas permanentes medidas anualmente, e um grupo de parcelas medidas a cada 2 anos, conforme recomendação da área de Inventário Florestal, e intensidade amostrai definida no SGF. Os critérios de estratificação para cada Unidade estão configurados no SGF.

Em todas as parcelas deve-se medir as circunferências (CAP) de todos os indivíduos, e as alturas de 10 indivíduos, além das alturas das árvores dominantes.

A distribuição das parcelas em cada talhão deve seguir a metodologia de localização descrita no item 3.2.2.

A metodologia a ser seguida para controle das remedições deve seguir a orientação descrita no item 3.2.2.

Tabela 04 - Recomendação de tamanho de parcela e número de árvores dominantes a serem consideradas para Inventário IFL Estratos.

Tipo de Inventário	Situação	Área Parcela (m2)	Raio (m)	Forma / intensidade de medição das alturas na parcela
IFL_Estrato	Plana	400 (padrão)	11,28	Altura de 10 árvores normais e 4 dominantes
IFL_Estrato	Plana	201	8,00	Altura de 10 árvores normais e 2 dominantes
IFL_Estrato	Grota	201	8,00	Altura de 10 árvores normais e 2 dominantes
IFL_Estrato	Grota	113	6,00	Altura de 10 árvores normais e 1 dominante

3.3 - Disposição dos Dados Coletados em Campo

As informações coletadas em campo são transferidas dos coletores de dados para o microcomputador dos Prestadores de Serviço. Estes organizam os arquivos e carregam diretamente no sistema ou os remetem em formato digital para a equipe de Inventário Florestal da Fibria, responsável pelo processamento dos dados e disponibilização dos mesmos no Sistema de Gestão Florestal - SGF.

Dados considerados inconsistentes pela equipe de inventário florestal são devolvidos aos terceiros para verificação e, se for o caso, correção.

3.4 - Cuidados ambientais

Todo resíduo gerado no campo (ex: solo contaminado com tinta, lata de tinta, marmitex, lata de refrigerante, etc) deverá ser recolhido em recipientes apropriados (disponíveis nos veículos) e descartados conforme MA.12.13.001.

Schedule 12.1.1 — Withdrawal Schedule

State	Gross ha		1st Period	2nd Period	Total Withdraw

Bahia	74,683	36%	7,468	14,937	22,405
Espirito Santo	52,070	25%	—	15,621	15,621
Mato Grosso do Sul	57,247	27%	5,725	11,449	17,174
Sao Paulo	25,954	12%	7,786	—	7,786
	209,954	100%	20,979	42,007	62,986
			10%	20%	30%

Proposed Withdrawal Schedule (ha/yr):

	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034

State	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Bahia	—	1,494	1,494	1,494	1,494	1,494	—	2,987	2,987	2,987	2,987	2,987	—
Espirito Santo	—	—	—	—	—	—	—	3,124	3,124	3,124	3,124	3,124	—
Mato Grosso do Sul	—	1,145	1,145	1,145	1,145	1,145	—	2,290	2,290	2,290	2,290	2,290	—
São Paulo	—	1,557	1,557	1,557	1,557	1,557	—	—	—	—	—	—	—
	—	4,196	4,196	4,196	4,196	4,196	—	8,401	8,401	8,401	8,401	8,401	—

The withdrawal right is cumulative. In case of the BUYER does not exercise its rights in a certain period it will be allow to exercise in the following periods.

Example:

If BUYER decide not to sell any areas in Bahia until 2020, in 2021the BUYER will be allowed to sell 8% - 6% cumulated from 2014 to 2020, plus the 2% of the year 2021.

State	Gross ha		1st Period	2nd Period	Total Withdraw
Bahia	74,683	36%	10%	20%	30%
Espirito Santo	52,070	25%	0%	30%	30%
Mato Grosso do Sul	57,247	27%	10%	20%	30%
Sao Paulo	25,954	12%	30%	0%	30%
	209,954	100%	10%	20%	30%

Proposed Withdrawal Schedule (%/yr):

	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034
State
Bahia	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Espirito Santo	0%	0%	0%	0%	0%	0%	0%	6%	6%	6%	6%	6%	0%
Mato Grosso do Sul	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
São Paulo	0%	6%	6%	6%	6%	6%	0%	0%	0%	0%	0%	0%	0%
	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%

APPENDIX III (III)

STANDING TIMBER SUPPLY AGREEMENT

STANDING TIMBER SUPPLY AGREEMENT AND OTHER COVENANTS

On one side,

1.                                      [NEWCO], a company headquartered in the city of [•], State of [•], at [address], Postal Code [•], registered with the CNPJ/MF under No. [•], with its articles of organization duly filed with the [•] State Registry of Commerce under NIRE [•], hereinafter referred to as “SUPPLIER”, herein represented under its by-laws,

[each NEWCO will execute its own STSA with Producer Partner]

And, on the other side,

2.                                      FIBRIA CELULOSE S.A., with head offices at Alameda Santos, 1357 - 6th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 60.643.228/0001-21, hereinafter referred to as “FIBRIA”, duly represented herein by its authorized representatives;

3.                                      FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA., with head offices at Alameda Santos, 1357 - 7th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 36.785.418.0001-07, hereinafter referred to as “FIBRIA MS”, duly represented herein by its authorized representatives, and

4.                                      FIBRIA INTERNATIONAL TRADE GMBH, a company organized under the laws of Austria headquartered in the city of Lustenau, Austria, at Millenium Park 6, 6890, registered under reg. no. 337211z with the Commercial Court of Feldkirch, enrolled with the tax no. (98)169/4649, hereinafter referred to as “FIBRIA TRADING”, herein represented under its By-laws,

FIBRIA, FIBRIA MS and FIBRIA TRADING jointly or severally referred to as “BUYER”;

SUPPLIER, on the one side, and FIBRIA, FIBRIA MS and FIBRIA TRADING, on the other side, are hereinafter separately referred to as “Party” and collectively referred to as “Parties”;

RECITALS

A.                                    The Parties acknowledge that PARKIA PARTICIPAÇÕES S.A. has executed on [date] a “Share Purchase Agreement” with FIBRIA and FIBRIA MS, which has set forth the terms and conditions for the transference by FIBRIA and FIBRIA MS, as the case may be, of the ownership and possession of the real estate properties indicated in Appendix A (“Real Estate Assets”) to the SUPPLIER, as well as to the subsequent sale of SUPPLIER’s shares to, PARKIA PARTICIPAÇÕES S.A.;

B.                                    The Parties acknowledge that the closing of transaction, with the consequent drop down of the Real Estate Assets to SUPPLIER’s equity capital and transfer of possession of the Real Estate Assets in favor of SUPPLIER occurred on [ ];

C.                                    A Forestry Partnership Agreement was executed on [ ] among the SUPPLIER, FIBRIA and FIBRIA MS to develop forestry activities on the Real Estate Assets (the “Forestry Partnership Agreement” or “FPA”), which copy is attached hereto as Appendix C;

D.                                    BUYER pertains to a Brazilian economic group with a strong presence in the global forest products market, with activities based on a forest area of more than 900,000 hectares, within six States of Brazil, namely: Espírito Santo, Bahia, Minas Gerais, Rio de Janeiro, São Paulo and Mato Grosso do Sul, and operates 3 mills with a production capacity of approximately 5.3 million tons of pulp a year;

E.                                     The Parties intend to set forth, by means of this Agreement, the terms and conditions pursuant to which the supply of the Standing Timber by the SUPPLIER to BUYER and its acquisition by BUYER shall be accomplished;

By mutual and common agreement the Parties resolve to enter into this Standing Timber Supply Agreement and Other Covenants (“Agreement”) pursuant to the clauses and conditions set out below:

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SECTION I.                           DEFINITIONS

1.1                             The terms defined in this Section I, whenever used herein, shall have the following meanings for all purposes of this Agreement:

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, with respect to any Person, any investment fund, special purpose vehicle or segregated account that has appointed such Person as investment manager, general partner, advisor or similar role under an investment, management, advisory, partnership or similar agreement shall be deemed an Affiliate of such Person.

•                                          “Authorization Term” shall have the meaning set forth in Section 4.2;

•                                          “Buffer Period” shall have the meaning set forth in Section 5.3.1;

•                                          “Business Day” means any day other than a Saturday, Sunday, or public holiday under the laws of Brazil or other day on which commercial banks in Brazil are required or authorized to close under applicable law.

•                                          “BUYER’s Activities” shall have the meaning set forth in Section 8.1;

•                                          “BUYER’s Events of Default” shall have the meaning set forth in Section 15.1;

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•                                          “Calendar Day” means any calendar day of the gregorian calendar.

•                                          “Clean Area Plot” shall have the meaning set forth in Section 6.1.1.1;

•                                          “Conversion Rate” shall mean, on any payment date, the Brazilian Central Bank (Banco Central do Brasil) PTAX 800 Opção 500rate to convert U.S. Dollars into Reais as of the close of the Business Day immediately preceding such payment date. If, for any reason, the Brazilian Central Bank PTAX 800 Opção 500 rate is not published in the closing of the Business Day immediately preceding the payment date, the rate published on the effective date of payment shall be applicable, subject to payment being received by SUPPLIER in a timely manner for SUPPLIER to execute the conversion of US Dollars into Reais on the same date, or on the Business Day immediately following the date of payment, if such payment is not received by SUPPLIER in a timely manner;

•                                          “Contingency” shall have the meaning set forth in Section 13.1;

•                                          “Defaulting Party” shall have the meaning set forth in Section 13.1;

•                                          “Ending Date” shall have the meaning set forth in Section 6.1;

•                                          “Event of Default” shall have the meaning set forth in Section 13.1;

•                                          “Felling” shall have the meaning set forth in Section 5.1;

•                                          “Force Majeure” shall have the meaning set forth in Section 5.4;

•                                          Forestry Partnership Agreement” shall have the meaning set forth in the Recital C;

•                                          “Forwarding” shall have the meaning set forth in Section 5.1.

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•                                          “Funding Provider” shall have the meaning set forth in Section 9.5;

•                                          “Funding Uptake” shall have the meaning set forth in Section 9.5;

•                                          “Harvesting” shall have the meaning set forth in Section 5.1;

•                                          “Harvesting Schedule” shall have the meaning set forth in Section 3.2;

•                                          “Initial Period” shall have the meaning set forth in Section 5.3.1;

•                                          “Inventory” shall have the meaning set forth in Section 4.1;

•                                          “Last Rotation” shall have the meaning set forth in Section 6.1;

•                                          “Non-defaulting Party” shall have the meaning set forth in Section 13.1;

•                                          “Notice” shall have the meaning set forth in Section 18.2;

•                                          Parties’ Representatives shall have the meaning set forth in Section 3.1;

•                                          “Price” shall have the meaning set forth in Section 9.1.1;

•                                          “Price Mechanism” shall have the meaning set forth in Section 9.2.1;

•                                          “Put Option Exercise Date” shall have the meaning set forth in Section 10.1.1;

•                                          “Put Option Exercise Notice” shall have the meaning set forth in Section 10.1.1;

•                                          “Put Option Price” shall have the meaning set forth in Section 10.1.2;

•                                          “Plots” shall have the meaning set forth in Section 2.3;

•                                          “Real Estate” and “Real Estate Assets” have the meaning set forth in the letter A of the Recitals;

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•                                          “Representatives of BUYER” shall have the meaning set forth in Section 12.1 (a);

•                                          “Service Provider” shall have the meaning set forth in Section 8.1;

•                                          “Soil Contamination” shall have the meaning set forth in Section 8.1. (t);

•                                          “Standing Timber” means all timber produced on the Real Estate Assets, derived from reforestation located inside the Plots;

•                                          “SUPPLIER’s Event of Default” shall have the meaning set forth in Section 15.2;

•                                          “SUPPLIER’s Standing Timber” shall have the meaning set forth in Section 2.1;

•                                          “Surpassing Amount” shall have the meaning set forth in Section 9.1.3;

•                                          “Term of Return” shall have the meaning set forth in Section 6.1.2;

•                                          “Termination Fine” shall have the meaning set forth in Section 15.4;

•                                          “Termination Notice” shall have the meaning set forth in Section 15.3;

•                                          “Transaction” shall mean the Transaction under the Share Purchase Agreement;

•                                          “Transporting” shall have the meaning set forth in Section 5.1;

•                                          “US CPI” shall have the meaning set forth in Section 9.2;

•                                          “U.S. Dollars” or “$” means the lawful currency of the United States of America.

1.1. For the purposes of this Agreement: (a) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender

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shall be held to include the other gender as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Appendixes) and not to any particular provision of this Agreement, and Article, Section and Appendix references are to the Articles and Sections of and the Appendix to this Agreement, unless otherwise specified; (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (d) all references to any period of days shall be deemed to be to the relevant number of Calendar Days unless otherwise specified; (e) all references herein to [“R$” or reais shall refer to Reais], unless otherwise specified; (f) all references herein to [“US$” or USD or dollars shall refer to United States Dollar], unless otherwise specified.

1.2.                  The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

SECTION II. OBJECT

2.1                   The object hereof is the supply by the SUPPLIER to BUYER, and acquisition by BUYER, of the volume of the Standing Timber deriving from the Real Estate Assets which has been attributed to the SUPPLIER under the FPA (“SUPPLIER’s Standing Timber”).

2.2                   Pursuant hereto and in a lawful manner, the SUPPLIER shall supply to, and BUYER shall acquire from the SUPPLIER, the totality of the SUPPLIER’S Standing Timber existing or to be planted in the future in the Real Estate Assets as provided for in the Forestry Partnership Agreement, during the term of this Agreement.

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2.3                   For the avoidance of doubt, Plots mean the timberland operational units comprised in the Real Estate Assets, which are determined in Appendix 2.3 hereto (“Plots”).

2.4                   BUYER shall nominate which BUYER (FIBRIA, FIBRIA MS or FIBRIA Trading) will purchase the Standing Timber of each Plot within ten (10) days prior to the date in which the subsequent payment shall occur pursuant to Section 9.1.2 of this Agreement.

2.4.1         In case BUYER does not appoint which company will purchase the Standing Timber of the Plot the sale will be to [FIBRIA].

[PS: in case the Real Estate Assets where the Standing Timber is located are in the State of Mato Grosso do Sul, the default will be FIBRIA MS].

SECTION III. PARTIES’ REPRESENTATIVES

3.1                   The issues set forth in Section 3.2 below shall be jointly implemented by a representative of each Party (“Parties’ Representatives”). Each Party can freely appoint its representative upon sending a written notice to the other Party two (2) days prior to the initial validity of such replacement.

3.2                   The Parties’ Representatives shall meet on dates and times mutually agreed in writing by the Parties, (i) to review the location of the Plots to be provided for Harvesting in each period within the immediately following twelve (12) months; (ii) to review the anticipated date for the commencement and for the conclusion of the Harvesting of each one of the Plots, as well as the anticipated date for the return of the Plots by BUYER to the SUPPLIER (“Harvesting Schedule”); (iii) to define any other matters that are of the Parties’ interest, mutually agreed by the Parties. It is agreed, however, that the Parties’ Representatives shall not have authority to amend any of the terms and conditions hereof.

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3.3                               The Parties’ Representatives may meet extraordinarily whenever deemed necessary to determine casual changes to schedule of the Inventory and Harvesting.

3.4                               In the event the Parties are unable to reach an agreement with respect to the issues described in Sections 3.2 and 3.3, it is hereby established that this Agreement shall remain valid and in force for all legal purposes and effects, without any penalty to the Parties.

SECTION IV. DETERMINATION OF THE VOLUME OF STANDING TIMBER

4.1                               The Parties hereby agree that the determination of the volume of the Standing Timber existing in the Real Estate Assets shall be performed by means of the continuous forestry inventory pursuant to the Forestry Partnership Agreement to be presented by SUPPLIER to the BUYER at least ten (10) days prior to each quarterly payment under this Agreement (“Inventory”).

4.1.1                     If the BUYER does not send a notice to SUPPLIER within 5 (five) days as of the receipt of such Inventory contesting its content, it shall be considered that BUYER has accepted the Inventory, and such acceptance shall be considered the receipt of the Standing Timber.

4.2                               BUYER shall require the respective authorization term of harvesting issued by the competent authority (“Authorization Term”) with respect to each Plot along with the Inventory results in respect of the SUPPLIER’S Standing Timber existing in the respective Plots.

4.2.1                     BUYER shall only initiate the Harvesting of each Plot within the Real Estate Assets upon the receipt of the respective Authorization Term.

4.2.2                     SUPPLIER may, at its sole discretion and in the event BUYER is in default under this Agreement, pursue the Inventory and/or adopt

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the measures that are necessary to request the Authorization Term, in relation to one or to a group of Plots.

4.3                               SUPPLIER shall not be liable in any event the supply relationship established by this Agreement is interrupted, including, but not limit to, as a result of any delay of the environmental authorities to issue the Authorization Term in relation to a given Plot. In that case, the relevant terms provided in this Agreement (and all new terms) shall be extended by the number of days equivalent to the duration of the delay to obtain the Authorization Term, except for the payment of the Price that shall remain due and payable as provided for in Section IX.

SECTION V. RECEIPT OF STANDING TIMBER AND HARVESTING

5.1                               BUYER shall be solely and exclusively responsible for undertaking all the activities relating to the harvesting of SUPPLIER’s Standing Timber during the term of this Agreement, including, without limitation (i) felling, limbing and bucking SUPPLIER Standing Timber (“Felling”); (ii) skidding, stacking, cleaning, forwarding logs and removing all people and equipment thereof (“Forwarding”); (iii) loading and transporting timber from the areas for forwarding the logs to its mill (“Transporting”). Felling, Forwarding and Transporting shall be hereinafter collectively referred to as “Harvesting”.

5.1.1                     BUYER shall conduct all activities in connection with Harvesting taking the best practices available, including certifiable practices, respecting the rules established in Appendix 5.1.1 hereto, the principles, criteria and directives of the “Conselho Brasileiro de Manejo Florestal” (FSC Brasil) and of the Programa Brasileiro de Certificação Florestal - Cerflor (“Cerflor”), environmental laws and minimizing any damage that may affect future production, including the preservation of stumps and coppices.

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5.2                               BUYER shall conduct the Harvesting of the SUPPLIER’s Standing Timber provided by the SUPPLIER on a continuous and finished basis in such a way that no area within each Plot shall remain unharvested and in order to allow the plantation of the next rotation, in accordance with the harvesting system.

5.3                               Pursuant to the terms set forth in this Section, BUYER shall complete the Harvesting process of the Plots under the terms and conditions of Section 5.1 and other relevant conditions of this Agreement.

5.3.1                     BUYER shall complete the Felling, Forwarding and Transportation of each Plot in relation to any Real Estate at the end of each rotation, as the case may be, within one hundred and twenty (120) days and deliver the Clean Area to SUPPLIER (“Initial Period”). If BUYER fails to complete the harvesting within the Initial Period, BUYER shall pay a fine for every day of delay in the amount of fifteen reais (R$ 15,00) multiplied by the number of hectares of the subject Plot as a penalty in arrears, starting 30 days after the receipt of a notification from SUPPLIER informing of such delay. If BUYER has not completed harvesting within ninety (90) days as of the receipt of SUPPLIER’s notification, then BUYER shall be considered in default under the terms of this Agreement and SUPPLIER shall be entitled, at its sole discretion, to (i) complete harvesting, as the case may be, and (ii) deliver the timber existing in the relevant Real Estate Assets to BUYER at the nearest BUYER’s plant, provided that BUYER shall indemnify and hold harmless the SUPPLIER in respect of all costs and expenses incurred by SUPPLIER thereto within five (5) Business Days counted as of such delivery.

5.4                               BUYER shall be liable on an exclusive basis for all risks of Force Majeure and of loss of SUPPLIER’s Standing Timber upon its delivery to the BUYER (i.e., by means of acceptance of the Inventory by the BUYER), including, without limitation, the risk of loss resulting from fire,

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wind, theft and pests (“Force Majeure”), and BUYER shall also be liable on an exclusive basis for all employment, social security, tax and environmental obligations, contingencies and penalties resulting from any and all triggering events which take place as of the date an Inventory is produced in relation to the Plots until completion of the Harvesting.

5.5                               BUYER shall be responsible on an exclusive basis, as required by law, for obtaining from the appropriate agencies/authorities all licenses, authorizations and documents required in connection with the Harvesting of the SUPPLIER’s Standing Timber, including but not limited to, all the permits and authorizations related to the ownership of the Real Estate Assets where SUPPLIER’s Standing Timber are located.

SECTION VI. TERM

6.1                               This Agreement shall come into force on the date of execution hereof and shall remain valid and effective for the necessary period for the harvesting in relation to each Plot of 4 (four) rotation periods of the Supplier’s Standing Timber, each one with approximately a 7-year period, or extended in case another rotation is planted until the end of 17th year as of today (“Last Rotation”), under the terms of the Forestry Partnership Agreement, ending no later than the 24th year of this Agreement (“Ending Date”).

6.1.1.                  At the end of the Last Rotation in relation to each Plot, BUYER shall deliver the vacant possession of the Clean Area Plot to SUPPLIER free and clear of things and persons in the same conditions as they were received pursuant to Appendix 6.1.1.

6.1.1.1.        For the purposes of this Agreement, Clean Area Plot shall mean the Plot (i) duly harvested with all the wood removed and transported from the Plot, (ii) with herbicide (glyphosate or similar) applications in the entire Plot no earlier than ninety (90) Calendar Days prior to Delivery Date, and (iii) with remaining stumps no higher than twenty (20) centimeters (“Clean Area Plot”). BUYER, at

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its sole discretion, may proceed with removal of the stumps, tree bark, branches and tops.

6.1.1.2           Herbicide application will not be performed if Parties agree to release the Plot with live coppices.

6.1.2.                  The Parties shall execute an instrument concerning the return of the Plot to SUPPLIER specifying any contingencies, if any, that have to be remedied by BUYER, including, but not limited to, the existing conditions of the roads and any restoration work to be carried out, as per the general terms provided in Appendix 6.1.2 hereto (“Term of Return”).

SECTION VII. AUDIT RIGHTS

7.1                               Compliance Audit Rights. SUPPLIER shall have the right, at its own expense, to:

(a)                                 audit BUYER’s installations in order to assess BUYER’s compliance with its obligations under this Agreement;

(b)                                 review copies of all reports filed with the federal and state environmental authorities, in each case subject to applicable legal and regulatory requirements; and

(c)                                  engage auditors, reasonably accepted by BUYER, to review the audit reports of the certification consultants (FSC and Cerflor), licenses, and other compliance documents, and to verify the development of Forest Projects, [to be reviewed]

7.2                               Audit Procedure. Each audit by SUPPLIER pursuant to Sections 7.1 shall be conducted in accordance with the following:

(a)                                 SUPPLIER shall provide BUYER with reasonable advance notice prior to each inspection of the Harvesting and all other related documents in accordance with Section 7.1. Such inspection or audit shall be conducted in a manner so as to minimize disruption of BUYER’s activities in the Real Estate Assets;

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provided that if any information should come to the attention of SUPPLIER to reasonably believe that BUYER has not complied with any of its obligations under this Agreement and BUYER has not clarified such issue to the reasonable satisfaction of SUPPLIER within 7 (seven) calendar days counted as of the receipt of a written request for clarification from the SUPPLIER, then SUPPLIER shall be entitled to conduct an inspection or an audit promptly after providing BUYER with copies of the information that has come to SUPPLIER’s attention, in order to investigate such matter, irrespective of the date of the last inspection or audit hereunder. If any such inspection or audit reveals any deficiencies with respect to BUYER’s obligations under this Agreement, then SUPPLIER shall provide written notice to BUYER of such fact, which notice shall contain reasonable detail (including reference to the applicable standard or criteria) of such deficiencies and, if practicable, recommended steps which BUYER should undertake in order to remedy such deficiencies;

(b)                                 BUYER shall make available to SUPPLIER true, correct, and complete copies of all records, agreements and reports related to all of its activities needed for performance of its obligations, hereunder together with all other documents that are reasonably requested by SUPPLIER to complete each inspection or audit;

(c)                                  BUYER shall promptly remedy any mutually agreed deficiencies and make all mutually agreed adjustments, including accounting or payment adjustments, which may be noted in any such inspection or audit and in the event BUYER fails to remedy any mutually agreed deficiencies and adjustments due to legal obligations to finalize the financial statements, BUYER shall remedy such deficiencies or adjustments in the following year. If the Parties are unable to mutually

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resolve any deficiencies, then such deficiencies shall be resolved pursuant to Section XVI of this Agreement.

SECTION VIII. BUYER’S RETAINING OF THIRD PARTIES

8.1                               BUYER shall perform the activities concerning the Harvesting of the Plots in the Real Estate Assets (“BUYER’s Activities”) either itself or through third parties retained by it (“Service Provider”), subject to the provisions of Section 8.2 below, and BUYER shall, in respect of BUYER’s Activities performed by BUYER either by itself or through third parties retained by it:

(a)                                 hire and cause the Service Provider to hire only skilled and qualified professionals;

(b)                                 whenever requested, provide the SUPPLIER with (i) a list of the workers that perform any of BUYER’s Activities; and (ii) a copy of the employment booklet of each such worker and evidence of payment of all charges;

(c)                                  supply and cause the Service Provider to supply personal protective equipment (PPE) to all workers that will perform any of BUYER’s Activities;

(d)                                 comply and cause the Service Provider to comply with all of its environmental, tax, employment, social security and occupational health and safety obligations;

(e)                                  maintain and cause the Service Provider to maintain in full force and effect an insurance policy covering all costs, expenses and indenifications that may arise from death or injury of Service Providers and/or their employees as well as an occupational health and safety technician who shall from time to time (and at least once every three (3) months) visit the places where BUYER’s Activities are carried out;

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(f)                                   not use, and cause the Service Provider not to use, minors below the age of 18 (eighteen) as employees or members of staff, and it shall use and cause the Service Provider to use only legally qualified workers;

(g)                                  not use fire, and cause the Service Provider not to use fire, within any part of the Real Estate Assets, and not harvest or destroy in any manner whatsoever native forests or forests located in the Legal Reserve and/or Permanent Preservation Areas.

(h)                                 Comply, and cause the Service Provider to comply, with all applicable laws, in particular environmental laws, which BUYER hereby declares to know, and it shall be directly liable to the Public Authorities for any breaches on the part of its representatives, employees, workers, the Service Provider, and any persons directly or indirectly retained;

(i)                                     not hunt or fish in the Real Estate Assets, and cause its representatives, employees, workers, the Service Provider, and any person directly or indirectly retained to comply with the hunting and fishing prohibitions in the Real Estate Assets facilities;

(j)                                    observe, comply with and cause compliance with the contents of the regulatory rules (norma regulamentadora, “NR”) on occupational health and safety in agriculture, cattle raising, forestry, forest exploration and agriculture, including NR 31 and any other applicable rules in force or any other rules that become applicable, as well as only hire employees which have the chainsaw operator certificates;

(k)                                 use and cause the Service Provider to use only lubricating oil in chainsaws that causes the least impact on the environment;

(l)                                     constantly monitor and cause the Service Provider to constantly monitor the machines and equipment that will be used for the exercise of BUYER’s Activities, also preventing oil leakage

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and the discarding of replacement parts in the Real Estate Assets;

(m)                             provide and cause the Service Provider to provide transportation to its employees, as well as adequate and safe conditions, complying with safety, hygiene and comfort requirements and all technical specifications required under legislation in force;

(n)                                 pay and cause the Service Provider to pay its employees not less than the wage floor provided in the labor collective agreement relating to the relevant category of employees, and comply with every section of such agreement;

(o)                                 prepare and maintain an Occupational Health Medical Control Program - PCMSO, as per NR - 7 and an Environmental Risk Prevention Program - PPRA, as per NR - 9 and cause its staff, the Service Provider and the staff of the Service Provider to comply with them;

(p)                                 use and cause the Service Provider to use duly licensed drivers using the Personal Protective Equipment (PPE) required for the operation of transportation trucks, with strictly observation of the applicable legal rules;

(q)                                 respond to all requirements of the relevant environmental authorities, as to the collection of forest fees, water granting, as well as present ART (Technical Liability Filing) of the professional in charge of the Harvesting; as well as comply with the requirements of the relevant environmental authorities in connection with fauna and flora protection and equilibrium;

(r)                                    cooperate in an effective way to avoid the trespassers in the Real Estate Assets and in the bordering properties;

(s)                                   provide the waste and non-pesticide waste collecting in the SUPPLIER’s Standing Timber and in compliance with the following procedures: (a) plastic substance and aluminum tinned lunch shall be collected, packaged and

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sent to a place sanitarily adequate and (ii) alimentary waste shall be buried in a minimal distance of a hundred (100) meters from any water source;

(t)                                    in case of accident with spill of lubricating oil or diesel oil in the soil (“Soil Contamination”), undertake to collect the soil layer affected and forward it to the nearest pesticide dump from the property where the Harvesting is being accomplished and send written information to SUPPLIER including summary information about the Soil Contamination and measures pursued by BUYER and/or Service Provider to remedy the respective Soil Contamination;

(u)                                 respond immediately to any outbreak of fire in the Plots, at any time, taking any and all necessary measures to refrain it and instructing its Service Providers, collaborators and/or employees to immediately communicate to the SUPPLIER in case of occurrence of such event;

(v)                                 be responsible for the maintenance of roads which are necessary for the implementation of this Agreement and creation of new roads, provided that SUPPLIER shall agree with the creation of new roads, and to restoring the relevant roads to their original condition as received by BUYER; and

(x)                                 not and shall monitor that the Service Providers do not carry any kind of weapon or consume alcoholic beverage or drugs in the Real Estate Assets.

8.2                               BUYER shall cause the agreements entered into with the relevant Service Providers to provide the same obligations as listed in Section 8.1, as applicable; however, this shall not release BUYER’s liability for any breaches by the relevant Service Provider of the obligations assumed by it or the applicable legal rules and for indemnifying the SUPPLIER for any proven

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injuries or losses resulting from such breaches, as provided herein.

8.3                             SUPPLIER, by its employees or by third parties, shall be entitled to, upon prior written notice to BUYER, (i) inspect at any time the areas in which BUYER’s Activities are carried out; (ii) request BUYER to present in a 5-day term from request or within a shorter period, as required by law, court order, administrative act or as reasonable demanded by the SUPPLIER, the relevant documents evidencing compliance by BUYER and/or by the Service Provider, with legal and contractual obligations in connection with BUYER’s Activities.

SECTION IX.  PRICE

9.1.                            The Parties hereby agree and acknowledge that BUYER shall pay to the SUPPLIER, in consideration of the SUPPLIER’s Standing Timber supplied for Harvesting and derived from the Plots in the Real Estate Assets, an amount in Reais equal to [R$ 77.37 converted into U$ at the Closing Date] Dollars ($) per cubic meter at the Conversion Rate (“Cubic Meter Price”) as adjusted pursuant to Section 9.2.

[PS: The amount informed shall be balanced amongst the NEWCOS]

9.1.1                     The price shall be defined by multiplying the Cubic Meter Price by the volume of Standing Timber as provided for in the respective Inventory (“Price”).

9.1.2                     The payment of the Price shall be made on a quarterly basis, every January, April, July and October, no later than the 20th day by wire transfer of immediately available and freely available funds into the bank accounts as informed in writing by SUPPLIER to the BUYER from time to time at least five (5) Calendar Days prior to the payment date, and the effective entry of money to SUPPLIER’s bank account

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pursuant to the relevant bank transfer order (TED) shall serve as receipt and proof of payment of the relevant Price by BUYER to SUPPLIER, from which amount such SUPPLIER shall grant to BUYER full, general and irrevocable release.

9.1.3                     In case the Price related to a given quarter regarding the volume of Standing Timber delivered to BUYER surpasses the equivalent to [341,228] cubic meters, the relevant surpassing amount shall be carried over to the subsequent quarter (“Surpassing Amount”), respected the limit established herein.

[PS:   The volume informed above may be reviewed by the parties and balanced by the NEWCOS]

9.1.3.1.        Any Surpassing Amount will be adjusted pursuant to Section 9.2 until its effective payment.

9.1.4.                  In case the BUYER is FIBRIA TRADING, the Price shall be paid in American dollars by FIBRIA TRADING by wire transfer of immediately available and freely available funds into a bank account to be informed in writing by SUPPLIER to the BUYER at least five (5) Calendar Days prior to the payment date, and the effective entry of money to SUPPLIER’s bank account pursuant to the necessary exchange contract for the transference of funds located abroad to Brazil shall serve as receipt and proof of payment of the relevant Price by BUYER to SUPPLIER, from which amount such SUPPLIER shall grant to BUYER full, general and irrevocable release.

9.2.                            The Cubic Meter Price, and the Surpassing Amount, as the case may be, shall be monetarily adjusted every three (3) months in accordance with the positive pro rata accrued fluctuation of the United States Consumer Price Index published by the Bureau of Labor Statistics (BLS) of the United States Department of Labor (“US

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CPI”), since the date of execution hereof until the relevant payment of the quarterly Price.

9.2.1.                  The Parties expressly declare and acknowledge that given the atypical nature of this Agreement, including, but not limited to, the fact that the credits may be used as underlying asset for the Funding Uptake, it is not possible to review the Price mechanism, including, without limitation, the Cubic Meter Price, its indexation, and the form of payment (“Price Mechanism”). As such, upon mutual agreement both the BUYER and the SUPPLIER waive their relevant rights to claim judicial review of the Price and Price Mechanism.

9.3                               Subject to the cure provision of Section 16.3, in case BUYER fails to make any payment due under this Section IX:

(i)                                     BUYER shall immediately suspend any and all BUYER’s Activities within the Real Estate Assets;

(ii)                                  SUPPLIER shall recover the Plots, observed BUYER’s obligation under the provisions of Section 6.1.1 and its Subsection hereto to return the Clean Area Plot;

(iii)                               BUYER shall be automatically subject to the payment of the defaulted amount monetarily adjusted as agreed in Section 9.2 plus a default interest at the rate of 1% (one per cent) per month, calculated pro rata from the due date until the date of effective payment plus a contractual fine of 5% (five per cent) on the overdue amount;

(iv)                              in addition to the enforcement of the measures and penalties provided for in this Section in the items above, and the foreclosure of any collateral, SUPPLIER, at its sole discretion, may terminate the Agreement upon the delivery of a written notice to BUYER.

9.4.                            BUYER shall be liable for any and all taxes related to the performance of the obligations

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assumed in this Agreement, including, but not limited to, the supply of SUPPLIER’s Standing Timber. For clarification purposes, the Price is free of taxes.

9.5.                            BUYER is aware of, and agrees with, that (i) in order to enter into the Transaction, the SUPPLIER has obtained funds by means of money raising financial and capital markets transactions (“Funding Uptake”); (ii) to materialize the Funding Uptake, which was essential for this Transaction, the SUPPLIER may sell or use as security the receivables resulting from this Agreement to, among other persons, funds, financial institutions, and securitizing companies (“Funding Provider”); and therefore, pursuant to section 380 of the Brazilian Civil Code, BUYER must not set off any credits it may have or obtain against the SUPPLIER against any payment obligation assumed by the BUYER towards the SUPPLIER hereunder.

SECTION X.                    PUT OPTION

10.1.                     FIBRIA TRADING hereby grants to SUPPLIER a put option to have FIBRIA TRADING purchase the SUPPLIER’s Standing Timber in each Plot (a “Put Option”), which may be exercised in case the Price or the Price Mechanism is challenged, or BUYER defaults in its payment.

10.1.1.           SUPPLIER may exercise the Put Option set forth in Section 10.1 by means of a written notice to FIBRIA TRADING (“Put Option Exercise Notice”). The remittance date of the Exercise Notice shall be further referred to as the “Put Option Exercise Date”.

10.1.2              Within ten (10) days as from the receipt by FIBRIA TRADING of the Put Option Exercise Notice, FIBRIA TRADING undertakes to acquire such SUPPLIER’s Standing Timber from SUPPLIER for the amount established in Appendix 10.1.2, as adjusted by the rules for evaluation and calculation formula set forth therein (“Put

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Option Price”), by means of the execution of the competent document.

10.1.3.           The Put Option Price shall be paid by FIBRIA TRADING to SUPPLIER according to Section 9.1.4 above.

10.2.                     To guarantee the compliance of any and all the obligations undertaken by BUYER in this Agreement, FIBRIA/FIBRIA MS shall within twenty (20) days as from the execution of this Agreement, grant to SUPPLIER a pledge over [the pledge shall be 18% of FIBRIA’s share (60%) of the standing timber production under the FPA] cubic meters of existing and future Standing Timber of FIBRIA/FIBRIA MS’s participation under the Forestry Partnership Agreement (“Guarantee”), which shall remain in full force until sixty (60) Calendar Days following the final harvest of the Last Rotation of the Plots under this Agreement.

SECTION XI.  OTHER OBLIGATIONS OF THE SUPPLIER

11.1.                     With due regard to the other obligations assumed by the SUPPLIER herein, it shall:

(a)                                 while this Agreement is in force, permit access to the Real Estate Assets where the Plots are located by duly authorized personnel, employees, workers and/or representatives of BUYER or the Service Provider for the purpose of (i) inspecting the Plots, and (ii) carrying out BUYER’s Activities;

(b)                                 cooperate with BUYER so that it can carry out BUYER’s Activities, avoiding to interfere in BUYER’s ability to exercise its rights and obligations under this Agreement.

SECTION XII.  OTHER OBLIGATIONS OF BUYER

12.1                        With due regard to the other obligations assumed by BUYER herein, BUYER shall:

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(a)                                 assume all environmental, employment, tax, social security and accident liabilities and pay all charges in connection with employment and Social Security Laws, personal accidents and accidents in the workplace and medical assistance in relation to the employees, staff, workers and representatives of BUYER and its subcontracted parties (“Representatives of BUYER”) involved in performing the Harvesting and BUYER’s Activities; it is hereby agreed between the Parties that the SUPPLIER shall not be jointly, jointly and severally, or severally or secondarily liable in connection with any employment liability relating to such Representatives of BUYER, and BUYER shall be liable for any employment claims brought by the Representatives of BUYER;

(b)                                 comply with all applicable legal obligations, including, without limitation, environmental, employment, social security and tax obligations, and be liable for the payment of all taxes, duties and assessments related to BUYER’s Activities and to the acquisition resulting from the supply of SUPPLIER’s Standing Timber;

(c)                                  be liable for any damages and/or losses that occur in the Real Estate Assets as a result of BUYER’s Activities in the Plots during the exercise of BUYER’s Activities, including, without limitation, environmental damages, and adopt all measures required in connection with the recovery of the damage and/or loss occurred, such as recovering fences, access ways to the stands and any improvements damaged in accordance with the foregoing; the SUPPLIER is hereby authorized to implement all measures required to recover the damage and/or loss caused to the Real Estate Assets, and BUYER shall promptly reimburse all costs, expenses and penalties incurred by the SUPPLIER as a result of the damage and/or loss caused by BUYER and to effect such recovery;

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(d)                                 hold the SUPPLIER harmless in relation to any liability resulting from any actions brought by third parties and/or governmental authorities as a result of noncompliance with any of BUYER’s obligations, or by third parties retained by it, including, without limitation, environmental, employment, tax, social security and accident actions relating to the subject matter hereof; and

(e)                                  cooperate with the SUPPLIER so that the SUPPLIER can perform the activities described herein.

SECTION XIII. REIMBURSEMENT, INDEMNITY AND PENALTIES

13.1                        In case of default of any of the Parties, the Party in breach (“Defaulting Party”) shall indemnify the other Party (“Non-defaulting Party”) within 15 (fifteen) days as of the date of receipt of written proof of any expense and cost, including, without limitation, court costs, and reasonable fees and expenses incurred with lawyers, accountants and other expert professionals, sustained or incurred by the Non-defaulting Party as a result of the occurrence of any event of default, including, but not limited to, any BUYER’s Event of Default or SUPPLIER’s Event of Default , (“Event of Default”), or of any claim, action or any other proceedings in or out of court commenced against the Non-defaulting Party or affecting it and resulting from noncompliance of the Defaulting Party with any undertaking, statement, or obligation contained in this Agreement or in any other document relating to the transaction hereby contemplated (“Contingency”).

13.2                        With due regard to the foregoing, in case the Non-defaulting Party is required to post security as a result of any legal proceedings relating to a Contingency, the Defaulting Party shall promptly seek to exclude the Non-defaulting Party from the litigation and

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promptly assume the applicable burden, or in case this is not possible, it shall offer to the Non-defaulting Party the security required under such legal proceedings in order to avoid or, if not possible, mitigate the adverse effect caused to the Non-defaulting Party by the Contingency.

13.3                        The Parties shall submit to each other, in a timely manner, a written notice in relation to any claim brought by a third party as a result of this Agreement or the actions or activities hereby contemplated.

SECTION XIV. ASSIGNMENT

14.1                        The assignment or transference, by any of the Parties, of the rights and obligations resulting from this Agreement to any third party, in whole or in part, shall be subject to prior written consent of the other Party, except in the event of sale of any of the Real Estate Assets by SUPPLIER to third parties, in which case the previous consent of BUYER shall not be required, and provided that such third parties undertake to assume and comply with all SUPPLIER’s obligations assumed under this Agreement.

SECTION XV. TERMINATION

15.1                        The SUPPLIER shall be entitled to terminate this Agreement in case of any default in BUYER’s obligations hereunder, including, without limitation, any of the events described below (“BUYER’s Events of Default”):

(a)                                 In case of default on the part of BUYER in relation to any payment in accordance with the terms set forth herein, including, but not limited to, the Price as defined in Section IX above;

(b)                                 In case BUYER breaches any of its obligations under this Agreement or fails to observe or comply with any applicable legislation and do not remedy the breach within the cure period provided in this Agreement or in the term reasonably agreed by the Parties in light of the specific circumstances;

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(c)                                  In case any consent, authorization, license, certificate or approval from, or registration with, any governmental entity in relation to this Agreement is denied, revoked, suspended, cancelled, nullified, terminated, not renewed, or becomes ineffective and ceases to be in full force and effect for a reason beyond BUYER’s control, for a reason beyond BUYER’s control provided that BUYER has not given cause to such fact and that BUYER has taken all necessary measures to avoid and remedy such situation thus affecting the fulfillment of the BUYER’S obligations provided herein;

(d)                                 In case any representation, warranty, or statement made by BUYER with regard to this Agreement or contained in any certificate, report or notice supplied by BUYER in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

(e)                                  In case BUYER assigns, directly or indirectly, the rights and obligations assumed hereunder without previous written authorization of the SUPPLIER;

(f)                                   In case (i) any order, judgment or decision is decreed by any court with jurisdiction therefor appointing an administrator or liquidator (or similar agent) in relation to BUYER or any substantial portion of its assets; or (ii) BUYER admits in writing that it is unable to pay its debts in general as they fall due; or (iii) BUYER enters into general composition with its creditors; or (iv) insolvency, winding-up or bankruptcy of the BUYER;

(g)                                  In case BUYER defaults under the Forestry Partnership Agreement and under any other documents related to this Transaction.

15.2                        BUYER shall be entitled to terminate this Agreement in case of any default in the obligations of the SUPPLIER hereunder, including, without limitation, any of the events described below (“SUPPLIER’s Events of Default”):

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(a)                                 In case SUPPLIER breaches any of its obligations under this Agreement or fails to observe or comply with any applicable legislation and do not remedy the breach within the cure period provided in this Agreement or in the term reasonably agreed by the Parties in light of the specific circumstances;

(b)                                 In case any representation, warranty, or statement made by the SUPPLIER with regard to this Agreement or contained in any certificate, report or notice supplied by the SUPPLIER in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

(c)                                  In case (i) any order, judgment or decision is decreed by any court with jurisdiction therefor appointing an administrator or liquidator (or similar agent) in relation to SUPPLIER or any substantial portion of its assets; or (ii) SUPPLIER admits in writing that it is unable to pay its debts in general as they fall due; or (iii) SUPPLIER enters into general composition with its creditors; or (iv) insolvency, winding-up or bankruptcy of the SUPPLIER.

15.2.1.           The Parties agree that any failure by SUPPLIER to deliver SUPPLIER’s Standing Timber in the terms and conditions of this Agreement as a result of BUYER’s default under the Forestry Partnership Agreement shall not in any circumstance be considered as an Event of Default by the SUPPLIER under this Agreement and shall not imply any liability for the SUPPLIER.

15.3                        If any of the Events of Default occurs, the Non-defaulting Party shall notify the Defaulting Party by out-of-court notification (notificação extrajudicial) (“Notice of Default”) to remedy the default within fifteen (15) days. In case the same Defaulting Party incurs in a second Event of Default within six (6) months counted as of the first Event of Default, the term to cure such default shall be reduced to

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five (5) days counted as of the Notice of Default. If either (i) the Event of Default is not capable of remedy, (ii) where such default is capable of remedy and a Notice of Default has been served and following the end of fifteen (15) days the notified default has not been remedied, or (iii) the Defaulting Party incurred in three (3) Events of Default within six (6) months counted as of the first Event of Default, then in each case the Non-defaulting Party shall be entitled to terminate this Agreement immediately by sending a notice communicating such termination (“Termination Notice”) and this Agreement shall be deemed automatically and in advance overdue, and no additional procedure needs to be observed therefore.

15.4                        Termination hereof as a result of an Event of Default shall cause the Defaulting Party to pay to the Non-defaulting Party, in addition to the indemnification provided in Section XIII above, a fine for the early and motivated termination, which shall be equivalent to 20% (twenty per cent) of the remaining value of this Agreement (the remaining value shall be equal to the estimate of the volume to be delivered by SUPPLIER during the balance of the term of this Agreement multiplied by the Cubic Meters Price paid by BUYER on the date the Event of Default occurred) (“Termination Fine”).

15.5                        Payment of the Termination Fine shall be made by the Defaulting Party to the Non-defaulting Party within up to thirty (30) days as of the date on which the written notice from the Non-defaulting Party was sent, by wire transfer of immediately available funds to the bank account to be indicated in writing for such purpose.

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SECTION XVI. SPECIFIC PERFORMANCE

16.1                        Except in the case of Termination of this Agreement by a Party due to any Event of Default by the other Party or otherwise expressly provided in this Agreement, the Parties declare and acknowledge that the SUPPLIER’s Standing Timber to be supplied to BUYER by the SUPPLIER and to be acquired by BUYER upon the relevant payment of the Price to SUPPLIER during the term of this Agreement shall not be interrupted for any other reason.

16.2                        The Parties declare and acknowledge that the obligations assumed herein will be subject to specific performance enforcement under section 461 of the Code of Civil Procedure, without limitation to any other remedies.

SECTION XVII. REPRESENTATIONS AND WARRANTIES

17.1                        Each Party represents and warrants to the other Party that on the date hereof:

(a)                                 it has the powers and authority to enter into this Agreement and comply with the relevant obligations and said powers and authority are fully valid and effective;

(b)                                 by entering into this Agreement it is not in breach of any agreement entered into with a third party;

(c)                                  it entered into this Agreement after having considerable opportunity to review its terms and conditions, and has full understanding of its terms and conditions;

(d)                                 there is no actual or potential agreement or obligation that may adversely affect its financial ability and its ability to comply with its obligations herein assumed; and

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(e)                                  its obligations hereunder are legal, valid and binding obligations enforceable in accordance with their terms.

SECTION XVIII.                                              MISCELLANEOUS

18.1                        Additional Obligations. The Parties shall enter into any other documents or agreements and subject to the terms and conditions provided herein practice all acts reasonably necessary to implement the provisions hereof, including preparing documents and declarations and delivering legal documents required in connection with obtaining the applicable governmental licenses and authorizations.

18.2                        Notices. All notices, consents, requests and other communications contemplated by this Agreement (“Notice”) shall be made in writing and delivered by hand, postal or courier service, acknowledged receipt required or facsimile to the addresses below:

If to the SUPPLIER:

If to BUYER:

18.3                        Severability. In case any of the provisions hereof is declared illegal, invalid or unenforceable, the remaining provisions shall not be affected and shall remain in full force and effect. Upon occurrence of the event herein provided, the Parties hereby agree to seek a provision that replaces it and satisfies the objectives of the provision deemed illegal, invalid or unenforceable.

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18.4                        Amendments. This Agreement may only be amended by an amendment in writing signed by the legal representatives of the Parties.

18.5                        Succession. This Agreement is binding upon the Parties and their relevant successors.

18.6                        No Partnership. This Agreement does not create any type of operating agreement, joint venture, or partnership between BUYER and the SUPPLIER and (i) the Parties are entities totally independent from each other; (ii) no provision hereof shall be construed so as to create any corporate, employment, or tax connection between the Parties; (iii) there is not and there shall not be any joint and several rights or liabilities whatsoever between the Parties.

18.7                        No Powers Granted. The Parties declare and acknowledge that no powers are hereby granted by BUYER to the SUPPLIER for assumption of any obligations on behalf of BUYER, and neither are powers granted by the SUPPLIER to BUYER for assumption of obligations on behalf of the SUPPLIER.

18.8                        Tolerance and Waiver. The tolerance in relation to noncompliance even if on a reiterated basis by any of the Parties with the provisions hereof shall not be construed by the other Party as waiver or novation.

18.9                        Irrevocability and Indefeasibility. Once executed by the Parties, this Agreement shall be the irrevocable, indefeasible, unconditional and final obligation between the Parties, superseding all prior understandings, commitments, faxes, letters, or correspondence relating to the subject matter hereof.

18.10                 The Parties acknowledge for all legal purposes and effects that alternatively or in addition to specific performance, a Party that understands that it is suffering detriment may apply for indemnification of losses and damages.

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18.11                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the federative Republic of Brazil.

18.12.              Arbitration. The Parties shall attempt, in good faith, to settle any ties and disputes arising out from this Agreement and to construe and apply the remaining provisions of this Agreement in an amicable manner, provided that any Party that believes any of its rights has been compromised shall give the other Party notice to that effect. Should the Parties fail to settle the dispute amicably within 30 (thirty) days counted as of the notice referred to in Section 19.12, such dispute shall be finally settled by means of a binding arbitration procedure.

18.12.1.    The Arbitration shall be governed by the rules of the Chamber of Commerce Brazil - Canada - “CCBC” (“Rules of CCBC”), which shall be liable for the conduction of the arbitral proceedings. Should the Rules not address any procedural aspect, the Parties hereby agree to apply the Brazilian procedural laws provided in Law no. 9307/96 and in the Brazilian Code of Civil Procedure on a supplementary basis and in such order.

18.12.2.    Arbitration shall be held in the city of São Paulo, State of São Paulo, Brazil, and the official language of the arbitration shall be English.

18.12.3.    The arbitral tribunal shall be composed of 3 (three) arbitrators. Each Party shall appoint 1 (one) arbitrator and the arbitrators so appointed shall appoint a 3rd (third) one by mutual agreement. Should a Party fail to appoint an arbitrator within 14 (fourteen) days counted as of receipt of notice for commencement of arbitration or, should the 2 (two) arbitrators fail to reach an agreement as to appointment of an arbitrator within fourteen (14) days following their appointment, such missing arbitrator(s) shall be appointed in accordance with the Rules of CCBC, by CCBC.

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18.12.4.    The Parties hereby acknowledge and agree that selection of arbitration as means of dispute resolution hereunder is voluntary and that the arbitral award entered thereunder shall be a clear and legal title, the final and definitive decision, binding on the Parties, which hereby waive submission to any other venue or jurisdiction, however privileged it may be.

18.12.5.    Should a Party be called to settle a dispute under arbitration and opposes arbitration or refuses to sign the relevant arbitral commitment, arbitration shall proceed in accordance with the provisions of the Rules of CCBC, provided that the arbitral tribunal in charge shall determine the contents of the arbitral commitment, for the regular processing of the arbitration procedure.

18.12.6.    Arbitrators shall settle any dispute hereunder in accordance with the Brazilian law that shall be kept confidential. Any arbitral award shall be final and may be enforced in any court having appropriate jurisdiction.

18.12.7.    Liability for payment of the arbitration costs, including the arbitrators’ fees shall be determined in accordance with the Rules of CCBC. Should the Rules of CCBC be silent on the aforesaid issue, the arbitral award shall hold that the defeated Party shall bear the costs of arbitration or of any court proceeding pertaining to or resulting from arbitration, including attorneys’, experts’ and arbitrators’ fees. In case of an arbitral award partly favorable to both Parties, the arbitral tribunal shall specify the form of payment of each Party’s share of such costs.

18.12.8.    Without prejudice or limitation to any provision contained in the Rules of CCBC, the Parties may resort to the judiciary solely in the events set forth below, and no such conduct shall be deemed the Parties’ waiver to their

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choice of arbitration as the sole means to settle disputes: (i) to assure commencement of arbitration; (ii) to obtain injunctions and other protective remedies prior to organization of an arbitral tribunal; and (iii) to enforce any ruling entered by an arbitral tribunal, including but not limited to the arbitral award. To that effect, the Parties hereby elect the courts of the city of São Paulo, State of São Paulo, Brazil as the appropriate venue to entertain and rule on such issues.

18.13.              Confidentiality. Due to the access that each Party has had or shall have to the other Party’s Confidential Information, the Parties hereby mutually undertake, as follows: (i) to refrain from allowing access to the other Parties Confidential Information to third parties other than their Affiliates, only to the extent required for the performance of the transactions established herein; (ii) to refrain from using any Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep in confidence the Confidential Information received from the other Parties. For the purposes of this Agreement, “Confidential Information” shall mean any and all information, whether verbal or written, and documentation related to this Agreement or to the transactions contemplated in this Agreement, including the information provided before this Agreement was signed, and any other information and/or documentation disclosed to a Party as confidential during the dealings and negotiations hereunder.

18.13.1.    The limitations provided for in this Agreement pertaining to the disclosure of confidential information shall not apply to Confidential Information (i) which was of public domain at the date hereof; or (ii) which was known to the receiving Party at the time of the disclosure and had not been obtained, either directly or indirectly, from the disclosing Party, its Affiliates and investors in its Affiliates or third parties bound to confidentiality obligations; or (iii) which is proven to be of public domain after the date hereof as a result

35

of action or omission of the disclosing Party or any of its Affiliates; or (iv) which becomes of public domain after the disclosure to the receiving Party without any participation of the receiving Party in such disclosure; or (v) upon the advice of legal counsel which is required to be disclosed by virtue of law or to comply with a court or government order, or (vi) which has been developed or acquired independently by the receiving Party without reference to or use of Confidential Information of the disclosing Party; or (vii) in the event that the receiving Party or any of its Affiliates or representatives are requested or required by Law, legal process or any regulatory or governmental or quasi-governmental administrative authority to disclose any of the Confidential Information, the receiving Party or any of its Affiliates or representatives may do so and not be in contravention of this Agreement, provided that it provides the disclosing Party with prompt (to the extent legal and practicable) written notice so that the disclosing Party may seek, at its own cost, a protective order or other appropriate remedy, or (viii) is required to be disclosed in any registration statement or other filing with securities authorities in any jurisdiction applicable to either of the Parties or their respective Affiliates or in reports to any of such entities’ partners, shareholders or investors, pursuant to the constitutional or governance arrangements applicable thereto. If the receiving Party believes in good faith that it is compelled to disclose Confidential Information, the receiving Party may disclose that portion of the Confidential Information that it reasonably believes that is compelled to disclose and will exercise commercially reasonable efforts, to the extent practicable, to request that confidential treatment be accorded to that portion of the Confidential Information that is being disclosed. Nothing in this Agreement shall prohibit BUYER from using and disclosing any information in respect of SUPPLIER or the Real Estate Assets following the date of execution hereof.

36

18.14.              Language. This Agreement shall be executed in both English and Portuguese. In case of conflict, the English language shall prevail.

And because the Parties are in agreement, they execute this Agreement in three (3) counterparts with the same contents and form with the 2 (two) witnesses named below, for this Agreement to produce all its legal effects.

São Paulo,

Witnesses:

1.
Name:
I.D.:

2.
Name:
I.D.:

37

Appendix A — Real Estate Assets

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
A093	ARACRUZ	ES	425.28	284.21	48.62	69.64	22.81
A094	ARACRUZ	ES	286.24	211.79	17.54	42.48	14.43
A095	ARACRUZ	ES	449.19	292.23	20.34	120.53	16.09
A114	ARACRUZ	ES	141.10	100.17	16.84	17.24	6.85
A124	ARACRUZ	ES	302.42	220.79	20.61	44.55	16.47
A125	ARACRUZ	ES	218.48	167.60	11.46	27.21	12.22
A127	ARACRUZ	ES	318.49	251.69	11.87	37.10	17.83
A133	ARACRUZ	ES	147.30	115.69	13.53	9.30	8.78
A261	ARACRUZ	ES	14.23	9.44	2.10	1.96	0.73
A262	ARACRUZ	ES	162.70	96.19	27.63	29.71	9.17
A263	ARACRUZ	ES	198.00	127.71	20.17	36.66	13.46
A264	ARACRUZ	ES	69.63	41.29	6.40	17.67	4.27
A265	ARACRUZ	ES	27.12	16.83	2.35	6.09	1.85
A266	ARACRUZ	ES	21.90	13.58	2.45	4.37	1.49
A267	ARACRUZ	ES	45.18	31.19	2.99	8.58	2.42
A268	ARACRUZ	ES	124.43	79.27	19.08	19.29	6.79
A269	ARACRUZ	ES	106.28	72.27	10.62	15.17	8.22
A270	ARACRUZ	ES	190.26	128.63	24.66	27.13	9.84
A280	ARACRUZ	ES	337.50	275.85	11.72	33.05	16.88
A283	ARACRUZ	ES	66.19	45.42	7.93	7.46	5.38
A286	ARACRUZ	ES	96.60	58.89	12.18	19.81	5.72
A288	ARACRUZ	ES	54.41	42.93	5.72	3.13	2.63
A293	ARACRUZ	ES	162.57	120.33	10.71	20.88	10.65
A308	ARACRUZ	ES	384.32	155.90	98.12	106.33	23.97
A318	ARACRUZ	ES	191.64	102.21	46.40	28.09	14.94

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
A600	LINHARES	ES	421.78	313.06	66.75	17.15	24.83
A627	IBATIBA	ES	20.41	7.45	4.28	1.83	6.85
F154	IGARATÁ	SP	266.54	135.31	44.00	70.53	16.70
F167	CRUZEIRO	SP	55.50	22.99	15.02	12.23	5.26
F431	ITAPEVA	SP	2,821.93	2,219.00	303.85	147.61	151.48
F434	ITAPEVA	SP	195.95	176.20	7.04	5.17	7.54
F435	ITAÍ	SP	1,033.41	818.16	134.26	49.21	31.78
F438	TAQUARIVAÍ	SP	851.68	569.61	145.26	73.62	63.18
F461	AVAÍ	SP	1,126.01	776.55	265.69	12.36	71.41
F464	AREALVA	SP	126.69	102.58	11.71	4.10	8.30
F465	AREALVA	SP	128.66	124.20	—	—	4.46
F466	PEDERNEIRAS	SP	471.88	419.57	36.79	15.24	0.28
F467	AGUDOS	SP	634.98	428.88	166.52	18.19	21.39
F531	CAMPINA DO MONTE ALEGRE	SP	1,210.31	999.00	120.75	34.13	56.43
F533	ITAPETININGA	SP	2,896.77	1,243.07	1,075.29	466.81	111.59
F536	CAMPINA DO MONTE ALEGRE	SP	917.08	571.13	227.38	89.95	28.61
F537	ITAPETININGA	SP	1,089.93	630.06	310.22	106.20	43.45
F538	ITAPETININGA	SP	830.64	306.67	401.71	107.12	15.13
F539	ITAPETININGA	SP	1,172.78	602.02	413.55	104.02	53.19
F540	ITAPETININGA	SP	2,606.47	1,324.01	940.97	335.45	6.04
F543	ITAPETININGA	SP	1,033.98	526.95	377.31	123.14	6.59
F545	ANGATUBA	SP	87.32	67.36	5.37	10.21	4.37
F547	ITAPETININGA	SP	411.02	198.09	70.34	119.56	23.03
F549	ITAPETININGA	SP	1,456.09	986.33	264.78	126.92	78.06
F638	JAMBEIRO	SP	626.03	364.14	112.46	95.53	53.89
F639	JAMBEIRO	SP	419.95	246.07	63.59	79.59	30.70
F640	JAMBEIRO	SP	416.61	254.23	75.19	47.64	39.54
F677	CAPÃO BONITO	SP	77.05	59.39	4.21	9.84	3.61

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
F678	CAPÃO BONITO	SP	241.36	173.38	34.82	18.18	14.98
F679	CAPÃO BONITO	SP	442.85	327.63	32.75	31.70	50.77
F680	CAPÃO BONITO	SP	250.71	169.60	28.29	20.81	32.02
F681	BURI	SP	871.11	600.36	147.57	88.47	34.71
F743	CAÇAPAVA	SP	130.34	99.31	12.23	13.02	5.78
F891	TREMEMBÉ	SP	332.50	187.21	52.59	67.22	25.48
F892	TREMEMBÉ	SP	233.52	146.08	20.67	50.32	16.45
F895	CRUZEIRO	SP	79.36	45.57	17.80	9.52	6.48
F931	JAMBEIRO	SP	84.94	20.45	32.70	15.03	16.75
F954	TREMEMBÉ	SP	228.03	83.38	85.27	52.09	7.28
H007	TRÊS LAGOAS	MS	19,510.23	14,246.68	4,005.62	700.24	557.69
H008	TRÊS LAGOAS	MS	1,862.47	1,073.93	499.64	81.69	207.21
H013	BRASILÂNDIA	MS	12,124.65	7,721.64	2,470.14	1,594.50	338.37
H053	TRÊS LAGOAS	MS	4,905.80	3,192.72	1,077.85	402.56	232.67
H101	BRASILÂNDIA	MS	17,859.98	10,629.86	5,230.15	1,156.64	843.33
H105	TRÊS LAGOAS	MS	1,147.81	793.82	252.90	42.67	58.42
M012	NOVA VIÇOSA	BA	426.04	259.14	89.50	47.31	30.09
M014	NOVA VIÇOSA	BA	223.73	172.17	13.78	20.72	17.06
M015	NOVA VIÇOSA	BA	404.70	285.76	36.85	32.04	50.04
M017	NOVA VIÇOSA	BA	398.28	208.72	141.30	28.16	20.10
M018	NOVA VIÇOSA	BA	407.59	220.75	140.22	25.62	21.00
M019	NOVA VIÇOSA	BA	535.02	336.74	128.33	40.04	29.91
M023	NOVA VIÇOSA	BA	693.99	358.20	245.87	53.51	36.42
M024	NOVA VIÇOSA	BA	474.42	145.68	296.08	16.37	16.29
M025	NOVA VIÇOSA	BA	474.43	331.18	64.35	55.11	23.79
M026	NOVA VIÇOSA	BA	420.84	247.37	91.10	49.28	33.09
M027	NOVA VIÇOSA	BA	760.04	507.34	149.80	57.00	45.90
M028	NOVA VIÇOSA	BA	684.73	402.72	137.31	82.15	62.55

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M029	NOVA VIÇOSA	BA	484.31	304.45	75.98	53.10	50.78
M031	NOVA VIÇOSA	BA	300.99	207.40	51.83	27.98	13.78
M032	NOVA VIÇOSA	BA	207.43	149.43	30.16	14.28	13.56
M033	NOVA VIÇOSA	BA	217.77	133.94	37.38	37.24	9.21
M034	NOVA VIÇOSA	BA	268.95	153.50	67.12	33.75	14.57
M035	NOVA VIÇOSA	BA	395.95	221.09	121.57	37.01	16.28
M036	NOVA VIÇOSA	BA	454.39	222.88	172.13	39.60	19.78
M037	NOVA VIÇOSA	BA	551.38	257.26	225.12	38.84	30.16
M038	NOVA VIÇOSA	BA	558.00	167.36	318.49	50.16	21.99
M041	NOVA VIÇOSA	BA	328.62	198.64	69.29	41.24	19.45
M042	NOVA VIÇOSA	BA	581.44	338.65	153.49	53.53	35.77
M043	NOVA VIÇOSA	BA	624.61	363.96	144.08	68.37	48.21
M044	NOVA VIÇOSA	BA	557.31	309.70	164.88	52.07	30.66
M046	NOVA VIÇOSA	BA	370.84	172.48	141.52	32.20	24.64
M047	NOVA VIÇOSA	BA	317.76	205.59	25.90	58.65	27.62
M048	NOVA VIÇOSA	BA	342.53	240.88	24.75	53.43	23.46
M099	NOVA VIÇOSA	BA	163.52	109.46	26.01	17.11	10.93
M116	NOVA VIÇOSA	BA	148.60	99.33	16.84	18.57	13.86
M117	NOVA VIÇOSA	BA	471.59	218.64	105.83	89.74	57.37
M118	CARAVELAS	BA	83.54	35.47	31.32	10.82	5.93
M119	NOVA VIÇOSA	BA	131.22	53.07	37.47	33.57	7.11
M123	NOVA VIÇOSA	BA	152.51	78.77	20.39	15.08	38.27
M125	NOVA VIÇOSA	BA	449.68	199.34	117.54	105.55	27.25
M130	NOVA VIÇOSA	BA	363.33	251.64	44.56	38.68	28.44
M131	NOVA VIÇOSA	BA	589.35	319.00	120.47	96.35	53.53
M132	NOVA VIÇOSA	BA	576.21	276.14	120.44	155.97	23.66
M133	NOVA VIÇOSA	BA	369.08	227.12	64.41	59.18	18.37
M134	NOVA VIÇOSA	BA	425.64	293.96	78.37	32.77	20.54

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M153	MUCURI	BA	381.11	196.97	105.85	47.66	30.63
M154	MUCURI	BA	601.29	482.57	29.91	51.54	37.27
M155	MUCURI	BA	373.05	282.09	27.84	33.22	29.90
M156	MUCURI	BA	241.19	168.33	29.19	26.83	16.84
M157	NOVA VIÇOSA	BA	577.02	309.81	157.21	68.91	41.08
M158	NOVA VIÇOSA	BA	184.73	99.86	46.46	24.30	14.11
M161	NOVA VIÇOSA	BA	562.53	297.82	134.46	105.80	24.45
M194	NOVA VIÇOSA	BA	103.70	75.30	5.81	13.82	8.77
M196	NOVA VIÇOSA	BA	43.13	27.89	2.44	8.86	3.94
M197	IBIRAPUÃ	BA	154.64	87.24	36.11	21.97	9.32
M209	NOVA VIÇOSA	BA	379.99	201.94	125.21	31.33	21.51
M217	NOVA VIÇOSA	BA	41.05	13.41	17.70	7.26	2.68
M218	NOVA VIÇOSA	BA	24.78	15.39	6.53	2.06	0.81
M220	NOVA VIÇOSA	BA	420.73	302.84	36.22	47.51	34.17
M221	NOVA VIÇOSA	BA	331.75	206.78	56.48	47.44	21.05
M224	NOVA VIÇOSA	BA	53.17	22.01	15.19	11.33	4.65
M225	NOVA VIÇOSA	BA	77.78	47.16	14.97	11.97	3.68
M360	NOVA VIÇOSA	BA	259.46	164.60	69.65	16.37	8.85
M361	NOVA VIÇOSA	BA	441.95	246.79	119.56	50.33	25.27
M362	NOVA VIÇOSA	BA	194.56	98.70	81.96	8.33	5.57
M363	NOVA VIÇOSA	BA	194.41	124.07	46.93	15.76	7.65
M364	NOVA VIÇOSA	BA	207.31	148.14	21.75	23.07	14.36
M365	NOVA VIÇOSA	BA	454.38	300.17	67.95	59.72	26.54
M376	NOVA VIÇOSA	BA	103.35	83.90	11.66	3.00	4.80
M401	MUCURI	BA	356.44	274.77	21.35	38.91	21.41
M402	MUCURI	BA	218.04	160.79	22.82	22.03	12.39
M403	MUCURI	BA	19.05	12.83	0.66	4.21	1.34
M405	MUCURI	BA	355.58	231.56	48.85	54.31	20.86

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
M406	MUCURI	BA	466.37	335.51	36.58	73.92	20.36
M409	MUCURI	BA	319.16	258.80	5.03	36.78	18.55
M410	MUCURI	BA	583.30	459.88	14.05	79.63	29.74
M411	MUCURI	BA	378.31	271.35	30.36	53.38	23.22
M412	MUCURI	BA	289.48	202.93	18.97	48.82	18.75
M413	MUCURI	BA	378.58	294.13	16.84	41.51	26.10
M414	MUCURI	BA	328.60	231.11	31.16	40.51	25.83
M419	MUCURI	BA	303.22	213.14	21.24	52.71	16.12
M420	MUCURI	BA	445.94	331.24	20.75	67.56	26.39
M421	MUCURI	BA	561.79	404.19	43.83	76.37	37.40
M423	MUCURI	BA	345.42	259.23	26.42	38.93	20.83
M424	MUCURI	BA	161.95	111.03	15.10	23.26	12.56
M425	MUCURI	BA	31.54	19.81	5.61	1.95	4.17
M426	MUCURI	BA	8.56	6.43	0.42	0.63	1.08
M427	MUCURI	BA	466.16	257.70	141.12	36.06	31.27
M614	MUCURI	BA	211.54	132.84	40.17	20.97	17.57
M668	NOVA VIÇOSA	BA	88.12	52.86	21.41	8.00	5.85
M669	CARAVEUVS	BA	243.29	131.48	62.29	38.77	10.75
M676	MUCURI	BA	477.55	304.21	117.41	31.55	24.38
M697	NOVA VIÇOSA	BA	224.04	130.10	55.87	18.54	19.53
M723	NOVA VIÇOSA	BA	248.92	151.54	33.95	42.02	21.42
S001	CONCEIÇÃO DA BARRA	ES	247.58	188.94	0.51	25.57	32.56
S005	CONCEIÇÃO DA BARRA	ES	253.13	179.63	4.90	20.05	48.55
S007	CONCEIÇÃO DA BARRA	ES	331.13	269.53	12.03	26.98	22.59
S008	CONCEIÇÃO DA BARRA	ES	260.95	215.09	9.22	18.09	18.54
S009	CONCEIÇÃO DA BARRA	ES	227.72	82.33	88.00	23.17	34.22
S010	CONCEIÇÃO DA BARRA	ES	208.70	164.54	20.75	10.02	13.39
S011	CONCEIÇÃO DA BARRA	ES	183.37	149.58	3.10	17.92	12.77

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S012	CONCEIÇÃO DA BARRA	ES	266.55	103.99	138.41	13.29	10.86
S013	CONCEIÇÃO DA BARRA	ES	207.21	110.84	67.48	19.59	9.30
S014	CONCEIÇÃO DA BARRA	ES	440.51	276.90	86.84	50.25	26.52
S015	CONCEIÇÃO DA BARRA	ES	251.84	195.36	13.73	27.34	15.42
S016	CONCEIÇÃO DA BARRA	ES	394.52	306.50	29.66	40.71	17.66
S017	CONCEIÇÃO DA BARRA	ES	288.16	232.45	2.99	34.47	18.25
S018	CONCEIÇÃO DA BARRA	ES	348.87	284.43	14.08	35.77	14.58
S020	CONCEIÇÃO DA BARRA	ES	241.66	180.07	17.11	31.03	13.45
S048	CONCEIÇÃO DA BARRA	ES	270.23	208.83	22.07	24.85	14.48
S049	CONCEIÇÃO DA BARRA	ES	113.20	85.02	7.19	12.40	8.59
S050	CONCEIÇÃO DA BARRA	ES	242.29	177.24	26.42	22.82	15.81
S051	SÃO MATEUS	ES	257.39	189.98	28.20	17.98	21.23
S052	SÃO MATEUS	ES	253.93	205.45	11.01	27.42	10.05
S053	SÃO MATEUS	ES	274.97	175.05	44.83	21.87	33.22
S055	SÃO MATEUS	ES	263.86	185.52	23.55	24.50	30.29
S056	SÃO MATEUS	ES	303.76	219.91	36.65	33.49	13.70
S057	SÃO MATEUS	ES	218.11	130.03	62.77	13.11	12.21
S058	SÃO MATEUS	ES	345.07	184.63	99.15	43.36	17.94
S059	SÃO MATEUS	ES	162.73	120.46	12.35	21.30	8.63
S074	SÃO MATEUS	ES	184.47	139.10	5.40	35.06	4.91
S077	SÃO MATEUS	ES	375.69	312.44	15.85	32.88	14.52
S078	SÃO MATEUS	ES	283.03	235.09	9.47	21.77	16.71
S079	SÃO MATEUS	ES	166.62	129.59	8.21	19.59	9.23
S080	SÃO MATEUS	ES	363.38	288.14	20.41	30.35	24.49
S081	SÃO MATEUS	ES	318.46	238.05	15.82	39.72	24.87
S082	SÃO MATEUS	ES	316.05	229.07	25.20	33.25	28.53
S083	SÃO MATEUS	ES	189.18	139.28	9.25	17.76	22.89
S084	SÃO MATEUS	ES	342.15	265.92	17.10	39.24	19.88

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S085	SÃO MATEUS	ES	159.59	125.22	4.70	15.40	14.27
S086	SÃO MATEUS	ES	311.74	267.40	2.22	19.47	22.65
S087	SÃO MATEUS	ES	431.89	374.57	2.82	27.23	27.27
S088	SÃO MATEUS	ES	197.12	154.89	4.35	28.16	9.72
S089	SÃO MATEUS	ES	175.58	141.36	3.64	18.96	11.62
S090	SÃO MATEUS	ES	147.66	124.94	2.62	10.07	10.02
S091	SÃO MATEUS	ES	195.08	101.70	40.76	13.30	39.32
S092	SÃO MATEUS	ES	407.26	289.77	53.34	27.09	37.06
S096	SÃO MATEUS	ES	483.13	355.50	68.40	31.65	27.59
S102	CONCEIÇÃO DA BARRA	ES	318.67	259.46	10.38	29.67	19.15
S103	CONCEIÇÃO DA BARRA	ES	411.63	333.89	18.73	33.09	25.91
S104	CONCEIÇÃO DA BARRA	ES	330.67	258.03	32.38	20.30	19.95
S105	CONCEIÇÃO DA BARRA	ES	414.07	317.56	17.51	50.98	28.02
S106	CONCEIÇÃO DA BARRA	ES	262.24	193.95	6.37	24.85	37.08
S107	CONCEIÇÃO DA BARRA	ES	524.87	422.83	6.55	62.95	32.54
S109	CONCEIÇÃO DA BARRA	ES	292.82	215.71	31.99	25.26	19.85
S110	CONCEIÇÃO DA BARRA	ES	318.91	218.99	44.91	39.26	15.75
S111	CONCEIÇÃO DA BARRA	ES	166.39	119.50	34.21	4.14	8.54
S112	CONCEIÇÃO DA BARRA	ES	427.34	344.32	15.68	44.15	23.18
S113	CONCEIÇÃO DA BARRA	ES	279.54	224.29	17.17	22.28	15.81
S114	CONCEIÇÃO DA BARRA	ES	262.37	205.24	16.05	28.68	12.39
S143	CONCEIÇÃO DA BARRA	ES	334.78	283.19	9.74	21.50	20.35
S144	CONCEIÇÃO DA BARRA	ES	110.44	89.36	4.92	9.52	6.63
S145	CONCEIÇÃO DA BARRA	ES	175.00	152.90	1.67	9.44	10.99
S147	CONCEIÇÃO DA BARRA	ES	119.07	101.06	0.88	7.15	9.98
S148	SÃO MATEUS	ES	369.99	233.69	73.06	46.01	17.23
S158	SÃO MATEUS	ES	304.17	203.82	52.85	22.20	25.30
S159	SÃO MATEUS	ES	486.89	370.83	15.26	67.80	33.00

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S160	SÃO MATEUS	ES	354.04	263.51	17.12	51.43	21.98
S161	CONCEIÇÃO DA BARRA	ES	434.48	167.83	157.42	37.93	71.30
S162	CONCEIÇÃO DA BARRA	ES	406.74	290.48	49.44	39.38	27.43
S165	CONCEIÇÃO DA BARRA	ES	358.69	257.28	35.16	27.71	38.54
S167	CONCEIÇÃO DA BARRA	ES	216.38	126.24	63.42	16.77	9.95
S168	CONCEIÇÃO DA BARRA	ES	447.93	277.51	103.73	46.33	20.36
S169	PINHEIROS	ES	456.46	269.12	64.01	58.28	65.05
S227	SÃO MATEUS	ES	80.01	69.54	0.28	6.32	3.87
S230	CONCEIÇÃO DA BARRA	ES	89.98	44.43	12.53	7.44	25.59
S317	SÃO MATEUS	ES	308.93	238.62	34.55	16.01	19.76
S318	SÃO MATEUS	ES	179.14	125.94	26.09	14.25	12.86
S319	SÃO MATEUS	ES	91.78	68.62	5.76	9.76	7.64
S321	CONCEIÇÃO DA BARRA	ES	142.53	119.79	3.55	6.90	12.29
S323	SÃO MATEUS	ES	218.42	167.89	7.24	14.74	28.55
S326	SÃO MATEUS	ES	98.20	75.49	4.85	11.12	6.73
S327	SÃO MATEUS	ES	238.33	180.89	17.49	24.84	15.10
S328	SÃO MATEUS	ES	202.77	164.72	4.57	20.92	12.56
S329	SÃO MATEUS	ES	197.63	165.47	8.56	11.67	11.93
S333	PINHEIROS	ES	382.75	292.55	30.10	38.64	21.46
S337	SÃO MATEUS	ES	371.51	276.61	27.91	17.62	49.37
S338	SÃO MATEUS	ES	285.73	197.71	46.54	15.43	26.06
S339	SÃO MATEUS	ES	268.91	208.14	15.78	8.90	36.10
S340	CONCEIÇÃO DA BARRA	ES	124.14	91.64	8.74	10.31	13.45
S341	SÃO MATEUS	ES	215.63	174.50	4.85	24.63	11.65
S342	CONCEIÇÃO DA BARRA	ES	115.45	80.96	9.88	11.75	12.86
S361	CONCEIÇÃO DA BARRA	ES	296.80	200.54	39.76	38.01	18.49
S362	SÃO MATEUS	ES	308.49	222.94	45.40	25.27	14.89
S363	SÃO MATEUS	ES	375.31	203.16	108.79	34.16	29.20

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S364	SÃO MATEUS	ES	211.95	169.13	2.34	25.55	14.94
S365	SÃO MATEUS	ES	562.65	251.36	201.96	79.25	30.09
S607	RIO BANANAL	ES	165.72	92.39	51.06	10.49	11.78
S608	VILA VALÉRIO	ES	869.37	561.55	113.35	107.58	86.90
S609	VILA VALÉRIO	ES	386.41	190.81	116.65	47.91	31.04
S610	VILA VALÉRIO	ES	106.40	76.10	10.71	8.00	11.59
S611	JAGUARÉ	ES	368.77	233.95	55.46	53.46	25.90
S613	VILA VALÉRIO	ES	391.40	247.35	88.01	39.12	16.92
S615	VILA VALÉRIO	ES	77.52	54.36	5.17	7.33	10.66
S616	VILA VALÉRIO	ES	175.60	103.59	36.76	24.46	10.79
S617	VILA VALÉRIO	ES	134.83	79.30	37.96	2.92	14.65
S622	MONTANHA	ES	1,294.61	1,018.48	71.90	126.33	77.89
S623	MUCURICI	ES	1,137.38	608.76	266.88	158.03	103.71
S625	MONTANHA	ES	1,258.60	648.58	311.57	245.07	53.37
S635	VILA VALÉRIO	ES	140.29	86.07	33.02	4.86	16.34
S700	LINHARES	ES	365.14	201.66	83.64	55.90	23.93
S701	LINHARES	ES	1,088.23	597.30	330.56	111.59	48.79
S702	LINHARES	ES	110.43	46.75	42.17	15.96	5.55
S703	LINHARES	ES	96.65	62.31	16.87	10.18	7.29
S705	SOORETAMA	ES	202.10	128.96	37.61	25.95	9.58
S706	SOORETAMA	ES	495.63	382.57	49.87	34.12	29.07
S707	SOORETAMA	ES	90.26	64.17	10.88	10.03	5.18
S709	SOORETAMA	ES	1,335.73	992.29	167.20	114.93	61.31
S710	JAGUARÉ	ES	109.59	75.63	8.71	16.68	8.57
S712	JAGUARÉ	ES	562.56	361.97	61.88	83.11	55.61
S716	JAGUARÉ	ES	129.44	91.62	16.72	11.18	9.92
S717	JAGUARÉ	ES	560.47	396.44	56.66	74.08	33.29
S718	JAGUARÉ	ES	588.30	439.00	73.77	56.23	19.30

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
S719	SÃO MATEUS	ES	3,117.43	1,922.60	629.03	408.24	157.56
S720	SÃO MATEUS	ES	116.61	71.79	27.63	11.38	5.81
S721	SÃO MATEUS	ES	204.16	142.59	24.01	29.38	8.18
S722	SÃO MATEUS	ES	50.67	33.21	3.10	8.07	6.28
S723	SÃO MATEUS	ES	145.58	92.82	31.31	14.41	7.04
S726	SÃO MATEUS	ES	1,089.86	620.32	313.37	122.93	33.23
S727	SÃO MATEUS	ES	924.79	617.23	169.82	99.56	38.18
S730	SÃO MATEUS	ES	48.89	36.32	5.42	4.78	2.37
S731	SÃO MATEUS	ES	452.41	285.45	88.23	55.74	22.99
S733	SÃO MATEUS	ES	240.28	169.88	34.07	26.03	10.30
S734	SÃO MATEUS	ES	241.02	131.05	72.58	24.92	12.48
S736	JAGUARÉ	ES	932.35	507.60	225.95	126.22	72.57
S737	SÃO MATEUS	ES	1,068.69	619.30	261.13	116.10	72.16
S738	SÃO MATEUS	ES	174.01	121.12	16.53	26.66	9.69
S750	SÃO MATEUS	ES	190.97	126.13	24.72	25.57	14.55
T007	CARAVELAS	BA	200.19	63.58	85.43	16.28	34.90
T049	CARAVELAS	BA	417.75	300.51	42.54	48.91	25.79
T053	CARAVELAS	BA	531.54	405.96	43.57	44.45	37.56
T055	CARAVELAS	BA	685.04	481.38	91.37	67.34	44.94
T057	CARAVELAS	BA	526.61	270.29	135.82	88.04	32.46
T058	CARAVELAS	BA	285.77	200.98	30.09	30.09	24.61
T059	CARAVELAS	BA	291.61	201.95	38.70	23.09	27.87
T060	CARAVELAS	BA	243.03	120.70	93.82	13.04	15.47
T061	CARAVELAS	BA	242.41	169.46	31.65	25.98	15.32
T062	CARAVELAS	BA	384.41	219.78	104.64	46.52	13.48
T063	CARAVELAS	BA	314.42	184.13	79.09	32.05	19.14
T064	CARAVELAS	BA	376.52	235.18	80.28	39.09	21.96
T065	CARAVELAS	BA	442.78	307.18	51.94	43.82	39.85

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T066	CARAVELAS	BA	311.92	226.17	35.40	28.12	22.23
T068	ALCOBAÇA	BA	243.05	146.18	76.22	10.10	10.55
T069	ALCOBAÇA	BA	585.09	259.29	267.79	30.72	27.29
T070	ALCOBAÇA	BA	559.42	300.95	207.95	27.19	23.33
T071	ALCOBAÇA	BA	544.03	317.94	143.67	43.25	39.16
T073	ALCOBAÇA	BA	376.46	190.87	145.44	20.40	19.75
T074	ALCOBAÇA	BA	460.74	321.09	70.02	51.25	18.38
T075	ALCOBAÇA	BA	451.99	211.25	186.70	22.16	31.88
T076	ALCOBAÇA	BA	400.54	245.99	113.09	28.24	13.21
T078	ALCOBAÇA	BA	496.96	280.11	170.03	15.03	31.79
T080	ALCOBAÇA	BA	150.99	121.14	9.69	10.63	9.53
T081	ALCOBAÇA	BA	413.59	219.04	140.90	30.89	22.76
T082	ALCOBAÇA	BA	511.75	293.32	140.62	44.89	32.91
T083	ALCOBAÇA	BA	456.24	259.21	139.09	30.31	27.63
T084	ALCOBAÇA	BA	510.32	287.60	154.24	40.90	27.58
T085	ALCOBAÇA	BA	580.27	371.83	116.49	54.37	37.58
T086	ALCOBAÇA	BA	337.43	182.96	80.38	54.12	19.97
T087	CARAVELAS	BA	481.54	205.95	172.09	77.67	25.83
T088	ALCOBAÇA	BA	394.29	187.50	109.31	65.00	32.49
T090	ALCOBAÇA	BA	511.85	338.05	114.98	30.01	28.82
T101	CARAVELAS	BA	338.92	176.06	95.22	37.82	29.82
T102	CARAVELAS	BA	59.28	40.10	6.68	4.87	7.63
T103	CARAVELAS	BA	48.85	32.57	9.29	4.29	2.69
T104	CARAVELAS	BA	310.96	201.48	52.66	33.97	22.85
T105	CARAVELAS	BA	111.35	88.05	5.52	4.64	13.15
T107	CARAVELAS	BA	327.79	233.98	34.67	37.03	22.11
T112	CARAVELAS	BA	225.65	146.85	39.70	25.58	13.52
T169	ALCOBAÇA	BA	426.61	218.68	134.49	52.91	20.52

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T170	ALCOBAÇA	BA	484.73	258.70	132.98	63.16	29.90
T171	ALCOBAÇA	BA	447.11	167.93	197.22	59.93	22.03
T175	ALCOBAÇA	BA	528.94	357.39	89.06	55.95	26.54
T179	ALCOBAÇA	BA	598.62	366.31	70.05	127.97	34.29
T180	ALCOBAÇA	BA	226.28	177.71	10.40	26.75	11.41
T189	CARAVELAS	BA	532.27	342.00	95.53	62.30	32.45
T199	ALCOBAÇA	BA	397.53	222.23	123.78	31.90	19.62
T201	CARAVELAS	BA	301.33	186.47	65.86	30.16	18.85
T214	CARAVELAS	BA	546.35	361.77	82.27	57.07	45.24
T215	CARAVELAS	BA	29.37	20.80	0.45	2.19	5.93
T227	CARAVELAS	BA	100.49	47.74	33.14	14.32	5.28
T615	CARAVELAS	BA	93.13	71.47	7.95	8.78	4.92
T620	CARAVELAS	BA	232.55	125.10	70.24	27.27	9.95
T637	TEIXEIRA DE FREITAS	BA	491.49	213.90	124.77	70.21	82.61
T646	ALCOBAÇA	BA	1,066.64	657.53	190.83	147.35	70.93
T647	ALCOBAÇA	BA	1,067.53	640.10	230.87	143.00	53.55
T648	ALCOBAÇA	BA	959.67	550.48	283.79	87.50	37.90
T649	ALCOBAÇA	BA	876.30	476.06	269.37	97.46	33.40
T650	ALCOBAÇA	BA	953.00	618.33	142.82	141.60	50.25
T651	ALCOBAÇA	BA	767.77	467.53	80.50	91.78	127.96
T652	ALCOBAÇA	BA	1,030.92	604.87	239.00	138.91	48.14
T653	ALCOBAÇA	BA	883.38	365.82	346.42	120.93	50.22
T654	ALCOBAÇA	BA	780.57	457.33	151.63	100.01	71.60
T655	ALCOBAÇA	BA	978.71	516.76	307.69	110.58	43.68
T656	ALCOBAÇA	BA	972.64	649.16	129.82	147.28	46.38
T657	ALCOBAÇA	BA	957.72	638.35	140.33	107.20	71.84
T658	ALCOBAÇA	BA	1,030.86	624.47	112.29	121.07	173.04
T659	ALCOBAÇA	BA	911.55	386.59	425.13	82.75	17.08

					Legal		Available Non-
				Plantable	Reserve(1)	APP Area(1)	productive(1)
ID_Project	Municipality	State	Total_Area (ha)	Area(2) (ha)	(ha)	(ha)	(ha)
T660	ALCOBAÇA	BA	900.32	510.43	64.89	268.82	56.18
T663	ALCOBAÇA	BA	848.26	759.54	24.09	29.61	35.02
T664	CARAVELAS	BA	189.03	100.97	59.80	22.52	5.74
T665	CARAVELAS	BA	334.33	219.63	67.96	31.67	15.07
T681	CARAVELAS	BA	87.72	61.27	9.57	10.63	6.25
T682	ALCOBAÇA	BA	280.58	132.63	95.76	32.71	19.48
T693	ALCOBAÇA	BA	328.82	140.05	54.22	112.51	22.03
T694	TEIXEIRA DE FREITAS	BA	504.54	225.48	178.42	56.25	44.39
T708	TEIXEIRA DE FREITAS	BA	1,070.19	669.44	171.95	159.41	69.38
T709	TEIXEIRA DE FREITAS	BA	850.61	449.48	267.49	90.05	43.60
T710	VEREDA	BA	1,248.94	627.64	456.30	104.74	60.26
T722	CARAVELAS	BA	197.89	114.32	51.65	17.38	14.53
T727	ALCOBAÇA	BA	89.33	60.91	11.45	9.11	7.86
T733	CARAVELAS	BA	388.48	271.82	36.05	34.41	46.19
T734	CARAVELAS	BA	664.88	417.09	153.48	61.04	33.28
T738	CARAVELAS	BA	137.11	92.67	19.60	15.05	9.78
T739	ALCOBAÇA	BA	317.01	151.05	90.31	39.30	36.35
T740	TEIXEIRA DE FREITAS	BA	211.60	141.98	30.20	25.08	14.33
T741	ALCOBAÇA	BA	471.45	283.81	109.90	54.23	23.51
T748	TEIXEIRA DE FREITAS	BA	378.37	181.16	90.24	75.67	31.30
T749	ALCOBAÇA	BA	76.17	32.42	26.70	10.42	6.63
T751	TEIXEIRA DE FREITAS	BA	139.53	82.47	29.36	18.13	9.56
T755	TEIXEIRA DE FREITAS	BA	841.70	585.16	72.26	137.91	46.37
Total			210,033.41	133,808.50	43,448.18	21,064.76	11,711.97

(1) Data from GIS Base

(2) Information provided by Fibria

Appendix C — FPA

To be included after signing

Appendix 2.3 — Plots

To be included after signing

Appendix 5.1.1 — Best harvesting practices

To be included after signing

Appendix 6.1.1 — Status of Real Estate Assets (maps) e Memorial

Descritivo do imóvel na data de entrega

To be included after signing

This exhibit is in the original Portuguese language, and comprises a model of the form of return report.

Appendix 6.1.2 - Term of return

RETURN REPORT MODEL

MODELO DE TERMO DEVOLUÇÃO

Nos termos da Clausula 4 do Contrato de Fornecimento de Madeira, celebrado entre X e Y, em xx de xx de xxx, a Y (compradora) através deste Termo de Devolução, devolve à X os Talhões xxx da Fazenda xx, de acordo com o disposto na Cláusula xx.

As Partes declaram que:

(   ) não foram detectadas qualsquer irregularldades nos talhões supramencionados;

(   ) foram Identificadas as seguintes irregularidades nos talhões supramencionados, que serão sanadas pela COMPRADORA em até [   ] dlas, contados da presente data:

                                                                  .

XX - XX,	de	de .

X

Y

APPENDIX C

FORESTRY PARTNERSHIP AGREEMENT

This Forestry Partnership Agreement (“Agreement”) is executed by and between, on one side,

[NEWCO], a company headquartered in the city of [•], State of [•], at [address], Postal Code [•], registered with the CNPJ/MF under No. [•], with its articles of organization duly filed with the [•] State Registry of Commerce under NIRE [•], herein represented according to its corporate acts (“Landowner”);

[each NEWCO will execute its own FPA with Producer Partner]

And, on the other side,

[FIBRIA], a company headquartered in the city of [•], State of [•], at [address], Postal Code [•], registered with the CNPJ/MF under No. [•], with its articles of organization duly filed with the [•] State Registry of Commerce under NIRE [•], herein represented according to its corporate acts (“Producer Partner”);

Each of the Landowner and the Producer Partner are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.            WHEREAS Landowner is a Brazilian timber company and also the owner of the rural real estate properties (and improvements thereon) duly identified and described in the real estate record files issued by the competent Real Estate Registry Office incorporated hereinto as Schedule A attached hereto (collectively referred to as “Real Estate Assets” or, individually, as “Real Estate Asset”);

B.            WHEREAS Producer Partner pertaining to a Brazilian economic group with a strong presence in the global forest products market, with activities based on a forest area of more than 900,000 hectares, within six States of Brazil, namely: Espírito Santo, Bahia, Minas Gerais, Rio de Janeiro, São Paulo and Mato Grosso do Sul, and operates 3 mills with a production capacity of approximately 5.3 million tons of pulp a year;

C.            WHEREAS the Parties intend to establish a long term forestry partnership to develop forestry activities on the Real Estate Assets on an intuitu personae basis pursuant to the specific terms and conditions set forth herein;

therefore, the Parties decide to execute this Agreement which will be governed according to the clauses and conditions set forth herein:

SECTION I - OBJECT AND DEFINITIONS

SECTION I OBJECT

1.1.         This Agreement is made for purposes of establishing an intuitu personae forestry partnership by and between Landowner and Producer Partner in order to make feasible the implementation and management of reforestation projects of eucalyptus on all Plantable Area of the Real Estate Assets (“Forestry Partnership”).

1.1.1.      Landowner has acquired the Real Estate Assets either i) prepared for the planting of forests on them, including the improvements thereon; or ii) already reforested. Therefore, activities necessary for the preparation of the land to be planted, including without limitation, cleaning of area (removal of old forest, lowering of stumps, removal of waste), soil preparation, have already been made, and as a consequence,

2

the costs related to such improvements were indirectly incurred by the Landowner. Therefore, the Landowner contributes to this Forestry Partnership with the Real Estate Assets and their relevant improvements

1.1.2.      As of today, Producer Partner shall be solely responsible for all the necessary activities in relation to planning, supervising, managing and controlling the preparation, plantation, growth and harvesting of the forests in the Real Estate Assets, including, but not limited to, soil preparation, weed and insect monitoring, nutritional monitoring, disease control, fire prevention and combat, water quality management, erosion control, infrastructure maintenance, security, environmental impact and research and development in each case in accordance with good forest management practices and the technical standards set forth in Schedule 1.1.2.

SECTION II - TERM OF THE AGREEMENT

2.1.         The term of this Forestry Partnership is the time necessary for the harvesting of four (4) Production Cycles of the Standing Timber located in the Real Estate Assets, commencing on this date (“Forestry Partnership Commencement Date”). In case Producer Partner is able to plant and harvest the Standing Timber under the 7-year period in each of the four (4) Production Cycles, Producer Partner shall plant and the term of this Forestry Partnership shall be extended for one extra Production Cycle (the “Fifth Production Cycle”) as long as: (i) the Fifth Production Cycle is planted until the end of the 17th year of this Forestry Partnership, and (ii) the Standing Timber thereon is harvested no later than the 24th year of this Forestry Partnership Agreement. Therefore, this Agreement shall end no later than January, 1st 2038 (“Forestry Partnership End Date”).

3

2.1.1.      For the purposes of this Agreement, “Standing Timber” means all timber produced on the Real Estate Assets, in a stumpage condition, bark in, derived from reforestation located inside the Plots.

2.2.         Producer Partner shall be vested in the possession of the Real Estate Assets in the Forestry Partnership Commencement Date. Notwithstanding, Producer Partner shall grant during the term of this Agreement free and unfettered access of employees, staff, workers and representatives of the Landowner or its subcontracted parties, upon 24-hour prior written notice to Producer Partner, (“Representatives of Landowner”) to the Real Estate Assets for the purpose of, including but not limited to, ensuring that Producer Partner’s management and harvesting activities are consistent with all of the obligations undertaken by it under this Agreement.

2.3.         Considering the forest maturity timeline for each of the timberlands operational units (“Plots”) described in Schedule 2.3, Producer Partner will not be allowed to plant in any of the Real Estate Assets after the 18th anniversary of this Agreement, and shall vacate and return the Clean Area Plot to Landowner, even if such Clean Area Plot does not comprise the totality of the corresponding Real Estate Record File, within one hundred and fifty (150) Calendar Days after harvesting any area after 2035, that can be the harvesting of the third (3rd); or the fourth (4th); or the fifth (5th) rotation if the term is extended (“Last Rotation”), regardless of the end of the term set forth in Section 2.1. Notwithstanding, for the Plots listed in Schedule 2.3 the Producer Partner shall vacate and return the Clean Area Plots within the term established therein.

2.3.1.      Starting from the 18th anniversary of this Agreement, Producer Partner shall annually notify Landowner informing (i) the Plots that must be harvested and delivered in

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that year, which can not be lower than one seventh (1/7) of the total area of the Plots object of this Agreement; and (ii) the estimated date for completion of the harvesting as well as the date for the vacation and delivery of the respective Clean Area Plot to Landowner (“Delivery Notices”).

2.3.1.1    For the purposes of this Agreement, “Calendar Day” means any calendar day of the gregorian calendar and “Business Day” means any day other than a Saturday, Sunday, or public holiday under the laws of Brazil or other day on which commercial banks in Brazil are required or authorized to close under applicable law.

2.3.2.      Producer Partner shall notify Landowner at least thirty (30) Calendar Days before the date for the exit and delivery of the respective Clean Area Plot to Landowner (“Completion Notice”).

2.3.3.      If either (i) the Delivery Notice is not delivered to Landowner pursuant to Section 2.3.1, or (ii) the Completion Notice is not delivered to Landowner pursuant to Section 2.3.2, Landowner shall consider that the relevant Plot shall be harvested and delivered at the end of the Last Rotation.

2.3.4.      The delay of Producer Partner in harvesting and delivering the Producer Partner’s Parcel of the Clean Area Plot up to the Delivery Date shall trigger: (a) for the first forty five (45) days of delay a flat fine of three hundred reais (R$ 300.00) per hectare of each Plot not delivered, for such whole period, which can be extended for an additional forty five (45) days upon the payment of an additional flat fine of three hundred reais (R$ 300.00) per hectare of each Plot not delivered per hectare, for such whole period; if the Clean Area Plot is not delivered within those ninety (90) days (b) a daily penalty of sixty Reais (R$60,00)

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multiplied by the number of hectares of the subject Plot as a penalty in arrears, accrued ninety (90) days from the receipt by Producer Partner of a written Notice to be sent by Landowner until the respective delivery of the Clean Area Plot to the Landowner, up to 120 (one hundred and twenty) days. The penalties herein set forth shall be annually adjusted by the IGP-M/FGV Index.

2.3.4.1.   For the purposes of this Agreement, “Delivery Date” means the last Calendar Day (December 31th) of the year that refers the Delivery Notice as set forth in Section 2.3.1 and/or the end of the Last Rotation as set forth in Section 2.3.3 (ii).

2.3.5.      If Producer Partner does not cure the delay described in Section 2.3.4 within one hundred and twenty (120) days, Producer Partner shall indemnify Landowner for any and all losses and damages Landowner has incurred as a consequence of the delay, with due regard to Landowner’s right to seek the retaking of the Real Estate Assets in Court, and to terminate this Agreement, in which case the termination fine provided for under Section X shall be triggered.

Early Termination, Withdrawal Areas, and Sale of Non-withdrawn Areas

2.4.         With due regard to the term set forth in Section 2.1, the term of this Agreement in relation to the Real Estate Assets or part thereof may be reduced as a result of early termination, withdrawal of areas or sale of Real Estate Assets pursuant to Sections 9.1, 12.1 and 12.2, respectively.

2.4.1.      In case of early termination of this Agreement pursuant to Section 9.1 below, Producer Partner shall be entitled to the Producer Partner’s Parcel of the Production existing in the relevant rotation period at the

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time of default, as provided for under Article 96, I, of Federal Law No. 4,504, provided that Producer Partner shall vacate and deliver the Real Estate Assets to Landowner, who will select a third-party to manage the forest production until the end of the relevant rotation period and to perform the harvesting of the standing timber at Producer Partner’s sole expense. Landowner will be authorized to offset (i) any costs incurred thereon; and (ii) evidenced and losses and damages acknowledged by the Producer Partner from the Producer Partner’s participation. In such case, this Agreement shall be deemed terminated after the distribution of Parties’ participation in said rotation.

2.4.2.      In case Landowner exercises its right to withdraw in relation to part of the Real Estate Assets pursuant to Section 12.1 below, in the limits of Schedule 12.1.1, the new owner shall allow Producer Partner to manage the whole withdrawn property, such that the management of each Plot within the property ceases upon the harvesting of each Plot within the existing rotation at the time of withdrawal. The new owner and Producer Partner shall enter into a new agreement in order to govern their relationship in regard to the withdrawn area, while this Agreement shall remain in full force and effect with respect to the areas that were not withdrawn.

2.4.3.      If Landowner decides to sell part of or all the Real Estate Assets not subject to the right to withdrawal as provided for in Section 12.2, the Landowner must assign its rights and obligations under this Agreement with respect to the area that was sold to the new owner. This Agreement shall remain in full force and effect with respect to the areas that were not sold.

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SECTION III - PARTICIPATION OF THE PARTNERS IN THE FORESTRY PARTNERSHIP

Participation of the Partners

3.1.                            Taking into consideration (i) the status of the Real Estate Assets described in the Schedule 3.1; (ii) the characteristics intuitu personae of this Agreement; and (iii) the long term of the forest cycle, the total volume of standing timber produced on the Real Estate Assets shall be shared by Parties in the proportion of forty percent (40%) to Landowner on each Production Cycle until the Delivery Date (“Landowner’s Parcel of the Production”) and sixty percent (60%) to Producer Partner on each Production Cycle until the Delivery Date (“Producer Partner’s Parcel of the Production”).

3.1.1.                  For the purposes of this Agreement the Rotation shall be considered as the term necessary for the Standing Timber in certain Plot achieves its harvesting age (approximately 7 years).

3.1.2.                  For the purposes of this Agreement the Production Cycle shall be considered as the term necessary for the completion of an entire Rotation in relation to all Standing Timber existing or planted in each of the Plots located in all the Real Estate Assets.

3.1.3.                  The Parties agree that: (i) all Standing Timber existing in the Real Estate Assets in the January 1st, 2014 shall be considered as part of the 1st Production Cycle, no matter the age of the relevant Standing Timber; (ii) the timber to be planted in the Real Estate Assets from the January 1st, 2014 shall be considered shall be as part of the 2nd Production Cycle; (iii) the timber to be planted after the conclusion of all the Rotations , what means the harvesting of the each Plot included in the 2nd Production Cycle should be considered as part of the 3rd Production Cycle and so on.

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Landowner’s Expected Volume

3.2.                            Notwithstanding the provisions set forth in Section 3.1 above, the Parties agree that the Producer Partner, in order to minimize impacts of a non-stable harvesting plan, shall make available to Landowner [341,228] of cubic meters of Standing Timber on a quarterly basis through to the Production Cycle Settlement (“Landowner’s Expected Volume”).

[PS: The volume informed shall be balanced amongst the NEWCOS]

3.2.1.                  If the Inventory indicates that in any given quarter the Landowner’s Quarterly Parcel of the Production did not reach the Landowner’s Expected Volume, Producer Partner shall advance the necessary volume of Standing Timber in order to make available to Producer Partner the Landowner’s Expected Volume on that specific quarter (“Landowner’s Quarterly Parcel of the Production”).

3.2.2.                  If Production Partner is required to advance Standing Timber to Landowner, the advance shall be compensated, partially or totally, with the required volume of the following quarter Landowner’s Quarterly Parcel of the Production and so on. For clarification purpose, Production Partner is required to advance any volume, if needed, until the end of the Production Cycle. In case of (i) any Withdrawal; or (ii) termination of the Agreement in relation to a Plot that has completed the Last Rotation, as the case may be, the Landowner’s Expected Volume shall be proportionally reduced.

Landowner’s Quarterly Parcel of the Production

3.3.                            On each quarter during the term of this Agreement, Producer Partner shall deliver to Landowner the Landowner’s

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Quarterly Parcel of the Production with due regards to the procedure provided for in Section 7.1.4.

3.3.1.                  Considering that the Standing Timber profile will generate variable harvesting volume quarter over quarter, the Parties have agreed to quarterly pre-settlements, according to the harvesting of each Plot, in order to adequately recognize the production of each Plot.

3.3.2.                  The target productivity of each Plot in this Agreement [60, 10] m3/ha of harvestable Standing Timber (“Target Productivity”).

[PS: The target productivity shall be balanced amongst the NEWCOS]

3.3.3.                  Landowner’s Quarterly Parcel of the Production will be the lower volume of Standing Timber between: i) The Landowner Parcel of Production related to the Inventory of the area to be harvested during that quarter; and ii) the total volume of the area to be harvested in the quarter, considering the volume calculation based on the target volume.

Production Cycle Settlements

3.4.                            Any Production Cycle shall be considered terminated after the approval of the Inventory of the last Plot included as part of that relevant Production Cycle (“End of the Production Cycle”). Up to thirty (30) days after the End of each Production Cycle, the Parties shall proceed with the accounting adjustments considering the cumulated results of all the previous Inventories in relation to each of the Plots of all the Real Estate Assets during that Production Cycle (“Production Cycle Settlements”).

3.4.1.                  If in any of the Production Cycle Settlements indicates that the totality of the Landowner’s Quarterly Parcel of the Production delivered to the Landowner by the Producer Partner (and any pending advanced volume) was higher than the Landowner’s Parcel of the Production, based on the

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totality of the production registered in a certain Production Cycle, Landowner shall return to Producer Partner the amount in Reais equivalent to the value of the exceeding volume of received to Producer Partner within ninety (90) Business Days. For such purposes the reimbursement shall be the price of the latest Standing Timber sales contract entered into between the Parties.

3.4.2.                  If any of the Production Cycle Settlements indicates that the Landowner’s Quarterly Parcel of the Production (and any pending advanced volume) that has been delivered to the Landowner on time by the Producer Partner was equal or lower than the Landowner’s Parcel of the Production, as consideration for the advance of the Standing Timber and maintenance of the Landowner’s Expected Volume during the term of this Agreement, Producer Partner shall not have to deliver any additional Standing Timber to Landowner up to the Landowner’s Parcel of the Production.

Participation Adjustments

3.5                               In case of (i) any Withdrawal; or (ii) termination of the Agreement in relation to a Plot that has completed the Last Rotation, as the case may be, the Landowner’s Expected Volume shall be proportionally reduced.

Risks Undertaken under this Agreement

3.6.                            Subject to this Agreement and in accordance with section 96 of the Federal Law No.4,504/64 (“Rural Land Statute”), Landowner shall undertake the risks related to the productivity of standing timber.

Plantable Area Adjustments

3.7.                            If a technical due diligence that will be performed by the Producer Partner in the Real Estate Assets within the next 18

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(eighteen) months counted from the date of this Agreement evidences that recent developments of the Brazilian Forestry Code have caused any impact in the Reserve Area that increases or decreases the Plantable Area of any of Real Estate that comprise the Real Estate Assets up to 5% (five per cent), which shall be evidenced by the issuance of the respective environmental license, the Parties agree to increase the Landowner’s Expected Volume in the same percentage up to five percent (5%) in case of an increase of Plantable Area, or reduce the Landowner’s Expected Volume in the same percentage up to five percent (5%) in case of a decrease of Plantable Area, as the case may be, upon the execution of an amendment to the present Agreement.

3.7.1.                  For the purposes of this Agreement, “Plantable Area” means the area being feasible and legally permissible under the Law for the successful commercial production of eucalyptus timber and all component processes of such production, including, without limitation, planting, management and harvesting.

SECTION IV -DELIVERY OF THE REAL ESTATE ASSETS

4.1.                            Producer Partner hereby represents and warrants that the Real Estate Assets are suitable and available for the purposes for which they are intended to be used for under this Agreement, in the terms of the Inspection Report incorporated as Schedule 4.1 of this Agreement.

4.2.                            On each Delivery Date of this Agreement, with due regard to the provisions of Sections 9 and 12, Producer Partner shall return vacant possession of the respective Clean Area Plot to the Landowner free and clear of things and persons in the same conditions as they were received pursuant to Schedule 4.1, provided that Producer Partner will not be liable for any deterioration or damage to which it has not given cause, according to Article 95, X, of the Rural Land Statute, provided that Producer Partner has complied and is in compliance with all of its obligations under this Agreement.

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4.2.1.                  For the purposes of this Agreement, Clean Area Plot shall mean the Plot (i) duly harvested with all the wood removed and transported from the Plot, (ii) with herbicide (glyphosate or similar) applications in the entire Plot no earlier than ninety (90) Calendar Days prior to Delivery Date, and (iii) with remaining stumps no higher than twenty (20) centimeters. Producer Partner, at its sole discretion, may proceed with removal of the stumps, tree bark, branches and tops.

4.2.2.                  Herbicide application will not be performed if Parties agree to release the Plot with live coppices.

4.3                               Upon the termination of this Agreement, the Producer Partner shall return vacant possession of the Real Estate Assets to the Landowner, free and clear of things and persons in the same conditions as they were received pursuant to Schedule 4.1, except for the improvements made by Producer Partner pursuant to Section 6.2, which shall be either incorporated or removed by Producer Partner, as provided for in Section 6.2.

SECTION V - LICENSING

5.1.                            Producer Partner shall be responsible on an exclusive basis, as required by law, to obtain from the appropriate agencies/authorities all the permits, licenses, approval, consents and other authorizations, which are required to carry out the forestry activities under this Agreement.

SECTION VI - RIGHTS AND OBLIGATIONS OF THE PARTIES

6.1.                            In connection with the performance of its obligations under this Agreement, Producer Partner hereby undertakes the following duties, among others:

(a)                                 to plan, supervise, manage and control the preparation, plantation, growth and harvesting of Forests, including soil

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preparation, weed, insect and other pest monitoring and control, nutritional monitoring, disease control, fire prevention and combat, water quality management, erosion management, environmental impact and research and development, real property security, including the forests, in each case in accordance with the technical standards set forth on Schedule 1.1.2;

(b)                                 to manage the forest projects in accordance with customary practices; provided, that such customary practices shall be in addition to (and not in limitation of) the terms and conditions of this Agreement, including the maximization of the harvestable volume of the Real Estate Assets;

(c)                                  to provide the same degree of care to the Real Estate Assets as Producer Partner provides to its own forests with respect to all plantation and forest management activities;

(d)                                 to properly conserve the Real Estate Assets by means of the adequate techniques for use and conservation of the soil;

(e)                                  to bear all the costs and expenses related to the site preparation, plantation establishment, plantation maintenance and monitoring, harvesting, loading and any other costs or expenses related to this Agreement, as well as costs associated with the workforce required for the forestry production, including health and safety programs;

(f)                                   to comply with all applicable legal obligations, including, without limitation, environmental, employment, social security and tax obligations, and be liable for the payment of all taxes, duties and assessments arising out of Producer Partner’s activities in the Forestry Partnership;

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(g)                                  to comply with the obligation of not exploiting any children in the workforce or having any benefit from any form of forced labor or slavery-like labor conditions;

(h)                                 to be liable for all environmental, employment, tax, social security and accident liabilities and pay all charges in connection with Employment and Social Security Laws, personal accidents and accidents in the workplace and medical assistance in relation to the employees, staff, workers and representatives of the Producer Partner and its subcontracted parties (“Representatives of Producer Partner”) involved in performing all forestry partnership activities; it is hereby agreed between the Parties that the Landowner shall not be jointly, jointly and severally, or severally or secondarily liable in connection with any employment relating to such Representatives of Producer Partner, and Producer Partner shall be liable for any employment claims brought by the Representatives of Producer Partner;

(i)                                     to bear all the costs related to permitting and licensing requirements and to pay the annual Federal Rural Property Tax (Imposto sobre a Propriedade Territorial Rural - ITR) with respect to any of the Real Estate Assets;

(j)                                    to deliver to Landowner, upon request, evidence of compliance in connection with all obligations to pay under this Agreement;

(k)                                 to be liable for any damages and/or losses that occur in the Real Estate Assets as a direct or indirect result of Producer Partner’s activities including, without limitation, environmental damages, damage to roads, overharvest and any other loss or damage to the Real Estate Assets, the timber located thereon or lands adjoining thereto, the infrastructure on the Real Estate Assets, the soil on the Real Estate Assets or adjoining

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lands or which causes an environmental hazard or condition which results in breach of or is not otherwise in strict compliance with any Laws or results in the revocation, termination or loss of any Environmental License (“Access Damages of Producer Partner”). Producer Partner shall take all necessary actions required as result of the occurrence of any Access Damages of Producer Partner, such as repairing fences and gates, roads and access ways to timber plots and any improvements damaged as a direct or indirect result of Producer Partner’s activities. In case Producer Partner does not take the possible and feasible actions to repair the Access Damages of Producer Partner within fourteen (14) days, or such longer period as agreed between Landowner and Producer Partner and in accordance with the nature of the Access Damages of Producer Partner, Landowner is hereby authorized to take all necessary actions to repair or remedy any Access Damages of Producer Partner, and Producer Partner shall promptly reimburse Landowner for all expenses, costs, fines and penalties (including, without limitation, attorney’s fees and expenses) incurred by Landowner as a result of any Access Damages and to make such repairs or other remedies. Producer Partner shall and does hereby indemnify and hold Landowner harmless from and against any liability incurred by Landowner as a result of any Access Damages of Producer Partner or any actions brought by third-parties or governmental authorities as a result any Access Damages of Producer Partner or the failure or inability of Producer Partner or third-parties retained by Producer Partner to comply with the obligations of Producer Partner under this Agreement;

(l)                                     to hold the Landowner harmless in relation to any liability resulting from any actions brought by third parties and/or

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governmental authorities as a result of noncompliance with any of Producer Partner’s obligations, or by third parties retained by it, including, without limitation, environmental, employment, tax, social security and accident actions relating to the subject matter hereof;

(m)                             to pay all expenses and investments, including any financial compensation, fines or penalties incurred or payable in connection with the issuance of the environmental authorizations, licenses and permits required to comply with its obligations under this Agreement and for the regular development of its activities;

(n)                                 to prepare and maintain an Occupational Health Medical Control Program - PCMSO, as per NR - 7 and an Environmental Risk Prevention Program - PPRA, as per NR - 9 and cause its staff, any service provider and the staff of the service provider to comply with them.

6.1.1.                  Producer Partner shall complete the harvesting and replanting of the relevant Plot in relation to any Real Estate Asset at the End of the Rotation, within hundred and twenty (120) Calendar Days (“Initial Period”) in order to be able to plant the subsequent rotation. If Producer Partner fails to complete the harvesting and the replanting within thirty (30) days from the receipt by Producer Partner of a written Notice to be sent by Landowner after the Initial Period, Producer Partner shall have additional thirty (30) days to complete the harvesting of the subject Plot (“Buffer Period”). For every day of the Buffer Period that Producer Partner fails to comply with such obligation, Producer Partner will pay to Landowner R$ 1.00 (one Real) multiplied by the number of hectares of the subject Plot which harvesting and replanting were not timely concluded as a penalty in arrears. If Producer Partner has not completed harvesting by the end of the Buffer Period, then Landowner may elect: (a) to charge a fine of fifteen reais (R$ 15.00) multiplied by the number of hectares of the subject Plot which harvesting and replanting

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were not timely concluded; or (b) consider Producer Partner in default under the terms of this Agreement and Landowner shall be entitled, at its sole discretion, to (i) complete harvesting, as the case may be, and (ii) deliver the Standing Timber existing in the relevant Real Estate Assets to Producer Partner at the nearest Producer Partner’s plant, provided that Producer Partner shall indemnify and hold harmless the Landowner in respect of all costs and expenses incurred by Landowner thereto within five (5) Business Days counted as of such delivery.

6.1.1.1.        Any rotation shall be considered terminated (i) upon the receipt of the End Rotation Notice sent by Producer Partner to Landowner informing that the Standing Timber of that rotation are ready to be harvested; or (ii) until the 8th anniversary of the plantation of the Standing Timber, or any other date mutually agreed between the Parties, whichever occurs first (“End of the Rotation”).

6.2.                            Producer Partner is allowed to make useful and/or necessary improvements in the Real Estate Assets, in which case Producer Partner undertakes all risks and responsibility in respect with, especially, but not limited to, environmental liabilities, regardless of any notice to Landowner, provided that the value of each improvement does not exceed the amount to be annually informed by Producer Partner to Landowner no later than January 15th of each year of this Agreement, as adjusted by IGP-M/FGV, in which case Producer Partner shall seek Landowner’s approval no later than thirty (30) Calendar Days prior to the execution of the improvement by means of a written notice. In such case, Landowner shall answer to Producer Partner no later than fifteen (15) days as of the receipt of the notice.

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6.2.1.                  All improvements shall be in accordance with the purposes of this Agreement and the activities that the Parties intend to develop in the Real Estate Assets.

6.2.2.                  Any improvements not considered useful or necessary under the Law (“Benfeitorias Voluptuárias”) that Producer Partner intends to make in the Real Estate Assets shall be subject to prior written notice to Landowner, which shall contain the description of the intended improvement, no later than ten (10) Calendar Days prior to the execution of such improvement. In such case, Producer Partner shall borne all costs in connection with the improvement, with due regard to the right to remove the improvement prior to the delivery of the Clean Area Plot.

6.3.                            In case Producer Partner does not comply with the obligations set forth in Section 6.2 and its subsections, all liabilities in connection with the improvements made in the Real Estate Assets shall be solely borne by Producer Partner, and no right to indemnification or to retain the possession of the relevant Real Estate shall follow and Producer Partner shall not have any other liabilities in that regard.

6.4.                            Each Party shall be liable for the payment of any tax with respect to which it is defined by Law as a taxpayer with respect to the Forestry Partnership contemplated herein.

SECTION XII - INVENTORY AND AUDIT RIGHTS

7.1.                            Inventory and Inventory Reports. Producer Partner shall annually provide to Landowner inventories indicating an estimation of the Plots that Producer Partner intends to harvest in that year (“Annual Harvesting Plan”). In order to provide the Landowner’s Expected Volume to Landowner on a quarterly basis and to perform the Production Cycle Settlements, the Parties hereby agree that the determination of the harvestable volume of the Standing Timber

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existing in the Plots in all the Real Estate Assets shall be performed by means of the continuous forestry inventory to be presented on a quarterly basis by Producer Partner to Landowner (“Inventory”).

7.1.1.                  For the purposes hereof, the Inventory shall be prepared based on a methodology set forth in the Schedule 7.1.1. hereof (“Methodology”).

7.1.2.                  The costs and expenses in respect of the preparation of each Annual Harvesting Plan and Inventory shall be borne by the Producer Partner.

7.1.3.                  Landowner may, in its sole discretion, upon 24-hour prior written notice to Producer Partner, assign its Party’s Representative or any other individual freely designated by Landowner to observe field measurements and any other proceedings in the context of the preparation of the Inventory by Producer Partner.

7.1.4.                  Producer Partner shall delivery to Landowner no later than twenty (20) Calendar Days prior to the end of a certain quarter the Inventory Report. Landowner will have the right to dispute the Inventory Report up to ten (10) Calendar Days as of the receipt of such Inventory Report and to request further clarification to Producer Partner and/or to hire, at Landowner’s sole discretion, a consultant to perform due diligence on the Inventory..

7.2.                            Compliance Audit Rights. Landowner shall have the right, at its own expense, to:

(a)                                 audit the plantations, forests, Standing Timber and Producer Partner’s installations existing on the Real Estate Assets, in order to assess Producer Partner’s compliance with its obligations under this Agreement;

(b)                                 audit the Inventory and report of volume delivered at the mill corresponding to each Plot (“Relatorio de Volume de Madeira Posto Fábrica”);

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(c)                                  review copies of all reports filed with the federal and state environmental authorities, in each case subject to applicable legal and regulatory requirements;

(d)                                 engage auditors, reasonably accepted by Producer Partner, to review the audit reports of the certification consultants (FSC and Cerflor), licenses, and other compliance documents, and to verify the development of Forest Projects; and

(e)                                  audit the silviculture procedures adopted by Producer Partner in order to check Producer Partner’s compliance with the good forest management practices and the technical standards set forth in Schedule 1.1.2.

7.3.                            Accounting Audit Rights. Landowner shall have the right to request Producer Partner to confirm its current balance of accounts payable (“Contas a Pagar”).

7.4.                            Audit Procedure. Each audit by Landowner pursuant to Sections 7.2 and 7.3 shall be conducted in accordance with the following:

(a)                                 In connection with the exercise of its rights under Sections 7.2 and 7.3, as applicable, Landowner shall provide Producer Partner with reasonable advance notice prior to each (i) inspection of the forest and all other related documents in accordance with Section 7.2, and (ii) request in accordance with Section 7.3. Such inspection or audit shall be conducted in a manner so as to minimize disruption of Producer Partner’s activities in the Real Estate Assets; provided that if any information should come to the attention of Landowner to reasonably believe that Producer Partner has not complied with any of its obligations under this Agreement and Producer Partner has not clarified such issue to the reasonable satisfaction of Landowner within 7 (seven) Calendar Days counted as of the receipt of a written request for clarification from the Landowner, then

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Landowner shall be entitled to conduct an inspection or an audit promptly after providing Producer Partner with copies of the information that has come to Landowner’s attention, in order to investigate such matter, irrespective of the date of the last inspection or audit hereunder. If any such inspection or audit reveals any deficiencies with respect to Producer Partner’s obligations under this Agreement, then Landowner shall provide written notice to Producer Partner of such fact, which notice shall contain reasonable detail (including reference to the applicable standard or criteria) of such deficiencies and, if practicable, recommended steps which Producer Partner should undertake in order to remedy such deficiencies;

(b)                                 Producer Partner shall make available to Landowner true, correct, and complete copies of all public financial statements, books, records, agreements and reports related to all of its activities, and the performance of its obligations, hereunder together with all other documents that are reasonably requested by Landowner to complete each inspection or audit;

(c)                                  Producer Partner shall promptly remedy any mutually agreed deficiencies and make all mutually agreed adjustments, including accounting or payment adjustments, which may be noted in any such inspection or audit and in the event Producer Partner fails to remedy any mutually agreed deficiencies and adjustments due to legal obligations to finalize the financial statements, Producer Partner shall remedy such deficiencies or adjustments in the following year. If the Parties are unable to mutually resolve any deficiencies, then such deficiencies shall be resolved pursuant to Section IX of this Agreement.

(d)                                 Each audit or inspection shall be conducted in accordance with Brazilian laws and IFRS.

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SECTION VIII - INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

8.1.                            Producer Partner hereby irrevocably and irreversibly agrees to indemnify, defend and hold Landowner and its Affiliates and related entities and Landowner’s, and its Affiliates and related entities’, directors, officers, employees, and agents harmless from and against any judicial or non-judicial, loss, damage, liability, action, burden, cost, expense, fee (including attorney’s fees and expenses) or claim, whether or not of Producer Partner’s Knowledge (“Producer Partner’s Contingencies”), deriving from:

(i)                                     any false, inaccurate or misleading representation or warranty provided by Producer Partner hereunder, or, further, arising from any failure to meet or satisfy any agreement, undertaking, obligations or covenants of Producer Partner set forth hereunder;

(ii)                                  liabilities, obligations and/or responsibilities of whatever nature related to the Real Estate Assets and/or Producer Partner, including but not limited to civil, tax and environmental liabilities, measures in relation to the forestry activities carried on by the Producer Partner or imposition of conditions, among others, that may come to be claimed from Landowner referring to actions or facts or omissions occurring, with observance of the applicable statutes of limitation and forfeiting deadlines, in relation to Producer Partner and/or the Real Estate Assets; and/or

(iii)                               measures which may occur on the specific areas of Real Estate Assets related to the forest activities, the relevant infrastructure, and plant or equipment thereon, the soil on the Real Estate Assets or adjoining lands or which causes an environmental hazard or condition which results in such specific areas, Landowner being in breach of or not otherwise in strict compliance with any Laws.

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8.1.1.                  For the purposes of this Agreement, “Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, with respect to any Person, any investment fund, special purpose vehicle or segregated account that has appointed such Person as investment manager, general partner, advisor or similar role under an investment, management, advisory, partnership or similar agreement shall be deemed an Affiliate of such Person.

8.2.                            Landowner hereby irrevocably and irreversibly agrees to indemnify, defend and hold Producer Partner harmless from and against any judicial or non-judicial, loss, damage, liability, action, burden, cost, fee (including attorney’s fees and expenses) or claim, whether or not of legal nature, known or unknown by Landowner (“Landowner’s Contingencies”) deriving from:

(i)                                     any false, inaccurate or misleading representation or warranty provided by Landowner hereunder, or, further, arising from any failure to meet the legal or contractual obligations or other covenants set forth hereunder; and

(ii)                                  liabilities, obligations and/or responsibilities of whatever nature related to the Landowner, that may come to be claimed from Producer Partner referring to actions or facts occurring after the execution of this Agreement, except as regards any obligations hereunder which are required to be complied

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with or performed by Producer Partner in relation to Real Estate Assets.

8.3.                            For the purposes of any claim for indemnification pursuant to Sections 8.1 and 8.2 above, the Party entitled to receive indemnification (“Indemnified Party”) shall submit to Producer Partner or to Landowner, as the case may be (“Indemnifying Party(ies)”), a written notice of the action or fact that originated the claim for indemnification hereunder, indicating where possible an estimate of the likely amount of Producer Partner’s Contingencies or Landowner’s Contingencies, as the case may be, and the method used for calculation thereof. Whenever damages shall have actually occurred, payment or refund shall be made by any of the Indemnifying Parties within ten (10) Business Days following the Indemnifying Party(ies)’s receipt of the notice sent by the Indemnified Party claiming the relevant payment or refund of the values incurred, duly evidenced. Should the Indemnifying Party(ies) disagree with the Indemnified Party’s claim, the matter shall be submitted to Arbitration as defined and provided for in Section XIII hereof and, should the award ultimately confirm the claim, then the Indemnifying Parties shall make payment or refund within ten (10) Business Days following receipt of notice of issue of the relevant Arbitration decision.

8.4.                            The Indemnified Party shall promptly notify the Indemnifying Party(ies) about any grievance or demand, whether in or out of court, notified to it by any third parties (“Third-Party(ies) Claim”) that to the knowledge of the Indemnified Party gives rise to a right of indemnification under the terms of this Agreement, together with the estimated value of such grievance or demand, and a copy of the notice of deficiency (“auto de infração” or “contra-fé”), evidence of receipt thereof or equivalent document, as

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the case may be (“Third-Party(ies) Claim Notification”). The timing of the delivery of the Third-Party(ies) Claim Notification shall always be sufficient to enable the Indemnifying Party(ies) to produce the required defense at adequate standards.

8.4.1.                  Should the term corresponding to one-third of the legal deadline for response or other action crucial to the defense be shorter than five (5) Business Days, then the Indemnified Party may take such actions as it understands necessary and inform the Indemnifying Party(ies) of the Third-Party Claim and of the actions taken in accordance with the provisions hereof.

8.4.2.                  As of the date on which the Third-Party(ies) Claim Notification is received, the Indemnifying Party(ies) shall, as soon as possible but no later than three (3) Business Days, inform the Indemnified Party as to whether (i) they will settle the amount in dispute; (ii) they will defend the Indemnified Party from the Third-Party Claim, (iii) they will not defend from the Third-Party Claim or (iv) they do not acknowledge the Third-Party(ies) Claim as an indemnifiable liability of their responsibility.

8.4.3.                  It is hereby expressly agreed that should the Indemnifying Party(ies) choose to submit a response or defense, they may retain counsel of their choice to act on behalf of the Indemnified Party or, in which event such counsel shall be granted by the Indemnified Party the necessary powers of representation and be given access to all documents and information required for such response or defense.

8.4.4.                  Should the Indemnifying Party(ies) choose to file defense and /or response, any and all attorney’s fees and expenses deriving therefrom shall be borne solely and directly by the Indemnifying Party(ies).

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8.4.5.                  Should the Indemnifying Party(ies) fail to act on response of the Third-Party(ies) Claim Notification or fail to act timely as set forth in Section 8.4.2 above, the Indemnified Party shall, in good faith, decide whether it shall settle the amount claimed or submit its response or defense. Should the Indemnified Party choose to settle the payment, the amount due may be claimed by the Indemnified Party, directly from the Indemnifying Party(ies) pursuant to the provisions of Section 8.3 above.

8.5.                            In case of a Third-Party Claim derives from facts under both Producer Partner’s liability and Landowner’s liability, the Party against which such claim is directed shall promptly give notice to the other Party(ies) which may have liability, whether such Third-Party Claim or demand is of a court nature or otherwise, as soon as possible but in no event after the equivalent to one third of the legal deadline for the filing of the defense, along with an estimate of the amount involved in such claim or demand, copy of the notice of deficiency, evidence of receipt thereof or equivalent document, as the case may be (“Shared Contingency Notice”).

8.5.1.                  Within the term corresponding to one-third of the legal term for response, Producer Partner and Landowner shall, by mutual agreement, decide if they will (i) settle the amount in dispute; or (ii) dispute the claim.

8.5.2.                  In the event that Producer Partner and Landowner are not able to reach mutual agreement to settle the amount in dispute or should Producer Partner and Landowner decide to submit a response or defense, they shall, also by mutual agreement, decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, and grant him with powers required therefor. In the event Producer Partner and Landowner are not able to reach

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mutual agreement to decide on the defense strategy and appoint counsel for representation and follow-up of the Third-Party Claim, Landowner shall have the right to conduct the Third-Party Claim and appoint counsel for representation within three law firms or attorneys nominated by Producer Partner.

8.5.3.                  Subject to the provisions of Section 8.5.2, Producer Partner and Landowner hereby agree that Landowner shall have conduct of such Third-Party Claims and shall cause the retained counsel to keep Producer Partner informed on their status at all times and provide copies of all pleadings requested.

8.6.                            Producer Partner and Landowner hereby agree that any court or out-of-court settlement involving any losses or damages under this Section 8 shall only be entered into by mutual agreement of Producer Partner and Landowner.

8.7.                            The Indemnifying Party(ies) shall either pay or refund the Indemnified Party the full amount of the losses or damages involved in such Third-Party Claim, including any and all duly evidenced counsel fees and expenses: (i) in the case of a final decision not subject to appeal on any Third-Party Claim which gives rise to liability, within fifteen (15) Business Days of receiving notice from the Indemnified Party of the publication of the relevant ruling at the Official Gazette; or (ii) in the case of the Indemnified Party having settled the amount claimed pursuant to the provisions of Section 8.4.5 above, within fifteen (15) Business Days of receiving notice from the Indemnified Party that it has made such settlement.

8.8.                            The indemnity obligations provided for in this Agreement shall derive from matters identified in writing by the Indemnified Party

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to the Indemnifying Party while not barred by statutes of limitations or forfeiting terms. Producer Partner and Landowner hereby agree that the obligation to indemnify the Indemnified Party shall survive the terms herein established until the effective indemnification, as long as the relevant claim for indemnification was requested by means of a Notice by the Indemnified Party within the term set out in this Section 8.8.

SECTION IX - EVENTS OF DEFAULT AND TERMINATION

9.1.                            Subject to the notification procedure in Section 9.3 below, the Landowner shall be entitled to terminate this Agreement in case of any default in Producer Partner’s obligations hereunder, including, without limitation, any of the events described below (“Producer Partner’s Events of Default”):

(a)                                 Non-delivery of the Landowner’s Expected Volume due to default on the part of Producer Partner as set forth in Section 3.2 above;

(b)                                 Upon abandonment by Producer Partner of any of the Real Estate Assets;

(c)                                  In case Producer Partner fails to observe or comply with any of its obligations, except for reasons duly evidenced beyond Producer Partner’s control, under this Agreement or the applicable legislation;

(d)                                 In case any representation, warranty, statement made by Producer Partner in relation to this Agreement or contained in any certificate, report or notice supplied by Producer Partner in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

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(e)                                  In case Producer Partner assigns, directly or indirectly, the rights and obligations assumed hereunder without prior written authorization of the Landowner;

(f)                                   In case (i) any order, judgment or decision is decreed by any court with jurisdiction therefore appointing an administrator or liquidator (or similar agent) in relation to Producer Partner or any substantial portion of its assets; or (ii) Producer Partner admits in writing that it is unable to pay its debts in general as they fall due; or (iii) Producer Partner enters into general composition with its creditors; or (iv) insolvency, winding-up or bankruptcy of the Producer Partner;

(g)                                  In case Producer Partner is in breach under the Standing Timber Supply Agreement and Other Covenants.

9.2.                            Subject to the notification procedure in Section 9.3 below, Producer Partner shall be entitled to terminate this Agreement in case of any default in the obligations of the Landowner hereunder, including, without limitation, any of the events described below (“Landowner’s Events of Default”):

(a)                                 In case the Landowner fails to observe or comply with any of its obligations under this Agreement or the legislation applicable hereto;

(b)                                 In case any representation, warranty, or statement made by the Landowner in relation to this Agreement or contained in any certificate, report or notice supplied by the Landowner in accordance with, or in relation to, this Agreement is incorrect or false in any material respect;

(c)                                  In case Landowner breaches any of its obligations under this Agreement, which could reasonably be considered material, in

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light of the circumstances and the transactions contemplated by this Agreement; or

(d)                                 In case Landowner is in breach under the Standing Timber Supply Agreement and Other Covenants.

9.3.                            If any of the events of default specified in Sections 9.1 and 9.2 occurs, the Non-defaulting Party shall notify the Defaulting Party to remedy the default (where capable of remedy) within thirty (30) days by the non-defaulting Party by out-of-court notification (notificação extrajudicial) (“Notice of Default”), except for the events set forth in Section 9.1(a), which shall be considered an event of default irrespective of any Notice of Default. If either (i) the default giving rise to the event of default is not capable of remedy, or (ii) where such default is capable of remedy and a Notice of Default has been served and following the end of thirty (30) days the notified default shall not have been remedied, then in each case the Non-defaulting Party shall be entitled to terminate this Agreement immediately by sending a notice communicating such termination (“Termination Notice”) and this Agreement shall be deemed automatically and in advance overdue, and no additional procedure needs to be observed therefor.

9.4.                            If terminated pursuant to Section 9.3, this Agreement shall immediately become void and be of no further force and effect, except for the provisions of Section 3.2 and 3.3 and Section 10, which shall remain valid until payment in full of all amounts outstanding hereunder.

SECTION X - TERMINATION FINE

10.1.                     Termination hereof as a result of default of a Party shall cause the Defaulting Party to have to pay to the Non-defaulting

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Party, in addition to the indemnifications provided in Section VIII above, a fine for the resulting early and motivated termination equivalent to one hundred million Reais (R$100.000.000,00) proportionately reduced by 1/21 for each year of this Agreement in which the Defaulting Party was not in default, observed the minimum value of fifty million Reais (R$50.000.000,00), in any case adjusted by IGP-M (“Termination Fine”).

10.2.                     Payment of the Termination Fine shall be made by the Defaulting Party within up to thirty (30) days of the date on which the written notice from the Non-defaulting Party is sent, by wire transfer of immediately available funds to the Non-defaulting Party, to the bank account to be indicated in writing for such purpose.

10.3                        For the purposes of this Agreement, “IGP-M” means the positive fluctuation of the General Market Price Index published by Fundação Getúlio Vargas (“IGP-M/FGV”) or, in case the IGP-M/FGV is eliminated or deemed legally inapplicable hereto, the Parties hereby agree that the amounts agreed in this Agreement shall be automatically adjusted in accordance with (i) the IPCA - Broad Consumer Price Index, published by the Brazilian Institute of Geography and Statistics (“IPCA/IBGE”), or (ii) the General Price Index - Domestic Availability announced by Fundação Getúlio Vargas (“IGP-DI/FGV”), in this order, or, where it is not possible to use them, another official index in use, recognized and lawfully permitted, among the indices that best reflect the inflation rate in the period, in which case such new index shall be stipulated by the Parties by mutual agreement and shall be specified in an amendment hereto.

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SECTION XI - ADDITIONAL COVENANTS OF THE PARTIES

11.1.                     Confidentiality. Due to the access that each Party has had or shall have to the other Party’s Confidential Information, the Parties hereby mutually undertake, as follows: (i) to refrain from allowing access to the other Parties’ Confidential Information to third parties other than their directors, officers, employees, advisors and agents, and their Affiliates, and their Affiliates’ directors, officers, employees, advisors, agents, shareholders, partners and investors, only to the extent required for the performance of the Forestry Partnership established herein (provided that Landowner may disclose Confidential Information to its directors, officers, employees, advisors, lenders, and agents, and its Affiliates and its Affiliates’ directors, officers, employees, advisors, agents, shareholders, partners and investors, as required by law or regulatory, administrative or judicial authority or under contractual reporting obligations); (ii) to refrain from using any Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep in confidence the Confidential Information received from the other Parties. For the purposes of this Agreement, “Confidential Information” shall mean without limitation any and all information, whether verbal or written, and documentation related to this Agreement or to the transactions contemplated in this Agreement, including the information provided before this Agreement was signed, and any other information and/or documentation disclosed to a Party as confidential during the dealings and negotiations hereunder or the Due Diligence.

11.1.1.           The limitations provided for in this Agreement pertaining to the disclosure of Confidential Information shall not apply to Confidential Information (i) which was of public domain at the date hereof; or (ii) which was known to the receiving Party at the time of the disclosure and had not been

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obtained, either directly or indirectly, from the disclosing Party, its Affiliates or third parties bound to confidentiality obligations; or (iii) which is proven to be of public domain after the date hereof as a result of action or omission of the disclosing Party or any of its Affiliates; or (iv) which becomes of public domain after the disclosure to the receiving Party without any participation of the receiving Party or any of its Affiliates or Representatives in such disclosure; or (v) upon the advice of legal counsel which is required to be disclosed by virtue of law or to comply with a court or government order, or (vi) which has been developed or acquired independently by the receiving Party without reference to or use of Confidential Information of the disclosing Party; or (vii) in the event that the receiving Party or any of its Affiliates or Representatives are requested or required by Law, legal process or any regulatory or governmental or quasi-governmental administrative authority to disclose any of the Confidential Information, the receiving Party or any of its Affiliates or Representatives may do so and not be in contravention of this Agreement, provided that it provides the disclosing Party with prompt (to the extent legal and practicable) written notice so that the disclosing Party may seek, at its cost, a protective order or other appropriate remedy. If the receiving Party believes in good faith that it is compelled to disclose Confidential Information, the receiving Party may disclose that portion of the Confidential Information that it reasonably believes (after consultation with counsel) that is compelled to disclose and will exercise commercially best efforts, to the extent practicable, to request that confidential treatment be accorded to that portion of the Confidential Information that is being disclosed. Nothing in this Agreement shall prohibit Landowner from using and disclosing any information in respect of Real Estate Assets or their use.

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11.2.                     Publicity. No press release or other publicity related to this Agreement shall be made publicly available or submitted to third parties without the Parties’ prior and written approval in relation to the press release, form and contents.

11.3.                     Anti-corruption Policy. The Parties undertake, under the penalties set forth herein and in the applicable law, to observe and strictly comply with all applicable laws, including but not limited to the Brazilian anti-corruption laws, anti-money laundering laws, and also the FCPA - Foreign Corrupt Practices Act, the UK Bribery Act and the Corruption of Foreign Public Officials Act (together “Anti-corruption Laws”), as well as the rules and provisions set forth in the internal policies of the Parties (“Anti-corruption Policy”).

11.3.1.           Each of the Parties represents and warrants that it is not involved nor will be involved, directly or indirectly, through its Representatives (including any managers, directors, officers, advisors or consultants acting on its behalf), during the fulfillment of the obligations established under this Agreement and any other agreements executed in furtherance of this transaction, in any activity or practice that constitutes a breach of the Anti-corruption Laws.

11.3.2.           The Parties undertake to keep books, accounts, records and invoices accurate and agree that, if considered necessary, the Parties shall be entitled to, directly or indirectly, with assistance of third parties that they may appoint, audit the books, accounts, records, invoices and any document that supports the collections and/or the requests of reimbursement, to verify compliance with the provisions of the Anti-corruption Laws and also the Anti-corruption

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Policy, whereas the Parties shall provide full cooperation in the course of any audit, undertaking to submit any necessary information and documentation whenever requested.

11.3.3.           The non-compliance by the Parties of the Anti-corruption Laws and/or the Anti-corruption Policy will be considered a material breach to this Agreement and/or to any other agreements executed in furtherance of this Agreement and shall entitle the other Party to, acting in good faith, declare this Agreement and/or to any other agreements executed in furtherance of this transaction terminated immediately, without any burden or penalty, being the defaulting Party responsible for the losses and damages, pursuant to the applicable law and to this Agreement and/or to any other agreements executed in furtherance of this Agreement.

11.3.4.           The Parties declare that they have not, directly or indirectly, offered, promised, paid or authorized the payment of money, gave or agreed to give gifts or anything of value and, during the term of this Agreement and/or to any other agreements executed in furtherance of this Agreement, will not offer, promise, pay or authorize payment of money, give or agree to give gifts or anything of value to any person or entity, public or private, in order to unlawfully obtain or retain any business on behalf of the other Party.

11.3.5.           The Parties declare that will not, directly or indirectly, receive, transfer, maintain, use or hide resources that result from any unlawful activity and will not hire as an employee or otherwise maintain professional relationship with individuals or entities involved in criminal activities, in particular the Anti-corruption Laws, money laundering, drug trafficking and terrorism.

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11.3.6.           The Parties represent and warrant that (i) their current representatives are not public officials or government employees; (ii) will promptly inform, in writing, any appointment of their representatives as public officials or government employees.

11.3.7.           Each of the Parties will promptly notify, in writing, the other Party with respect of any suspected or actual breach of the Anti-corruption Laws and/or the Anti-corruption Policy, and also any involvement in bribery or corruption acts, and the breach of any representations pursuant to this Section.

SECTION XII - RIGHT TO WITHDRAW AND RIGHT OF FIRST OFFER

12.1                        Right to Withdraw. Landowner shall have the right to withdraw from this Agreement up to 30% of the total Real Estate Assets of each distinct region where the properties are located (“Land Subject to Withdraw”), according to the provisions of this Section 12.2 and the schedule provided in Schedule 12.2.1 (“Right to Withdraw”).

12.1.1              Prior to the exercise of the Right to Withdraw on all or portion of the Land Subject to Withdraw, Landowner shall provide Production Partner with a written prior notice (a) of 3 years for sales of Land Subject to Withdraw in excess of 2,000 hectares in the state of Mato Grosso do Sul, 600 hectares in the State of São Paulo (ex-Vale do Paraíba), 300 hectares in the states of Espírito Santo, Bahia and Vale do Paraíba (SP) (“Extended Prior Notice”) and (b) of 6 months (“Regular Prior Notice”), for any other sales of Real Estate Assets.

12.1.2              Upon receipt of an Extended Prior Notice or a Regular Prior Notice, Producer Partner shall have the right (but not the obligation) during the 30 (thirty) Calendar

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Days following such receipt to present Landowner with an offer to acquire the relevant Land Subject to Withdraw at a specified all-cash price on an as-is, where-is basis (“Right of First Offer on the Land Subject to Withdraw”).

12.1.2.1    In case Producer Partner does not to present an offer within 30 (thirty) Calendar Days from the receipt of an Extended Prior Notice or a Regular Prior Notice, Landowner shall be free to sell the relevant Real Estate Assets for any price.

12.1.2.2    In case Producer Partner presents an offer (“Producer Partner’s Offer”), Landowner shall have 15 (fifteen) days to:

(i)                                     accept Producer Partner’s Offer, in which case Producer Partner and Landowner shall conclude the sale transaction at the price stipulated in the Producer Partner’s Offer and on an as-is, where-is basis, as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall only be paid at the end of the period of the Extended Prior Notice or Regular Prior Notice, duly adjusted at the IGP-M rate from the date of the acceptance of the Producer Partner’s Offer until the closing of the sale with Landowner).

(ii)                                  not accept Producer Partner’s Offer, in which case: (a) Landowner shall be free to sell the Land Subject to Withdraw object of the Extended Prior Notice and/or a Regular Prior Notice, during the period of the Extended Prior Notice or Regular Prior

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Notice, as the case may be (provided that in no event shall such period be less than six months), on any terms, provided that the price is not less than that stipulated in Producer Partner’s Offer (duly adjusted at the IGP-M rate from the date of Producer Partner’s Offer until the closing of the sale), and the provisions of the sale contract contain no collateral terms that would be reasonably be expected to reduce that price; and (b) Landowner shall notify Producer Partner of the outcome of the sale process, indicating if the sale was concluded and, if so, producing reasonable evidence of the conclusion of the sale and price paid.

12.1.3              If Landowner does not conclude the sale of the relevant Real Estate Assets within the periods mentioned above in Section 12.1.2.2(ii)(a), then Landowner will have to submit a new notice to Producer Partner, which will trigger a new Right of First Offer on the Land Subject to Withdraw and the process shall be restarted.

12.1.4              Upon the completion of the sale of the Land Subject to Withdraw, Producer Partner shall be entitled to complete harvest of the Land Subject to Withdraw prior to delivery of the Land Subject to Withdraw, which shall take place up to the 7 year of the plantation of the Standing Timber, subject to the delivery conditions as set forth in this Agreement.

12.2                        Real Estate Assets not Subject to Withdrawal. For the purpose of selling to third parties any of the Real Estate Assets not subject to withdrawal as per section 12.1 above during the term of this Agreement, Landowner shall initiate the process by providing written notice at any time (a “Sale Notice”) to Producer Partner of its intention to sell such any portion of such Real Estate Assets (collectively, the “Subject Land”).

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12.2.1              Upon receipt of a Sale Notice, Producer Partner shall have the right (“Right of First Offer”), within thirty(30) Calendar Days, to elect to respond in writing with an all-cash price at which it would be willing to acquire the Subject Land on an as-is, where- is basis (an “Initial Offer”).

12.2.1.1    Producer Partner’s failure to communicate its decision within the term established in Section 12.2.1 shall automatically be deemed to be non-exercise by Landowner of the Right of First Offer and Producer Partner shall be free to sell the relevant Real Estate Assets as it sees fit and for any price within twenty four (24) months as of the receipt by Producer Partner of the Sale Notice.

12.2.2              If Producer Partner provides an Initial Offer, Landowner may: (a) agree to transact at that price on an as-is, where-is basis; (b) reject the Initial Offer, in which case Landowner may proceed with a sale offer to third parties (a “Bid Process”) as set out in this Section 12 below, or (c)present a counter-offer at an all-cash price (a “Counter-Offer”).

12.2.3              In case Landowner decides to present a Counter-Offer, Producer Partner may, within ten (10) Calendar Days as of the receipt of the Counter-Offer: (i) accept the Counter-Offer, in which case acceptance shall constitute a binding agreement of purchase and sale between the Producer Partner and the Landowner on the terms and conditions set out in the Counter-Offer, and Producer Partner and Landowner shall conclude the sale transaction, on an as-is, where-is basis, as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price shall increase at the IGP-M rate until the closing of the sale with Landowner);

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or (ii) reject the Counter-Offer, in which case Landowner may proceed with a sale offer to third parties (“Bid Process”).

12.2.3.1    Producer Partner’s failure to communicate its decision in writing within the term established in Section 12.2.3 shall automatically be deemed to be non-acceptance of the Counter-Offer and the terms of Section 12.2.3(ii) shall apply.

12.2.4              Producer Partner’s undertake the obligation to provide all information and other assistance as may reasonably be requested by Landowner in conducting the Bid Process.

12.2.5              Once Landowner initiates the Bid Process, Landowner will disclose to Producer Partner the identity of the potential bidders that have been admitted to the Bid Process, and Producer Partner shall notify Landowner within 5 (five) Calendar Days as of the receipt of the disclosure as to which bidders Producer Partner view as restricted bidders (“Restricted Bidders”), provided that Producer Partner may designate no more than two (2) Restricted Bidders. All remaining bidders will be considered as approved bidders (“Approved Bidders”). Landowner’s failure to so notify Producer Partner within such 5 (five) Calendar Days shall result in all bidders being deemed as an Approved Bidder.

12.2.6              If Landowner selects an Approved Bidder as the winning bidder, Landowner may sell the Subject Land to any Approved Bidder on any terms, provided that such sale occurs at a price that is no less than the most recent Counter-Offer made by Landowner or, if no Counter-Offer was made, no less than the Initial Offer (and contains no

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collateral terms that would reasonably be expected to reduce that price).

12.2.7              If Landowner selects a Restricted Bidder as the winning bidder, Landowner shall send a notice to Producer Partner informing the price to be paid by the Restricted Bidder (the “Bid Price”) and the other conditions of the intended transaction, for the purpose of entitling Producer Partner to acquire the Subject Land at the Bid Price on an as-is, where-is basis, subject to the conditions set forth in Section 12.2.7.2 below (“Right of First Refusal”).

12.2.7.1    Producer Partner shall provide notice of their intention to exercise the Right of First Refusal within five (5) Business Days of receipt of the notice mentioned in section 12.2.7 above (“Exercise Notice”).

12.2.7.2    Should Producer Partner decide to exercise the Right of First Refusal, in addition to the Bid Price, Producer Partner shall also pay to the Landowner a matching fee in an amount equal to 5% (five percent) of the Bid Price, and Producer Partner and Landowner shall conclude the sale transaction as soon as at all practicable and no later than sixty (60) Calendar Days (subject to extension if required to obtain all applicable governmental approvals, provided that the sale price and matching fee shall increase at the IGP-M rate until the closing of the sale with Landowner.)

12.2.7.3    If Producer Partner (i) declines to exercise the Right of First Refusal, or (ii) fails to deliver an Exercise Notice within the term established above, Landowner may sell the Subject Land to the Restricted Bidder on the terms of its bid.

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12.2.7.4    Producer Partner shall not be entitled to exercise the Right of First Refusal over only part of the Subject Land (specific projects or specific properties/real estate record files), but only the totality of the properties subject to each Sale Notice.

12.2.8              For greater clarity, in acquiring Subject Land pursuant to any provision of this Section 12, Producer Partner will not be entitled to any representations and warranties in such sale (other than in respect of typical corporate matters relating to authorization and enforceability), and shall expressly waive the right to indemnification for Evicção for the purposes of Article 448 of the Brazilian Civil Code.

12.2.9              If Landowner does not conclude the sale of the relevant Real Estate Assets subject to a Bid Process within twenty-four (24) months, Landowner undertakes to submit a new Sale Notice to Producer Partner in case of a further Bid Process, which will trigger a new Right of First Offer and the process shall be restarted.

12.2.10       The Right of First Offer on Lands Subject to Withdraw, the Right of First Offer and the Right of First Refusal shall not be valid or enforceable if Producer Partner is in default in connection with any of its obligations as provided for in this Agreement.

12.2.11       No Right of First Offer on Lands Subject to Withdraw, Right of First Offer, nor Right of First Refusal shall apply to the transfer of any of the Real Estate Assets by Landowner to any of its Affiliates or related entities or to investors in any of its managed vehicles as part of any internal reorganization, distribution-in-kind or other internal or non-marketed transaction.

12.2.12.    The sale of any of the Real Estate Assets to any bidder will automatically cause the assignment of the Landowner’s rights and obligations under this Agreement,

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except the withdraw rights, for which purpose Landowner undertakes to provide, in the sale instruments, that the winner bidder must comply with the terms and conditions of this Transaction.

SECTION XIII - APPLICABLE LAW AND ARBITRATION

13.1.                     Arbitration The Parties shall attempt, in good faith, to settle any ties and disputes arising out from this Agreement and to construe and apply the remaining provisions of this Agreement in an amicable manner, provided that any Party that believes any of its rights has been compromised shall give the other Party notice to that effect. Should the Parties fail to settle the dispute amicably within 30 (thirty) days counted as of the notice referred to in Section 18.12, such dispute shall be finally settled by means of a binding arbitration procedure.

13.1.2.           The Arbitration shall be governed by the rules of the Chamber of Commerce Brazil - Canada - “CCBC” (“Rules of CCBC”), which shall be liable for the conduction of the arbitral proceedings. Should the Rules not address any procedural aspect, the Parties hereby agree to apply the Brazilian procedural laws provided in Law no. 9307/96 and in the Brazilian Code of Civil Procedure on a supplementary basis and in such order.

13.1.2.           Arbitration shall be held in the city of São Paulo, State of São Paulo, Brazil, and the official language of the arbitration shall be English.

13.1.3.           The arbitral tribunal shall be composed of 3 (three) arbitrators. Each Party shall appoint 1 (one) arbitrator and the arbitrators so appointed shall appoint a 3rd (third) one by mutual agreement. Should a Party fail to appoint an arbitrator within 14 (fourteen) days counted as of receipt of notice for commencement of arbitration or, should the 2 (two) arbitrators fail to reach an

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agreement as to appointment of an arbitrator within fourteen (14) days following their appointment, such missing arbitrator(s) shall be appointed in accordance with the Rules of CCBC, by CCBC.

13.1.4.           The Parties hereby acknowledge and agree that selection of arbitration as means of dispute resolution hereunder is voluntary and that the arbitral award entered thereunder shall be a clear and legal title, the final and definitive decision, binding on the Parties, which hereby waive submission to any other venue or jurisdiction, however privileged it may be.

13.1.5.           Should a Party be called to settle a dispute under arbitration and opposes arbitration or refuses to sign the relevant arbitral commitment, arbitration shall proceed in accordance with the provisions of the Rules of CCBC, provided that the arbitral tribunal in charge shall determine the contents of the arbitral commitment, for the regular processing of the arbitration procedure.

13.1.6.           Arbitrators shall settle any dispute hereunder in accordance with the Brazilian law that shall be kept confidential. Any arbitral award shall be final and may be enforced in any court having appropriate jurisdiction.

13.1.7.           Liability for payment of the arbitration costs, including the arbitrators’ fees shall be determined in accordance with the Regulation of CCBC. Should the Rules of CCBC be silent on the aforesaid issue, the arbitral award shall hold that the defeated Party shall bear the costs of arbitration or of any court proceeding pertaining to or resulting from arbitration, including attorneys’, experts’ and arbitrators’ fees. In case of an arbitral award partly favorable to both Parties, the arbitral tribunal shall

45

specify the form of payment of each Party’s share of such costs.

13.1.8.           Without prejudice or limitation to any provision contained in the Rules of CCBC, the Parties may resort to the judiciary solely in the events set forth below, and no such conduct shall be deemed the Parties’ waiver to their choice of arbitration as the sole means to settle disputes: (i) to assure commencement of arbitration; (ii) to obtain injunctions and other protective remedies prior to organization of an arbitral tribunal; and (iii) to enforce any ruling entered by an arbitral tribunal, including but not limited to the arbitral award. To that effect, the Parties hereby elect the courts of the city of São Paulo, State of São Paulo, Brazil as the appropriate venue to entertain and rule on such issues.

SECTION XIV - GENERAL PROVISIONS

14.1.                     All notices, consents, requests and other communications contemplated by this Agreement (“Notice”) shall be made in writing and delivered by hand, postal or courier service, acknowledged receipt required or facsimile to the addresses below:

If to Landowner:

If to Producer Partner: [Diretor Florestal e Jurídico]

14.2.                     Notices given pursuant to the provisions of this Agreement shall be deemed received: (i) upon delivery, if hand-delivered against evidence of receipt; (ii) upon receipt, if posted on the mail and duly received by the addressee against receipt of delivery; and (iii) except as otherwise provided in this Agreement, five (5) Business Days after being sent via overnight courier service and duly

46

received by the addressee against evidence of receipt. Either Party may change the address for delivery of Notices upon prior Notice to the other parties in accordance with this Section 14.

14.3.                     Except as otherwise provided in this Agreement, the commitments and obligations assumed by each Party hereunder are subject to specific performance pursuant to the provisions of articles 461 and 466-A et seq. of the Civil Procedure Code, and the Parties acknowledge that losses and damages shall not be a sufficient restitution. To that effect, the Parties acknowledge that this Agreement, duly signed by two witnesses, is a clear and legal out-of-court execution title for all effects and purposes of article 585, subsection II, of the Civil Procedure Code.

14.4.                     Except as otherwise provided for in this Agreement, all costs and expenses incurred by the Landowner and by the Producer Partner in connection with the negotiation, preparation, execution of this Agreement shall be borne by the Party that has incurred them, including those relating to brokerage and commissions to service providers.

14.5.                     This Agreement is executed in an irrevocable and irreversible manner.

14.6.                     This Agreement is binding upon the Parties, and each of their successors in any capacity.

14.7.                     Except as otherwise provided for in this Agreement, this Agreement and/or the rights and liabilities hereunder of any Party shall not be assigned or surrogated, either in part or in full, without the other Parties’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned to any other act or fact without motive. The limitation established hereunder

47

shall not apply to the transfer of the Landowner’s rights to companies belonging to Landowner’s economic group, including its Affiliates.

14.8.                     Any Party’s failure to enforce or delay in enforcing any provision of this Agreement, or in demanding compliance with any term or condition hereof shall not be construed as a waiver to such provision, term or condition, nor shall it be deemed novation of the sections or subsections of this Agreement. No such act of freedom shall affect the relevant Party’s rights, which may be enforced at any time in the future.

14.9.                     Any amendment or change to this Agreement shall only be effective if made in written, duly signed by the Parties, which shall become a part hereto as an amendment.

14.10.              Should any section, item or provision of this Agreement be held illegal, invalid or unenforceable, such invalidation shall not affect the enforceability or validity of the remaining sections, items and provisions, except if combination of the provisions indicates that the Parties would not have been willing to enter this Agreement without the unenforceable or invalid provisions.

14.11.              All terms and deadlines provided for in this Agreement shall be counted as provided for in article 184 of the Civil Procedure Code, i.e., excluding the first date and including the maturity date. All terms and deadlines provided for in this Agreement ending on a Saturday, Sunday or holiday shall be automatically extended to the next Business Day.

48

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in two (2) counterparts before the two (2) undersigned witnesses.

SÃO PAULO, [DATE]

LANDOWNER:

[LANDOWNER]

PRODUCER PARTNER:

[PRODUCER PARTNER]

WITNESSES:

NAME:
RG:
CPF/MF:

NAME:
RG:
CPF/MF:

49

Appendix IV — PLANTABLE AREA ASSESSMENT CRITERIA

The plantable area verification will be performed considering the methodology presented by the Buyer’ contractor as described below. Differences in area will be adjusted as defined at the Contract

METHODOLOGY

The plantable area verification approach proposed by Buyer’s contractor is a statistically rigorous, independent verification of the acquisition plantable area based on well excepted methodology. While it will provide a robust assessment of the plantable area and clear measures of confidence, it is a sample-based approach in which only a portion of the plantable stands within the owner-ship will actually be assessed. By sampling a portion of the available area, this approach may miss some anomalies which occur infrequently.

A population-based approach would assess all stands in the inventory. While a population-based approach is not feasible using traditional cruising or even ‘windshield’ cruising, it can be implemented using remote sensing techniques. There is a long history of using both satellite and air-borne remote sensing data to assess forest structure. For example, Cohen et al. (1995) estimated forest age, basal area, mean DBH and mean height using Landsat TM data for western Oregon. Similarly, Lefsky et al. (2001) compared a range of airborne and satellite sensors for retrieving forest structural parameters in western Oregon, including age, basal area, maximum height and biomass. Sabol et al. (2002) used a method known as spectral mixture analysis to model forest structure in the Pacific Northwest using satellite data. BUYER’S CONTRACTOR staff is well versed in these methods and have completed millions of acres of remote sensing vegetation analysis and land cover mapping projects.

The most common remote sensing technique for modeling vegetation structure is through the use of vegetation indices, which are mathematical calculations which highlight the expression of vegetation while minimizing unwanted factors such as topography and atmospheric conditions. Vegetation indices rely on the availability within the data of a near-infrared spectral band. This is due to the unique response of green vegetation at this wavelength region and the ability of band ratios that combine near-infrared with visible wavelengths to respond to vegetation structure. This means that true color imagery is not well suited for calculating vegetation indices. The most commonly used vegetation index is NDVI, which is calculated using the equation be-low.

BUYER’S CONTRACTOR proposes a population-based, remote sensing approach for modeling the relationship between forest spectral response and plantable areas versus non plantable areas (natural forest or riparian reserve). The general method proposed is to use vegetation indices as a proxy to forest structure, and develop explanatory models which capture the expected remote sensing response for plantable areas based on their characteristics (e.g., timber type, stocking density, size class). These models will explain the general relationship between plantable; riparian; and natural forest reserve areas and the remote sensing imagery, and will highlight those areas that do not show the expected patterns (outliers). Outliers indicate areas which have observed forest structure or ground cover conditions that is greater than or less than the amount that would be expected based on the existing inventory data. The figure below shows this in a graphical manner. Observation A (green) indicates a stand where the remote sensing metric (e.g., NDVI value) indicates that a greater than expected amount of forest structure was observed within stand boundary. Observation B, on the other hand (red), represents a stand where the remote sensing data shows lower than expected forest structure. Both of these stands are outliers from the general relationship between remote sensing data and the inventory data. By looking at the distance between these outliers and the trend line (C) we can understand the severity of the outlier. By filtering these outliers by acreage, or applying an acreage-based weighting factor, we can focus further analysis on stands that are both outliers and of significant acreage.

Given the large size of the project area and scheduling constraints for the project, satellite data are the preferred remote sensing image source. The benefits of satellite imagery include larger footprints, reduced data volume, less processing time, as well as greater consistency in image acquisition date and time of day which intern reduces the effects of differences in lighting geometry and plant phenology. Historically, sensors such as

Landsat TM have been used for large area studies such as this project. Privately operated satellite sensors, such as RapidEye, have improved upon Landsat data by providing improved resolution, image quality (greater signal to noise ratios), and more timely data collection. For this study we propose the use of RapidEye imagery available in archive over the project area. The spectral parameters for RapidEye can be seen in the figure below.

The RapidEye constellation collects imagery with 12-bit depth (versus often 11-bit or even 8-bit depth) which is critical for shadow penetration. It also has a red edge band. Both of these improve the results of spectral analysis techniques, and particularly of vegetation studies.

Expected Results

The remote sensing approach that is summarized above will provide several key benefits for Brookfield. First, it will address the ‘Plantable Forest Area Review’ task by highlighting stands where the forest characteristics observed in the remotely sensed data to not match the stand descriptions. In addition, if requested the analysis can explore not only the relationship to non plantable areas but also between model outliers and potential sources of error within plantable stand types including type, age, and inventory type. This will help Brookfield understand the accuracy of the Plantable inventory acres and if there are any significant causes of errors.

By including Phase II, in which the most severe model outliers are visually inspected using available high resolution imagery, this approach will complete the “Plantable Area Audit” task bit could be extended to also address and identify issues within the Plantable Area inventory. Where outliers are caused by disconnects between the GIS stand boundaries and the Plantable stand characteristics observed high resolution imagery, these discrepancies will be noted and used to calculate the extent of the errors. This will address the problem called out in the ‘Plantable Area Audit’ task description where spatial data errors may have developed over time. However, it could also highlight where spatial errors exist which are significant from a timber inventory perspective, rather than just minor differences in stand boundaries.

In this section we outline the high level tasks that will be conducted in order to complete the remote sensing portion of this project.

Phase I: Image Processing and Analysis - Plantable Area Audit

•                  Calculate range of commonly used vegetation indices including VI, SAVI, NDVI, EVI for SHP_AssetLight project areas

•                  Stratify Plantable and Non Plantable (riparian and natural areas) stands by key drivers of spectral response

•                  topography - slope and aspect (cosine of the local solar incidence angle determines the amount of light falling on each pixel based on the orientation of the ground surface to the sun at the time of the image collection)

•                  stocking density (spacing between trees determines the variability in the structure of the canopy, which translates to shadows and thus overall brightness).

•                  elevation (proxy for vegetation phenology, which determines the greenness of background vegetation)

•                  Extract vegetation index values for all stands and group stands by strata (Plantable vs. Non Plantable)

•                  Build models relating Plantable to Non Plantable areas to vegetation index values for each strata

•                  Revise inputs and models as needed to achieve small set of models which capture both trends and outliers. This may include modifications to strata definitions, selecting the most useful vegetation index of those calculated, applying data transformations as needed to support linear/non-linear relationships, etc.

•                  Assess model fit and residuals

•                  Summarize model fit and translate from statistical descriptions (e.g., r2 and RMSE) to on-the-ground interpretation and impacts

•                  Calculate and chart residuals

•                  Calculate residuals and absolute value of residuals for all Plantable and Non Plantable stands

•                  Calculate area-weighted residuals to highlight outlier stands that have the most significant acreage

•                  Plot and summarize the distribution of residuals, describing the types of outliers encountered, the number of stands in each type, the number of acres in each type, and the implication in terms of inventory values.

Phase II: Assessing Cause and Severity of Plantable Area Outliers

•                  For each strata, BUYER’S CONTRACTOR will investigate representative outliers to assess severity and cause

•                  Assess factors that may contribute to outliers. This statistical assessment will determine if outliers observed are correlated to other known characteristics for a strata.

•                  Overlay most severe outlier stands (assumption, does not exceed 10% of stands) on high resolution imagery (assumes imagery provided by Brookfield as orthorectified mosaic)

•                  Verify stand is an outlier - meaning that the conditions observed in the high resolution imagery do not match the tabular data available for the stand

•                  If true outlier, assess and record reason - e.g., stand boundary includes area of native forest reserve but tabular data indicates plantable inventory data of whole stand.

•                  Update plantable acreage by modifying stand boundary

Phase III: Verify Road Acreages

•                  BUYER’S CONTRACTOR will perform an audit of road acres by performing a buffer analysis to the existing road data and comparing results against net acreage. In addition, BUYER’S CONTRACTOR will perform automated image segmentation to identify linear segments identified in the imagery and determine if roads exist that are not part of the existing road network data. These areas will be identified; verified, captured, and removed as appropriate from the plantable area calculation.

Appendix V - VERIFIED PLANTABLE AREA

Calculation of purchase price adjustment follows the formula:

Purchase Price = (Plantable Area DD – Plantable Area Provided) * Base Price

Plantable area adjustments may occur after finalizing mapping due diligence.

		Base Price	Provided by Fibria		Due Diligence result
ID_Project	BTM Region	(R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
							—
A093	ES_South_03	15,797	425.28	284.21			—
A094	ES_South_03	15,797	286.24	211.79			—
A095	ES_South_03	15,797	449.19	292.23			—
A114	ES_South_03	15,797	141.10	100.17			—
A124	ES_South_03	15,797	302.42	220.79			—
A125	ES_South_03	15,797	218.48	167.60			—
A127	ES_South_03	15,797	318.49	251.69			—
A133	ES_South_03	15,797	147.30	115.69			—
A261	ES_South_03	15,797	14.23	9.44			—
A262	ES_South_03	15,797	162.70	96.19			—
A263	ES_South_03	15,797	198.00	127.71			—
A264	ES_South_03	15,797	69.63	41.29			—
A265	ES_South_03	15,797	27.12	16.83			—
A266	ES_South_03	15,797	21.90	13.58			—
A267	ES_South_03	15,797	45.18	31.19			—
A268	ES_South_03	15,797	124.43	79.27			—

		Base Price	Provided by Fibria		Due Diligence result
ID_Project	BTM Region	(R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment

A269	ES_South_03	15,797	106.28	72.27			—
A270	ES_South_03	15,797	190.26	128.63			—
A280	ES_South_03	15,797	337.50	275.85			—
A283	ES_South_03	15,797	66.19	45.42			—
A286	ES_South_03	15,797	96.60	58.89			—
A288	ES_South_03	15,797	54.41	42.93			—
A293	ES_South_03	15,797	162.57	120.33			—
A308	ES_South_03	15,797	384.32	155.90			—
A318	ES_South_03	15,797	191.64	102.21			—
A600	ES_South_03	15,797	421.78	313.06			—
A627	ES_South_03	15,797	20.41	7.45			—
F154	SP_East_03	14,749	266.54	135.31			—
F167	SP_East_03	14,749	55.50	22.99			—
F431	SP_South_02	12,400	2,821.93	2,219.00			—
F434	SP_South_02	12,400	195.95	176.20			—
F435	SP_South_02	12,400	1,033.41	818.16			—
F438	SP_South_02	12,400	851.68	569.61			—
F461	SP_North_01	14,177	1,126.01	776.55			—
F464	SP_North_01	14,177	126.69	102.58			—
F465	SP_North_01	14,177	128.66	124.20			—
F466	SP_North_01	14,177	471.88	419.57			—
F467	SP_North_01	14,177	634.98	428.88			—
F531	SP_South_02	12,400	1,210.31	999.00			—
F533	SP_South_02	12,400	2,896.77	1,243.07			—
F536	SP_South_02	12,400	917.08	571.13			—
F537	SP_South_02	12,400	1,089.93	630.06			—
F538	SP_South_02	12,400	830.64	306.67			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

F539	SP_South_02	12,400	1,172.78	602.02			—
F540	SP_South_02	12,400	2,606.47	1,324.01			—
F543	SP_South_02	12,400	1,033.98	526.95			—
F545	SP_South_02	12,400	87.32	67.36			—
F547	SP_South_02	12,400	411.02	198.09			—
F549	SP_South_02	12,400	1,456.09	986.33			—
F638	SP_East_03	14,749	626.03	364.14			—
F639	SP_East_03	14,749	419.95	246.07			—
F640	SP_East_03	14,749	416.61	254.23			—
F677	SP_South_02	12,400	77.05	59.39			—
F678	SP_South_02	12,400	241.36	173.38			—
F679	SP_South_02	12,400	442.85	327.63			—
F680	SP_South_02	12,400	250.71	169.60			—
F681	SP_South_02	12,400	871.11	600.36			—
F743	SP_East_03	14,749	130.34	99.31			—
F891	SP_East_03	14,749	332.50	187.21			—
F892	SP_East_03	14,749	233.52	146.08			—
F895	SP_East_03	14,749	79.36	45.57			—
F931	SP_East_03	14,749	84.94	20.45			—
F954	SP_East_03	14,749	228.03	83.38			—
H007	MS_South_03	7,560	19,510.23	14,246.68			—
H008	MS_Center_02	7,379	1,862.47	1,073.93			—
H013	MS_South_03	7,560	12,124.65	7,721.64			—
H053	MS_Center_02	7,379	4,905.80	3,192.72			—
H101	MS_South_03	7,560	17,859.98	10,629.86			—
H105	MS_South_03	7,560	1,147.81	793.82			—
M012	BA_Total_01	16,423	426.04	259.14			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

M014	BA_Total_01	16,423	223.73	172.17			—
M015	BA_Total_01	16,423	404.70	285.76			—
M017	BA_Total_01	16,423	398.28	208.72			—
M018	BA_Total_01	16,423	407.59	220.75			—
M019	BA_Total_01	16,423	535.02	336.74			—
M023	BA_Total_01	16,423	693.99	358.20			—
M024	BA_Total_01	16,423	474.42	145.68			—
M025	BA_Total_01	16,423	474.43	331.18			—
M026	BA_Total_01	16,423	420.84	247.37			—
M027	BA_Total_01	16,423	760.04	507.34			—
M028	BA_Total_01	16,423	684.73	402.72			—
M029	BA_Total_01	16,423	484.31	304.45			—
M031	BA_Total_01	16,423	300.99	207.40			—
M032	BA_Total_01	16,423	207.43	149.43			—
M033	BA_Total_01	16,423	217.77	133.94			—
M034	BA_Total_01	16,423	268.95	153.50			—
M035	BA_Total_01	16,423	395.95	221.09			—
M036	BA_Total_01	16,423	454.39	222.88			—
M037	BA_Total_01	16,423	551.38	257.26			—
M038	BA_Total_01	16,423	558.00	167.36			—
M041	BA_Total_01	16,423	328.62	198.64			—
M042	BA_Total_01	16,423	581.44	338.65			—
M043	BA_Total_01	16,423	624.61	363.96			—
M044	BA_Total_01	16,423	557.31	309.70			—
M046	BA_Total_01	16,423	370.84	172.48			—
M047	BA_Total_01	16,423	317.76	205.59			—
M048	BA_Total_01	16,423	342.53	240.88			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

M099	BA_Total_01	16,423	163.52	109.46			—
M116	BA_Total_01	16,423	148.60	99.33			—
M117	BA_Total_01	16,423	471.59	218.64			—
M118	BA_Total_01	16,423	83.54	35.47			—
M119	BA_Total_01	16,423	131.22	53.07			—
M123	BA_Total_01	16,423	152.51	78.77			—
M125	BA_Total_01	16,423	449.68	199.34			—
M130	BA_Total_01	16,423	363.33	251.64			—
M131	BA_Total_01	16,423	589.35	319.00			—
M132	BA_Total_01	16,423	576.21	276.14			—
M133	BA_Total_01	16,423	369.08	227.12			—
M134	BA_Total_01	16,423	425.64	293.96			—
M153	BA_Total_01	16,423	381.11	196.97			—
M154	BA_Total_01	16,423	601.29	482.57			—
M155	BA_Total_01	16,423	373.05	282.09			—
M156	BA_Total_01	16,423	241.19	168.33			—
M157	BA_Total_01	16,423	577.02	309.81			—
M158	BA_Total_01	16,423	184.73	99.86			—
M161	BA_Total_01	16,423	562.53	297.82			—
M194	BA_Total_01	16,423	103.70	75.30			—
M196	BA_Total_01	16,423	43.13	27.89			—
M197	BA_Total_01	16,423	154.64	87.24			—
M209	BA_Total_01	16,423	379.99	201.94			—
M217	BA_Total_01	16,423	41.05	13.41			—
M218	BA_Total_01	16,423	24.78	15.39			—
M220	BA_Total_01	16,423	420.73	302.84			—
M221	BA_Total_01	16,423	331.75	206.78			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

M224	BA_Total_01	16,423	53.17	22.01			—
M225	BA_Total_01	16,423	77.78	47.16			—
M360	BA_Total_01	16,423	259.46	164.60			—
M361	BA_Total_01	16,423	441.95	246.79			—
M362	BA_Total_01	16,423	194.56	98.70			—
M363	BA_Total_01	16,423	194.41	124.07			—
M364	BA_Total_01	16,423	207.31	148.14			—
M365	BA_Total_01	16,423	454.38	300.17			—
M376	BA_Total_01	16,423	103.35	83.90			—
M401	BA_Total_01	16,423	356.44	274.77			—
M402	BA_Total_01	16,423	218.04	160.79			—
M403	BA_Total_01	16,423	19.05	12.83			—
M405	BA_Total_01	16,423	355.58	231.56			—
M406	BA_Total_01	16,423	466.37	335.51			—
M409	BA_Total_01	16,423	319.16	258.80			—
M410	BA_Total_01	16,423	583.30	459.88			—
M411	BA_Total_01	16,423	378.31	271.35			—
M412	BA_Total_01	16,423	289.48	202.93			—
M413	BA_Total_01	16,423	378.58	294.13			—
M414	BA_Total_01	16,423	328.60	231.11			—
M419	BA_Total_01	16,423	303.22	213.14			—
M420	BA_Total_01	16,423	445.94	331.24			—
M421	BA_Total_01	16,423	561.79	404.19			—
M423	BA_Total_01	16,423	345.42	259.23			—
M424	BA_Total_01	16,423	161.95	111.03			—
M425	BA_Total_01	16,423	31.54	19.81			—
M426	BA_Total_01	16,423	8.56	6.43			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

M427	BA_Total_01	16,423	466.16	257.70			—
M614	BA_Total_01	16,423	211.54	132.84			—
M668	BA_Total_01	16,423	88.12	52.86			—
M669	BA_Total_01	16,423	243.29	131.48			—
M676	BA_Total_01	16,423	477.55	304.21			—
M697	BA_Total_01	16,423	224.04	130.10			—
M723	BA_Total_01	16,423	248.92	151.54			—
S001	ES_North_01	9,831	247.58	188.94			—
S005	ES_North_01	9,831	253.13	179.63			—
S007	ES_North_01	9,831	331.13	269.53			—
S008	ES_North_01	9,831	260.95	215.09			—
S009	ES_North_01	9,831	227.72	82.33			—
S010	ES_North_01	9,831	208.70	164.54			—
S011	ES_North_01	9,831	183.37	149.58			—
S012	ES_North_01	9,831	266.55	103.99			—
S013	ES_North_01	9,831	207.21	110.84			—
S014	ES_North_01	9,831	440.51	276.90			—
S015	ES_North_01	9,831	251.84	195.36			—
S016	ES_North_01	9,831	394.52	306.50			—
S017	ES_North_01	9,831	288.16	232.45			—
S018	ES_North_01	9,831	348.87	284.43			—
S020	ES_North_01	9,831	241.66	180.07			—
S048	ES_North_01	9,831	270.23	208.83			—
S049	ES_North_01	9,831	113.20	85.02			—
S050	ES_North_01	9,831	242.29	177.24			—
S051	ES_North_01	9,831	257.39	189 98			—
S052	ES_North_01	9,831	253.93	205.45			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

S053	ES_North_01	9,831	274.97	175.05			—
S055	ES_North_01	9,831	263.86	185.52			—
S056	ES_North_01	9,831	303.76	219.91			—
S057	ES_North_01	9,831	218.11	130.03			—
S058	ES_North_01	9,831	345.07	184.63			—
S059	ES_North_01	9,831	162.73	120.46			—
S074	ES_North_01	9,831	184.47	139.10			—
S077	ES_North_01	9,831	375.69	312.44			—
S078	ES_North_01	9,831	283.03	235.09			—
S079	ES_North_01	9,831	166.62	129.59			—
S080	ES_North_01	9,831	363.38	288.14			—
S081	ES_North_01	9,831	318.46	238.05			—
S082	ES_North_01	9,831	316.05	229.07			—
S083	ES_North_01	9,831	189.18	139.28			—
S084	ES_North_01	9,831	342.15	265.92			—
S085	ES_North_01	9,831	159.59	125.22			—
S086	ES_North_01	9,831	311.74	267.40			—
S087	ES_North_01	9,831	431.89	374.57			—
S088	ES_North_01	9,831	197.12	154.89			—
S089	ES_North_01	9,831	175.58	141.36			—
S090	ES_North_01	9,831	147.66	124.94			—
S091	ES_North_01	9,831	195.08	101.70			—
S092	ES_North_01	9,831	407.26	289.77			—
S096	ES_North_01	9,831	483.13	355.50			—
S102	ES_North_01	9,831	318.67	259.46			—
S103	ES_North_01	9,831	411.63	333.89			—
S104	ES_North_01	9,831	330.67	258.03			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

S105	ES_North_01	9,831	414.07	317.56			—
S106	ES_North_01	9,831	262.24	193.95			—
S107	ES_North_01	9,831	524.87	422.83			—
S109	ES_North_01	9,831	292.82	215.71			—
S110	ES_North_01	9,831	318.91	218.99			—
S111	ES_North_01	9,831	166.39	119.50			—
S112	ES_North_01	9,831	427.34	344.32			—
S113	ES_North_01	9,831	279.54	224.29			—
S114	ES_North_01	9,831	262.37	205.24			—
S143	ES_North_01	9,831	334.78	283.19			—
S144	ES_North_01	9,831	110.44	89.36			—
S145	ES_North_01	9,831	175.00	152.90			—
S147	ES_North_01	9,831	119.07	101.06			—
S148	ES_North_01	9,831	369.99	233.69			—
S158	ES_Center_02	14,928	304.17	203.82			—
S159	ES_North_01	9,831	486.89	370.83			—
S160	ES_North_01	9,831	354.04	263.51			—
S161	ES_North_01	9,831	434.48	167.83			—
S162	ES_North_01	9,831	406.74	290.48			—
S165	ES_North_01	9,831	358.69	257.28			—
S167	ES_North_01	9,831	216.38	126.24			—
S168	ES_North_01	9,831	447.93	277.51			—
S169	ES_North_01	9,831	456.46	269.12			—
S227	ES_North_01	9,831	80.01	69.54			—
S230	ES_North_01	9,831	89.98	44.43			—
S317	ES_North_01	9,831	308.93	238.62			—
S318	ES_North_01	9,831	179.14	125.94			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

S319	ES_North_01	9,831	91.78	68.62			—
S321	ES_North_01	9,831	142.53	119.79			—
S323	ES_North_01	9,831	218.42	167.89			—
S326	ES_North_01	9,831	98.20	75.49			—
S327	ES_North_01	9,831	238.33	180.89			—
S328	ES_North_01	9,831	202.77	164.72			—
S329	ES_North_01	9,831	197.63	165.47			—
S333	ES_North_01	9,831	382.75	292.55			—
S337	ES_North_01	9,831	371.51	276.61			—
S338	ES_North_01	9,831	285.73	197.71			—
S339	ES_North_01	9,831	268.91	208.14			—
S340	ES_North_01	9,831	124.14	91.64			—
S341	ES_North_01	9,831	215.63	174.50			—
S342	ES_North_01	9,831	115.45	80.96			—
S361	ES_North_01	9,831	296.80	200.54			—
S362	ES_North_01	9,831	308.49	222.94			—
S363	ES_North_01	9,831	375.31	203.16			—
S364	ES_North_01	9,831	211.95	169.13			—
S365	ES_North_01	9,831	562.65	251.36			—
S607	ES_Center_02	14,928	165.72	92.39			—
S608	ES_Center_02	14,928	869.37	561.55			—
S609	ES_Center_02	14,928	386.41	190.81			—
S610	ES_Center_02	14,928	106.40	76.10			—
S611	ES_Center_02	14,928	368.77	233.95			—
S613	ES_Center_02	14,928	391.40	247.35			—
S615	ES_Center_02	14,928	77.52	54.36			—
S616	ES_Center_02	14,928	175.60	103.59			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

S617	ES_Center_02	14,928	134.83	79.30			—
S622	ES_North_01	9,831	1,294.61	1,018.48			—
S623	ES_North_01	9,831	1,137.38	608.76			—
S625	ES_North_01	9,831	1,258.60	648.58			—
S635	ES_Center_02	14,928	140.29	86.07			—
S700	ES_South_03	15,797	365.14	201.66			—
S701	ES_South_03	15,797	1,088.23	597.30			—
S702	ES_South_03	15,797	110.43	46.75			—
S703	ES_South_03	15,797	96.65	62.31			—
S705	ES_Center_02	14,928	202.10	128.96			—
S706	ES_Center_02	14,928	495.63	382.57			—
S707	ES_Center_02	14,928	90.26	64.17			—
S709	ES_Center_02	14,928	1,335.73	992.29			—
S710	ES_Center_02	14,928	109.59	75.63			—
S712	ES_Center_02	14,928	562.56	361.97			—
S716	ES_Center_02	14,928	129.44	91.62			—
S717	ES_Center_02	14,928	560.47	396.44			—
S718	ES_Center_02	14,928	588.30	439.00			—
S719	ES_Center_02	14,928	3,117.43	1,922.60			—
S720	ES_Center_02	14,928	116.61	71.79			—
S721	ES_Center_02	14,928	204.16	142.59			—
S722	ES_Center_02	14,928	50.67	33.21			—
S723	ES_Center_02	14,928	145.58	92.82			—
S726	ES_Center_02	14,928	1,089.86	620.32			—
S727	ES_Center_02	14,928	924.79	617.23			—
S730	ES_Center_02	14,928	48.89	36.32			—
S731	ES_Center_02	14,928	452.41	285.45			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

S733	ES_Center_02	14,928	240.28	169.88			—
S734	ES_Center_02	14,928	241.02	131.05			—
S736	ES_Center_02	14,928	932.35	507.60			—
S737	ES_Center_02	14,928	1,068.69	619.30			—
S738	ES_Center_02	14,928	174.01	121.12			—
S750	ES_Center_02	14,928	190.97	126.13			—
T007	BA_Total_01	16,423	200.19	63.58			—
T049	BA_Total_01	16,423	417.75	300.51			—
T053	BA_Total_01	16,423	531.54	405.96			—
T055	BA_Total_01	16,423	685.04	481.38			—
T057	BA_Total_01	16,423	526.61	270.29			—
T058	BA_Total_01	16,423	285.77	200.98			—
T059	BA_Total_01	16,423	291.61	201.95			—
T060	BA_Total_01	16,423	243.03	120.70			—
T061	BA_Total_01	16,423	242.41	169.46			—
T062	BA_Total_01	16,423	384.41	219.78			—
T063	BA_Total_01	16,423	314.42	184.13			—
T064	BA_Total_01	16,423	376.52	235.18			—
T065	BA_Total_01	16,423	442.78	307.18			—
T066	BA_Total_01	16,423	311.92	226.17			—
T068	BA_Total_01	16,423	243.05	146.18			—
T069	BA_Total_01	16,423	585.09	259.29			—
T070	BA_Total_01	16,423	559.42	300.95			—
T071	BA_Total_01	16,423	544.03	317.94			—
T073	BA_Total_01	16,423	376.46	190.87			—
T074	BA_Total_01	16,423	460.74	321.09			—
T075	BA_Total_01	16,423	451.99	211.25			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

T076	BA_Total_01	16,423	400.54	245.99			—
T078	BA_Total_01	16,423	496.96	280.11			—
T080	BA_Total_01	16,423	150.99	121.14			—
T081	BA_Total_01	16,423	413.59	219.04			—
T082	BA_Total_01	16,423	511.75	293.32			—
T083	BA_Total_01	16,423	456.24	259.21			—
T084	BA_Total_01	16,423	510.32	287.60			—
T085	BA_Total_01	16,423	580.27	371.83			—
T086	BA_Total_01	16,423	337.43	182.96			—
T087	BA_Total_01	16,423	481.54	205.95			—
T088	BA_Total_01	16,423	394.29	187.50			—
T090	BA_Total_01	16,423	511.85	338.05			—
T101	BA_Total_01	16,423	338.92	176.06			—
T102	BA_Total_01	16,423	59.28	40.10			—
T103	BA_Total_01	16,423	48.85	32.57			—
T104	BA_Total_01	16,423	310.96	201.48			—
T105	BA_Total_01	16,423	111.35	88.05			—
T107	BA_Total_01	16,423	327.79	233.98			—
T112	BA_Total_01	16,423	225.65	146.85			—
T169	BA_Total_01	16,423	426.61	218.68			—
T170	BA_Total_01	16,423	484.73	258.70			—
T171	BA_Total_01	16,423	447.11	167.93			—
T175	BA_Total_01	16,423	528.94	357.39			—
T179	BA_Total_01	16,423	598.62	366.31			—
T180	BA_Total_01	16,423	226.28	177.71			—
T189	BA_Total_01	16,423	532.27	342.00			—
T199	BA_Total_01	16,423	397.53	222.23			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

T201	BA_Total_01	16,423	301.33	186.47			—
T214	BA_Total_01	16,423	546.35	361.77			—
T215	BA_Total_01	16,423	29.37	20.80			—
T227	BA_Total_01	16,423	100.49	47.74			—
T615	BA_Total_01	16,423	93.13	71.47			—
T620	BA_Total_01	16,423	232.55	125.10			—
T637	BA_Total_01	16,423	491.49	213.90			—
T646	BA_Total_01	16,423	1,066.64	657.53			—
T647	BA_Total_01	16,423	1,067.53	640.10			—
T648	BA_Total_01	16,423	959.67	550.48			—
T649	BA_Total_01	16,423	876.30	476.06			—
T650	BA_Total_01	16,423	953.00	618.33			—
T651	BA_Total_01	16,423	767.77	467.53			—
T652	BA_Total_01	16,423	1,030.92	604.87			—
T653	BA_Total_01	16,423	883.38	365.82			—
T654	BA_Total_01	16,423	780.57	457.33			—
T655	BA_Total_01	16,423	978.71	516.76			—
T656	BA_Total_01	16,423	972.64	649.16			—
T657	BA_Total_01	16,423	957.72	638.35			—
T658	BA_Total_01	16,423	1,030.86	624.47			—
T659	BA_Total_01	16,423	911.55	386.59			—
T660	BA_Total_01	16,423	900.32	510.43			—
T663	BA_Total_01	16,423	848.26	759.54			—
T664	BA_Total_01	16,423	189.03	100.97			—
T665	BA_Total_01	16,423	334.33	219.63			—
T681	BA_Total_01	16,423	87.72	61.27			—
T682	BA_Total_01	16,423	280.58	132.63			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment

T693	BA_Total_01	16,423	328.82	140.05			—
T694	BA_Total_01	16,423	504.54	225.48			—
T708	BA_Total_01	16,423	1,070.19	669.44			—
T709	BA_Total_01	16,423	850.61	449.48			—
T710	BA_Total_01	16,423	1,248.94	627.64			—
T722	BA_Total_01	16,423	197.89	114.32			—
T727	BA_Total_01	16,423	89.33	60.91			—
T733	BA_Total_01	16,423	388.48	271.82			—
T734	BA_Total_01	16,423	664.88	417.09			—
T738	BA_Total_01	16,423	137.11	92.67			—
T739	BA_Total_01	16,423	317.01	151.05			—
T740	BA_Total_01	16,423	211.60	141.98			—
T741	BA_Total_01	16,423	471.45	283.81			—
T748	BA_Total_01	16,423	378.37	181.16			—
T749	BA_Total_01	16,423	76.17	32.42			—
T751	BA_Total_01	16,423	139.53	82.47			—
T755	BA_Total_01	16,423	841.70	585.16			—
Total			210,033.41	133,808.50	—	—	—

Appendix VI –– REGION DEFINITION

Bahia, Espírito Santo and Minas Gerais State

São Paulo State

Mato Grosso do Sul State

Appendix 3.2(a)(i) — Replacement Criteria

In case of area replacement as provided for in Section 3.2(a)(i) of the Shares Purchase Agreement, BUYER shall have the right to choose a new area following the criteria below:

1)      The new area must be listed on Appendix I

2)      The plantable area of the new asset should be equal to the replaced asset

3)      The new asset should be selected in the same region, considering the Region defined at Appendix VI

4)      Equivalent MAI class as defined on Appendix I

If there are no areas to be replaced in the same region considering the requirements above, Parties agree that the replacement can be done in accordance with the following order:

(i) for another area in the same Region with equivalent value considering the plantable area of the replaced and new area, multiplied, respectively, by the plantable area price as indicated on Appendix 3.2. (a)(ii);

(ii) for a new area in a different Region, except regions in the State of Mato Grosso do Sul, with equivalent value considering the plantable area of the replaced and new area, multiplied, respectively, by the plantable area price as indicated on Appendix 3.2. (a)(ii).

In case the new area does not exactly match the conditions and generates difference of value considering the plantable area price of the Appendix 3.2. (a) (ii), then SELLERS shall compensate BUYER accordingly or BUYER may require SELLERS to repurchase the non-replaced area.

Appendix 3.2(a)(ii) — PLANTABLE AREA AND VALUE PER REGION

		Total Area	Plantable	R$/Plantable
Region BTM	State	(ha)	Area (ha)	Hectares	Total (R$)
BA_Total_01	Bahia	74,682.59	44,677.77	16,423	733,750,724
ES_North_01	Espírito Santo	29,243.56	20,797.56	9,831	204,463,312
ES_Center_02	Espírito Santo	16,192.26	10,359.35	14,928	154,643,121
ES_South_03	Espírito Santo	6,644.10	4,290.63	15,797	67,777,607
MS_Center_02	Mato Grosso do Sul	6,768.27	4,266.65	7,379	31,481,533
MS_South_03	Mato Grosso do Sul	50,642.68	33,392.00	7,560	252,450,242
SP_North_01	São Paulo	2,488.22	1,851.78	14,177	26,251,805
SP_South_02	São Paulo	20,498.43	12,568.02	12,400	155,846,128
SP_East_03	São Paulo	2,873.31	1,604.74	14,749	23,667,624
Total		210,033.41	133,808.50	12,333.54	1,650,332,097

Appendix 3.2(c.1) — BASE PRICE ADJUSTMENT — CURRENT MAI

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
BA	M012	BA_Total_01	ARA	426.04	259.14	27	0	44.30
BA	M014	BA_Total_01	ARA	223.73	172.17	10	0	44.30
BA	M015	BA_Total_01	ARA	404.70	285.76	34	0	37.10
BA	M017	BA_Total_01	ARA	398.28	208.72	28	0	37.10
BA	M018	BA_Total_01	ARA	407.59	220.75	25	0	37.10
BA	M019	BA_Total_01	ARA	535.02	336.74	26	0	37.10
BA	M023	BA_Total_01	ARA	693.99	358.20	33	0	29.80
BA	M024	BA_Total_01	ARA	474.42	145.68	14	0	29.80
BA	M025	BA_Total_01	ARA	474.43	331.18	30	0	29.80
BA	M026	BA_Total_01	ARA	420.84	247.37	23	0	37.10
BA	M027	BA_Total_01	ARA	760.04	507.34	45	6	37.10
BA	M028	BA_Total_01	ARA	684.73	402.72	38	4	37.10
BA	M029	BA_Total_01	ARA	484.31	304.45	26	0	37.10
BA	M031	BA_Total_01	ARA	300.99	207.40	12	4	37.10
BA	M032	BA_Total_01	ARA	207.43	149.43	13	0	37.10
BA	M033	BA_Total_01	ARA	217.77	133.94	5	0	37.10
BA	M034	BA_Total_01	ARA	268.95	153.50	11	0	44.30
BA	M035	BA_Total_01	ARA	395.95	221.09	8	4	37.10
BA	M036	BA_Total_01	ARA	454.39	222.88	15	0	37.10
BA	M037	BA_Total_01	ARA	551.38	257.26	24	1	29.80
BA	M038	BA_Total_01	ARA	558.00	167.36	26	3	37.10
BA	M041	BA_Total_01	ARA	328.62	198.64	20	0	37.10
BA	M042	BA_Total_01	ARA	581.44	338.65	40	2	37.10
BA	M043	BA_Total_01	ARA	624.61	363.96	33	0	29.80
BA	M044	BA_Total_01	ARA	557.31	309.70	29	4	44.30
BA	M046	BA_Total_01	ARA	370.84	172.48	30	0	37.10
BA	M047	BA_Total_01	ARA	317.76	205.59	21	0	44.30
BA	M048	BA_Total_01	ARA	342.53	240.88	27	0	44.30
BA	M099	BA_Total_01	ARA	163.52	109.46	9	0	44.30
BA	M116	BA_Total_01	ARA	148.60	99.33	18	0	37.10
BA	M117	BA_Total_01	ARA	471.59	218.64	33	0	37.10
BA	M118	BA_Total_01	ARA	83.54	35.47	7	0	37.10
BA	M119	BA_Total_01	ARA	131.22	53.07	9	0	37.10
BA	M123	BA_Total_01	ARA	152.51	78.77	8	0	44.30
BA	M125	BA_Total_01	ARA	449.68	199.34	19	0	37.10
BA	M130	BA_Total_01	ARA	363.33	251.64	26	0	37.10
BA	M131	BA_Total_01	ARA	589.35	319.00	34	3	37.10
BA	M132	BA_Total_01	ARA	576.21	276.14	14	2	44.30
BA	M133	BA_Total_01	ARA	369.08	227.12	19	0	44.30
BA	M134	BA_Total_01	ARA	425.64	293.96	26	0	37.10
BA	M153	BA_Total_01	ARA	381.11	196.97	19	0	44.30
BA	M154	BA_Total_01	ARA	601.29	482.57	27	4	44.30
BA	M155	BA_Total_01	ARA	373.05	282.09	20	4	44.30
BA	M156	BA_Total_01	ARA	241.19	168.33	12	0	44.30
BA	M157	BA_Total_01	ARA	577.02	309.81	32	0	44.30
BA	M158	BA_Total_01	ARA	184.73	99.86	14	0	37.10
BA	M161	BA_Total_01	ARA	562.53	297.82	29	0	44.30

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
BA	M194	BA_Total_01	ARA	103.70	75.30	12	0	44.30
BA	M196	BA_Total_01	ARA	43.13	27.89	5	0	37.10
BA	M197	BA_Total_01	ARA	154.64	87.24	11	1	44.30
BA	M209	BA_Total_01	ARA	379.99	201.94	21	0	37.10
BA	M217	BA_Total_01	ARA	41.05	13.41	5	0	29.80
BA	M218	BA_Total_01	ARA	24.78	15.39	3	0	37.10
BA	M220	BA_Total_01	ARA	420.73	302.84	34	0	44.30
BA	M221	BA_Total_01	ARA	331.75	206.78	32	0	44.30
BA	M224	BA_Total_01	ARA	53.17	22.01	7	0	29.80
BA	M225	BA_Total_01	ARA	77.78	47.16	4	0	37.10
BA	M360	BA_Total_01	ARA	259.46	164.60	11	1	29.80
BA	M361	BA_Total_01	ARA	441.95	246.79	17	8	29.80
BA	M362	BA_Total_01	ARA	194.56	98.70	8	1	37.10
BA	M363	BA_Total_01	ARA	194.41	124.07	8	0	37.10
BA	M364	BA_Total_01	ARA	207.31	148.14	13	0	44.30
BA	M365	BA_Total_01	ARA	454.38	300.17	16	0	44.30
BA	M376	BA_Total_01	ARA	103.35	83.90	5	0	37.10
BA	M401	BA_Total_01	ARA	356.44	274.77	30	0	51.50
BA	M402	BA_Total_01	ARA	218.04	160.79	10	0	51.50
BA	M403	BA_Total_01	ARA	19.05	12.83	2	0	51.50
BA	M405	BA_Total_01	ARA	355.58	231.56	19	0	51.50
BA	M406	BA_Total_01	ARA	466.37	335.51	21	2	51.50
BA	M409	BA_Total_01	ARA	319.16	258.80	27	0	51.50
BA	M410	BA_Total_01	ARA	583.30	459.88	54	0	51.50
BA	M411	BA_Total_01	ARA	378.31	271.35	27	0	51.50
BA	M412	BA_Total_01	ARA	289.48	202.93	21	0	51.50
BA	M413	BA_Total_01	ARA	378.58	294.13	26	1	51.50
BA	M414	BA_Total_01	ARA	328.60	231.11	26	0	51.50
BA	M419	BA_Total_01	ARA	303.22	213.14	22	0	51.50
BA	M420	BA_Total_01	ARA	445.94	331.24	28	0	51.50
BA	M421	BA_Total_01	ARA	561.79	404.19	43	0	51.50
BA	M423	BA_Total_01	ARA	345.42	259.23	21	0	51.50
BA	M424	BA_Total_01	ARA	161.95	111.03	15	0	51.50
BA	.M425	BA_Total_01	ARA	31.54	19.81	2	0	51.50
BA	M426	BA_Total_01	ARA	8.56	6.43	1	0	51.50
BA	M427	BA_Total_01	ARA	466.16	257.70	37	0	51.50
BA	M614	BA_Total_01	ARA	211.54	132.84	12	0	44.30
BA	M668	BA_Total_01	ARA	88.12	52.86	4	0	37.10
BA	M669	BA_Total_01	ARA	243.29	131.48	5	0	44.30
BA	M676	BA_Total_01	ARA	477.55	304.21	16	0	51.50
BA	M697	BA_Total_01	ARA	224.04	130.10	5	0	37.10
BA	M723	BA_Total_01	ARA	248.92	151.54	8	0	44.30
BA	T007	BA_Total_01	ARA	200.19	63.58	11	0	37.10
BA	T049	BA_Total_01	ARA	417.75	300.51	29	6	37.10
BA	T053	BA_Total_01	ARA	531.54	405.96	45	4	44.30
BA	T055	BA_Total_01	ARA	685.04	481.38	46	0	37.10
BA	T057	BA_Total_01	ARA	526.61	270.29	29	0	44.30
BA	T058	BA_Total_01	ARA	285.77	200.98	20	0	44.30
BA	T059	BA_Total_01	ARA	291.61	201.95	16	0	44.30

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
BA	T060	BA_Total_01	ARA	243.03	120.70	14	0	37.10
BA	T061	BA_Total_01	ARA	242.41	169.46	11	0	37.10
BA	T062	BA_Total_01	ARA	384.41	219.78	7	0	37.10
BA	T063	BA_Total_01	ARA	314.42	184.13	16	0	37.10
BA	T064	BA_Total_01	ARA	376.52	235.18	23	0	44.30
BA	T065	BA_Total_01	ARA	442.78	307.18	28	0	44.30
BA	T066	BA_Total_01	ARA	311.92	226.17	22	0	44.30
BA	T068	BA_Total_01	ARA	243.05	146.18	15	0	44.30
BA	T069	BA_Total_01	ARA	585.09	259.29	30	0	44.30
BA	T070	BA_Total_01	ARA	559.42	300.95	28	0	44.30
BA	T071	BA_Total_01	ARA	544.03	317.94	33	0	44.30
BA	T073	BA_Total_01	ARA	376.46	190.87	19	0	37.10
BA	T074	BA_Total_01	ARA	460.74	321.09	9	5	44.30
BA	T075	BA_Total_01	ARA	451.99	211.25	12	0	44.30
BA	T076	BA_Total_01	ARA	400.54	245.99	9	3	44.30
BA	T078	BA_Total_01	ARA	496.96	280.11	30	0	37.10
BA	T080	BA_Total_01	ARA	150.99	121.14	10	0	44.30
BA	T081	BA_Total_01	ARA	413.59	219.04	21	0	44.30
BA	T082	BA_Total_01	ARA	511.75	293.32	35	0	44.30
BA	T083	BA_Total_01	ARA	456.24	259.21	26	0	44.30
BA	T084	BA_Total_01	ARA	510.32	287.60	35	0	44.30
BA	T085	BA_Total_01	ARA	580.27	371.83	33	0	44.30
BA	T086	BA_Total_01	ARA	337.43	182.96	14	0	44.30
BA	T087	BA_Total_01	ARA	481.54	205.95	23	0	44.30
BA	T088	BA_Total_01	ARA	394.29	187.50	18	0	44.30
BA	T090	BA_Total_01	ARA	511.85	338.05	40	0	44.30
BA	T101	BA_Total_01	ARA	338.92	176.06	23	0	37.10
BA	T102	BA_Total_01	ARA	59.28	40.10	7	0	37.10
BA	T103	BA_Total_01	ARA	48.85	32.57	3	0	44.30
BA	T104	BA_Total_01	ARA	310.96	201.48	21	2	44.30
BA	T105	BA_Total_01	ARA	111.35	88.05	7	0	37.10
BA	T107	BA_Total_01	ARA	327.79	233.98	26	0	44.30
BA	T112	BA_Total_01	ARA	225.65	146.85	13	0	44.30
BA	T169	BA_Total_01	ARA	426.61	218.68	30	0	51.50
BA	T170	BA_Total_01	ARA	484.73	258.70	37	0	51.50
BA	T171	BA_Total_01	ARA	447.11	167.93	32	0	51.50
BA	T175	BA_Total_01	ARA	528.94	357.39	27	4	51.50
BA	T179	BA_Total_01	ARA	598.62	366.31	31	0	51.50
BA	T180	BA_Total_01	ARA	226.28	177.71	10	0	51.50
BA	T189	BA_Total_01	ARA	532.27	342.00	34	0	44.30
BA	T199	BA_Total_01	ARA	397.53	222.23	26	0	44.30
BA	T201	BA_Total_01	ARA	301.33	186.47	14	2	44.30
BA	T214	BA_Total_01	ARA	546.35	361.77	37	0	37.10
BA	T215	BA_Total_01	ARA	29.37	20.80	4	0	37.10
BA	T227	BA_Total_01	ARA	100.49	47.74	7	0	44.30
BA	T615	BA_Total_01	ARA	93.13	71.47	4	0	44.30
BA	T620	BA_Total_01	ARA	232.55	125.10	6	0	44.30
BA	T637	BA_Total_01	ARA	491.49	213.90	28	0	51.50
BA	T646	BA_Total_01	ARA	1,066.64	657.53	41	0	51.50

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
BA	T647	BA_Total_01	ARA	1,067.53	640.10	30	0	51.50
BA	T648	BA_Total_01	ARA	959.67	550.48	13	0	51.50
BA	T649	BA_Total_01	ARA	876.30	476.06	14	0	51.50
BA	T650	BA_Total_01	ARA	953.00	618.33	16	0	51.50
BA	T651	BA_Total_01	ARA	767.77	467.53	15	0	51.50
BA	T652	BA_Total_01	ARA	1,030.92	604.87	27	0	51.50
BA	T653	BA_Total_01	ARA	883.38	365.82	15	0	51.50
BA	T654	BA_Total_01	ARA	780.57	457.33	29	2	51.50
BA	T655	BA_Total_01	ARA	978.71	516.76	20	0	51.50
BA	T656	BA_Total_01	ARA	972.64	649.16	24	2	51.50
BA	T657	BA_Total_01	ARA	957.72	638.35	24	0	51:50
BA	T658	BA_Total_01	ARA	1,030.86	624.47	19	0	51.50
BA	T659	BA_Total_01	ARA	911.55	386.59	8	0	51.50
BA	T660	BA_Total_01	ARA	900.32	510.43	36	0	51.50
BA	T663	BA_Total_01	ARA	848.26	759.54	16	0	51.50
BA	T664	BA_Total_01	ARA	189.03	100.97	2	0	37.10
BA	T665	BA_Total_01	ARA	334.33	219.63	15	0	37.10
BA	T681	BA_Total_01	ARA	87.72	61.27	4	0	37.10
BA	T682	BA_Total_01	ARA	280.58	132.63	8	1	51.50
BA	T693	BA_Total_01	ARA	328.82	140.05	11	0	37.10
BA	T694	BA_Total_01	ARA	504.54	225.48	19	0	51.50
BA	T708	BA_Total_01	ARA	1,070.19	669.44	24	7	51.50
BA	T709	BA_Total_01	ARA	850.61	449.48	19	5	51.50
BA	T710	BA_Total_01	ARA	1,248.94	627.64	13	6	51.50
BA	T722	BA_Total_01	ARA	197.89	114.32	5	0	44.30
BA	T727	BA_Total_01	ARA	89.33	60.91	5	2	37.10
BA	T733	BA_Total_01	ARA	388.48	271.82	14	0	37.10
BA	T734	BA_Total_01	ARA	664.88	417.09	17	5	44.30
BA	T738	BA_Total_01	ARA	137.11	92.67	4	2	37.10
BA	T739	BA_Total_01	ARA	317.01	151.05	14	0	44.30
BA	T740	BA_Total_01	ARA	211.60	141.98	9	0	44.30
BA	T741	BA_Total_01	ARA	471.45	283.81	16	0	51.50
BA	T748	BA_Total_01	ARA	378.37	181.16	15	1	51.50
BA	T749	BA_Total_01	ARA	76.17	32.42	3	0	37.10
BA	T751	BA_Total_01	ARA	139.53	82.47	14	1	44.30
BA	T755	BA_Total_01	ARA	841.70	585.16	55	0	44.30
ES	A093	ES_South_03	ARA	425.28	284.21	22	5	37.10
ES	A094	ES_South_03	ARA	286.24	211.79	16	0	37.10
ES	A095	ES_South_03	ARA	449.19	292.23	22	6	37.10
ES	A114	ES_South_03	ARA	141.10	100.17	14	0	37.10
ES	A124	ES_South_03	ARA	302.42	220.79	21	0	37.10
ES	A125	ES_South_03	ARA	218.48	167.60	15	0	37.10
ES	A127	ES_South_03	ARA	318.49	251.69	29	0	37.10
ES	A133	ES_South_03	ARA	147.30	115.69	8	2	37.10
ES	A261	ES_South_03	ARA	14.23	9.44	2	0	37.10
ES	A262	ES_South_03	ARA	162.70	96.19	17	0	37.10
ES	A263	ES_South_03	ARA	198.00	127.71	17	0	37.10
ES	A264	ES_South_03	ARA	69.63	41.29	8	0	37.10

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
ES	A265	ES_South_03	ARA	27.12	16.83	4	0	37.10
ES	A266	ES_South_03	ARA	21.90	13.58	6	0	37.10
ES	A267	ES_South_03	ARA	45.18	31.19	6	0	37.10
ES	A268	ES_South_03	ARA	124.43	79.27	16	0	37.10
ES	A269	ES_South_03	ARA	106.28	72.27	16	1	37.10
ES	A270	ES_South_03	ARA	190.26	128.63	26	0	37.10
ES	A280	ES_South_03	ARA	337.50	275.85	23	0	37.10
ES	A283	ES_South_03	ARA	66.19	45.42	13	0	37.10
ES	A286	ES_South_03	ARA	96.60	58.89	4	0	37.10
ES	A288	ES_South_03	ARA	54.41	42.93	4	0	37.10
ES	A293	ES_South_03	ARA	162.57	120.33	20	0	37.10
ES	A308	ES_South_03	ARA	384.32	155.90	25	0	37.10
ES	A318	ES_South_03	ARA	191.64	102.21	29	2	37.10
ES	A600	ES_South_03	ARA	421.78	313.06	16	0	29.80
ES	A627	ES_South_03	ARA	20.41	7.45	5	0	37.10
ES	S001	ES_North_01	ARA	247.58	188.94	10	0	37.10
ES	S005	ES_North_01	ARA	253.13	179.63	9	0	37.10
ES	S007	ES_North_01	ARA	331.13	269.53	12	0	37.10
ES	S008	ES_North_01	ARA	260.95	215.09	11	2	37.10
ES	S009	ES_North_01	ARA	227.72	82.33	7	0	37.10
ES	S010	ES_North_01	ARA	208.70	164.54	9	0	37.10
ES	S011	ES_North_01	ARA	183.37	149.58	6	0	37.10
ES	S012	ES_North_01	ARA	266.55	103.99	5	1	37.10
ES	S013	ES_North_01	ARA	207.21	110.84	8	0	37.10
ES	S014	ES_North_01	ARA	440.51	276.90	21	0	37.10
ES	S015	ES_North_01	ARA	251.84	195.36	11	0	37.10
ES	S016	ES_North_01	ARA	394.52	306.50	10	3	37.10
ES	S017	ES_North_01	ARA	288.16	232.45	11	0	29.80
ES	S018	ES_North_01	ARA	348.87	284.43	14	0	37.10
ES	S020	ES_North_01	ARA	241.66	180.07	15	0	29.80
ES	S048	ES_North_01	ARA	270.23	208.83	14	0	37.10
ES	S049	ES_North_01	ARA	113.20	85.02	7	0	37.10
ES	S050	ES_North_01	ARA	242.29	177.24	8	0	37.10
ES	S051	ES_North_01	ARA	257.39	189.98	13	0	37.10
ES	S052	ES_North_01	ARA	253.93	205.45	8	0	37.10
ES	S053	ES_North_01	ARA	274.97	175.05	11	0	37.10
ES	S055	ES_North_01	ARA	263.86	185.52	11	0	29.80
ES	S056	ES_North_01	ARA	303.76	219.91	11	0	29.80
ES	S057	ES_North_01	ARA	218.11	130.03	9	0	29.80
ES	S058	ES_North_01	ARA	345.07	184.63	10	0	29.80
ES	S059	ES_North_01	ARA	162.73	120.46	5	0	29.80
ES	S074	ES_North_01	ARA	184.47	139.10	7	0	29.80

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
ES	S077	ES_North_01	ARA	375.69	312.44	14	0	37.10
ES	S078	ES_North_01	ARA	283.03	235.09	15	0	29.80
ES	S079	ES_North_01	ARA	166.62	129.59	15	0	29.80
ES	S080	ES_North_01	ARA	363.38	288.14	26	0	29.80
ES	S081	ES_North_01	ARA	318.46	238.05	16	0	37.10
ES	S082	ES_North_01	ARA	316.05	229.07	15	0	29.80
ES	S083	ES_North_01	ARA	189.18	139.28	12	0	37.10
ES	S084	ES_North_01	ARA	342.15	265.92	17	0	29.80
ES	S085	ES_North_01	ARA	159.59	125.22	10	0	29.80
ES	S086	ES_North_01	ARA	311.74	267.40	18	0	37.10
ES	S087	ES_North_01	ARA	431.89	374.57	23	0	37.10
ES	S088	ES_North_01	ARA	197.12	154.89	10	0	37.10
ES	S089	ES_North_01	ARA	175.58	141.36	7	0	37.10
ES	S090	ES_North_01	ARA	147.66	124.94	8	0	37.10
ES	S091	ES_North_01	ARA	195.08	101.70	12	0	37.10
ES	S092	ES_North_01	ARA	407.26	289.77	14	0	37.10
ES	S096	ES_North_01	ARA	483.13	355.50	19	0	29.80
ES	S102	ES_North_01	ARA	318.67	259.46	14	0	37.10
ES	S103	ES_North_01	ARA	411.63	333.89	13	0	37.10
ES	S104	ES_North_01	ARA	330.67	258.03	14	2	37.10
ES	S105	ES_North_01	ARA	414.07	317.56	17	0	37.10
ES	S106	ES_North_01	ARA	262.24	193.95	10	0	37.10
ES	S107	ES_North_01	ARA	524.87	422.83	15	0	37.10
ES	S109	ES_North_01	ARA	292.82	215.71	15	2	37.10
ES	S110	ES_North_01	ARA	318.91	218.99	6	0	37.10
ES	S111	ES_North_01	ARA	166.39	119.50	5	0	37.10
ES	S112	ES_North_01	ARA	427.34	344.32	20	3	37.10
ES	S113	ES_North_01	ARA	279.54	224.29	9	0	37.10
ES	S114	ES_North_01	ARA	262.37	205.24	12	2	37.10
ES	S143	ES_North_01	ARA	334.78	283.19	10	0	37.10
ES	S144	ES_North_01	ARA	110.44	89.36	6	0	37.10
ES	S145	ES_North_01	ARA	175.00	152.90	10	0	37.10
ES	S147	ES_North_01	ARA	119.07	101.06	6	2	37.10
ES	S148	ES_North_01	ARA	369.99	233.69	17	0	29.80
ES	S158	ES_Center_02	ARA	304.17	203.82	22	10	29.80
ES	S159	ES_North_01	ARA	486.89	370.83	40	5	29.80
ES	S160	ES_North_01	ARA	354.04	263.51	19	5	29.80
ES	S161	ES_North_01	ARA	434.48	167.83	19	0	37.10
ES	S162	ES_North_01	ARA	406.74	290.48	24	0	37.10
ES	S165	ES_North_01	ARA	358.69	257.28	24	2	37.10
ES	S167	ES_North_01	ARA	216.38	126.24	10	0	37.10
ES	S168	ES_North_01	ARA	447.93	277.51	22	0	37.10

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
ES	S169	ES_North_01	ARA	456.46	269.12	21	2	37.10
ES	S227	ES_North_01	ARA	80.01	69.54	5	0	29.80
ES	S230	ES_North_01	ARA	89.98	44.43	3	0	37.10
ES	S317	ES_North_01	ARA	308.93	238.62	12	0	29.80
ES	S318	ES_North_01	ARA	179.14	125.94	8	0	22.50
ES	S319	ES_North_01	ARA	91.78	68.62	7	0	29.80
ES	S321	ES_North_01	ARA	142.53	119.79	11	0	37.10
ES	S323	ES_North_01	ARA	218.42	167.89	11	0	29.80
ES	S326	ES_North_01	ARA	98.20	75.49	7	0	29.80
ES	S327	ES_North_01	ARA	238.33	180.89	13	0	29.80
ES	S328	ES_North_01	ARA	202.77	164.72	13	0	29.80
ES	S329	ES_North_01	ARA	197.63	165.47	12	0	22.50
ES	S333	ES_North_01	ARA	382.75	292.55	13	3	37.10
ES	S337	ES_North_01	ARA	371.51	276.61	39	0	37.10
ES	S338	ES_North_01	ARA	285.73	197.71	44	0	37.10
ES	S339	ES_North_01	ARA	268.91	208.14	13	0	37.10
ES	S340	ES_North_01	ARA	124.14	91.64	11	0	37.10
ES	S341	ES_North_01	ARA	215.63	174.50	8	0	37.10
ES	S342	ES_North_01	ARA	115.45	80.96	5	1	37.10
ES	S361	ES_North_01	ARA	296.80	200.54	12	0	37.10
ES	S362	ES_North_01	ARA	308.49	222.94	15	0	37.10
ES	S363	ES_North_01	ARA	375.31	203.16	17	0	37.10
ES	S364	ES_North_01	ARA	211.95	169.13	10	0	37.10
ES	S365	ES_North_01	ARA	562.65	251.36	16	0	37.10
ES	S607	ES_Center_02	ARA	165.72	92.39	9	0	44.30
ES	S608	ES_Center_02	ARA	869.37	561.55	45	4	44.30
ES	S609	ES_Center_02	ARA	386.41	190.81	21	0	44.30
ES	S610	ES_Center_02	ARA	106.40	76.10	6	0	44.30
ES	S611	ES_Center_02	ARA	368.77	233.95	14	0	44.30
ES	S613	ES_Center_02	ARA	391.40	247.35	14	2	44.30
ES	S615	ES_Center_02	ARA	77.52	54.36	15	0	44.30
ES	S616	ES_Center_02	ARA	175.60	103.59	7	0	44.30
ES	S617	ES_Center_02	ARA	134.83	79.30	6	0	44.30
ES	S622	ES_North_01	ARA	1,294.61	1,018.48	20	11	37.10
ES	S623	ES_North_01	ARA	1,137.38	608.76	26	6	37.10
ES	S625	ES_North_01	ARA	1,258.60	648.58	28	7	37.10
ES	S635	ES_Center_02	ARA	140.29	86.07	13	0	44.30
ES	S700	ES_South_03	ARA	365.14	201.66	19	0	44.30
ES	S701	ES_South_03	ARA	1,088.23	597.30	46	0	44.30
ES	S702	ES_South_03	ARA	110.43	46.75	6	0	44.30
ES	S703	ES_South_03	ARA	96.65	62.31	4	0	44.30
ES	S705	ES_Center_02	ARA	202.10	128.96	7	0	44.30

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
ES	S706	ES_Center_02	ARA	495.63	382.57	16	0	44.30
ES	S707	ES_Center_02	ARA	90.26	64.17	7	0	44.30
ES	S709	ES_Center_02	ARA	1,335.73	992.29	43	6	44.30
ES	S710	ES_Center_02	ARA	109.59	75.63	8	0	37.10
ES	S712	ES_Center_02	ARA	562.56	361.97	15	10	51.50
ES	S716	ES_Center_02	ARA	129.44	91.62	6	0	37.10
ES	S717	ES_Center_02	ARA	560.47	396.44	32	0	37.10
ES	S718	ES_Center_02	ARA	588.30	439.00	18	0	37.10
ES	S719	ES_Center_02	ARA	3,117.43	1,922.60	142	0	37.10
ES	S720	ES_Center_02	ARA	116.61	71.79	10	0	37.10
ES	S721	ES_Center_02	ARA	204.16	142.59	6	0	37.10
ES	S722	ES_Center_02	ARA	50.67	33.21	3	0	37.10
ES	S723	ES_Center_02	ARA	145.58	92.82	7	0	37.10
ES	S726	ES_Center_02	ARA	1,089.86	620.32	30	0	37.10
ES	S727	ES_Center_02	ARA	924.79	617.23	26	0	37.10
ES	S730	ES_Center_02	ARA	48.89	36.32	4	1	44.30
ES	S731	ES_Center_02	ARA	452.41	285.45	24	0	44.30
ES	S733	ES_Center_02	ARA	240.28	169.88	6	3	37.10
ES	S734	ES_Center_02	ARA	241.02	131.05	15	0	37.10
ES	S736	ES_Center_02	ARA	932.35	507.60	44	0	37.10
ES	S737	ES_Center_02	ARA	1,068.69	619.30	37	9	37.10
ES	S738	ES_Center_02	ARA	174.01	121.12	9	0	37.10
ES	S750	ES_Center_02	ARA	190.97	126.13	16	3	37.10
MS	H007	MS_South_03	TLA	19,510.23	14,246.68	269	43	40.40
MS	H008	MS_Center_02	TLA	1,862.47	1,073.93	18	5	43.10
MS	H013	MS_South_03	TLA	12,124.65	7,721.64	116	0	40.40
MS	H053	MS_Center_02	TLA	4,905.80	3,192.72	52	16	43.10
MS	H101	MS_South_03	TLA	17,859.98	10,629.86	166	52	43.10
MS	H105	MS_South_03	TLA	1,147.81	793.82	27	5	43.10
SP	F154	SP_East_03	JAC	266.54	135.31	20	7	56.17
SP	F167	SP_East_03	JAC	55.50	22.99	2	1	44.00
SP	F431	SP_South_02	CBO	2,821.93	2,219.00	73	10	61.74
SP	F434	SP_South_02	CBO	195.95	176.20	4	0	48.44
SP	F435	SP_South_02	CBO	1,033.41	818.16	21	0	48.44
SP	F438	SP_South_02	CBO	851.68	569.61	33	8	48.44
SP	F461	SP_North_01	CBO	1,126.01	776.55	38	0	41.79
SP	F464	SP_North_01	CBO	126.69	102.58	11	0	41.79
SP	F465	SP_North_01	CBO	128.66	124.20	10	10	41.79
SP	F466	SP_North_01	CBO	471.88	419.57	19	7	48.44
SP	F467	SP_North_01	CBO	634.98	428.88	13	3	48.44
SP	F531	SP_South_02	CBO	1,210.31	999.00	66	0	48.44
SP	F533	SP_South_02	CBO	2,896.77	1,243.07	117	16	48.44

							No.	Potential
		Brookfield	Fibria	Project	Plantable	No.	Polygons	MAI
State	PROJECT	Region	Region	Area (ha)	Area (ha)	Polygons	Selected	(IMA7_CCP)
SP	F536	SP_South_02	CBO	917.08	571.13	34	0	55.09
SP	F537	SP_South_02	CBO	1,089.93	630.06	51	9	55.09
SP	F538	SP_South_02	CBO	830.64	306.67	26	0	55.09
SP	F539	SP_South_02	CBO	1,172.78	602.02	55	0	55.09
SP	F540	SP_South_02	CBO	2,606.47	1,324.01	125	0	48.44
SP	F543	SP_South_02	CBO	1,033.98	526.95	56	0	48.44
SP	F545	SP_South_02	CBO	87.32	67.36	9	0	55.09
SP	F547	SP_South_02	CBO	411.02	198.09	14	0	55.09
SP	F549	SP_South_02	CBO	1,456.09	986.33	64	0	55.09
SP	F638	SP_East_03	JAC	626.03	364.14	35	10	49.62
SP	F639	SP_East_03	JAC	419.95	246.07	8	0	49.62
SP	F640	SP_East_03	JAC	416.61	254.23	6	0	49.62
SP	F677	SP_South_02	CBO	77.05	59.39	7	0	55.09
SP	F678	SP_South_02	CBO	241.36	173.38	13	0	48.44
SP	F679	SP_South_02	CBO	442.85	327.63	32	6	55.09
SP	F680	SP_South_02	CBO	250.71	169.60	19		48.44
SP	F681	SP_South_02	CBO	871.11	600.36	36	0	48.44
SP	F743	SP_East_03	JAC	130.34	99.31	6	0	49.62
SP	F891	SP_East_03	JAC	332.50	187.21	9	0	49.62
SP	F892	SP_East_03	JAC	233.52	146.08	5	0	49.62
SP	F895	SP_East_03	JAC	79.36	45.57	3	1	44.00
SP	F931	SP_East_03	JAC	84.94	20.45	3	0	49.62
SP	F954	SP_East_03	JAC	228.03	83.38	3	0	49.62
Total				209,661.90	133,531.89	7715	450

Appendix 3.2(c.2) — ACTUAL MAI/POTENTIAL MAI COMPARISON

METHODOLOGY

After review of the Fibria methodology in determining Potential MAI, Brookfield will assume the same curves and Potential MAI at age 7 as Fibria uses. As Brookfield does not intend to create new curves, it accepts the Potential MAI as the Validated Potential MAI subject to adjustment as described below.

Background

For each of the major units (CBO, ARA, JAC, and TLA) of operation Fibria has a set of five (5) curves based on land productivity. Each curve in a region is labeled 1 — 5, with 1 being the best, and identified in the database as either CCP or Classe_INV. The only difference between these two identifiers is that Classe_INV represents Fibria’s expectation of the current forest, based on inventory data, while CCP represents Fibria’s view of the longer term productivity potential. Each curve has an expected MAI at age 7 (the Potential MAI) identified in the database as IMA7_CCP. An example curve set and age 7 MAI for the ARA Unit follows:

Brookfield has divided the total area of interest into 10 regions (ID_Brook_Region). Each of these regions falls distinctly inside a Fibria Unit (CBO, ARA, JAC, TLA), and therefore all properties inside the ID_Brook_Region will be represented by only one set of Fibria’s curves. The parties agree to the designation of the regions as provided and summarized below:

BR Region	Total Area	Plantable Area	Unit
BA_Total_01	74683	44678	ARA
ES_Center_02	18457	11430	ARA
ES_North_01	35961	25240	ARA
ES_South_03	6642	4291	ARA
MS_Center_02	6605	4267	TLA
MS_North_01	1810	1024	TLA
MS_South_03	80085	52650	TLA
SP_East_03	2840	1605	JAC
SP_North_01	3365	2452	CBO
SP_South_02	19749	11968	CBO
	250196	159602

Fibria’s data is organized into distinct properties identified as projects. These areas are coded into the inventory as PROJECTO and are composed of the smallest unit of division, the Talhoe. Potential MAI determination by Fibria’s process is at the at the PROJECTO level, although some PROJECTO units do have more than one Potential MAI attributed, being specific to the underlying Talhoes. An example Potential MAI of PROJECTO at age 7 (IMA7_CCP) is below:

PROJETO	IMA7_CCP
A093	37.1
A116	44.3
A619	29.8
F236	43.7
F736	59.8

Method

For each ID_Brook_Region Brookfield will first group all PROJECTO having the same Potential MAI at age 7 (IMA7_CCP), forming strata. If a PROJECTO has more than one Potential MAI attributed to it, Brookfield will use the Potential MAI with the most area for designation to a stratum. Brookfield will then randomly select a set of PROJECTOs to sample from each stratum. Brookfield will then further randomly select specific polygons to sample from each PROJECTO selected, forming the final sample population. For each polygon selected, Brookfield will install a cluster of 3 plots where the first plot center is located randomly and the two additional plot centers are located 20m and 40m in a random direction from the first plot. All 3 plots must be fully in the polygon selected. Complete tree level measurements will be collected by INVENTAR. Per hectare volume estimates and complementary MAI will be compiled by INVENTAR and will be considered the Validated Actual MAI.

Brookfield will generate an expected current volume for each polygon using Fibria’s curve equations and the ages and Potential MAI provided by Fibria. Fibria Expected MAI and the Validated Actual MAI from the field sampling will be used in the analysis of Validated Potential MAI.

Application

Brookfield will use a two stage process for the adjustment of Validated Potential MAI. In the first stage ID_Brook_Region total volume as calculated from the field sampled polygons using their per hectare estimates expanded proportional to their representative area, will be compared to the Fibria Expected MAI on the same basis. IF NO STATISTICAL DIFFERENCE IS DETECTED AT THE 95% CONFIDENCE LEVEL THEN NO VALUE ADJUSTMENT WILL BE SUGGESTED BY BROOKFIELD.

If a statistical difference at the ID_Brook_Region level is detected, Brookfield will use a second stage of analysis on the individual strata as identified by each of the IMA7_CCP. The analysis will consist of statistically testing the sample data from each of the strata individually using regressive techniques.

For each of the IMA7_CCP strata (representing curves 1 — 5) tests for significance will be used on the slope and intercept. If the slope is significantly different from 1 or the intercept significantly different from 0, it will be concluded that the strata (within that ID_Brook_Region) is subject to adjustment of Potential MAI. Adjusting the Totals

If a stratum does not test significantly different, no adjustment will be made. For each stratum that tests significantly different, a basic adjustment will be developed from the area-weighted average difference between the sample plot (Validated Actual MAI) and Fibria Expected MAI.

Example (polygons sampled from a strata testing significantly different):

Brookfield	Fibria	% Diff	Area	WGTDiff (%)
34	36	-5.6%	20
31	32	-3.1%	30
40	41	-2.4%	45
27	28	-3.6%	16
			111	-3.3%

This will result in a simple percent difference (Adjustment Factor), -3.3 percent in the above example. The Validated Potential MAI will then be determined by multiplying the Adjustment Factor by the Potential MAI (Example):

Adj Factor	IMA7_CCP	Validated P-MAI
-3.3	37.1	35.8

For each IMA7_CCP strata that is identified as significantly different Brookfield will apply the Validated Potential MAI to the projects (PROJETO) belonging to that class.

If the Adjustment Factor is greater than +/- 5%, the parties agree to further analyze the underlying data and negotiate the result.

Table of Brookfield Regions by Strata

ID_Brook_Region	Strata	No. Projectos	No. Polygons	Plantable Area
BA_Total_01	29.8	9	174	1,903.1
BA_Total_01	37.1	57	982	10,355.1
BA_Total_01	44.3	65	1,299	14,525.4
BA_Total_01	51.5	50	1,104	17,894.3
ES_Center_02	29.8	1	22	203.8
ES_Center_02	37.1	17	415	6,178.3
ES_Center_02	44.3	16	251	3,615.2
ES_Center_02	51.5	1	15	362.0
ES_North_01	22.5	2	20	291.4
ES_North_01	29.8	25	340	4,854.5
ES_North_01	37.1	68	921	15,651.7
ES_South_03	29.8	1	16	313.1
ES_South_03	37.1	26	388	3,069.6
ES_South_03	44.3	4	75	908 0
MS_Center_02	43.1	2	70	4,266.7
MS_South_03	40.4	2	385	21,968.3
MS_South_03	43.1	2	193	11,423.7
SP_East_03	44	2	5	68.6
SP_East_03	49.62	8	75	1,400.9
SP_East_03	56.17	1	20	135.3
SP_North_01	41.79	3	59	1,003.3
SP_North_01	48.44	2	32	848.5
SP_South_02	48.44	10	489	6,600.3
SP_South_02	55.09	9	292	3,748.7
SP_South_02	61.74	1	73	2,219.0
				133,808.5

Appendix 3.6(i) - FORESTRY CODE ADJUSTMENT

Calculation of purchase price adjustment follows the formula:

Purchase Price = (Plantable Area DD — Plantable Area Provided) * Base Price

Plantable area adjustments may occur after finalizing environmental due diligence and/or adjustments in the Forestry Code.

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
A093	ES_South_03	15,797	425.28	284.21			—
A094	ES_South_03	15,797	286.24	211.79			—
A095	ES_South_03	15,797	449.19	292.23			—
A114	ES_South_03	15,797	141.10	100.17			—
A124	ES_South_03	15,797	302.42	220.79			—
A125	ES_South_03	15,797	218.48	167.60			—
A127	ES_South_03	15,797	318.49	251.69			—
A133	ES_South_03	15,797	147.30	115.69			—
A261	ES_South_03	15,797	14.23	9.44			—
A262	ES_South_03	15,797	162.70	96.19			—
A263	ES_South_03	15,797	198.00	127.71			—
A264	ES_South_03	15,797	69.63	41.29			—
A265	ES_South_03	15,797	27.12	16.83			—
A266	ES_South_03	15,797	21.90	13.58			—
A267	ES_South_03	15,797	45.18	31.19			—
A268	ES_South_03	15,797	124.43	79.27			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
A269	ES_South_03	15,797	106.28	72.27			—
A270	ES_South_03	15,797	190.26	128.63			—
A280	ES_South_03	15,797	337.50	275.85			—
A283	ES_South_03	15,797	66.19	45.42			—
A286	ES_South_03	15,797	96.60	58.89			—
A288	ES_South_03	15,797	54.41	42.93			—
A293	ES_South_03	15,797	162.57	120.33			—
A308	ES_South_03	15,797	384.32	155.90			—
A318	ES_South_03	15,797	191.64	102.21			—
A600	ES_South_03	15,797	421.78	313.06			—
A627	ES_South_03	15,797	20.41	7.45			—
F154	SP_East_03	14,749	266.54	135.31			—
F167	SP_East_03	14,749	55.50	22.99			—
F431	SP_South_02	12,400	2,821.93	2,219.00			—
F434	SP_South_02	12,400	195.95	176.20			—
F435	SP_South_02	12,400	1,033.41	818.16			—
F438	SP_South_02	12,400	851.68	569.61			—
F461	SP_North_01	14,177	1,126.01	776.55			—
F464	SP_North_01	14,177	126.69	102.58			—
F465	SP_North_01	14,177	128.66	124.20			—
F466	SP_North_01	14,177	471.88	419.57			—
F467	SP_North_01	14,177	634.98	428.88			—
F531	SP_South_02	12,400	1,210.31	999.00			—
F533	SP_South_02	12,400	2,896.77	1,243.07			—
F536	SP_South_02	12,400	917.08	571.13			—
F537	SP_South_02	12,400	1,089.93	630.06			—
F538	SP_South_02	12,400	830.64	306.67			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
F539	SP_South_02	12,400	1,172.78	602.02			—
F540	SP_South_02	12,400	2,606.47	1,324.01			—
F543	SP_South_02	12,400	1,033.98	526.95			—
F545	SP_South_02	12,400	87.32	67.36			—
F547	SP_South_02	12,400	411.02	198.09			—
F549	SP_South_02	12,400	1,456.09	986.33			—
F638	SP_East_03	14,749	626.03	364.14			—
F639	SP_East_03	14,749	419.95	246.07			—
F640	SP_East_03	14,749	416.61	254.23			—
F677	SP_South_02	12,400	77.05	59.39			—
F678	SP_South_02	12,400	241.36	173.38			—
F679	SP_South_02	12,400	442.85	327.63			—
F680	SP_South_02	12,400	250.71	169.60			—
F681	SP_South_02	12,400	871.11	600.36			—
F743	SP_East_03	14,749	130.34	99.31			—
F891	SP_East_03	14,749	332.50	187.21			—
F892	SP_East_03	14,749	233.52	146.08			—
F895	SP_East_03	14,749	79.36	45.57			—
F931	SP_East_03	14,749	84.94	20.45			—
F954	SP_East_03	14,749	228.03	83.38			—
H007	MS_South_03	7,560	19,510.23	14,246.68			—
H008	MS_Center_02	7,379	1,862.47	1,073.93			—
H013	MS_South_03	7,560	12,124.65	7,721.64			—
H053	MS_Center_02	7,379	4,905.80	3,192.72			—
H101	MS_South_03	7,560	17,859.98	10,629.86			—
H105	MS_South_03	7,560	1,147.81	793.82			—
M012	BA_Total_01	16,423	426.04	259.14			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
M014	BA_Total_01	16,423	223.73	172.17			—
M015	BA_Total_01	16,423	404.70	285.76			—
M017	BA_Total_01	16,423	398.28	208.72			—
M018	BA_Total_01	16,423	407.59	220.75			—
M019	BA_Total_01	16,423	535.02	336.74			—
M023	BA_Total_01	16,423	693.99	358.20			—
M024	BA_Total_01	16,423	474.42	145.68			—
M025	BA_Total_01	16,423	474.43	331.18			—
M026	BA_Total_01	16,423	420.84	247.37			—
M027	BA_Total_01	16,423	760.04	507.34			—
M028	BA_Total_01	16,423	684.73	402.72			—
M029	BA_Total_01	16,423	484.31	304.45			—
M031	BA_Total_01	16,423	300.99	207.40			—
M032	BA_Total_01	16,423	207.43	149.43			—
M033	BA_Total_01	16,423	217.77	133.94			—
M034	BA_Total_01	16,423	268.95	153.50			—
M035	BA_Total_01	16,423	395.95	221.09			—
M036	BA_Total_01	16,423	454.39	222.88			—
M037	BA_Total_01	16,423	551.38	257.26			—
M038	BA_Total_01	16,423	558.00	167.36			—
M041	BA_Total_01	16,423	328.62	198.64			—
M042	BA_Total_01	16,423	581.44	338.65			—
M043	BA_Total_01	16,423	624.61	363.96			—
M044	BA_Total_01	16,423	557.31	309.70			—
M046	BA_Total_01	16,423	370.84	172.48			—
M047	BA_Total_01	16,423	317.76	205.59			—
M048	BA_Total_01	16,423	342.53	240.88			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
M099	BA_Total_01	16,423	163.52	109.46			—
M116	BA_Total_01	16,423	148.60	99.33			—
M117	BA_Total_01	16,423	471.59	218.64			—
M118	BA_Total_01	16,423	83.54	35.47			—
M119	BA_Total_01	16,423	131.22	53.07			—
M123	BA_Total_01	16,423	152.51	78.77			—
M125	BA_Total_01	16,423	449.68	199.34			—
M130	BA_Total_01	16,423	363.33	251.64			—
M131	BA_Total_01	16,423	589.35	319.00			—
M132	BA_Total_01	16,423	576.21	276.14			—
M133	BA_Total_01	16,423	369.08	227.12			—
M134	BA_Total_01	16,423	425.64	293.96			—
M153	BA_Total_01	16,423	381.11	196.97			—
M154	BA_Total_01	16,423	601.29	482.57			—
M155	BA_Total_01	16,423	373.05	282.09			—
M156	BA_Total_01	16,423	241.19	168.33			—
M157	BA_Total_01	16,423	577.02	309.81			—
M158	BA_Total_01	16,423	184.73	99.86			—
M161	BA_Total_01	16,423	562.53	297.82			—
M194	BA_Total_01	16,423	103.70	75.30			—
M196	BA_Total_01	16,423	43.13	27.89			—
M197	BA_Total_01	16,423	154.64	87.24			—
M209	BA_Total_01	16,423	379.99	201.94			—
M217	BA_Total_01	16,423	41.05	13.41			—
M218	BA_Total_01	16,423	24.78	15.39			—
M220	BA_Total_01	16,423	420.73	302.84			—
M221	BA_Total_01	16,423	331.75	206.78			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
M224	BA_Total_01	16,423	53.17	22.01			—
M225	BA_Total_01	16,423	77.78	47.16			—
M360	BA_Total_01	16,423	259.46	164.60			—
M361	BA_Total_01	16,423	441.95	246.79			—
M362	BA_Total_01	16,423	194.56	98.70			—
M363	BA_Total_01	16,423	194.41	124.07			—
M364	BA_Total_01	16,423	207.31	148.14			—
M365	BA_Total_01	16,423	454.38	300.17			—
M376	BA_Total_01	16,423	103.35	83.90			—
M401	BA_Total_01	16,423	356.44	274.77			—
M402	BA_Total_01	16,423	218.04	160.79			—
M403	BA_Total_01	16,423	19.05	12.83			—
M405	BA_Total_01	16,423	355.58	231.56			—
M406	BA_Total_01	16,423	466.37	335.51			—
M409	BA_Total_01	16,423	319.16	258.80			—
M410	BA_Total_01	16,423	583.30	459.88			—
M411	BA_Total_01	16,423	378.31	271.35			—
M412	BA_Total_01	16,423	289.48	202.93			—
M413	BA_Total_01	16,423	378.58	294.13			—
M414	BA_Total_01	16,423	328.60	231.11			—
M419	BA_Total_01	16,423	303.22	213.14			—
M420	BA_Total_01	16,423	445.94	331.24			—
M421	BA_Total_01	16,423	561.79	404.19			—
M423	BA_Total_01	16,423	345.42	259.23			—
M424	BA_Total_01	16,423	161.95	111.03			—
M425	BA_Total_01	16,423	31.54	19.81			—
M426	BA_Total_01	16,423	8.56	6.43			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
M427	BA_Total_01	16,423	466.16	257.70			—
M614	BA_Total_01	16,423	211.54	132.84			—
M668	BA_Total_01	16,423	88.12	52.86			—
M669	BA_Total_01	16,423	243.29	131.48			—
M676	BA_Total_01	16,423	477.55	304.21			—
M697	BA_Total_01	16,423	224.04	130.10			—
M723	BA_Total_01	16,423	248.92	151.54			—
S001	ES_North_01	9,831	247.58	188.94			—
S005	ES_North_01	9,831	253.13	179.63			—
S007	ES_North_01	9,831	331.13	269.53			—
S008	ES_North_01	9,831	260.95	215.09			—
S009	ES_North_01	9,831	227.72	82.33			—
S010	ES_North_01	9,831	208.70	164.54			—
S011	ES_North_01	9,831	183.37	149.58			—
S012	ES_North_01	9,831	266.55	103.99			—
S013	ES_North_01	9,831	207.21	110.84			—
S014	ES_North_01	9,831	440.51	276.90			—
S015	ES_North_01	9,831	251.84	195.36			—
S016	ES_North_01	9,831	394.52	306.50			—
S017	ES_North_01	9,831	288.16	232.45			—
S018	ES_North_01	9,831	348.87	284.43			—
S020	ES_North_01	9,831	241.66	180.07			—
S048	ES_North_01	9,831	270.23	208.83			—
S049	ES_North_01	9,831	113.20	85.02			—
S050	ES_North_01	9,831	242.29	177.24			—
S051	ES_North_01	9,831	257.39	189.98			—
S052	ES_North_01	9,831	253.93	205.45			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
S053	ES_North_01	9,831	274.97	175.05			—
S055	ES_North_01	9,831	263.86	185.52			—
S056	ES_North_01	9,831	303.76	219.91			—
S057	ES_North_01	9,831	218.11	130.03			—
S058	ES_North_01	9,831	345.07	184.63			—
S059	ES_North_01	9,831	162.73	120.46			—
S074	ES_North_01	9,831	184.47	139.10			—
S077	ES_North_01	9,831	375.69	312.44			—
S078	ES_North_01	9,831	283.03	235.09			—
S079	ES_North_01	9,831	166.62	129.59			—
S080	ES_North_01	9,831	363.38	288.14			—
S081	ES_North_01	9,831	318.46	238.05			—
S082	ES_North_01	9,831	316.05	229.07			—
S083	ES_North_01	9,831	189.18	139.28			—
S084	ES_North_01	9,831	342.15	265.92			—
S085	ES_North_01	9,831	159.59	125.22			—
S086	ES_North_01	9,831	311.74	267.40			—
S087	ES_North_01	9,831	431.89	374.57			—
S088	ES_North_01	9,831	197.12	154.89			—
S089	ES_North_01	9,831	175.58	141.36			—
S090	ES_North_01	9,831	147.66	124.94			—
S091	ES_North_01	9,831	195.08	101.70			—
S092	ES_North_01	9,831	407.26	289.77			—
S096	ES_North_01	9,831	483.13	355.50			—
S102	ES_North_01	9,831	318.67	259.46			—
S103	ES_North_01	9,831	411.63	333.89			—
S104	ES_North_01	9,831	330.67	258.03			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
S105	ES_North_01	9,831	414.07	317.56			—
S106	ES_North_01	9,831	262.24	193.95			—
S107	ES_North_01	9,831	524.87	422.83			—
S109	ES_North_01	9,831	292.82	215.71			—
S110	ES_North_01	9,831	318.91	218.99			—
S111	ES_North_01	9,831	166.39	119.50			—
S112	ES_North_01	9,831	427.34	344.32			—
S113	ES_North_01	9,831	279.54	224.29			—
S114	ES_North_01	9,831	262.37	205.24			—
S143	ES_North_01	9,831	334.78	283.19			—
S144	ES_North_01	9,831	110.44	89.36			—
S145	ES_North_01	9,831	175.00	152.90			—
S147	ES_North_01	9,831	119.07	101.06			—
S148	ES_North_01	9,831	369.99	233.69			—
S158	ES_Center_02	14,928	304.17	203.82			—
S159	ES_North_01	9,831	486.89	370.83			—
S160	ES_North_01	9,831	354.04	263.51			—
S161	ES_North_01	9,831	434.48	167.83			—
S162	ES_North_01	9,831	406.74	290.48			—
S165	ES_North_01	9,831	358.69	257.28			—
S167	ES_North_01	9,831	216.38	126.24			—
S168	ES_North_01	9,831	447.93	277.51			—
S169	ES_North_01	9,831	456.46	269.12			—
S227	ES_North_01	9,831	80.01	69.54			—
S230	ES_North_01	9,831	89.98	44.43			—
S317	ES_North_01	9,831	308.93	238.62			—
S318	ES_North_01	9,831	179.14	125.94			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
S319	ES_North_01	9,831	91.78	68.62			—
S321	ES_North_01	9,831	142.53	119.79			—
S323	ES_North_01	9,831	218.42	167.89			—
S326	ES_North_01	9,831	98.20	75.49			—
S327	ES_North_01	9,831	238.33	180.89			—
S328	ES_North_01	9,831	202.77	164.72			—
S329	ES_North_01	9,831	197.63	165.47			—
S333	ES_North_01	9,831	382.75	292.55			—
S337	ES_North_01	9,831	371.51	276.61			—
S338	ES_North_01	9,831	285.73	197.71			—
S339	ES_North_01	9,831	268.91	208.14			—
S340	ES_North_01	9,831	124.14	91.64			—
S341	ES_North_01	9,831	215.63	174.50			—
S342	ES_North_01	9,831	115.45	80.96			—
S361	ES_North_01	9,831	296.80	200.54			—
S362	ES_North_01	9,831	308.49	222.94			—
S363	ES_North_01	9,831	375.31	203.16			—
S364	ES_North_01	9,831	211.95	169.13			—
S365	ES_North_01	9,831	562.65	251.36			—
S607	ES_Center_02	14,928	165.72	92.39			—
S608	ES_Center_02	14,928	869.37	561.55			—
S609	ES_Center_02	14,928	386.41	190.81			—
S610	ES_Center_02	14,928	106.40	76.10			—
S611	ES_Center_02	14,928	368.77	233.95			—
S613	ES_Center_02	14,928	391.40	247.35			—
S615	ES_Center_02	14,928	77.52	54.36			—
S616	ES_Center_02	14,928	175.60	103.59			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
S617	ES_Center_02	14,928	134.83	79.30			—
S622	ES_North_01	9,831	1,294.61	1,018.48			—
S623	ES_North_01	9,831	1,137.38	608.76			—
S625	ES_North_01	9,831	1,258.60	648.58			—
S635	ES_Center_02	14,928	140.29	86.07			—
S700	ES_South_03	15,797	365.14	201.66			—
S701	ES_South_03	15,797	1,088.23	597.30			—
S702	ES_South_03	15,797	110.43	46.75			—
S703	ES_South_03	15,797	96.65	62.31			—
S705	ES_Center_02	14,928	202.10	128.96			—
S706	ES_Center_02	14,928	495.63	382.57			—
S707	ES_Center_02	14,928	90.26	64.17			—
S709	ES_Center_02	14,928	1,335.73	992.29			—
S710	ES_Center_02	14,928	109.59	75.63			—
S712	ES_Center_02	14,928	562.56	361.97			—
S716	ES_Center_02	14,928	129.44	91.62			—
S717	ES_Center_02	14,928	560.47	396.44			—
S718	ES_Center_02	14,928	588.30	439.00			—
S719	ES_Center_02	14,928	3,117.43	1,922.60			—
S720	ES_Center_02	14,928	116.61	71.79			—
S721	ES_Center_02	14,928	204.16	142.59			—
S722	ES_Center_02	14,928	50.67	33.21			—
S723	ES_Center_02	14,928	145.58	92.82			—
S726	ES_Center_02	14,928	1,089.86	620.32			—
S727	ES_Center_02	14 928	924.79	617.23			—
S730	ES_Center_02	14,928	48.89	36.32			—
S731	ES_Center_02	14,928	452.41	285.45			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
S733	ES_Center_02	14,928	240.28	169.88			—
S734	ES_Center_02	14,928	241.02	131.05			—
S736	ES_Center_02	14,928	932.35	507.60			—
S737	ES_Center_02	14,928	1,068.69	619.30			—
S738	ES_Center_02	14,928	174.01	121.12			—
S750	ES_Center_02	14,928	190.97	126.13			—
T007	BA_Total_01	16,423	200.19	63.58			—
T049	BA_Total_01	16,423	417.75	300.51			—
T053	BA_Total_01	16,423	531.54	405.96			—
T055	BA_Total_01	16,423	685.04	481.38			—
T057	BA_Total_01	16,423	526.61	270.29			—
T058	BA_Total_01	16,423	285.77	200.98			—
T059	BA_Total_01	16,423	291.61	201.95			—
T060	BA_Total_01	16,423	243.03	120.70			—
T061	BA_Total_01	16,423	242.41	169.46			—
T062	BA_Total_01	16,423	384.41	219.78			—
T063	BA_Total_01	16,423	314.42	184.13			—
T064	BA_Total_01	16,423	376.52	235.18			—
T065	BA_Total_01	16,423	442.78	307.18			—
T066	BA_Total_01	16,423	311.92	226.17			—
T068	BA_Total_01	16,423	243.05	146.18			—
T069	BA_Total_01	16,423	585.09	259.29			—
T070	BA_Total_01	16,423	559.42	300.95			—
T071	BA_Total_01	16,423	544.03	317.94			—
T073	BA_Total_01	16,423	376.46	190.87			—
T074	BA_Total_01	16,423	460.74	321.09			—
T075	BA_Total_01	16,423	451.99	211.25			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
T076	BA_Total_01	16,423	400.54	245.99			—
T078	BA_Total_01	16,423	496.96	280.11			—
T080	BA_Total_01	16,423	150.99	121.14			—
T081	BA_Total_01	16,423	413.59	219.04			—
T082	BA_Total_01	16,423	511.75	293.32			—
T083	BA_Total_01	16,423	456.24	259.21			—
T084	BA_Total_01	16,423	510.32	287.60			—
T085	BA_Total_01	16,423	580.27	371.83			—
T086	BA_Total_01	16,423	337.43	182.96			—
T087	BA_Total_01	16,423	481.54	205.95			—
T088	BA_Total_01	16,423	394.29	187.50			—
T090	BA_Total_01	16,423	511.85	338.05			—
T101	BA_Total_01	16,423	338.92	176.06			—
T102	BA_Total_01	16,423	59.28	40.10			—
T103	BA_Total_01	16,423	48.85	32.57			—
T104	BA_Total_01	16,423	310.96	201.48			—
T105	BA_Total_01	16,423	111.35	88.05			—
T107	BA_Total_01	16,423	327.79	233.98			—
T112	BA_Total_01	16,423	225.65	146.85			—
T169	BA_Total_01	16,423	426.61	218.68			—
T170	BA_Total_01	16,423	484.73	258.70			—
T171	BA_Total_01	16,423	447.11	167.93			—
T175	BA_Total_01	16,423	528.94	357.39			—
T179	BA_Total_01	16,423	598.62	366.31			—
T180	BA_Total_01	16,423	226.28	177.71			—
T189	BA_Total_01	16,423	532.27	342.00			—
T199	BA_Total_01	16,423	397.53	222.23			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
T201	BA_Total_01	16,423	301.33	186.47			—
T214	BA_Total_01	16,423	546.35	361.77			—
T215	BA_Total_01	16,423	29.37	20.80			—
T227	BA_Total_01	16,423	100.49	47.74			—
T615	BA_Total_01	16,423	93.13	71.47			—
T620	BA_Total_01	16,423	232.55	125.10			—
T637	BA_Total_01	16,423	491.49	213.90			—
T646	BA_Total_01	16,423	1,066.64	657.53			—
T647	BA_Total_01	16,423	1,067.53	640.10			—
T648	BA_Total_01	16,423	959.67	550.48			—
T649	BA_Total_01	16,423	876.30	476.06			—
T650	BA_Total_01	16,423	953.00	618.33			—
T651	BA_Total_01	16,423	767.77	467.53			—
T652	BA_Total_01	16,423	1,030.92	604.87			—
T653	BA_Total_01	16,423	883.38	365.82			—
T654	BA_Total_01	16,423	780.57	457.33			—
T655	BA_Total_01	16,423	978.71	516.76			—
T656	BA_Total_01	16,423	972.64	649.16			—
T657	BA_Total_01	16,423	957.72	638.35			—
T658	BA_Total_01	16,423	1,030.86	624.47			—
T659	BA_Total_01	16,423	911.55	386.59			—
T660	BA_Total_01	16,423	900.32	510.43			—
T663	BA_Total_01	16,423	848.26	759.54			—
T664	BA_Total_01	16,423	189.03	100.97			—
T665	BA_Total_01	16,423	334.33	219.63			—
T681	BA_Total_01	16,423	87.72	61.27			—
T682	BA_Total_01	16,423	280.58	132.63			—

		Base Price	Provided by Fibria		Due Diligence result
		(R$/ plantable		Plantable Area	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	ha)	Total_Area (ha)	(ha)	(ha)	(ha)	Adjustment
T693	BA_Total_01	16,423	328.82	140.05			—
T694	BA_Total_01	16,423	504.54	225.48			—
T708	BA_Total_01	16,423	1,070.19	669.44			—
T709	BA_Total_01	16,423	850.61	449.48			—
T710	BA_Total_01	16,423	1,248.94	627.64			—
T722	BA_Total_01	16,423	197.89	114.32			—
T727	BA_Total_01	16,423	89.33	60.91			—
T733	BA_Total_01	16,423	388.48	271.82			—
T734	BA_Total_01	16,423	664.88	417.09			—
T738	BA_Total_01	16,423	137.11	92.67			—
T739	BA_Total_01	16,423	317.01	151.05			—
T740	BA_Total_01	16,423	211.60	141.98			—
T741	BA_Total_01	16 423	471.45	283.81			—
T748	BA_Total_01	16,423	378.37	181.16			—
T749	BA_Total_01	16,423	76.17	32.42			—
T751	BA_Total_01	16,423	139.53	82.47			—
T755	BA_Total_01	16,423	841.70	585.16			—
Total			210,033.41	133,808.50	—	—	—

Appendix 3.9 — Weighted Average Land Price

St	FNP Region	Soil Type	% Index	R$/ha
BA	Região iFNP 79 - Sudeste Baiano	Terra Agrícola para Reflorestamento (Mucuri)	35,6%
ES	Região iFNP 57 - Linhares	Terra Agrícola para Reflorestamento	4,2%
ES	Região iFNP 56 - Colatina	Terra Agrícola de Reflorestamento (Montanha / Ecoporanga)	20,5%
ES	Região iFNP 55 - Cachoeiro do Itapemirim	Terra Agrícola com Café Arábica (Guaçuí / Alegre)	0,01%
MS	Região iFNP 38 - Três Lagoas	Pastagem formada de alto suporte (Três Lagoas / Aparecida do Taboado)	27,3%
SP	Região iFNP 20 - Campinas	Pastagem formada (Bragança Paulista / Socorro)	0,1%
SP	Região iFNP 18 - Vale do Paraíba	Pastagem nativa de morro	1,2%
SP	Região iFNP 19 - Itapetininga	Terra agrícola com reflorestamento (Itapeva)	9,8%
SP	Região iFNP 23 - Bauru	Pastagem formada de alto suporte	1,2%

Land Land Index year 0 (Lo),

The Land Index described at clause 3.9 is the weighted average price of the price of each region included in the index according the representativeness (% Index) of each region. Land Index year 7 (L7), Land Index year 14(L14) and Land Index year 21 (L21) should be calculated considering the same composition of the Land Land Index year 0 (L0), presented above.

The initial prices to determine portfolio value at closing will be those published in the first report released in 2014, summarizing November/December 2013 pricing. For measurements in years 7,14 and 21, the first report released in each those years shall also be used. In case of FNP extinction Parties will calculated the Land Index appreciation up to the extinction date and select another reference to price adjustment, to be applicable after the extinction date. In case of FNP classification change, Parties will calculated the appreciation up to the classification change and select the new reference regions to price adjustment, to be applicable after the change.

In case of FNP extinction Parties will calculated the Land Index appreciation up to the extinction date and select another reference to price adjustment, to be applicable after the extinction date. In case of FNP classification change, Parties will calculated the appreciation up to the classification change and select the new reference regions to price adjustment, to be applicable after the change.

Appendix 3.9.2 — EARN-OUT LEVEL TABLE

Total Land Appreciation						Earn-Out Level
7th anniversary		14th anniversary		21th anniversary		(*)
Min	Max	Min	Max	Min	Max	Schedule
0,00%	3,62%	0,00%	7,37%	0,00%	11,26%	0%
3,63%	7,28%	7,38%	15,10%	11,27%	23,49%	20%
7,29%	11,05%	15,11%	23,34%	23,50%	36,98%	40%
11,06%	14,94%	23,35%	32,12%	36,99%	51,87%	60%
14,95%	18,86%	32,13%	41,29%	51,88%	67,95%	80%
18,87%		41,30%		67,96%		100%

(*) The earn-out level corresponds to the P7, P14 and P21 in the earn-out formula.

This exhibit is in the original Portuguese language, and comprises a list of the due diligence documents including certificates, contracts, real estate, environmental, corporate, social security and labor documents.

APPENDIX 6.1.1 - LIST OF DOCUMENTS TO PERFORM THE DUE DILIGENCE

Lista de Certidões

l.                                          Fornecer as seguintes certidões atualizadas em nome dos SELLERS e em nome dos Proprietários anteriores nos últimos 20 (vinte) anos, (i) requeridas junto aos órgãos administrativos nos locais onde os SELLERS possui(em) sua(s) sede(s) e filial(is), e (ii) nos municípios onde se localizam os Assets:

(a)                                 Certidão do Cartório de Protestos, abrangendo o período de 10 anos;

(b)                                 Certidão do Distribuidor da Justiça Estadual, relativa a ações cíveis, abrangendo o período de 10 anos;

(c)                                  Certidão do Distribuidor da Justiça Estadual, relativa a ações criminais, abrangendo o período de 10 anos;

(d)                                 Certidão do Distribuidor da Justiça Estadual relativa a falências e concordatas, abrangendo o período de 10 anos;

(e)                                  Certidão do Distribuidor da Justiça Estadual relativa a Execuções Fiscais Estaduais/Municipais, abrangendo o período de 10 anos;

(f)                                   Certidão do Distribuidor da Justiça Trabalhista relativa à 1a e à 2a instâncias da seção judiciária do local do respectivo Asset;

(g)                                  Certidão do Distribuidor da Justiça Federal;

(h)                                Certidão do Distribuidor das Execuções Fiscais Federais;

(i)                                    Certidão de Tributos Imobiliários (IPTU e taxas) emitida pela Prefeitura respectiva, se aplicável;

(j)                                   Certidão de Tributos Mobiliários (ISS e taxas) emitida pela Prefeitura respectiva, se aplicável;

(k)                               Certidão de Tributos Estaduais emitida pela Secretaria da Fazenda Estadual;

(I)                                   Certidão Conjunta de Débitos Relativos a Tributos Federais e à Dívida Ativa da União de Tributos e Contribuições Federais, emitida pela Secretaria da Receita Federal;

(m)                            Certidão de Débitos Previdenciários (CND) perante o Instituto Nacional do Seguro Social - INSS, emitida pela Secretaria da Receita Federal;

(n)                                Certidão de Regularidade do FGTS — (CRF) emitida pela Caixa

Económica Federal (CEF);

(o)                                Certidão Negativa de Débitos Trabalhistas (CNDT);

(p)                                Certidões de Débitos relativos ao Imposto sobre Propriedade Territorial Rural (ITR), emitidas pela Secretaria da Receita Federal relativas a todos os Assets

* Todos os eventuais apontamentos indicados nas certidões acima relacionados aos Assets deverão ser acompanhados de documentos hábeis aos seus esclarecimentos, tais quais certidões de objeto e pé e, com relação aos demais processos, relatório detalhado dos advogados responsáveis pelo processo acompanhado das principais peças processuais.

2.                                     Caso algum dos Assets seja de propriedade de pessoa(s) física(s), favor fornecer o comprovante de inscrição no cadastro de pessoa física (CPF), disponível no website da Receita Federal (expedido nos últimos 30 dias), Cópia autenticada do RG e do CPF e Certidão atualizada de casamento (expedida nos últimos 30 dias), acompanhada do pacto antenupcial, se houver, ou da certidão de nascimento atualizada (expedida nos últimos 30 dias) comprovando o estado civil, acompanhada de declaração de inexistência de união estável, se for o caso.

Aspectos Imobiliários

1.                                      Certidão vintenária atualizada (emitidas nos últimos 30 dias), com negativa de ónus e alienações, ações reais, pessoais e reipersecutórias de todos os Assets. No caso de haver gravame ou servidão, hipoteca e transferência fiduciária, favor fornecer cópia do instrumento respectivo.

2.                                      Cópias atualizadas (emitidas nos últimos 30 dias) de certidão de matrícula dos Assets.

3.                                      Certidões atualizadas dos registros realizados no Livro 3 do Ofício de Registro de Imóveis da situação dos imóveis emitidas em nome do(s) SELLERS, com negativa de penhor ou outros ónus e alienações sobre as florestas, maquinarios ou outros bens existentes nos Assets (emitidas nos últimos 30 dias).

4.                                      Cópias das escrituras públicas de compra e venda dos Assets, títulos judiciais de aquisição, escrituras de cessão de direitos de exploração de florestas ou qualquer outro instrumento referente à aquislção de propriedade dos Assets ou cessão de direitos reais.

5.                                      Cópias de todos os contratos que envolvam os Assets, tais como instrumentos de cessão de posse, às escrituras, contratos de arrendamento, contratos de parceria, fomento, e termos de autorização de uso de imóveis

6.                                      Cópias de promessas, opções ou compromissos de compra e venda e atos societários relacionados aos Assets que não tenham sido levados a registro nas matrículas dos Assets junto aos cartórios de registros de imóveis, se aplicável.

7.                                      Cópias de todos os processos administrativos ou judiciais envolvendo os Assets..

8.                                      Cópias do Certificado de Cadastro do Imóvel Rural (“COR”) dos Assets, atualizado, expedido pelo INCRA.

9.                                      Favor fornecer cópia das Declarações do Imposto sobre Propriedade Territorial Rural (“ITR”) dos Assets referente aos últimos 5 exercícios.

10.                               Certidão de Situação de Aforamento/Ocupação, Certidão de Inteiro Teor do Imóvel, Certidão de Dados Cadastrais e Certidão Negativa de Débitos emitidas pela Secretaria de Património da União relativamente ao Asset, se aplicável.

11.                               Cópias dos mapas de cada Asset com a informação da área total das propriedades, as respectivas matrículas, talhões, áreas de reserva legal e de preservação permanente, acesso às vias públicas, servidões e áreas ocupadas por terceiros

12.                               Fornecer as convenções de condomínio, regulamentos internos e outros relacionados à convivência e utilização de imóveis detidos em condomínio civil, caso seja este o caso com relação a alguma Propriedade Imobiliária.

13.                               Declaração sobre a existência ou inexistência de penhoras sobre qualquer dos Assets dadas em garantia de ações judiciais.

14.                               Cópia das avaliações topográficas dos Assets, de acordo com seu georreferenciamento, em que estejam estabelecidas suas dimensões e limites, se existentes.

15.                               Apresentar documentação fornecida pela Fundação Nacional do índio -FUNAI que ateste a inexistência de áreas Indígenas localizadas próximas aos Assets.

16.                               Apresentar documentação fornecida pela Fundação Palmares que ateste a inexistência de áreas ocupadas por Afrodescendentes próximas aos Assets.

17.                               Apresentar documentação fornecida pela INCRA que ateste a inexistência de áreas ocupadas por Membros do Movimento dos Sem Terra e acampamentos próximas aos Assets.

18.                               Certidão de que não existem processos judiciais e/ou medidas administrativas que recaiam sobre os Assets (desapropriação, demarcatórias, tombamento) junto à Secretaria do Património da União (“SPU”), ao Instituto de Terras dos respectivos Estados onde localizam-se os Assets e ao Instituto do Património Histórico e Artístico Nacional (“IPHAN”).

19.                               Seguros que tenham sido contratados em relação aos Assets e/ou às melhorias, se aplicável.

20.                               Listagem dos talhões de cada Asset, contendo informações relativas a área total, o número total de árvores e ano da plantação e da cópia do Projeto de Plantio Florestal, se houver.

Aspectos Contratuais

1.                                     Fornecer cópia dos contratos de locação/ arrendamento e de comodato relativamente aos Assets.

2.                                     Fornecer cópia dos contratos que envolvam a compra ou venda de madeira relativa aos Assets, averbados nas matrículas dos imóveis.

3.                                     Cópias dos contratos/operações de financiamento, abertura de crédito e empréstimo de qualquer natureza/moeda, dos respectivos instrumentos de garantias reais ou pessoais dadas, de eventuais instrumentos de derivativos (hedge, swap, opções, futuro, etc) e emissões de debêntures, commercial papers, notes e bonds, etc, que tenham como objeto ou como garantia os Assets / ou os Ativos Florestais.

Aspectos Ambientais

1.                                      Cópia do Cadastro Técnico Federal e Estadual perante as Autoridades Amblentais competentes.

2.                                      Comprovação de recolhimento de TCFA (Taxa de Controle e Fiscalização Amblental) e de Taxa de Controle e Fiscalização Ambiental Estadual dos últimos 5 (cinco) anos, bem como de entrega dos relatórios ao IBAMA.

3.                                      Certidão Negativa emitida pelo IBAMA e pela autoridade ambiental estadual em nome dos SELLERS e dos ex-proprietários.

4.                                      Favor informar se as fazendas do(s) SELLERS é(são) estão inscritas no Cadastro Nacional de Pessoas Jurídicas (CNPJ). Em caso positivo, favor fornecer os comprovantes de registro no Cadastro Federal de Atividades Potencialmente Poluidoras do IBAMA e Certificados de Regularidade relativos a essas fazendas.

5.                                      Licença ambiental concedida (LAU, Licença Prévia, Licença de Instalação, Licença de Operação ou outras e autorizações aplicáveis) para projetos florestais, ou pedidos de renovação de licença solicitada dentro do prazo legal, bem como apresentar comprovação do cumprimento das condicionantes das licenças.

6.                                      Possui EIA/RIMA? Caso afirmativo, favor fornecer.

7.                                      O empreendimento faz uso de vegetação nativa? Cópia das Autorizações para Supressão de Vegetação referentes à abertura da área (conversão para uso alternativo do solo), pelos antigos proprietários e pelos SELLERS.

8.                                      Favor fornecer relatórios, auditorias, inspeções e outros estudos ambientais conduzidos para o licenciamento ou regularização das atividades, ou de avaliação das condições ambientais do imóvel, em especial, mas não se limitando a, Planos de Recuperação de Áreas Degradadas e Estudos de Impacto Ambiental.

9.                                      Cópia de qualquer notificação, auto de infração, avisos de inspeção, termos de apreensão ou qualquer outro documento que tenha sido recebido de qualquer órgão de proteção ambiental (incluindo polícias civil e ambiental) ou autoridade sanitária.

10.                               Cópia de Termos de Ajustamento de Conduta ou outros acordos eventualmente firmados com as autoridades ambientais e/ou Ministério Público.

11.                               Informação sobre existência e cópia de Inquérito Civil e outros procedimentos administrativos Instaurados pelas autoridades ambientais ou pelo Ministério Público, bem como de eventuais ações judiciais relacionadas à questões ambientais.

12.                               Fornecimento de mapas dos Assets, indicando o tipo de relevo, hidrografia e as respectivas áreas de preservação permanente.

13.                              Favor informar se os Assets possuem áreas de preservação permanente (ex: rios, quebra/borda de chapada, grota, topo de morro,

entre outros) e, caso positivo, indicar a localização, informar a sua extensão, se estão reflorestadas e demais esclarecimentos acerca do estado de conservação, tais como se estão sinalizadas, cercadas e preservadas.

14.                               Favor esclarecer se existem plantios de espécies exóticas e/ou ocupação/ construção nas áreas de preservação permanente existentes nos Assets.

15.                               Informar se a reserva legal dos Assets encontra-se delimitada e averbada na matrícula dos imóveis, apresentando cópia de tais documentos, inclusive cópia dos documentos e mapas com a indicação da área de reserva legal, devidamente aprovados pelo órgão ambiental competente. Há remanescente de vegetação nativa na propriedade que poderia ser destinada a reserva legal? Há reserva legal constituída em áreas de Posse? Áreas de Preservação Permanente foram incluídas no cômputo da reserva legal? Há necessidade de compensação ambiental?

16.                               Quais as atividades desenvolvidas nos Assets? Favor especificar detalhadamente: atividade, quantidade, produtos utilizados (em caso de uso de defensivos agrícolas, especificar o tipo e o protocolo de armazenamento e devolução das embalagens) e protocolos de desempenho da atividade e de saúde e segurança do trabalho.

17.                               O(s) SELLER(s) é(são) fornecedor(es) de carvão? O(s) SELLER(s) é(são) registrado(s) perante o IBAMA para exercer tal atividade? Há atividade de carvoejamento? Quantos fornos estão instalados nos Assets? Existem queimadores instalados nos fornos?

18.                             Há atividade de mineração nos Assets? Caso positivo, descrever o tipo de atividade e quais os Assets afetados. Favor indicar/fornecer documentos que indiquem a inexistência/existência de sobreposição da área com autorizações/outorgas para exploração/pesquisa de recursos minerais, expedidas em nome do proprietário da área e/ou de terceiro. Caso positivo, informar o número de registro junto ao DNPM e fornecer cópia de todos os documentos afetos a tais registros.

19.                               Favor informar se há captação de águas de rios, açudes, lagoas e/ou poços artesianos nos Assets. Caso positivo, favor fornecer cópia da licença expedida pelo órgão competente.

20.                               Confirmar se alguma edificação dentro dos Assets está localizada à margem de alguma nascente. Caso positivo, em qual categoria está a área classificada?

21.                               Favor informar se os Assets estão localizadas dentro do raio de 10 km de distância de alguma Unidade de Conservação ou dentro da zona de amortecimento ou zona tampão de uma Unidade de Conservação.

22.                               Documentos que demonstrem a existência/inexistência de sobreposição do Asset com áreas protegidas pelo património histórico e arqueológico (IPHAN ou órgão estadual) e unidades de conservação municipais, estaduais e federais. Caso haja sobreposição, favor indicar quais restrições se aplicam à área. Foram realizados estudos arqueológicos? Existe potencial arqueológico?

23.                               Favor informar se os Assets estão inseridos ou próximos às seguintes

áreas: (i) áreas de proteção de mananciais; (ii) áreas indígenas ou áreas em que comunidades especiais estão ou estiveram localizadas (quilombolas, população ribeirinha etc.);(iii) áreas protegidas pelo património histórico e (iv) áreas utilizadas para Reforma Agrária.

24.                               Existem tanques de combustível instalados nos Assets? Qual o tipo do tanque e a sua capacidade em litros? Em caso afirmativo, fornecer os documentos referentes ao licenciamento do tanque.

25.                               Favor informar como se dá o processo de controle sobre a destinação de resíduos, bem como de eventuais efluentes líquidos oriundos das atividades desenvolvidas nos Assets. Favor fornecer cópias dos documentos aplicáveis.

26.                               Favor informar se há alguma possibilidade de contaminação do solo e/ou de corpos d’água (inclusive lençol freático) por algum tipo de resíduo ou substância, esclarecendo se já houve algum vazamento nas instalações da sociedade.

27.                               Favor informar os problemas ambientais de maior relevância dos Assets, assim como se existe necessidade de investimento relevante na sua regularização, indicando o valor envolvido.

28.                               Favor indicar as atividades desempenhadas nas propriedades vizinhas aos Assets.

29.                               Os Assets possuem cascalheiras e locais de exploração de terra? Se sim, apresentar as devidas licenças ambientais.

Aspectos Societários

1.                                      Cópia do estatuto/contrato social consolidado do(s) SELLER(s) e prova de registro na junta comercial.

2.                                      Cópia das alterações do Contrato Social, Atas de Assembleias, Reuniões de Quotistas, Reuniões da Diretoria e Reuniões do Conselho Fiscal, conforme aplicável.

3.                                      Cópia de certidão de inteiro teor do registro do comércio competente (expedida nos últimos 30 dias).

4.                                      Listagem dos atuais procuradores ad negotia, independentemente da extensão de seus poderes e do prazo de duração dos mandatos, e cópia das respectivas procurações.

5.                                      Listagem das filiais, sucursais, escritórios de representação, escritórios de vendas, fazendas, depósitos, armazéns e demais dependências do(s) SELLER(s) localizados nos municípios onde os Assets se localizam, bem como cópia das inscrições pertinentes.

6.                                      Listagem e cópias de todas e quaisquer inscrições referentes à sede (federal, estadual, municipal, previdenciária, trabalhista etc). Fornecer cópia de inscrição em órgão de classe (CREA, CRM, etc).

7.                                      Cópia de acordos de quotistas, de acordos de voto, e de seu registro nos livros societários ou de evidências de conhecimento por parte do(s) SELLER(s) (através de atos societários, notificações, etc).

8.                                      Comprovante de inscrição no cadastro de pessoa jurídicas (CNPJ) da(s) sede(s) e filial(is), disponível no website da Receita Federal (expedido nos últimos 30 dias).

Aspectos Previdenciários

1.                                      Extrato de consulta do saldo devedor do contribuinte (CCREDEXT);

2.                                      Livro “Documentos e Termos de Ocorrências”;

3.                                      Relatórios elaborados pelos advogados que patrocinam as causas (ou elaborados pela própria empresa-alvo, quando for o caso).

Aspectos Trabalhistas

l.                                          Certidões da Superintendência Regional do Trabalho (locais da sede e estabelecimentos da empresa-alvo)

2.                                      Certidões do Ministério Público do Trabalho (locais da sede e estabelecimentos da empresa-alvo);

3.                                      Relatórios elaborados pelos advogados que patrocinam as causas (ou elaborados pela própria empresa-alvo, quando for o caso), incluindo informações sobre eventuais indicações a penhora de imóveis relacionados aos Assets.

4.                                      As companhias provisionaram valores para contingências trabalhistas e previdenciárias? Por favor, apresentar documentos que provem a provisão, indicando o valor específico para as contigências trabalhistas e previdenciárias e o critério utilizado para a provisão.

5.                                      As sociedades já firmaram algum TAC - Termo de Ajustamento de Conduta ligado a questões trabalhistas e que envolvam os imóveis?

6.                                      Existe alojamento nos Assets? Existem banheiros químicos?

7.                                      Qual a estrutura fornecida aos funcionários na silvicultura?

8.                                      Qual a estrutura fornecida aos funcionários na produção de carvão vegetal, se houver tal atividade?

* Todos os eventuais apontamentos indicados nas certidões acima relacionados aos aos Assets deverão ser acompanhados de documentos hábeis aos seus esclarecimentos, tais quais certidões de objeto e pé e, com relação aos demais processos, relatório detalhado dos advogados responsáveis pelo processo acompanhado das principais peças processuais

Appendix 8.3 — FORM OF PAYMENT OF THE CLOSING PRICE

FIBRIA CELULOSE S.A.

CNPJ 60.643.228/0001-21

BANCO	Nr BANCO	AGÊNCIA	CONTA CORRENTE
ITAÚ	341	910	1622-9

FIBRIA-MS CELULOSE SUL MATO-GROSSENSE LTDA

CNPJ 36.785.418/0001-07

BANCO	Nr BANCO	AGÊNCIA	CONTA CORRENTE
ITAÚ	341	910	010545-1

This exhibit is in the original Portuguese language, and comprises a list of agreements that have obligation or commitment to third parties that conflict with the obligations assumed under the agreement.

APPENDIX 9.1 (vii) – SELLER’S CONFLICTING AGREEMENTS

TIPO DE CONTRATO	PROPRIETÁRIO DA MATRÍCULA	PARTE	MATRÍCULA ENVOLVIDA	PROJETO	LOCALIDADE	ÁREA IMPACTADA	OBJ.LOC.
Comodato	Fibria Celulose S.A.	Associação dos Pequenos Produtores Rurais de Taquari	162	T064-T068-T069-T739	Alcobaça	19,11	379
Comodato	Mucuri Agroflorestal S.A.	Associação de Pequenos Produtores Rurais da Igrejinha	4019	T007	Caravelas	20,45	473
Comodato	Fibria Celulose S.A.	Associação Quilombola de Rio do Sul - AQSUL	1269	M012-M723	Nova Viçosa	1,01	352
Comodato	Mucuri Agroflorestal S.A.	Associação dos Apicultores e Produtores Rurais de Juerana	4017	T105-T215-T707	Caravelas	3,75	1863
Comodato	Fibria Celulose S.A.	Associação de Pequenos Produtores Rurais Nova Vida	1375	T653-T654-T655-T656-T657-T658-T659-T694-T699	Alcobaça	125,8	242
Comodato	Mucuri Agroflorestal S.A.	Associação de Agricultura Familiar de Helvécia - A.A.F.H.	1022	M115-M116-M117-M119-M677	Nova Viçosa	32,75	461
Comodato	Mucuri Agroflorestal S.A.	Associação dos Moradores e Produtores Rurais de Espora Gato	3977	T049	Caravelas	13	449

TIPO DE CONTRATO	PROPRIETÁRIO DA MATRÍCULA	PARTE	MATRÍCULA ENVOLVIDA	PROJETO	LOCALIDADE	ÁREA IMPACTADA	OBJ.LOC.
Comodato	Aracruz Celulose S.A.	Associação de Produtores Rurais de Mudas Nativas do Angelim II - APROMUNA	486	S001-S003-S004-S005-S007-S008-S009-S010-S011-S012-S013-S014-S015-S016-S017-S018-S019-S020-S022-S023-S024-S025-S026-S027-S028-S029-S030-S031-S032-S033-S034-S035-S036-S037-S038-S039-S040-S041-S042-S043-S044-S045-S046-S048-S049-S054-S102-S109-S112-S114-S115-S117-S126-S127-S128-S129-S130-S133-S136-S137-S138-S139-S146-S147-S152-S153-S161-S163-S166-S205-S223-S230-S321-S322-S339-S341-S360	Conceição da Barra	2,1	1001
Comodato	Fibria Celulose S.A.	AMPRUNOVI -Associação de Moradores de Pequenos Produtores Rurais de Nova Vista I	1096	S072-S073-S074-S075-S076-S077-S078-S079-S093	São Mateus	12,78	1081
Comodato	Fibria Celulose S.A.	Associação de Moradores e Pequenos e Médios Produtores Rurais da Comunidade de São Geraldo e Adjacências	19391	S337	São Mateus	2,85	133

TIPO DE CONTRATO	PROPRIETÁRIO DA MATRÍCULA	PARTE	MATRÍCULA ENVOLVIDA	PROJETO	LOCALIDADE	ÁREA IMPACTADA	OBJ.LOC.
Comodato	VCP Florestal S.A.	Ass. Produtores Bairro Ferreira das Almas	14589	F679	Capão Bonito	0,62	8077
Comodato	Fibria-MS Celulose Sul Ltda	Equilíbrio Proteção Florestal	34216	H007	Três Lagoas	Casas	5157
Comodato	Boa Vista Agro Florestal S.A.	Ass. Produtores Bairro Ferreira das Almas	14118	F680	Capão Bonito	0,62	1914
Comodato	Fibria-MS Celulose Sul Ltda	Equilíbrio Proteção Florestal	34215	H007	Três Lagoas/MS	Casas	5158
Comodato	Fibria Celulose S.A.	Associação Quilombola de Rio do Sul - AQSUL	1335	M012	Nova Viçosa	4,57	488

This exhibit is in the original Portuguese language, and comprises a list of all licenses, authorizations, certificates, permits and registrations necessary for the exploitation of the assets.

APPENDIX 9.1 (ix) – LIST OF LICENSES, AUTHORIZATIONS, CERTIFICATES, PERMITS AND REGISTRATIONS HELD BY SELLER TO EXPLOIT THE SELECTED ASSETS

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
Aracruz/ES	Licença Ambiental	IDAF - ES	RLO-S 002/2004	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	RLO 847/01	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LI 3083/03	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LI 3217/03	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LI 5300/05	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LI 5301/05	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LI 6312/05	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LO 8129/07	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LO 8130/07	Vigente - em renovação
Aracruz/ES	Licença Ambiental	INEMA - BA	LO 8131/07	Vigente - em renovação
Três Lagoas/MS	Comunicado de plantio e Informativo de Corte	Ato declaratório protocolizado para todas as áreas no IMASUL- MS	Não consta	Vigente
Três Lagoas/MS	Licença de Operação para depósito de agrotóxico	IMASUL- MS	173 e 230	Vigente - em renovação
Três Lagoas/ MS	Registro de poço tubular para captação de água subterrânea	IMASUL- MS	47, 50 e 54	Vigente
Três Lagoas/MS	Renovação de Licença de Operação para posto	IMASUL- MS	75 e 93	Vigente

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
de abastecimento de combustível
Jacareí/SP	Declaração de Conformidade da Atividade Aqropecuária	CATI - SP	070500026120130404-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550299420120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	074080010220130404-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	05249004422130800S-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A296060040520130624-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550301920120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	171180093520120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A185940015620130718-1	Vigente

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI- SP	A171180093720131017-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550299320120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI- SP	161490404920120209-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI- SP	A1834420111025-2	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	1710834420111025-2	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A172550311320130902-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A182560020120130319-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A290970104820130315-1	Vigente

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	171080034520120928-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550199120120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550308220120903-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550301820120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A07040010632013071901	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A070400106320130719-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	171180093620120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	Illeligible	Vigente

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550299520120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	M180920076020120905-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	160980000220120208-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	070080033220120905-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	Illeligible	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	A171180093320130318-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	292920104120120221-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	292820104020120221-1	Vigente

UNIDADE	DOCUMENTO	ÓRGĀO AMBIENTAL	NÚMERO	STATUS
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	172550299620120306-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	296060003820020220-1	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	Illeligible	Vigente
Jacareí/SP	Declaração de Conformidade da Atividade Agropecuária	CATI - SP	292820319120120221-1	Vigente

This exhibit is in the original Portuguese language, and comprises a description of the liens on the assets.

APPENDIX 9.1 (x) – LIENS (SUBJECT TO BUYER’S FURTHER REVIEW)

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
Al 13-A114-A124-A125-A126-A127-A128-A261-A262-A263-A264-A265-A266-A267-A268-A269-A270-A280-A283-A286-A292-A293	12040	ARA-A002	Bloco 02 AR	Aracruz	ES	Penhora - ITR - Previsão de finalização Dez/14	2.548,81
A627	1792	ARA-A002	Córrego Boa Vista	Ibatiba	ES	Depósito de Fomento	20,76
S706	16891	ARA-S003	Córrego da Paciência -Projeto 003	Sooretama	ES	Negócio em andamento -Desapropriação -Prefeitura Sooretama (RD)	57,48
S712	6529	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Negócio em andamento -Energia	31,81
S053-S054-S365	267	ARA-S003	Córrego Grande	São Mateus	ES	Promessa de Doação comunidade São Jorge -SUSTENT (ainda em discussão)	5,31
T734	3978	ARA-T006	Fazenda Aconchego	Caravelas	BA	Penhora - Contribuição previdenciária - Previsão de finalização Dez/14	665,43
T755	13355	ARA-T006	Fazenda Babi Agropecuária II	Teixeira de Freitas	BA	Negócio em andamento -Fazenda Babi	841,73
H007	34216	TLA-M501	Horto Rio Verde A	Três Lagoas	MS	Hipoteca BB, Créditos Industriais - descrita em Contrato, não há	12.767,55

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
						Contrato, não há averbação na matrícula
H053	57035	TLA-M501	Fazenda Curucaca	Três Lagoas	MS	Hipoteca BPM - descrita em Contrato, não há averbação na matrícula	4.905,77
A283	12040	ARA-A002	Bloco 02 AR	Aracruz	ES	Servidão em andamento -Escelsa (Rede elétrica)	1,01
S712	6482	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	1,20
S712-S715	6483	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	0,04
S712	6485	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	0,60
S712	6486	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	0,37
S712	6492	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	0,53
S712	6525	ARA-S003	Córrego do Palmito - Projeto 112	Jaguaré	ES	Servidão em andamento -Gasoduto Petrobrás	0,26
S719-S725-S726-S727	9072	ARA-S003	Córregos Barro Novo, Santa Rita, das Pedra e do Meio - Proje	São Mateus	ES	Servidão em andamento -Gasoduto Petrobrás	4,15

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
M012-M723	1269	ARA-M004	Sítio Coração do Brasil e Outras	Nova Viçosa	BA	Negócio em andamento -Maria Dias da Costa	48,38
A308-A309-A310-A318	12130	ARA-A002	Bloco 11 AR	Aracruz	ES	Permuta Parcial -PETROBRÁS - Petróleo Brasileir	6,2126
M669	3879	ARA-M004	Fazenda Uberlância e Monte Cristo	Caravelas	BA	Doação Parcial - Município de Caravelas	0,7004
S004-S109-S321	975	ARA-S003	Córrego do Jundiá	Conceição da Barra	ES	Doação Parcial - Mitra Diocesana de São Mateus	0,6371
S004-S016-S018-S050-S103-S104-S105-S106-S107-S108-S109-S110-S111-S112-S113-S114-S115-S116-S118-S119-S120-S121-S122-S156-S165-S321-S340-S342-S360-S361	2279	ARA-S003	Rio São Domingos e Outros	Conceição da Barra	ES	Doação Parcial - Município de Conceição da Barr	10,8103
S082-S086-S087-S090	5561	ARA-S003	Córrego do Santana	São Mateus	ES	Doação Parcial -APRUCANVI - Associação dos Peq	1,61
S051-S052-S053-S054-S102-S166-S341	997	ARA-S003	Fazenda Sape do Norte	São Mateus	ES	Negócio finalizado -Marcopolo	84,55
S051-S052-S053-S054-S102-S166-S341	997	ARA-S003	Fazenda Sape do Norte	São Mateus	ES	Servidão Parcial -ESCELSA - Espírito Santo Centr	8,7
M197	626	ARA-M004	Bloco 02 IBI	Ibirapuã	BA	Servidão Parcial -Petrobrás-Petróleo Brasileir	0,292

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
A093-A094-A095-A133	13182	ARA-A002	Bloco 01 AR	Aracruz	ES	Servidão Parcial -ESCELSA - Espírito Santo Centr	0,84
M153-M154-M155-M156	1118	ARA-M004	Bloco 02 MUC	Mucuri	BA	Servidão Parcial -Petrobrás - Petróleo Brasileir	5,18
M015-M016-M668	56	ARA-M004	Dallas	Nova Viçosa	BA	Servidão Parcial - COELBA - Companhia de Eletrici	0,04
T052-T151-T733	3234	ARA-M004	Fazenda Irmãos Salvador	Caravelas	BA	Servidão Parcial - COELBA - Companhia de Eletrici	2,19
S089-S092	1097	ARA-S003	Córrego Santana	São Mateus	ES	Servidão Parcial - Aldeir Athanázio dos Santos	0,56
S049	6043	ARA-S003	Córrego do Macuco	Conceição da Barra	ES	Servidão Parcial -ESCELSA - Espírito Santo Centr	8,70
S053-S166-S365	822	ARA-S003	Jacarandá	São Mateus	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	5,75
S145-S162	8635	ARA-S003	Bloco 22 BSC SM	Conceição da Barra	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	5,02
S001-S048-S049-S053-S055-S056-S057-S060-S144-S145-S148-S159-S160-S161-S230	15222	ARA-S003	Bloco 24 BSC -SM	São Mateus	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	4,07
S051-S052-S053-S054-S102-S166-S341	997	ARA-S003	Fazenda Sape do Norte	São Mateus	ES	Servidão Parcial -ESCELSA - Espírito Santo Centr	81,91

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
S049-S053-S054-S055-S159-S160-S365	995	ARA-S003	Fazenda Sape do Norte	São Mateus	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	3,87
S053-S055	7930	ARA-S003	Córrego do Vinho	São Mateus	ES	Servidão Parcial -ESCELSA - Espírito Santo Centr	8,70
S145-S162	473	ARA-S003	Estrela do Norte	Conceição da Barra	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	0,19
S169-S170	2079	ARA-S003	Córrego das Palmeiras	Pinheiros	ES	Servidão Parcial -Petrobrás - Petróleo Brasileir	3,64
T175	1355	ARA-T006	Bloco 10 ALC	Alcobaça	BA	Servidão Parcial - COELBA - Companhia de Eletrici	1,24
T722	3849	ARA-T006	Fazenda Estância Rio Bravo	Caravelas	BA	Servidão Parcial - COELBA - Companhia de Eletrici	0,05
T050-T665	4156	ARA-M004	Fazenda Trombinha	Caravelas	BA	Servidão Parcial - COELBA - Companhia de Eletrici	0,41
T064-T068-T069-T739	162	ARA-T006	Itaquarí	Alcobaça	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação dos Pequenos Produtores Rurais de Taquari	19,11
T007	4019	ARA-T006	Bloco 34 CAR	Caravelas	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação de Pequenos Produtores Rurais da Igrejinha	20,45

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
M012-M723	1269	ARA-M004	Sítio Coração do Brasil e Outras	Nova Viçosa	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação Quilombola de Rio do Sul - AQSUL	1,01
T105-T215-T707	4017	ARA-T006	Bloco 39 CAR	Caravelas	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação dos Apicultores e Produtores Rurais de Juerana	3,75
T653-T654-T655-T656-T657-T658-T659-T694-T699	1375	ARA-T006	Fazenda Cana Brava	Alcobaça	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação de Pequenos Produtores Rurais Nova Vida	125,80
M115-M116-M117-M119-M677	1022	ARA-M004	Bloco 13 NV	Nova Viçosa	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação de Agricultura Familiar de Helvécia -A.A.F.H.	32,75
T049	3977	ARA-M004	Bloco 36 CAR	Caravelas	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação dos Moradores e Produtores Rurais de Espora Gato	13,00

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
S001-S003-S004-S005-S007-S008-S009-S010-S011-S012-S013-S014-S015-S016-S017-S018-S019-S020-S022-S023-S024-S025-S026-S027-S028-S029-S030-S031-S032-S033-S034-S035-S036-S037-S038-S039-S040-S041-S042-S043-S044-S045-S046-S048-S049-S054-S102-S109-S112-S114-S115-S117-S126-S127-S128-S129-S130-S133-S136-S137-S138-S139-S146-S147-S152-S153-S161-S163-S166-S205-S223-S230-S321-S322-S339-S341-S360	486	ARA-S003	Fazenda Estrela do Norte	Conceição da Barra	ES	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação de Produtores Rurais de Mudas Nativas do Angelim II - APROMUNA	2,10
S072-S073-S074-S075-S076-S077-S078-S079-S093	1096	ARA-S003	Córrego São Domingos	São Mateus	ES	Contrato de Comodato -Vide Appendix 9.1 (vii) -AMPRUNOVI - Associação de Moradores de Pequenos Produtores Rurais de Nova Vista I	12,78
S337	19391	ARA-S003	Bloco 18 SM	São Mateus	ES	Contrato de Comodato -Associação de Moradores e Pequenos e Médios Produtores Rurais da Comunidade de São Geraldo e Adjacências -Vide Appendix 9.1 (vii)	2,85
F679	14589	CBO-C305	Fazenda Planalto	Capão Bonito	SP	Contrato de Comodato -Vide Appendix 9.1 (vii) -	0,62

PROJETO	MATRÍCULA ENVOLVIDA	REGIAO	NOME DO PROJETO	MUNICÍPIO	ESTADO	RESTRIÇÃO DE NEGÓCIO	ÁREA IMPACTADA
						Ass. Produtores Bairro Ferreira das Almas
H007	34216	TLA-M501	Horto Rio Verde A	Três Lagoas	MS	Contrato de Comodato -Vide Appendix 9.1 (vii) -Equilíbrio Proteção Florestal	Casas
F680	14118	CBO-C306	Chácara Boa Vista	Capão Bonito	SP	Contrato de Comodato -Vide Appendix 9.1 (vii) -Ass. Produtores Bairro Ferreira das Almas	0,62
H007	34215	TLA-M501	Horto Rio Verde A Gleba do Porto	Três Lagoas	MS	Contrato de Comodato -Vide Appendix 9.1 (vii) -Equilíbrio Proteção Florestal	Casas
M012	1335	ARA-M004	Bloco 9NV	Nova Viçosa	BA	Contrato de Comodato -Vide Appendix 9.1 (vii) -Associação Quilombola de Rio do Sul - AQSUL	4,57

This exhibit is in the original Portuguese language, and comprises a list of the assets that are not registered before the Real Estate Registry Office in the name of the Sellers.

APPENDIX 9.1 (x) (a) - Assets not registered in the RERO in the name of the SELLERS

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Caravelas	BA	Matrícula	21	Caravelas	Mucuri Agroflorestal S.A.
Caçapava	SP	Matrícula	86	Caçapava	Agro Pastoril Simão S.A.
São Mateus	ES	Matrícula	126	São Mateus	Florestas Rio Doce S.A.
Alcobaça	BA	Matrícula	147	Alcobaça	Mucuri Agroflorestal S.A.
Jaguaré	ES	Matrícula	147	São Mateus	Florestas Rio Doce S.A.
Alcobaça	BA	Matrícula	156	Alcobaça	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	168	Alcobaça	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	218	Mucuri	João Batista Henrique Pereira
Mucuri	BA	Matrícula	241	Mucuri	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	267	São Mateus	São Franc Emp de Min e Fl Ltda
São Mateus	ES	Matrícula	406	São Mateus	São Franc Emp de Min e Fl Ltda
Arealva	SP	Matrícula	407	Pederneiras	CELPAV Florestal S.A.
Mucuri	BA	Matrícula	435	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	439	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	455	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	465	Mucuri	Mucuri Agroflorestal S.A.
SÃO MATEUS	ES	Matrícula	478	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	479	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	480	São Mateus	Florestas Rio Doce S.A.
Conceição da Barra	ES	Matrícula	486	Conceição da Barra	Aracruz Celulose S.A.
Mucuri	BA	Matrícula	526	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	530	Mucuri	Mucuri Agroflorestal S.A.

Mucuri	BA	Matrícula	531	Mucuri	Mucuri Agroflorestal S.A.
Conceição da Barra	ES	Matrícula	535	Conceição da Barra	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	566	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Jaguaré	ES	Matrícula	568	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	616	Jaguaré	Florestas Rio Doce S.A.
Ibirapuã	BA	Matrícula	626	Ibirapuã	Mucuri Agroflorestal S.A.
Jaguaré	ES	Matrícula	752	São Mateus	Florestas Rio Doce S.A.
Alcobaça	BA	Matrícula	763	Alcobaça	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	765	Mucuri	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	776	Alcobaça	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	779	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	780	Nova Viçosa	Mucuri Agroflorestal SAe Fibr
Alcobaça	BA	Matrícula	787	Alcobaça	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	789	Alcobaça	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	796	Alcobaça	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	896	Mucuri	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	962	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	978	Caravelas	São Franc Emp de Min e Fl Ltda
Conceição da Barra	ES	Matrícula	1016	São Mateus	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	1022	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	1219	Nova Viçosa	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	1247	São Mateus	Florestas Rio Doce S.A.
Alcobaça	BA	Matrícula	1354	Alcobaça	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	1355	Alcobaça	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	1356	Alcobaça	Mucuri Agroflorestal S.A.

Nova Viçosa	BA	Matrícula	1428	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	1429	Nova Viçosa	Mucuri Agroflorestal S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
São Mateus	ES	Matrícula	1429	São Mateus	Florestas Rio Doce S.A.
Nova Viçosa	BA	Matrícula	1430	Nova Viçosa	Mucuri Agroflorestal S.A.
Alcobaça	BA	Matrícula	1446	Alcobaça	Mucuri Agroflorestal S.A.
Jambeiro	SP	Matrícula	1464	Caçapava	Agro Pastoril Simão S.A.
Alcobaça	BA	Matrícula	1481	Alcobaça	Mucuri Agroflorestal S.A.
Linhares	ES	Matrícula	1506	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	1507	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	1508	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	1509	Sooretama	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	1510	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	1510	São Mateus	Florestas Rio Doce S.A.
1 tapeva	SP	Matrícula	1538	Itapeva	VCP Florestal S.A.
Nova Viçosa	BA	Registro	1602	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	1810	Nova Viçosa	Mucuri Agroflorestal SA e Fibr
Mucuri	BA	Matrícula	1885	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1888	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1890	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1891	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1902	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1906	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	1910	Mucuri	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	1977	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	1978	São Mateus	Florestas Rio Doce S.A.

Nova Viçosa	BA	Matrícula	1993	Nova Viçosa	Mucuri Agroflorestal SA e Fibr

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Nova Viçosa	BA	Matrícula	1994	Nova Viçosa	Mucuri Agroflorestal SA e Fibr
SÃO MATEUS	ES	Matrícula	2104	São Mateus	Florestas Rio Doce S.A.
Mucuri	BA	Matrícula	2107	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2108	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2110	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2119	Mucuri	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	2237	São Mateus	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	2265	Linhares	Florestas Rio Doce S.A.
Conceição da Barra	ES	Matrícula	2279	Conceição da Barra	Aracruz Celulose S.A.
São Mateus	ES	Matrícula	2566	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	2567	São Mateus	Florestas Rio Doce S.A.
Nova Viçosa	BA	Matrícula	2700	Nova Viçosa	Mucuri Agroflorestal S.A.
Nova Viçosa	BA	Matrícula	2701	Nova Viçosa	Mucuri Agroflorestal S.A.
Capão Bonito	SP	Matrícula	2788	Capão Bonito	VCP Florestal S.A.
Mucuri	BA	Matrícula	2818	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2819	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2821	Mucuri	Mucuri Agroflorestal S.A.
Mucuri	BA	Matrícula	2822	Mucuri	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	2945	Caravelas	Mucuri Agroflorestal S.A.
Conceição da Barra	ES	Matrícula	2948	Conceição da Barra	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3033	Alcobaça	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3175	Caravelas	Mucuri Agroflorestal S.A.
Cruzeiro	SP	Matrícula	3253	Cachoeira Paulista	VCP Florestal S.A.
Itapeva	SP	Matrícula	3268	Itapeva	Indústria de Cal Itaú Ltda

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Caravelas	BA	Matrícula	3703	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3788	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3835	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3836	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	3838	Caravelas	Mucuri Agroflorestal S.A.
SÃO MATEUS	ES	Matrícula	3872	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	3873	São Mateus	Florestas Rio Doce S.A.
Caravelas	BA	Matrícula	3997	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	4016	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	4017	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	4019	Caravelas	Mucuri Agroflorestal S.A.
Caravelas	BA	Matrícula	4061	Caravelas	Mucuri Agroflorestal S.A.
Capão Bonito	SP	Matrícula	4353	Capão Bonito	VCP Florestal S.A.
Itaí	SP	Matrícula	4803	Avaí	Indústrias Votorantim S.A.
Agudos	SP	Matrícula	5228	Agudos	CELPAV Florestal S.A.
Jaguaré	ES	Matrícula	5684	São Mateus	Florestas Rio Doce S.A.
Conceição da Barra	ES	Matrícula	6043	São Mateus	Florestas Rio Doce S.A.
Buri	SP	Matrícula	6105	Itapeva	VCP Florestal S.A.
São Mateus	ES	Matrícula	6154	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6157	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6163	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6165	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6168	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6169	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6170	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
São Mateus	ES	Matrícula	6178	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6179	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6183	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6184	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6201	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6209	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6211	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6217	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6221	São Mateus	Florestas Rio Doce S.A.
Jambeiro	SP	Matrícula	6349	Caçapava	Agro Pastoril Simão S.A.
São Mateus	ES	Matrícula	6424	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6430	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6435	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6436	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6437	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6438	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6440	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6441	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6442	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6443	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6444	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6445	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6446	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6447	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6448	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
São Mateus	ES	Matrícula	6449	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6450	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6451	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6452	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6453	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6454	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6457	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6458	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6459	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6460	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6461	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6462	São Mateus	Florestas Rio Doce S.A.-
São Mateus	ES	Matrícula	6463	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6464	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6466	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6467	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6468	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6469	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6470	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6471	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6474	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6476	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6477	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6482	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6483	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Jaguaré	ES	Matrícula	6485	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6486	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6490	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6491	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6492	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6494	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6502	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6514	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6518	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6521	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6525	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6529	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6538	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6539	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6541	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6544	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6546	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6547	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6549	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6550	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6551	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6553	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6554	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6555	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6556	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
SÃO MATEUS	ES	Matrícula	6558	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6563	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6564	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6565	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6568	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6569	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6571	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6573	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6574	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6575	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6576	São Mateus	Florestas Rio Doce S.A.
São Mateus —	ES	Matrícula	6577	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6578	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6579	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6581	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6583	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6586	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6587	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6588	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6589	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6593	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6594	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6607	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6611	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6622	São Mateus	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
São Mateus	ES	Matrícula	6624	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6625	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6626	São Mateus	Florestas Rio Doce S.A.
Jaguaré	ES	Matrícula	6633	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6635	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6636	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6637	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6644	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6650	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	6660	São Mateus	Florestas Rio Doce S.A.
SÃO MATEUS	ES	Matrícula	6689	São Mateus	Florestas Rio Doce S.A.
Itapetininga	SP	Matrícula	7056	Angatuba	Boa Vista Agro Florestal S.A.
Vereda	BA	Matrícula	7241	Teixeira de Freitas	Alcoprado Emp e Part Ltda
São Mateus	ES	Matrícula	8629	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	8631	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	8632	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	8633	São Mateus	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	8634	São Mateus	Florestas Rio Doce S.A.
Conceição da Barra	ES	Matrícula	8635	São Mateus	Mucuri Agroflorestal S.A.
Jaguaré	ES	Matrícula	8636	São Mateus	Florestas Rio Doce S.A.
Itaí	SP	Matrícula	8661	Avaí	Indústrias Votorantim S.A.
Itaí	SP	Matrícula	8662	Avaí	Indústrias Votorantim S.A.
Itaí	SP	Matrícula	8663	Avaí	Indústrias Votorantim S.A.
São Mateus	ES	Matrícula	9072	São Mateus	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	11936	Linhares	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Jambeiro	SP	Matrícula	13441	Caçapava	VCP Florestal S.A.
Nova Viçosa	BA	Registro	14160	Caravelas	São Franc Emp de Min e Fl Ltda
Nova Viçosa	BA	Registro	14163	Nova Viçosa	São Franc Emp de Min e Fl Ltda
Capão Bonito	SP	Matrícula	14589	Capão Bonito	VCP Florestal S.A.
Capão Bonito	SP	Matrícula	14591	Capão Bonito	VCP Florestal S.A.
Capão Bonito	SP	Matrícula	14592	Capão Bonito	VCP Florestal S.A.
São Mateus	ES	Matrícula	15222	São Mateus	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	15726	São Mateus	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16790	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16791	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16792	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16793	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16794	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16795	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16796	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16797	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16798	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	16799	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16800	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16802	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16803	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16804	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16805	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16808	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16809	Linhares	Florestas Rio Doce S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Linhares	ES	Matrícula	16810	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16812	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16813	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16814	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16815	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16817	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16818	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16820	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16822	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16823	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	16824	Linhares	Florestas Rio Doce S.A.
Linhares	ES	Matrícula	16825	Linhares	Florestas Rio Doce S.A.
Sooretama	ES	Matrícula	16891	Linhares	Florestas Rio Doce S.A.
São Mateus	ES	Matrícula	18447	São Mateus	Mucuri Agroflorestal S.A.
São Mateus	ES	Matrícula	19771	São Mateus	Mucuri Agroflorestal S.A.
Tremembé	SP	Matrícula	20152	Tremembé	VCP Florestal S.A.
Itapeva	SP	Matrícula	21034	Itapeva	Agro Pastoril Simão S.A.
Itapeva	SP	Matrícula	21035	Itapeva	Agro Pastoril Simão S.A.
SOORETAMA	ES	Matrícula	22357	Linhares	Florestas Rio Doce S.A.
SOORETAMA	ES	Matrícula	22358	Linhares	Florestas Rio Doce S.A.
Jambeiro	SP	Matrícula	24663	Jacareí	Agro Pastoril Simão S.A.
Tremembé	SP	Matrícula	27971	Tremembé	VCP Florestal S.A.
Tremembé	SP	Matrícula	27973	Tremembé	VCP Florestal S.A.
Tremembé	SP	Matrícula	27974	Tremembé	VCP Florestal S.A.
Tremembé	SP	Matrícula	29636	Tremembé	VCP Florestal S.A.

Local	Rg	Documento	Nr. RGI	Desc. Comarca da RGI	Propriet. Matrícula
Três Lagoas	MS	Matrícula	34215	Três Lagoas	VCP Florestal S.A.
Árealva	SP	Matrícula	46120	Bauru	CELPAV Florestal S.A.
Avaí	SP	Matrícula	47708	Bauru	CELPAV Florestal S.A.
Avaí	SP	Matrícula	47711	Bauru	CELPAV Florestal S.A.
Itapetininga	SP	Matrícula	56362	Itapetininga	Boa Vista Agro Florestal S.A.
Itapetininga	SP	Matrícula	56367	Itapetininga	Boa Vista Agro Florestal S.A.
Itapetininga	SP	Matrícula	56369	Itapetininga	Boa Vista Agro Florestal S.A.
Itapetininga	SP	Matrícula	56371	Itapetininga	Boa Vista Agro Florestal S.A.
Angatuba	SP	Matrícula	56397	Itapetininga	Boa Vista Agro Florestal S.A.
Campina de Monte Alegre	SP	Matrícula	56398	Itapetininga	Boa Vista Agro Florestal S.A.
Itapetininga	SP	Matrícula	56398	Itapetininga	Boa Vista Agro Florestal S.A.
Campina de Monte Alegre	SP	Matrícula	56399	Itapetininga	Boa Vista Agro Florestal S.A.
Jambeiro	SP	Matrícula	79662	São José dos Campos	Agro Pastoril Simão S.A.
Jambeiro	SP	Matricula	79663	São José dos Campos	Agro Pastoril Simão S.A.
Tremembé	SP	Matrícula	93187	Tremembé	VCP Florestal S.A.
Caravelas	BA	Matrícula	3995-A	Caravelas	Mucuri Agroflorestal S.A.

This exhibit is in the original Portuguese language, and comprises a list of civil, environmental and tax lawsuits and administrative proceedings regarding the assets.

APPENDIX 9.1 (xv) - LAWSUITS AND ADMINISTRATIVE PROCEEDING

(i)                      Processos Cíveis, Ambientais, Administrativos e Tributários relacionados aos Assets

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
1488/01	Caçapava	Fibria Celulose S/A	Reu	Mírian Magalhães Goulart Nogueira	Retificação de Área	24663,79662 e 79663	Ação de Retificação de Área - Fazenda Santo António do Viradouro
905/00	Itapeva	Fibria Celulose S/A	Reu	João Menino Domingues Tavares	Usucapião	21034 e 21035	Ação de Usucapião
1998.000473-6	Santa Isabel	Fibria Celulose S/A	Autor	Dersa Desenvolvimento Rodoviário S/A	Retificação de Matrícula	1322	Fazenda Rosa Helena
219.01.2003.001481-3	Guararema	Fibria Celulose S/A	Reu	Massami Kobo	Usucapião	99632	Sítio Tanque Verde - RE SAP 7304.
270.01.2005.005228-6	Itapeva	Fibria Celulose S/A	Reu	Henrique Souza Fernandes	Retificação de Área	6105	Usucapião - Fazenda Pedra Maria - INCRA 950.025.587.905-9 / fazenda Dolores
270.01.2012.003044-0	Itapeva	Fibria Celulose S/A	Reu	Agropecuária e Comercial Avepati Ltda	Retificação de Área	21034 e 21035	Retificação de Registro Imobiliário - Fazenda Karamacy
0002898-32.2013.8.26.0292	Jacareí’ ;	Fibria Celulose S/A	Reu	Cia. de Transmissão de Energia Elétrica Pauli	Servidão Administrativa	24663, 79662 e 79663

Ação de constituição de servidão de passagem c/c pedido de liminar de imissão provisória na posse - Matricula 24.663 do Cartório de Registro de Imóveis e Anexos de Jacarei. Fazenda Santo António Varadouro

0005154-70.2012.8.26.0101	Caçapava	Fibria Celulose S/A	Reu	Espólio de Joseph Nakhele Anaissi	Usucapião	24663, 79662 e 79663

Ação de Usucapião Extraordinário visando a regularização de imóvel rural que possuem neste município (caçapava). Trata-se de parte ideal do imóvel rural descrito na matrícula 5.940 (matrícula da área do autor da ação) Livro n° 02, fls. 339. devidamente registrado no Cartório de Registro de Imóveis de Caçapava. Matrículas Fibria: 24663, .79662 e 79663. Número de SAP RE: 7173, 7174 e 7175.

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
0000136-61.2013.8.26.0577	São José dos Campos	Fibria Celulose S/A	Reu	Cia. de Transmissão de Energia Elétrica Pauli	Servidão Administrativa	24663, 79662 e 79663

Ação de Constituição de Servidão de Passagem cumulada com pedido de Liminar de Imissão Provisória na Posse - Matrícula 79.663 do Cartório de Registro de Imóveis e Anexos de São José dos Campos. Fazenda Santo António Varadouro

0000083-53.2013.8.26.0101	Caçapava	Fibria Celulose S/A	Reu	Departamento de Estradas de Rodagem - DER	Desapropriação	24663, 79662 e 79663	Ação de desapropriação de um terreno que compõe o imóvel localizado na Rodovia Tamoios, Km 29 no município de Paraibuna - Fazenda Santo António Varadouro
0000101-03.2006.805.0005	Alcobaça	Fibria Celulose S/A	Autor	Renato Alves Texeira	Reintegração de Posse	168	126108-ÁREA DE PROPRIEDADE DA EMPRESA
0000336-23.2013.805.0005	Alcobaça	Fibria Celulose S/A	Autor	Flávio Pinheiro Galvão	Reintegração de Posse	787	Reitegração de Posse - BLOCO 01 - ALC - PROJETO T089
13137-8/2007 (412/2005)	Nova Viçosa	Fibria Celulose S/A	Reu	Maria Dias da Costa	Cautelar	1269	RESERVA DE BENFEITORIAS
0	Nova Viçosa	Fibria Celulose S/A	Reu	Maria Dias da Costa	Anulatória	1269	ANULAÇÃO DE ATO JURÍDICO
0000413-32.2013.805.0005	Alcobaça	Fibria Celulose S/A	Autor	Vanderlei Batista Costa	Reintegração de Posse	1376	Reintegração de Posse
461-47.2010	Nova Viçosa	Fibria Celulose S/A	Reu	Celina de Souza Costa	Reivindicatória	1994	Pleiteia a desocupação da área rural denominada “Caribe” situada no distrito de Helvécia, Nova Viçosa, e indenização por lucros cessantes.
2005.50.03.000337-9	São Mateus	Fibria Celulose S/A	Terceira Interessada	Rozil Alves de Souza	Usucapião	2079	AREA DE TERRAS
122/1987 [5678-1/04]	Caravelas	Fibria Celulose S/A	Reu	Bernardo Onorino Batista	0	3879	TERRENO / IMÓVEL
1798519-1/2007	Caravelas	Fibria Celulose S/A	Reu	Bernardo Honorino Batista	Anulatória	3879	ANULAÇÃO DE ATO JURÍDICO
0014169-75.2012.8.08.0065	Jaguaré	Fibria Celulose S/A	Autor	Jerónimo Rocha	Reintegração de Posse	6544	Reintegração de Posse

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
0005338-65.2011.80.5.0256	Teixeira de Freitas	Fibria Celulose S/A	Reu	Nelson do Prado Fernandes	Reintegração de Posse	6827	Reintegração de Posse
0001687-88.2012.8.05.0256	Teixeira de Freitas	Fibria Celulose S/A	Autor	José Rocha Coutinho	Reintegração de Posse	13355	Reintegração de Posse.ISS/MULTA.Obrigação de Fazer
1992814-1/2008	Nova Viçosa	Fibria Celulose S/A	Reu	Sérgio António Tomich Santos	Reintegração de Posse	1183,1430,1091	ÁREA DE PARCERIA
0000121-47.2013.805.0005	Alcobaça	Fibria Celulose S/A	Autor	Vanderleí Batista Costa	Reintegração de Posse	1377, 423	Reitegração de posse dos imóveis denominados Fazendas “Água Limpa” e “Deus Dará” T-686, bem como a Manutenção de posse do imóvel T-660 - Fazenda Nova Alegria.
365/2007	Nova Viçosa	Fibria Celulose S/A	Reu	Edvaldo Borges dos Santos	Reintegração de Posse	1429, 1994	126108-ÁREA DE PROPRIEDADE DA EMPRESA
030.06.015880-2	Linhares	Fibria Celulose S/A	Autor	Valdete Geronimo	Reintegração de Posse	16790, 16792, 16793, 16795, 16803, 16818, 16825, 16808,16809	ÁREA DE TERRAS
0000903-72.2012.805.0172	Mucuri	Fibria Celulose S/A	Autor	José Carlos Pedro da Silva	Reintegração de Posse	1853, 1910	Reintegração de Posse
0000251-04.2010.8.05.0050	Caravelas	Fibria Celulose S/A	Reu	Edmundo Marques da Silva	Reintegração de Posse	4061,3896	Reintegração de Posse.Lucros Cessantes.Danos Morais
2516085-8/2008	Caravelas	Fibria Celulose S/A	Reu	Edmundo Marques da Silva	Exibição	4061, 3896	DOCUMENTOS DE POSSE E/OU PROPRIEDADE
0049968-90.2012.8.08.0030	Linhares	Fibria Celulose S/A	Autor	Affonso Mariani	Embargos de Terceiro	5428,4815,4817, 4497	Manutenção de Posse
0001676-05.2007.8.08.0045	Sâo Gabriel de Palha	Fibria Celulose S/A	Autor	Genivaldo Protegher	Reintegração de Posse	5761,5944	ÁREA DE TERRAS
052.11.000540-3	Rio Bananal	Fibria Celulose S/A	Autor	Clemente Scota	Reintegração de Posse	981,994	Pleiteia seja deferida liminarmente a ordem reintegratória.
0000069-57.2001.8.08.0015	Conceição da Barra	Fibria Celulose S/A	Reu	Idaf - Instituto de Defesa Agropecuária e Fio	Desapropriação	486,1050,1250	Área De Terra Rural
0000283-48.2001.8.08.0015	Conceição da Barra	Fibria Celulose S/A	Reu	Idaf - Instituto de Defesa Agropecuária e Fio	Desapropriação	486	Área De Terra Rural

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
15040002824	Conceição da Barra	Fibria Celulose S/A	Reu	Idaf - Instituto de Defesa Agropecuária e Fio	Desapropriação	484, 486, 2383	Área De Terra Rural
1240103-7/2006	Caravelas	Fibria Celulose S/A	Reu	Ronuzia Santana da Ressurreição	Anulatória	789	Nulidade De Escritura De Compra E Venda De Imóvel
6090002772	Aracruz	Fibria Celulose S/A	Reu	Ramalho Gomes Pimentel	Anulatória	13182	Nulidade De Escritura De Compra E Venda De Imóvel
0000242-88.2013.8.08.0006	Aracruz	Fibria Celulose S/A	Terceira Interessada	Erisangela Teixeira Pedrini	Usucapião	Não Ha Como Identificar Porque 0 Autor No Anexou Mapa De Localização Do Imóvel	Usucapião
0000245-43.2013.8.08.0006	Aracruz	Fibria Celulose S/A	Terceira Interessada	Josimar António De Oliveira	Usucapião	Não Há Como Identificar Porque 0 Autor No Anexou Mapa De Localização Do Imóvel	Usucapião
2008.34.00.010974-6	Brasília	Fibria Celulose S/A	Autor	Incra - Instituto Nacional De Reforma Agraria	Anulatória/Declarató ria	-

Quilombolas - Comunidade LinharinhO. A PRESENTE DEMANDA TEM COMO OBJETO 0 RECONHECIMENTO JUDICIAL DA FALSIDADE DA DECLARAÇÃO DE AUTO-RECONHECIMENTO EMITIDA POR SUPOSTA COMUNIDADE DE REMANESCENTES DE QUILOMBOLAS LOCALIZADA EM CONCEIÇÃO DA BARRA COM A CONSEQUENTE NULIDADE DA CERTIDÃO DE AUTO RECONHECIMENTO QUE NELA SE EMBASOU, EMITIDA PELA FUNDAÇÃO CULTURAL PALMARES. Aguardando realização de perícia

54340.000674/2004-14	Vitória	Fibria Celulose S/A	Reu	Incra - Instituto Nacional De Reforma Agraria	Processo Administrativo	-	Regularização De Território Quilombola. Fibria apresentou defesa administrativa. Anulado parcialmente por decisão judicial em ação movida pela Fibria

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
54340.000042/2005-31	Vitória	Fibria Celulose S/A	Reu	Incra - Instituto Nacional De Reforma Agraria	Processo Administrativo	-	Regularização De Território Quilombola. Fibria apresentou defesa administrativa. Anulado por decisão judicial em ação movida por terceiro
2003.50.01.015753-8	Vitória	Fibria Celulose S/A	Aracruz	Incra - Instituto Nacional De Reforma Agraria	Cautelar	-	Suspensao/Anulacao De Ato Administrativo
2006.50.01.007784-2	Vitória	Fibria Celulose S/A	Autor	Superintendente Regional Do Incra-Es	Mandado De Segurança	-	Suspensão De Processo AdministrativoNULIDADE DOS ATOS PRODUZIDOS NA FASE DE INSTRUÇÃO DO PROCESSO ADMINISTRATIVO N? 54340.000674/2004-14. Pedido julgado procedente. Processo encerrado
2007.50.01.004271-6	Conceição da Barra	Fibria Celulose S/A	Autor	Incra - Instituto Nacional de Reforma Agraria e Outros	Interdito Proibitório	-

ALEGA A EMPRESA QUE OS REQUERIDOS SAO LIDERES, INTEGRANTES E SIMPATIZANTES DE COMUNIDADES NEGRAS QUE SE INTITULAM QUILOMBOLAS, E, EM CLARA AFRONTA AS LEIS E AUTORIDADES CONSTITUÍDAS NO PAIS, VEM AMEAÇANDO A OCUPAR TERRAS EM VARIAS LOCALIDAS, BEM COMO E PUBLICO E NOTÓRIO QUE PROMOVEM AS RECENTES MOVIMENTAÇÕES EM BUSCA DE TENTAR AUTO DEMARCAR ÁREA QUE ALEGAM SER DE SUA PROPRIEDADE - NESTES ÚLTIMOS DIAS, FORAM CONSTATADAS DIVERSAS MOVIMENTAÇÕES LIDERADAS PELOS RÉUS NAS ÁREAS (ÁREA RURAL - -BLOCO CB, COM ÁREA DE 36.000HA). Liminar Deferida. Em fase de instrução -aguardando deferimento das provas a serem produzidas.

N°PROCESSO	COMARCA	EMPRESA	POSIÇAO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
543040.000131/2012-15	Vitória	Fibria Celulose S/A	Reu	Incra - Instituto Nacional de Reforma Agraria	Processo Administrativo	-	REGULARIZACAO DE TERRITORIO QUILOMBOLA ANGELIM E CÓRREGO DO MACUCO. Fibria foi notificada do início dos estudos antropológicos
543040.001365/2011-91	Vitória	Fibria Celulose S/A	Reu	Incra - Instituto Nacional de Reforma Agraria	Processo Administrativo	-	REGULARIZACAO DE TERRITORIO QUILOMBOLA RODA D’AGUA. Fibria foi notificada do início dos estudos antropológicos
54340.000581/2005-71	Vitória	Fibria Celulose S/A	Reu	Incra - Instituto Nacional de Reforma Agraria	Processo Administrativo	-

REGULARIZACAO DE TERRITORIO QUILOMBOLA SÃO DOMINGOS. Edital publicado mas a Fibria ainda não foi notificada na pessoa de seu representante legal. O INCRA indeferiu as defesas apresentadas por terceiros.

02039.000240/03-18 (Al 332931)	Três Lagoas	Fibria-MSCelulose Sul Mato-Grossense Ltda	Autuado	Ibama - Instituto Brasileiro de Meio Ambiente	Auto de Infração	481	Causar degradação ambiental provocando o assoreamento dos recursos hídricos, do rio Pombo Verde, causada por erosões de forma acelerada na Fazenda São Marcos.
113/2010	São José dos Campos	Fibria Celulose S/A	Autuado	GAEMA - Núcleo Paraiba do Sul	Inquérito Civil	29.636	Averiguar a situação das APPs e promover diligências que levem averbação da reserva legal do imóvel Fazenda Chaveco, matrícula 29636.
112/2010	Taubaté	Fibria Celulose S/A	Autuado	GAEMA - Núcleo Paraiba do Sul	Inquérito Civil	298; 299	Promover diligências que levem à averbação da reserva legal do imóvel rural conhecido como Fazenda Campo Alegre.

N°PROCESSO	COMARCA	EMPRESA	POSIÇAO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
05978/A	Vitória	Fibria Celulose S/A	Autuado	Idaf - Instituto de Defesa Agropecuaria e Flo	Auto de Infração	5993

Auto de Infração lavrado contra a empresa por executar atividade de silvicultura numa área de 4,89 ha, obrigada por termo de compromisso a formação de área de reserva legal, impedindo ou dificultando sua regeneração natural, em desacordo com o licenciamento emitido pelo IDAF

05979/A	Vitória	Fibria Celulose S/A	Autuado	Idaf - Instituto de Defesa Agropecuaria e Flo	Auto de Infração	5993

Suprimir 4,22 ha de vegetação nativa de mata atlântica, em estagio médio de regeneração, considerada reserva legal, na localidade denominada Araribóia, município de Vila Valério/ES, mais precisamente no Al 540, sem autorização do IDAF.

2007-003741/TEC/AIMU-0177	Salvador	Fibria Celulose S/A	Autuado	Cra - Centro de Recursos Ambientais	Auto de Infração	796	Averbação de reserval legal da propriedade BLOCO 01 - ALC-B em desconformidade com a legislação MP 2.166-67 DE 24/08/2001 em seu art. 16, paráqrafo 4.
265/2010	São José dos Campos	Fibria Celulose S/A	Autuado	GAEMA - Núcleo Paralba do Sul	Inquérito Civil	1322	Averiguar situação de APPs e averbação da reserva legal do imóvel Fazenda Rosa Helena
246/2010	São José dos Campos	Fibria Celulose S/A	Inspecionado	Ministério Público do Estado de São Paulo	Inquérito Civil	24663	Informações sobre averbação de reserval legal do imóvel Fazenda Santo António Varadouro.
11180	Três Lagoas	Fibria-MS Celulose Sul Mato-Grossense Ltda	Autuado	Instituto de Meio Ambiente MS - IMASUL	Notificação	48602

Apresentar novo relatório de assistência técnica citando os procedimentos adotados e as atividades desnvolvidas conforme consta no projeto aprovado e também apresentar a averbação dos termos citados no Laudo de Constatação n° 16579, a margem da matrícula da propriedade

N°PROCESSO	COMARCA	EMPRESA	POSIÇAO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
11185	Três Lagoas	Fibria-MS Celulose Sul Malo-Grossense Ltda	Notificado	Instituto de Meio Ambiente MS - IMASUL	Notificação	48602

Em análise do processo n° 23/102956/2007 (2007-010599) foi constatado a existência da notificação n° 11180 e o documento n° 23/169407/2012, onde o peticionante não é parte legitima processual. Não consta nenhuma procuração no processo.

TAC 708.1.38107/2005	Teixeira de Freitas	Fibria Celulose S/A	Compromissári a	Ministério Público do Estado da Bahia	TAC

3928; 9367; 3953; 6827; 3234; 3978; 6827; 3935; 4156; 15681; 3849; 1932; 4064; 3854; 3905; 1352; 3033; 3879; 3838; 3995-A; 3836;3835; 4016; 4061; 2945; 3703; 3997; 21; 4019; 3788; 3977; 4017; 626; 625; 1118; 1910; 765; 1891; 435; 439; 526; 1902; 1906; 455; 1072; 753; 1219; 1277; 160; 56; 6827; 1269; 1430; 1428; 1429; 1335; 1022; 1024; 1267; 1336; 962; 1994; 546; 779; 1993; 780; 7885; 9367; 1387; 1366; 1834; 1378; 1385; 1375; 1376; 1378; 1379; 1381; 1359; 200; 776; 168; 1356; 1354; 1355

							Apurar real implementação de reserva legal nas áreas de exploração de floresta plantada nos municipios do sul da Bahia.
TAC 45/2007	Linhares	Fibria Celulose S/A	Compromissári a	Mpes - Ministério Publico do Estado do Espirírito Santo	TAC	16793	Desmatamento de vegetação as margens do Córrego Farias em Linhares - ES

N°PROCESSO	COMARCA	EMPRESA	POSIÇAO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
030.07.001065-4	Linhares	Fibria Celulose S/A	Réu	Mpes - Ministerio Publico do Estado do Espirito Santo	Ação Pública Condicionada	16793

No dia 16/06/2006 a denunciada supostamente danificou 2,3 ha de floresta considerada de preservação permanente valendo- se de uma autorização concedida a título precário pelo IBAMA para um plano de retirada de eucaliptos da área de preservação do consórcio Arcel/Susano - FRDSA, situado na falxa de preservação permanente, isto e, a menos de 30 metros do Córrego Farias, Vale do Jacutinga - Linhares, adotando técnicas incompatíveis com os termos do referido instrumento. Consta ainda que a denunciada cortou espécies nativas.

98743	Linhares	Fibria Celulose S/A	Autuado	Ibama - Instituto Brasileiro de Meio Ambiente	Auto de Infração	16793	Desmatar floresta considerada de preservação permanente no total de 0,86 hectares

N°PROCESSO	COMARCA	EMPRESA	POSIÇAO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
AIIM 10840002736200688 (novo n° 15956000152200694)-CDA 8080900011728. de 14/04/09-EF 5890120090036890 (n° de ordem 976/2009), AF/São Simão. EMBARGOS 5890120100021861 (n° ordem 741/2010 ) EEF n.° 292.01.2010.002186-1) ao ser remetido ao TRF	Ribeirão Preto	Votorantim Celulose e Papel S/A	Réu	União/Fazenda Nacional	Execução Fiscal	118

ITR 2002 - Faz. Boa Sorte / Sítio Quatro Córregos - NIRF 0.777262-9 - n° do imóvel no INCRA 613126001384-9. Falta de averbação das áreas de preservação permanente/reserva legal e falta de entrega de ADA ref. ao exercício de 2002 -Fazenda Horto Aguas Virtuosas/ Selado, questionamento sobre o VTN, aliquota em função de divergência do grau de utilização do imóvel.

Caulelar201061000010978- agravo 201003000043063 TRF 3[a] Região - PA 138300000167200643- Exceção de incompetência 00150668220104036100 - Anulatória 00074029720104036100	São Paulo	Votorantim Celulose e Papel S/A	Autor	União/Fazenda Nacional	Ação Caulelar/Ação Anulatória	8663; 8662; 8661; 4803	ITR - Exercício de 1997 - Fazenda Campina - NIRF 3052241-2
3547020114025000	Linhares	MUCURI AGRO.	Autor	União/Fazenda Nacional	Ação Ordinária	3997	PROCESSO ADM. N°13558000938200245 BLOCO ALC 05 ALCOBAÇA ITR 1998. Vinculado à AC 201150040002580
201150040002580	Linhares	MUCURI AGRO.	Autor	União/Fazenda Nacional	Ação Cautelar	3997	PROCESSO ADM. N°13558000938200245 BLOCO ALC 05 ALCOBAÇA ITR 1998

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
MC 201050010048286; Anulatória 201050010068662	Vitória	Aracruz Celulose S/A	Autor	União/Fazenda Nacional	Ação Cautelar / Ação Anulatória	12040	Suspensão da exigibilidade de crédito tributário decorrente do PA 11543004043200132. BL 2 ARA
AIMPF 08118006000501; PA 13830000046200197	Bauru	Gordura Agro Florestal Ltda.	Réu	Receita Federal do Brasil	Auto de Infração	8663; 8662; 8661; 4803	ITR - Falta de recolhimento do ITR, apurado por revisão interna da Declaração do ITR .( Fazenda Campina). Período: Exercido de 1997.
107837200942008-96	São Paulo	Aracruz Celulose S/A	Réu	Receita Federal do Brasil	Processo Administrativo	12130	ITR BC 11 AREX. 2006 NL 07201/00062/2008
NF 06106000012010; Processo Administrativo 10660721769201025	Ribeirão Preto	Fibria Celulose S/A	Réu	Receita Federal do Brasil	Notificação Fiscal de Lançamento de Débito	21034;21035	ITR - Falta de comprovação da existência das áreas de reserva legal e do valor da terra nua. (Fazenda Karamacy). Período: Exercício de 2006.
155860008332005-27	Vitória	MUCURI AGRO.	Réu	Receita Federal do Brasil	Processo Administrativo	2079	ITR BL 28 BSC EX. 2001
138300016552003-25	Pirajú	Votorantim Celulose e Papel S/A	Réu	Receita Federal do Brasil	Auto de Infração	8663; 8662; 8661; 4803	ITR - Exercido 1999 - Fazenda Campina - NIRF 3.052.241-2

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
107837200902008-16	Espirito Santo	Aracruz Celulose S/A	Réu	Receita Federal do Brasil	Processo Administrativo	13182; 13182-A	ITR EX. 2006 BC. 01 AR NL 07201/00058/2008
115430051812002-10	São Paulo	Aracruz Celulose S/A	Réu	Receita Federal do Brasil	Processo Administrativo	12040	ITREX. 1998 BL. 02 AR
3547020114025000	Linhares	MUCURI AGRO.	Autor	União/Fazenda Nacional	Ação Ordinária	1356; 1374; (Garantia - Bem Imóvel Bloco 25 CAR - Matrícula 3997)	ITR - PROCESSO ADM. N° 13558000938200245 BLOCO ALC 05 ALCOBAÇA ITR 1998. Vinculado ã AC 201150040002580
201150040002578	Linhares	MUCURI AGRO.	Autor	União/Fazenda Nacional	Ação Cautelar	(Garantia - Bem Imóvel - Bloco 13 CAR Matrícula 2945)	ITR - PROCESSO ADM. 13558.000.937/2002-09 ITR BLOCO 02 ALC ALCOBAÇA
201150040002580	Linhares	MUCURI AGRO.	Autor	União/Fazenda Nacional	Ação Cautelar	1374; 1356 (Garantia - Bem Imóvel - Bloco 25 CAR - Matrícula 3997)	ITR-PROCESSOADM. N°13558000938200245 BLOCO ALC 05 ALCOBAÇA ITR 1998
200550010088525	Vitória	Aracruz Celulose S/A	Réu	União/Fazenda Nacional	Execução Fiscal	Garantia - Imóveis - Matrícula dos imóveis n.°s 3.979; e 3.978 - Cartório de RGI de Caravelas/BA - Fazenda Aconchego/Renascer - NIRF 3690168-7

Contribuição Previdenciária: Execução Fiscal relacionada a NFLD n° 35.538.171-0, em que se discute a majoração da alíquota de 10% para 20% de contribuição previdenciária na competência desetembro de 1989, cuja inconstitucionalidade fora declarada pelo Plenário do Egrégio Supremo Tribunal Federal.

N°PROCESSO	COMARCA	EMPRESA	POSIÇÃO EMPRESA	ADVERSO	TIPO DE AÇÃO	MATRÍCULA	OBJETO
MC 201050010048286 Anulatória 201050010068662	Vitória	Aracruz Celulose S/A	Autor	União/Fazenda Nacional	Ação Cautelar / Ação Anulatória	Garantia (Bem Imóvel - Matrícula 12040- Bloco 02 AR)	Suspensão da exigibilidade de crédito tributário decorrente do PA 11543004043200132
AO 200550010043128 e MC 200550010027676	Vitória	Aracruz Celulose S/A	Autor	Previdenciário - Instituto Nacional do Seguro Social - INSS	Ação Ordinária/Medida Cautelar	Garantia - Imóveis - Matrícula dos imóveis n.°s 3.979; e 3.978 - Cartório de RGI de Caravelas/BA - Fazenda Aconchego/Renascer - NIRF 3690168-7	NFLDS 35.576.468-7, 35.576.480-6, 35.606.497-2, 35.538.172-9, 35.606.499-9,35.606.493-0 e 35.576.461-0. Vinculada à MC. 2005.50.01.002767-6
91743299 (carta precatória) e 021090006799 (execução fiscal)	Três Lagoas	Votorantim Celulose e Papel S/A	Réu	Fazenda do Estado de MS	Execução Fiscal	Garantia - Imóvel - Matrículas 6.556, 6.557 e 6.558; e Fazenda Casa Branca - Matricula 14.502	ICMS - frete referente ao trânsito dos produtos comercializados no período de 05 a 06 e 09 a 12/2004.
115430051812002-10	São Paulo	Aracruz Celulose S/A	Réu	Receita Federal do Brasil	Processo Administrativo	Garantia - Imóvel - Bloco 02 AR -Matrícula 12.040	ITR EX. 1998BL. 02 AR

APPENDIX 9.1(xvii) - CASUALTIES RELATED TO THE ASSETS IN THE LAST 12 MONTHS

DEMAGE - RESUME

			OTHERS
			(WIND, BREAKING,
		FIRE	THEFT)		FIRE
		EUCALYPTUS (HA)	EUCALYPTUS (HA)	TOTAL AREA (HA)	PRESERVATION AREAS
REGIONAL	YEAR	(PLANTABLE AREAS)	(PLANTABLE AREAS)	(PLANTABLE AREAS)	(HA)
MS	2009	587	134	721	538
MS	2010	507	319	826	391
MS	2011	600	100	700	224
MS	2012	2.225	164	2.389	4.162
MS	2013	135	—	135	411
Average Last 5 years		987	88	954	1.599
ARA	1999	486	406	892	351
ARA	2000	420	1.030	1.450	135
ARA	2001	298	450	748	139
ARA	2002	464	620	1.084	1.317
ARA	2003	1.037	535	1.572	2.843
ARA	2004	551	620	1.171	271
ARA	2005	1.862	1.350	3.212	606
ARA	2006	1.709	750	2.459	427
ARA	2007	5.836	1.150	6.986	3.487
ARA	2008	4.035	1.250	5.285	820
ARA	2009	3.759	2.500	6.259	641
ARA	2010	2.337	1.778	4.115	1.257

DEMAGE - RESUME

			OTHERS
			(WIND, BREAKING,
		FIRE	THEFT)		FIRE
		EUCALYPTUS (HA)	EUCALYPTUS (HA)	TOTAL AREA (HA)	PRESERVATION AREAS
REGIONAL	YEAR	(PLANTABLE AREAS)	(PLANTABLE AREAS)	(PLANTABLE AREAS)	(HA)
ARA	2011	4.350	1.650	6.000	1.319
ARA	2012	2.820	224	3.044	293
ARA	2013	3.889	69	3.958	1.929
Average Last 15 years		2.257	959	3.216	1.056
SP	2004	116	86	202	70
SP	2005	63	—	63	52
SP	2006	577	22	599	284
SP	2007	388	4	392	330
SP	2008	156	0	156	128
SP	2009	253	6	258	79
SP	2010	764	40	804	395
SP	2011	338	25	363	185
SP	2012	473	33	506	215
SP	2013	186	2	188	66
Average Last 10 years		331	22	353	180
FIBRIA - AVERAGE		3.575	1.069	4.523	2.835

	TOTAL
	AVERAGE AREA
	(HA)	% LOSS OVER
	(PLANTABLE	EFFECTIVE
REGIONAL	ÁREAS)	(PLANTABLE AREAS)
MS	167.335	0,6%
ARA	247.160	1,3%
SP	94.777	0,4%
TOTAL	509.272	0,9%

APPENDIX 10.6 - TRANSACTIONAL COSTS LETTER

São Paulo, [ ].

To

PARKIA PARTICIPAÇÕES S.A. (“PARKIA”)

São Paulo, SP

Attn.: [ ], Authorized Representatives

Re.: Share Purchase Agreement and Other Covenants (the “Agreement”)

Ladies and Gentlemen:

We make reference to the Agreement signed on November 13, 2013, by and among PARKIA PARTICIPAÇÕES S.A. (“PARKIA”), on one side, and FIBRIA CELULOSE S.A. and FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA. (“FIBRIA” and “FIBRIA MS”), on the other side, and the ancillary agreements or documents related thereto (i.e. the Forestry Partnership Agreement, the Standing Timber Supply Agreement and their appendixes; such documents and agreements, together with the Agreement, hereinafter referred to as the “Transaction”).

For the purpose of Section 10.6, FIBRIA and FIBRIA MS hereby informs that the costs and expenses incurred in connection with the Transaction is of R$ [ ].

Any reference to “Parties” in this letter shall mean a reference to all Parties under the Transaction Documents.

Sincerely,

By: FIBRIA CELULOSE S.A.

Title:

By: FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA.

Title:

Acknowledged and Agreed as of the date first above written:

By: PARKIA PARTICIPAÇÕES S.A.

Title: Authorized Representatives

São Paulo, [ ].

To

Fibria Celulose S.A.

Fibria MS Celulose Sul Matogrossense Ltda.

São Paulo, SP

Attn.: [ ], Authorized Representatives

Re.: Share Purchase Agreement and Other Covenants (the “Agreement”)

Ladies and Gentlemen:

We make reference to the Agreement signed on November 13, 2013, by and among PARKIA PARTICIPAÇÕES S.A. (“PARKIA”), on one side, and FIBRIA CELULOSE S.A. and FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA., on the other side, and the ancillary agreements or documents related thereto (i.e. the Forestry Partnership Agreement, the Standing Timber Supply Agreement and their appendixes; such documents and agreements, together with the Agreement, hereinafter referred to as the “Transaction”).

For the purpose of Section 10.6, PARKIA hereby informs that the costs and expenses incurred in connection with the Transaction is of R$ [ ].

Any reference to “Parties” in this letter shall mean a reference to all Parties under the Transaction Documents.

Sincerely,

By: Parkia Participações S.A.

Title:

Acknowledged and Agreed as of the date first above written:

By: Fibria Celulose S.A.

Title: Authorized Representatives

By: Fibria MS Celulose Sul Matogrossense Ltda.

Title: Authorized Representatives

Appendix 12.4.1 — WITHDRAWAL SCHEDULE

State	Gross ha		1st Period	2nd Period	Total Withdraw
Bahia	74,683	36%	7,468	14,937	22,405
Espirito Santo	52,070	25%	—	15,621	15,621
Mato Grosso do Sul	57,247	27%	5,725	11,449	17,174
Sao Paulo	25,954	12%	7,786	—	7,786
	209,954	100%	20,979	42,007	62,986
			10%	20%	30%

	Proposed Withdrawal Schedule (ha/yr):

State	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034
	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Bahia	—	1,494	1,494	1,494	1,494	1,494	—	2,987	2,987	2,987	2,987	2,987	—
Espirito Santo	—	—	—	—	—	—	—	3,124	3,124	3,124	3,124	3,124	—
Mato Grosso do Sul	—	1,145	1,145	1,145	1,145	1,145	—	2,290	2,290	2,290	2,290	2,290	—
São Paulo	—	1,557	1,557	1,557	1,557	1,557	—	—	—	—	—	—	—
	—	4,196	4,196	4,196	4,196	4,196	—	8,401	8,401	8,401	8,401	8,401	—

The withdrawal right is cumulative. In case of the BUYER does not exercise its rights in a certain period it will be allow to exercise in the following periods.

Example:

If BUYER decide not to sell any areas in Bahia until 2020, in 2021the BUYER will be allowed to sell 8% - 6% cumulated from 2014 to 2020, plus the 2% of the year 2021.

State	Gross ha		1st Period	2nd Period	Total Withdraw
Bahia	74,683	36%	10%	20%	30%
Espirito Santo	52,070	25%	0%	30%	30%
Mato Grosso do Sul	57,247	27%	10%	20%	30%
Sao Paulo	25,954	12%	30%	0%	30%
	209,954	100%	10%	20%	30%

Proposed Withdrawal Schedule (%/yr):

State	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034

Bahia	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Espirito Santo	0%	0%	0%	0%	0%	0%	0%	6%	6%	6%	6%	6%	0%
Mato Grosso do Sul	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
São Paulo	0%	6%	6%	6%	6%	6%	0%	0%	0%	0%	0%	0%	0%
	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%

APPENDIX 12.6 - RESTRICTED COMPANIES

a. Eldorado Brasil Celulose S.A. (1)

b. Suzano Papel e Celulose S.A.(1)

(1) The Restricted Companies include their respective controlling and controlled companies.

Appendix 13.1.2 — PUT OPTION EXERCISE PRICE

In order to execute a put option to a certain assets, the asset value as presented in Appendix I should be adjusted considering the bareland price variation, according region, as presented below:

Put option exercise price = Asset Price x (FNPt/ FNP0)

Where,

Asset Price: acquisition price as presented in Appendix 3.2 (a) ii;

FNP0: FNP regional Price information at the closing data

FNPt: FNP last regional Price information available at the put option exercising

FNP regions:

State	Region	FNP Region	Soil Type
BA	BA_Total_01	Região iFNP 79 - Sudeste Baiano	Terra Agrícola para Reflorestamento (Mucuri)
ES	ES_South_03	Região iFNP 57 - Linhares	Terra Agrícola para Reflorestamento
ES	ES_North_01	Região iFNP 56 - Colatina	Terra Agrícola de Reflorestamento (Montanha / Ecoporanga)
ES	ES_Center_02	Região iFNP 56 - Colatina	Terra Agrícola de Reflorestamento (Montanha / Ecoporanga)
MS	MS_Center_02	Região iFNP 38 - Três Lagoas	Pastagem formada de alto suporte (Três Lagoas / Aparecida do Taboado)
MS	MS_South_03	Região iFNP 38 - Três Lagoas	Pastagem formada de alto suporte (Três Lagoas / Aparecida do Taboado)
SP	SP_East_03	Região iFNP 18 - Vale do Paraiba	Pastagem nativa de morro
SP	SP_South_02	Região iFNP 19 - Itapetininga	Terra agrícola com reflorestamento (Itapeva)
SP	SP_North_01	Região iFNP 23 - Bauru	Pastagem formada de alto suporte

In case of FNP extinction Parties will calculated the appreciation up to the extinction date and select another reference to price adjustment, to be applicable after the extinction date. In case of FNP classification change, Parties will calculated the appreciation up to the classification change and select the new reference regions to price adjustment, to be applicable after the change.

This exhibit is in the original Portuguese language, and comprises a list of the real properties pledged in favor of the Buyer.

APPENDIX 13.2 – PLEDGE

ID_PROJETO	DCR_MUNICI	SIGLA_ESTA	TIPO_PROPRIEDADE	Efetivo Plantio	Estradas	Conservação	Outros	Total
H093	TRÊS LAGOAS	MS	Terra FIBRIA - Posse FIBRIA	1,719.8	52.7	636.5	17.8	2,426.7
H011	TRÊS LAGOAS	MS	Terra FIBRIA - Posse FIBRIA	1,008.9	51.7	732.4	16.4	1,809.5
H07B	BRASILÁNDIA	MS	Terra FIBRIA - Posse FIBRIA	12,830.2	5.5	4,350.2	516.5	17,702.5
H098	RIBAS DO RIO PARDO	MS	Arrend FIBRIA - Posse FIBRIA	2,017.5	74.1	1,157.7	38.4	3,287.7
H099	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	1,744.6	57.0	756.1	49.2	2,606.8
H102	ÁGUA CLARA	MS	Terra FIBRIA - Posse FIBRIA	2,779.7	103.5	3,029.6	57.4	5,970.1
H115	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	259.0	11.2	71.0	18.9	360.1
H116	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	1,226.6	53.8	505.3	66.2	1,851.9
H125	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	1,038.4	46.6	997.5	144.9	2,227.3
H126	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	3,312.8	98.4	2,770.9	701.9	6,884.1
H133	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	532.4	32.5	196.6	14.9	776.5
H136	RIBAS DO RIO PARDO	MS	Arrend FIBRIA - Posse FIBRIA	955.3	38.3	531.4	39.5	1,564.5
H141	BRASILÁNDIA	MS	Arrend FIBRIA - Posse FIBRIA	1,518.0	55.3	920.0	6.5	2,499.8
H142	ÁGUA CLARA	MS	Arrend FIBRIA - Posse FIBRIA	879.4	20.0	246.2	33.6	1,179.1
H148	ÁGUA CLARA	MS	Arrend FIBRIA -: Posse FIBRIA	2,135.5	80.8	1,810.6	105.7	4,132.5
H156	RIBAS DO RIO PARDO	MS	Arrend FIBRIA - Posse FIBRIA	14,764.8	312.6	6,427.3	396.5	21,901.3
H178	BRASILÁNDIA	MS	Arrend FIBRIA - Posse FIBRIA	484.2	10.2	486.5	0.0	980.9
H209	BRASILÁNDIA	MS	Arrend FIBRIA - Posse FIBRIA	862.1	6.2	333.9	11.7	1,213.9
				50,069.1	1,110.4	25,959.7	2,235.8	79,375.1

APPENDIX 15.4 — EXPENSES RELATED TO CONVEYANCE OF

THE SELECTED ASSETS TO THE NEWCOS

1. REORGANIZATION OF SELLERS — REGISTRATION OF THE CORPORATE DOCUMENTS IN THE RERO

Considering that several previous transferences of the title of the Selected Assets from previous owners to SELLERS are still pending of registration in the relevant RERO, all costs related thereto shall be solely borne by SELLERS, including but not limited to, cost related to Property Transfer Tax (in Portuguese “Imposto sobre a transferência de bens imóveis - ITBI”), to annotation and registration (in Portuguese “averbação e registro”) of such titles of acquisition in the Real Estate Record Files of the Selected Assets, to execution of public deeds and to issuance of certificates.

For example:

Real Estate Record File Nr. 86 — RERO of Caçapava/SP — Owner in the Real

Estate Record File: AGRO PASTORIL SIMÃO S.A.

Responsible
for the costs
of
Registration
Date of the				(Taxes/deed/
Corporate Act	Corporate Act	Transferor	Acquirer	certificates)
09/30/1996	Partial Spin-off	Agro Pastoril Simão S.A.	Nitro Química Brasileira	SELLERS
12/19/1996	Quotas subscription	Nitro Química Brasileira	Nitro Agro Participações Ltda.	SELLERS
12/21/2000	Merger	Nitro Agro Participações Ltda.	Votorantim Celulose e Papel S.A.	SELLERS
1/2/2002	Shares subscription	Votorantim Celulose e Papel S.A.	VCP Florestal S.A.	SELLERS
1/26/2005	Merger	VCP Florestal S.A.	Votorantim Celulose e Papel S.A.	SELLERS

11/5/2009	Change of company denomination	Votorantim Celulose e Papel S.A.	Fibria Celulose S.A.	SELLERS

2.    INCORPORATION OF NEWCOS AND DROP-DOWN OF THE SELECTED ASSETS — REGISTRATION OF THE CORPORATE DOCUMENTS IN THE RERO

All expenses related to the conveyance of the Selected Assets by FIBRIA and FIBRIA MS to NEWCOS shall be borne by SELLERS, except for the Property Transfer Tax, if applicable.

Therefore, SELLERS shall require a Tax Exemption Certificate (in Portuguese “Guia de Isenção de ITBI” or “Declaração de Não Incidência do Imposto”) in relation to the drop-down of the Selected Assets to the NEWCOS.

In case the Tax Exemption Certificate is not issued for any of the Municipalities where the Selected Assets are located or if at any time in the future the Municipalities claim that such Tax is due regardless of the issuance of the Tax Exemption Certificate, SELLER shall notify BUYER which shall be fully liable for the Property Tax Transfer related to title transfer of such Selected Asset from SELLERS to BUYER and any costs related thereto.

All the measures related to the issuance of the Tax Exemption Certificates by the Municipalities where the Selected Assets are located or to the issuance of the Tax Payment Form and the respective costs incurred, as the case maybe, shall be borne by SELLERS.

The payments of the Property Tax Transfer related to title transfer of such Selected Assets from SELLERS or NEWCOs to BUYER in the context of the Transaction shall be borne by BUYER and shall be reimbursed to SELLERS within thirty (30) days counted as of the receipt by BUYER of prove of such payment.

Any penalty due to Municipalities where the Selected Assets are located, including but not limited to, in relation (i) to the taxes levied on the transferences of the title of the Selected Assets from previous owners to SELLERS and/or (ii) to the late payment of any Property Tax Transfer related to title transfer of such Selected Asset from SELLERS to BUYER(1) in the context of the Transaction shall be solely borne by SELLERS, notwithstanding such penalty is charged after the conclusion of the Selected Assets to NEWCOS.

FIRST AMENDMENT TO THE SHARE

PURCHASE AGREEMENT AND OTHER

COVENANTS

By this instrument, the parties below:

On one side, in the capacity of SELLERS,

FIBRIA CELULOSE S.A., with head offices at Alameda Santos, 1357 — 6th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 60.643.228/0001-21, hereinafter referred to as “FIBRIA”, duly represented herein by its authorized representatives;

FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA., with head offices at Alameda Santos, 1357 - 7th floor, City of São Paulo, State of São Paulo, enrolled with the Brazilian Taxpayers’ Registry under No. 36,785.418.0001-07, hereinafter referred to as “FIBRIA MS”, duly represented herein by its authorized representatives;

FIBRIA and FIBRIA MS hereinafter collectively referred to as “SELLERS”;

And, on the other side,

PARKIA PARTICIPAÇÕES S.A., with head offices at Av. das Américas n° 500, bloco 2, sala 301, parte, Barra da Tijuca, Rio de Janeiro-RJ, enrolled with the Brazilian Taxpayers’ Registry under No. 16.563.671/0001-09, hereinafter referred to as “PARKIA”, duly represented herein by its authorized representatives;

PARKIA hereinafter referred to as “BUYER”;

SELLERS and BUYER are hereinafter referred to individually as “Party” and collectively as “Parties”.

WHEREAS:

I.                                        On November 15, 2013, the Parties executed the Share Purchase Agreement and

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Other Covenants (“SPA”); and

II.                                   Pursuant to certain negotiations following the signature of the SPA, the Parties wish to amend some of the provisions of the SPA;

NOW, THEREFORE, the Parties agree to execute this first amendment to the SPA (“Amendment”), as follows:

1.                                      Pursuant to Section Three of the SPA, the Parties agree that the Base Price is of R$ 1,650,098,704.00 (one billion, six hundred and fifty million, ninety eight thousand, seven hundred four Reais), and the Closing Price is of R$ 1,402,583,898.40 (one billion, four hundred and two million, five hundred eighty three thousand, eight hundred and ninety eight Reais and forty cents). The calculation of the Closing Price is the sum of:

(a) R$636,387,782.65 (six hundred and thirty-six million, three hundred and eighty-seven thousand, seven hundred and eighty-two Reais and sixty five cents) for FBR5 Florestal S.A.;

(b)R$331,169,439.25 (three hundred and thirty-one million, one hundred and sixty-nine thousand, four hundred and thirty-nine Reais and twenty five cents) for FBR7 Florestal S.A.;

(c) R$244,412,371.10 (two hundred and forty-four million, four hundred and twelve thousand, three hundred and seventy-one Reais and ten cents) for FBR6 Florestal S.A.; and

(d) R$190,614,305.40 (one hundred and ninety million, six hundred and fourteen thousand, three hundred and five Reais and forty cents) for FBR4 Florestal S.A..

1.1.                            The Parties agree that BUYER shall pay to SELLERS on this date R$ 500,000,000.00 (five hundred million Reais) of the Closing Price, of which R$ 412,870,676.98 (four hundred and twelve million eight hundred seventy thousand six hundred seventy six Reais and ninety eight cents) shall be paid to FIBRIA CELULOSE S.A., and R$ 87,129,323.00 (eighty seven million one hundred twenty nine thousand three hundred

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twenty three Reais) shall be paid to FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA..

1.2.                            The Parties agree that BUYER shall be entitled to hold back the balance of the Closing Price as follows:

(a) Holdback for transfer of title of the Selected Assets to the NEWCOS: until the delivery to the BUYER of the documents that evidence the transfer of title of the Selected Assets to the NEWCOS are registered with the respective Boards of Commerce, with due regard to the BUYER’S right to exercise any other remedies provided in the SPA, BUYER will be entitled to the following holdbacks from the Closing Price (“Drop Down Holdback”):

(i) R$ 98.566.494,54 (ninety-eight million, five hundred and sixty-six thousand, four hundred and ninety-four Reais and fifty four cents) until the register with the respective Board of Commerce of the minutes of the Extraordinary Shareholders’ General Meeting of FBR4 Florestal S.A., dated of December 17, 2013;

(ii)                                  R$ 4,267,615.57 (four million, two hundred and sixty-seven thousand, six hundred and fifteen Reais and fifty seven cents) until the register with the respective Board of Commerce of the minutes of the Extraordinary Shareholders’ General Meeting of FBR4 Florestal S.A., dated of December 26, 2013;

(iii)                               R$ 368,624,014.94 (three hundred and forty-four million, two hundred and twenty-five thousand, five hundred and sixty-seven Reais and seventy cents)until the register with the respective Board of Commerce of the minutes of the Extraordinary Shareholders’ General Meeting of FRB5 Florestal S.A. dated of December 20, 2013;

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(iv)                              R$ 153,797,875.16 (one hundred and fifty-three million, seven hundred and ninety-seven thousand, eight hundred and seventy-five Reais and sixteen cents) until the register with the respective Board of Commerce of the minutes of the Extraordinary Shareholders General Meeting of FBR 6 Florestal SA dated of December 17, 2013; and

(v)                                 R$ 133,409,158.85 (one hundred and thirty-three million, four hundred and nine thousand, one hundred and fifty-eight Reais and eight five cents) until the register with the respective Board of Commerceof the minutes of the Extraordinary Shareholders’ General Meeting dated of December 20, 2013 of FBR7 Florestal SA.

The payment of the respective portion of the Drop Down Holdback shall be made by BUYER within five(5) Business Days following the presentation by SELLERS to BUYER of the relevant document registered with the respective Board of Commerce.

(b)                                 Holdback for Evidence of Title of Certain Selected Assets: BUYER shall be entitled to holdback R$ 123,918,739,34 (one hundred and twenty-three million, nine hundred and eighteen thousand, seven hundred and thirty-nine Reais and thirty four cents) of the Closing Price due to absence of evidence title of the Selected Assets described in Appendix 1.3(b) (“Title Holdback”). Every five (5) days following the Closing (until SELLERS have title of all the Selected Assets described in Appendix 1.3(b)), SELLERS shall be allowed to present to BUYER evidence that SELLERS hold title (with due regard to Appendix 9.1 (x)) to such Selected Assetsby means of the delivery to BUYER of a hard copy of the updated certificates issued by the RERO and, provided that the Drop Down Holdback regarding that particular Selected Asset has already been paid, BUYER shall pay SELLERS the amount of the Title Holdback proportional to the title evidence presented within five (5) Business Days of each presentation by SELLERS of updated certificates issued by the RERO.

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(c)                                     Holdback for Registration of Guarantee (“Guarantee Holdback”): until SELLERS present to BUYER evidence that the Guarantee (Put Option/Disturbed Land) has been duly registered in the respective RERO of each real estate property where the pledged Standing Timber is implanted, BUYER shall be entitled to hold back R$20,000,000,00 (twenty million Reais) of the Closing Price. Upon the presentation of updated certificates issued by the RERO evidencing that the Guarantee has been fully registered, BUYER shall pay the Guarantee Holdback to SELLERS within five (5) Business Days, as follows: R$ 16,514,827.08 (sixteen million, five hundred fourteen thousand, eight hundred twenty-seven Reais and eight cents) to FIBRIA CELULOSE SA and R$ 3,485,172.92 (three million, four hundred eight five thousand, one hundred seventy-two Reais and ninety-two cents) to FIBRIA MS CELULOSE SUL MATOGROSSENSE LTDA..

1.3.                            All holdback amounts in this Section 1 shall be paid by BUYER to the SELLERS duly adjusted by IGP-M from the date hereof until the date of payment, pro rata temporis.

2.                                      The Parties agree that the Cubic Meter Price to be paid in consideration of Section 9.1 of each FSA will be the amount in Reais per cubic meter to be determined upon final selection of the Selected Assets, converted into US Dollars (US$) at the Conversion Rate as at December 23rd 2013 (R$1.00 = US$2,3701), subject to the indexation provided in Section 9.2 of the FSA.

2.1.                            The Parties agree to replace the definition of the “Conversion Rate” of Section 1.1 - Definitions of the FSA, which shall be read as follows:

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““Conversion Rate” shall mean, on any payment date, the Brazilian Central Bank (Banco Central do Brasil) PTAX800 Opção 5 —compra rate to convert U.S. Dollars into Reais as of the close of the Business Day immediately preceding such payment date. If, for any reason, the Brazilian Central Bank PTAX 800 Opção 5 - compra rate is not published in the closing of the Business Day immediately preceding the payment date, the rate published on the effective date of payment shall be applicable, subject to payment being received by SUPPLIER in a timely manner for SUPPLIER to execute the conversion of US Dollars into Reais on the same date, or on the Business Day immediately following the date of payment, if such payment is not received by SUPPLIER in a timely manner;”

2.2.                            The Parties also agree to replace the wording of Section 9.2 of the FSA, which shall be read as follows:

“9.2.       The Cubic Meter Price, and the Surpassing Amount, as the case may be, shall be monetarily adjusted every three (3) months in accordance with the positive pro rata accrued fluctuation of the United States Consumer Price Index published by the Bureau of Labor Statistics (BLS) of the United States Department of Labor (“US CPI”), Series CUUR0000SA0 and CUUS0000SA0, Base Period 1982-1984, from the date of execution hereof until the last Calendar Day of the third (3rd) month of each quarter”.

3.                                      The Parties agree to replace the content of the Appendixes I, II, V, 3.2(a)(ii), 3.2 (c.1), 3.6(i) 3.9 and 12.4.1 of the SPA, that shall be no longer valid, for the documents attached herein as Appendixes l(A), ll(A), V(A), 3.2(a)(ii)(A), 3.2(c.1)(A), 3.6(i)(A) 3.9(A) and 12.4.1(A), which list, respectively, the Assets, the Selected Assets, the Plantable Area as informed by SELLERS, the Plantable Area and Value Per Region, the Base Price Adjustment —

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Current MAI, the data for the Forestry Code Adjustment, the Weighted Average Land Price and the Withdrawal Schedule.

4.                                      SELLERS undertake to:

(i)                                     present to the BUYER, within sixty (60) days as of the date of their register, by the applicable Board of Commerce, the filing (“protocolo”) of the following documents in each real estate record file in the REROs of the Selected Assets: (a) the Minutes of the Extraordinary Shareholders’ General Meeting of FIBRIA to rectify and ratify the corporate documents related to the merger of Aracruz Papel e Celulose S.A. (“Aracruz”) and of Mucuri Agroflorestal S.A. (“Mucuri”) into Fibria; and (b) the Minutes of the Extraordinary Shareholders General Meeting of FIBRIA and FIBRIA MS, as the case may be, with the conveyance of the Selected Assets to the NEWCOs;

(ii)                                  If any RERO requires the conclusion of the Geo-referencing to file (“protocolar”) any such corporate documents, the term provided in item (i) above shall be counted as from the register of the Geo-referencing of the respective Selected Asset before the RERO;

(iii)                               within one hundred and twenty (120) days as of the register of the corporate documents described in item (i) in the Boards of Commerce, present updated real estate record files for each of the Selected Assets evidencing that such documents were duly registered in the respective REROs in respect to the Selected Assets which can be transferred (e.g, not pending of Geo-referencing);

(iv)                              within ninety (90) days as of the Closing Date, take all the necessary measures to provide updated CCIRs for each of the Selected Assets, which shall be in compliance with the Law in respect to the Selected Assets which are not pending of Geo-referencing;

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(v)                                 within forty five (45) days as of the Closing Date, present to the Buyer the certificates issued by Federal and State Courts confirming there are no civil, labor, criminal and small claims outstanding against each of the NEWCOS;

(vi)                              within sixty (60) days as of the Closing Date, indicate real properties by delivering the respective documents for the Due Diligence by BUYER, which, once selected by BUYER, shall be included in Appendix I(A) which, as amended, will be an integrant part of the SPA as Appendix I(A.1);

(vii) within thirty (30) days as of the Closing Date, to deliver to BUYER evidence of the filing of the corporate documents rectifying and ratifying the Minutes of General Meeting of FIBRIA and FIBRIA MS dated November 13, 2013, providing the accurate description of the Transaction; and

(viii) within fifteen (15) days as of the Closing Date, deliver to BUYER the updated croquis of the Appendix 7.2(A) to match with the list of Appendix 7(A).

4.1.                            In case SELLERS do not comply with their obligations provided in Section 4 (i) to (v) above, BUYER will be entitled to be indemnified by SELLERS for any losses and damages that BUYER may suffer as a consequence, with due regard to the BUYER’S right to exercise any other remedies provided in the SPA.

5.                                      The Parties agree to replace the definition of “Verified Plantable Area” of Section 1.1 of the SPA, which shall be read as follows:

“Verified Plantable Area” means that portion of the Selected Assets to be determined upon the appraisal on the Plantable Area of the Selected

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Assets as informed by SELLERS in Appendix V(A), in accordance with the criteria included in the Appendix IV attached to the Agreement and “in loco” measuring, considered by BUYER as (i) satisfactory to the Plantable Area Assessment Criteria and (ii) being feasible and legally permissible under the Law, for the successful commercial production of eucalyptus timber and all component processes of such production, including, without limitation, planting, management and harvesting and ancillary and related activities.”

5.1.                            The Parties agree to add the following conditions to Section Three of the SPA as post-Closing Date adjustments to the Closing Price, which shall be considered part of the SPA as Section 3.10 and 3.11, and shall have the following wording:

“Geo-referencing Adjustment

3.10.                     In the event that after the Geo-referencing, INCRA certifies that the total area of the real estate propertiesthat comprise the Selected Assets of each of the NEWCOS is greater or less than five percent (5%), of the Plantable Area included in Appendix V(A) for each of the NEWCOS, the Closing Price shall be adjusted (increased or reduced), as follows:

(i)                                    if the total Plantable Area related to each of the NEWCOS has been reduced more than 5% (five percent) (the amount of such reduction being referred to herein as the “Reduced Area”), SELLERS shall pay back to BUYER, as a post-Closing adjustment to the Closing Price, an amount per hectare (or fraction of hectare) of the Reduced Area determined for the group of the Selected Assets of each NEWCO which has a Reduced Area, as indicated in the Appendix 3.6(i)(A) of the SPA;

(ii)                                if the total Plantable Area which was included in thePlantable Area related to each of the NEWCOS has increased more than 5% (five percent) (the amount of said increase being referred to herein as the “Surplus Area”),

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then BUYER shall pay to SELLERS, as a Post-Closing Adjustment of the Closing Price, an amount per hectare (or fraction of hectare) of the Surplus Area determined for the group of the Selected Assets of each NEWCO that has a Surplus Area, as indicated in the Appendix 3.6(i)(A) of the SPA, provided that SELLERS have evidenced to BUYER, at BUYER’S sole discretion, that NEWCOS hold title to property in relation to such Surplus Area.

3.10.1. Subject to the provisions of Section 3.10 above, if the “Surplus Area” is greater than 10% (ten percent) of the area comprised in the Plantable Area pursuant to Appendix V(A), BUYER may, at its sole discretion, elect to (i) make the post-Closing adjustment of the Closing Price under the terms and conditions established in section 3.10(ii) above in relation to the Surplus Area or (ii) segregate the part of the Surplus Area that exceeds 10% (ten percent) of the area comprised in the Plantable Area, with said area to be segregated being hereinafter referred to as the “Excess Area”, and transfer the title of the Excess Area to Sellers, under SELLERS’ expenses, and BUYER shall not bear any costs in relation to such transference (e.g., transfer tax, RERO fees, among others).

3.10.2. Upon the conclusion of the Geo-referencing, SELLERS shall present the updated certificate of land records with INCRA (“CCIR”) for the respective Selected Assets. In case it is verified that there are untitled areas (in total or in part) among the Geo-referenced Selected Assets, such area shall be deemed as an Allocated Possession Area for the purposes of the SPA.”

“Verified Plantable Area Adjustment

3.11. If up to 2 years after the registration of the Geo-referencing in all the real estate record files of the Selected Assets of each NEWCO, it is verified, according to the methodology

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specified in Appendix IV of the SPA and verification “in loco”, that the Plantable Area of certain real estate properties comprised in the Selected Assets does no match with the data on Plantable Area provided by the SELLERS in the Appendix V(A), the Parties agree to adjust the Closing Price based on the variance of the Plantable Area multiplied by the original value of the hectare of the Plantable Area per Region, as specified in the Appendix 3.2(a)(ii)(A).

5.2.                            The Parties also agree to add the following Section 3.12 to the SPA to provide for the disbursement criteria of any post-closing adjustments to the Closing Price, which shall have the following wording:

“3.12. The results of the post-closing adjustments to the Closing Price established in Sections3.7, 3.10 and 3.11 of theAgreement, as amended,shall be compared and offset within 60 (sixty) days counted from the end of the term established for the Verified Plantable Area Adjustment of all Selected Assets of all the NEWCOS.

3.12.1. Any payment from one Party to the other, as the case may be, shall be made within thirty (30) Business Days counted from the receipt of a written notice sent by the creditor, in immediately available funds in a bank account to be indicated at least 2 (two) Business Days before the date of transfer.

3.12.2. Payments from the BUYER to the SELLERS under this Section 3.12 shall not be made while SELLERS are in default with any of their obligations under this Agreement, under the FPA or under the FSA, and shall not attract any cost of carry to the BUYER.

6. SELLERS undertake to, up to sixty (60) days as of the Closing Date, and in accordance with the Appendix 6(A) above, obtain the release and cancel the Liens that have been already identified during the due diligence in course in

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the real estate record files of the properties comprised in the Selected Assets provided for BUYER’S review, which are listed in Appendix 6(A) attached herein, with a possible extension to be granted by BUYER in case SELLERS show reasonable progress, but that shall be no longer than one hundred and eighty (180) days.

6.1.                            If SELLERS do not cancel the Liens listed in Appendix 6(A) within the term provided thereon, BUYER shall be entitled to be indemnified by SELLERS for any losses and damages that BUYER or the NEWCOS may suffer as a consequence of this Liens, with due regard to the BUYER’S right to exercise other remedies under the SPA.

7.                                      The Parties agree that the co-ownership of the Selected Assets held by the NEWCOS and SELLERS, as indicated in Appendix 7(A) hereto, shall be extinctimmediately after the conclusion of the Geo-referencing and the opening of respective new real estate record files. The real estate record file that will result from the extinction of the co-ownership shall have the same areas as informed in the Appendix 7.2(A), specially the Plantable Areas, with due regards to the Reserve Areas, and of which SELLERS represent and warrant to hold good title, subject to the provisions of the SPA, as amended, including, without limitation, the provisions regarding the adjustments to the Closing Price, Put Option and the provisions concerning the sale of the Selected Assets by BUYER.

7.1. The Parties undertake to execute any and all documents required for the division of any of the properties comprised among the Select Assets held in co-ownership, and agree that any costs incurred to achieve such division in the corresponding RERO and with any other relevant authority shall be borne exclusively by the SELLERS, as part of the Geo-referencing. In case the ITBlis charged due to the

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condominium extinction, each Party shall bear the ITBI related toits respective interest.

7.2.                            Until the extinction of the co-ownership, and despite the fact that each of the Parties owns an undivided interest of such Selected Assets, the Parties agree to implement a pro-diviso condominium valid and enforceable between the Parties. For the purposes of such pro-diviso condominium, the Parties agree that the areas of such Selected Assets owned by the SELLERS or by the NEWCOS, as the case may be, are the ones identified in the croquis of the Appendix 7.2(A) attached herein.

8.                                      SELLERS covenant that the third parties that are co-owners of undivided interest of any of the Selected Assets have been informed by SELLERS of their intent to sell the co-owned portion of the real properties and that such third parties have not exercised their right of first refusal for the acquisition of the undivided interest of the Selected Assets that shall have been transferred to the NEWCOS.

8.1.                            In the event any third party that is a co-owner of undivided interest of any of the Selected Assets judicially challenges the transfer to the NEWCOS of the remaining portion of any of the real properties comprised in the Selected Assets alleging co-ownership, then (i) SELLERS shall remain exclusively liable for any indemnification due to such co-owner; and (ii) all the Selected Assets object of such questioning shall be treated as a Disturbed Land in accordance with Section 13.1(ii) of the SPA, subject to the remedies provided for in Section 13.1.3 of the SPA. Notwithstanding the above, if any third party is able to judicially interfere with the Transaction or NEWCO’s ownership of the Selected Assets as a result of the corporate reorganization carried out by SELLERS, in each case in a manner which adversely affect (i) the performance of the obligations set forth in the SPA, as amended, or in any other agreement related to the Transaction by any of the parties thereto, or (ii) the right of BUYER and NEWCOs to take the

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full benefit of the SPA, as amended, then SELLERS hereby irrevocably and irreversibly agree to indemnify, defend and hold BUYER and NEWCOs harmless, in accordance with the provisions of Section 11.1 of the SPA. For clarification purposes, SELLERS covenant that if such event adversely affects the ability of the NEWCOs to supply the Standing Timber to SELLERS under the FSA, or the SELLERS’ ability to acquire the Standing Timber, the relevant payment of the price to NEWCOs under the FSA shall not be interrupted until a final ruling is reached in the judicial proceeding initiated by the third party.

9.                                      The Parties agree to add the following conditions to Section 13.1 of the SPA with respect to the mechanism for the exercise of the Put Option, which shall be consideredpart of the SPA as Section 13.1.6, and shall have the following wording:

“13.1.6 Within sixty (60) days as from the agreement on which Non-Transferred Assets will be replaced with Replacement Assets, SELLERS shall send a notice providing reasonable written evidence of the Geo-referencing and of the good title to the Replacement Assets (“Reply Notice”).

13.1.6.1 Within thirty (30) days as from the receipt of the Reply Notice, BUYER shall review it and:

(i) in the event the Replacement Assets comply with the criteria provided for in Section 1.1 and the Reply Notice effectively provides, at BUYERS sole discretion, the reasonable written evidence indicated in Section 13.1.6 above, BUYER may not reject the replacement of the Non-Transferred Assets with the Replacement Assets and BUYER shall send a notice to SELLERS informing that the Non-Transferred Assets may be replaced with the Replacement Assets (“Confirmatory Replacement Notice”);

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(1) Within 30 days as from the receipt of the Confirmatory Replacement Notice by SELLERS, SELLERS must transfer the ownership of each of the Replacement Assets to BUYER by means of the execution of the appropriate Purchase and Sale Agreement (Escritura de Compra e Venda) for the Replacement Assets and the filing (“protocolo”) for the registration of the purchase and sale of the Replacement Assets in the respective real estate record files in the REROs, on SELLERS exclusive expenses;

(ii) (a) In the event any of the Replacement Assets does not comply with the criteria provided for in Section 1.1; and/or (b) the Reply Notice does not effectively provide the reasonable written evidence indicated in Section 13.1.6 above, BUYER shall send a notice to SELLERS informing that the Non-Transferred Assets may not be replaced with the Replacement Assets (“Refusal Substitution Notice”).

13.1.6.2.                                                 If BUYER does not receive a Reply Notice from SELLERS within the term provided for in Section 13.1.6 above or if the ownership of any Replacement Asset has not been transferred to BUYER pursuant to Section 13.1.6(i)(1) above within the term provided for therein, SELLERS and BUYER may mutually agree to replace any Non-Transferred Assets with Replacement Assets. For the avoidance of doubt, however, BUYER shall not be obligated to agree with the replacement of any Non-Transferred Assets after the end of the terms provided for in Section 13.1.6 above or Section 13.1.6(i)(1) above, as the case may be, and the Put Option may be exercised.”

10.                               The Parties agree to add the following provisions to Section 13.2 of the SPA with respect to the Put Option Guarantee, which shall be considered part of the SPA, and shall be read as follows:

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“13.2.1.  Any and all costs incurred for the creation and registration of the Guarantee in the respective REROs will be borne solely by the SELLERS.

13.2.2.  Upon the completion of the Title Transfer of each Selected Asset, the Guarantee over the Standing Timber shall be reduced proportionally to the area of such Selected Asset duly transferred to the BUYER, provided that the reduction shall not exceed seventy percent (70%) of the total Standing Timber object matter of the Guarantee. The Guarantee shall be maintained over the remaining thirty percent (30%) of the existing and future Standing Timber until the end of the term of the FPA (i.e. final harvest of the Last Rotation).

13.2.2.1. The release of the Guarantee referred to in Section 13.2.1 will first apply to the Standing Timber located in the land owned by third parties and the Guarantee that shall remain in effect until the end of the FPA term will be over the Standing Timber located in the real properties owned by SELLERS, identified in the Appendix 13.2.2.1(A) attached to this Amendment.

13.2.2.2. BUYER shall execute any document reasonably required by SELLERS to formalize the reduction of the Guarantee as provided in Section 13.2.1 above within fifteen (15) Business Days following the receipt of evidence sent by SELLERS of the completion of the Title Transfer related to any Selected Asset.

11.                               The Parties agree that Section 10.2 of the FSA will be replaced by the following wording:

“10.2. To guarantee the compliance of any and all the obligations undertaken by BUYER in this Agreement, FIBRIA/FIBRIA MS shall, within twenty (20) days as from the execution of this Agreement, grant to SUPPLIER a pledge over

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100% of FIBRIA’s participation under the FPA ((60%) of existing and future Standing Timber of FIBRIA/FIBRIA MS’s participation under the Forestry Partnership Agreement, located in the Selected Assets indicated in the Appendix 10.2(A) attached to this instrument), which shall remain in full force until sixty (60) Calendar Days following the final harvest of the Last Rotation of the Plots under this Agreement (“Guarantee”).”

11.1.                     The Parties also agree to add the following provisions to Section 10.2 of the FSA with respect to the Guarantee, which shall be considered part of the FSA, and shall be read as follows:

“10.2.1. Costs incurred for the registration of the Guarantee in the respective REROs will be borne by the SUPPLIER”.

12.                               Subject and in addition to the provisions of Section 13.1 of the SPA, the Parties hereby mutually undertake to maintain confidentiality concerning any information related to the Transaction, including, but not limited, to the Closing, and shall only be allowed to release any information not defined as a Confidential Information after the expiration of the term of fifteen (15) days as of the date of the approval of the Transaction by CADE.

12.1.                     Taking into account that CADE’s approval of the Transaction was issued on December 18, 2013, and that SELLERS intend to maintain the Closing Date scheduled for December 30, 2013, the Parties agree that:

(a)                                 If the execution and performance of the Transaction Documents by the Parties on December 30, 2013, is held null and void pursuant to a final decision that is granted requiring the relevant transaction to be unwound, the Parties hereby agree:

(i)  to negotiate in good faith a mutually agreeable solution for such situation on terms

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that would mitigate any liability or at least does not createany additional contingency or obligations to the Parties; and (ii) such nullity or voidance will not be treated as a breach or default by any Party under the Transaction Documents; and

(b)                                 SELLERS will be exclusively liable for any penalties/fines and/or any responsibility on BUYER imposed by CADE deriving from the Closing of the Transaction on December 30, 2013.

13. Considering that after the conveyance, by FIBRIA to NEWCOS, pursuant to the Extraordinary Shareholders’ General Meeting of FBR5 Florestal S.A., dated December 20, 2013, of the real property located in the City of Teixeira de Freitas, in the State of Bahia, registered in the real estate record file N. 720 of the RERO of Teixeira de Freitas (“Committed Property”), SELLERS have verified that such property had been already committed for sale by FIBRIA to a third party, FIBRIA undertakes to acquire, and BUYER to transfer, the ownership rights of such Committed Property, taking all the necessary measures, within five (5) Business Days counted from the registration of the above mentioned Extraordinary Shareholders’ General Meeting in the respective Board of Commerce, to effect the rights assignment agreement.

13.1.  The Parties agree that the Committed Property has been evaluated at R$ 653,554.18 (six hundred fifty three thousand, five hundred and fifty four Reais and eighteen cents), based on the criteria adopted in Appendix 3.2(a)(ii)(A) of the SPA, as amended, considering a total area of 63 hectares, and a Plantable Area of 40,43 hectares.

13.2.  SELLERS and BUYER hereby agree to, within twenty (20) days as of the Closing Date, try to replace the Committed Property by another property owned by the SELLERS, at BUYER’S sole discretion, by means of the direct

18

acquisition by the respective NEWCO. Should SELLERS and BUYER not find another property to replace the Committed Property, then all Transaction contracts and documents shall be amended to reflect the withdrawal of the Committed Property, and SELLERS shall be entitled to require such amendment as of the date of payment of the valuation amount of the Committed Property.

13.3. SELLERS hereby authorize BUYER to offset the valuation amount of the Committed Property with any amounts withheld by the BUYER in accordance with Section 1.2 of this Amendment. In the event SELLERS are not entitled to receive any amount from the Drop Down Holdback within 30 (thirty) days as of the Closing Date, SELLERS shall pay the valuation amount for the Committed Property to BUYER within five (5) Business Days as of the expiration of such 30-day term.

13.4. Any costs and taxes due in connection with the conveyance of the Committed Property to the NEWCOS and to the assignment of the ownership rights from BUYER to FIBRIA shall be borne exclusively by the SELLERS.

14.                               SELLERS hereby undertake to take all the measures in accordance with the conditions and in the term to be mutually and in good faith agreed upon by the Parties in connection with the future of the free lease agreements w in part of the real properties comprised in the Selected Assets in effect on this date. SELLERS hereby expressly agree that the acknowledgement of such free lease agreements by the BUYER shall not represent, at any time, an exception to SELLERS’ representations and warranties under the SPA, or to SELLERS’ obligation of delivering the Selected Assets free and clear of things and persons, and shall not prevent the BUYER from exercising any of its rights or

19

remedies under the SPA.

14.1. Any costs related to the measures to be taken by SELLERS with respect to the free lease agreements mentioned in Section 14 above shall be borne exclusively by SELLERS.

15.                               SELLERS represent and warrant that none of the Selected Assets or any part thereof conveyed to NEWCOS has been donated to or is subject to expropriation from any public entity. In case the remaining portion any real properties (“matriculas”) comprised in the Selected Assets which has not been conveyed to NEWCOS or any portion of the Selected Assets has been donated, expropriated or subject to expropriation, SELLERS undertake to indemnify, defend and hold BUYER harmless from any loss with regard to any such events, and to take all the necessary measures to solve the situation so that BUYER’s rights on the Selected Assets are not affected.

15.1.                     SELLERS shall be entitled to any indemnification due to any expropriations of any portion of the Selected Assets not conveyed to the NEWCOS.

16.                               The provisions of the SPA or of the FSA not expressly amended by this Amendment shall remain in full force and effect. With regard to the FPA, the Portuguese version signed by the Parties represent their intention.

17. All capitalized words have the meaning defined in the SPA, in the FPA and in the FSA.

18. This Amendment is executed in both English and Portuguese languages. In case of conflict between the Portuguese and English versions of the Amendment, the English version shall prevail.

20

IN WITNESS WHEREOF, the Parties have caused this Amendmentto be executed in three (3) counterparts before the two (2) undersigned witnesses.

São Paulo, December 30, 2013.

[ILLEGIBLE]
By/por	FIBRIA CELULOSE S.A.
Name/Nome: Aires Galhardo/Eduardo de Almeida Pinto Andretto

[ILLEGIBLE]
By/por	FIBRIA MS CELULOSE SUL MATO-GROSSENSE LTDA.
Name/Nome: Aires Galhardo/Eduardo de Almeida Pinto Andretto

[ILLEGIBLE]
By/por	PARKIA PARTICIPACÕES S.A.
Name/Nome: Silvio Teixeira Junior /Paulo Cesar Carvalho Garcia

Witnesses:

1.	Camila Cortez	2.	Michelle Cia Bartels
NAME: Camila Cortez		NAME: Michelle Cia Bartels
ID/RG: 34691190 - 4		ID/RG: 29.362 992 - 4

21

APPENDIX I(A) — ASSETS

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
A089	ARACRUZ	ES	ES_South_03	346.45	197.33	37.1
A091	ARACRUZ	ES	ES_South_03	254.96	201.02	37.1
A092	ARACRUZ	ES	ES_South_03	250.35	197.78	37.1
A093	ARACRUZ	ES	ES_South_03	425.28	284.21	37.1
A094	ARACRUZ	ES	ES_South_03	286.25	211.79	37.1
A095	ARACRUZ	ES	ES_South_03	449.21	292.23	37.1
A096	ARACRUZ	ES	ES_South_03	215.32	157.69	37.1
A113	ARACRUZ	ES	ES_South_03	184.9	136.49	37.1
A114	ARACRUZ	ES	ES_South_03	141.1	100.17	37.1
A115	ARACRUZ	ES	ES_South_03	213.4	131.20	44.3
A116	ARACRUZ	ES	ES_South_03	314.04	145.62	44.3
A117	ARACRUZ	ES	ES_South_03	169.92	111.93	44.3
A118	FUNDÃO	ES	ES_South_03	211.97	150.56	44.3
A124	ARACRUZ	ES	ES_South_03	302.44	220.79	37.1
A125	ARACRUZ	ES	ES_South_03	218.46	167.60	37.1
A126	ARACRUZ	ES	ES_South_03	321.32	227.40	37.1
A127	ARACRUZ	ES	ES_South_03	318.49	251.69	37.1
A128	ARACRUZ	ES	ES_South_03	301.92	216.18	37.1
A133	ARACRUZ	ES	ES_South_03	147.3	115.69	37.1
A139	ARACRUZ	ES	ES_South_03	146.41	74.13	44.3
A140	ARACRUZ	ES	ES_South_03	510.07	397.08	37.1
A141	LINHARES	ES	ES_South_03	39.7	22.05	37.1
A142	LINHARES	ES	ES_South_03	74.24	26.94	37.1
A143	LINHARES	ES	ES_South_03	74.09	49.87	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
A261	ARACRUZ	ES	ES_South_03	14.23	9.44	37.1
A262	ARACRUZ	ES	ES_South_03	162.69	96.19	37.1
A263	ARACRUZ	ES	ES_South_03	198.03	127.71	37.1
A264	ARACRUZ	ES	ES_South_03	69.64	41.29	37.1
A265	ARACRUZ	ES	ES_South_03	27.14	16.83	37.1
A266	ARACRUZ	ES	ES_South_03	21.89	13.58	37.1
A267	ARACRUZ	ES	ES_South_03	45.2	31.19	37.1
A268	ARACRUZ	ES	ES_South_03	124.42	79.27	37.1
A269	ARACRUZ	ES	ES_South_03	106.24	72.27	37.1
A270	ARACRUZ	ES	ES_South_03	190.26	128.63	37.1
A278	ARACRUZ	ES	ES_South_03	342.21	231.44	37.1
A279	ARACRUZ	ES	ES_South_03	252.49	194.93	37.1
A280	ARACRUZ	ES	ES_South_03	337.53	275.85	37.1
A281	ARACRUZ	ES	ES_South_03	178.66	143.02	44.3
A283	ARACRUZ	ES	ES_South_03	66.18	45.42	37.1
A285	ARACRUZ	ES	ES_South_03	28.15	22.89	37.1
A286	ARACRUZ	ES	ES_South_03	96.58	58.89	37.1
A288	ARACRUZ	ES	ES_South_03	54.4	42.93	37.1
A292	ARACRUZ	ES	ES_South_03	218.58	158.11	37.1
A293	ARACRUZ	ES	ES_South_03	162.59	120.33	37.1
A297	ARACRUZ	ES	ES_South_03	106.07	73.59	37.1
A308	ARACRUZ	ES	ES_South_03	384.31	155.90	37.1
A309	ARACRUZ	ES	ES_South_03	56.95	11.70	37.1
A310	ARACRUZ	ES	ES_South_03	141.13	42.99	37.1
A311	ARACRUZ	ES	ES_South_03	330.99	104.43	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
A314	ARACRUZ	ES	ES_South_03	152.57	56.98	44.3
A315	ARACRUZ	ES	ES_South_03	152.75	69.22	44.3
A318	ARACRUZ	ES	ES_South_03	191.63	102.21	37.1
A326	ARACRUZ	ES	ES_South_03	89.97	56.40	44.3
A600	LINHARES	ES	ES_South_03	421.79	313.06	29.8
A603	SERRA	ES	ES_South_03	470.89	122.13	44.3
A606	LINHARES	ES	ES_South_03	601.28	315.34	37.1
A607	LINHARES	ES	ES_South_03	804.2	390.14	37.1
A611	ARACRUZ	ES	ES_South_03	1030.65	—
A612	LINHARES	ES	ES_South_03	645.71	—
A613	LINHARES	ES	ES_South_03	887.29	48.31	44.3
A614	ARACRUZ	ES	ES_South_03	1039.29	84.23	44.3
A615	LINHARES	ES	ES_South_03	751.75	168.64	44.3
A616	LINHARES	ES	ES_South_03	755.15	219.16	44.3
A617	LINHARES	ES	ES_South_03	236.99	219.20	29.8
A619	LINHARES	ES	ES_South_03	446.8	102.04	29.8
A620	SANTA LEOPOLDINA	ES	ES_South_03	237.95	21.63	NA
A621	LINHARES	ES	ES_South_03	527.58	204.49	37.1
A622	SANTA TERESA	ES	ES_South_03	14.71	9.12	NA
A625	LINHARES	ES	ES_South_03	1114.95	—
A626	LINHARES	ES	ES_South_03	1168.69	—
A627	IBATIBA	ES	ES_South_03	20.41	7.45	NA
F139	MOJI DAS CRUZES	SP	SP_East_03	756.65	—
F140	MOJI DAS CRUZES	SP	SP_East_03	156.39	—
F143	BERTIOGA	SP	SP_East_03	700.66	—

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F144	IGARATÁ	SP	SP_East_03	842.5	405.23	55.6
F150	SANTA BRANCA	SP	SP_East_03	317.79	181.92	43.7
F154	IGARATÁ	SP	SP_East_03	266.55	135.31	55.8
F160	IGARATÁ	SP	SP_East_03	98.26	57.82	49.3
F162	IGARATÁ	SP	SP_East_03	159.68	91.97	55.8
F167	CRUZEIRO	SP	SP_East_03	55.51	22.99	43.7
F172	NATIVIDADE DA SERRA	SP	SP_East_03	537.74	194.05	55.8
F173	LORENA	SP	SP_East_03	102.67	62.15	49.3
F174	GUARATINGUETA	SP	SP_East_03	105.41	38.54	43.7
F178	GUARATINGUETA	SP	SP_East_03	193.81	67.99	43.7
F179	IGARATÁ	SP	SP_East_03	108.64	53.18	54.4
F183	GUARATINGUETA	SP	SP_East_03	208.07	69.80	NA
F187	NATIVIDADE DA SERRA	SP	SP_East_03	208.28	—
F190	NATIVIDADE DA SERRA	SP	SP_East_03	145.62	54.26	49.3
F191	GUARATINGUETA	SP	SP_East_03	123.66	61.84	38.2
F195	GUARATINGUETA	SP	SP_East_03	230.09	125.30	43.7
F196	RESENDE	RJ		210.33	85.96	43.7
F200	CRUZILIA	MG		133.11	79.05	43.0
F201	CRUZILIA	MG		1437.73	825.93	35.0
F205	ANDRELANDIA	MG		68.55	52.84	43.7
F206	ANDRELANDIA	MG		107.68	70.61	49.3
F215	CRUZILIA	MG		322.87	117.41	31.6
F226	ANDRELANDIA	MG		119.58	47.44	38.2
F236	QUELUZ	SP	SP_East_03	684.72	413.30	43.6
F239	SILVEIRAS	SP	SP_East_03	248.54	107.23	49.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F332	SALTO DE PIRAPORA	SP	SP_South_02	1068.43	262.26	48.7
F334	PILAR DO SUL	SP	SP_South_02	566.94	263.60	55.3
F431	ITAPEVA	SP	SP_South_02	2821.93	2,219.00	61.1
F432	ITAPEVA	SP	SP_South_02	747.91	664.23	55.3
F433	RIBEIRÃO BRANCO	SP	SP_South_02	369.74	184.22	55.3
F434	ITAPEVA	SP	SP_South_02	195.95	176.20	48.4
F435	ITAÍ	SP	SP_South_02	1032.31	818.16	51.4
F436	RIBEIRÃO BRANCO	SP	SP_South_02	843.76	337.34	53.5
F438	TAQUARIVAI	SP	SP_South_02	851.68	569.61	48.4
F461	AVAI	SP	SP_North_01	1125.99	776.55	41.8
F464	AREALVA	SP	SP_North_01	126.68	102.58	41.8
F465	AREALVA	SP	SP_North_01	128.66	124.20	41.8
F466	PEDERNEIRAS	SP	SP_North_01	471.87	419.57	48.4
F467	AGUDOS	SP	SP_North_01	634.98	428.88	48.4
F531	CAMPINA DO MONTE ALEGRE	SP	SP_South_02	1210.31	999.00	48.4
F533	ITAPETININGA	SP	SP_South_02	2896.8	1,243.07	48.4
F536	CAMPINA DO MONTE ALEGRE	SP	SP_South_02	917.09	571.13	55.1
F537	ITAPETININGA	SP	SP_South_02	1089.95	630.06	55.1
F538	ITAPETININGA	SP	SP_South_02	830.64	306.67	54.8
F539	ITAPETININGA	SP	SP_South_02	1172.77	602.02	55.1
F540	ITAPETININGA	SP	SP_South_02	2606.48	1,324.01	48.4
F543	ITAPETININGA	SP	SP_South_02	1157.06	526.95	48.4
F545	ANGATUBA	SP	SP_South_02	87.33	67.36	55.1
F546	ITAPETININGA	SP	SP_South_02	136.84	103.89	48.7
F547	ITAPETININGA	SP	SP_South_02	411.03	198.09	55.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F549	ITAPETININGA	SP	SP_South_02	1455.82	986.33	55.1
F631	REDENÇÃO DA SERRA	SP	SP_East_03	469.84	284.48	49.3
F634	PARAIBUNA	SP	SP_East_03	183.55	86.07	43.7
F637	REDENÇÃO DA SERRA	SP	SP_East_03	1587.71	914.02	49.3
F638	JAMBEIRO	SP	SP_East_03	626	364.14	49.6
F639	JAMBEIRO	SP	SP_East_03	406.55	246.07	49.6
F640	JAMBEIRO	SP	SP_East_03	402.62	254.23	49.6
F677	CAPÃO BONITO	SP	SP_South_02	77.04	59.39	52.8
F678	CAPÃO BONITO	SP	SP_South_02	241.36	173.38	48.4
F679	CAPÃO BONITO	SP	SP_South_02	442.84	327.63	55.1
F680	CAPÃO BONITO	SP	SP_South_02	250.7	169.60	48.4
F681	BURI	SP	SP_South_02	876.84	600.36	48.4
F733	SAPUCAI-MIRIM	MG		1701.37	550.87	47.6
F736	SÃO JOSE DOS CAMPOS	SP	SP_East_03	970.44	428.21	55.8
F738	MONTEIRO LOBATO	SP	SP_East_03	317.77	135.06	49.3
F743	CAÇAPAVA	SP	SP_East_03	130.35	99.31	49.6
F745	CAÇAPAVA	SP	SP_East_03	149.82	102.88	55.8
F746	CAÇAPAVA	SP	SP_East_03	244.97	174.15	45.2
F748	PINDAMONHANGABA	SP	SP_East_03	1618.12	—
F750	PINDAMONHANGABA	SP	SP_East_03	1620.27	761.43	48.5
F833	NATIVIDADE DA SERRA	SP	SP_East_03	253.72	—
F838	PINDAMONHANGABA	SP	SP_East_03	263.69	183.62	43.7
F841	NATIVIDADE DA SERRA	SP	SP_East_03	363.93	189.62	49.3
F843	REDENÇÃO DA SERRA	SP	SP_East_03	129.38	81.81	43.7
F844	TAUBATÉ	SP	SP_East_03	457.79	212.25	49.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F845	SÃO LUIS DO PARAITINGA	SP	SP_East_03	823.81	537.05	49.3
F848	CAÇAPAVA	SP	SP_East_03	203.57	96.28	43.7
F849	SÃO LUIS DO PARAITINGA	SP	SP_East_03	256.03	145.41	49.3
F852	TAUBATÉ	SP	SP_East_03	494.11	214.73	49.3
F853	REDENÇÃO DA SERRA	SP	SP_East_03	105.12	68.00	49.3
F854	NATIVIDADE DA SERRA	SP	SP_East_03	471.13	157.52	49.3
F856	PINDAMONHANGABA	SP	SP_East_03	347.31	214.95	49.3
F857	LORENA	SP	SP_East_03	433.81	204.53	46.7
F858	CANAS	SP	SP_East_03	127.82	65.62	47.3
F859	SÃO LUIS DO PARAITINGA	SP	SP_East_03	242.03	147.23	55.8
F861	CANAS	SP	SP_East_03	397.9	214.39	49.3
F862	CACHOEIRA PAULISTA	SP	SP_East_03	46.92	24.21	49.3
F863	SÃO LUIS DO PARAITINGA	SP	SP_East_03	140.26	85.53	49.3
F864	LORENA	SP	SP_East_03	340.5	204.37	49.3
F865	PIQUETE	SP	SP_East_03	274.63	146.02	49.3
F869	CACHOEIRA PAULISTA	SP	SP_East_03	95.01	49.92	49.3
F871	SÃO LUIS DO PARAITINGA	SP	SP_East_03	74.87	45.12	49.3
F872	LORENA	SP	SP_East_03	157.84	108.89	46.7
F881	SANTA BRANCA	SP	SP_East_03	260.03	117.54	49.3
F883	REDENÇÃO DA SERRA	SP	SP_East_03	333.85	211.40	45.2
F884	CANAS	SP	SP_East_03	145.53	101.51	49.3
F888	APARECIDA	SP	SP_East_03	232.45	128.98	49.3
F891	TREMEMBÉ	SP	SP_East_03	328.28	187.21	49.3
F892	TREMEMBÉ	SP	SP_East_03	230.57	146.08	49.3
F894	CUNHA	SP	SP_East_03	133.48	74.07	48.6

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F895	CRUZEIRO	SP	SP_East_03	80.18	45.57	43.7
F898	CUNHA	SP	SP_East_03	374.55	199.40	49.3
F899	CUNHA	SP	SP_East_03	281.7	176.48	49.3
F900	CUNHA	SP	SP_East_03	157.96	110.15	49.3
F901	CUNHA	SP	SP_East_03	44.22	29.14	49.3
F902	CUNHA	SP	SP_East_03	316.35	185.48	49.3
F904	LORENA	SP	SP_East_03	1287.96	635.74	43.7
F905	APARECIDA	SP	SP_East_03	932.35	359.65	55.8
F912	CUNHA	SP	SP_East_03	60.41	21.56	49.3
F913	NATIVIDADE DA SERRA	SP	SP_East_03	162.98	63.35	49.3
F914	GUARATINGUETA	SP	SP_East_03	145.49	72.26	55.8
F915	SÃO LUIS DO PARAITINGA	SP	SP_East_03	324.7	190.16	49.3
F917	GUARATINGUETA	SP	SP_East_03	75.17	41.10	43.7
F918	APARECIDA	SP	SP_East_03	24.97	15.83	49.3
F920	GUARATINGUETA	SP	SP_East_03	72.42	38.44	49.3
F921	CUNHA	SP	SP_East_03	44.17	28.82	43.7
F922	CUNHA	SP	SP_East_03	103.98	62.85	49.3
F925	GUARATINGUETA	SP	SP_East_03	268.3	97.05	43.7
F926	GUARATINGUETA	SP	SP_East_03	57.74	33.96	55.8
F927	RESENDE	RJ		392.69	142.69	48.8
F928	SILVEIRAS	SP	SP_East_03	771.54	369.47	43.7
F929	GUARATINGUETA	SP	SP_East_03	77.77	8.71	43.7
F930	PINDAMONHANGABA	SP	SP_East_03	131.83	76.53	43.4
F931	JAMBEIRO	SP	SP_East_03	84.93	20.45	49.6
F932	NATIVIDADE DA SERRA	SP	SP_East_03	115.76	59.70	43.7

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
F933	SILVEIRAS	SP	SP_East_03	193.38	96.40	43.7
F934	REDENÇÃO DA SERRA	SP	SP_East_03	143.7	65.93	43.7
F935	ROSEIRA	SP	SP_East_03	639.38	264.51	39.8
F936	RESENDE	RJ		286.81	132.70	43.6
F938	RESENDE	RJ		394.06	145.38	43.4
F940	NATIVIDADE DA SERRA	SP	SP_East_03	386.8	172.59	43.7
F941	LAVRINHAS	SP	SP_East_03	325.29	159.98	43.7
F943	PINDAMONHANGABA	SP	SP_East_03	436.2	201.83	43.7
F944	IGARATÁ	SP	SP_East_03	381.37	207.89	49.3
F946	IGARATÁ	SP	SP_East_03	49.27	30.30	49.3
F948	JAMBEIRO	SP	SP_East_03	166.84	79.33	38.2
F949	LORENA	SP	SP_East_03	341.57	113.70	49.3
F951	LORENA	SP	SP_East_03	88.18	36.85	49.3
F953	TAUBATÉ	SP	SP_East_03	161.36	87.55	43.7
F954	TREMEMBÉ	SP	SP_East_03	228.02	83.38	49.3
F956	GUARATINGUETA	SP	SP_East_03	231.99	82.29	43.7
F957	GUARATINGUETA	SP	SP_East_03	46.03	3.35	NA
F965	TAUBATÉ	SP	SP_East_03	474.23	198.57	43.7
F966	LORENA	SP	SP_East_03	181.04	92.85	46.1
F968	GUARATINGUETA	SP	SP_East_03	116.21	38.34	43.7
F979	RESENDE	RJ		309.45	45.88	43.7
F988	CUNHA	SP	SP_East_03	38.03	23.95	49.3
G001	NANUQUE	MG		1100.48	818.84	37.1
G002	NANUQUE	MG		1062.42	832.82	37.1
G003	NANUQUE	MG		38.59	33.55	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
G004	NANUQUE	MG		911.68	465.41	29.8
G005	NANUQUE	MG		955.85	482.73	29.8
G006	CARLOS CHAGAS	MG		1258.59	536.96	29.8
G007	CARLOS CHAGAS	MG		995.28	447.14	29.8
G008	CARLOS CHAGAS	MG		534.46	237.37	29.8
G009	CARLOS CHAGAS	MG		1078.2	540.29	29.8
G010	CARLOS CHAGAS	MG		874.74	308.98	29.8
G011	CARLOS CHAGAS	MG		847.33	362.93	29.8
G012	NANUQUE	MG		829.12	303.10	37.1
G013	NANUQUE	MG		1201.99	437.61	37.1
G014	NANUQUE	MG		952.46	230.00	37.1
G015	NANUQUE	MG		1014.81	359.24	37.1
G018	CONSELHEIRO PENA	MG		425.08	246.19	37.1
H007	TRÊS LAGOAS	MS	MS_South_03	19510.22	14,246.68	40.3
H008	TRÊS LAGOAS	MS	MS_South_03	1699.04	1,073.93	43.1
H011	TRÊS LAGOAS	MS	MS_South_03	1809.52	1,023.51	36.5
H013	BRASILÂNDIA	MS	MS_South_03	12124.65	7,721.64	41.2
H014	BRASILÂNDIA	MS	MS_South_03	4257.03	2,861.37	43.7
H053	TRÊS LAGOAS	MS	MS_South_03	4905.72	3,192.72	42.6
H07B	BRASILÂNDIA	MS	MS_South_03	17671.63	12,833.73	40.2
H101	BRASILÂNDIA	MS	MS_South_03	17859.98	10,629.86	43.1
H102	ÁGUA CLARA	MS	MS_South_03	5970.12	2,805.36	40.3
H103	BRASILÂNDIA	MS	MS_South_03	2114.8	1,376.07	42.5
H104	BRASILÂNDIA	MS	MS_South_03	1181.12	625.08	42.8
H105	TRÊS LAGOAS	MS	MS_South_03	1147.81	793.82	42.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.vr)
H120	BRASILÂNDIA	MS	MS_South_03	1414.35	924.63	42.8
H188	BRASILÂNDIA	MS	MS_South_03	1090.54	692.69	42.8
M001	NOVA VIÇOSA	BA	BA_Total_01	133.08	79.52	37.1
M004	NOVA VIÇOSA	BA	BA_Total_01	61.71	45.49	44.3
M012	NOVA VIÇOSA	BA	BA_Total_01	426.04	259.14	44.3
M014	NOVA VIÇOSA	BA	BA_Total_01	223.76	172.17	44.3
M015	NOVA VIÇOSA	BA	BA_Total_01	404.71	285.76	37.1
M016	NOVA VIÇOSA	BA	BA_Total_01	287.24	176.59	37.1
M017	NOVA VIÇOSA	BA	BA_Total_01	398.27	208.72	37.1
M018	NOVA VIÇOSA	BA	BA_Total_01	407.62	220.75	37.1
M019	NOVA VIÇOSA	BA	BA_Total_01	535.05	336.74	37.1
M020	NOVA VIÇOSA	BA	BA_Total_01	339.89	261.96	29.8
M021	NOVA VIÇOSA	BA	BA_Total_01	515.83	307.96	29.8
M022	NOVA VIÇOSA	BA	BA_Total_01	523.99	258.42	36.2
M023	NOVA VIÇOSA	BA	BA_Total_01	693.92	358.20	31.0
M024	NOVA VIÇOSA	BA	BA_Total_01	474.39	145.68	30.7
M025	NOVA VIÇOSA	BA	BA_Total_01	474.42	331.18	31.7
M026	NOVA VIÇOSA	BA	BA_Total_01	420.82	247.37	36.2
M027	NOVA VIÇOSA	BA	BA_Total_01	759.99	507.34	37.4
M028	NOVA VIÇOSA	BA	BA_Total_01	684.67	402.72	37.1
M029	NOVA VIÇOSA	BA	BA_Total_01	484.34	304.45	37.1
M030	NOVA VIÇOSA	BA	BA_Total_01	630.63	407.18	37.5
M031	NOVA VIÇOSA	BA	BA_Total_01	301	207.40	37.1
M032	NOVA VIÇOSA	BA	BA_Total_01	207.49	149.43	37.1
M033	NOVA VIÇOSA	BA	BA_Total_01	217.79	133.94	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M034	NOVA VIÇOSA	BA	BA_Total_01	268.96	153.50	41.3
M035	NOVA VIÇOSA	BA	BA_Total_01	395.93	221.09	37.1
M036	NOVA VIÇOSA	BA	BA_Total_01	454.42	222.88	37.1
M037	NOVA VICOSA	BA	BA_Total_01	551.38	257.26	30.4
M038	NOVA VIÇOSA	BA	BA_Total_01	558.04	167.36	35.3
M039	NOVA VIÇOSA	BA	BA_Total_01	409.27	167.37	37.1
M040	NOVA VIÇOSA	BA	BA_Total_01	346.96	206.83	37.1
M041	NOVA VIÇOSA	BA	BA_Total_01	328.63	198.64	36.3
M042	NOVA VIÇOSA	BA	BA_Total_01	581.52	338.65	37.5
M043	NOVA VIÇOSA	BA	BA_Total_01	624.69	363.96	30.7
M044	NOVA VIÇOSA	BA	BA_Total_01	557.38	309.70	37.2
M045	NOVA VIÇOSA	BA	BA_Total_01	365.9	95.09	44.3
M046	NOVA VIÇOSA	BA	BA_Total_01	370.79	172.48	37.1
M047	NOVA VIÇOSA	BA	BA_Total_01	317.75	205.59	44.3
M048	NOVA VIÇOSA	BA	BA_Total_01	342.51	240.88	44.3
M099	NOVA VIÇOSA	BA	BA_Total_01	163.53	109.46	41.0
M114	CARAVELAS	BA	BA_Total_01	302.51	175.45	44.3
M115	NOVA VIÇOSA	BA	BA_Total_01	145.57	28.42	37.1
M116	NOVA VIÇOSA	BA	BA_Total_01	148.6	99.33	37.1
M117	NOVA VIÇOSA	BA	BA_Total_01	471.57	218.64	37.1
M118	CARAVELAS	BA	BA_Total_01	83.54	35.47	37.1
M119	NOVA VIÇOSA	BA	BA_Total_01	131.24	53.07	37.1
M123	NOVA VIÇOSA	BA	BA_Total_01	152.53	78.77	44.3
M124	NOVA VIÇOSA	BA	BA_Total_01	517.39	357.28	36.9
M125	NOVA VIÇOSA	BA	BA_Total_01	449.7	199.34	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M130	NOVA VIÇOSA	BA	BA_Total_01	363.28	251.64	35.5
M131	NOVA VIÇOSA	BA	BA_Total_01	589.41	319.00	35.7
M132	NOVA VIÇOSA	BA	BA_Total_01	576.23	276.14	42.7
M133	NOVA VIÇOSA	BA	BA_Total_01	369.09	227.12	44.3
M134	NOVA VIÇOSA	BA	BA_Total_01	425.6	293.96	37.5
M153	MUCURI	BA	BA_Total_01	381.17	196.97	43.7
M154	MUCURI	BA	BA_Total_01	601.28	482.57	44.3
M155	MUCURI	BA	BA_Total_01	373.09	282.09	42.5
M156	MUCURI	BA	BA_Total_01	241.15	168.33	44.3
M157	NOVA VIÇOSA	BA	BA_Total_01	577.07	309.81	44.3
M158	NOVA VIÇOSA	BA	BA_Total_01	184.71	99.86	36.3
M159	NOVA VIÇOSA	BA	BA_Total_01	201.52	31.45	44.3
M160	NOVA VIÇOSA	BA	BA_Total_01	518.48	115.09	39.9
M161	NOVA VIÇOSA	BA	BA_Total_01	562.55	297.82	37.8
M162	MUCURI	BA	BA_Total_01	303.88	219.49	37.1
M163	MUCURI	BA	BA_Total_01	185.01	79.82	37.1
M164	MUCURI	BA	BA_Total_01	453.7	264.07	44.3
M165	MUCURI	BA	BA_Total_01	309.24	188.03	44.3
M166	NOVA VIÇOSA	BA	BA_Total_01	426.8	241.58	29.8
M167	MUCURI	BA	BA_Total_01	306.39	125.15	44.3
M168	MUCURI	BA	BA_Total_01	182.48	30.11	44.3
M194	NOVA VIÇOSA	BA	BA_Total_01	103.73	75.30	44.3
M196	NOVA VIÇOSA	BA	BA_Total_01	43.13	27.89	40.1
M197	IBIRAPU?	BA	BA_Total_01	154.63	87.24	44.3
M209	NOVA VIÇOSA	BA	BA_Total_01	379.99	201.94	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M217	NOVA VIÇOSA	BA	BA_Total_01	41.05	13.41	29.8
M218	NOVA VIÇOSA	BA	BA_Total_01	24.8	15.39	37.1
M219	NOVA VIÇOSA	BA	BA_Total_01	296.28	197.87	44.3
M220	NOVA VIÇOSA	BA	BA_Total_01	420.75	302.84	44.3
M221	NOVA VIÇOSA	BA	BA_Total_01	331.78	206.78	44.3
M222	NOVA VIÇOSA	BA	BA_Total_01	60.67	32.11	33.9
M224	NOVA VIÇOSA	BA	BA_Total_01	53.2	22.01	29.8
M225	NOVA VIÇOSA	BA	BA_Total_01	77.76	47.16	37.1
M360	NOVA VICOSA	BA	BA_Total_01	259.45	164.60	31.3
M361	NOVA VIÇOSA	BA	BA_Total_01	441.95	246.79	29.8
M362	NOVA VIÇOSA	BA	BA_Total_01	194.58	98.70	36.9
M363	NOVA VIÇOSA	BA	BA_Total_01	194.43	124.07	38.1
M364	NOVA VIÇOSA	BA	BA_Total_01	207.26	148.14	42.5
M365	NOVA VIÇOSA	BA	BA_Total_01	454.38	300.17	43.8
M366	NOVA VIÇOSA	BA	BA_Total_01	416.51	264.28	44.3
M367	NOVA VIÇOSA	BA	BA_Total_01	382.28	255.00	44.3
M368	MUCURI	BA	BA_Total_01	360.72	235.41	37.1
M369	MUCURI	BA	BA_Total_01	315.35	167.48	44.3
M370	MUCURI	BA	BA_Total_01	519.56	276.44	44.6
M371	MUCURI	BA	BA_Total_01	569.3	400.46	44.9
M372	MUCURI	BA	BA_Total_01	480.97	317.17	37.1
M373	MUCURI	BA	BA_Total_01	275.23	152.94	44.3
M374	MUCURI	BA	BA_Total_01	707.1	287.60	44.3
M375	MUCURI	BA	BA_Total_01	423.63	146.30	44.3
M376	NOVA VIÇOSA	BA	BA_Total_01	103.35	83.90	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M400	MUCURI	BA	BA_Total_01	185.17	128.58	51.5
M401	MUCURI	BA	BA_Total_01	356.4	274.77	51.5
M402	MUCURI	BA	BA_Total_01	218.04	160.79	51.5
M403	MUCURI	BA	BA_Total_01	19.04	12.83	51.5
M404	MUCURI	BA	BA_Total_01	635.22	436.60	51.5
M405	MUCURI	BA	BA_Total_01	355.62	231.56	51.5
M406	MUCURI	BA	BA_Total_01	466.35	335.51	51.5
M407	MUCURI	BA	BA_Total_01	423.35	283.92	51.5
M408	MUCURI	BA	BA_Total_01	609.74	490.47	51.5
M409	MUCURI	BA	BA_Total_01	319.19	258.80	51.5
M410	MUCURI	BA	BA_Total_01	583.25	459.88	51.5
M411	MUCURI	BA	BA_Total_01	378.32	271.35	51.5
M412	MUCURI	BA	BA_Total_01	289.47	202.93	51.5
M413	MUCURI	BA	BA_Total_01	378.6	294.13	51.5
M414	MUCURI	BA	BA_Total_01	328.59	231.11	51.5
M415	MUCURI	BA	BA_Total_01	265.24	193.96	51.5
M416	MUCURI	BA	BA_Total_01	372.31	237.24	51.5
M417	MUCURI	BA	BA_Total_01	369.13	261.40	51.5
M418	MUCURI	BA	BA_Total_01	111.78	96.61	51.5
M419	MUCURI	BA	BA_Total_01	303.25	213.14	51.5
M420	MUCURI	BA	BA_Total_01	445.92	331.24	51.5
M421	MUCURI	BA	BA_Total_01	561.7	404.19	51.5
M422	MUCURI	BA	BA_Total_01	52.6	34.11	51.5
M423	MUCURI	BA	BA_Total_01	345.4	259.23	51.5
M424	MUCURI	BA	BA_Total_01	161.97	111.03	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M425	MUCURI	BA	BA_Total_01	31.54	19.81	51.5
M426	MUCURI	BA	BA_Total_01	8.55	6.43	51.5
M427	MUCURI	BA	BA_Total_01	466.17	257.70	51.5
M428	MUCURI	BA	BA_Total_01	620.49	155.23	51.5
M500	CARAVELAS	BA	BA_Total_01	243.94	—
M608	NOVA VIÇOSA	BA	BA_Total_01	208.43	80.48	44.3
M613	NOVA VIÇOSA	BA	BA_Total_01	332.93	175.74	44.3
M614	MUCURI	BA	BA_Total_01	211.5	132.84	44.3
M616	NOVA VIÇOSA	BA	BA_Total_0l	510.18	292.21	37.1
M617	NOVA VIÇOSA	BA	BA_Total_0l	64.47	14.91	NA
M633	NOVA VIÇOSA	BA	BA_Total_01	27.95	17.59	37.1
M642	NOVA VIÇOSA	BA	BA_Total_01	172.84	90.42	44.3
M643	NOVA VIÇOSA	BA	BA_Total_01	457.4	289.61	35.4
M644	NOVA VIÇOSA	BA	BA_Total_0l	312.45	114.44	37.1
M666	NOVA VIÇOSA	BA	BA_Total_01	36.7	13.05	37.1
M667	MUCURI	BA	BA_Total_01	837.84	469.48	44.0
M668	NOVA VIÇOSA	BA	BA_Total_01	88.11	52.86	37.1
M669	CARAVELAS	BA	BA_Total_01	243.32	131.48	44.3
M676	MUCURI	BA	BA_Total_01	477.49	304.21	51.5
M677	NOVA VIÇOSA	BA	BA_Total_01	21.99	18.95	37.1
M678	NOVA VIÇOSA	BA	BA_Total_01	20.56	17.03	NA
M696	NOVA VIÇOSA	BA	BA_Total_01	153.15	84.54	NA
M697	NOVA VIÇOSA	BA	BA_Total_01	224.05	130.10	37.1
M700	NOVA VIÇOSA	BA	BA_Total_01	319.46	235.93	37.1
M705	NOVA VIÇOSA	BA	BA_Total_01	376.79	234.02	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
M723	NOVA VIÇOSA	BA	BA_Total_01	248.93	151.54	NA
M724	CARAVELAS	BA	BA_Total_01	28.09	12.60	NA
M725	CARAVELAS	BA	BA_Total_01	86.56	40.41	37.1
M742	NOVA VIÇOSA	BA	BA_Total_01	9.06	4.02	37.1
S001	CONCEIÇÃO DA BARRA	ES	ES_North_01	247.61	188.94	37.1
S002	CONCEIÇÃO DA BARRA	ES	ES_North_01	407.16	—
S003	CONCEIÇÃO DA BARRA	ES	ES_North_01	336.41	198.65	37.1
S004	CONCEIÇÃO DA BARRA	ES	ES_North_01	396.09	304.86	37.1
S005	CONCEIÇÃO DA BARRA	ES	ES_North_01	253.13	179.63	NA
S006	CONCEIÇÃO DA BARRA	ES	ES_North_01	179.75	—
S007	CONCEIÇÃO DA BARRA	ES	ES_North_01	331.13	269.53	37.1
S008	CONCEIÇÃO DA BARRA	ES	ES_North_01	260.93	215.09	37.1
S009	CONCEIÇÃO DA BARRA	ES	ES_North_01	227.68	82.33	37.1
S010	CONCEIÇÃO DA BARRA	ES	ES_North_01	208.67	164.54	39.6
S011	CONCEIÇÃO DA BARRA	ES	ES_North_01	183.35	149.58	37.1
S012	CONCEIÇÃO DA BARRA	ES	ES_North_01	266.55	103.99	37.1
S013	CONCEIÇÃO DA BARRA	ES	ES_North_01	207.18	110.84	37.1
S014	CONCEIÇÃO DA BARRA	ES	ES_North_01	440.53	276.90	37.1
S015	CONCEIÇÃO DA BARRA	ES	ES_North_01	251.89	195.36	37.1
S016	CONCEIÇÃO DA BARRA	ES	ES_North_01	394.49	306.50	37.1
S017	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.17	232.45	29.8
S018	CONCEIÇÃO DA BARRA	ES	ES_North_01	348.87	284.43	37.1
S019	CONCEIÇÃO DA BARRA	ES	ES_North_01	348.11	253.84	37.1
S020	CONCEIÇÃO DA BARRA	ES	ES_North_01	241.61	180.07	32.2
S021	CONCEIÇÃO DA BARRA	ES	ES_North_01	296.32	—

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S022	CONCEIÇÃO DA BARRA	ES	ES_North_01	263.9	157.36	29.8
S023	CONCEIÇÃO DA BARRA	ES	ES_North_01	220.54	144.27	29.8
S024	CONCEIÇÃO DA BARRA	ES	ES_North_01	226.14	142.76	29.8
S025	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.77	214.51	37.1
S026	CONCEIÇÃO DA BARRA	ES	ES_North_01	280.64	202.42	44.3
S027	CONCEIÇÃO DA BARRA	ES	ES_North_01	252.94	188.56	37.1
S028	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.25	150.09	37.1
S029	CONCEIÇÃO DA BARRA	ES	ES_North_01	311.17	153.21	33.2
S030	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.17	132.89	37.1
S031	CONCEIÇÃO DA BARRA	ES	ES_North_01	114.86	89.12	37.1
S032	CONCEIÇÃO DA BARRA	ES	ES_North_01	296.72	222.35	37.1
S033	CONCEIÇÃO DA BARRA	ES	ES_North_01	89.47	70.87	44.3
S034	CONCEIÇÃO DA BARRA	ES	ES_North_01	341.35	213.06	44.3
S035	CONCEIÇÃO DA BARRA	ES	ES_North_01	184.24	130.49	44.3
S036	CONCEIÇÃO DA BARRA	ES	ES_North_01	204	144.81	44.3
S037	CONCEIÇÃO DA BARRA	ES	ES_North_01	267.7	179.56	38.4
S038	CONCEIÇÃO DA BARRA	ES	ES_North_01	333.3	250.83	44.3
S039	CONCEIÇÃO DA BARRA	ES	ES_North_01	194.7	155.88	44.3
S040	CONCEIÇÃO DA BARRA	ES	ES_North_01	138.13	81.51	44.3
S041	CONCEIÇÃO DA BARRA	ES	ES_North_01	241.91	74.34	31.8
S042	CONCEIÇÃO DA BARRA	ES	ES_North_01	115.79	54.80	29.8
S043	CONCEIÇÃO DA BARRA	ES	ES_North_01	128.94	48.92	29.8
S044	CONCEIÇÃO DA BARRA	ES	ES_North_01	226.62	172.37	29.8
S045	CONCEIÇÃO DA BARRA	ES	ES_North_01	98.2	77.53	29.8
S046	CONCEIÇÃO DA BARRA	ES	ES_North_01	330.53	163.44	29.8

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S047	CONCEIÇÃO DA BARRA	ES	ES_North_01	438.58	1.53	NA
S048	CONCEIÇÃO DA BARRA	ES	ES_North_01	270.24	208.83	37.1
S049	SÃO MATEUS	ES	ES_North_01	113.18	85.02	37.1
S050	CONCEIÇÃO DA BARRA	ES	ES_North_01	242.29	177.24	37.1
S051	SÃO MATEUS	ES	ES_North_0l	257.4	189.98	37.1
S052	SÃO MATEUS	ES	ES_North_01	253.95	205.45	37.1
S053	SÃO MATEUS	ES	ES_North_01	274.98	175.05	34.2
S054	SÃO MATEUS	ES	ES_North_01	439.04	335.37	37.1
S055	SÃO MATEUS	ES	ES_North_01	263.9	185.52	29.8
S056	SÃO MATEUS	ES	ES_North_01	303.77	219.91	29.8
S057	SÃO MATEUS	ES	ES_North_01	215.35	130.03	29.8
S058	SÃO MATEUS	ES	ES_North_01	345.09	184.63	29.8
S059	SÃO MATEUS	ES	ES_North_01	162.72	120.46	29.8
S060	SÃO MATEUS	ES	ES_North_01	364.61	253.08	37.1
S061	SÃO MATEUS	ES	ES_North_0l	149.51	112.54	37.1
S062	SÃO MATEUS	ES	ES_North_01	223.36	164.03	37.1
S063	SÃO MATEUS	ES	ES_North_01	347.01	280.83	37.1
S064	SÃO MATEUS	ES	ES_North_01	357.47	270.41	37.1
S065	SÃO MATEUS	ES	ES_North_01	302.1	241.45	37.1
S066	SÃO MATEUS	ES	ES_North_01	338.06	269.51	37.1
S067	SÃO MATEUS	ES	ES_North_01	279.33	228.99	37.1
S068	SÃO MATEUS	ES	ES_North_01	378.42	293.51	37.1
S069	SÃO MATEUS	ES	ES_North_01	265.06	199.78	37.1
S070	SÃO MATEUS	ES	ES_North_01	279.83	212.33	37.1
S071	SÃO MATEUS	ES	ES_North_01	207.66	165.16	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S072	SÃO MATEUS	ES	ES_North_01	292.49	248.09	37.1
S073	SÃO MATEUS	ES	ES_North_01	229.96	189.98	29.8
S074	SÃO MATEUS	ES	ES_North_01	184.47	139.10	29.8
S075	SÃO MATEUS	ES	ES_North_01	266.99	218.45	29.8
S076	SÃO MATEUS	ES	ES_North_01	350.51	286.19	37.1
S077	SÃO MATEUS	ES	ES_North_01	375.67	312.44	37.1
S078	SÃO MATEUS	ES	ES_North_01	283.04	235.09	29.8
S079	SÃO MATEUS	ES	ES_North_01	166.6	129.59	29.8
S080	SÃO MATEUS	ES	ES_North_01	363.28	288.14	29.8
S081	SÃO MATEUS	ES	ES_North_01	318.5	238.05	37.1
S082	SÃO MATEUS	ES	ES_North_01	316.08	229.07	33.7
S083	SÃO MATEUS	ES	ES_North_01	189.19	139.28	34.0
S084	SÃO MATEUS	ES	ES_North_01	342.16	265.92	29.8
S085	SÃO MATEUS	ES	ES_North_01	159.51	125.22	29.8
S086	SÃO MATEUS	ES	ES_North_01	310.13	267.40	37.1
S087	SÃO MATEUS	ES	ES_North_01	431.91	374.57	37.1
S088	SÃO MATEUS	ES	ES_North_01	196.88	154.89	37.1
S089	SÃO MATEUS	ES	ES_North_01	175.59	141.36	37.1
S090	SÃO MATEUS	ES	ES_North_01	147.69	124.94	37.1
S091	SÃO MATEUS	ES	ES_North_01	195.07	101.70	37.1
S092	SÃO MATEUS	ES	ES_North_01	407.28	289.77	37.1
S093	SÃO MATEUS	ES	ES_North_01	316.84	257.85	37.1
S094	SÃO MATEUS	ES	ES_North_01	302.63	248.26	29.8
S095	SÃO MATEUS	ES	ES_North_01	316.9	143.08	29.8
S096	SÃO MATEUS	ES	ES_North_01	483.16	355.50	29.8

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S097	SÃO MATEUS	ES	ES_North_01	444.8	364.52	29.8
S098	SÃO MATEUS	ES	ES_North_01	132.86	96.63	37.1
S099	SÃO MATEUS	ES	ES_North_01	223.95	115.91	37.1
S100	CONCEIÇÃO DA BARRA	ES	ES_North_01	452.9	—
S101	CONCEIÇÃO DA BARRA	ES	ES_North_01	282.52	—
S102	SÃO MATEUS	ES	ES_North_01	318.96	259.46	37.1
S103	CONCEIÇÃO DA BARRA	ES	ES_North_01	411.58	333.89	37.1
S104	CONCEIÇÃO DA BARRA	ES	ES_North_01	330.69	258.03	37.1
S105	CONCEIÇÃO DA BARRA	ES	ES_North_01	414	317.56	37.1
S106	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.23	193.95	37.1
S107	CONCEIÇÃO DA BARRA	ES	ES_North_01	524.87	422.83	37.1
S108	CONCEIÇÃO DA BARRA	ES	ES_North_01	450.56	338.92	37.1
S109	CONCEIÇÃO DA BARRA	ES	ES_North_01	292.86	215.71	37.1
S110	CONCEIÇÃO DA BARRA	ES	ES_North_01	318.93	218.99	37.1
S111	CONCEIÇÃO DA BARRA	ES	ES_North_01	166.36	119.50	37.1
S112	CONCEIÇÃO DA BARRA	ES	ES_North_01	427.31	344.32	37.1
S113	CONCEIÇÃO DA BARRA	ES	ES_North_01	279.57	224.29	37.1
S114	CONCEIÇÃO DA BARRA	ES	ES_North_01	262.38	205.24	37.1
S115	CONCEIÇÃO DA BARRA	ES	ES_North_01	543.85	428.43	37.1
S116	CONCEIÇÃO DA BARRA	ES	ES_North_01	379.64	269.34	37.1
S117	CONCEIÇÃO DA BARRA	ES	ES_North_01	273.96	209.77	37.1
S118	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.77	225.77	37.1
S119	CONCEIÇÃO DA BARRA	ES	ES_North_01	317.96	243.30	29.8
S120	CONCEIÇÃO DA BARRA	ES	ES_North_01	325.44	234.54	29.8
S121	CONCEIÇÃO DA BARRA	ES	ES_North_01	317.09	213.28	29.8

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S122	CONCEIÇÃO DA BARRA	ES	ES_North_01	374.46	207.16	29.8
S123	CONCEIÇÃO DA BARRA	ES	ES_North_01	275.93	—
S124	CONCEIÇÃO DA BARRA	ES	ES_North_01	55.86	—
S125	CONCEIÇÃO DA BARRA	ES	ES_North_01	56.89	—
S126	CONCEIÇÃO DA BARRA	ES	ES_North_01	464.7	164.09	22.5
S127	CONCEIÇÃO DA BARRA	ES	ES_North_01	288.17	125.90	29.8
S128	CONCEIÇÃO DA BARRA	ES	ES_North_01	360.1	153.21	22.5
S129	CONCEIÇÃO DA BARRA	ES	ES_North_01	394.87	328.64	29.8
S130	CONCEIÇÃO DA BARRA	ES	ES_North_01	463.52	210.05	23.9
S131	CONCEIÇÃO DA BARRA	ES	ES_North_01	346.49	127.56	27.5
S132	CONCEIÇÃO DA BARRA	ES	ES_North_01	337.08	240.76	32.5
S133	CONCEIÇÃO DA BARRA	ES	ES_North_01	327.44	250.72	37.1
S134	CONCEIÇÃO DA BARRA	ES	ES_North_01	265.93	159.26	37.1
S135	CONCEIÇÃO DA BARRA	ES	ES_North_01	320.25	56.37	37.1
S136	CONCEIÇÃO DA BARRA	ES	ES_North_01	532.72	405.98	51.5
S137	CONCEIÇÃO DA BARRA	ES	ES_North_01	465.06	352.99	51.5
S138	CONCEIÇÃO DA BARRA	ES	ES_North_01	589.05	430.72	51.5
S139	CONCEIÇÃO DA BARRA	ES	ES_North_01	446.37	356.62	51.5
S140	CONCEIÇÃO DA BARRA	ES	ES_North_01	118.09	84.82	51.5
S141	CONCEIÇÃO DA BARRA	ES	ES_North_01	377.84	276.91	51.5
S142	CONCEIÇÃO DA BARRA	ES	ES_North_01	158.37	111.00	37.1
S143	CONCEIÇÃO DA BARRA	ES	ES_North_01	334.79	283.19	37.1
S144	CONCEIÇÃO DA BARRA	ES	ES_North_01	110.46	89.36	37.1
S145	CONCEIÇÃO DA BARRA	ES	ES_North_01	174.97	152.90	37.1
S146	CONCEIÇÃO DA BARRA	ES	ES_North_01	122.49	105.15	NA

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S147	CONCEIÇÃO DA BARRA	ES	ES_North_01	119.04	101.06	37.1
S148	SÃO MATEUS	ES	ES_North_01	369.98	233.69	29.8
S149	CONCEIÇÃO DA BARRA	ES	ES_North_01	57.81	40.17	51.5
S150	CONCEIÇÃO DA BARRA	ES	ES_North_01	142.27	100.64	51.5
S151	SÃO MATEUS	ES	ES_North_01	118.2	92.94	37.1
S152	CONCEIÇÃO DA BARRA	ES	ES_North_01	406.62	203.30	51.5
S153	CONCEIÇÃO DA BARRA	ES	ES_North_01	417.62	117.11	22.5
S154	CONCEIÇÃO DA BARRA	ES	ES_North_01	312.9	0.37	22.5
S155	CONCEIÇÃO DA BARRA	ES	ES_North_01	380.36	199.68	51.5
S156	CONCEIÇÃO DA BARRA	ES	ES_North_01	453.11	139.85	37.1
S157	CONCEIÇÃO DA BARRA	ES	ES_North_01	553.73	1.25	37.1
S158	SÃO MATEUS	ES	ES_North_01	304.15	203.82	29.8
S159	SÃO MATEUS	ES	ES_North_01	486.88	370.83	29.8
S160	SÃO MATEUS	ES	ES_North_01	354.06	263.51	33.3
S161	CONCEIÇÃO DA BARRA	ES	ES_North_01	434.55	167.83	37.1
S162	CONCEIÇÃO DA BARRA	ES	ES_North_01	406.79	290.48	37.1
S163	CONCEIÇÃO DA BARRA	ES	ES_North_01	403.98	293.73	43.6
S164	CONCEIÇÃO DA BARRA	ES	ES_North_01	426.27	315.89	37.1
S165	CONCEIÇÃO DA BARRA	ES	ES_North_01	358.71	257.28	37.1
S166	SÃO MATEUS	ES	ES_North_01	508.58	281.10	37.1
S167	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.4	126.24	37.1
S168	SÃO MATEUS	ES	ES_North_01	447.89	277.51	37.1
S169	PINHEIROS	ES	ES_North_01	456.52	269.12	37.1
S170	PINHEIROS	ES	ES_North_01	365.74	148.02	37.1
S200	CONCEIÇÃO DA BARRA	ES	ES_North_01	545.08	392.75	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S201	CONCEIÇÃO DA BARRA	ES	ES_North_01	260.61	178.67	51.5
S204	CONCEIÇÃO DA BARRA	ES	ES_North_01	33.7	23.60	51.5
S205	CONCEIÇÃO DA BARRA	ES	ES_North_01	29.88	22.75	51.5
S207	CONCEIÇÃO DA BARRA	ES	ES_North_01	38.94	—
S208	CONCEIÇÃO DA BARRA	ES	ES_North_01	11.16	10.36	51.5
S213	CONCEIÇÃO DA BARRA	ES	ES_North_01	394.95	—
S214	CONCEIÇÃO DA BARRA	ES	ES_North_01	32.57	—
S223	CONCEIÇÃO DA BARRA	ES	ES_North_01	92.71	60.64	51.5
S226	CONCEIÇÃO DA BARRA	ES	ES_North_01	334.13	254.57	51.5
S227	SÃO MATEUS	ES	ES_North_01	80.01	69.54	29.8
S228	CONCEIÇÃO DA BARRA	ES	ES_North_01	139.18	7.26	37.1
S229	CONCEIÇÃO DA BARRA	ES	ES_North_01	46.08	—
S230	CONCEIÇÃO DA BARRA	ES	ES_North_01	89.99	44.43	NA
S231	CONCEIÇÃO DA BARRA	ES	ES_North_01	216.84	144.84	37.1
S317	SÃO MATEUS	ES	ES_North_01	308.95	238.62	29.8
S318	SÃO MATEUS	ES	ES_North_01	179.12	125.94	22.5
S319	SÃO MATEUS	ES	ES_North_01	91.79	68.62	29.8
S320	SÃO MATEUS	ES	ES_North_01	524.12	195.03	29.8
S321	CONCEIÇÃO DA BARRA	ES	ES_North_01	142.54	119.79	37.1
S322	CONCEIÇÃO DA BARRA	ES	ES_North_01	114.09	86.41	27.5
S323	SÃO MATEUS	ES	ES_North_01	218.41	167.89	29.8
S324	SÃO MATEUS	ES	ES_North_01	142	—
S325	SÃO MATEUS	ES	ES_North_01	418	301.75	37.1
S326	SÃO MATEUS	ES	ES_North_01	98.16	75.49	29.8
S327	SÃO MATEUS	ES	ES_North_01	238.32	180.89	29.8

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S328	SÃO MATEUS	ES	ES_North_01	202.79	164.72	29.8
S329	SÃO MATEUS	ES	ES_North_01	197.65	165.47	22.5
S330	SÃO MATEUS	ES	ES_North_01	45.56	31.00	37.1
S331	SÃO MATEUS	ES	ES_North_01	71.49	52.91	37.1
S332	SÃO MATEUS	ES	ES_North_01	91.89	61.88	37.1
S333	PINHEIROS	ES	ES_North_01	382.72	292.55	37.1
S334	PINHEIROS	ES	ES_North_01	261.93	101.23	37.1
S335	PINHEIROS	ES	ES_North_01	331.42	130.43	37.1
S336	SÃO MATEUS	ES	ES_North_01	367.15	167.07	37.1
S337	SÃO MATEUS	ES	ES_North_01	371.61	276.61	37.1
S338	SÃO MATEUS	ES	ES_North_01	285.72	197.71	37.1
S339	SÃO MATEUS	ES	ES_North_01	268.48	208.14	37.1
S340	CONCEIÇÃO DA BARRA	ES	ES_North_01	124.14	91.64	37.1
S341	SÃO MATEUS	ES	ES_North_01	215.62	174.50	37.1
S342	CONCEIÇÃO DA BARRA	ES	ES_North_01	115.43	80.96	37.1
S344	CONCEIÇÃO DA BARRA	ES	ES_North_01	481.07	298.06	51.5
S360	CONCEIÇÃO DA BARRA	ES	ES_North_01	356.87	235.14	37.1
S361	CONCEIÇÃO DA BARRA	ES	ES_North_01	296.79	200.54	37.1
S362	CONCEIÇÃO DA BARRA	ES	ES_North_01	308.52	222.94	37.1
S363	SÃO MATEUS	ES	ES_North_01	375.34	203.16	37.1
S364	SÃO MATEUS	ES	ES_North_01	211.98	169.13	37.1
S365	SÃO MATEUS	ES	ES_North_01	562.62	251.36	37.1
S366	SÃO MATEUS	ES	ES_North_01	307.91	220.79	29.8
S367	SÃO MATEUS	ES	ES_North_01	125.24	90.43	37.1
S600	LINHARES	ES	ES_South_03	573.29	357.44	44.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S601	SOORETAMA	ES	ES_Center_02	582.55	431.14	44.3
S602	SOORETAMA	ES	ES_Center_02	381.64	285.01	44.3
S603	LINHARES	ES	ES_South_03	1080.92	374.16	44.3
S604	LINHARES	ES	ES_South_03	894.93	240.91	44.3
S605	LINHARES	ES	ES_South_03	976.9	401.72	44.3
S606	RIO BANANAL	ES	ES_Center_02	758.88	272.29	44.2
S607	RIO BANANAL	ES	ES_Center_02	165.71	92.39	44.3
S608	VILA VALÉRIO	ES	ES_Center_02	869.33	561.55	44.3
S609	VILA VALÉRIO	ES	ES_Center_02	386.47	190.81	44.3
S610	VILA VALÉRIO	ES	ES_Center_02	106.41	76.10	44.3
S611	JAGUARÉ	ES	ES_Center_02	368.78	233.95	44.3
S612	JAGUARÉ	ES	ES_Center_02	568.85	336.42	37.1
S613	VILA VALÉRIO	ES	ES_Center_02	391.4	247.35	44.3
S614	VILA VALÉRIO	ES	ES_Center_02	663.1	269.76	44.3
S615	VILA VALÉRIO	ES	ES_Center_02	77.51	54.36	44.3
S616	VILA VALÉRIO	ES	ES_Center_02	175.56	103.59	44.3
S617	VILA VALÉRIO	ES	ES_Center_02	134.79	79.30	44.3
S618	JAGUARÉ	ES	ES_Center_02	184.86	81.52	37.1
S619	PINHEIROS	ES	ES_North_01	579.25	306.72	29.8
S620	SOORETAMA	ES	ES_Center_02	204.25	99.32	44.3
S621	LINHARES	ES	ES_South_03	837.52	270.50	44.3
S622	MONTANHA	ES	ES_North_01	1294.58	1,018.48	37.1
S623	MUCURICI	ES	ES_North_01	1137.42	608.76	37.1
S625	MONTANHA	ES	ES_North_01	1258.54	648.58	37.1
S628	MONTANHA	ES	ES_North_01	1063.22	585.02	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S629	MONTANHA	ES	ES_North_01	836.93	543.98	37.1
S630	MONTANHA	ES	ES_North_01	762.74	480.78	37.1
S632	SOORETAMA	ES	ES_Center_02	60.59	—
S633	LINHARES	ES	ES_South_03	394.72	—
S635	VILA VALÉRIO	ES	ES_Center_02	140.29	86.07	44.2
S636	SÃO MATEUS	ES	ES_North_01	405.97	205.04	29.8
S700	LINHARES	ES	ES_South_03	364.17	201.66	44.3
S701	LINHARES	ES	ES_South_03	1087.75	597.30	44.3
S702	LINHARES	ES	ES_South_03	110.11	46.75	44.3
S703	LINHARES	ES	ES_South_03	96.17	62.31	44.3
S704	LINHARES	ES	ES_South_03	120.83	80.86	44.3
S705	SOORETAMA	ES	ES_Center_02	202.11	128.96	44.3
S706	SOORETAMA	ES	ES_Center_02	495.61	382.57	44.3
S707	SOORETAMA	ES	ES_Center_02	90.29	64.17	44.3
S708	SOORETAMA	ES	ES_Center_02	327.94	263.81	44.3
S709	SOORETAMA	ES	ES_Center_02	1335.6	992.29	44.3
S710	JAGUARÉ	ES	ES_Center_02	109.6	75.63	37.1
S711	JAGUARÉ	ES	ES_Center_02	229.23	10.26	51.5
S712	JAGUARÉ	ES	ES_Center_02	562.57	361.97	51.5
S713	SÃO MATEUS	ES	ES_North_01	403.99	168.90	51.4
S714	SÃO MATEUS	ES	ES_North_01	42.84	20.92	51.5
S715	SÃO MATEUS	ES	ES_North_01	122.98	44.47	51.5
S716	JAGUARÉ	ES	ES_Center_02	129.47	91.62	37.1
S717	JAGUARÉ	ES	ES_Center_02	560.61	396.44	37.1
S718	JAGUARÉ	ES	ES_Center_02	588.36	439.00	37.1

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
S719	SÃO MATEUS	ES	ES_North_01	3116.64	1,922.60	37.1
S720	SÃO MATEUS	ES	ES_North_01	116.62	71.79	37.1
S721	SÃO MATEUS	ES	ES_North_01	204.17	142.59	37.1
S722	JAGUARÉ	ES	ES_Center_02	50.68	33.21	37.1
S723	SÃO MATEUS	ES	ES_North_01	145.54	92.82	37.1
S724	SÃO MATEUS	ES	ES_North_01	91.95	—
S725	SÃO MATEUS	ES	ES_North_01	845.37	528.18	37.1
S726	SÃO MATEUS	ES	ES_North_01	1089.85	620.32	37.1
S727	SÃO MATEUS	ES	ES_North_01	922.45	617.23	37.1
S728	JAGUARÉ	ES	ES_Center_02	253.57	200.16	44.3
S729	JAGUARÉ	ES	ES_Center_02	1108.83	651.05	44.3
S730	SÃO MATEUS	ES	ES_North_01	48.88	36.32	44.3
S731	SÃO MATEUS	ES	ES_North_01	452.26	285.45	44.3
S732	SÃO MATEUS	ES	ES_North_01	2110.03	1,303.57	37.1
S733	SÃO MATEUS	ES	ES_North_01	240.29	169.88	37.1
S734	SÃO MATEUS	ES	ES_North_01	241.07	131.05	37.1
S735	SÃO MATEUS	ES	ES_North_01	55.97	35.46	37.1
S736	SÃO MATEUS	ES	ES_North_01	932.42	507.60	37.1
S737	JAGUARÉ	ES	ES_Center_02	1068.74	619.30	37.1
S738	SÃO MATEUS	ES	ES_North_01	174.03	121.12	37.1
S739	SÃO MATEUS	ES	ES_North_01	256.24	185.03	37.1
S750	SÃO MATEUS	ES	ES_North_01	190.97	126.13	37.1
T006	ALCOBAÇA	BA	BA_Total_01	193.16	83.08	51.5
T007	ALCOBAÇA	BA	BA_Total_01	200.24	63.58	37.1
T008	ALCOBAÇA	BA	BA_Total_01	92.7	12.85	44.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T009	ALCOBAÇA	BA	BA_Total_01	221.04	14.59	44.3
T049	CARAVELAS	BA	BA_Total_01	417.86	300.51	37.1
T050	CARAVELAS	BA	BA_Total_01	964.32	643.06	37.1
T051	CARAVELAS	BA	BA_Total_01	1014.77	722.52	39.3
T052	CARAVELAS	BA	BA_Total_01	564.35	411.33	37.1
T053	CARAVELAS	BA	BA_Total_01	531.54	405.96	44.1
T054	CARAVELAS	BA	BA_Total_01	290.49	221.06	43.8
T055	CARAVELAS	BA	BA_Total_01	685.12	481.38	37.5
T056	CARAVELAS	BA	BA_Total_01	353.17	160.36	44.3
T057	CARAVELAS	BA	BA_Total_01	526.58	270.29	44.3
T058	CARAVELAS	BA	BA_Total_01	285.75	200.98	43.7
T059	CARAVELAS	BA	BA_Total_01	291.6	201.95	44.3
T060	CARAVELAS	BA	BA_Total_01	243.03	120.70	37.1
T061	CARAVELAS	BA	BA_Total_01	242.44	169.46	37.1
T062	CARAVELAS	BA	BA_Total_01	384.43	219.78	37.1
T063	CARAVELAS	BA	BA_Total_01	314.41	184.13	37.1
T064	CARAVELAS	BA	BA_Total_01	376.52	235.18	44.0
T065	CARAVELAS	BA	BA_Total_01	442.75	307.18	43.8
T066	CARAVELAS	BA	BA_Total_01	311.96	226.17	44.3
T067	ALCOBAÇA	BA	BA_Total_01	308.05	166.95	44.3
T068	ALCOBAÇA	BA	BA_Total_01	243.03	146.18	44.3
T069	ALCOBAÇA	BA	BA_Total_01	585.11	259.29	44.3
T070	ALCOBAÇA	BA	BA_Total_01	559.4	300.95	44.3
T071	ALCOBAÇA	BA	BA_Total_01	543.93	317.94	44.3
T072	CARAVELAS	BA	BA_Total_01	580.66	286.87	44.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T073	ALCOBAÇA	BA	BA_Total_01	376.51	190.87	37.1
T074	ALCOBAÇA	BA	BA_Total_01	460.74	321.09	44.3
T075	ALCOBAÇA	BA	BA_Total_01	451.99	211.25	44.3
T076	ALCOBAÇA	BA	BA_Total_01	400.57	245.99	44.3
T077	ALCOBAÇA	BA	BA_Total_01	283.46	183.57	39.7
T078	ALCOBAÇA	BA	BA_Total_01	497.02	280.11	39.4
T079	ALCOBAÇA	BA	BA_Total_01	244.76	170.70	44.3
T080	ALCOBAÇA	BA	BA_Total_01	151	121.14	44.3
T081	ALCOBAÇA	BA	BA_Total_01	413.58	219.04	44.3
T082	ALCOBAÇA	BA	BA_Total_01	511.68	293.32	44.3
T083	ALCOBAÇA	BA	BA_Total_01	456.24	259.21	44.3
T084	ALCOBAÇA	BA	BA_Total_01	510.3	287.60	44.3
T085	ALCOBAÇA	BA	BA_Total_01	580.24	371.83	44.3
T086	ALCOBAÇA	BA	BA_Total_01	337.39	182.96	44.3
T087	ALCOBAÇA	BA	BA_Total_01	481.52	205.95	44.3
T088	ALCOBAÇA	BA	BA_Total_01	394.34	187.50	44.3
T089	ALCOBAÇA	BA	BA_Total_01	399.91	130.72	44.3
T090	ALCOBAÇA	BA	BA_Total_01	511.85	338.05	44.3
T091	ALCOBAÇA	BA	BA_Total_01	393.79	245.02	44.3
T092	ALCOBAÇA	BA	BA_Total_01	448.13	283.60	44.3
T093	ALCOBAÇA	BA	BA_Total_01	485.98	236.37	44.3
T094	ALCOBAÇA	BA	BA_Total_01	387.03	79.78	44.3
T095	ALCOBAÇA	BA	BA_Total_01	320.96	124.11	44.3
T096	ALCOBAÇA	BA	BA_Total_01	488.6	39.90	44.3
T097	ALCOBAÇA	BA	BA_Total_01	278.94	—

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T098	ALCOBAÇA	BA	BA_Total_01	424.2	208.90	44.3
T100	ALCOBAÇA	BA	BA_Total_01	616.89	145.58	44.3
T101	CARAVELAS	BA	BA_Total_01	338.95	176.06	37.1
T102	CARAVELAS	BA	BA_Total_01	59.28	40.10	37.1
T103	CARAVELAS	BA	BA_Total_01	48.87	32.57	44.3
T104	CARAVELAS	BA	BA_Total_01	310.98	201.48	44.3
T105	CARAVELAS	BA	BA_Total_01	111.34	88.05	37.1
T106	CARAVELAS	BA	BA_Total_01	439.03	225.45	37.1
T107	CARAVELAS	BA	BA_Total_01	327.86	233.98	44.3
T108	CARAVELAS	BA	BA_Total_01	578.59	367.57	44.3
T109	CARAVELAS	BA	BA_Total_01	541.03	258.59	44.9
T110	CARAVELAS	BA	BA_Total_01	578.64	394.14	44.3
T111	CARAVELAS	BA	BA_Total_01	189.83	145.61	44.4
T112	CARAVELAS	BA	BA_Total_01	225.62	146.85	44.3
T113	CARAVELAS	BA	BA_Total_01	253.22	149.10	44.3
T151	CARAVELAS	BA	BA_Total_01	238.13	141.44	37.1
T152	ALCOBAÇA	BA	BA_Total_01	208.17	123.85	44.3
T169	ALCOBAÇA	BA	BA_Total_01	426.57	218.68	51.5
T170	ALCOBAÇA	BA	BA_Total_01	484.73	258.70	51.5
T171	ALCOBAÇA	BA	BA_Total_01	447	167.93	51.5
T172	PRADO	BA	BA_Total_01	499.32	334.18	51.5
T173	ALCOBAÇA	BA	BA_Total_01	490.53	283.56	51.5
T174	ALCOBAÇA	BA	BA_Total_01	71.89	20.68	44.3
T175	ALCOBAÇA	BA	BA_Total_01	529.01	357.39	51.5
T176	ALCOBAÇA	BA	BA_Total_01	459.41	336.47	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T177	ALCOBAÇA	BA	BA_Total_01	622.96	448.45	51.5
T178	ALCOBAÇA	BA	BA_Total_01	410.74	169.69	51.5
T179	ALCOBAÇA	BA	BA_Total_01	598.75	366.31	51.5
T180	ALCOBAÇA	BA	BA_Total_01	226.28	177.71	51.5
T181	ALCOBAÇA	BA	BA_Total_01	582.69	403.20	51.5
T182	ALCOBAÇA	BA	BA_Total_01	486.85	360.48	51.5
T183	ALCOBAÇA	BA	BA_Total_01	575.78	123.06	51.5
T184	PRADO	BA	BA_Total_01	363.31	186.02	51.5
T185	ALCOBAÇA	BA	BA_Total_01	581.08	102.46	51.5
T186	ALCOBAÇA	BA	BA_Total_01	669.91	241.73	51.5
T187	ALCOBAÇA	BA	BA_Total_01	507.84	238.48	51.5
T188	CARAVELAS	BA	BA_Total_01	578.71	374.18	44.3
T189	CARAVELAS	BA	BA_Total_01	532.28	342.00	44.3
T190	CARAVELAS	BA	BA_Total_01	468.53	305.58	44.3
T198	CARAVELAS	BA	BA_Total_01	204.23	136.60	44.3
T199	ALCOBAÇA	BA	BA_Total_01	397.53	222.23	44.3
T200	CARAVELAS	BA	BA_Total_01	439.01	280.94	44.3
T201	CARAVELAS	BA	BA_Total_01	301.32	186.47	42.5
T202	CARAVELAS	BA	BA_Total_01	181.22	115.35	37.1
T203	CARAVELAS	BA	BA_Total_01	499.5	135.63	41.1
T204	CARAVELAS	BA	BA_Total_01	579.11	180.03	44.3
T205	CARAVELAS	BA	BA_Total_01	219.1	14.96	44.3
T206	ALCOBAÇA	BA	BA_Total_01	483.73	322.47	44.3
T207	ALCOBAÇA	BA	BA_Total_01	525.62	323.70	44.3
T208	CARAVELAS	BA	BA_Total_01	158.36	97.82	44.3

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T212	ALCOBAÇA	BA	BA_Total_01	579.63	311.10	51.5
T213	ALCOBAÇA	BA	BA_Total_01	114.27	34.74	51.5
T214	CARAVELAS	BA	BA_Total_01	546.36	361.77	37.1
T215	CARAVELAS	BA	BA_Total_01	29.38	20.80	37.1
T216	CARAVELAS	BA	BA_Total_01	54.74	40.08	37.1
T226	CARAVELAS	BA	BA_Total_01	400.98	231.25	41.4
T227	ALCOBAÇA	BA	BA_Total_01	100.5	47.74	44.3
T228	CARAVELAS	BA	BA_Total_01	69.71	21.93	44.3
T600	ALCOBAÇA	BA	BA_Total_01	712.6	389.72	44.3
T601	ALCOBAÇA	BA	BA_Total_01	69.74	46.10	39.0
T602	CARAVELAS	BA	BA_Total_01	149.7	73.31	43.0
T603	CARAVELAS	BA	BA_Total_01	98.9	73.78	37.1
T604	CARAVELAS	BA	BA_Total_01	878.46	554.05	44.3
T605	CARAVELAS	BA	BA_Total_01	188.39	132.36	44.3
T606	CARAVELAS	BA	BA_Total_01	812.46	480.46	44.3
T607	CARAVELAS	BA	BA_Total_01	1035.94	676.41	50.9
T615	CARAVELAS	BA	BA_Total_01	93.09	71.47	44.3
T620	CARAVELAS	BA	BA_Total_01	232.57	125.10	44.3
T634	CARAVELAS	BA	BA_Total_01	441.3	215.23	37.1
T635	CARAVELAS	BA	BA_Total_01	934.85	508.83	51.5
T636	CARAVELAS	BA	BA_Total_01	967.31	557.61	51.5
T637	TEIXEIRA DE FREITAS	BA	BA_Total_01	491.47	213.90	51.5
T645	ALCOBAÇA	BA	BA_Total_01	161.93	104.84	51.5
T646	ALCOBAÇA	BA	BA_Total_01	1066.53	657.53	51.5
T647	ALCOBAÇA	BA	BA_Total_01	1067.6	640.10	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T648	ALCOBAÇA	BA	BA_Total_01	959.65	550.48	51.5
T649	ALCOBAÇA	BA	BA_Total_01	876.3	476.06	51.5
T650	ALCOBAÇA	BA	BA_Total_01	952.99	618.33	51.5
T651	ALCOBAÇA	BA	BA_Total_01	767.73	467.53	51.5
T652	ALCOBAÇA	BA	BA_Total_01	1030.91	604.87	51.5
T653	ALCOBAÇA	BA	BA_Total_01	883.44	365.82	51.5
T654	ALCOBAÇA	BA	BA_Total_01	780.61	457.33	51.5
T655	ALCOBAÇA	BA	BA_Total_01	978.71	516.76	51.5
T656	ALCOBAÇA	BA	BA_Total_01	972.67	649.16	51.5
T657	ALCOBAÇA	BA	BA_Total_01	957.74	638.35	51.5
T658	ALCOBAÇA	BA	BA_Total_01	1030.95	624.47	51.5
T659	ALCOBAÇA	BA	BA_Total_01	911.57	386.59	51.5
T660	ALCOBAÇA	BA	BA_Total_01	900.31	510.43	51.5
T661	ALCOBAÇA	BA	BA_Total_01	909.38	549.32	51.5
T662	ALCOBAÇA	BA	BA_Total_01	1266.82	1,084.30	51.5
T663	ALCOBAÇA	BA	BA_Total_01	848.25	759.54	51.5
T664	CARAVELAS	BA	BA_Total_01	189.02	100.97	37.1
T665	CARAVELAS	BA	BA_Total_01	334.34	219.63	37.1
T679	CARAVELAS	BA	BA_Total_01	975.45	560.69	44.3
T680	CARAVELAS	BA	BA_Total_01	840.08	522.37	37.1
T681	CARAVELAS	BA	BA_Total_01	87.82	61.27	37.1
T682	ALCOBAÇA	BA	BA_Total_01	280.56	132.63	51.5
T683	ALCOBAÇA	BA	BA_Total_01	307.22	92.77	51.5
T684	ALCOBAÇA	BA	BA_Total_01	283.66	168.73	51.5
T685	ALCOBAÇA	BA	BA_Total_01	147.61	66.71	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T686	ALCOBAÇA	BA	BA_Total_01	177.24	113.20	51.5
T687	ALCOBAÇA	BA	BA_Total_01	546.02	356.05	51.5
T688	ALCOBAÇA	BA	BA_Total_01	745.66	302.96	51.5
T689	ALCOBAÇA	BA	BA_Total_01	198.28	81.96	51.5
T690	ALCOBAÇA	BA	BA_Total_01	141.04	87.08	51.5
T691	ALCOBAÇA	BA	BA_Total_01	60.94	27.84	44.3
T692	ALCOBAÇA	BA	BA_Total_01	81.14	45.61	44.3
T693	ALCOBAÇA	BA	BA_Total_01	328.81	140.05	37.1
T694	TEIXEIRA DE FREITAS	BA	BA_Total_01	504.53	225.48	51.5
T695	CARAVELAS	BA	BA_Total_01	147.78	79.71	44.3
T699	TEIXEIRA DE FREITAS	BA	BA_Total_01	1288.45	855.06	51.5
T701	ALCOBAÇA	BA	BA_Total_01	775.08	64.87	44.3
T703	CARAVELAS	BA	BA_Total_01	95.12	60.74	37.1
T706	CARAVELAS	BA	BA_Total_01	433.75	237.50	37.1
T707	CARAVELAS	BA	BA_Total_01	276.13	173.97	37.1
T708	TEIXEIRA DE FREITAS	BA	BA_Total_01	1070.18	669.44	51.5
T709	TEIXEIRA DE FREITAS	BA	BA_Total_01	850.6	449.48	51.5
T710	VEREDA	BA	BA_Total_01	1248.93	627.64	51.5
T711	VEREDA	BA	BA_Total_01	892.93	221.37	51.5
T712	TEIXEIRA DE FREITAS	BA	BA_Total_01	1360.47	197.17	51.5
T713	VEREDA	BA	BA_Total_01	920.55	253.62	51.5
T714	PRADO	BA	BA_Total_01	1048.42	401.88	51.5
T716	CARAVELAS	BA	BA_Total_01	266.96	161.83	44.3
T717	ALCOBAÇA	BA	BA_Total_01	1117.5	—
T718	CARAVELAS	BA	BA_Total_01	1235.79	724.39	51.5

ID_Project	Municipality	State	Region_BTM	Total Area (ha)	Plantable Area (ha)	Potential MAI (m3/ha.yr)
T719	CARAVELAS	BA	BA_Total_01	984.57	628.08	43.4
T721	CARAVELAS	BA	BA_Total_01	145.43	94.14	44.3
T722	CARAVELAS	BA	BA_Total_01	197.91	114.32	44.3
T726	CARAVELAS	BA	BA_Total_01	664.33	433.00	37.6
T727	ALCOBAÇA	BA	BA_Total_01	89.31	60.91	37.1
T728	ALCOBAÇA	BA	BA_Total_01	30.33	15.03	51.5
T730	ALCOBAÇA	BA	BA_Total_01	86.88	49.77	51.5
T731	ALCOBAÇA	BA	BA_Total_01	511.07	70.68	44.3
T732	CARAVELAS	BA	BA_Total_01	66.42	36.59	37.1
T733	CARAVELAS	BA	BA_Total_01	388.47	271.82	37.1
T734	CARAVELAS	BA	BA_Total_01	664.83	417.09	44.3
T735	CARAVELAS	BA	BA_Total_01	149.01	91.41	44.3
T737	CARAVELAS	BA	BA_Total_01	26.69	12.01	44.3
T738	CARAVELAS	BA	BA_Total_01	137.08	92.67	37.1
T739	ALCOBAÇA	BA	BA_Total_01	317.01	151.05	44.3
T740	TEIXEIRA DE FREITAS	BA	BA_Total_01	211.61	141.98	44.3
T741	ALCOBAÇA	BA	BA_Total_01	471.52	283.81	51.5
T743	TEIXEIRA DE FREITAS	BA	BA_Total_01	63.39	40.43	44.3
T748	TEIXEIRA DE FREITAS	BA	BA_Total_01	378.41	181.16	51.5
T749	ALCOBAÇA	BA	BA_Total_01	76.2	32.42	37.1
T751	CARAVELAS	BA	BA_Total_01	139.54	82.47	44.3
T752	CARAVELAS	BA	BA_Total_01	239.15	—
T753	ALCOBAÇA	BA	BA_Total_01	139.76	82.18	51.5
T755	TEIXEIRA DE FREITAS	BA	BA_Total_01	841.72	585.16	NA
Total				440,364.89	253,399.52

APPENDIX II(A) — SELECTED ASSETS

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

A089	346.45	197.33	56.50	66.07	26.55	37.10	ES_South_03	8064	Aracruz	ES	100.0
								13182	Aracruz	ES	7.3

A091	254.96	201.02	18.14	23.19	12.61	37.10	ES_South_03	13182	Aracruz	ES	7.3

A092	250.35	197.78	20.25	20.76	11.56	37.10	ES_South_03	13182	Aracruz	ES	7.3

A093	425.28	284.21	48.61	69.65	22.81	37.10	ES_South_03	13182	Aracruz	ES	7.3

A094	286.25	211.79	17.55	42.47	14.44	37.10	ES_South_03	13182	Aracruz	ES	7.3

A095	449.21	292.23	20.34	120.55	16.09	37.10	ES_South_03	13182	Aracruz	ES	7.3

A096	215.32	157.69	23.88	20.99	12.76	37.10	ES_South_03	13182	Aracruz	ES	7.3

A113	184.90	136.49	11.43	25.72	11.26	37.10	ES_South_03	12040	Aracruz	ES	66.1

A114	141.10	100.17	16.84	17.23	6.86	37.10	ES_South_03	12040	Aracruz	ES	66.1
								12665	Aracruz	ES	100.0

A115	213.40	131.20	5.40	58.10	18.70	44.30	ES_South_03	12052	Aracruz	ES	100.0

A124	302.44	220.79	20.60	44.56	16.49	37.10	ES_South_03	12040	Aracruz	ES	66.1

A125	218.46	167.60	11.44	27.21	12.21	37.10	ES_South_03	12040	Aracruz	ES	66.1

A126	321.32	227.40	21.41	52.84	19.67	37.10	ES_South_03	12040	Aracruz	ES	66.1

A127	318.49	251.69	11.86	37.10	17.84	37.10	ES_South_03	12040	Aracruz	ES	66.1

A128	301.92	216.18	20.24	38.57	26.93	37.10	ES_South_03	12040	Aracruz	ES	66.1

A133	147.30	115.69	13.53	9.30	8.78	37.10	ES_South_03	13182	Aracruz	ES	7.3

A140	510.07	397.08	23.54	50.61	38.84	37.10	ES_South_03	11408	Aracruz	ES	100.0

A141	39.70	22.05	11.20	3.15	3.30	37.10	ES_South_03	29244	Linhares	ES	100.0

A142	74.24	26.94	28.01	14.34	4.95	37.1	ES_South_03	24509	Linhares	ES	100.0
								24510	Linhares	ES	100.0

A261	14.23	9.44	2.10	1.96	0.73	37.10	ES_South_03	12040	Aracruz	ES	66.1

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

A262	162.69	96.19	27.61	29.73	9.16	37.10	ES_South_03	12040	Aracruz	ES	66.1

A263	198.03	127.71	20.19	36.66	13.47	37.10	ES_South_03	12040	Aracruz	ES	66.1

A264	69.64	41.29	6.40	17.68	4.27	37.10	ES_South_03	12040	Aracruz	ES	66.1

A265	27.14	16.83	2.36	6.09	1.86	37.10	ES_South_03	12040	Aracruz	ES	66.1

A266	21.89	13.58	2.44	4.37	1.50	37.10	ES_South_03	12040	Aracruz	ES	66.1

A267	45.20	31.19	3.00	8.58	2.43	37.10	ES_South_03	12040	Aracruz	ES	66.1

A268	124.42	79.27	19.09	19.28	6.78	37.10	ES_South_03	12040	Aracruz	ES	66.1

A269	106.24	72.27	10.61	15.16	8.20	37.10	ES_South_03	12040	Aracruz	ES	66.1

A270	190.26	128.63	24.66	27.14	9.83	37.10	ES_South_03	12040	Aracruz	ES	66.1

A278	342.21	231.44	4.60	93.75	12.42	37.10	ES_South_03	11628	Aracruz	ES	100.0
								13182	Aracruz	ES	7.3

A279	252.49	194.93	14.17	26.36	17.03	37.1	ES_South_03	13182	Aracruz	ES	7.3
								14856	Aracruz	ES	100.0

A280	337.53	275.85	11.72	33.05	16.91	37.10	ES_South_03	12040	Aracruz	ES	66.1

A283	66.18	45.42	7.91	7.47	5.38	37.1	ES_South_03	3180	Aracruz	ES	100.0
								12040	Aracruz	ES	66.1

A286	96.58	58.89	12.17	19.81	5.71	37.10	ES_South_03	12040	Aracruz	ES	66.1

A288	54.40	42.93	5.73	3.12	2.62	37.10	ES_South_03	3717	Aracruz	ES	100.0

A292	218.58	158.11	11.79	28.86	19.82	37.10	ES_South_03	12040	Aracruz	ES	66.1

A293	162.59	120.33	10.73	20.88	10.65	37.10	ES_South_03	12040	Aracruz	ES	66.1

A297	106.07	73.59	2.13	25.89	4.46	37.10	ES_South_03	13182	Aracruz	ES	7.3

A308	384.31	155.90	98.10	106.36	23.95	37.10	ES_South_03	12130	Aracruz	ES	100.0

A309	56.95	11.70	16.11	26.37	2.77	37.10	ES_South_03	12130	Aracruz	ES	100.0

A310	141.13	42.99	57.66	31.59	8.89	37.10	ES_South_03	12130	Aracruz	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

A318	191.63	102.21	46.41	28.08	14.93	37.1	ES_South_03	12130	Aracruz	ES	100.0
								13182	Aracruz	ES	7.3

A326	89.97	56.40	8.42	13.47	11.68	44.30	ES_South_03	12052	Aracruz	ES	100.0

A600	421.79	313.06	66.76	17.14	24.83	29.8	ES_South_03	4795	Linhares	ES	100.0
								23568	Linhares	ES	100.0

A607	804.2	390.14	171.96	187.91	54.19	37.1	ES_South_03	4209	Aracruz	ES	100.0
								17321	Linhares	ES	100.0
								23563	Linhares	ES	100.0
								29265	Linhares	ES	100.0
								29266	Linhares	ES	100.0

A621	527.58	204.49	132.74	147.77	42.58	37.1	ES_South_03	4209	Aracruz	ES	100.0
								25435	Linhares	ES	100.0
								25436	Linhares	ES	100.0
								29244	Linhares	ES	100.0

F431	2821.93	2219	303.85	147.6	151.48	61.1	SP_South_02	21034	Itapeva	SP	100.0
								21035	Itapeva	SP	100.0

F432	747.91	664.23	47.72	9.84	26.12	55.34	SP_South_02	769	Itapeva	SP	100.0

F434	195.95	176.20	7.04	5.18	7.53	48.44	SP_South_02	3268	Itapeva	SP	100.0

F435	1032.31	818.16	132.21	46.59	35.35	51.44	SP_South_02	8663	Avaré	SP	100.0
								8661	Avaré	SP	100.0
								8662	Avaré	SP	100.0
								4803	Avaré	SP	100.0

F438	851.68	569.61	145.27	73.63	63.17	48.44	SP_South_02	1538	Itapeva	SP	100.0
								27927	Itapeva	SP	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

F461	1125.99	776.55	265.69	12.35	71.4	41.79	SP_North_01	47708	Bauru	SP	100.0
								47709	Bauru	SP	100.0
								47710	Bauru	SP	100.0
								47711	Bauru	SP	100.0
								47712	Bauru	SP	100.0

F464	126.68	102.58	11.71	4.10	8.29	41.79	SP_North_01	46120	Bauru	SP	100.0

F465	128.66	124.20	—	—	4.46	41.79	SP_North_01	46120	Bauru	SP	100.0

F466	471.87	419.57	22.94	15.24	14.12	48.44	SP_North_01	407	Pederneiras	SP	100.0
								405	Pederneiras	SP	100.0
								1222	Pederneiras	SP	100.0
								1223	Pederneiras	SP	100.0

F467	634.98	428.88	166.52	18.19	21.39	48.44	SP_North_01	5228	Agudos	SP	100.0

F531	1,210.31	999.00	120.76	34.12	56.43	48.44	SP_South_02	56398	Itapetininga	SP	99.7

F533	2,896.80	1,243.07	1,075.30	466.82	111.61	48.44	SP_South_02	56398	Itapetininga	SP	99.7

F536	917.09	571.13	227.39	89.96	28.61	55.09	SP_South_02	56399	Itapetininga	SP	100.0

F537	1,089.95	630.06	310.23	106.20	43.46	55.09	SP_South_02	7056	Angatuba	SP	100.0

F538	830.64	306.67	401.72	107.12	15.13	54.82	SP_South_02	56398	Itapetininga	SP	99.7

F539	1172.77	602.02	413.55	104.01	53.19	55.09	SP_South_02	56362	Itapetininga	SP	100.0
								56364	Itapetininga	SP	100.0
								56365	Itapetininga	SP	100.0

F540	2,606.48	1,324.01	927.93	270.05	84.49	48.44	SP_South_02	56367	Itapetininga	SP	100.0

F543	1,157.06	526.95	443.26	134.77	52.08	48.44	SP_South_02	56369	Itapetininga	SP	100.0

F545	87.33	67.36	5.38	10.22	4.37	55.09	SP_South_02	56397	Itapetininga	SP	100.0

F547	411.03	198.09	70.35	119.57	23.02	55.09	SP_South_02	56371	Itapetininga	SP	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

F549	1,455.82	986.33	264.70	126.72	78.07	55.09	SP_South_02	56398	Itapetininga	SP	99.7

F638	626	364.14	112.45	95.52	53.89	49.62	SP_East_03	24663	Jacareí	SP	100.0
								79662	São José dos Campos	SP	100.0
								79663	São José dos Campos	SP	100.0

F639	406.55	246.07	53.79	79.51	27.18	49.62	SP_East_03	6349	Caçapava	SP	100.0

F640	402.62	254.23	81.03	40.11	27.25	49.62	SP_East_03	1464	Caçapava	SP	100.0

F678	241.36	173.38	34.82	18.18	14.98	48.44	SP_South_02	4353	Capão Bonito	SP	100.0
								4354	Capão Bonito	SP	100.0

F679	442.84	327.63	32.75	31.7	50.76	55.09	SP_South_02	14589	Capão Bonito	SP	100.0
								14591	Capão Bonito	SP	100.0
								14592	Capão Bonito	SP	100.0

F680	250.7	169.6	28.28	20.8	32.02	48.44	SP_South_02	14118	Capão Bonito	SP	100.0
								16806	Capão Bonito	SP	100.0

F681	876.84	600.36	150.60	86.30	39.58	48.44	SP_South_02	6105	Itapeva	SP	100.0

F743	130.35	99.31	12.23	13.02	5.79	49.62	SP_East_03	86	Caçapava	SP	100.0

F931	84.93	20.45	32.70	15.03	16.75	49.62	SP_East_03	13441	Caçapava	SP	100.0

H007	19510.22	14246.68	4005.63	700.24	557.67	40.3	MS_South_03	34216	Três Lagoas	MS	100.0
								34215	Três Lagoas	MS	100.0

H008	1,699.04	1,073.93	492.92	84.31	47.88	43.10	MS_Center_02	21700	Três Lagoas	MS	100.0

H013	12,124.65	7,721.64	2,470.14	1,594.50	338.37	41.20	MS_South_03	6429	Brasilândia	MS	100.0

H053	4,905.72	3,192.72	1,077.82	402.54	232.64	42.56	MS_Center_02	57035	Três Lagoas	MS	100.0

H101	17859.98	10629.86	5230.15	1156.85	843.12	43.1	MS_South_03	6563	Brasilândia	MS	100.0
								6562	Brasilândia	MS	100.0
								6561	Brasilândia	MS	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6560	Brasilândia	MS	100.0
								6559	Brasilândia	MS	100.0
								6547	Brasilândia	MS	100.0
								6554	Brasilândia	MS	100.0
								6556	Brasilândia	MS	100.0
								6557	Brasilândia	MS	100.0
								6558	Brasilândia	MS	100.0
								6541	Brasilândia	MS	100.0
								6542	Brasilândia	MS	100.0
								6540	Brasilândia	MS	100.0
								6553	Brasilândia	MS	100.0
								6538	Brasilândia	MS	100.0
								6539	Brasilândia	MS	100.0

H105	1,147.81	793.82	252.90	42.67	58.42	42.09	MS_South_03	48602	Três Lagoas	MS	100.0

M004	61.71	45.49	2.37	9.01	4.84	44.30	BA_Total_01	984	Nova Viçosa	BA	100.0

M012	426.04	259.14	89.47	47.32	30.11	44.30	BA_Total_01	1335	Nova Viçosa	BA	100.0

M014	223.76	172.17	13.77	20.73	17.09	44.30	BA_Total_01	1336	Nova Viçosa	BA	100.0

M015	404.71	285.76	36.87	32.05	50.03	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M016	287.24	176.59	48.85	33.79	28.01	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M017	398.27	208.72	141.31	28.14	20.10	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M018	407.62	220.75	140.21	25.63	21.03	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M019	535.05	336.74	128.34	40.05	29.92	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M020	339.89	261.96	32.77	30.83	14.33	29.80	BA_Total_01	1428	Nova Viçosa	BA	89.1

M022	523.99	258.42	192.69	8.01	64.87	36.24	BA_Total_01	1430	Nova Viçosa	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

M023	693.92	358.2	245.87	53.47	36.38	30.98	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M024	474.39	145.68	296.07	16.36	16.28	30.68	BA_Total_01	1430	Nova Viçosa	BA	100.0

M025	474.42	331.18	64.35	55.1	23.79	31.72	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M026	420.82	247.37	91.10	49.25	33.10	36.23	BA_Total_01	1430	Nova Viçosa	BA	100.0

M027	759.99	507.34	149.8	56.98	45.87	37.38	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0
								546	Nova Viçosa	BA	100.0

M028	684.67	402.72	137.29	82.13	62.53	37.1	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M029	484.34	304.45	75.98	53.09	50.82	37.10	BA_Total_01	1430	Nova Viçosa	BA	100.0

M030	630.63	407.18	109.76	76.10	37.59	37.52	BA_Total_01	1430	Nova Viçosa	BA	100.0

M031	301.00	207.40	51.85	27.98	13.77	37.10	BA_Total_01	1430	Nova Viçosa	BA	100.0

M032	207.49	149.43	30.18	14.30	13.58	37.10	BA_Total_01	1857	Nova Viçosa	BA	100.0

M033	217.79	133.94	37.38	37.26	9.21	37.10	BA_Total_01	1429	Nova Viçosa	BA	84.4

M034	268.96	153.50	67.11	33.76	14.59	41.29	BA_Total_01	1429	Nova Viçosa	BA	84.4

M035	395.93	221.09	121.56	37.01	16.27	37.1	BA_Total_01	1429	Nova Viçosa	BA	84.4
								1430	Nova Viçosa	BA	100.0

M036	454.42	222.88	172.16	39.60	19.78	37.10	BA_Total_01	1430	Nova Viçosa	BA	100.0

M037	551.38	257.26	225.11	38.88	30.13	30.36	BA_Total_01	1429	Nova Viçosa	BA	84.4
								1430	Nova Viçosa	BA	100.0

M038	558.04	167.36	318.51	50.15	22.02	35.30	BA_Total_01	1429	Nova Viçosa	BA	84.4

M039	409.27	167.37	193.52	27.87	20.51	37.10	BA_Total_01	1429	Nova Viçosa	BA	84.4

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

M040	346.96	206.83	70.11	53.88	16.14	37.10	BA_Total_01	1429	Nova Viçosa	BA	84.4

M041	328.63	198.64	69.29	41.24	19.46	36.25	BA_Total_01	1429	Nova Viçosa	BA	84.4

M042	581.52	338.65	153.52	53.56	35.79	37.53	BA_Total_01	1429	Nova Viçosa	BA	84.4
								1430	Nova Viçosa	BA	100.0

M043	624.69	363.96	144.10	68.37	48.26	30.71	BA_Total_01	1429	Nova Viçosa	BA	84.4

M044	557.38	309.70	164.91	52.08	30.69	37.22	BA_Total_01	1429	Nova Viçosa	BA	84.4

M046	370.79	172.48	141.51	32.17	24.63	37.10	BA_Total_01	1810	Nova Viçosa	BA	100.0

M047	317.75	205.59	25.90	58.65	27.61	44.30	BA_Total_01	1267	Nova Viçosa	BA	100.0

M048	342.51	240.88	24.74	53.45	23.44	44.30	BA_Total_01	1428	Nova Viçosa	BA	89.1

M099	163.53	109.46	26.03	17.13	10.91	41.00	BA_Total_01	1430	Nova Viçosa	BA	100.0

M116	148.6	99.33	16.84	18.56	13.87	37.1	BA_Total_01	1022	Nova Viçosa	BA	100.0
								1803	Nova Viçosa	BA	100.0

M117	471.57	218.64	105.84	89.73	57.36	37.10	BA_Total_01	1022	Nova Viçosa	BA	100.0

M118	83.54	35.47	31.33	10.81	5.93	37.10	BA_Total_01	3788	Caravelas	BA	100.0

M119	131.24	53.07	37.48	33.58	7.11	37.10	BA_Total_01	1022	Nova Viçosa	BA	100.0

M123	152.53	78.77	20.39	15.08	38.29	44.30	BA_Total_01	1428	Nova Viçosa	BA	89.1

M124	517.39	357.28	54.78	60.28	45.05	36.91	BA_Total_01	1428	Nova Viçosa	BA	89.1

M125	449.70	199.34	117.55	105.55	27.26	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M130	363.28	251.64	44.56	38.67	28.41	35.48	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M131	589.41	319	120.52	96.31	53.58	35.67	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M132	576.23	276.14	120.46	155.96	23.67	42.67	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

M133	369.09	227.12	64.41	59.2	18.36	44.3	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1430	Nova Viçosa	BA	100.0

M134	425.6	293.96	78.38	32.77	20.49	37.46	BA_Total_01	1428	Nova Viçosa	BA	89.1
								1429	Nova Viçosa	BA	84.4

M153	381.17	196.97	105.87	47.68	30.65	43.70	BA_Total_01	1118	Mucuri	BA	100.0

M154	601.28	482.57	29.90	51.56	37.25	44.30	BA_Total_01	1118	Mucuri	BA	100.0

M155	373.09	282.09	27.82	33.26	29.92	42.54	BA_Total_01	1118	Mucuri	BA	100.0

M156	241.15	168.33	29.16	26.82	16.84	44.30	BA_Total_01	1118	Mucuri	BA	100.0

M157	577.07	309.81	157.23	68.93	41.10	44.30	BA_Total_01	1429	Nova Viçosa	BA	84.4

M158	184.71	99.86	46.46	24.30	14.09	36.29	BA_Total_01	1428	Nova Viçosa	BA	89.1

M161	562.55	297.82	134.48	105.80	24.45	37.83	BA_Total_01	1429	Nova Viçosa	BA	84.4

M166	426.80	241.58	132.03	25.84	27.35	29.80	BA_Total_01	1430	Nova Viçosa	BA	100.0

M194	103.73	75.30	5.82	13.84	8.77	44.30	BA_Total_01	1024	Nova Viçosa	BA	100.0

M196	43.13	27.89	2.44	8.87	3.93	40.14	BA_Total_01	1428	Nova Viçosa	BA	89.1

M197	154.63	87.24	36.11	21.95	9.33	44.30	BA_Total_01	626	Ibirapuã	BA	100.0

M209	379.99	201.94	125.22	31.33	21.50	37.10	BA_Total_01	962	Nova Viçosa	BA	100.0

M217	41.05	13.41	17.69	7.27	2.68	29.80	BA_Total_01	1430	Nova Viçosa	BA	100.0

M218	24.80	15.39	6.54	2.06	0.81	37.10	BA_Total_01	1428	Nova Viçosa	BA	89.1

M219	296.28	197.87	32.87	34.53	31.01	44.3	BA_Total_01	1093	Nova Viçosa	BA	100.0
								2700	Nova Viçosa	BA	100.0
								2701	Nova Viçosa	BA	100.0

M220	420.75	302.84	36.23	47.48	34.2	44.3	BA_Total_01	2700	Nova Viçosa	BA	100.0
								825	Nova Viçosa	BA	100.0

M221	331.78	206.78	56.52	47.41	21.07	44.30	BA_Total_01	825	Nova Viçosa	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

M222	60.67	32.11	18.12	6.63	3.81	33.90	BA_Total_01	1428	Nova Viçosa	BA	89.1

M224	53.20	22.01	15.21	11.34	4.64	29.80	BA_Total_01	1428	Nova Viçosa	BA	89.1

M225	77.76	47.16	14.96	11.97	3.67	37.10	BA_Total_01	1810	Nova Viçosa	BA	100.0

M360	259.45	164.60	69.66	16.36	8.83	31.29	BA_Total_01	1994	Nova Viçosa	BA	100.0

M361	441.95	246.79	119.57	50.32	25.27	29.80	BA_Total_01	1994	Nova Viçosa	BA	100.0

M362	194.58	98.70	81.96	8.34	5.58	36.90	BA_Total_01	14163	Caravelas	BA	100.0

M363	194.43	124.07	46.93	15.77	7.66	38.09	BA_Total_01	546	Nova Viçosa	BA	100.0

M364	207.26	148.14	21.75	23.03	14.34	42.46	BA_Total_01	1993	Nova Viçosa	BA	100.0

M365	454.38	300.17	67.96	59.72	26.53	43.8	BA_Total_01	14160	Caravelas	BA	100.0
								978	Caravelas	BA	100.0
								1993	Nova Viçosa	BA	100.0

M367	382.28	255.00	61.97	33.78	31.53	44.30	BA_Total_01	1974	Nova Viçosa	BA	74.4

M376	103.35	83.90	11.65	3.00	4.80	37.10	BA_Total_01	779	Nova Viçosa	BA	100.0

M400	185.17	128.58	15.61	23.04	17.94	51.51	BA_Total_01	1891	Mucuri	BA	100.0
								1906	Mucuri	BA	100.0

M401	356.40	274.77	21.35	38.89	21.39	51.50	BA_Total_01	1902	Mucuri	BA	100.0

M402	218.04	160.79	22.82	22.03	12.40	51.50	BA_Total_01	765	Mucuri	BA	100.0

M403	19.04	12.83	0.66	4.21	1.34	51.50	BA_Total_01	896	Mucuri	BA	100.0

M409	319.19	258.8	5.03	36.78	18.58	51.5	BA_Total_01	2818	Mucuri	BA	100.0
								1885	Mucuri	BA	100.0
								2108	Mucuri	BA	100.0
								2110	Mucuri	BA	100.0

M410	583.25	459.88	14.03	79.63	29.71	51.5	BA_Total_01	531	Mucuri	BA	100.0
								1882	Mucuri	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								2819	Mucuri	BA	100.0

M411	378.32	271.35	30.36	53.4	23.21	51.5	BA_Total_01	465	Mucuri	BA	100.0
								531	Mucuri	BA	100.0
								1882	Mucuri	BA	100.0
								2119	Mucuri	BA	100.0

M412	289.47	202.93	18.97	48.83	18.74	51.5	BA_Total_01	2821	Mucuri	BA	100.0
								2119	Mucuri	BA	100.0

M413	378.6	294.13	16.82	41.53	26.12	51.5	BA_Total_01	2821	Mucuri	BA	100.0
								2819	Mucuri	BA	100.0

M414	328.59	231.11	31.18	40.48	25.82	51.5	BA_Total_01	2821	Mucuri	BA	100.0
								2822	Mucuri	BA	100.0
								2107	Mucuri	BA	100.0

M419	303.25	213.14	21.25	52.72	16.14	51.50	BA_Total_01	1910	Mucuri	BA	96.0

M420	445.92	331.24	20.74	67.56	26.38	51.50	BA_Total_01	1910	Mucuri	BA	96.0

M421	561.7	404.19	43.78	76.38	37.35	51.5	BA_Total_01	526	Mucuri	BA	100.0
								1910	Mucuri	BA	96.0

M423	345.40	259.23	26.42	38.94	20.81	51.50	BA_Total_01	1910	Mucuri	BA	96.0

M424	161.97	111.03	15.11	23.29	12.54	51.5	BA_Total_01	435	Mucuri	BA	100.0
								439	Mucuri	BA	100.0

M425	31.54	19.81	5.61	1.95	4.17	51.50	BA_Total_01	455	Mucuri	BA	100.0

M427	466.17	257.70	141.14	36.05	31.28	51.50	BA_Total_01	1072	Mucuri	BA	56.7

M428	620.49	155.23	392.96	46.60	25.70	51.51	BA_Total_01	1072	Mucuri	BA	56.7

M614	211.50	132.84	40.16	20.94	17.56	44.30	BA_Total_01	1277	Mucuri	BA	100.0

M666	36.70	13.05	16.79	4.09	2.77	37.10	BA_Total_01	1341	Nova Viçosa	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

M668	88.11	52.86	21.39	8.00	5.86	37.10	BA_Total_01	56	Nova Viçosa	BA	100.0

M669	243.32	131.48	62.30	38.78	10.76	44.30	BA_Total_01	3879	Caravelas	BA	100.0

M676	477.49	304.21	117.37	31.57	24.34	51.50	BA_Total_01	625	Mucuri	BA	100.0

M677	21.99	18.95	—	—	3.04	37.10	BA_Total_01	1369	Nova Viçosa	BA	100.0

M697	224.05	130.10	55.90	18.53	19.52	37.10	BA_Total_01	753	Nova Viçosa	BA	100.0

M700	319.46	235.93	40.27	25.53	17.73	37.10	BA_Total_01	1183	Nova Viçosa	BA	91.9

M742	9.06	4.02	1.00	3.81	0.23	37.10	BA_Total_01	1602	Nova Viçosa	BA	100.0

S106	262.23	193.95	6.37	24.85	37.06	37.1	ES_North_01	2279	Conceição da Barra	ES	12.6
								2948	Conceição da Barra	ES	100.0
								3488	Conceição da Barra	ES	100.0

S107	524.87	422.83	6.55	62.97	32.52	37.10	ES_North_01	2279	Conceição da Barra	ES	12.6

S143	334.79	283.19	9.75	21.49	20.36	37.1	ES_North_01	471	Conceição da Barra	ES	100.0
								6806	Conceição da Barra	ES	100.0

S145	174.97	152.9	1.68	9.41	10.98	37.1	ES_North_01	473	Conceição da Barra	ES	47.8
								6873	Conceição da Barra	ES	100.0
								15117	Conceição da Barra	ES	100.0

S158	304.15	203.82	52.85	22.21	25.27	29.8	ES_Center_02	18741	São Mateus	ES	100.0
								18922	São Mateus	ES	100.0

S162	406.79	290.48	49.49	39.38	27.44	37.10	ES_North_01	8635	São Mateus	ES	100.0

S167	216.4	126.24	63.41	16.78	9.97	37.1	ES_North_01	6878	Conceição da Barra	ES	100.0
								19771	São Mateus	ES	100.0

S168	447.89	277.51	103.72	46.33	20.33	37.1	ES_North_01	6878	Conceição da Barra	ES	100.0
								19771	São Mateus	ES	100.0

S169	456.52	269.12	64.03	58.28	65.09	37.10	ES_North_01	2079	Pinheiros	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

S170	365.74	148.02	164.99	43.50	9.23	37.10	ES_North_01	2079	Pinheiros	ES	100.0

S227	80.01	69.54	0.28	6.31	3.88	29.8	ES_North_01	6856	São Mateus	ES	100.0
								7906	São Mateus	ES	9.4

S317	308.95	238.62	34.54	16.00	19.79	29.80	ES_North_01	7094	São Mateus	ES	100.0

S318	179.12	125.94	26.08	14.23	12.87	22.50	ES_North_01	7094	São Mateus	ES	100.0

S320	524.12	195.03	240.87	49.78	38.44	29.8	ES_North_01	5549	São Mateus	ES	100.0
								7521	São Mateus	ES	100.0

S323	218.41	167.89	7.23	14.75	28.54	29.80	ES_North_01	6126	São Mateus	ES	100.0

S325	418	301.75	62.13	17.97	36.15	37.1	ES_North_01	6860	São Mateus	ES	100.0
								7816	São Mateus	ES	100.0
								8209	São Mateus	ES	100.0
								19964	São Mateus	ES	100.0
								19965	São Mateus	ES	100.0
								POSSE	São Mateus	ES	100.0

S326	98.16	75.49	4.85	11.1	6.72	29.8	ES_North_01	2168	São Mateus	ES	100.0
								5465	São Mateus	ES	100.0
								8000	São Mateus	ES	100.0

S327	238.32	180.89	17.48	24.87	15.08	29.8	ES_North_01	101	São Mateus	ES	100.0
								790	São Mateus	ES	100.0
								1858	São Mateus	ES	100.0
								6874	São Mateus	ES	100.0
								7342	São Mateus	ES	100.0
								7720	São Mateus	ES	85.8
								7767	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

S328	202.79	164.72	4.58	20.93	12.56	29.80	ES_North_01	7720	São Mateus	ES	85.8

S329	197.65	165.47	8.56	11.69	11.93	22.50	ES_North_01	7663	São Mateus	ES	100.0

S333	382.72	292.55	30.08	38.64	21.45	37.10	ES_North_01	2021	Pinheiros	ES	100.0

S337	371.61	276.61	27.95	17.62	49.43	37.10	ES_North_01	19391	São Mateus	ES	100.0

S338	285.72	197.71	46.52	15.44	26.05	37.10	ES_North_01	19392	São Mateus	ES	100.0

S342	115.43	80.96	9.87	11.75	12.85	37.1	ES_North_01	2279	Conceição da Barra	ES	12.6
								2887	Conceição da Barra	ES	100.0
								2888	Conceição da Barra	ES	100.0

S344	481.07	298.06	110.73	47.10	25.18	51.50	ES_North_01	2170	Conceição da Barra	ES	100.0

S600	573.29	357.44	102.33	86.14	27.38	44.3	ES_Center_02	4796	Linhares	ES	67.6
								6481	Linhares	ES	100.0
								13879	Linhares	ES	100.0

S602	381.64	285.01	19.62	36.36	40.65	44.30	ES_Center_02	23891	Linhares	ES	100.0

S607	165.71	92.39	51.05	10.51	11.76	44.3	ES_Center_02	1044	Rio Bananal	ES	11.8
								1304	Rio Bananal	ES	82.4

S608	869.33	561.55	113.34	107.6	86.84	44.3	ES_Center_02	1716	São Gabriel da Palha	ES	100.0
								5521	São Gabriel da Palha	ES	100.0
								5761	São Gabriel da Palha	ES	100.0
								5856	São Gabriel da Palha	ES	100.0
								5944	São Gabriel da Palha	ES	100.0
								5993	São Gabriel da Palha	ES	100.0

S609	386.47	190.81	116.68	47.91	31.07	44.3	ES_Center_02	1699	São Gabriel da Palha	ES	100.0
								5767	São Gabriel da Palha	ES	100.0
								5787	São Gabriel da Palha	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								5799	São Gabriel da Palha	ES	21.7
								6989	São Gabriel da Palha	ES	100.0

S610	106.41	76.1	10.72	8	11.59	44.3	ES_Center_02	4786	São Gabriel da Palha	ES	79.5
								5873	São Gabriel da Palha	ES	100.0

S611	368.78	233.95	55.49	53.45	25.89	44.3	ES_Center_02	1021	Jaguaré	ES	100.0
								1630	Jaguaré	ES	100.0

S612	568.85	336.42	91.36	90.07	51	37.1	ES_Center_02	1627	Jaguaré	ES	100.0
								1660	Jaguaré	ES	100.0
								2216	São Mateus	ES	100.0
								15284	São Mateus	ES	100.0

S613	391.4	247.35	88.01	39.12	16.92	44.3	ES_Center_02	7489	São Gabriel da Palha	ES	100.0
								8237	São Gabriel da Palha	ES	100.0

S614	663.1	269.76	225.12	132.77	35.45	44.3	ES_Center_02	552	São Gabriel da Palha	ES	43.1
								5908	São Gabriel da Palha	ES	100.0
								5917	São Gabriel da Palha	ES	100.0

S615	77.51	54.36	5.17	7.32	10.66	44.30	ES_Center_02	4660	São Gabriel da Palha	ES	100.0

S617	134.79	79.3	37.96	2.91	14.62	44.3	ES_Center_02	5861	São Gabriel da Palha	ES	100.0
								5874	São Gabriel da Palha	ES	100.0
								7315	São Gabriel da Palha	ES	100.0

S618	184.86	81.52	71.9	24.29	7.15	37.1	ES_Center_02	1041	Jaguaré	ES	100.0
								1628	Jaguaré	ES	100.0

S619	579.25	306.72	143.60	93.79	35.14	29.80	ES_North_01	3572	Pinheiros	ES	100.0

S622	1294.58	1018.48	71.89	126.32	77.89	37.1	ES_North_01	3050	Mucurici	ES	100.0
								7335	Nanuque	ES	39.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

S623	1,137.42	608.76	266.89	158.03	103.74	37.10	ES_North_01	2974	Mucurici	ES	100.0

S625	1258.54	648.58	311.54	245.08	53.34	37.1	ES_North_01	4325	Montanhas	ES	100.0
								4359	Montanhas	ES	100.0
								4375	Montanhas	ES	100.0

S635	140.29	86.07	33.03	4.86	16.33	44.24	ES_Center_02	8885	São Gabriel da Palha	ES	100.0

S700	364.17	201.66	83.94	56.08	22.49	44.3	ES_Center_02	16807	Linhares	ES	100.0
								16810	Linhares	ES	100.0
								16813	Linhares	ES	100.0
								16814	Linhares	ES	100.0
								16817	Linhares	ES	100.0
								16823	Linhares	ES	100.0

S701	1087.75	597.3	331.05	110.98	48.42	44.27	ES_Center_02	16790	Linhares	ES	100.0
								16791	Linhares	ES	100.0
								16792	Linhares	ES	100.0
								16793	Linhares	ES	100.0
								16794	Linhares	ES	100.0
								16795	Linhares	ES	100.0
								16797	Linhares	ES	100.0
								16798	Linhares	ES	100.0
								16800	Linhares	ES	100.0
								16802	Linhares	ES	100.0
								16803	Linhares	ES	100.0
								16818	Linhares	ES	100.0
								16820	Linhares	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								16825	Linhares	ES	100.0

S702	110.11	46.75	42.11	16.16	5.09	44.30	ES_Center_02	1506	Linhares	ES	100.0

S703	96.17	62.31	17.19	10.23	6.44	44.3	ES_Center_02	16808	Linhares	ES	100.0
								16809	Linhares	ES	100.0

S704	120.83	80.86	23.44	9.90	6.63	44.30	ES_Center_02	1519	Linhares	ES	100.0

S705	202.11	128.96	37.62	25.97	9.56	44.3	ES_Center_02	1507	Linhares	ES	100.0
								1508	Linhares	ES	100.0
								1509	Linhares	ES	100.0
								1510	Linhares	ES	100.0

S706	495.61	382.57	49.86	34.12	29.06	44.3	ES_Center_02	16799	Linhares	ES	100.0
								16891	Linhares	ES	71.0

S707	90.29	64.17	10.88	10.05	5.19	44.30	ES_Center_02	2265	Linhares	ES	100.0

S708	327.94	263.81	16.96	29.54	17.63	44.3	ES_Center_02	1520	Linhares	ES	100.0
								11935	Linhares	ES	100.0
								11936	Linhares	ES	100.0

S709	1335.6	992.29	167.2	114.89	61.22	44.3	ES_Center_02	16796	Linhares	ES	100.0
								16804	Linhares	ES	100.0
								16805	Linhares	ES	100.0
								16812	Linhares	ES	100.0
								16815	Linhares	ES	100.0
								16822	Linhares	ES	100.0
								16824	Linhares	ES	100.0
								22357	Linhares	ES	100.0
								22358	Linhares	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

S710	109.6	75.63	8.69	16.69	8.59	37.1	ES_Center_02	147	São Mateus	ES	100.0
								752	São Mateus	ES	100.0

S716	129.47	91.62	16.72	11.19	9.94	37.1	ES_Center_02	6179	São Mateus	ES	100.0
								6221	São Mateus	ES	100.0
								6491	São Mateus	ES	100.0

S717	560.61	396.44	56.73	74.1	33.34	37.1	ES_Center_02	568	São Mateus	ES	82.7
								6544	São Mateus	ES	85.2
								6547	São Mateus	ES	100.0
								6549	São Mateus	ES	100.0
								6553	São Mateus	ES	100.0
								6569	São Mateus	ES	100.0
								6594	São Mateus	ES	100.0
								6607	São Mateus	ES	80.7
								6611	São Mateus	ES	100.0

S718	588.36	439	73.77	56.25	19.34	37.1	ES_Center_02	616	Jaguaré	ES	100.0
								6211	São Mateus	ES	100.0
								6221	São Mateus	ES	100.0

S719	3116.64	1922.6	628.89	408.18	156.97	37.1	ES_Center_02	6157	São Mateus	ES	100.0
								6178	São Mateus	ES	100.0
								6184	São Mateus	ES	100.0
								6201	São Mateus	ES	100.0
								6209	São Mateus	ES	100.0
								6217	São Mateus	ES	100.0
								6435	São Mateus	ES	89.8

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6436	São Mateus	ES	76.5
								6437	São Mateus	ES	77.8
								6438	São Mateus	ES	64.4
								6440	São Mateus	ES	100.0
								6441	São Mateus	ES	100.0
								6442	São Mateus	ES	100.0
								6443	São Mateus	ES	100.0
								6444	São Mateus	ES	100.0
								6445	São Mateus	ES	100.0
								6446	São Mateus	ES	100.0
								6447	São Mateus	ES	100.0
								6448	São Mateus	ES	100.0
								6449	São Mateus	ES	100.0
								6450	São Mateus	ES	100.0
								6451	São Mateus	ES	100.0
								6452	São Mateus	ES	100.0
								6453	São Mateus	ES	100.0
								6457	São Mateus	ES	100.0
								6458	São Mateus	ES	100.0
								6459	São Mateus	ES	100.0
								6460	São Mateus	ES	100.0
								6461	São Mateus	ES	100.0
								6462	São Mateus	ES	100.0
								6463	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6464	São Mateus	ES	100.0
								6468	São Mateus	ES	100.0
								6469	São Mateus	ES	100.0
								6470	São Mateus	ES	100.0
								6471	São Mateus	ES	100.0
								6502	São Mateus	ES	100.0
								6593	São Mateus	ES	100.0
								6637	São Mateus	ES	100.0

S720	116.62	71.79	27.63	11.38	5.82	37.1	ES_Center_02	6163	São Mateus	ES	100.0
								6165	São Mateus	ES	100.0
								6168	São Mateus	ES	100.0

S721	204.17	142.59	24.04	29.38	8.16	37.10	ES_Center_02	1429	São Mateus	ES	100.0

S722	50.68	33.21	3.11	8.08	6.28	37.1	ES_Center_02	3873	São Mateus	ES	46.4
								6474	São Mateus	ES	100.0

S723	145.54	92.82	31.28	14.4	7.04	37.1	ES_Center_02	6577	São Mateus	ES	100.0
								6578	São Mateus	ES	100.0
								6581	São Mateus	ES	100.0

S726	1,089.85	620.32	313.37	122.95	33.21	37.10	ES_Center_02	9072	São Mateus	ES	100.0

S727	922.45	617.23	169.49	99.61	36.12	37.1	ES_Center_02	6184	São Mateus	ES	100.0
								6441	São Mateus	ES	100.0
								6494	São Mateus	ES	100.0
								6624	São Mateus	ES	100.0
								6625	São Mateus	ES	100.0
								6626	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6635	São Mateus	ES	100.0
								6636	São Mateus	ES	100.0
								6660	São Mateus	ES	100.0

S728	253.57	200.16	23.87	14.05	15.49	44.30	ES_Center_02	624	São Mateus	ES	100.0

S729	1108.83	651.05	289.98	92.36	75.44	44.3	ES_Center_02	702	São Mateus	ES	100.0
								6101	São Mateus	ES	100.0
								6207	São Mateus	ES	100.0
								6210	São Mateus	ES	100.0
								6456	São Mateus	ES	100.0
								6545	São Mateus	ES	100.0
								6546	São Mateus	ES	100.0
								6559	São Mateus	ES	81.9
								6560	São Mateus	ES	100.0
								6561	São Mateus	ES	100.0
								6562	São Mateus	ES	100.0
								6563	São Mateus	ES	100.0
								6565	São Mateus	ES	100.0
								6587	São Mateus	ES	100.0
								6591	São Mateus	ES	100.0
								6602	São Mateus	ES	100.0
								6603	São Mateus	ES	100.0
								6675	São Mateus	ES	100.0

S730	48.88	36.32	5.41	4.79	2.36	44.3	ES_Center_02	566	São Mateus	ES	100.0
								6169	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6170	São Mateus	ES	100.0

S731	452.26	285.45	88.23	55.68	22.9	44.3	ES_Center_02	1247	São Mateus	ES	100.0
								8629	São Mateus	ES	100.0
								8631	São Mateus	ES	100.0
								8632	São Mateus	ES	100.0
								8633	São Mateus	ES	100.0
								8634	São Mateus	ES	100.0
								15726	São Mateus	ES	100.0

S732	2110.03	1303.57	462.27	231.95	112.24	37.1	ES_Center_02	2237	São Mateus	ES	100.0
								2566	São Mateus	ES	100.0
								2567	São Mateus	ES	100.0
								6223	São Mateus	ES	100.0
								6224	São Mateus	ES	100.0
								6225	São Mateus	ES	100.0
								6227	São Mateus	ES	100.0
								6237	São Mateus	ES	100.0
								6424	São Mateus	ES	100.0
								6430	São Mateus	ES	100.0
								6432	São Mateus	ES	100.0
								6454	São Mateus	ES	100.0
								6455	São Mateus	ES	100.0
								6477	São Mateus	ES	100.0
								6609	São Mateus	ES	100.0

S733	240.29	169.88	34.06	26.04	10.31	37.1	ES_Center_02	2237	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6476	São Mateus	ES	100.0
								6514	São Mateus	ES	100.0

S734	241.07	131.05	72.59	24.95	12.48	37.1	ES_Center_02	1510	São Mateus	ES	100.0
								1977	São Mateus	ES	100.0
								1978	São Mateus	ES	100.0

S735	55.97	35.46	7.04	8.77	4.70	37.10	ES_Center_02	6183	São Mateus	ES	100.0

S736	932.42	507.6	225.94	126.26	72.62	37.1	ES_Center_02	1627	Jaguaré	ES	100.0
								5684	São Mateus	ES	100.0
								6574	São Mateus	ES	100.0
								6633	São Mateus	ES	100.0
								8636	São Mateus	ES	100.0

S737	1068.74	619.3	261.13	116.11	72.2	37.1	ES_Center_02	3872	São Mateus	ES	100.0
								6466	São Mateus	ES	100.0
								6467	São Mateus	ES	100.0
								6490	São Mateus	ES	100.0
								6539	São Mateus	ES	100.0
								6541	São Mateus	ES	100.0
								6550	São Mateus	ES	100.0
								6551	São Mateus	ES	100.0
								6554	São Mateus	ES	100.0
								6555	São Mateus	ES	100.0
								6556	São Mateus	ES	100.0
								6558	São Mateus	ES	100.0
								6564	São Mateus	ES	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								6568	São Mateus	ES	100.0
								6571	São Mateus	ES	100.0
								6572	São Mateus	ES	100.0
								6573	São Mateus	ES	100.0
								6576	São Mateus	ES	100.0
								6586	São Mateus	ES	100.0
								6588	São Mateus	ES	100.0
								6589	São Mateus	ES	100.0
								6622	São Mateus	ES	100.0

S738	174.03	121.12	16.53	26.67	9.71	37.1	ES_Center_02	478	São Mateus	ES	100.0
								479	São Mateus	ES	100.0
								480	São Mateus	ES	100.0
								2104	São Mateus	ES	100.0

S739	256.24	185.03	27.33	26.17	17.71	37.1	ES_Center_02	6686	São Mateus	ES	100.0
								6687	São Mateus	ES	100.0
								6689	São Mateus	ES	100.0
								6692	São Mateus	ES	100.0

S750	190.97	126.13	24.71	25.57	14.56	37.10	ES_Center_02	2237	São Mateus	ES	100.0

								2638	São Mateus	ES	10.3

T007	200.24	63.58	85.44	16.28	34.94	37.10	BA_Total_01	4019	Caravelas	BA	100.0

T049	417.86	300.51	42.59	48.95	25.81	37.10	BA_Total_01	3977	Caravelas	BA	100.0

T053	531.54	405.96	43.57	44.44	37.57	44.08	BA_Total_01	3836	Caravelas	BA	100.0
								21	Caravelas	BA	100.0

T057	526.58	270.29	135.80	88.03	32.46	44.30	BA_Total_01	3995-A	Caravelas	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

T058	285.75	200.98	30.09	30.11	24.57	43.71	BA_Total_01	3995-A	Caravelas	BA	100.0

T059	291.60	201.95	38.71	23.09	27.85	44.30	BA_Total_01	3995-A	Caravelas	BA	100.0

T060	243.03	120.70	93.84	13.02	15.47	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T061	242.44	169.46	31.66	26.00	15.32	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T062	384.43	219.78	104.64	46.53	13.48	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T063	314.41	184.13	79.09	32.06	19.13	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T064	376.52	235.18	80.33	39.06	21.95	44.02	BA_Total_01	3995-A	Caravelas	BA	100.0

T065	442.75	307.18	51.92	43.80	39.85	43.85	BA_Total_01	3835	Caravelas	BA	100.0

T066	311.96	226.17	35.42	28.14	22.23	44.30	BA_Total_01	3835	Caravelas	BA	100.0

T068	243.03	146.18	76.19	10.10	10.56	44.30	BA_Total_01	776	Alcobaça	BA	100.0

T069	585.11	259.29	267.75	30.74	27.33	44.3	BA_Total_01	776	Alcobaça	BA	100.0
								796	Alcobaça	BA	94.9
								1446	Alcobaça	BA	100.0

T070	559.4	300.95	207.94	27.19	23.32	44.3	BA_Total_01	776	Alcobaça	BA	100.0
								796	Alcobaça	BA	94.9
								1446	Alcobaça	BA	100.0

T071	543.93	317.94	143.61	43.22	39.16	44.3	BA_Total_01	796	Alcobaça	BA	94.9
								1446	Alcobaça	BA	100.0

T073	376.51	190.87	145.45	20.41	19.78	37.1	BA_Total_01	796	Alcobaça	BA	94.9
								147	Alcobaça	BA	59.2

T074	460.74	321.09	70.03	51.23	18.39	44.3	BA_Total_01	796	Alcobaça	BA	94.9
								147	Alcobaça	BA	59.2

T075	451.99	211.25	186.7	22.15	31.89	44.3	BA_Total_01	796	Alcobaça	BA	94.9
								4836	Prado	BA	81.4

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

								147	Alcobaça	BA	59.2

T076	400.57	245.99	113.09	28.24	13.25	44.3	BA_Total_01	796	Alcobaça	BA	94.9
								4836	Prado	BA	81.4

T077	283.46	183.57	69.29	14.79	15.81	39.70	BA_Total_01	1354	Alcobaça	BA	100.0

T078	497.02	280.11	170.06	15.02	31.83	39.42	BA_Total_01	1354	Alcobaça	BA	100.0

T080	151.00	121.14	9.68	10.62	9.56	44.30	BA_Total_01	789	Alcobaça	BA	8.6

T081	413.58	219.04	140.89	30.87	22.78	44.30	BA_Total_01	796	Alcobaça	BA	94.9

T082	511.68	293.32	140.6	44.87	32.89	44.3	BA_Total_01	789	Alcobaça	BA	8.6
								796	Alcobaça	BA	94.9

T083	456.24	259.21	139.09	30.30	27.64	44.30	BA_Total_01	796	Alcobaça	BA	94.9

T084	510.30	287.60	154.26	40.89	27.55	44.30	BA_Total_01	796	Alcobaça	BA	94.9

T085	580.24	371.83	116.46	54.38	37.57	44.30	BA_Total_01	787	Alcobaça	BA	77.4

T086	337.39	182.96	80.37	54.12	19.94	44.30	BA_Total_01	787	Alcobaça	BA	77.4

T087	481.52	205.95	172.08	77.68	25.81	44.3	BA_Total_01	787	Alcobaça	BA	77.4
								156	Alcobaça	BA	100.0

T088	394.34	187.50	109.34	65.01	32.49	44.30	BA_Total_01	787	Alcobaça	BA	77.4

T101	338.95	176.06	95.26	37.81	29.82	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T103	48.87	32.57	9.31	4.30	2.69	44.30	BA_Total_01	3703	Caravelas	BA	100.0

T104	310.98	201.48	52.67	33.98	22.85	44.30	BA_Total_01	3836	Caravelas	BA	100.0

T105	111.34	88.05	5.52	4.64	13.13	37.10	BA_Total_01	4017	Mucuri	BA	98.5

T107	327.86	233.98	34.69	37.04	22.15	44.30	BA_Total_01	3838	Caravelas	BA	34.3

T112	225.62	146.85	39.69	25.59	13.49	44.30	BA_Total_01	2945	Caravelas	BA	100.0

T169	426.57	218.68	134.49	52.90	20.50	51.50	BA_Total_01	1356	Alcobaça	BA	100.0

T170	484.73	258.70	132.94	63.18	29.91	51.50	BA_Total_01	1356	Alcobaça	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

T171	447.00	167.93	197.20	59.89	21.98	51.50	BA_Total_01	1356	Alcobaça	BA	100.0

T175	529.01	357.39	89.09	55.96	26.57	51.50	BA_Total_01	1355	Alcobaça	BA	100.0

T189	532.28	342.00	95.55	62.29	32.44	44.30	BA_Total_01	3838	Caravelas	BA	34.3

T198	204.23	136.6	32.64	19.67	15.32	44.3	BA_Total_01	3834	Caravelas	BA	10.8
								3671	Caravelas	BA	100.0

T199	397.53	222.23	123.79	31.91	19.60	44.30	BA_Total_01	796	Alcobaça	BA	94.9

T214	546.36	361.77	82.30	57.03	45.26	37.10	BA_Total_01	3995-A	Caravelas	BA	100.0

T215	29.38	20.80	0.45	2.19	5.94	37.10	BA_Total_01	4017	Mucuri	BA	98.5

T227	100.50	47.74	33.15	14.33	5.28	44.30	BA_Total_01	3033	Alcobaça	BA	100.0

T601	69.74	46.10	6.32	9.65	7.67	38.98	BA_Total_01	4994	Prado	BA	100.0

T615	93.09	71.47	7.94	8.78	4.90	44.30	BA_Total_01	1352	Caravelas	BA	100.0

T620	232.57	125.10	70.25	27.25	9.97	44.30	BA_Total_01	6827	Teixeira de Freitas	BA	100.0

T637	491.47	213.9	124.88	70.1	82.59	51.5	BA_Total_01	8533	Prado	BA	100.0
								3858	Caravelas	BA	7.9
								6293	Prado	BA	57.5

T646	1066.53	657.53	190.81	147.3	70.89	51.5	BA_Total_01	1376	Alcobaça	BA	100.0
								1378	Alcobaça	BA	100.0
								1364	Alcobaça	BA	100.0

T647	1067.6	640.1	230.9	143.02	53.58	51.5	BA_Total_01	1376	Alcobaça	BA	100.0
								1364	Alcobaça	BA	100.0

T648	959.65	550.48	283.77	87.49	37.91	51.50	BA_Total_01	1376	Alcobaça	BA	100.0

T649	876.30	476.06	269.36	97.47	33.41	51.50	BA_Total_01	1376	Alcobaça	BA	100.0

T650	952.99	618.33	142.80	141.60	50.26	51.50	BA_Total_01	1376	Alcobaça	BA	100.0

T651	767.73	467.53	80.49	91.74	127.97	51.50	BA_Total_01	1376	Alcobaça	BA	100.0

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

T652	1,030.91	604.87	238.98	138.90	48.16	51.50	BA_Total_01	1376	Alcobaça	BA	100.0

T653	883.44	365.82	346.44	120.95	50.23	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T654	780.61	457.33	151.65	100.00	71.63	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T655	978.71	516.76	307.71	110.56	43.68	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T656	972.67	649.16	129.82	147.31	46.38	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T657	957.74	638.35	140.33	107.23	71.83	51.5	BA_Total_01	1375	Alcobaça	BA	100.0
								1381	Alcobaça	BA	100.0

T658	1,030.95	624.47	112.32	121.06	173.10	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T659	911.57	386.59	425.13	82.75	17.10	51.50	BA_Total_01	1375	Alcobaça	BA	100.0

T660	900.31	510.43	64.87	268.81	56.2	51.5	BA_Total_01	1377	Alcobaça	BA	100.0
								1834	Alcobaça	BA	100.0

T662	1266.82	1084.3	47.69	47.83	87	51.5	BA_Total_01	1379	Alcobaça	BA	100.0
								8652	Prado	BA	100.0
								7742	Prado	BA	100.0
								1361	Alcobaça	BA	100.0

T663	848.25	759.54	24.09	29.61	35.01	51.50	BA_Total_01	1379	Alcobaça	BA	100.0

T665	334.34	219.63	67.96	31.68	15.07	37.10	BA_Total_01	4156	Caravelas	BA	96.4

T682	280.56	132.63	95.77	32.71	19.45	51.50	BA_Total_01	1389	Alcobaça	BA	100.0

T692	81.14	45.61	23.68	7.51	4.34	44.3	BA_Total_01	1371	Alcobaça	BA	100.0
								789	Alcobaça	BA	8.6

T693	328.81	140.05	54.21	112.51	22.04	37.10	BA_Total_01	1366	Alcobaça	BA	100.0

T694	504.53	225.48	178.41	56.26	44.38	51.5	BA_Total_01	1375	Alcobaça	BA	100.0
								1367	Alcobaça	BA	100.0

T708	1,070.18	669.44	171.98	159.38	69.38	51.50	BA_Total_01	7241	Teixeira de Freitas	BA	49.6

			Legal	APP	Available Non-	Potential
	Project	Plantable	Reserve(1)	Area(1)	productuve(1)	MAI					Title
Project_ID	Area (ha)	Area(1) (ha)	(ha)	(ha)	(ha)	(m3/ha.yr)	Region_BTM	RERF	District	State	Share (%)

T709	850.60	449.48	267.47	90.06	43.59	51.50	BA_Total_01	7241	Teixeira de Freitas	BA	49.6

T710	1,248.93	627.64	456.31	104.75	60.23	51.50	BA_Total_01	7241	Teixeira de Freitas	BA	49.6

T722	197.91	114.32	51.67	17.39	14.53	44.30	BA_Total_01	3849	Caravelas	BA	100.0

T727	89.31	60.91	11.45	9.10	7.85	37.10	BA_Total_01	1390	Alcobaça	BA	100.0

T733	388.47	271.82	36.05	34.41	46.19	37.1	BA_Total_01	3234	Caravelas	BA	100.0
								4165	Caravelas	BA	100.0

T734	664.83	417.09	153.45	61.02	33.27	44.30	BA_Total_01	3978	Caravelas	BA	100.0

T738	137.08	92.67	19.58	15.05	9.78	37.10	BA_Total_01	319	Caravelas	BA	100.0

T739	317.01	151.05	90.32	39.28	36.36	44.30	BA_Total_01	162	Caravelas	BA	100.0

T740	211.61	141.98	30.22	25.06	14.35	44.30	BA_Total_01	3690	Teixeira de Freitas	BA	100.0

T741	471.52	283.81	109.95	54.22	23.54	51.50	BA_Total_01	44	Alcobaça	BA	100.0

T743	63.39	40.43	7.75	7.90	7.31	44.30	BA_Total_01	720	Teixeira de Freitas	BA	100.0

T748	378.41	181.16	90.26	75.70	31.29	51.50	BA_Total_01	7885	Teixeira de Freitas	BA	100.0

T749	76.20	32.42	26.71	10.43	6.64	37.10	BA_Total_01	318	Alcobaça	BA	100.0

T751	139.54	82.47	29.37	18.13	9.57	44.30	BA_Total_01	9367	Teixeira de Freitas	BA	100.0

Total	205,721.99	129,062.87

APPENDIX V(A) - PLANTABLE AREA AS INFORMED BY SELLERS

Calculation of purchase price adjustment follows the formula:

Purchase Price = (Plantable Area DD — Plantable Area Provided) * Base Price

Plantable area adjustments may occur after finalizing mapping due diligence.

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
A089	ES_South_03	14,999.23	346.45	197.33			—
A091	ES_South_03	14,999.23	254.96	201.02			—
A092	ES_South_03	14,999.23	250.35	197.78			—
A093	ES_South_03	14,999.23	425.28	284.21			—
A094	ES_South_03	14,999.23	286.25	211.79			—
A095	ES_South_03	14,999.23	449.21	292.23			—
A096	ES_South_03	14,999.23	215.32	157.69			—
A113	ES_South_03	14,999.23	184.90	136.49			—
A114	ES_South_03	14,999.23	141.10	100.17			—
A115	ES_South_03	14,999.23	213.40	131.20			—
A124	ES_South_03	14,999.23	302.44	220.79			—
A125	ES_South_03	14,999.23	218.46	167.60			—
A126	ES_South_03	14,999.23	321.32	227.40			—
A127	ES_South_03	14,999.23	318.49	251.69			—
A128	ES_South_03	14,999.23	301.92	216.18			—
A133	ES_South_03	14,999.23	147.30	115.69			—
A140	ES_South_03	14,999.23	510.07	397.08			—
A141	ES_South_03	14,999.23	39.70	22.05			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
A142	ES_South_03	14,999.23	74.24	26.94			—
A261	ES_South_03	14,999.23	14.23	9.44			—
A262	ES_South_03	14,999.23	162.69	96.19			—
A263	ES_South_03	14,999.23	198.03	127.71			—
A264	ES_South_03	14,999.23	69.64	41.29			—
A265	ES_South_03	14,999.23	27.14	16.83			—
A266	ES_South_03	14,999.23	21.89	13.58			—
A267	ES_South_03	14,999.23	45.20	31.19			—
A268	ES_South_03	14,999.23	124.42	79.27			—
A269	ES_South_03	14,999.23	106.24	72.27			—
A270	ES_South_03	14,999.23	190.26	128.63			—
A278	ES_South_03	14,999.23	342.21	231.44			—
A279	ES_South_03	14,999.23	252.49	194.93			—
A280	ES_South_03	14,999.23	337.53	275.85			—
A283	ES_South_03	14,999.23	66.18	45.42			—
A286	ES_South_03	14,999.23	96.58	58.89			—
A288	ES_South_03	14,999.23	54.40	42.93			—
A292	ES_South_03	14,999.23	218.58	158.11			—
A293	ES_South_03	14,999.23	162.59	120.33			—
A297	ES_South_03	14,999.23	106.07	73.59			—
A308	ES_South_03	14,999.23	384.31	155.90			—
A309	ES_South_03	14,999.23	56.95	11.70			—
A310	ES_South_03	14,999.23	141.13	42.99			—
A318	ES_South_03	14,999.23	191.63	102.21			—
A326	ES_South_03	14,999.23	89.97	56.40			—
A600	ES_South_03	14,999.23	421.79	313.06			—
A607	ES_South_03	14,999.23	804.20	390.14			—
A621	ES_South_03	14,999.23	527.58	204.49			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
F431	SP_South_02	13,868.11	2,821.93	2,219.00			—
F432	SP_South_02	13,868.11	747.91	664.23			—
F434	SP_South_02	13,868.11	195.95	176.20			—
F435	SP_South_02	13,868.11	1,032.31	818.16			—
F438	SP_South_02	13,868.11	851.68	569.61			—
F461	SP_North_01	14,151.78	1,125.99	776.55			—
F464	SP_North_01	14,151.78	126.68	102.58			—
F465	SP_North_01	14,151.78	128.66	124.20			—
F466	SP_North_01	14,151.78	471.87	419.57			—
F467	SP_North_01	14,151.78	634.98	428.88			—
F531	SP_South_02	13,868.11	1,210.31	999.00			—
F533	SP_South_02	13,868.11	2,896.80	1,243.07			—
F536	SP_South_02	13,868.11	917.09	571.13			—
F537	SP_South_02	13,868.11	1,089.95	630.06			—
F538	SP_South_02	13,868.11	830.64	306.67			—
F539	SP_South_02	13,868.11	1,172.77	602.02			—
F540	SP_South_02	13,868.11	2,606.48	1,324.01			—
F543	SP_South_02	13,868.11	1,157.06	526.95			—
F545	SP_South_02	13,868.11	87.33	67.36			—
F547	SP_South_02	13,868.11	411.03	198.09			—
F549	SP_South_02	13,868.11	1,455.82	986.33			—
F638	SP_East_03	15,610.14	626.00	364.14			—
F639	SP_East_03	15,610.14	406.55	246.07			—
F640	SP_East_03	15,610.14	402.62	254.23			—
F678	SP_South_02	13,868.11	241.36	173.38			—
F679	SP_South_02	13,868.11	442.84	327.63			—
F680	SP_South_02	13,868.11	250.70	169.60			—
F681	SP_South_02	13,868.11	876.84	600.36			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
F743	SP_East_03	15,610.14	130.35	99.31			—
F931	SP_East_03	15,610.14	84.93	20.45			—
H007	MS_South_03	7,665.50	19,510.22	14,246.68			—
H008	MS_Center_02	7,400.99	1,699.04	1,073.93			—
H013	MS_South_03	7,665.50	12,124.65	7,721.64			—
H053	MS_Center_02	7,400.99	4,905.72	3,192.72			—
H101	MS_South_03	7,665.50	17,859.98	10,629.86			—
H105	MS_South_03	7,665.50	1,147.81	793.82			—
M004	BA_Total_01	16,165.08	61.71	45.49			—
M012	BA_Total_01	16,165.08	426.04	259.14			—
M014	BA_Total_01	16,165.08	223.76	172.17			—
M015	BA_Total_01	16,165.08	404.71	285.76			—
M016	BA_Total_01	16,165.08	287.24	176.59			—
M017	BA_Total_01	16,165.08	398.27	208.72			—
M018	BA_Total_01	16,165.08	407.62	220.75			—
M019	BA_Total_01	16,165.08	535.05	336.74			—
M020	BA_Total_01	16,165.08	339.89	261.96			—
M022	BA_Total_01	16,165.08	523.99	258.42			—
M023	BA_Total_01	16,165.08	693.92	358.20			—
M024	BA_Total_01	16,165.08	474.39	145.68			—
M025	BA_Total_01	16,165.08	474.42	331.18			—
M026	BA_Total_01	16,165.08	420.82	247.37			—
M027	BA_Total_01	16,165.08	759.99	507.34			—
M028	BA_Total_01	16,165.08	684.67	402.72			—
M029	BA_Total_01	16,165.08	484.34	304.45			—
M030	BA_Total_01	16,165.08	630.63	407.18			—
M031	BA_Total_01	16,165.08	301.00	207.40			—
M032	BA_Total_01	16,165.08	207.49	149.43			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
M033	BA_Total_01	16,165.08	217.79	133.94			—
M034	BA_Total_01	16,165.08	268.96	153.50			—
M035	BA_Total_01	16,165.08	395.93	221.09			—
M036	BA_Total_01	16,165.08	454.42	222.88			—
M037	BA_Total_01	16,165.08	551.38	257.26			—
M038	BA_Total_01	16,165.08	558.04	167.36			—
M039	BA_Total_01	16,165.08	409.27	167.37			—
M040	BA_Total_01	16,165.08	346.96	206.83			—
M041	BA_Total_01	16,165.08	328.63	198.64			—
M042	BA_Total_01	16,165.08	581.52	338.65			—
M043	BA_Total_01	16,165.08	624.69	363.96			—
M044	BA_Total_01	16,165.08	557.38	309.70			—
M046	BA_Total_01	16,165.08	370.79	172.48			—
M047	BA_Total_01	16,165.08	317.75	205.59			—
M048	BA_Total_01	16,165.08	342.51	240.88			—
M099	BA_Total_01	16,165.08	163.53	109.46			—
M116	BA_Total_01	16,165.08	148.60	99.33			—
M117	BA_Total_01	16,165.08	471.57	218.64			—
M118	BA_Total_01	16,165.08	83.54	35.47			—
M119	BA_Total_01	16,165.08	131.24	53.07			—
M123	BA_Total_01	16,165.08	152.53	78.77			—
M124	BA_Total_01	16,165.08	517.39	357.28			—
M125	BA_Total_01	16,165.08	449.70	199.34			—
M130	BA_Total_01	16,165.08	363.28	251.64			—
M131	BA_Total_01	16,165.08	589.41	319.00			—
M132	BA_Total_01	16,165.08	576.23	276.14			—
M133	BA_Total_01	16,165.08	369.09	227.12			—
M134	BA_Total_01	16,165.08	425.60	293.96			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
M153	BA_Total_01	16,165.08	381.17	196.97			—
M154	BA_Total_01	16,165.08	601.28	482.57			—
M155	BA_Total_01	16,165.08	373.09	282.09			—
M156	BA_Total_01	16,165.08	241.15	168.33			—
M157	BA_Total_01	16,165.08	577.07	309.81			—
M158	BA_Total_01	16,165.08	184.71	99.86			—
M161	BA_Total_01	16,165.08	562.55	297.82			—
M166	BA_Total_01	16,165.08	426.80	241.58			—
M194	BA_Total_01	16,165.08	103.73	75.30			—
M196	BA_Total_01	16,165.08	43.13	27.89			—
M197	BA_Total_01	16,165.08	154.63	87.24			—
M209	BA_Total_01	16,165.08	379.99	201.94			—
M217	BA_Total_01	16,165.08	41.05	13.41			—
M218	BA_Total_01	16,165.08	24.80	15.39			—
M219	BA_Total_01	16,165.08	296.28	197.87			—
M220	BA_Total_01	16,165.08	420.75	302.84			—
M221	BA_Total_01	16,165.08	331.78	206.78			—
M222	BA_Total_01	16,165.08	60.67	32.11			—
M224	BA_Total_01	16,165.08	53.20	22.01			—
M225	BA_Total_01	16,165.08	77.76	47.16			—
M360	BA_Total_01	16,165.08	259.45	164.60			—
M361	BA_Total_01	16,165.08	441.95	246.79			—
M362	BA_Total_01	16,165.08	194.58	98.70			—
M363	BA_Total_01	16,165.08	194.43	124.07			—
M364	BA_Total_01	16,165.08	207.26	148.14			—
M365	BA_Total_01	16,165.08	454.38	300.17			—
M367	BA_Total_01	16,165.08	382.28	255.00			—
M376	BA_Total_01	16,165.08	103.35	83.90			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
M400	BA_Total_01	16,165.08	185.17	128.58			—
M401	BA_Total_01	16,165.08	356.40	274.77			—
M402	BA_Total_01	16,165.08	218.04	160.79			—
M403	BA_Total_01	16,165.08	19.04	12.83			—
M409	BA_Total_01	16,165.08	319.19	258.80			—
M410	BA_Total_01	16,165.08	583.25	459.88			—
M411	BA_Total_01	16,165.08	378.32	271.35			—
M412	BA_Total_01	16,165.08	289.47	202.93			—
M413	BA_Total_01	16,165.08	378.60	294.13			—
M414	BA_Total_01	16,165.08	328.59	231.11			—
M419	BA_Total_01	16,165.08	303.25	213.14			—
M420	BA_Total_01	16,165.08	445.92	331.24			—
M421	BA_Total_01	16,165.08	561.70	404.19			—
M423	BA_Total_01	16,165.08	345.40	259.23			—
M424	BA_Total_01	16,165.08	161.97	111.03			—
M425	BA_Total_01	16,165.08	31.54	19.81			—
M427	BA_Total_01	16,165.08	466.17	257.70			—
M428	BA_Total_01	16,165.08	620.49	155.23			—
M614	BA_Total_01	16,165.08	211.50	132.84			—
M666	BA_Total_01	16,165.08	36.70	13.05			—
M668	BA_Total_01	16,165.08	88.11	52.86			—
M669	BA_Total_01	16,165.08	243.32	131.48			—
M676	BA_Total_01	16,165.08	477.49	304.21			—
M677	BA_Total_01	16,165.08	21.99	18.95			—
M697	BA_Total_01	16,165.08	224.05	130.10			—
M700	BA_Total_01	16,165.08	319.46	235.93			—
M742	BA_Total_01	16,165.08	9.06	4.02			—
S106	ES_North_01	9,281.40	262.23	193.95			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
S107	ES_North_01	9,281.40	524.87	422.83			—
S143	ES_North_01	9,281.40	334.79	283.19			—
S145	ES_North_01	9,281.40	174.97	152.90			—
S158	ES_Center_02	14,781.28	304.15	203.82			—
S162	ES_North_01	9,281.40	406.79	290.48			—
S167	ES_North_01	9,281.40	216.40	126.24			—
S168	ES_North_01	9,281.40	447.89	277.51			—
S169	ES_North_01	9,281.40	456.52	269.12			—
S170	ES_North_01	9,281.40	365.74	148.02			—
S227	ES_North_01	9,281.40	80.01	69.54			—
S317	ES_North_01	9,281.40	308.95	238.62			—
S318	ES_North_01	9,281.40	179.12	125.94			—
S320	ES_North_01	9,281.40	524.12	195.03			—
S323	ES_North_01	9,281.40	218.41	167.89			—
S325	ES_North_01	9,281.40	418.00	301.75			—
S326	ES_North_01	9,281.40	98.16	75.49			—
S327	ES_North_01	9,281.40	238.32	180.89			—
S328	ES_North_01	9,281.40	202.79	164.72			—
S329	ES_North_01	9,281.40	197.65	165.47			—
S333	ES_North_01	9,281.40	382.72	292.55			—
S337	ES_North_01	9,281.40	371.61	276.61			—
S338	ES_North_01	9,281.40	285.72	197.71			—
S342	ES_North_01	9,281.40	115.43	80.96			—
S344	ES_North_01	9,281.40	481.07	298.06			—
S600	ES_Center_02	14,781.28	573.29	357.44			—
S602	ES_Center_02	14,781.28	381.64	285.01			—
S607	ES_Center_02	14,781.28	165.71	92.39			—
S608	ES_Center_02	14,781.28	869.33	561.55			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
S609	ES_Center_02	14,781.28	386.47	190.81			—
S610	ES_Center_02	14,781.28	106.41	76.10			—
S611	ES_Center_02	14,781.28	368.78	233.95			—
S612	ES_Center_02	14,781.28	568.85	336.42			—
S613	ES_Center_02	14,781.28	391.40	247.35			—
S614	ES_Center_02	14,781.28	663.10	269.76			—
S615	ES_Center_02	14,781.28	77.51	54.36			—
S617	ES_Center_02	14,781.28	134.79	79.30			—
S618	ES_Center_02	14,781.28	184.86	81.52			—
S619	ES_North_01	9,281.40	579.25	306.72			—
S622	ES_North_01	9,281.40	1,294.58	1,018.48			—
S623	ES_North_01	9,281.40	1,137.42	608.76			—
S625	ES_North_01	9,281.40	1,258.54	648.58			—
S635	ES_Center_02	14,781.28	140.29	86.07			—
S700	ES_Center_02	14,781.28	364.17	201.66			—
S701	ES_Center_02	14,781.28	1,087.75	597.30			—
S702	ES_Center_02	14,781.28	110.11	46.75			—
S703	ES_Center_02	14,781.28	96.17	62.31			—
S704	ES_Center_02	14,781.28	120.83	80.86			—
S705	ES_Center_02	14,781.28	202.11	128.96			—
S706	ES_Center_02	14,781.28	495.61	382.57			—
S707	ES_Center_02	14,781.28	90.29	64.17			—
S708	ES_Center_02	14,781.28	327.94	263.81			—
S709	ES_Center_02	14,781.28	1,335.60	992.29			—
S710	ES_Center_02	14,781.28	109.60	75.63			—
S716	ES_Center_02	14,781.28	129.47	91.62			—
S717	ES_Center_02	14,781.28	560.61	396.44			—
S718	ES_Center_02	14,781.28	588.36	439.00			—

			Provided by Fibria		Due Diligence result
		Price (R$/	Total_Area(1)	Plantable Area(1)	Total_Area	Plantable Area	Purchase Price
ID_Project	BTM Region	plantable ha)	(ha)	(ha)	(ha)	(ha)	Adjustment
S719	ES_Center_02	14,781.28	3,116.64	1,922.60			—
S720	ES_Center_02	14,781.28	116.62	71.79			—
S721	ES_Center_02	14,781.28	204.17	142.59			—
S722	ES_Center_02	14,781.28	50.68	33.21			—
S723	ES_Center_02	14,781.28	145.54	92.82			—
S726	ES_Center_02	14,781.28	1,089.85	620.32			—
S727	ES_Center_02	14,781.28	922.45	617.23			—
S728	ES_Center_02	14,781.28	253.57	200.16			—
S729	ES_Center_02	14,781.28	1,108.83	651.05			—
S730	ES_Center_02	14,781.28	48.88	36.32			—
S731	ES_Center_02	14,781.28	452.26	285.45			—
S732	ES_Center_02	14,781.28	2,110.03	1,303.57			—
S733	ES_Center_02	14,781.28	240.29	169.88			—
S734	ES_Center_02	14,781.28	241.07	131.05			—
S735	ES_Center_02	14,781.28	55.97	35.46			—
S736	ES_Center_02	14,781.28	932.42	507.60			—
S737	ES_Center_02	14,781.28	1,068.74	619.30			—
S738	ES_Center_02	14,781.28	174.03	121.12			—
S739	ES_Center_02	14,781.28	256.24	185.03			—
S750	ES_Center_02	14,781.28	190.97	126.13			—
T007	BA_Total_01	16,165.08	200.24	63.58			—
T049	BA_Total_01	16,165.08	417.86	300.51			—
T053	BA_Total_01	16,165.08	531.54	405.96			—
T057	BA_Total_01	16,165.08	526.58	270.29			—
T058	BA_Total_01	16,165.08	285.75	200.98			—
T059	BA_Total_01	16,165.08	291.60	201.95			—
T060	BA_Total_01	16,165.08	243.03	120.70			—
T061	BA_Total_01	16,165.08	242.44	169.46			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area(1) (ha)	Plantable Area(1) (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T062	BA_Total_01	16,165.08	384.43	219.78			—
T063	BA_Total_01	16,165.08	314.41	184.13			—
T064	BA_Total_01	16,165.08	376.52	235.18			—
T065	BA_Total_01	16,165.08	442.75	307.18			—
T066	BA_Total_01	16,165.08	311.96	226.17			—
T068	BA_Total_01	16,165.08	243.03	146.18			—
T069	BA_Total_01	16,165.08	585.11	259.29			—
T070	BA_Total_01	16,165.08	559.40	300.95			—
T071	BA_Total_01	16,165.08	543.93	317.94			—
T073	BA_Total_01	16,165.08	376.51	190.87			—
T074	BA_Total_01	16,165.08	460.74	321.09			—
T075	BA_Total_01	16,165.08	451.99	211.25			—
T076	BA_Total_01	16,165.08	400.57	245.99			—
T077	BA_Total_01	16,165.08	283.46	183.57			—
T078	BA_Total_01	16,165.08	497.02	280.11			—
T080	BA_Total_01	16,165.08	151.00	121.14			—
T081	BA_Total_01	16,165.08	413.58	219.04			—
T082	BA_Total_01	16,165.08	511.68	293.32			—
T083	BA_Total_01	16,165.08	456.24	259.21			—
T084	BA_Total_01	16,165.08	510.30	287.60			—
T085	BA_Total_01	16,165.08	580.24	371.83			—
T086	BA_Total_01	16,165.08	337.39	182.96			—
T087	BA_Total_01	16,165.08	481.52	205.95			—
T088	BA_Total_01	16,165.08	394.34	187.50			—
T101	BA_Total_01	16,165.08	338.95	176.06			—
T103	BA_Total_01	16,165.08	48.87	32.57			—
T104	BA_Total_01	16,165.08	310.98	201.48			—
T105	BA_Total_01	16,165.08	111.34	88.05			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area(1) (ha)	Plantable Area(1) (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T107	BA_Total_01	16,165.08	327.86	233.98			—
T112	BA_Total_01	16,165.08	225.62	146.85			—
T169	BA_Total_01	16,165.08	426.57	218.68			—
T170	BA_Total_01	16,165.08	484.73	258.70			—
T171	BA_Total_01	16,165.08	447.00	167.93			—
T175	BA_Total_01	16,165.08	529.01	357.39			—
T189	BA_Total_01	16,165.08	532.28	342.00			—
T198	BA_Total_01	16,165.08	204.23	136.60			—
T199	BA_Total_01	16,165.08	397.53	222.23			—
T214	BA_Total_01	16,165.08	546.36	361.77			—
T215	BA_Total_01	16,165.08	29.38	20.80			—
T227	BA_Total_01	16,165.08	100.50	47.74			—
T601	BA_Total_01	16,165.08	69.74	46.10			—
T615	BA_Total_01	16,165.08	93.09	71.47			—
T620	BA_Total_01	16,165.08	232.57	125.10			—
T637	BA_Total_01	16,165.08	491.47	213.90			—
T646	BA_Total_01	16,165.08	1,066.53	657.53			—
T647	BA_Total_01	16,165.08	1,067.60	640.10			—
T648	BA_Total_01	16,165.08	959.65	550.48			—
T649	BA_Total_01	16,165.08	876.30	476.06			—
T650	BA_Total_01	16,165.08	952.99	618.33			—
T651	BA_Total_01	16,165.08	767.73	467.53			—
T652	BA_Total_01	16,165.08	1,030.91	604.87			—
T653	BA_Total_01	16,165.08	883.44	365.82			—
T654	BA_Total_01	16,165.08	780.61	457.33			—
T655	BA_Total_01	16,165.08	978.71	516.76			—
T656	BA_Total_01	16,165.08	972.67	649.16			—
T657	BA_Total_01	16,165.08	957.74	638.35			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area(1) (ha)	Plantable Area(1) (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T658	BA_Total_01	16,165.08	1,030.95	624.47			—
T659	BA_Total_01	16,165.08	911.57	386.59			—
T660	BA_Total_01	16,165.08	900.31	510.43			—
T662	BA_Total_01	16,165.08	1,266.82	1,084.30			—
T663	BA_Total_01	16,165.08	848.25	759.54			—
T665	BA_Total_01	16,165.08	334.34	219.63			—
T682	BA_Total_01	16,165.08	280.56	132.63			—
T692	BA_Total_01	16,165.08	81.14	45.61			—
T693	BA_Total_01	16,165.08	328.81	140.05			—
T694	BA_Total_01	16,165.08	504.53	225.48			—
T708	BA_Total_01	16,165.08	1,070.18	669.44			—
T709	BA_Total_01	16,165.08	850.60	449.48			—
T710	BA_Total_01	16,165.08	1,248.93	627.64			—
T722	BA_Total_01	16,165.08	197.91	114.32			—
T727	BA_Total_01	16,165.08	89.31	60.91			—
T733	BA_Total_01	16,165.08	388.47	271.82			—
T734	BA_Total_01	16,165.08	664.83	417.09			—
T738	BA_Total_01	16,165.08	137.08	92.67			—
T739	BA_Total_01	16,165.08	317.01	151.05			—
T740	BA_Total_01	16,165.08	211.61	141.98			—
T741	BA_Total_01	16,165.08	471.52	283.81			—
T743	BA_Total_01	16,165.08	63.39	40.43			—
T748	BA_Total_01	16,165.08	378.41	181.16			—
T749	BA_Total_01	16,165.08	76.20	32.42			—
T751	BA_Total_01	16,165.08	139.54	82.47			—
			205,721.99	129,062.87	—	—	—

(1) information provided by Fibria

APPENDIX 1.3(B) - LIST OF THE SELECTED ASSETS WHICH PRICE WILL BE WITHHELD

State	Region	District	RERF	Project	Area	Value (R$/ha)	Total Value (R$)
BA	BA_Total_01	Nova Viçosa	1093	M219	197.87	16,165.08	3,198,584.42
BA	BA_Total_01	Nova Viçosa	1183	M700	235.93	16,165.08	3,813,827.37
BA	BA_Total_01	Nova Viçosa	1341	M666	13.05	16,165.08	210,954.30
BA	BA_Total_01	Alcobaça	1361/7742/8652	T662	1084.3	16,165.08	17,527,796.47
BA	BA_Total_01	Nova Viçosa	1974	M367	255	16,165.08	4,122,095.45
BA	BA_Total_01	Caravelas	3834	T198	136.6	16,165.08	2,208,149.96
BA	BA_Total_01	Prado	4994	T601	46.1	16,165.08	745,210.20
ES	ES_Center_02	São Mateus	624	S728	200.16	14,781.28	2,958,620.54
ES	ES_Center_02	São Mateus	702/6207/6545/6559/6560/6561/6562/6591/6602/6603/6675	S729	651.05	14,781.28	9,623,350.84
ES	ES_Center_02	Jaquaré	1041	S618	81.52	14,781.28	1,204,969.76
ES	ES_Center_02	Linhares	1519	S704	80.86	14,781.28	1,195,214.11
ES	ES_Center_02	Linhares	1520/11935	S708	263.81	14,781.28	3,899,448.87
ES	ES_North_01	Pinheiros	3572	S619	306.72	9,281.40	2,846,790.80
ES	ES_South_03	Aracruz	4209/17321/23563/29265/29266	A607	390.14	14,999.23	5,851,798.46
ES	ES_South_03	Linhares	4209/25435/25436	A621	204.49	14,999.23	3,067,191.95
ES	ES_Center_02	Linhares	4796/6481/13879	S600	357.44	14,781.28	5,283,419.90
ES	ES_Center_02	São Mateus	6223/6225/6227/6432/6455/6609	S732	1303.57	14,781.28	19,268,430.16
ES	ES_South_03	Aracruz	11408	A140	397.08	14,999.23	5,955,893.09
ES	ES_South_03	Aracruz	11628	A278	231.44	14,999.23	3,471,421.12
ES	ES_South_03	Aracruz	12052	A115	131.2	14,999.23	1,967,898.59
ES	ES_South_03	Aracruz	12052	A326	56.4	14,999.23	845,956.41
ES	ES_South_03	Aracruz	14856	A279	194.93	14,999.23	2,923,799.34
ES	ES_Center_02	Linhares	23891	S602	285.01	14,781.28	4,212,811.95
ES	ES_South_03	Linhares	24509/24510	A142	26.94	14,999.23	404,079.18
SP	SP_South_02	Itapeva	769	F432	664.23	13,868.11	9,211,613.23
SP	SP_South_02	Itapeva	27927	F438	569.61	13,868.11	7,899,412.87
Total					8,365.45	14,813.16	123,918,739.34

APPENDIX 3.2(c.1) (A) — BASE PRICE ADJUSTMENT - CURRENT MAI

Projects listed below were used to verify inventory at the field. The selection comprises projects selected for Signing. Between Signing and Closing time there were projects excluded from this list, as well others were included.

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
BA	M012	BA_Total_01	ARA	426.04	259.14	27	0	44.30
BA	M014	BA_Total_01	ARA	223.76	172.17	10	0	44.30
BA	M015	BA_Total_01	ARA	404.71	285.76	34	0	37.10
BA	M017	BA_Total_01	ARA	398.27	208.72	28	0	37.10
BA	M018	BA_Total_01	ARA	407.62	220.75	25	0	37.10
BA	M019	BA_Total_01	ARA	535.05	336.74	26	0	37.10
BA	M023	BA_Total_01	ARA	693.92	358.20	33	0	29.80
BA	M025	BA_Total_01	ARA	474.42	331.18	30	0	29.80
BA	M027	BA_Total_01	ARA	759.99	507.34	45	6	37.10
BA	M028	BA_Total_01	ARA	684.67	402.72	38	4	37.10
BA	M031	BA_Total_01	ARA	301.00	207.40	12	4	37.10
BA	M032	BA_Total_01	ARA	207.49	149.43	13	0	37.10
BA	M033	BA_Total_01	ARA	217.79	133.94	5	0	37.10
BA	M034	BA_Total_01	ARA	268.96	153.50	11	0	44.30
BA	M035	BA_Total_01	ARA	395.93	221.09	8	4	37.10
BA	M041	BA_Total_01	ARA	328.63	198.64	20	0	37.10
BA	M042	BA_Total_01	ARA	581.52	338.65	40	2	37.10
BA	M043	BA_Total_01	ARA	624.69	363.96	33	0	29.80
BA	M044	BA_TotaL01	ARA	557.38	309.70	29	4	44.30
BA	M046	BA_Total_01	ARA	370.79	172.48	30	0	37.10
BA	M047	BA_Total_01	ARA	317.75	205.59	21	0	44.30
BA	M099	BA_Total_01	ARA	163.53	109.46	9	0	44.30
BA	M116	BA_Total_01	ARA	148.60	99.33	18	0	37.10
BA	M117	BA_Total_01	ARA	471.57	218.64	33	0	37.10
BA	M118	BA_Total_01	ARA	83.54	35.47	7	0	37.10
BA	M119	BA_Total_01	ARA	131.24	53.07	9	0	37.10
BA	M123	BA_Total_01	ARA	152.53	78.77	8	0	44.30
BA	M125	BA_Total_01	ARA	449.70	199.34	19	0	37.10
BA	M130	BA_Total_01	ARA	363.28	251.64	26	0	37.10
BA	M131	BA_Total_01	ARA	589.41	319.00	34	3	37.10
BA	M132	BA_Total_01	ARA	576.23	276.14	14	2	44.30
BA	M133	BA_Total_01	ARA	369.09	227.12	19	0	44.30
BA	M134	BA_Total_01	ARA	425.60	293.96	26	0	37.10
BA	M153	BA_Total_01	ARA	381.17	196.97	19	0	44.30
BA	M154	BA_Total_01	ARA	601.28	482.57	27	4	44.30
BA	M155	BA_Total_01	ARA	373.09	282.09	20	4	44.30
BA	M156	BA_Total_01	ARA	241.15	168.33	12	0	44.30
BA	M157	BA_Total_01	ARA	577.07	309.81	32	0	44.30

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
BA	M158	BA_Total_01	ARA	184.71	99.86	14	0	37.10
BA	M161	BA_Total_01	ARA	562.55	297.82	29	0	44.30
BA	M194	BA_Total_01	ARA	103.73	75.30	12	0	44.30
BA	M196	BA_Total_01	ARA	43.13	27.89	5	0	37.10
BA	M197	BA_Total_01	ARA	154.63	87.24	11	1	44.30
BA	M209	BA_Total_01	ARA	379.99	201.94	21	0	37.10
BA	M218	BA_Total_01	ARA	24.80	15.39	3	0	37.10
BA	M220	BA_Total_01	ARA	420.75	302.84	34	0	44.30
BA	M221	BA_Total_01	ARA	331.78	206.78	32	0	44.30
BA	M224	BA_Total_01	ARA	53.20	22.01	7	0	29.80
BA	M225	BA_Total_01	ARA	77.76	47.16	4	0	37.10
BA	M360	BA_Total_01	ARA	259.45	164.60	11	1	29.80
BA	M361	BA_Total_01	ARA	441.95	246.79	17	8	29.80
BA	M363	BA_Total_01	ARA	194.43	124.07	8	0	37.10
BA	M364	BA_Total_01	ARA	207.26	148.14	13	0	44.30
BA	M376	BA_Total_01	ARA	103.35	83.90	5	0	37.10
BA	M401	BA_Total_01	ARA	356.40	274.77	30	0	51.50
BA	M402	BA_Total_01	ARA	218.04	160.79	10	0	51.50
BA	M403	BA_Total_01	ARA	19.04	12.83	2	0	51.50
BA	M405	BA_Total_01	ARA	355.62	231.56	19	0	51.50
BA	M406	BA_Total_01	ARA	466.35	335.51	21	2	51.50
BA	M409	BA_Total_01	ARA	319.19	258.80	27	0	51.50
BA	M410	BA_Total_01	ARA	583.25	459.88	54	0	51.50
BA	M411	BA_Total_01	ARA	378.32	271.35	27	0	51.50
BA	M412	BA_Total_01	ARA	289.47	202.93	21	0	51.50
BA	M413	BA_Total_01	ARA	378.60	294.13	26	1	51.50
BA	M414	BA_Total_01	ARA	328.59	231.11	26	0	51.50
BA	M419	BA_Total_01	ARA	303.25	213.14	22	0	51.50
BA	M420	BA_Total_01	ARA	445.92	331.24	28	0	51.50
BA	M421	BA_Total_01	ARA	561.70	404.19	43	0	51.50
BA	M423	BA_Total_01	ARA	345.40	259.23	21	0	51.50
BA	M424	BA_Total_01	ARA	161.97	111.03	15	0	51.50
BA	M425	BA_Total_01	ARA	31.54	19.81	2	0	51.50
BA	M426	BA_Total_01	ARA	8.55	6.43	1	0	51.50
BA	M427	BA_Total_01	ARA	466.17	257.70	37	0	51.50
BA	M614	BA_Total_01	ARA	211.50	132.84	12	0	44.30
BA	M668	BA_Total_01	ARA	88.11	52.86	4	0	37.10
BA	M669	BA_Total_01	ARA	243.32	131.48	5	0	44.30
BA	M676	BA_Total_01	ARA	477.49	304.21	16	0	51.50
BA	M697	BA_Total_01	ARA	224.05	130.10	5	0	37.10
BA	M723	BA_Total_01	ARA	248.93	151.54	8	0	44.30
BA	T007	BA_Total_01	ARA	200.24	63.58	11	0	37.10
BA	T049	BA_Total_01	ARA	417.86	300.51	29	6	37.10
BA	T053	BA_Total_01	ARA	531.54	405.96	45	4	44.30
BA	T055	BA_Total_01	ARA	685.12	481.38	46	0	37.10
BA	T057	BA_Total_01	ARA	526.58	270.29	29	0	44.30
BA	T058	BA_Total_01	ARA	285.75	200.98	20	0	44.30
BA	T059	BA_Total_01	ARA	291.60	201.95	16	0	44.30

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
BA	T060	BA_Total_01	ARA	243.03	120.70	14	0	37.10
BA	T061	BA_Total_01	ARA	242.44	169.46	11	0	37.10
BA	T062	BA_Total_01	ARA	384.43	219.78	7	0	37.10
BA	T063	BA_Total_01	ARA	314.41	184.13	16	0	37.10
BA	T064	BA_Total_01	ARA	376.52	235.18	23	0	44.30
BA	T065	BA_Total_01	ARA	442.75	307.18	28	0	44.30
BA	T066	BA_Total_01	ARA	311.96	226.17	22	0	44.30
BA	T068	BA_Total_01	ARA	243.03	146.18	15	0	44.30
ES	A133	ES_South_03	ARA	147.30	115.69	8	2	37.10
ES	A261	ES_South_03	ARA	14.23	9.44	2	0	37.10
ES	A262	ES_South_03	ARA	162.69	96.19	17	0	37.10
ES	A263	ES_South_03	ARA	198.03	127.71	17	0	37.10
ES	A264	ES_South_03	ARA	69.64	41.29	8	0	37.10
ES	A265	ES_South_03	ARA	27.14	16.83	4	0	37.10
ES	A266	ES_South_03	ARA	21.89	13.58	6	0	37.10
ES	A267	ES_South_03	ARA	45.20	31.19	6	0	37.10
ES	A268	ES_South_03	ARA	124.42	79.27	16	0	37.10
ES	A269	ES_South_03	ARA	106.24	72.27	16	1	37.10
ES	A270	ES_South_03	ARA	190.26	128.63	26	0	37.10
ES	A280	ES_South_03	ARA	337.53	275.85	23	0	37.10
ES	A283	ES_South_03	ARA	66.18	45.42	13	0	37.10
ES	A286	ES_South_03	ARA	96.58	58.89	4	0	37.10
ES	A288	ES_South_03	ARA	54.40	42.93	4	0	37.10
ES	A293	ES_South_03	ARA	162.59	120.33	20	0	37.10
ES	A308	ES_South_03	ARA	384.31	155.90	25	0	37.10
ES	A627	ES_South_03	ARA	20.41	7.45	5	0	37.10
ES	S001	ES_North_01	ARA	247.61	188.94	10	0	37.10
ES	S005	ES_North_01	ARA	253.13	179.63	9	0	37.10
ES	S007	ES_North_01	ARA	331.13	269.53	12	0	37,10
ES	S008	ES_North_01	ARA	260.93	215.09	11	2	37.10
ES	S009	ES_North_01	ARA	227.68	82.33	7	0	37.10
ES	S010	ES_North_01	ARA	208.67	164.54	9	0	37.10
ES	S011	ES_North_01	ARA	183.35	149.58	6	0	37.10
ES	S012	ES_North_01	ARA	266.55	103.99	5	1	37.10
ES	S013	ES_North_01	ARA	207.18	110.84	8	0	37.10
ES	S014	ES_North_01	ARA	440.53	276.90	21	0	37.10
ES	S015	ES_North_01	ARA	251.89	195.36	11	0	37.10
ES	S016	ES_North_01	ARA	394.49	306.50	10	3	37.10
ES	S017	ES_North_01	ARA	288.17	232.45	11	0	29.80
ES	S018	ES_North_01	ARA	348.87	284.43	14	0	37.10
ES	S020	ES_North_01	ARA	241.61	180.07	15	0	29.80
ES	S048	ES_North_01	ARA	270.24	208.83	14	0	37.10
ES	S049	ES_North_01	ARA	113.18	85.02	7	0	37.10
ES	S050	ES_North_01	ARA	242.29	177.24	8	0	37.10
ES	S051	ES_North_01	ARA	257.40	189.98	13	0	37.10
ES	S052	ES_North_01	ARA	253.95	205.45	8	0	37.10
ES	S053	ES_North_01	ARA	274.98	175.05	11	0	37.10
ES	S055	ES_North_01	ARA	263.90	185.52	11	0	29.80

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
ES	S056	ES_North_01	ARA	303.77	219.91	11	0	29.80
ES	S057	ES_North_01	ARA	215.35	130.03	9	0	29.80
ES	S058	ES_North_01	ARA	345.09	184.63	10	0	29.80
ES	S059	ES_North_01	ARA	162.72	120.46	5	0	29.80
ES	S096	ES_North_01	ARA	483.16	355.50	19	0	29.80
ES	S102	ES_North_01	ARA	318.96	259.46	14	0	37.10
ES	S103	ES_North_01	ARA	411.58	333.89	13	0	37.10
ES	S104	ES_North_01	ARA	330.69	258.03	14	2	37.10
ES	S105	ES_North_01	ARA	414.00	317.56	17	0	37.10
ES	S106	ES_North_01	ARA	262.23	193.95	10	0	37.10
ES	S107	ES_North_01	ARA	524.87	422.83	15	0	37.10
ES	S109	ES_North_01	ARA	292.86	215.71	15	2	37.10
ES	S110	ES_North_01	ARA	318.93	218.99	6	0	37.10
ES	S111	ES_North_01	ARA	166.36	119.50	5	0	37.10
ES	S112	ES_North_01	ARA	427.31	344.32	20	3	37.10
ES	S113	ES_North_01	ARA	279.57	224.29	9	0	37.10
ES	S114	ES_North_01	ARA	262.38	205.24	12	2	37.10
ES	S144	ES_North_01	ARA	110.46	89.36	6	0	37.10
ES	S145	ES_North_01	ARA	174.97	152.90	10	0	37.10
ES	S147	ES_North_01	ARA	119.04	101.06	6	2	37.10
ES	S148	ES_North_01	ARA	369.98	233.69	17	0	29.80
ES	S159	ES_North_01	ARA	486.88	370.83	40	5	29.80
ES	S160	ES_North_01	ARA	354.06	263.51	19	5	29.80
ES	S161	ES_North_01	ARA	434.55	167.83	19	0	37.10
ES	S162	ES_North_01	ARA	406.79	290.48	24	0	37.10
ES	S165	ES_North_01	ARA	358.71	257.28	24	2	37.10
ES	S169	ES_North_01	ARA	456.52	269.12	21	2	37.10
ES	S230	ES_North_01	ARA	89.99	44.43	3	0	37.10
ES	S319	ES_North_01	ARA	91.79	68.62	7	0	29.80
ES	S321	ES_North_01	ARA	142.54	119.79	11	0	37.10
ES	S337	ES_North_01	ARA	371.61	276.61	39	0	37.10
ES	S338	ES_North_01	ARA	285.72	197.71	44	0	37.10
ES	S339	ES_North_01	ARA	268.48	208.14	13	0	37.10
ES	S340	ES_North_01	ARA	124.14	91.64	11	0	37.10
ES	S341	ES_North_0l	ARA	215.62	174.50	8	0	37.10
ES	S342	ES_North_01	ARA	115.43	80.96	5	1	37.10
ES	S361	ES_North_01	ARA	296.79	200.54	12	0	37.10
ES	S362	ES_North_01	ARA	308.52	222.94	15	0	37.10
ES	S363	ES_North_01	ARA	375.34	203.16	17	0	37.10
ES	S364	ES_North_01	ARA	211.98	169.13	10	0	37.10
ES	S365	ES_North_01	ARA	562.62	251.36	16	0	37.10
ES	S700	ES_South_03	ARA	364.17	201.66	19	0	44.30
ES	S701	ES_South_03	ARA	1,087.75	597.30	46	0	44.30
ES	S702	ES_South_03	ARA	110.11	46.75	6	0	44.30
ES	S703	ES_South_03	ARA	96.17	62.31	4	0	44.30
ES	S705	ES_Center_02	ARA	202.11	128.96	7	0	44.30
ES	S706	ES_Center_02	ARA	495.61	382.57	16	0	44.30
ES	S707	ES_Center_02	ARA	90.29	64.17	7	0	44.30

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
ES	S709	ES_Center_02	ARA	1,335.60	992.29	43	6	44.30
ES	S730	ES_Center_02	ARA	48.88	36.32	4	1	44.30
ES	S731	ES_Center_02	ARA	452.26	285.45	24	0	44.30
ES	S733	ES_Center_02	ARA	240.29	169.88	6	3	37.10
ES	S734	ES_Center_02	ARA	241.07	131.05	15	0	37.10
ES	S736	ES_Center_02	ARA	932.42	507.60	44	0	37.10
SP	F681	SP_South_02	CBO	876.84	600.36	36	0	48.44
SP	F743	SP_East_03	JAC	130.35	99.31	6	0	49.62
SP	F891	SP_East_03	JAC	328.28	187.21	9	0	49.62
BA	T069	BA_Total_01	ARA	585.11	259.29	30	0	44.30
BA	T070	BA_Total_01	ARA	559.40	300.95	28	0	44.30
BA	T071	BA_Total_01	ARA	543.93	317.94	33	0	44.30
BA	T073	BA_Total_01	ARA	376.51	190.87	19	0	37.10
BA	T074	BA_Total_01	ARA	460.74	321.09	9	5	44.30
BA	T075	BA_Total_01	ARA	451.99	211.25	12	0	44.30
BA	T076	BA_Total_01	ARA	400.57	245.99	9	3	44.30
BA	T078	BA_Total_01	ARA	497.02	280.11	30	0	37.10
BA	T080	BA_Total_01	ARA	151.00	121.14	10	0	44.30
BA	T081	BA_Total_01	ARA	413.58	219.04	21	0	44.30
BA	T082	BA_Total_01	ARA	511.68	293.32	35	0	44.30
BA	T083	BA_Total_01	ARA	456.24	259.21	26	0	44.30
BA	T084	BA_Total_01	ARA	510.30	287.60	35	0	44.30
BA	T085	BA_Total_01	ARA	580.24	371.83	33	0	44.30
BA	T086	BA_Total_01	ARA	337.39	182.96	14	0	44.30
BA	T087	BA_Total_01	ARA	481.52	205.95	23	0	44.30
BA	T088	BA_Total_01	ARA	394.34	187.50	18	0	44.30
BA	T090	BA_Total_01	ARA	511.85	338.05	40	0	44.30
BA	T101	BA_Total_01	ARA	338.95	176.06	23	0	37.10
BA	T102	BA_Total_01	ARA	59.28	40.10	7	0	37.10
BA	T103	BA_Total_01	ARA	48.87	32.57	3	0	44.30
BA	T104	BA_Total_01	ARA	310.98	201.48	21	2	44.30
BA	T105	BA_Total_01	ARA	111.34	88.05	7	0	37.10
BA	T107	BA_Total_01	ARA	327.86	233.98	26	0	44.30
BA	T112	BA_Total_01	ARA	225.62	146.85	13	0	44.30
BA	T175	BA_Total_01	ARA	529.01	357.39	27	4	51.50
BA	T179	BA_Total_01	ARA	598.75	366.31	31	0	51.50
BA	T180	BA_Total_01	ARA	226.28	177.71	10	0	51.50
BA	T189	BA_Total_01	ARA	532.28	342.00	34	0	44.30
BA	T199	BA_Total_01	ARA	397.53	222.23	26	0	44.30
BA	T201	BA_Total_01	ARA	301.32	186.47	14	2	44.30
BA	T214	BA_Total_01	ARA	546.36	361.77	37	0	37.10
BA	T215	BA_Total_01	ARA	29.38	20.80	4	0	37.10
BA	T227	BA_Total_01	ARA	100.50	47.74	7	0	44.30
BA	T615	BA_Total_01	ARA	93.09	71.47	4	0	44.30
BA	T620	BA_Total_01	ARA	232.57	125.10	6	0	44.30

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
BA	T637	BA_Total_01	ARA	491.47	213.90	28	0	51.50
BA	T646	BA_Total_01	ARA	1,066.53	657.53	41	0	51.50
BA	T647	BA_Total_01	ARA	1,067.60	640.10	30	0	51.50
BA	T648	BA_Total_01	ARA	959.65	550.48	13	0	51.50
BA	T649	BA_Total_0l	ARA	876.30	476.06	14	0	51.50
BA	T650	BA_Total_01	ARA	952.99	618.33	16	0	51.50
BA	T651	BA_Total_01	ARA	767.73	467.53	15	0	51.50
BA	T652	BA_Total_01	ARA	1,030.91	604.87	27	0	51.50
BA	T653	BA_Total_01	ARA	883.44	365.82	15	0	51.50
BA	T654	BA_Total_01	ARA	780.61	457.33	29	2	51.50
BA	T655	BA_Total_01	ARA	978.71	516.76	20	0	51.50
BA	T656	BA_Total_01	ARA	972.67	649.16	24	2	51.50
BA	T657	BA_Total_01	ARA	957.74	638.35	24	0	51.50
BA	T658	BA_Total_01	ARA	1,030.95	624.47	19	0	51.50
BA	T659	BA_Total_01	ARA	911.57	386.59	8	0	51.50
BA	T660	BA_Total_01	ARA	900.31	510.43	36	0	51.50
BA	T663	BA_Total_01	ARA	848.25	759.54	16	0	51.50
BA	T664	BA_Total_01	ARA	189.02	100.97	2	0	37.10
BA	T665	BA_Total_01	ARA	334.34	219.63	15	0	37.10
BA	T681	BA_Total_01	ARA	87.82	61.27	4	0	37.10
BA	T682	BA_Total_01	ARA	280.56	132.63	8	1	51.50
BA	T693	BA_Total_01	ARA	328.81	140.05	11	0	37.10
BA	T694	BA_Total_01	ARA	504.53	225.48	19	0	51.50
BA	T708	BA_Total_01	ARA	1,070.18	669.44	24	7	51.50
BA	T709	BA_Total_01	ARA	850.60	449.48	19	5	51.50
BA	T710	BA_Total_01	ARA	1,248.93	627.64	13	6	51.50
BA	T722	BA_Total_01	ARA	197.91	114.32	5	0	44.30
BA	T727	BA_Total_01	ARA	89.31	60.91	5	2	37.10
BA	T734	BA_Total_01	ARA	664.83	417.09	17	5	44.30
BA	T738	BA_Total_01	ARA	137.08	92.67	4	2	37.10
BA	T739	BA_Total_01	ARA	317.01	151.05	14	0	44.30
BA	T740	BA_Total_01	ARA	211.61	141.98	9	0	44.30
BA	T741	BA_Total_01	ARA	471.52	283.81	16	0	51.50
BA	T748	BA_Total_01	ARA	378.41	181.16	15	1	51.50
BA	T749	BA_Total_01	ARA	76.20	32.42	3	0	37.10
BA	T751	BA_Total_01	ARA	139.54	82.47	14	1	44.30
BA	T755	BA_Total_01	ARA	841.72	585.16	55	0	44.30
BA	M024	BA_Total_01	ARA	474.39	145.68	14	0	29.80
BA	M026	BA_Total_01	ARA	420.82	247.37	23	0	37.10
BA	M029	BA_Total_01	ARA	484.34	304.45	26	0	37.10
BA	M036	BA_Total_01	ARA	454.42	222.88	15	0	37.10
BA	M037	BA_Total_0l	ARA	551.38	257.26	24	1	29.80
BA	M038	BA_Total_01	ARA	558.04	167.36	26	3	37.10

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
BA	M048	BA_Total_01	ARA	342.51	240.88	27	0	44.30
BA	M217	BA_Total_01	ARA	41.05	13.41	5	0	29.80
BA	M362	BA_Total_01	ARA	194.58	98.70	8	1	37.10
BA	M365	BA_Total_01	ARA	454.38	300.17	16	0	44.30
BA	T733	BA_Total_01	ARA	388.47	271.82	14	0	37.10
BA	T169	BA_Total_01	ARA	426.57	218.68	30	0	51.50
BA	T170	BA_Total_01	ARA	484.73	258.70	37	0	51.50
BA	T171	BA_Total_01	ARA	447.00	167.93	32	0	51.50
ES	A093	ES_South_03	ARA	425.28	284.21	22	5	37.10
ES	A094	ES_South_03	ARA	286.25	211.79	16	0	37.10
ES	A095	ES_South_03	ARA	449.21	292.23	22	6	37.10
ES	A114	ES_South_03	ARA	141.10	100.17	14	0	37.10
ES	A124	ES_South_03	ARA	302.44	220.79	21	0	37.10
ES	A125	ES_South_03	ARA	218.46	167.60	15	0	37.10
ES	A127	ES_South_03	ARA	318.49	251.69	29	0	37.10
ES	S737	ES_Center_02	ARA	1,068.74	619.30	37	9	37.10
ES	S738	ES_Center_02	ARA	174.03	121.12	9	0	37.10
ES	S750	ES_Center_02	ARA	190.97	126.13	16	3	37.10
ES	A318	ES_South_03	ARA	191.63	102.21	29	2	37.10
ES	A600	ES_South_03	ARA	421.79	313.06	16	0	29.80
ES	S710	ES_Center_02	ARA	109.60	75.63	8	0	37.10
ES	S716	ES_Center_02	ARA	129.47	91.62	6	0	37.10
ES	S616	ES_Center_02	ARA	175.56	103.59	7	0	44.30
ES	S718	ES_Center_02	ARA	588.36	439.00	18	0	37.10
ES	S717	ES_Center_02	ARA	560.61	396.44	32	0	37.10
ES	S608	ES_Center_02	ARA	869.33	561.55	45	4	44.30
ES	S722	ES_Center_02	ARA	50.68	33.21	3	0	37.10
ES	S613	ES_Center_02	ARA	391.40	247.35	14	2	44.30
ES	S615	ES_Center_02	ARA	77.51	54.36	15	0	44.30
ES	S610	ES_Center_02	ARA	106.41	76.10	6	0	44.30
ES	S607	ES_Center_02	ARA	165.71	92.39	9	0	44.30
ES	S720	ES_Center_02	ARA	116.62	71.79	10	0	37.10
ES	S635	ES_Center_02	ARA	140.29	86.07	13	0	44.30
ES	S721	ES_Center_02	ARA	204.17	142.59	6	0	37.10
ES	S719	ES_Center_02	ARA	3,116.64	1,922.60	142	0	37.10
ES	S712	ES_Center_02	ARA	562.57	361.97	15	10	51.50
ES	S609	ES_Center_02	ARA	386.47	190.81	21	0	44.30
ES	S723	ES_Center_02	ARA	145.54	92.82	7	0	37.10
ES	S727	ES_Center_02	ARA	922.45	617.23	26	0	37.10
ES	S617	ES_Center_02	ARA	134.79	79.30	6	0	44.30
ES	S726	ES_Center_02	ARA	1,089.85	620.32	30	0	37.10
ES	S611	ES_Center_02	ARA	368.78	233.95	14	0	44.30
ES	S158	ES_Center_02	ARA	304.15	203.82	22	10	29.80

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
ES	S092	ES_North_01	ARA	407.28	289.77	14	0	37.10
ES	S077	ES_North_01	ARA	375.67	312.44	14	0	37.10
ES	S089	ES_North_01	ARA	175.59	141.36	7	0	37.10
ES	S088	ES_North_01	ARA	196.88	154.89	10	0	37.10
ES	S091	ES_North_01	ARA	195.07	101.70	12	0	37.10
ES	S087	ES_North_01	ARA	431.91	374.57	23	0	37.10
ES	S090	ES_North_01	ARA	147.69	124.94	8	0	37.10
ES	S081	ES_North_01	ARA	318.50	238.05	16	0	37.10
ES	S074	ES_North_01	ARA	184.47	139.10	7	0	29.80
ES	S086	ES_North_01	ARA	310.13	267.40	18	0	37.10
ES	S143	ES_North_01	ARA	334.79	283.19	10	0	37.10
ES	S078	ES_North_01	ARA	283.04	235.09	15	0	29.80
ES	S079	ES_North_01	ARA	166.60	129.59	15	0	29.80
ES	S080	ES_North_01	ARA	363.28	288.14	26	0	29.80
ES	S082	ES_North_01	ARA	316.08	229.07	15	0	29.80
ES	S227	ES_North_01	ARA	80.01	69.54	5	0	29.80
ES	S083	ES_North_01	ARA	189.19	139.28	12	0	37.10
ES	S084	ES_North_01	ARA	342.16	265.92	17	0	29.80
ES	S085	ES_North_01	ARA	159.51	125.22	10	0	29.80
ES	S168	ES_North_01	ARA	447.89	277.51	22	0	37.10
ES	S328	ES_North_01	ARA	202.79	164.72	13	0	29.80
ES	S329	ES_North_01	ARA	197.65	165.47	12	0	22.50
ES	S317	ES_North_01	ARA	308.95	238.62	12	0	29.80
ES	S167	ES_North_01	ARA	216.40	126.24	10	0	37.10
ES	S323	ES_North_01	ARA	218.41	167.89	11	0	29.80
ES	S327	ES_North_01	ARA	238.32	180.89	13	0	29.80
ES	S318	ES_North_01	ARA	179.12	125.94	8	0	22.50
ES	S326	ES_North_01	ARA	98.16	75.49	7	0	29.80
ES	S333	ES_North_01	ARA	382.72	292.55	13	3	37.10
ES	S625	ES_North_01	ARA	1,258.54	648.58	28	7	37.10
ES	S622	ES_North_01	ARA	1,294.58	1,018.48	20	11	37.10
ES	S623	ES_North_01	ARA	1,137.42	608.76	26	6	37.10
MS	H007	MS_South_03	TLA	19,510.22	14,246.68	269	43	40.40
MS	H008	MS_Center_02	TLA	1,699.04	1,073.93	18	5	43.10
MS	H013	MS_South_03	TLA	12,124.65	7,721.64	116	0	40.40
MS	H053	MS_Center_02	TLA	4,905.72	3,192.72	52	16	43.10
MS	H101	MS_South_03	TLA	17,859.98	10,629.86	166	52	43.10
MS	H105	MS_South_03	TLA	1,147.81	793.82	27	5	43.10
SP	F154	SP_East_03	JAC	266.55	135.31	20	7	56.17
SP	F167	SP_East_03	JAC	55.51	22.99	2	1	44.00
SP	F431	SP_South_02	CBO	2,821.93	2,219.00	73	10	61.74
SP	F434	SP_South_02	CBO	195.95	176.20	4	0	48.44
SP	F435	SP_South_02	CBO	1,032.31	818.16	21	0	48.44

State	PROJECT_ID	Brookfield_ID Region	Fibria _Region	Project Area	Plantable Area	No. Polygons	No. Polygons Selected	Potential MAI (IMA7_CCP)
SP	F438	SP_South_02	CBO	851.68	569.61	33	8	48.44
SP	F461	SP_North_01	CBO	1,125.99	776.55	38	0	41.79
SP	F464	SP_North_01	CBO	126.68	102.58	11	0	41.79
SP	F465	SP_North_01	CBO	128.66	124.20	10	10	41.79
SP	F466	SP_North_01	CBO	471.87	419.57	19	7	48.44
SP	F467	SP_North_01	CBO	634.98	428.88	13	3	48.44
SP	F531	SP_South_02	CBO	1,210.31	999.00	66	0	48.44
SP	F533	SP_South_02	CBO	2,896.80	1,243.07	117	16	48.44
SP	F536	SP_South_02	CBO	917.09	571.13	34	0	55.09
SP	F537	SP_South_02	CBO	1,089.95	630.06	51	9	55.09
SP	F538	SP_South_02	CBO	830.64	306.67	26	0	55.09
SP	F539	SP_South_02	CBO	1,172.77	602.02	55	0	55.09
SP	F540	SP_South_02	CBO	2,606.48	1,324.01	125	0	48.44
SP	F543	SP_South_02	CBO	1,157.06	526.95	56	0	48.44
SP	F545	SP_South_02	CBO	87.33	67.36	9	0	55.09
SP	F547	SP_South_02	CBO	411.03	198.09	14	0	55.09
SP	F549	SP_South_02	CBO	1,455.82	986.33	64	0	55.09
SP	F638	SP_East_03	JAC	626.00	364.14	35	10	49.62
SP	F639	SP_East_03	JAC	406.55	246.07	8	0	49.62
SP	F640	SP_East_03	JAC	402.62	254.23	6	0	49.62
SP	F677	SP_South_02	CBO	77.04	59.39	7	0	55.09
SP	F678	SP_South_02	CBO	241.36	173.38	13	0	48.44
SP	F679	SP_South_02	CBO	442.84	327.63	32	6	55.09
SP	F892	SP_East_03	JAC	230.57	146.08	5	0	49.62
SP	F895	SP_East_03	JAC	80.18	45.57	3	1	44.00
SP	F931	SP_East_03	JAC	84.93	20.45	3	0	49.62
SP	F954	SP_East_03	JAC	228.02	83.38	3	0	49.62
Total				209,954.48	133,808.50	7715	450

APPENDIX 3.2(a)(ii)(A) — PLANTABLE AREA AND VALUE PER REGION

Region BTM	State	Total Area (ha)	Plantable Area (ha)	R$/Plantable Hectares
BA_Total_01	Bahia	77,547.53	46,315.36	16,165.08
ES_North_01	Espírito Santo	11,562.07	7,578.01	9,281.40
ES_Center_02	Espírito Santo	23,714.45	14,851.90	14,781.28
ES_South_03	Espírito Santo	10,215.09	6,650.11	14,999.23
MS_Center_02	Mato Grosso do Sul	6,604.76	4,266.65	7,400.99
MS_South_03	Mato Grosso do Sul	50,642.66	33,392.00	7,665.50
SP_North_01	São Paulo	2,488.18	1,851.78	14,151.78
SP_South_02	São Paulo	21,296.80	13,172.86	13,868.11
SP_East_03	São Paulo	1,650.45	984.20	15,610.14
Total		205,721.99	129,062.87	12,785.23

APPENDIX 3.6(i)(A) - FORESTRY CODE ADJUSTMENT

Calculation of purchase price adjustment follows the formula:

Purchase Price = (Plantable Area DD — Plantable Area Provided) * Base Price

Plantable area adjustments may occur after finalizing environmental due diligence and/or adjustments in the Forestry Code.

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
M004	BA_Total_01	16,165.08	61.71	45.49			—
M012	BA_Total_01	16,165.08	426.04	259.14			—
M014	BA_Total_01	16,165.08	223.76	172.17			—
M015	BA_Total_01	16,165.08	404.71	285.76			—
M016	BA_Total_01	16,165.08	287.24	176.59			—
M017	BA_Total_01	16,165.08	398.27	208.72			—
M018	BA_Total_01	16,165.08	407.62	220.75			—
M019	BA_Total_01	16,165.08	535.05	336.74			—
M020	BA_Total_01	16,165.08	339.89	261.96			—
M022	BA_Total_01	16,165.08	523.99	258.42			—
M023	BA_Total_01	16,165.08	693.92	358.20			—
M024	BA_Total_01	16,165.08	474.39	145.68			—
M025	BA_Total_01	16,165.08	474.42	331.18			—
M026	BA_Total_01	16,165.08	420.82	247.37			—
M027	BA_Total_01	16,165.08	759.99	507.34			—
M028	BA_Total_01	16,165.08	684.67	402.72			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
M029	BA_Total_01	16,165.08	484.34	304.45			—
M030	BA_Total_01	16,165.08	630.63	407.18			—
M031	BA_Total_01	16,165.08	301.00	207.40			—
M032	BA_Total_01	16,165.08	207.49	149.43			—
M033	BA_Total_01	16,165.08	217.79	133.94			—
M034	BA_Total_01	16,165.08	268.96	153.50			—
M035	BA_Total_01	16,165.08	395.93	221.09			—
M036	BA_Total_01	16,165.08	454.42	222.88			—
M037	BA_Total_01	16,165.08	551.38	257.26			—
M038	BA_Total_01	16,165.08	558.04	167.36			—
M039	BA_Total_01	16,165.08	409.27	167.37			—
M040	BA_Total_01	16,165.08	346.96	206.83			—
M041	BA_Total_01	16,165.08	328.63	198.64			—
M042	BA_Total_01	16,165.08	581.52	338.65			—
M043	BA_Total_01	16,165.08	624.69	363.96			—
M044	BA_Total_01	16,165.08	557.38	309.70			—
M046	BA_Total_01	16,165.08	370.79	172.48			—
M047	BA_Total_01	16,165.08	317.75	205.59			—
M048	BA_Total_01	16,165.08	342.51	240.88			—
M099	BA_Total_01	16,165.08	163.53	109.46			—
M116	BA_Total_01	16,165.08	148.60	99.33			—
M117	BA_Total_01	16,165.08	471.57	218.64			—
M118	BA_Total_01	16,165.08	83.54	35.47			—
M119	BA_Total_01	16,165.08	131.24	53.07			—
M123	BA_Total_01	16,165.08	152.53	78.77			—
M124	BA_Total_01	16,165.08	517.39	357.28			—
M125	BA_Total_01	16,165.08	449.70	199.34			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
M130	BA_Total_01	16,165.08	363.28	251.64			—
M131	BA_Total_01	16,165.08	589.41	319.00			—
M132	BA_Total_01	16,165.08	576.23	276.14			—
M133	BA_Total_01	16,165.08	369.09	227.12			—
M134	BA_Total_01	16,165.08	425.60	293.96			—
M153	BA_Total_01	16,165.08	381.17	196.97			—
M154	BA_Total_01	16,165.08	601.28	482.57			—
M155	BA_Total_01	16,165.08	373.09	282.09			—
M156	BA_Total_01	16,165.08	241.15	168.33			—
M157	BA_Total_01	16,165.08	577.07	309.81			—
M158	BA_Total_01	16,165.08	184.71	99.86			—
M161	BA_Total_01	16,165.08	562.55	297.82			—
M166	BA_Total_01	16,165.08	426.80	241.58			—
M194	BA_Total_01	16,165.08	103.73	75.30			—
M196	BA_Total_01	16,165.08	43.13	27.89			—
M197	BA_Total_01	16,165.08	154.63	87.24			—
M209	BA_Total_01	16,165.08	379.99	201.94			—
M217	BA_Total_01	16,165.08	41.05	13.41			—
M218	BA_Total_01	16,165.08	24.80	15.39			—
M219	BA_Total_01	16,165.08	296.28	197.87			—
M220	BA_Total_01	16,165.08	420.75	302.84			—
M221	BA_Total_01	16,165.08	331.78	206.78			—
M222	BA_Total_01	16,165.08	60.67	32.11			—
M224	BA_Total_01	16,165.08	53.20	22.01			—
M225	BA_Total_01	16,165.08	77.76	47.16			—
M360	BA_Total_01	16,165.08	259.45	164.60			—
M361	BA_Total_01	16,165.08	441.95	246.79			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
M362	BA_Total_01	16,165.08	194.58	98.70			—
M363	BA_Total_01	16,165.08	194.43	124.07			—
M364	BA_Total_01	16,165.08	207.26	148.14			—
M365	BA_Total_01	16,165.08	454.38	300.17			—
M367	BA_Total_01	16,165.08	382.28	255.00			—
M376	BA_Total_01	16,165.08	103.35	83.90			—
M400	BA_Total_01	16,165.08	185.17	128.58			—
M401	BA_Total_01	16,165.08	356.40	274.77			—
M402	BA_Total_01	16,165.08	218.04	160.79			—
M403	BA_Total_01	16,165.08	19.04	12.83			—
M409	BA_Total_01	16,165.08	319.19	258.80			—
M410	BA_Total_01	16,165.08	583.25	459.88			—
M411	BA_Total_01	16,165.08	378.32	271.35			—
M412	BA_Total_01	16,165.08	289.47	202.93			—
M413	BA_Total_01	16,165.08	378.60	294.13			—
M414	BA_Total_01	16,165.08	328.59	231.11			—
M419	BA_Total_01	16,165.08	303.25	213.14			—
M420	BA_Total_01	16,165.08	445.92	331.24			—
M421	BA_Total_01	16,165.08	561.70	404.19			—
M423	BA_Total_01	16,165.08	345.40	259.23			—
M424	BA_Total_01	16,165.08	161.97	111.03			—
M425	BA_Total_01	16,165.08	31.54	19.81			—
M427	BA_Total_01	16,165.08	466.17	257.70			—
M428	BA_Total_01	16,165.08	620.49	155.23			—
M614	BA_Total_01	16,165.08	211.50	132.84			—
M666	BA_Total_01	16,165.08	36.70	13.05			—
M668	BA_Total_01	16,165.08	88.11	52.86			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
M669	BA_Total_01	16,165.08	243.32	131.48			—
M676	BA_Total_01	16,165.08	477.49	304.21			—
M677	BA_Total_01	16,165.08	21.99	18.95			—
M697	BA_Total_01	16,165.08	224.05	130.10			—
M700	BA_Total_01	16,165.08	319.46	235.93			—
M742	BA_Total_01	16,165.08	9.06	4.02			—
T007	BA_Total_01	16,165.08	200.24	63.58			—
T049	BA_Total_01	16,165.08	417.86	300.51			—
T053	BA_Total_01	16,165.08	531.54	405.96			—
T057	BA_Total_01	16,165.08	526.58	270.29			—
T058	BA_Total_01	16,165.08	285.75	200.98			—
T059	BA_Total_01	16,165.08	291.60	201.95			—
T060	BA_Total_01	16,165.08	243.03	120.70			—
T061	BA_Total_01	16,165.08	242.44	169.46			—
T062	BA_Total_01	16,165.08	384.43	219.78			—
T063	BA_Total_01	16,165.08	314.41	184.13			—
T064	BA_Total_01	16,165.08	376.52	235.18			—
T065	BA_Total_01	16,165.08	442.75	307.18			—
T066	BA_Total_01	16,165.08	311.96	226.17			—
T068	BA_Total_01	16,165.08	243.03	146.18			—
T069	BA_Total_01	16,165.08	585.11	259.29			—
T070	BA_Total_01	16,165.08	559.40	300.95			—
T071	BA_Total_01	16,165.08	543.93	317.94			—
T073	BA_Total_01	16,165.08	376.51	190.87			—
T074	BA_Total_01	16,165.08	460.74	321.09			—
T075	BA_Total_01	16,165.08	451.99	211.25			—
T076	BA_Total_01	16,165.08	400.57	245.99			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T077	BA_Total_01	16,165.08	283.46	183.57			—
T078	BA_Total_01	16,165.08	497.02	280.11			—
T080	BA_Total_01	16,165.08	151.00	121.14			—
T081	BA_Total_01	16,165.08	413.58	219.04			—
T082	BA_Total_01	16,165.08	511.68	293.32			—
T083	BA_Total_01	16,165.08	456.24	259.21			—
T084	BA_Total_01	16,165.08	510.30	287.60			—
T085	BA_Total_01	16,165.08	580.24	371.83			—
T086	BA_Total_01	16,165.08	337.39	182.96			—
T087	BA_Total_01	16,165.08	481.52	205.95			—
T088	BA_Total_01	16,165.08	394.34	187.50			—
T101	BA_Total_01	16,165.08	338.95	176.06			—
T103	BA_Total_01	16,165.08	48.87	32.57			—
T104	BA_Total_01	16,165.08	310.98	201.48			—
T105	BA_Total_01	16,165.08	111.34	88.05			—
T107	BA_Total_01	16,165.08	327.86	233.98			—
T112	BA_Total_01	16,165.08	225.62	146.85			—
T169	BA_Total_01	16,165.08	426.57	218.68			—
T170	BA_Total_01	16,165.08	484.73	258.70			—
T171	BA_Total_01	16,165.08	447.00	167.93			—
T175	BA_Total_01	16,165.08	529.01	357.39			—
T189	BA_Total_01	16,165.08	532.28	342.00			—
T198	BA_Total_01	16,165.08	204.23	136.60			—
T199	BA_Total_01	16,165.08	397.53	222.23			—
T214	BA_Total_01	16,165.08	546.36	361.77			—
T215	BA_Total_01	16,165.08	29.38	20.80			—
T227	BA_Total_01	16,165.08	100.50	47.74			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T601	BA_Total_01	16,165.08	69.74	46.10			—
T615	BA_Total_01	16,165.08	93.09	71.47			—
T620	BA_Total_01	16,165.08	232.57	125.10			—
T637	BA_Total_01	16,165.08	491.47	213.90			—
T646	BA_Total_01	16,165.08	1,066.53	657.53			—
T647	BA_Total_01	16,165.08	1,067.60	640.10			—
T648	BA_Total_01	16,165.08	959.65	550.48			—
T649	BA_Total_01	16,165.08	876.30	476.06			—
T650	BA_Total_01	16,165.08	952.99	618.33			—
T651	BA_Total_01	16,165.08	767.73	467.53			—
T652	BA_Total_01	16,165.08	1,030.91	604.87			—
T653	BA_Total_01	16,165.08	883.44	365.82			—
T654	BA_Total_01	16,165.08	780.61	457.33			—
T655	BA_Total_01	16,165.08	978.71	516.76			—
T656	BA_Total_01	16,165.08	972.67	649.16			—
T657	BA_Total_01	16,165.08	957.74	638.35			—
T658	BA_Total_01	16,165.08	1,030.95	624.47			—
T659	BA_Total_01	16,165.08	911.57	386.59			—
T660	BA_Total_01	16,165.08	900.31	510.43			—
T662	BA_Total_01	16,165.08	1,266.82	1,084.30			—
T663	BA_Total_01	16,165.08	848.25	759.54			—
T665	BA_Total_01	16,165.08	334.34	219.63			—
T682	BA_Total_01	16,165.08	280.56	132.63			—
T692	BA_Total_01	16,165.08	81.14	45.61			—
T693	BA_Total_01	16,165.08	328.81	140.05			—
T694	BA_Total_01	16,165.08	504.53	225.48			—
T708	BA_Total_01	16,165.08	1,070.18	669.44			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
T709	BA_Total_01	16,165.08	850.60	449.48			—
T710	BA_Total_01	16,165.08	1,248.93	627.64			—
T722	BA_Total_01	16,165.08	197.91	114.32			—
T727	BA_Total_01	16,165.08	89.31	60.91			—
T733	BA_Total_01	16,165.08	388.47	271.82			—
T734	BA_Total_01	16,165.08	664.83	417.09			—
T738	BA_Total_01	16,165.08	137.08	92.67			—
T739	BA_Total_01	16,165.08	317.01	151.05			—
T740	BA_Total_01	16,165.08	211.61	141.98			—
T741	BA_Total_01	16,165.08	471.52	283.81			—
T743	BA_Total_01	16,165.08	63.39	40.43			—
T748	BA_Total_01	16,165.08	378.41	181.16			—
T749	BA_Total_01	16,165.08	76.20	32.42			—
T751	BA_Total_01	16,165.08	139.54	82.47			—
A089	ES_South_03	14,999.23	346.45	197.33			—
A091	ES_South_03	14,999.23	254.96	201.02			—
A092	ES_South_03	14,999.23	250.35	197.78			—
A093	ES_South_03	14,999.23	425.28	284.21			—
A094	ES_South_03	14,999.23	286.25	211.79			—
A095	ES_South_03	14,999.23	449.21	292.23			—
A096	ES_South_03	14,999.23	215.32	157.69			—
A113	ES_South_03	14,999.23	184.90	136.49			—
A114	ES_South_03	14,999.23	141.10	100.17			—
A115	ES_South_03	14,999.23	213.40	131.20			—
A124	ES_South_03	14,999.23	302.44	220.79			—
A125	ES_South_03	14,999.23	218.46	167.60			—
A126	ES_South_03	14,999.23	321.32	227.40			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
A127	ES_South_03	14,999.23	318.49	251.69			—
A128	ES_South_03	14,999.23	301.92	216.18			—
A133	ES_South_03	14,999.23	147.30	115.69			—
A140	ES_South_03	14,999.23	510.07	397.08			—
A141	ES_South_03	14,999.23	39.70	22.05			—
A142	ES_South_03	14,999.23	74.24	26.94			—
A261	ES_South_03	14,999.23	14.23	9.44			—
A262	ES_South_03	14,999.23	162.69	96.19			—
A263	ES_South_03	14,999.23	198.03	127.71			—
A264	ES_South_03	14,999.23	69.64	41.29			—
A265	ES_South_03	14,999.23	27.14	16.83			—
A266	ES_South_03	14,999.23	21.89	13.58			—
A267	ES_South_03	14,999.23	45.20	31.19			—
A268	ES_South_03	14,999.23	124.42	79.27			—
A269	ES_South_03	14,999.23	106.24	72.27			—
A270	ES_South_03	14,999.23	190.26	128.63			—
A278	ES_South_03	14,999.23	342.21	231.44			—
A279	ES_South_03	14,999.23	252.49	194.93			—
A280	ES_South_03	14,999.23	337.53	275.85			—
A283	ES_South_03	14,999.23	66.18	45.42			—
A286	ES_South_03	14,999.23	96.58	58.89			—
A288	ES_South_03	14,999.23	54.40	42.93			—
A292	ES_South_03	14,999.23	218.58	158.11			—
A293	ES_South_03	14,999.23	162.59	120.33			—
A297	ES_South_03	14,999.23	106.07	73.59			—
A308	ES_South_03	14,999.23	384.31	155.90			—
A309	ES_South_03	14,999.23	56.95	11.70			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
A310	ES_South_03	14,999.23	141.13	42.99			—
A318	ES_South_03	14,999.23	191.63	102.21			—
A326	ES_South_03	14,999.23	89.97	56.40			—
A600	ES_South_03	14,999.23	421.79	313.06			—
A607	ES_South_03	14,999.23	804.20	390.14			—
A621	ES_South_03	14,999.23	527.58	204.49			—
S106	ES_North_01	9,281.40	262.23	193.95			—
S107	ES_North_01	9,281.40	524.87	422.83			—
S143	ES_North_01	9,281.40	334.79	283.19			—
S145	ES_North_01	9,281.40	174.97	152.90			—
S158	ES_Center_02	14,781.28	304.15	203.82			—
S162	ES_North_01	9,281.40	406.79	290.48			—
S167	ES_North_01	9,281.40	216.40	126.24			—
S168	ES_North_01	9,281.40	447.89	277.51			—
S169	ES_North_01	9,281.40	456.52	269.12			—
S170	ES_North_01	9,281.40	365.74	148.02			—
S227	ES_North_01	9,281.40	80.01	69.54			—
S317	ES_North_01	9,281.40	308.95	238.62			—
S318	ES_North_01	9,281.40	179.12	125.94			—
S320	ES_North_01	9,281.40	524.12	195.03			—
S323	ES_North_01	9,281.40	218.41	167.89			—
S325	ES_North_01	9,281.40	418.00	301.75			—
S326	ES_North_01	9,281.40	98.16	75.49			—
S327	ES_North_01	9,281.40	238.32	180.89			—
S328	ES_North_01	9,281.40	202.79	164.72			—
S329	ES_North_01	9,281.40	197.65	165.47			—
S333	ES_North_01	9,281.40	382.72	292.55			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
S337	ES_North_01	9,281.40	371.61	276.61			—
S338	ES_North_01	9,281.40	285.72	197.71			—
S342	ES_North_01	9,281.40	115.43	80.96			—
S344	ES_North_01	9,281.40	481.07	298.06			—
S600	ES_Center_02	14,781.28	573.29	357.44			—
S602	ES_Center_02	14,781.28	381.64	285.01			—
S607	ES_Center_02	14,781.28	165.71	92.39			—
S608	ES_Center_02	14,781.28	869.33	561.55			—
S609	ES_Center_02	14,781.28	386.47	190.81			—
S610	ES_Center_02	14,781.28	106.41	76.10			—
S611	ES_Center_02	14,781.28	368.78	233.95			—
S612	ES_Center_02	14,781.28	568.85	336.42			—
S613	ES_Center_02	14,781.28	391.40	247.35			—
S614	ES_Center_02	14,781.28	663.10	269.76			—
S615	ES_Center_02	14,781.28	77.51	54.36			—
S617	ES_Center_02	14,781.28	134.79	79.30			—
S618	ES_Center_02	14,781.28	184.86	81.52			—
S619	ES_North_01	9,281.40	579.25	306.72			—
S622	ES_North_01	9,281.40	1,294.58	1,018.48			—
S623	ES_North_01	9,281.40	1,137.42	608.76			—
S625	ES_North_01	9,281.40	1,258.54	648.58			—
S635	ES_Center_02	14,781.28	140.29	86.07			—
S700	ES_Center_02	14,781.28	364.17	201.66			—
S701	ES_Center_02	14,781.28	1,087.75	597.30			—
S702	ES_Center_02	14,781.28	110.11	46.75			—
S703	ES_Center_02	14,781.28	96.17	62.31			—
S704	ES_Center_02	14,781.28	120.83	80.86			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
S705	ES_Center_02	14,781.28	202.11	128.96			—
S706	ES_Center_02	14,781.28	495.61	382.57			—
S707	ES_Center_02	14,781.28	90.29	64.17			—
S708	ES_Center_02	14,781.28	327.94	263.81			—
S709	ES_Center_02	14,781.28	1,335.60	992.29			—
S710	ES_Center_02	14,781.28	109.60	75.63			—
S716	ES_Center_02	14,781.28	129.47	91.62			—
S717	ES_Center_02	14,781.28	560.61	396.44			—
S718	ES_Center_02	14,781.28	588.36	439.00			—
S719	ES_Center_02	14,781.28	3,116.64	1,922.60			—
S720	ES_Center_02	14,781.28	116.62	71.79			—
S721	ES_Center_02	14,781.28	204.17	142.59			—
S722	ES_Center_02	14,781.28	50.68	33.21			—
S723	ES_Center_02	14,781.28	145.54	92.82			—
S726	ES_Center_02	14,781.28	1,089.85	620.32			—
S727	ES_Center_02	14,781.28	922.45	617.23			—
S728	ES_Center_02	14,781.28	253.57	200.16			—
S729	ES_Center_02	14,781.28	1,108.83	651.05			—
S730	ES_Center_02	14,781.28	48.88	36.32			—
S731	ES_Center_02	14,781.28	452.26	285.45			—
S732	ES_Center_02	14,781.28	2,110.03	1,303.57			—
S733	ES_Center_02	14,781.28	240.29	169.88			—
S734	ES_Center_02	14,781.28	241.07	131.05			—
S735	ES_Center_02	14,781.28	55.97	35.46			—
S736	ES_Center_02	14,781.28	932.42	507.60			—
S737	ES_Center_02	14,781.28	1,068.74	619.30			—
S738	ES_Center_02	14,781.28	174.03	121.12			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
S739	ES_Center_02	14,781.28	256.24	185.03			—
S750	ES_Center_02	14,781.28	190.97	126.13			—
H007	MS_South_03	7,665.50	19,510.22	14,246.68			—
H008	MS_Center_02	7,400.99	1,699.04	1,073.93			—
H013	MS_South_03	7,665.50	12,124.65	7,721.64			—
H053	MS_Center_02	7,400.99	4,905.72	3,192.72			—
H101	MS_South_03	7,665.50	17,859.98	10,629.86			—
H105	MS_South_03	7,665.50	1,147.81	793.82			—
F431	SP_South_02	13,868.11	2,821.93	2,219.00			—
F432	SP_South_02	13,868.11	747.91	664.23			—
F434	SP_South_02	13,868.11	195.95	176.20			—
F435	SP_South_02	13,868.11	1,032.31	818.16			—
F438	SP_South_02	13,868.11	851.68	569.61			—
F461	SP_North_01	14,151.78	1,125.99	776.55			—
F464	SP_North_01	14,151.78	126.68	102.58			—
F465	SP_North_01	14,151.78	128.66	124.20			—
F466	SP_North_01	14,151.78	471.87	419.57			—
F467	SP_North_01	14,151.78	634.98	428.88			—
F531	SP_South_02	13,868.11	1,210.31	999.00			—
F533	SP_South_02	13,868.11	2,896.80	1,243.07			—
F536	SP_South_02	13,868.11	917.09	571.13			—
F537	SP_South_02	13,868.11	1,089.95	630.06			—
F538	SP_South_02	13,868.11	830.64	306.67			—
F539	SP_South_02	13,868.11	1,172.77	602.02			—
F540	SP_South_02	13,868.11	2,606.48	1,324.01			—
F543	SP_South_02	13,868.11	1,157.06	526.95			—
F545	SP_South_02	13,868.11	87.33	67.36			—

			Provided by Fibria		Due Diligence result
ID_Project	BTM Region	Price (R$/ plantable ha)	Total_Area (ha)	Plantable Area (ha)	Total_Area (ha)	Plantable Area (ha)	Purchase Price Adjustment
F547	SP_South_02	13,868.11	411.03	198.09			—
F549	SP_South_02	13,868.11	1,455.82	986.33			—
F638	SP_East_03	15,610.14	626.00	364.14			—
F639	SP_East_03	15,610.14	406.55	246.07			—
F640	SP_East_03	15,610.14	402.62	254.23			—
F678	SP_South_02	13,868.11	241.36	173.38			—
F679	SP_South_02	13,868.11	442.84	327.63			—
F680	SP_South_02	13,868.11	250.70	169.60			—
F681	SP_South_02	13,868,11	876.84	600.36			—
F743	SP_East_03	15,610.14	130.35	99.31			—
F931	SP_East_03	15,610.14	84.93	20.45			—
Total			205,721.99	129,062.87

APPENDIX 3.9 (A) – WEIGHTED AVERAGE LAND PRICE

State	FNP Region	Soil Type	% Index	R$/ha
BA	Região iFNP 79 - Sudeste Baiano	Terra Agrícola para Reflorestamento (Mucuri)	37.7%	6800.00
ES	Região iFNP 57 - Linhares	Terra Agrícola para Reflorestamento	7.6%	9000.00
ES	Região iFNP 56 - Colatina	Terra Agrícola de Reflorestamento (Montanha / Ecoporanga)	14.5%	9000.00
MS	Região iFNP 38 - Três Lagoas	Pastagem formada de alto suporte (Três Lagoas / Aparecida do Taboado)	27.8%	11000.00
SP	Região iFNP 18 - Vale do Paraiba	Pastagem nativa de morro	0.8%	5000.00
SP	Região iFNP 19 - Itapetininga	Terra agrícola com reflorestamento (Itapeva)	10.4%	10000.00
SP	Região iFNP 23 - Bauru	Pastagem formada de alto suporte	1.2%	16000.00
Land Land Index year 0 (L0),				8,883.35

Source: Informa economics FNP - RAT no 55 set-out / 2013

The Land Index described at clause 3.9 is the weighted average price of the price of each region included in the index according the representativeness (% Index) of each region. Land Index year 7 (L7), Land Index year 14(L14) and Land Index year 21 (L21) should be calculated considering the same composition of the Land Land Index year 0 (L0), presented above.

The initial prices to determine portfolio value at closing will be those published in the first report released in 2014, summarizing November/December 2013 pricing. For measurements in years 7, 14 and 21, the first report released in each those years shall also be used. In case of FNP extinction Parties will calculated the Land Index appreciation up to the extinction date and select another reference to price adjustment, to be applicable after the extinction date. In case of FNP classification change, Parties will calculated the appreciation up to the classification change and select the new reference regions to price adjustment, to be applicable after the change.

In case of FNP extinction Parties will calculated the Land Index appreciation up to the extinction date and select another reference to price adjustment, to be applicable after the extinction date. In case of FNP classification change, Parties will calculated the appreciation up to the classification change and select the new reference regions to price adjustment, to be applicable after the change.

This exhibit is in the original Portuguese language, and comprises a list of liens on the assets that will be canceled and released.

APPENDIX 6(A) - LIENS

RERF	DISTRICT	OWNER	TOTAL RGI ÁREA (ha)	LIENS COMMENTS
978	Caravelas	São Franc Emp de Min e Fl Ltda	203.00	Contrato de Comodato não baixado descrito na Av. 01

616	Jaguaré	Florestas Rio Doce S.A.	50.00	Penhoras (AV.l, Av.2, Av.3, Av.4, Av.5, R.3)

1506	Linhares	Florestas Rio Doce S.A.	107.37	Comodato com prazo vencido

2279	Conceição da Barra	Aracruz Celulose S.A.	5668.74

Ha 20 contratos de arrendamento descritos na ultima folha da matricula com total de área de cerca de 162 hectares. Ha diversas averbacoes de distrato cujos contratos nao constam nesta matricula. Alem disso ha muitos contratos que nao foram cancelados registrados sob os números: 1709, 1154, 1594, 1168, 1427, 1123, 1155, 1190, 1433, 1448, 1478, 1480, 1722, 1483, 1583, 1585, 1588, 1594, 1674, 1010, 966, 1436, 1445, 1482, 1586, 1591, 1592, 1595, 1623, 1125, 1589, 1428, 1443, 1477, 953, 1191, 1192, 1442, 1684, 1143, 1151, 1165, 1189, 1193, 1199, 1435, 1444, 1447, 1479, 1584, 1587, 1596, 1203, 1723, 1434, 1438, 1072, 1625, 1704, 1688, 1433, 1478, 1702, 1721, 1128, 1150, 1188, 1194, 1195, 1198, 1426, 1429, 1430, 1431, 1439, 1588, 1627, 696, 1742, 1153, 1446, 1485, 1626, 1715, 1190, 1705, 1708, 1688, 1644, 1691, 1627, matricula 268 registros 122, 123, 124, 157, 198; matricula 1336 registro 14.

2948	Conceição da Barra	Fibria Celulose S.A.	9.68	Comodato de parte do imóvel -Comodatário: Associação de Pequenos Proprietários de Coxi

3488	Conceição da Barra	Fibria Celulose S.A.	25.55	Comodato com prazo vencido sem baixa

3879	Caravelas	Fibria Celulose S.A.	245.13	Doação de 0,7004ha para a Prefeitura de Caravelas

RERF	DISTRICT	OWNER	TOTAL RGI ÁREA (ha)	LIENS COMMENTS
3978	Caravelas	Fibria Celulose S.A.	665.4343	Caução em Cautelar Tributária
8631	São Mateus	Florestas Rio Doce S.A.	52.00	Arrendamentos não cancelados firmados em 1975
8632	São Mateus	Florestas Rio Doce S.A.	75.00	Arrendamentos não cancelados firmados em 1975
8633	São Mateus	Florestas Rio Doce S.A.	27.70	Arrendamentos não cancelados firmados em 1975
8634	São Mateus	Florestas Rio Doce S.A.	4.84	Arrendamentos não cancelados firmados em 1975
12040	São Mateus	Fibria Celulose S.A.	5628.95

R.3 - Arrolamento Fiscal de Bens; R.6 - Penhora (valor de referência R$8.597.603,55) -Processo Cautelar de Caução n° 2010.50.01.004828-6 proposta por Fibria Celulose S/A em face de União Federal perante a 6[a] Vara Federal Cível da Seção Judiciária do ES; R.4 - Servidão perpétua para passagem de rede elétrica em favor de ESCELSA - Espírito Santo Centrais Elétricas S/A sobre área de 0,76ha.

16796	Linhares	Florestas Rio Doce S.A.	482.61	6 penhoras - R.5/ R.13/ R.17/ R.19/R.30/ R.40
23568	Linhares	Fibria Celulose S.A.	403.90	Penhora R.5
6538	Brasilândia	Fibria-MS Celulose Sul Ltda	2043.69	Hipoteca Caravelas - R6
6541	Brasilândia	Fibria-MS Celulose Sul Ltda	2029.23	Hipoteca Caravelas - R6
6547	Brasilândia	Fibria-MS Celulose Sul Ltda	1339.56	Hipoteca Cedular BB R6
6553	Brasilândia	Fibria-MS Celulose Sul Ltda	1966.77	Hipoteca Caravelas - R7
6554	Brasilândia	Fibria-MS Celulose Sul Ltda	1939.16	Hipoteca Caravelas - R5
6556	Brasilândia	Fibria-MS Celulose Sul Ltda	1876.00	Hipoteca Caravelas - R4

RERF	DISTRICT	OWNER	TOTAL RGI ÁREA (ha)	LIENS COMMENTS
6557	Brasilândia	Fibria-MS Celulose Sul Ltda	390.78	Hipoteca Caravelas - R4
6559	Brasilândia	Fibria-MS Celulose Sul Ltda	1989.34	Hipoteca Cedular BB R8
6561	Brasilândia	Fibria-MS Celulose Sul Ltda	1975.19	Hipoteca Caravelas - R8
6563	Brasilândia	Fibria-MS Celulose Sul Ltda	2103.78	Hipoteca Caravelas - R9
34215	Três Laqoas	Fibria-MS Celulose Sul Ltda	6986.00	Cédula de Crédito - não averbada na matrícula
34216	Três Lagoas	Fibria-MS Celulose Sul Ltda	12767.55	Cédula de Crédito - não averbada na matrícula
57035	Três Lagoas	Fibria-MS Celulose Sul Ltda	4941.18	Hipoteca - BPM - não averbada na matrícula

This exhibit is in the original Portuguese language, and comprises a list of undivided interest of the properties to be transferred since those assets are co-owned by Newcos and Sellers.

ANEXO 7(A) – LIST OF UNDIVIDED INTEREST OF THE PROPERTIES TO BE
TRANSFERRED

RGI	Comarca	State	Projetos	Proprietário na matricula	Fração Ideal (%)
787	Alcobaça	BA	T085-T086-T087-T088	Mucuri Agroflorestal S.A.	77,4
789	Alcobaça	BA	T080-T082	Mucuri Agroflorestal S.A.	8,6
796	Alcobaça	BA	T071-T073-T074-T075-T076-T081-T082-T083-T084-T199	Mucuri Agroflorestal S.A.	94,9
147	Alcobaça	BA	T073-T074-T075	Mucuri Agroflorestal S.A.	59,2
12040	Aracruz	ES	A113-A114-A126-A124-A125-A127-A128-A261-A262-A263-A264-A265-A266-A267-A268-A269-A270-A280-A283-A286-A292-A293	Fibria Celulose S.A.	66,1
13182	Aracruz	ES	AO89-A091-A092-A093-A096-A278-A279-A297	Fibria Celulose S.A.	7,3
3838	Caravelas	BA	T107-T189	Mucuri Agroflorestal S.A.	34,3
3834	Caravelas	BA	T198	Mucurí Agroflorestal S.A.	10,8
3858	Caravelas	BA	T637	Fibria Celulose S.A.	7,9
4156	Caravelas	BA	T665	Fibria Celulose S.A.	96,4
473	Conceição da Barra	ES	S145	Fibria Celulose S.A.	47,8
2279	Conceição da Barra	ES	S106-S107-S342	Aracruz Celulose S.A.	12,6
56398	Itapetininga	SP	F531	Boa Vista Agro florestal S.A.	99,7
4796	Linhares	ES	S600	Aracruz Celulose S.A.	67,6
16891	Linhares	ES	S706	Florestas Rio Doce S.A.	71,0

RGI	Comarca	State	Projetos	Proprietário na matrícula	Fração Ideal (%)
1072	Mucuri	BA	M427	Fibria Celulose S.A.	56,7
1910	Mucuri	BA	M419-M420-M421-M423	fibria Celulose S.A.	96,0
4017	Mucuri	BA	T105-T215	Fibria Celulose S.A.	98,5
7335	Nanuque	ES	S622	Fibria Celulose S.A.	39,0
1183	Nova Viçosa	BA	M700	Fibria Celulose S.A.	91,9
1428	Nova Viçosa	BA	M015-M017-M018-M019-M023-M025-MG27-M028-MQ48-M123-M125-M130-M131-M132-M133-M134-M158-M196-M218-M224	Mucurí Agroflorestal S.A.	89,1
1429	Nova Viçosa	BA	M033-M034-M035-MO37-M038-M040-MO41-M042-M043-M044-M134-M157-M161	Mucuri Agroflorestal S.A.	84,4
1974	Nova Viçosa	BA	M367	Fibria Celulose S.A. / Mucuri Agroflorestal S.A	74,4
4836	Prado	BA	T075-T076	Fibria Celulose S.A.	81,4
6293	Prado	BA	T637	Fibria Celulose S.A.	57,5
1044	Rio Bananal	ES	S607	Fibria Celulose S.A.	11,8
1304	Rio Bananal	ES	S607	Fibria Celulose S.A.	82,4
4786	São Gabriel da Palha	ES	S610	Fibria Celulose S.A.	79,5
5799	São Gabriel da Palha	ES	S609	Fibria Celulose S.A.	21,7
552	São Gabriel da Palha	ES	S614	Fibria Celulose S.A.	43,1
7906	São Mateus	es	S227	Fibria Celulose S.A.	9,4
7720	São Mateus	es	S327-S32S	Fibria Celulose S.A.	85,8
3873	São Mateus	ES	S722	Florestas Rio Doce S.A.	46,4
6438	São Mateus	ES	S719	Florestas Rio Doce S.A.	64,4
6437	São Mateus	ES	S719	Florestas Rio Doce S.A.	77,8

RGI	Comarca	State	Projetos	Proprietário na matrícula	Fração ideal (%)
6436	São Mateus	ES	S719	Florestas Rio Doce S.A.	76,5
6435	São Mateus	ES	S719	Florestas Rio Doce S.A.	89,8
6559	São Mateus	ES	S729	Florestas Rio Doce S.A.	81,9
6607	São Mateus	ES	S717	Florestas Rio Doce S.A.	80,7
568	São Mateus	ES	S717	Florestas Rio Doce S.A.	82,7
6544	São Mateus	ES	S717	Florestas Rio Doce S.A.	85,2
7241	Teixeira de Freitas	BA	T708-T709-T710	Alcoprado Emp e Part Ltda	49,6
2638	São Mateus	ES		Fibria Celulose S.A.	10,3

APPENDIX 7.2(A) — CROQUIS WITH THE DEFINITION OF THE

UNDIVIDED INTEREST OF THE PROPERTIES TO BE TRANSFERRED

SUBTITLES EXPLANATION

Interest of the title to be transferred to Parkia

Total area of the title

Parkia owned areas

Municipality limits

Considering the example bellow, 59.2% of the RERF 147 from Alcobaça Municipality, Bahia State, was acquired by Parkia and should be transferred as described in this Contract.

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T073-T074-T075

N
Projeto: T076
Projeto: T076
Projeto: T075
Projeto: T075
Projeto: T075
Projeto: T073
Projeto: T073
Projeto: T074
Projeto: T074
Projeto: T073
Projeto: T071
Projeto: T199
ALCOBACA
CARAVELAS

ALCOBACA
CARAVELAS

Fibria

Legenda

- Matrícula 147 - Alcobaça - 59,2%
- Matrícula 147 - Alcobaça - 100%
- Projetos Parkia
- Limites Municipais

0 250 500 1.000 1.500 Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T085-T086-T087-T088
N
Projeto: T082
Projeto: T082
Projeto: T082
Projeto: T083
ALCOBACA
Projeto: T085
Projeto: T086
Projeto: T088
Projeto: T085
Projeto: T087
Projeto: T087
Projeto: T227
CARAVELAS
Fibria
Legenda
Matrícula 787 - Alcobaça - 77,44%
Matrícula 787 - Alcobaça - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters
ALCOBACA
CARAVELAS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOT080-T082
N
Projeto: T080
ALCOBACA
Projeto: T081
Projeto: T082
Projeto: T084
Projeto: T083
Projeto: T082
Projeto: T083
Fibria
Legenda
Matrícula 789 - Alcobaça - 8,61%
Matrícula 789 - Alcobaça - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters
ALCOBACA
CARAVELAS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T071-T073-T074-T075-T076-T081-T082-T083-T084-T199

N
Projeto: T007
Projeto: T076
Projeto: T075
ALCOBACA
Projeto: T074
Projeto: T073
Projeto: T071
Projeto: T199
Projeto: T081
Projeto: T084
Projeto: T082
Projeto: T692
Projeto: T083
CARAVELAS
Projeto: T067
Projeto: T066
Projeto: T068
Projeto: T069
Projeto: T070
Projeto: T086
Projeto: T085
Projeto: T227
ALCOBACA
CARAVELAS
Fibria
Legenda
Matrícula 796 - Alcobaça - 94,86%
Matrícula 796 - Alcobaça - 100%
Projetos Parkia
Limites Municipais
0 375750 1.500 2.250
Meters

Pro
M
MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO M427
N
Projeto
M402
MUCURI
Projeto
M427
MUCURI
CONCEICAO DA BARRA
Fibria
Legenda
Matrícula 1072 - Mucuri - 56,71%
Matrícula 1072 - Mucuri - 100%
Projetos Parkia
Limites Municipais
0
250
500
1.000
1.500
Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS M015-M017-M018-M019-M023-M025-M027-M028-M048-M123-M125-M130-M131-M132-M133-M134-M158-M196-M218-M224

CARAVELAS
NOVA VICOSA
Projeto: T065
Projeto: T04
Projeto: M118
Projeto: M119
Projeto: M117
Projeto: M116
Projeto: M116
Projeto: M125
Projeto: M131
Projeto: M132
Projeto: M133
Projeto: M134
Projeto: M130
Projeto: M130
Projeto: M131
Projeto: M132
Projeto: M023
Projeto: M023
Projeto: M360
Projeto: M042
Projeto: M042
Projeto: M044
Projeto: M161
Projeto: M043
Projeto: M217
Projeto: M024
Projeto: M361
Projeto: M041
Projeto: M224
Projeto: M025
Projeto: M026
Projeto: M362
Projeto: M037
Projeto: M038
Projeto: M158
Projeto: M036
Projeto: M037
Projeto: M018
Projeto: M017
Projeto: M015
Projeto: M068
Projeto: M035
Projeto: M035
Projeto: M034
Projeto: M019
Projeto: M027
Projeto: M027
Projeto: M363
Projeto: M031
Projeto: M033
Projeto: M157
Projeto: M028
Projeto: M032
Projeto: M723
Projeto: M364
Projeto: M099
Projeto: M029
Projeto: M196
Projeto: M048
Projeto: M376
Projeto: M365
Projeto: M225
Projeto: M014
Projeto: M209
Projeto: M697
Projeto: M365
Projeto: M046
Projeto: M047
Projeto: M221
IBIRAPUAN
CARAVELAS
COSA
MUCURI
MUCURI
Fibria
Legenda
Matrícula 1428 - Nova Viçosa - 89,14%
Matrícula 1428 - Nova Viçosa - 100%
Projetos Parkia
Limites Municipais
0 1 2 4 6 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS M033-M034-M035-M037-M038-M040-M041-M042-M043-M044-M134-M157-M161

CARAVELAS
NOVA VIÇOSA
Projeto: T665
Projeto: M118
Projeto: M119
Projeto: M117
Projeto: M116
Projeto: M125
Projeto: M131
Projeto: M130
Projeto: M132
Projeto: M133
Projeto: M134
Projeto: M044
Projeto: M042
Projeto: M161
Projeto: M023
Projeto: M360
Projeto: M043
Projeto: M041
Projeto: M217
Projeto: M361
Projeto: M024
Projeto: M025
Projeto: M224
Projeto: M026
Projeto: M362
Projeto: M037
Projeto: M038
Projeto: M158
Projeto: M668
Projeto: M018
Projeto: M036
Projeto: M017
Projeto: M019
Projeto: M027
Projeto: M363
Projeto: M035
Projeto: M034
Projeto: M015
Projeto: M031
Projeto: M033
Projeto: M157
Projeto: M028
Projeto: M032
Projeto: M123
Projeto: M196
Projeto: M048
Projeto: M364
Projeto: M099
Projeto: M029
Projeto: M365
Projeto: M376
Projeto: M014
Projeto: M209
Projeto: M697
Projeto: M225
Projeto: M046
Projeto: M047
Projeto: M221
Fibria
Legenda
Matrícula 1429 - Nova Viçosa - 84,40%
Matrícula 1429 - Nova Viçosa - 100%
Projetos Parkia
Limites Municipais
0 1 2 4 6 km
CARAVELAS
NOVA VIÇOSA
MUCURI

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO M700

N
NOVA VICOSA
Projeto
M700

IBIRAPUAN
CARAVELAS
NOVA VIÇOSA

Fibria

Legenda

- Matrícula 1183 - Nova Viçosa - 91,92 %
- Matrícula 1183 - Nova Viçosa - 91,92 %
- Projetos Parkia
- Limites Municipais

0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS M419-M420-M421-M423
Projeto: M414
Projeto: M414
Projeto: M413
Projeto: M410
Projeto: M406
Projeto: M421
Projeto: M423
Projeto: M420
Projeto: M421
Projeto: M419
MUCURI
Fibria
Legenda
Matrícula1910 -Mucuri- 96,04%
Matrícula 1910 - Mucuri - 100%
Projetos Parkia
Limites Municipais
0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO M367
N
PROJETO M221
PROJETO M220
NOVA VICOSA
PROJETO M367
PROJETO M004
PROJETO M614
MUCURI
MUCURI
NOVA VICOSA
MUCURI
Fibria
Legenda
Matricula 1974 -Nova Viçosa- 74,42%
Matricula 1974 -Nova Viçosa- 100%
Projetos Parkia
Limites Municipais
0 250 500 1.000 1.500
Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T198
N
Projeto: T620
Projeto: T722
Projeto: T104
Projeto: T053
Projeto: T053
CARAVELAS
Projeto: T734
Projeto: T734
Projeto: T198
Fibria
Legenda
Matrícula 3834 -Caravelas - 10,84%
Matrícula 3834 -Caravelas - 100%
Projetos Parkia
Limites Municipais
0 0,5 1 2 3 km
CARAVELAS
IBIRAPUAN
NOVA VICOSA

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS T107-T189
N
Projeto: T189
CARAVELAS
Projeto: T107
Projeto: T103
TEIXEIRA DE FREITAS
ALCOBACA
CAR
Fibria
Legenda
Matrícula 3838 -Caravelas- 34,32%
Matrícula 3838 -Caravelas-100%
Projetos Parkia
Limites Municipais
0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS T637
N
Projeto: T637
Projeto: T637
Projeto: T637
Projeto: T637
ALCOBACA
Projeto: T682
TEIXEIRA DE FREITAS
CARAVELAS
Projeto: T740
Fibria
Legenda
Matrícula 3858 -Caravelas-7,86%
Matrícula 3858 -Caravelas- 100%
Projetos Parkia
Limites Municipais
0 0,5 1 2 3 km
TEIXEIRA DE FREITAS
ALCOBACA
CARAVELAS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS T105-T215

N
Projeto: T053
Projeto: T615
CARAVELAS
Projeto: T215
Projeto: T105

CARAVELAS
NOVA VICOSA

Fibria

Legenda

- Matrícula 4017 -Mucuri- 98,52%
- Matrícula 4017 -Mucuri- 100%
- Projetos Parkia
- Limites Municipais

0 0.5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T665
N
Projeto: T733
Projeto: T733
Projeto: T733
CARAVELAS
Projeto: T665
Projeto: M117
NOVA VICOSA
Projeto: M125
Projeto: M131
Projeto: M132
Fibria
Legenda
Matrícula 4156- Caravelas - 96,38%
Matrícula 4156- Caravelas - 100%
Projetos Parkia
Limites Municipais
0
0,5
1
2
3
km
CARAVELAS
NOVA VICOSA

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS T075-T076

N
Projeto: T076
Projeto: T075
Projeto: T007
Projeto: T076
Projeto: T075
ALCOBACA
Projeto: T074
Projeto: T075
Projeto: T075
CARAVELAS
Projeto: T073
Projeto: T073
Projeto: T074
Projeto: T073
Projeto: T071

ALCOBACA
CARAVELAS

Fibria

Legenda

- Matrícula 4836- Prado - 81,43%
- Matrícula 4836- Prado - 100%
- Projetos Parkia
- Limites Municipais

0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO T637
N
TEIXEIRA DE FREITAS
Projeto: T637
Projeto:
Projeto: T637
Projeto: T637
ALCOBACA
Projeto: T682
CARAVELAS
Fibria
Legenda
Matrícula 6293- Prado - 57,49%
Matrícula 6293- Prado - 100%
Projetos Parkia
Limites Municipais
0
0,5
1
2
3
km
ALCOBACA
CARAVELAS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETOS T708-T709-T710
N
PRADO
VEREDA
Projeto: T710
Projeto: T709
TEIXEIRA DE FREITAS
Projeto: T748
Projeto: T708
ALCOBACA
Projeto: T663

ITAMARAJU
VEREDA
DE FREITAS

Fibria

Legenda

- Matrícula 7241-Teixeira de Freitas - 49,59%
- Matrícula 7241-Teixeira de Freitas - 100%
- Projetos Parkia
- Limites Municipais

0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S145

N
PROJETO S005
PROJETO S001
PROJETO S230
PROJETO S161
PROJETO S145
PROJETO S162
CONCEICAO DA BARRA
PROJETO S332
SAO MATEUS
PROJETO S064

Fibria

Legenda

- Matrícula 473 -Conceição da Barra - 47,81%
- Matrícula 473 -Conceição da Barra - 100%
- Projetos Parkia
- Limites Municipais

0 250 500 1.000 1.500 Meters

SAO MATEUS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S717
N
PROJETO S720
PROJETO S719
PROJETO S717
PROJETO S718
PROJETO S719
PROJETO S719
SAO MATEUS
JAGUARE
PROJETO S717
PROJETO S717
PROJETO S718
PROJETO S717
Fibria
OL
Matrícula 568 - São Mateus - 82,67%
Matrícula 568 - São Mateus - 100%
Projetos Parkia
Limites Municipais
0 250 500 1.000 1.500 Meters
SAO MATEUS
JAGUARE

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S106 - S107 - S342

PROJETO S002
PROJETO S112
PROJETO S114
PROJETO S113
PROJETO S116
PROJETO S360
PROJETO S004
PROJETO S111
PROJETO S342
PROJETO S110
PROJETO AA41
PROJETO S109
PROJETO S321
PROJETO S108
PROJETO S107
PROJETO S106
PROJETO S122
PROJETO S121
CONCEICAO DA BARRA
PROJETO S003
PROJETO S213
PROJETO S054
PROJETO S103
PROJETO S118
PROJETO S105
PROJETO S123
PROJETO S102
PROJETO S104
PROJETO S119
PROJETO S120
PROJETO S165

CON DA BARRA
SAO MATEUS

Fibria

Legenda

- Matrícula 2279 - Conceição da Barra - 12,56%
- Matrícula 2279 - Conceição da Barral - 100%
- Projetos Parkia
- Limites Municipais

0 250500 1.000 1.500 Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S622
N
NANUQUE
MUCURI
PROJETO S622
MUCURICI
MONTANHA
PROJETO S623
PROJETO S623
PROJETO S625
SERRA DOS AIMORES
NANUQUE
MUCURICI
MONTANHA
Fibria
Legenda
Matrícula 7335 - Nanuque - 39,00%
Matrícula 7335 - Nanuque - 100%
Projetos Parkia
Limites Municipais
0 375750 1.500 2.250
Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S327 - S328
N
PROJETO S317
PROJETO S327
PROJETO S328
PROJETO S329
SAO MATEUS
PROJETO S084
PROJETO S085
PROJETO S085
PROJETO S080
PROJETO S227
PROJETO S080
PROJETO S082
PROJETO S083
PROJETO S083
PROJETO S084
PROJETO S081
BOA ESPERANCA
Fibria
Legenda
Matrícula 7720 - São Mateus - 85,80%
Matrícula 7720 - São Mateus - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S227
PROJETO S026
SAO MATEUS
PROJETO S227
PROJETO S080
PROJETO S079
PROJETO S078
PROJETO S078
Fibria
Legenda
Matrícula 7906 - São Mateus - 9,38%
Matrícula 7906 - São Mateus - 100%
Projetos Parkia
Limites Municipais
0
125
250
500
750
Meters
PINHEIROS
BOA ESPERANCA
SAO MATEUS

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO A113-A126-A128-A292
N
LINHARES
ARACRUZ
A093
PROJETO A133
PROJETO A280
PROJETO A127
PROJETO A283
PROJETO A125
PROJETO A263
PROJETO A114
PROJETO A124
PROJETO A262
PROJETO A263
PROJETO A269
PROJETO A270
PROJETO A268
Fibria
Legenda
Matrícula 12040 - Aracruz - 66,09%
Matrícula 12040 - Aracruz - 100%
Projetos Parkia
Limites Municipais
0 0,5 1 2 3 km
LINHARES
JOAO NEIVA

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO A089-A091-A092-A093-A094-A095-A096-A278-A279-A297

PROJETO A280
PROJETO A126
PROJETO A293
PROJETO A265
PROJETO A266
PROJETO A262
PROJETO A124
PROJETO A125
PROJETO A268
PROJETO A263
PROJETO A264
PROJETO A261
PROJETO A114
PROJETO A113
PROJETO A292
A128
PROJETO A270
PROJETO A140
LINHARES
ARACRUZ
PROJETO A093
PROJETO A133
PROJETO A094
PROJETO A091
PROJETO A089
PROJETO A095
PROJETO A096
PROJETO A092
PROJETO A278
PROJETO A279
PROJETO A297

Fibria

Legenda

- Matrícula 13182 - Aracruz - 7,26%
- Matrícula 13182 - Aracruz - 100%
- Projetos Parkia
- Limites Municipais

0 1.000 2.000 4.000 6.000 Meters

LINHARES

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE ARA - PROJETO S706

N
PROJETO
S707
PROJETO
S706
SOORETAMA
PROJETO
S705
LINHARES

LINHARES
SOORE
LINHARES
LINHARES

Fibria

Legenda

- Matrícula 16891 - Linhares - 71,05%
- Matrícula 16891 - Linhares -100%
- Projetos Parkia
- Limites Municipais

0 0,5 1 2 3 km

MAPA DE LOCALIZAÇÃO - OBJETOS DE LOCAÇÃO

Fibria
ANGATUBA
CAMPINA DO MONTE ALEGRE
ITAPETININGA
BURI
PROJETO F545
OL 00008070
OL 00008069
OL 00008062
OL 00008060
PROJETO F537
PROJETO F536
OL 00001914
PROJETO F538
OL 00001913
PROJETO F531
Viveiro
PROJETO F533
OL 00008061
OL 00001916
PROJETO F549
Legenda
Limites Municipais
Objetos de Locação
Projetos Parkia
0 375750 1.500 2.250
Meters

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE CBO - PROJETO F531
N
ITAPETININGA
PROJETO F536
PROJETO F537
CAMPINA DO MONTE ALEGRE
PROJETO F531
PROJETO F533
BURI
Fibria
Legenda
Matrícula 56398 - Itapetininga - 99,69%
Matrícula 56398 - Itapetininga - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters
ANGATUBA
CAMPINA DO MONTE ALEGRE
ITAPETININGA
BURI

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE CBO - PROJETO F533

N
CAMPINA DO MONTE ALEGRE
Viveiro
ITAPETININGA

Fibria

Legenda

- Limites Municipais
- Parkia - 99,69%
- Matrícula 56398 - Itapetininga - 100%

0 500 1.000 2.000 3.000 Meters

TATUI
GUAREI
ANGATUBA
PARANAPANEMA
CAMPINA DO MONTE ALEGRE
ITAPETININGA
BURI
ITAPEVA
SAO MIGUEL ARCANJO
TAQUARIVAI
CAPAO BONITO
ITAPEVA

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE CBO - PROJETO F538
CAMPINA DO MONTE ALEGRE
PROJETO F536
PROJETO F537
PROJETO F543
ITAPETININGA
PROJETO F538
PROJETO F538
PROJETO F538
PROJETO F533
PROJETO F549
PROJETO F549
Fibria
Legenda
Matrícula 56398 - Itapetininga - 99,69%
Matrícula 56398 - Itapetininga - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters
ANGATUBA
CAMPINA DO MONTE ALEGRE
BURI
ITAPETININGA

MAPA DE LOCALIZAÇÃO - FRAÇÃO IDEAL - PARKIA
UNIDADE CBO - PROJETO F549
PROJETO F538
PROJETO F533
PROJETO F540
PROJETO F549
ITAPETININGA
Fibria
Legenda
Matrícula 56398 - Itapetininga - 99,69%
Matrícula 56398 - Itapetininga - 100%
Projetos Parkia
Limites Municipais
0 375 750 1.500 2.250 Meters
ANGATUBA
CAMPINA DO MONTE ALEGRE
BURI

APPENDIX 12.4.1(A) – WITHDRAWAL SCHEDULE

State	Gross ha		1st Period	2nd Period	Total Withdraw

Bahia	77,548	38%	7,755	15,510	23,264
Espirito Santo	45,492	22%	—	13,647	13,647
Mato Grosso do Sul	57,247	28%	5,725	11,449	17,174
Sao Paulo	25,435	12%	7,786	—	7,786
	205,722	100%	21,266	40,606	61,872
			10%	20%	30%

	Proposed Withdrawal Schedule (ha/yr):

	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034

State	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Bahia	—	1,551	1,551	1,551	1,551	1,551	—	3,102	3,102	3,102	3,102	3,102	—
Espirito Santo	—	—	—	—	—	—	—	2,729	2,729	2,729	2,729	2,729	—
Mato Grosso do Sul	—	1,145	1,145	1,145	1,145	1,145	—	2,290	2,290	2,290	2,290	2,290	—
São Paulo	—	1,557	1,557	1,557	1,557	1,557	—	—	—	—	—	—	—
	—	4,253	4,253	4,253	4,253	4,253	—	8,121	8,121	8,121	8,121	8,121	—

The withdrawal right is cumulative. In case of the BUYER does not exercise its rights in a certain period it will be allow to exercise in the following periods.

Example:

If BUYER decide not to sell any areas in Bahia until 2020, in 2021the BUYER will be allowed to sell 8% - 6% cumulated from 2014 to 2020, plus the 2% of the year 2021.

State	Gross ha		1st Period	2nd Period	Total Withdraw

Bahia	77,548	38%	10%	20%	30%
Espirito Santo	45,492	22%	0%	30%	30%
Mato Grosso do Sul	57,247	28%	10%	20%	30%
Sao Paulo	25,435	12%	31%	0%	31%
	205,722	100%	10%	20%	30%

	Proposed Withdrawal Schedule (%/yr):

	2014-2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029-2034

State
Bahia	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
Espirito Santo	0%	0%	0%	0%	0%	0%	0%	6%	6%	6%	6%	6%	0%
Mato Grosso do Sul	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%
São Paulo	0%	6%	6%	6%	6%	6%	0%	0%	0%	0%	0%	0%	0%
	0%	2%	2%	2%	2%	2%	0%	4%	4%	4%	4%	4%	0%

This exhibit is in the original Portuguese language, and comprises a list of real properties owned by Sellers that have the Standing Timber to be used as Guarantee.

APPENDIX 13.2.2.1(A) - LIST OF THE OWNED PROPERTIES WHERE THE PLEDGED ASSETS ARE LOCATED

Denom.objeto locação	Projeto	Local	Estado	Situação	Documento	Nr. RGI	Comarca da RGI	Efetivo Plantio (ha)
Fazenda da Ana Rosa	H011	Três Lagoas	MS	PROP	Matrícula	22210	Três Lagoas	1,023.51
Horto Rio Verde B	H07B	Brasilândia	MS	PROP	Matrícula	4239	Brasilândia
Fazenda Gameleira	H07B	Brasilândia	MS	PROP	Matrícula	4238	Brasilândia
Horto Rio Verde B Gleba Primavera	H07B	Brasilândia	MS	PROP	Matrícula	4224	Brasilândia	12,833.73
Horto Rio Verde B Gleba Barreiro	H07B	Brasilândia	MS	PROP	Matrícula	4174	Brasilândia
Fazenda São Marcos	H102	Áqua Clara	MS	PROP	Matrícula	481	Água Clara	2,805.36

This exhibit is in the original Portuguese language, and comprises a list of the pledged assets.

APPENDIX 13.2 (A) - PLEDGED ASSETS

Denom.objeto locação	Projeto	Local	Estado	Situação	Documento	Nr. RGI	Comarca da RGI	Efetivo Plantio (ha)
Fazenda Formoso	H098	Ribas do Rio Pardo	MS	ARRE	Matrícula	7437	Ribas do Rio Pardo	2,028.60
Fazenda Ema	H099	Água Clara	MS	ARRE	Matrícula	4137	Ribas do Rio Pardo	1,759.37
Fazenda São João	H115	Água Clara	MS	ARRE	Matrícula	6732	Ribas do Rio Pardo	267.66
Fazenda Colorado	H116	Água Clara	MS	ARRE	Matrícula	1439	Água Clara	1,282.58
Fazenda Ariranha	H125	Água Clara	MS	ARRE	Matrícula	6301	Três Lagoas	1,051.99
Fazenda Abasto	H126	Três Lagoas	MS	ARRE	Matrícula	1326	Água Clara	3,325.79
Fazenda das Garças	H133	Água Clara	MS	ARRE	Matrícula	761	Ribas do Rio Pardo	532.43
Fazenda Santa Clara	H136	Ribas do Rio Pardo	MS	ARRE	Matrícula	15261	Ribas do Rio Pardo	955.34
Gleba Canavieira	H141	Brasilândia	MS	ARRE	Matrícula	1456	Brasilândia	1,518.01
Fazenda Lu Porã	H142	Água Clara	MS	ARRE	Matrícula	7865	Ribas do Rio Pardo	889.79
Fazenda Água Limpa, Serrinha e Taquarussu	H148	Água Clara	MS	ARRE	Matrícula	1206	Água Clara	2,277.55
Fazenda Formosa	H156	Ribas do Rio Pardo	MS	ARRE	Matrícula	15255	Ribas do Rio Pardo	15,049.81
Fazenda Capela IV	H178	Brasilândia	MS	ARRE	Matrícula	8972	Brasilândia	484.16
Fazenda Gameleira	H209	Brasilândia	MS	ARRE	Matrícula	6506	Brasilândia	862.12
Fazenda Atlântida	H093	Brasilândia	MS	ARRE	Matrícula	6669	Brasilândia	1,719.79
Fazenda da Ana Rosa	H011	Três Lagoas	MS	PROP	Matrícula	22210	Três Lagoas	1,023.51

Denom.objeto locação	Projeto	Local	Estado	Situação	Documento	Nr. RGI	Comarca da RGI	Efetivo Plantio (ha)
Horto Rio Verde B	H07B	Brasilândia	MS	PROP	Matrícula	4239	Brasilândia
Fazenda Gameleira	H07B	Brasilândia	MS	PROP	Matrícula	4238	Brasilândia
Horto Rio Verde B Gleba Primavera	H07B	Brasilândia	MS	PROP	Matrícula	4224	Brasilândia	12,833.73
Horto Rio Verde B Gleba Barreiro	H07B	Brasilândia	MS	PROP	Matrícula	4174	Brasilândia
Fazenda São Marcos	H102	Água Clara	MS	PROP	Matrícula	481	Água Clara	2,805.36